STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
DEPOSITOR

CITIBANK, N.A.,
TRUSTEE

WELLS FARGO BANK, N.A.,
SECURITIES ADMINISTRATOR

and

EMC MORTGAGE CORPORATION,
SELLER AND MASTER SERVICER

POOLING AND SERVICING AGREEMENT

Dated as of May 1, 2007

Structured Asset Mortgage Investments II Inc.
Bear Stearns ARM Trust, Mortgage Pass-Through Certificates

Series 2007-4

ARTICLE I Definitions

ARTICLE II Conveyance of Mortgage Loans; Original Issuance of Certificates
Section 2.01	Conveyance of Mortgage Loans to Trustee.
Section 2.02	Acceptance of Mortgage Loans by Trustee.
Section 2.03	Assignment of Interest in the Mortgage Loan Purchase Agreement.
Section 2.04	Substitution of Mortgage Loans.
Section 2.05	Issuance of Certificates.
Section 2.06	Representations and Warranties Concerning the Depositor.
Section 2.07	Purposes and Powers of the Trust.
Section 2.08	Delivery of Opinion of Counsel in Connection with Substitutions and Purchases.
Section 2.09	Conveyance of the Group II Subsequent Mortgage Loans.

ARTICLE III Administration and Master Servicing of Mortgage Loans; Securities and Exchange Commission Reporting
Section 3.01	Master Servicer.
Section 3.02	REMIC-Related Covenants.
Section 3.03	Monitoring of Servicers.
Section 3.04	Fidelity Bond.
Section 3.05	Power to Act; Procedures.
Section 3.06	Due-on-Sale Clauses; Assumption Agreements.
Section 3.07	Release of Mortgage Files.
Section 3.08	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 3.09	Standard Hazard Insurance and Flood Insurance Policies.
Section 3.10	Presentment of Claims and Collection of Proceeds.
Section 3.11	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 3.13	Realization Upon Defaulted Mortgage Loans.
Section 3.14	Compensation for the Master Servicer.
Section 3.15	REO Property.
Section 3.16	Annual Statement as to Compliance.
Section 3.17	Assessments of Compliance and Attestation Reports.
Section 3.18	Reports Filed with Securities and Exchange Commission.
Section 3.19	UCC.
Section 3.20	Optional Purchase of Defaulted Mortgage Loans.
Section 3.21	Intention of the Parties and Interpretation.

ARTICLE IV Accounts
Section 4.01	Protected Accounts.
Section 4.02	Master Servicer Collection Account.
Section 4.03	Permitted Withdrawals From the Master Servicer Collection Account.
Section 4.04	Distribution Account.
Section 4.05	Permitted Withdrawals and Transfers from the Distribution Account.
Section 4.06	Group II Pre-Funding Account.
Section 4.07	Group II Interest Coverage Account.

ARTICLE V Certificates
Section 5.01	Certificates.
Section 5.02	Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04	Persons Deemed Owners.
Section 5.05	Transfer Restrictions on Residual Certificates.
Section 5.06	Restrictions on Transferability of Certificates.
Section 5.07	ERISA Restrictions.
Section 5.08	Rule 144A Information.
Section 5.09	Appointment of Paying Agent and Certificate Registrar.

ARTICLE VI Payments to Certificateholders
Section 6.01	Distributions on the Certificates.
Section 6.02	Allocation of Losses.
Section 6.03	Payments.
Section 6.04	Statements to Certificateholders.
Section 6.05	Monthly Advances.
Section 6.06	Compensating Interest Payments.

ARTICLE VII The Master Servicer
Section 7.01	Liabilities of the Master Servicer.
Section 7.02	Merger or Consolidation of the Master Servicer.
Section 7.03	Indemnification of the Trustee, the Master Servicer and the Securities Administrator.
Section 7.04	Limitations on Liability of the Master Servicer and Others.
Section 7.05	Master Servicer Not to Resign.
Section 7.06	Successor Master Servicer.
Section 7.07	Sale and Assignment of Master Servicing.

ARTICLE VIII Default
Section 8.01	Events of Default.
Section 8.02	Trustee to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders.
Section 8.04	Waiver of Defaults.
Section 8.05	List of Certificateholders.

ARTICLE IX Concerning the Trustee and the Securities Administrator
Section 9.01	Duties of Trustee and Securities Administrator.
Section 9.02	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 9.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Trustee’s and Securities Administrator’s Fees and Expenses.
Section 9.06	Eligibility Requirements for Trustee, Paying Agent and Securities Administrator.
Section 9.07	Insurance.
Section 9.08	Resignation and Removal of the Trustee and Securities Administrator.
Section 9.09	Successor Trustee, Successor Paying Agent and Successor Securities Administrator.
Section 9.10	Merger or Consolidation of Trustee, Paying Agent or Securities Administrator.
Section 9.11	Appointment of Co-Trustee or Separate Trustee.
Section 9.12	Federal Information Returns and Reports to Certificateholders; REMIC Administration.

ARTICLE X Termination
Section 10.01	Termination Upon Repurchase by the Depositor or its Designee or Liquidation of the Mortgage Loans.
Section 10.02	Additional Termination Requirements.

ARTICLE XI [RESERVED]

ARTICLE XII MISCELLANEOUS PROVISIONS
Section 12.01	Intent of Parties.
Section 12.02	Amendment.
Section 12.03	Recordation of Agreement.
Section 12.04	Limitation on Rights of Certificateholders.
Section 12.05	Acts of Certificateholders.
Section 12.06	Governing Law.
Section 12.07	Notices.
Section 12.08	Severability of Provisions.
Section 12.09	Successors and Assigns.
Section 12.10	Article and Section Headings.
Section 12.11	Counterparts.
Section 12.12	Notice to Rating Agencies.

EXHIBITS

Exhibit A-1	-	Form of Class A Certificates and Class X Certificates
Exhibit A-2	-	Form of Class B Certificates
Exhibit A-3	-	Form of Class R Certificates
Exhibit B	-	Mortgage Loan Schedule
Exhibit C	-	[Reserved]
Exhibit D-1	-	Request for Release of Documents – Wells Fargo
Exhibit D-2	-	Request for Release of Documents – Treasury Bank
Exhibit E	-	Form of Transferee Affidavit and Agreement pursuant to Section 860E(e)(4)
Exhibit F-1	-	Form of Investment Letter
Exhibit F-2	-	Form of Rule 144A and Related Matters Certificate
Exhibit G-1	-	Form of Wells Fargo Custodial Agreement
Exhibit G-2	-	Form of Treasury Bank Custodial Agreement
Exhibit H-1	-	Countrywide Servicing Agreements
Exhibit H-2	-	EMC Servicing Agreement
Exhibit H-3	-	Wells Fargo Servicing Agreement
Exhibit I-1	-	Form of Countrywide Assignment Agreement
Exhibit I-2	-	Form of EMC Assignment Agreement
Exhibit I-3	-	Form of Wells Fargo Assignment Agreement
Exhibit J	-	Mortgage Loan Purchase Agreement
Exhibit K	-	[Reserved]
Exhibit L	-	Form of Back-Up Certification
Exhibit M	-	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit N	-	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit O	-	Additional Disclosure Notification
Exhibit P	-	Form of Subsequent Mortgage Loan Purchase Agreement
Exhibit Q	-	Form of Subsequent Transfer Instrument

POOLING AND SERVICING AGREEMENT

Pooling and Servicing Agreement, dated as of May 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor, EMC Mortgage Corporation, as seller (in such capacity, the “Seller”) and master servicer (in such capacity, the “Master Servicer”), Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), and Citibank, N.A., as trustee (the “Trustee”).

PRELIMINARY STATEMENT

On or prior to the Closing Date, the Depositor acquired the Initial Mortgage Loans from the Seller and Master Funding LLC. On the Closing Date, the Depositor will sell the Initial Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.  On or prior to the Subsequent Transfer Date, the Depositor will acquire the Group II Subsequent Mortgage Loans, which will be sold to the Trust Fund on the Subsequent Transfer Date.

The Securities Administrator on behalf of the Trustee shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated the “regular interests” in such REMIC, and the Class R-I Certificates will be designated the sole class of “residual interests” in such REMIC.

The Securities Administrator on behalf of the Trustee shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated the “regular interests” in such REMIC, and the Class R-II Certificates will be designated the sole class of “residual interests” in such REMIC.

The Securities Administrator on behalf of the Trustee shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC III Regular Interests will be designated the “regular interests” in such REMIC, and the Class R-III Certificates will be designated the sole class of “residual interests” in such REMIC.

The Securities Administrator on behalf of the Trustee shall make an election for the assets constituting REMIC IV to be treated for federal income tax purposes as a REMIC. On the Startup Day, the Regular Certificates will be designated the “regular interests” in such REMIC, and the Class R-IV Certificates will be designated the sole class of “residual interests” in such REMIC.

The Mortgage Loans (excluding the Group II Subsequent Mortgage Loans) will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $962,245,417.48. The initial principal amount of the Certificates will not exceed such Outstanding Principal Balance plus the Group II Pre-Funded Amount.  The Group I Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $389,838,258.16.  The Group II Mortgage Loans (excluding the Group II Subsequent Mortgage Loans and the Group II Pre-Funded Amount) will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $572,407,159.32.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller and the Trustee agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee in its capacity as successor master servicer or the Master Servicer (except in its capacity as successor to a Servicer).

Account: The Distribution Account, the Group II Pre-Funding Account, the Group II Interest Coverage Account, the Master Servicer Collection Account, and the Protected Account, as the context may require.

Accrued Certificate Interest: For any Certificate, other than the Class R Certificates, for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount, or in the case of the Interest Only Certificates, the Notional Amount, of such Certificate immediately prior to such Distribution Date, on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans allocated thereto in accordance with Section 6.02(h) and (ii) in the case of a Subordinate Certificate, such Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and the interest portion of any Realized Losses on the related Mortgage Loans allocated thereto in accordance with Section 6.02(h).

Additional Disclosure: As defined in Section 3.18.

Additional Form 10-D Disclosure: As defined in Section 3.18.

Additional Form 10-K Disclosure: As defined in Section 3.18.

Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. “Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Allocable Share: With respect to each Class of Group I Subordinate Certificates:

(a)           as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iv) of the definition of Group I Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Group I Subordinate Certificates; and

(b)           as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iii) and (v) of the definition of Group I Subordinate Optimal Principal Amount, and as to each Class of Group I Subordinate Certificates (other than the Class of Group I Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Group I Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Group I Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Classes of Group I Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Group I Subordinate Certificates having the lowest numerical Class designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

With respect to each Class of Group II Subordinate Certificates:

(a)           as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iv) of the definition of Group II Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Group II Subordinate Certificates; and

(b)           as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iii) and (v) of the definition of Group II Subordinate Optimal Principal Amount, and as to each Class of Group II Subordinate Certificates (other than the Class of Group II Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Group II Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Classes of Group II Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Group II Subordinate Certificates having the lowest numerical Class designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

Annual Statement of Compliance: As defined in Section 3.16.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of each of S&P and Fitch and Aaa in the case of Moody’s. For any short-term deposit or security, a rating of A-l+ in the case of  S&P, F-1+ in the case of Fitch and P-1 in the case of Moody’s.

Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

Assignment Agreements: Shall mean any of the Countrywide Assignment Agreement, EMC Assignment Agreement or Wells Fargo Assignment Agreement.

Assessment of Compliance: As defined in Section 3.17.

Assumed Final Distribution Date: With respect to the Group I Certificates, May 25, 2037, or if such day is not a Business Day, the next succeeding Business Day. With respect to the Group II Certificates, June 25, 2047, or if such day is not a Business Day, the next succeeding Business Day.

Attesting Party: As defined in Section 3.17.

Attestation Report: As defined in Section 3.17.

Available Funds: With respect to any Distribution Date, the sum of the Group I-1, Group I-2, Group II-1 and Group II-2 Available Funds for such Distribution Date.

Average Loss Severity Percentage: With respect to any Distribution Date and each Loan Group, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Mortgage Loan in such Loan Group which had a Realized Loss and the denominator of which is the number of Mortgage Loans in the related Loan Group which had Realized Losses.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§101-1330.

Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the applicable Servicer to the Master Servicer.

Book-Entry Certificates: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, any Servicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

Capitalization Reimbursement Amount:  With respect to any Distribution Date, the aggregate of the amounts added to the Scheduled Principal Balances of the Mortgage Loans during the preceding calendar month representing reimbursements to the related Servicer on or prior to such Distribution Date in connection with the modification of such Mortgage Loans.

Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Certificate Registrar in substantially the forms annexed hereto as Exhibits A-1, A-2 and A-3 with the blanks therein appropriately completed.

Certificate Group: The Group I-1 Senior Certificates, Group I-2 Senior Certificates, Group II-1 Senior Certificates or Group II-2 Senior Certificates, as applicable.

Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificate Registrar: The Securities Administrator or any successor certificate registrar appointed hereunder.

Certificateholder: A Holder of a Certificate.

Class: With respect to the Certificates, I-1A-1, I-1A-2, I-1X-1, I-2A-1, I-2A-2, I-2X-1, II-1A-1, II-1A-2, II-1X-1, II-2A-1, II-2A-2, II-2X-1, R-I, R-II, R-III, R-IV, I-B-1, I-B-2, I-B-3, I-B-4, I-B-5, I-B-6, II-B-1, II-B-2, II-B-3, II-B-4, II-B-5 and II-B-6.

Class Prepayment Distribution Trigger: For a Class of Group I Subordinate Certificates or Group II Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates in the related Loan Group subordinate thereto, if any, and the denominator of which is the aggregate Scheduled Principal Balance of all of the Mortgage Loans in the related Loan Group as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class R Certificates: The Class R-I, Class R-II, Class R-III and Class R-IV Certificates.

Class R-I Deposit: The $50 deposit into the Distribution Account with respect to the portion of such account related to Loan Group I by the Depositor on the Closing Date to pay the Class R-I Certificates in accordance with Section 6.01(a) on the Distribution Date occurring in June 2007.

Class R-II Deposit: The $50 deposit into the Distribution Account with respect to the portion of such account related to Loan Group II by the Depositor on the Closing Date to pay the Class R-II Certificates in accordance with Section 6.01(a) on the Distribution Date occurring in June 2007.

Class R-III Deposit: The $50 deposit into the Distribution Account with respect to the portion of such account related to Loan Group II by the Depositor on the Closing Date to pay the Class R-III Certificates in accordance with Section 6.01(a) on the Distribution Date occurring in June 2007.

Class R-IV Deposit: The $50 deposit into the Distribution Account with respect to the portion of such account related to Loan Group II by the Depositor on the Closing Date to pay the Class R-IV Certificates in accordance with Section 6.01(a) on the Distribution Date occurring in June 2007.

Closing Date: May 31, 2007.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Compensating Interest Payment: As defined in Section 6.06.

Countrywide:  Countrywide Home Loans Servicing LP, or its successor in interest.

Countrywide Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of May 31, 2007 among EMC, Countrywide Home Loans, Inc., Countrywide and the Trustee evidencing the assignment of the Countrywide Servicing Agreements to the Trust, attached hereto as Exhibit I-1.

Countrywide Servicing Agreements: The Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, as amended by Amendment No. 1, dated January 1, 2003, Amendment No.2, dated September 1, 2004, Amendment No. 3, dated May 1, 2005 and Amendment Reg AB to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of January 1, 2006, by and between EMC and Countrywide Home Loans, Inc., attached hereto as Exhibit H-1.

Corresponding Certificates: With respect to each REMIC III Regular Interest, the Class with the same designation.

Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Structured Finance Agency & Trust BSARM 2007-4. With respect to the Certificate Registrar and the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust/ BSARM Series 2007-4, and for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust/BSARM Series 2007-4.

Cross-Over Date: The Group I Cross-Over Date or Group II Cross-Over Date, as applicable.

Current Principal Amount: With respect to any Certificate as of any Distribution Date, the initial principal amount of such Certificate plus any Subsequent Recoveries added to the Current Principal Amount of such Certificate pursuant to Section 6.02(i), and reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the applicable Loss Allocation Limitation and (iii) in the case of a Subordinate Certificate, such Certificate’s pro rata share, if any, of the applicable related Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-I, Class R-II, Class R-III and Class R-IV Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

Custodial Agreement: As applicable, (i) the custodial agreement, dated as of the Closing Date among the Depositor, EMC as a seller, Master Funding, as a seller, the Master Servicer, the Securities Administrator, the Trustee and Wells Fargo Bank, N.A., as Custodian, substantially in the form of Exhibit G-1 hereto or (ii) the custodial agreement dated as of the Closing Date, among the Depositor, EMC, as a seller, Master Funding, as a seller, the Master Servicer, the Securities Administrator, the Trustee and Treasury Bank, A Division of Countrywide Bank, FSB, as Custodian, substantially in the form of Exhibit G-2 hereto.

Custodian: As applicable, (i) Wells Fargo Bank, N.A., or any successor custodian appointed pursuant to the provisions hereof and of the related Custodial Agreement, with respect to the Mortgage Loans set forth on Schedule I to the related Custodial Agreement, or (ii) Treasury Bank, a Division of Countrywide Bank, FSB, or any successor custodian appointed pursuant to the provisions hereof and of the related Custodial Agreement, with respect to the Mortgage Loans set forth on Schedule I to the related Custodial Agreement.

Cut-off Date: May 1, 2007.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day prior to the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan’s second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on June 1 remained unpaid as of the close of business on July 31). The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last Business Day of each month. This method of determining delinquencies is also referred to as the MBA method.

Depositor: Structured Asset Mortgage Investments II Inc., a Delaware corporation, or its successors in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Agreement: The meaning specified in Subsection 5.01(a) hereof.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee and the Certificate Registrar based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated “Citibank, N.A., as Trustee for the benefit of the registered holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 - Distribution Account.” The Distribution Account shall be an Eligible Account.

Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

Distribution Date: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

DTC Custodian: Wells Fargo Bank, N.A., or its successors in interest as custodian for the Depository.

Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

EDGAR: As defined in Section 3.18.

Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-2 or better by S&P and P-1 by Moody’s at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies).  Eligible Accounts may bear interest.

EMC: EMC Mortgage Corporation, or its successor in interest.

EMC Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of May 31, 2007, among the Depositor, EMC and the Trustee evidencing the assignment of the EMC Servicing Agreement to the Trust, attached hereto as Exhibit I-2.

EMC Servicing Agreement: The Servicing Agreement dated as of May 1, 2006, as amended, between EMC and the Depositor, attached hereto as Exhibit H-2, as amended by the EMC Assignment Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: An event of default described in Section 8.01.

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

Exchange Act:  Securities Exchange Act of 1934, as amended.

Exchange Act Reports:  Any reports required to be filed pursuant to Section 3.18 of this Agreement.

Fannie Mae: Federal National Mortgage Association or any successor thereto.

FDIC: Federal Deposit Insurance Corporation or any successor thereto.

Final Certification: The certification substantially in the form of Exhibit Three to the related Custodial Agreement.

Fiscal Quarter:  December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

Fitch: Fitch, Inc.

Fractional Undivided Interest: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) each Class of Residual Certificates will be deemed to equal 0.25% multiplied by the percentage interest of such Residual Certificate, (ii) each Class of Interest Only Certificates will be deemed to equal 1.00% multiplied by a fraction, the numerator of which is the Notional Amount of such Certificate and the denominator of which is the aggregate Notional Amount of its respective Class and (iii) a Certificate of any other Class will be deemed to equal 95.00% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of all the Certificates; provided, however, the percentage in clause (iii) above should be increased by 1.00% upon the retirement of each Class of Interest Only Certificates.

Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

Group I Certificate Group:  The Group I-1 Senior Certificates and Group I-2 Senior Certificates, as applicable.

Group I Certificates:  The Group I Senior Certificates, Group I Subordinate Certificates and the Class R-I Certificates.

Group I Cross-Over Date: The first Distribution Date on which the aggregate Current Principal Amount of the Group I Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

Group I Loss Allocation Limitation: The meaning specified in Section 6.02(d) hereof.

Group I Mortgage Loans: The Group I-1 Mortgage Loans and Group I-2 Mortgage Loans.

Group I Non-Offered Subordinate Certificates:  The Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

Group I Offered Subordinate Certificates:  The Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

Group I Senior Certificates:  The Class I-1A-1, Class I-1A-2, Class I-1X-1,  Class I-2A-1, Class I-2A-2 and Class I-2X-1 Certificates.

Group I Senior Percentage: For each of Loan Group I-1 and Loan Group I-2, initially 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the related Group I Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the related Group I Mortgage Loans as of the beginning of the related Due Period.

Group I Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Group I Senior Prepayment Percentage
June 25, 2007– May 25, 2014	100%.
June 25, 2014 – May 25, 2015	Senior Percentage for the Group I-1 Senior Certificates and Group I-2 Senior Certificates plus 70% of the related Group I Subordinate Percentage.
June 25, 2015 – May 25, 2016	Senior Percentage for the Group I-1 Senior Certificates and Group I-2 Senior Certificates plus 60% of the related Group I Subordinate Percentage.
June 25, 2016 – May 25, 2017	Senior Percentage for the Group I-1 Senior Certificates and Group I-2 Senior Certificates plus 40% of the related Group I Subordinate Percentage.
June 25, 2017 – May 25, 2018	Senior Percentage for the Group I-1 Senior Certificates and Group I-2 Senior Certificates plus 20% of the related Group I Subordinate Percentage.
June 25, 2018 and thereafter	Senior Percentage for the Group I-1 Senior Certificates and Group I-2 Senior Certificates.

Any scheduled reduction to the Group I Senior Prepayment Percentage for the Group I-1 Senior Certificates and Group I-2 Senior Certificates shall not be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the aggregate Scheduled Principal Balance of the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans delinquent 60 days or more (including for this purpose any such Group I-1 Mortgage Loans and Group I-2 Mortgage Loans in foreclosure and bankruptcy and such Group I-1 Mortgage Loans and Group I-2 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the Group I Mortgage Loans do not exceed (a) 30% of the aggregate Current Principal Amount of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including June 2014 and May 2015, (b) 35% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including June 2015 and May 2016, (c) 40% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including June 2016 and May 2017, (d) 45% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including June 2017 and May 2018, and (e) 50% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs during or after June 2018.

In addition, if on any Distribution Date the current weighted average of the Subordinate Percentages for the Group I Subordinate Certificates is equal to or greater than two times the initial weighted average of the Subordinate Percentages for the Group I Subordinate Certificates, and (a) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans delinquent 60 days or more (including for this purpose any such Group I Mortgage Loans in foreclosure and bankruptcy and such Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date occurring in May 2010, cumulative Realized Losses on the Group I Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Group I Subordinate Principal Balance and (ii) after the Distribution Date occurring in May 2010, cumulative Realized Losses on the Group I Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the Original Group I Subordinate Principal Balance, then, in each case, the Group I Senior Prepayment Percentages for the Group I-1 Senior Certificates and Group I-2 Senior Certificates for such Distribution Date will equal the Group I Senior Percentage for the Group I-1 Senior Certificates and Group I-2 Senior Certificates, respectively; provided, however, if on such Distribution Date the current weighted average of the Subordinate Percentages for the Group I-1 Certificates and Group I-2 Certificates is equal to or greater than two times the initial weighted average of the Subordinate Percentages for the Group I-1 Certificates and Group I-2 Certificates on or prior to the Distribution Date occurring in May 2010 and the above delinquency and loss tests are met, then the Group I Senior Prepayment Percentages for the Group I Senior Certificates for such Distribution Date will equal the Group I Senior Percentage for the Group I-1 Senior Certificates and Group I-2 Senior Certificates, respectively, plus 50% of the Group  I Subordinate Percentage on such Distribution Date.

Notwithstanding the foregoing, if, on any Distribution Date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates of Loan Group I immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans in Loan Group I as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group I Senior Prepayment Percentage with respect to the Senior Certificates of Loan Group I for such Distribution Date will equal 100%.

Group I Subordinate Certificates: The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

Group I Subordinate Optimal Principal Amount: With respect to the Group I Subordinate Certificates and any Distribution Date, an amount equal to the sum, without duplication, of the following for the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans (but in no event greater than the aggregate Current Principal Amount of the Group I Subordinate Certificates immediately prior to such Distribution Date):

(i)           the applicable Group I Subordinate Percentage with respect to the related Loan Group I of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)           the applicable Group I Subordinate Prepayment Percentage with respect to the related Loan Group I of the Scheduled Principal Balance of each related Group I Mortgage Loan that was the subject of a Principal Prepayment in full received by the Servicers during the related Prepayment Period;

(iii)           the applicable Group I Subordinate Prepayment Percentage with respect to the related Loan Group I of each Principal Prepayment in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group;

(iv)           the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period over (b) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of the related definition of Senior Optimal Principal Amount on such Distribution Date;

(v)           the applicable Group I Subordinate Prepayment Percentage with respect to the related Loan Group I of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that has been replaced by the Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of each such Substitute Mortgage Loan; and

(vi)           on the Distribution Date on which the Current Principal Amounts of the related Senior Certificates have all been reduced to zero, 100% of the related Senior Optimal Principal Amount. After the aggregate Current Principal Amount of the Group I Subordinate Certificates has been reduced to zero, the Group I Subordinate Optimal Principal Amount shall be zero.

Group I Subordinate Percentage: On any Distribution Date and Loan Group I-1 and Loan Group I-2, 100% minus the applicable Group I Senior Percentage.

Group I Subordinate Prepayment Percentage: With respect to the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans, on any Distribution Date, 100% minus the Senior Prepayment Percentage for the Senior Certificates of the related Certificate Group, except that on any Distribution Date after the Current Principal Amounts of the Group I-1 Senior Certificates and Group I-2 Senior Certificates have each been reduced to zero, if (a) the weighted average of the applicable Group I Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the applicable Group I Subordinate Percentages and (b) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans Delinquent 60 days or more (including for this purpose any such Group I Mortgage Loans in foreclosure and Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 50%, the applicable Group I Subordinate Prepayment Percentage will equal 100%.  If the test set forth in the preceding sentence is not satisfied on any Distribution Date after the Current Principal Amount of the Group I Senior Certificates related to any of Loan Group I-1 and Loan Group I-2 has each been reduced to zero, then the applicable Group I Subordinate Prepayment Percentage will equal zero for such Distribution Date.

Group I-1 Available Funds:  With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Group I-1 Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds and Subsequent Recoveries, each in respect of Loan Group I-1), less any Capitalization Reimbursement Amount related to such Loan Group for that Distribution Date, and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date and the amount of any repurchase proceeds, (b) any Monthly Advances by a Servicer or the Master Servicer with respect to such Distribution Date, (c) any Compensating Interest made by a Servicer with respect to such Distribution Date and (d) any reimbursed amount in connection with losses on investments of deposits in an account, except:

(i)            all payments that were due on or before the Cut-off Date;

(ii)           all Principal Prepayments and Liquidation Proceeds received in respect of any Group I-1 Mortgage Loan after the applicable Prepayment Period;

(iii)          all payments in respect of any Group I-1 Mortgage Loan, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

(iv)          amounts received on particular Group I-1 Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

(v)           amounts representing Monthly Advances in respect of any Group I-1 Mortgage Loan determined to be Nonrecoverable Advances;

(vi)          any investment earnings on amounts on deposit in the Distribution Account or Master Servicer Collection Account and amounts permitted to be withdrawn from the Distribution Account or Master Servicer Collection in respect of any Group I-1 Mortgage Loan pursuant to this Agreement;

(vii)          amounts in respect of any Group I-1 Mortgage Loan needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the applicable Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

(viii)         any fees payable under any lender-paid primary mortgage insurance policy in respect of any Group I-1 Mortgage Loan; and

(ix)            any expenses or other amounts in respect of any Group I-1 Mortgage Loan reimbursable to the Trustee, the Securities Administrator and any Custodian pursuant to Section 7.04(c) or Section 9.05.

Group I-1 Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group I-1 Senior Certificates:  The Class I-1A-1, Class I-1A-2 and Class I-1X-1 Certificates.

Group I-2 Available Funds:  With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Group I-2 Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments, the principal portion of Net Liquidation Proceeds and Subsequent Recoveries, each in respect of Loan Group I-2), less any Capitalization Reimbursement Amount related to such Loan Group for that Distribution Date, and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date and the amount of any repurchase proceeds, (b) any Monthly Advances by a Servicer or the Master Servicer with respect to such Distribution Date, (c) any Compensating Interest made by a Servicer with respect to such Distribution Date and (d) any reimbursed amount in connection with losses on investments of deposits in an account, except:

(i)            all payments that were due on or before the Cut-off Date;

(ii)           all Principal Prepayments and Liquidation Proceeds received in respect of any Group I-2 Mortgage Loan after the applicable Prepayment Period;

(iii)          all payments in respect of any Group I-2 Mortgage Loan, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

(iv)          amounts received on particular Group I-2 Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

(v)           amounts representing Monthly Advances in respect of any Group I-2 Mortgage Loan determined to be Nonrecoverable Advances;

(vi)          any investment earnings on amounts on deposit in the Distribution Account or Master Servicer Collection Account and amounts permitted to be withdrawn from the Distribution Account or Master Servicer Collection in respect of any Group I-2 Mortgage Loan pursuant to this Agreement;

(vii)         amounts in respect of any Group I-2 Mortgage Loan needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the applicable Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

(viii)        any fees payable under any lender-paid primary mortgage insurance policy in respect of any Group I-2 Mortgage Loan; and

(ix)           any expenses or other amounts in respect of any Group I-2 Mortgage Loan reimbursable to the Trustee, the Securities Administrator and any Custodian pursuant to Section 7.04(c) or Section 9.05.

Group I-2 Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group I-2 Senior Certificates:  The Class I-2A-1, Class I-2A-2 and Class I-2X-1 Certificates.

Group II Certificate Group:  The Group I-1 Senior Certificates and Group I-2 Senior Certificates, as applicable.

Group II Certificates:  The Group II Senior Certificates, Group II Subordinate Certificates and the Class R-II, Class R-III and Class R-IV Certificates.

Group II Cross-Over Date: The first Distribution Date on which the aggregate Current Principal Amount of the Group II Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

Group II Initial Interest Coverage Deposit: The amount to be paid by the Depositor to the Securities Administrator for deposit in the Group II Interest Coverage Account on the Closing Date, which amount is $1,244,617.00.

Group II Interest Coverage Account: The account or sub-account established and maintained pursuant to Section 4.07 and which shall be an Eligible Account or a sub-account of an Eligible Account.

Group II Interest Coverage Distribution Amount: The sum of the Loan Group II-1 Interest Coverage Distribution Amounts and Loan Group II-2 Interest Coverage Distribution Amounts.

Group II Loss Allocation Limitation: The meaning specified in Section 6.02(d) hereof.

Group II Mortgage Loans: The Group II-1 Mortgage Loans and Group II-2 Mortgage Loans.

Group II Non-Offered Subordinate Certificates:  The Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Group II Offered Subordinate Certificates:  The Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Group II Pre-Funded Amount: The sum of the Loan Group II-1 Pre-Funded Amounts and Loan Group II-2 Pre-Funded Amounts, which amount is $174,595,023.03.

Group II Pre-Funding Account: The account or sub-account established and maintained pursuant to Section 4.06(a) and which shall be an Eligible Account or a sub-account of an Eligible Account.

Group II Pre-Funding Period: The period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group II Pre-Funding Account (exclusive of investment income) is reduced to zero and (ii) July 30, 2007.

Group II Remaining Pre-Funded Amount:  The sum of the Loan Group II-1 Remaining Pre-Funded Amount and the Loan Group II-2 Remaining Pre-Funded Amount.

Group II Senior Certificates:  The Class II-1A-1, Class II-1A-2, Class II-1X-1,  Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates

Group II Senior Percentage: For each of Loan Group I-1 and Loan Group I-2, initially 96.50%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the related Group II Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the related Group II Mortgage Loans as of the beginning of the related Due Period.

Group II Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Group II Senior Prepayment Percentage
June 25, 2007– May 25, 2014	100%.
June 25, 2014 – May 25, 2015	Senior Percentage for the Group II-1 Senior Certificates and Group II-2 Senior Certificates plus 70% of the related Group II Subordinate Percentage.
June 25, 2015 – May 25, 2016	Senior Percentage for the Group II-1 Senior Certificates and Group II-2 Senior Certificates plus 60% of the related Group II Subordinate Percentage.
June 25, 2016 – May 25, 2017	Senior Percentage for the Group II-1 Senior Certificates and Group II-2 Senior Certificates plus 40% of the related Group II Subordinate Percentage.
June 25, 2017 – May 25, 2018	Senior Percentage for the Group II-1 Senior Certificates and Group II-2 Senior Certificates plus 20% of the related Group II Subordinate Percentage.
June 25, 2018 and thereafter	Senior Percentage for the Group II-1 Senior Certificates and Group II-2 Senior Certificates.

Any scheduled reduction to the Group II Senior Prepayment Percentage for the Group II-1 Senior Certificates and Group II-2 Senior Certificates shall not be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the aggregate Scheduled Principal Balance of the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans Delinquent 60 days or more (including for this purpose any such Group II-1 Mortgage Loans and Group II-2 Mortgage Loans in foreclosure and bankruptcy and such Group II-1 Mortgage Loans and Group II-2 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group II Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the Group II Mortgage Loans do not exceed (a) 30% of the aggregate Current Principal Amount of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including June 2014 and May 2015, (b) 35% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including June 2015 and May 2016, (c) 40% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including June 2016 and May 2017, (d) 45% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including June 2017 and May 2018, and (e) 50% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs during or after June 2018.

In addition, if on any Distribution Date the current weighted average of the Subordinate Percentages for the Group II Subordinate Certificates is equal to or greater than two times the initial weighted average of the Subordinate Percentages for the Group II Subordinate Certificates, and (a) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans Delinquent 60 days or more (including for this purpose any such Group II Mortgage Loans in foreclosure and bankruptcy and such Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group II Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date occurring in May 2010, cumulative Realized Losses on the Group II Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the Distribution Date occurring in May 2010, cumulative Realized Losses on the Group II Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the Original Group II Subordinate Principal Balance, then, in each case, the Group II Senior Prepayment Percentages for the Group II-1 Senior Certificates and Group II-2 Senior Certificates for such Distribution Date will equal the Group II Senior Percentage for the Group II-1 Senior Certificates and Group II-2 Senior Certificates, respectively; provided, however, if on such Distribution Date the current weighted average of the Subordinate Percentages for the Group II-1 Certificates and Group II-2 Certificates is equal to or greater than two times the initial weighted average of the Subordinate Percentages for the Group II-1 Certificates and Group II-2 Certificates on or prior to the Distribution Date occurring in May 2010 and the above delinquency and loss tests are met, then the Senior Prepayment Percentages for the Group II Senior Certificates for such Distribution Date will equal the Group II Senior Percentage for the Group II-1 Senior Certificates and Group II-2 Senior Certificates, respectively, plus 50% of the Group II Subordinate Percentage on such Distribution Date.

Notwithstanding the foregoing, if, on any Distribution Date, the percentage, the numerator of which is the aggregate Current Principal Amount of the Senior Certificates of Loan Group II immediately preceding such Distribution Date, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans in Loan Group II as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group II Senior Prepayment Percentage with respect to the Senior Certificates of Loan Group II for such Distribution Date will equal 100%.

Group II Subordinate Certificates: The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Group II Subordinate Optimal Principal Amount: With respect to the Group II Subordinate Certificates and any Distribution Date, an amount equal to the sum, without duplication, of the following for the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans (but in no event greater than the aggregate Current Principal Amount of the Group II Subordinate Certificates immediately prior to such Distribution Date):

(i)           the applicable Group II Subordinate Percentage with respect to the related Loan Group II of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)           the applicable Group II Subordinate Prepayment Percentage with respect to the related Loan Group II of the Scheduled Principal Balance of each related Group II Mortgage Loan that was the subject of a Principal Prepayment in full received by the Servicers during the related Prepayment Period;

(iii)           the applicable Group II Subordinate Prepayment Percentage with respect to the related Loan Group II of each Principal Prepayment in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group;

(iv)           the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period over (b) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of the related definition of Senior Optimal Principal Amount on such Distribution Date;

(v)           the applicable Group II Subordinate Prepayment Percentage with respect to the related Loan Group II of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group that has been replaced by the Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Scheduled Principal Balance of each such Substitute Mortgage Loan; and

(vi)           on the Distribution Date on which the Current Principal Amounts of the related Senior Certificates have all been reduced to zero, 100% of the related Senior Optimal Principal Amount. After the aggregate Current Principal Amount of the Group II Subordinate Certificates has been reduced to zero, the Group II Subordinate Optimal Principal Amount shall be zero.

Group II Subordinate Percentage: On any Distribution Date and Loan Group II-1 and Loan Group II-2, 100% minus the applicable Group II Senior Percentage.

Group II Subordinate Prepayment Percentage: With respect to the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans, on any Distribution Date, 100% minus the Senior Prepayment Percentage for the Senior Certificates of the related Certificate Group, except that on any Distribution Date after the Current Principal Amounts of the Group II-1 Senior Certificates and Group II-2 Senior Certificates have each been reduced to zero, if (a) the weighted average of the applicable Group II Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the applicable Group II Subordinate Percentages and (b) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans Delinquent 60 days or more (including for this purpose any such Group II Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Group II Subordinate Certificates does not exceed 50%, the applicable Group II Subordinate Prepayment Percentage will equal 100%.  If the test set forth in the preceding sentence is not satisfied on any Distribution Date after the Current Principal Amount of the Group II Senior Certificates related to any of Loan Group II-1 and Loan Group II-2 has each been reduced to zero, then the applicable Group II Subordinate Prepayment Percentage will equal zero for such Distribution Date.

Group II Subsequent Mortgage Loans: The Group II Mortgage Loans that will be acquired by the Trust during the Group II Pre-Funding Period with amounts on deposit in the Group II Pre-Funding Account, which Group II Mortgage Loans will be held as part of the Trust Fund.  Such Mortgage Loans will be transferred and assigned to the Trustee pursuant to the Subsequent Transfer Instrument.

Group II-1 Available Funds:  With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Group II-1 Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments, the principal portion of Net Liquidation Proceeds and Subsequent Recoveries, each in respect of Loan Group II-1), less any Capitalization Reimbursement Amount related to such Loan Group for that Distribution Date, and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, and the amount of any repurchase proceeds (b) any Monthly Advances by a Servicer or the Master Servicer with respect to such Distribution Date, (c) any amounts remitted from the Group II Pre-Funding Account and Group II Interest Coverage Account allocable to Loan Group II-1 for payment to the related Certificateholders, (d) any Compensating Interest made by a Servicer with respect to such Distribution Date and (e) any reimbursed amount in connection with losses on investments of deposits in an account, except:

(i)            all payments that were due on or before the Cut-off Date;

(ii)           all Principal Prepayments and Liquidation Proceeds received in respect of any Group II-1 Mortgage Loan after the applicable Prepayment Period;

(iii)          all payments in respect of any Group II-1 Mortgage Loan, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

(iv)          amounts received on particular Group II-1 Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

(v)           amounts representing Monthly Advances in respect of any Group II-1 Mortgage Loan determined to be Nonrecoverable Advances;

(vi)          any investment earnings on amounts on deposit in the Distribution Account or Master Servicer Collection Account and amounts permitted to be withdrawn from the Distribution Account or Master Servicer Collection in respect of any Group II-1 Mortgage Loan pursuant to this Agreement;

(vii)          amounts in respect of any Group II-1 Mortgage Loan needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the applicable Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

(viii)         any fees payable under any lender-paid primary mortgage insurance policy in respect of any Group II-1 Mortgage Loan; and

(ix)            any expenses or other amounts in respect of any Group II-1 Mortgage Loan reimbursable to the Trustee, the Securities Administrator and any Custodian pursuant to Section 7.04(c) or Section 9.05.

Group II-1 Interest Coverage Distribution Amount: With respect to each Distribution Date, an amount equal to (x) the weighted average of the Net Mortgage Rates on the then outstanding Group II-1 Mortgage Loans, weighted based on the Scheduled Principal Balances of such Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Scheduled Principal Balances of such Mortgage Loans on such Due Date, multiplied by (y) the sum of (A) the Group II-1 Remaining Pre-Funded Amount outstanding at the end of the related Due Period and (B) the aggregate Scheduled Principal Balance of the Group II-1 Subsequent Mortgage Loans that do not have a Subsequent Cut-off Date prior to the end of the related Due Period, transferred to the Trust during the related Due Period.

Group II-1 Pre-Funded Amount: The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date for the Group II-1 Subsequent Mortgage Loans, which amount is $16,391,261.58.

Group II-1 Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.  For purposes of interpreting the provisions in this Agreement containing the term “Group II-1 Mortgage Loan” or “Loan Group II-1”, each reference to “Group II-1 Mortgage Loans” or “Loan Group II-1”, other than that contained in the definition of “Group II-1 Interest Coverage Distribution  Amount”, shall be deemed to include references to the Group II-1 Remaining Pre-Funded Amount and (without duplication) the Group II-1 Subsequent Mortgage Loans included in Loan Group II-1, in each case for the relevant determination date.

Group II-1 Remaining Pre-Funded Amount: With respect to Group II-1, an amount equal to the Group II-1 Pre-Funded Amount minus the amount equal to 100% of the aggregate Scheduled Principal Balance of the Group II-1 Subsequent Mortgage Loans transferred to such Loan Group during the Group II Pre-Funding Period.

Group II-1 Senior Certificates:  The Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates.

Group II-1 Subsequent Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II-2 Available Funds:  With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Group II-2 Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments, the principal portion of Net Liquidation Proceeds and Subsequent Recoveries, each in respect of Loan Group II-2), less any Capitalization Reimbursement Amount related to such Loan Group for that Distribution Date, and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date and the amount of any repurchase proceeds, (b) any Monthly Advances by a Servicer or the Master Servicer with respect to such Distribution Date, (c) any amounts remitted from the Group II Pre-Funding Account and Group II Interest Coverage Account allocable to Loan Group II-2 for payment to the related Certificateholders (d) any Compensating Interest made by a Servicer with respect to such Distribution Date and (e) any reimbursed amount in connection with losses on investments of deposits in an account, except:

(i)             all payments that were due on or before the Cut-off Date;

(ii)            all Principal Prepayments and Liquidation Proceeds received in respect of any Group II-2 Mortgage Loan after the applicable Prepayment Period;

(iii)           all payments in respect of any Group II-2 Mortgage Loan, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

(iv)           amounts received on particular Group II-2 Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

(v)            amounts representing Monthly Advances in respect of any Group II-2 Mortgage Loan determined to be Nonrecoverable Advances;

(vi)           any investment earnings on amounts on deposit in the Distribution Account or Master Servicer Collection Account and amounts permitted to be withdrawn from the Distribution Account or Master Servicer Collection in respect of any Group II-2 Mortgage Loan pursuant to this Agreement;

(vii)           amounts in respect of any Group II-2 Mortgage Loan needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the applicable Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

(viii)          any fees payable under any lender-paid primary mortgage insurance policy in respect of any Group II-2 Mortgage Loan; and

(ix)             any expenses or other amounts in respect of any Group II-2 Mortgage Loan reimbursable to the Trustee, the Securities Administrator and any Custodian pursuant to Section 7.04(c) or Section 9.05.

Group II-2 Interest Coverage Distribution Amount: With respect to each Distribution Date, an amount equal to (x) the weighted average of the Net Mortgage Rates on the then outstanding Group II-2 Mortgage Loans, weighted based on the Scheduled Principal Balances of such Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Scheduled Principal Balances of such Mortgage Loans on such Due Date, multiplied by (y) the sum of (A) the Group II-2 Remaining Pre-Funded Amount outstanding at the end of the related Due Period and (B) the aggregate Scheduled Principal Balance of the Group II-2 Subsequent Mortgage Loans that do not have a Subsequent Cut-off Date prior to the end of the related Due Period, transferred to the Trust during the related Due Period.

Group II-2 Mortgage Loans: The Mortgage Loans (including the Group II Subsequent Mortgage Loans) identified as such on the Mortgage Loan Schedule.  For purposes of interpreting the provisions in this Agreement containing the term “Group II-2 Mortgage Loan” or “Loan Group II-2”, each reference to “Group II-2 Mortgage Loans” or “Loan Group II-2”, other than that contained in the definition of “Group II-2 Interest Coverage Distribution  Amount”, shall be deemed to include references to the Group II-2 Remaining Pre-Funded Amount and (without duplication) the Group II-2 Subsequent Mortgage Loans included in Loan Group II-2, in each case for the relevant determination date.

Group II-2 Pre-Funded Amount: The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date for the Group II-2 Subsequent Mortgage Loans, which amount is $158,203,761.45.

Group II-2 Remaining Pre-Funded Amount: With respect to Group II-2, an amount equal to the Group II-2 Pre-Funded Amount minus the amount equal to 100% of the aggregate Scheduled Principal Balance of the Group II-2 Subsequent Mortgage Loans transferred to such Loan Group during the Group II Pre-Funding Period.

Group II-2 Subsequent Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II-2 Senior Certificates:  The Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates.

Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 12.02(b) and 12.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

Indemnified Persons: The Trustee, the Master Servicer, each Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor or the Master Servicer and of any Affiliate of the Depositor or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate of the Depositor or the Master Servicer and (c) is not connected with the Depositor or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certification: The certification substantially in the form of Exhibit One to the related Custodial Agreement.

Initial Mortgage Loans: The Mortgage Loans transferred and assigned to the Trustee pursuant to Section 2.01 on the Closing Date.

Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Interest Accrual Period: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs.

Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Interest Only Certificates:  The Class I-1X-1, Class I-2X-1, Class II-1X-1 and Class II-2X-1 Certificates.

Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

(a)           Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

(b)           Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

(c)           Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Interim Certification: The certification substantially in the form of Exhibit Two to the related Custodial Agreement.

Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

Issuing Entity:  Bear Stearns ARM Trust 2007-4.

Lender-Paid PMI Rate: With respect to each Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the amount payable to the related insurer, as stated in the Mortgage Loan Schedule.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the related Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicers in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise and any Subsequent Recoveries.

Loan Group: Loan Group I, Loan Group I-1, Loan Group I-2, Loan Group II, Loan Group II-1 or Loan Group II-2, as applicable.

Loan Group I: Loan Group I-1 and Loan Group I-2, collectively.

Loan Group I-1: The group of Mortgage Loans designated as belonging to Loan Group I-1 on the Mortgage Loan Schedule.

Loan Group I-2: The group of Mortgage Loans designated as belonging to Loan Group I-2 on the Mortgage Loan Schedule.

Loan Group II: Loan Group II-1 and Loan Group II-2, collectively.

Loan Group II-1: The group of Mortgage Loans designated as belonging to Loan Group II-1 on the Mortgage Loan Schedule.   For purposes of interpreting the provisions in this Agreement containing the term “Group II-1 Mortgage Loan” or “Loan Group II-1”, each reference to “Group II-1 Mortgage Loans” or “Loan Group II-1”, other than that contained in the definition of “Group II-1 Interest Coverage Distribution  Amount”, shall be deemed to include references to the Group II-1 Remaining Pre-Funded Amount and (without duplication) the Group II-1 Subsequent Mortgage Loans included in Loan Group II-1, in each case for the relevant determination date.

Loan Group II-2: The group of Mortgage Loans designated as belonging to Loan Group II-2 on the Mortgage Loan Schedule.  For purposes of interpreting the provisions in this Agreement containing the term “Group II-2 Mortgage Loan” or “Loan Group II-2”, each reference to “Group II-2 Mortgage Loans” or “Loan Group II-2”, other than that contained in the definition of “Group II-2 Interest Coverage Distribution  Amount”, shall be deemed to include references to the Group II-2 Remaining Pre-Funded Amount and (without duplication) the Group II-2 Subsequent Mortgage Loans included in Loan Group II-2, in each case for the relevant determination date.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

Loss Allocation Limitation: The Group I Loss Allocation Limitation or the Group II Loss Allocation Limitation, as applicable.

Loss Severity Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Master Funding: Master Funding LLC, a Delaware limited liability company, and its successors and assigns, in its capacity as the seller of the Master Funding Mortgage Loans to the Depositor.

Master Funding Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Master Funding is the applicable seller.

Master Servicer: As of the Closing Date, EMC Mortgage Corporation and, thereafter, its respective successors in interest who meet the qualifications of the Servicing Agreements and this Agreement.

Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated “EMC Mortgage Corporation, as Master Servicer for the benefit of Citibank, N.A, in trust for registered Holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4  – Master Servicer Collection Account.” The Master Servicer Collection Account shall be an Eligible Account.

Master Servicing Compensation: For any Distribution Date, any amounts earned on permitted investments in the Master Servicer Collection Account.

Material Defect: The meaning specified in Section 2.02(a).

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the Mortgage Loan Schedule.

Mortgage Loan: The Initial Mortgage Loans and the Group II Subsequent Mortgage Loans held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule (which shall include, without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto), including a mortgage loan the property securing which has become an REO Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of May 31, 2007, among EMC Mortgage Corporation, as a seller, Master Funding, as a seller and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Securities Administrator to reflect the repurchase or substitute of Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, including the initial Mortgage Loan Schedule being attached hereto as Exhibit B with respect to the Initial Mortgage Loans, and the schedule attached to the Subsequent Transfer Instrument with respect to the Group II Subsequent Mortgage Loans, and each as amended from time to time to reflect the repurchase or substitution of Initial Mortgage Loans or the addition of Subsequent Mortgage Loans pursuant to this Agreement, the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, as the case may be, setting forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;
(b)  the property type;
(c)  the Mortgage Interest Rate;
(d)  the Servicing Fee Rate;
(e)  the Securities Administrator Fee Rate;
(f)        the LPMI Fee, if applicable;
(g)  [reserved];
(h)  the Net Rate;
(i)        the maturity date;
(j)        the stated original term to maturity;
(k)  the stated remaining term to maturity;
(l)        the original Principal Balance;
(m)  the first payment date;
(n)  the principal and interest payment in effect as of the Cut-off Date;
(o)  the unpaid Principal Balance as of the Cut-off Date;
(p)  the Loan-to-Value Ratio at origination;
(q)  the insurer of any Primary Mortgage Insurance Policy;
(r)        the MIN with respect to each MOM Loan;
(s)  the Gross Margin, if applicable;
(t)        the next Adjustment Date, if applicable;
(u)  the Maximum Mortgage Rate, if applicable;
(v)  the Minimum Mortgage Rate, if applicable;
(w)      the Periodic Rate Cap, if applicable;
(x)       the Loan Group, if applicable;
(y)  a code indicating whether the Mortgage Loan is negatively amortizing;
(z)       which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;
(aa)     the Prepayment Charge, if any;
(bb)     lien position (e.g., first lien or second lien);
(cc)      a code indicating whether the Mortgage Loan is has a balloon payment;
(dd)     a code indicating whether the Mortgage Loan is an interest-only loan;
(ee)      the interest-only term, if applicable;
(ff)       the Mortgage Loan Seller;
(gg)     a code indicating whether such Mortgage Loan is a mortgage loan which has been pre-funded; and
(hh)     the original amortization term.
Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (j) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

Mortgage Loan Seller:  EMC or Master Funding, as applicable.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the related Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer or the Master Servicer and Monthly Advances.

Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of (i) the Servicing Fee Rate, (ii) the Securities Administrator Fee Rate and (iii) the rate at which the Lender-Paid PMI Rate is calculated.

Non-Offered Certificates: The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee in its capacity as successor master servicer or the applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

Notional Amount: With respect to the Class I-1X-1 Certificates, the Notional Amount of the Class I-1X-1 Certificates, as of any date of determination, is equal to the Current Principal Amount of the Class I-1A-1 Certificates.  With respect to the Class I-2X-1 Certificates, the Notional Amount of the Class I-2X-1 Certificates, as of any date of determination, is equal to the aggregate Current Principal Amount of the Class I-2A-1 Certificates and Class I-2A-2 Certificates. With respect to the Class II-1X-1 Certificates, the Notional Amount of the Class II-1X-1 Certificates, as of any date of determination, is equal to the aggregate Current Principal Amount of the Class II-1A-1 Certificates and Class II-1A-2 Certificates.  With respect to the Class II-2X-1 Certificates, the Notional Amount of the Class II-2X-1 Certificates, as of any date of determination, is equal to the aggregate Current Principal Amount of the Class II-2A-1 Certificates and Class II-2A-2 Certificates.  Reference to the Notional Amount of the Class I-1X-1, Class I-2X-1, Class II-1X-1 and Class II-2X-1 Certificates is solely for convenience in calculation and does not represent the right to receive any distributions allocable to principal.  For federal income tax purposes, however, the Notional Amount of the Class I-1X-1 Certificates equals the Uncertificated Principal Balance of REMIC III Regular Interest I-1A-1, the Notional Amount of the Class I-2X-1 Certificates equals the aggregate Uncertificated Principal Balance of REMIC III Regular Interest I-2A-1 and REMIC III Regular Interest I-2A-2, the Notional Amount of the Class II-1X-1 Certificates equals the aggregate Uncertificated Principal Balance of REMIC III Regular Interest II-1A-1 and REMIC III Regular Interest II-1A-2, and the Notional Amount of the Class II-2X-1 Certificates equals the aggregate Uncertificated Principal Balance of REMIC III Regular Interest II-2A-1 and REMIC III Regular Interest II-2A-2.

Offered Certificates: The Class I-1A-1, Class I-1A-2, Class I-1X-1, Class I-2A-1, Class I-2A-2, Class I-2X-1, Class II-1A-1, Class II-1A-2, Class II-1X-1, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class R-I, Class R-II, Class R-III, Class R-IV, Class I-B-l, Class I-B-2, Class I-B-3, Class I-B-l, Class I-B-2 and Class I-B-3 Certificates.

Offered Subordinate Certificates: The Class I-B-l, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer, any Servicer, the Depositor or the Seller, as applicable, and delivered to the Trustee, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an “Opinion of Independent Counsel”), may be internal counsel for the Master Servicer, the Securities Administrator or the Depositor.

Original Group I Subordinate Principal Balance: The sum of the aggregate Current Principal Amounts of each Class of Group I Subordinate Certificates as of the Closing Date.

Original Group II Subordinate Principal Balance: The sum of the aggregate Current Principal Amounts of each Class of Group II Subordinate Certificates as of the Closing Date.

Original Subordinate Principal Balance: The Original Group I Subordinate Principal Balance or the Original Group I Subordinate Principal Balance, as applicable.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Pass-Through Rate: As to each Class of Certificates (other than the Class R Certificates), the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Interests, the rate of interest determined as provided with respect thereto in Section 5.01(c). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

Paying Agent: The Securities Administrator or any successor paying agent appointed hereunder.

Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

(i)           direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)           (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee, the Securities Administrator or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)           repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

(iv)           securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Securities Administrator or any affiliate thereof) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi)          a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)         any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee, the Securities Administrator, the Master Servicer or its affiliates; and

(viii)         interests in any money market fund (including any such fund managed or advised by the Trustee or the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund, if so rated, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency rating such fund; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

Permitted Transferee: Any Person other than a Disqualified Organization or an “electing large partnership” (as defined by Section 775 of the Code).

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Physical Certificates: The Residual Certificates and the Private Certificates.

Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

Prepayment Period: As to any Distribution Date, the period set forth in the related Servicing Agreement.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds.

Private Certificates: The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements.

Purchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) (x) required to be repurchased by EMC (on its behalf and on behalf of Master Funding) pursuant to the Mortgage Loan Purchase Agreement or Article II of this Agreement or (y) that the Seller has a right to purchase pursuant to Section 3.20, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the related Servicer of the Mortgage Loan or to the Master Servicer and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

Rating Agencies: Moody’s, Fitch and S&P.

Realized Loss: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon payable to the Issuing Entity at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.  In addition, to the extent the Paying Agent receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Current Principal Amount of any Class of Certificates on any Distribution Date. With respect to each Mortgage Loan which is the subject of a Servicing Modification during the calendar month immediately preceding the related Distribution Date, the sum of (a) the total amount of interest and principal which is forgiven with respect to the related Mortgage Loan and (b) the amount of any Monthly Advances and Servicing Advances, to the extent forgiven, made by the related Servicer with respect to such Mortgage Loan which are reimbursable from the Trust to the related Servicer with respect to that Servicing Modification; provided that, the amounts expressed in clause (a) above shall not include the amounts expressed in clause (b) above.

Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

Regular Certificates:  Any of the Certificates other than the Residual Certificates.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

Relief Act: The Servicemembers Civil Relief Act, or similar state or local law.

Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

REMIC: A real estate mortgage investment conduit, as defined in the Code.

REMIC I: That group of assets contained in the Trust Fund related to the Group I Mortgage Loans designated as a REMIC, including (i) the Group I Mortgage Loans, (ii) the portion of the Distribution Account related to the Group I Mortgage Loans, (iii) any REO Property relating to the Group I Mortgage Loans, (iv) the rights with respect to any related Servicing Agreement, (v) the rights with respect to any related Assignment Agreement and (vii) any proceeds of the foregoing.

REMIC I Interests: The REMIC I Regular Interests and the Class R-I Certificates.

REMIC I Regular Interests: REMIC I Regular Interests I-1-Sub, I-1-Grp, I-2-Sub, I-2-Grp and ZZZ.

REMIC I Subordinated Balance Ratio:  The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation “Sub,” equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in the related Loan Group over (y) the aggregate Current Principal Amount of the Group I Senior Certificates in the related Certificate Group.

REMIC II: That group of assets contained in the Trust Fund related to the Group II Mortgage Loans designated as a REMIC, including (i) the Group II Mortgage Loans, (ii) the portion of the Distribution Account related to the Group II Mortgage Loans, (iii) any REO Property relating to the Group II Mortgage Loans, (iv) the rights with respect to any related Servicing Agreement, (v) the rights with respect to any related Assignment Agreement and (vii) any proceeds of the foregoing.

REMIC II Interests: The REMIC II Regular Interests and the Class R-II Certificates.

REMIC II Regular Interests: REMIC II Regular Interests II-1-Sub, II-1-Grp, II-2-Sub, II-2-Grp, R-III/R-IV and ZZZ.

REMIC II Subordinated Balance Ratio:  The ratio among the Uncertificated Principal Balances of each of the REMIC II Regular Interests ending with the designation “Sub,” equal to the ratio among, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans in the related Loan Group over (y) the aggregate Current Principal Amount of the Group II Senior Certificates in the related Certificate Group.

REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests and the REMIC II Regular Interests.

REMIC III Interests: The REMIC III Regular Interests and the Class R-III Certificates.

REMIC III Group I Regular Interests: REMIC III Regular Interests I-1A-1, I-1A-2, I-2A-1, I-2A-2, I-B-l, I-B-2, I-B-3, I-B-4, I-B-5 and I-B-6.

REMIC III Group II Regular Interests: II-1A-1, II-1A-2, II-2A-1, II-2A-2, R-IV, II-B-1, II-B-2, II-B-3, II-B-4, II-B-5 and II-B-6.

REMIC III Regular Interests: Any of the REMIC III Group I Regular Interests and REMIC III Group II Regular Interests.

REMIC IV: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC III Regular Interests.

REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

REMIC Provisions: The provisions of the federal income tax law relating to the REMIC, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: As defined in Section 3.18.

Repurchase Proceeds: the Purchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: A request for release in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

Residual Certificates: Any of the Class R Certificates.

Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee or the Securities Administrator to whom a matter arising hereunder may be referred because of such officer’s knowledge or the familiarity with the particular subject.

Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Scheduled Principal Balance: With respect to any Mortgage Loan on any Distribution Date, (i) the sum of (a) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and (b) the amount by which the Schedule Principal Balance of the Mortgage Loan has been increased pursuant to a Servicing Modification, less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero. References to the aggregate Scheduled Principal Balance of the Group II, Group II-1 and Group II-2 Mortgage Loans in this Agreement include the related Subsequent Mortgage Loans and, without duplication, the Group II-1 or Group II-2 Remaining Pre-Funded Amount, as applicable.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

Securities Administrator Fee: As to each Mortgage Loan and any Distribution Date an amount equal to 1/12th of the Securities Administrator Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Securities Administrator Fee Rate: 0.0045%.

Securities Administrator Information: As defined in Section 3.18(b).

Securities Legend: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE CERTIFICATE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED [in the case of a Residual Certificate:] UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL ADDRESSED TO THE DEPOSITOR, TRUSTEE, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE [in the case of the Class I-B-4, Class I-B-5, Class I-B-6,  Class II-B-4, Class II-B-5, and Class II-B-6 Certificates:], UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, ANY SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS AN OPINION OF COUNSEL SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.”

Security Agreement:  With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: EMC in its capacity as a seller of the Mortgage Loans to the Depositor.

Senior Certificates: The Group I Senior Certificates and Group II Senior Certificates.

Senior Optimal Principal Amount: The Group I Senior Optimal Principal Amount or Group II Senior Optimal Principal Amount, as applicable.

Senior Percentage: The Group I Senior Percentage or Group II Senior Percentage, as applicable.

Senior Prepayment Percentage: The Group I Senior Prepayment Percentage or Group II Senior Prepayment Percentage, as applicable.

Servicer: With respect to each Mortgage Loan, any of Countrywide, EMC and Wells Fargo and their successors and assigns.

Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the related Servicing Agreement.

Servicing Agreements: The Countrywide Servicing Agreement, EMC Servicing Agreement and Wells Fargo Servicing Agreement.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, or those Servicing Criteria otherwise mutually agreed to by EMC, the Master Servicer, the Trustee and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit M.

Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) 1/12th of the applicable Servicing Fee Rate.

Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule; provided that the servicing fee rate with respect to Mortgage Loans serviced by Countrywide will increase after an initial fixed-rate period of seven or ten years in the following manner and as set forth in the Mortgage Loan Schedule: for mortgage loans with an initial servicing fee of 0.175% per annum, the servicing fee rate will increase by 0.025% per annum.

Servicing Modification: Any modification of a Mortgage Loan which is effected by the related Servicer in accordance with the terms of this Agreement or the related Servicing Agreement.

Servicing Officer: Any officer of the related Servicer or Master Servicer involved in or responsible for the administration and servicing or master servicing, as applicable, of the Mortgage Loans.

Startup Day:  May 31, 2007.

Subordinate Certificate Writedown Amount: As to any Distribution Date, with respect to (1) the Group I Subordinate Certificates, the amount by which (a) the sum of the Current Principal Amounts of all the Group I Certificates (other than the Class R-I Certificates) (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of the such Group I Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans on the Due Date related to such Distribution Date and (2) the Group II Subordinate Certificates, the amount by which (a) the sum of the Current Principal Amounts of all the Group II Certificates (other than the Class R-II, Class R-III and Class R-IV Certificates) (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Group II Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans on the Due Date related to such Distribution Date.

Subordinate Percentage: The Group I Subordinate Percentage or Group II Subordinate Percentage.

Subordinate Prepayment Percentage: The Group I Subordinate Prepayment Percentage and Group II Subordinate Prepayment Percentage.

Subsequent Cut-off Date: With respect to the Group II Subsequent Mortgage Loans sold to the Trust pursuant to a Subsequent Transfer Instrument, the date stated in the Subsequent Mortgage Loan Purchase Agreement.

Subsequent Mortgage Loan Purchase Agreement: The agreement dated as of the Subsequent Transfer Date, between EMC, as seller, and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto, regarding the transfer of the Group II Subsequent Mortgage Loans by EMC to Structured Asset Mortgage Investments II Inc., a form of which is attached as Exhibit P.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer during the related Due Period or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan, a Mortgage Loan that has been modified which resulted in a Realized Loss or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such Mortgage Loan.

Subsequent Transfer Date: With respect to the Subsequent Transfer Instrument, the date on which the Group II Subsequent Mortgage Loans are sold to the Trust, which date shall be a Business Day.

Subsequent Transfer Instrument: The Subsequent Transfer Instrument, dated as of the Subsequent Transfer Date, executed by the Depositor and the Trustee and substantially in the form attached hereto as Exhibit Q, by which the Group II Subsequent Mortgage Loans are transferred to the Trust Fund.

Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

Tax Administration and Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

Trust Fund or Trust: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

Trustee: Citibank, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

Uncertificated Principal Balance: With respect to any REMIC I Regular Interest, REMIC II Regular Interest or REMIC III Regular Interest as of any Distribution Date, the initial principal amount of such regular interest as set forth in Sections 5.01(c)(i), (c)(ii) and (c)(iii), reduced by (i) all amounts distributed on previous Distribution Dates on such regular interest with respect to principal, and (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such regular interest, taking account of the applicable Loss Allocation Limitation.

Underlying Seller: With respect to each Mortgage Loan, Countrywide and Wells Fargo as indicated on the Mortgage Loan Schedule.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the related Servicing Agreement, without regard to whether or not such policy is maintained.

United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States Person on August 20, 1996, may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

Wells Fargo: Wells Fargo Bank, N.A.

Wells Fargo Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of May 31, 2007 among EMC, Wells Fargo and the Trustee evidencing the assignment of the Wells Fargo Servicing Agreement to the Trust, attached hereto as Exhibit I-3.

Wells Fargo Servicing Agreement: The Amended and Restated Master Seller’s Warranties and Servicing Agreement dated as of November 1, 2005, as amended, between EMC and Wells Fargo, attached hereto as Exhibit H-3, as amended by the Wells Fargo Assignment Agreement.

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans to Trustee.

(a)  The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Initial Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account maintained by the Securities Administrator, (iii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account maintained by the Master Servicer, (iv) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts and the Paying Agent in the Distribution Account, (v) any REO Property, (vi) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vii) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (viii) the rights with respect to the Servicing Agreements as assigned to the Trustee on behalf of the Certificateholders by the Assignment Agreements and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law. The Depositor, the Seller, the Master Servicer and the Trustee agree that it is not intended that any mortgage loan be conveyed to the Trust that is a “High-Cost Home Loan” as defined by applicable predatory lending laws.

(b)  In connection with the above transfer and assignment, the Depositor hereby delivers to the related Custodian, on behalf of the Trustee, with respect to each Mortgage Loan:

(i)  the original Mortgage Note, endorsed without recourse (A) to the order of the Trustee or in blank, or (B) in the case of a loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the related originator, at the time they made the initial endorsement, to the last endorsee up to and including the point the Sponsor acquired such Mortgage Loan;

(ii)  the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or, for Mortgage Loans other than the EMC Flow Loans, if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (w) in the proviso below applies, shall be in recordable form); provided however that with respect to Mortgage Loans serviced by Wells Fargo, the Depositor shall only deliver the original mortgage note and recorded original assignment to the related Custodian, on behalf of the Trustee, upon the Closing Date;

(iii)  unless the Mortgage Loan is registered on the MERS® System, the original assignment to blank, or the assignment (either an original or a certified copy which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “Citibank, N.A., as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form);

(iv)  all intervening assignments of the Security Instrument, if applicable, with evidence of recording thereon;

(v)  the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)  the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(vii)  originals of all modification agreements, if applicable and available;

provided, however, that in lieu of the foregoing, the Depositor may deliver to the related Custodian, on behalf of the Trustee, the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver, or cause to be delivered, a true copy thereof with a stamp on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original”; (x) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified on Exhibit 5 to the Mortgage Loan Purchase Agreement, the Depositor may deliver lost note affidavits from the related Mortgage Loan Seller; and (z) the Depositor shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and the related Mortgage Loan Seller, between the related Mortgage Loan Seller and the Depositor, and between the Depositor and the Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or the related Custodian, on its behalf, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Master Servicer Collection Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or the related Custodian, on its behalf, promptly after they are received. The Depositor shall cause the related Mortgage Loan Seller, at its expense, to cause each assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel addressed to the Trustee has been provided to the Trustee (with a copy to the related Custodian) which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the related Mortgage Loan Seller and its successor and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee or the related Custodian, on its behalf, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the related Mortgage Loan Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof.

Section 2.02  Acceptance of Mortgage Loans by Trustee.

(a)  The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to the related Custodian, on its behalf, pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it (or the related Custodian on its behalf) as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date with respect to the Group II Subsequent Mortgage Loans, the related Custodian shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor, EMC (on its behalf and on behalf of Master Funding), the Master Servicer and the Trustee of an Initial Certification substantially in the form of Exhibit One to the related Custodial Agreement, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date, or within 90 days of the Subsequent Transfer Date with respect to the Group II Subsequent Mortgage Loans (or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the related Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the related Custodian on its behalf (under the related Custodial Agreement), each Mortgage File delivered to it (or the related Custodian on its behalf) and to execute and deliver, or cause to be executed and delivered, to the Depositor, EMC (on its behalf and on behalf of Master Funding), the Master Servicer and the Trustee an Interim Certification substantially in the form of Exhibit Two to the related Custodial Agreement. In conducting such review, the Trustee or the related Custodian on behalf of the Trustee will ascertain whether all required documents have been executed and received, and based on the related Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the related Mortgage Loan Schedule. In performing any such review, the Trustee or the related Custodian, on its behalf, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the related Custodian, on its behalf, finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B, or the Group II Subsequent Mortgage Loans identified on the schedule attached to the Subsequent Transfer Instrument, or to appear defective on its face (i.e. torn, mutilated, or otherwise physically altered) (a “Material Defect”), the Trustee or the related Custodian, on its behalf, shall, upon completion of the review of all files, but in no event later than 90 days after the Closing Date, notify EMC (on its own behalf and on behalf of Master Funding).  In accordance with the Mortgage Loan Purchase Agreement, EMC (on its own behalf and on behalf of Master Funding) shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the related Custodian, on its behalf, of the defect and if EMC (on its own behalf and on behalf of Master Funding) fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce EMC’s (on its own behalf and on behalf of Master Funding) obligation under the Mortgage Loan Purchase Agreement, within 90 days from the Trustee’s or the related Custodian’s notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of EMC (on its own behalf and on behalf of Master Funding) to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, EMC (on its own behalf and on behalf of Master Funding) shall not be required to purchase such Mortgage Loan if EMC (on its behalf and on behalf of Master Funding) delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that EMC (on its own behalf and on behalf of Master Funding) cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that EMC (on its own behalf and on behalf of Master Funding) shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the related Custodian, on its behalf, shall be effected by EMC (on its own behalf and on behalf of Master Funding) within thirty days of its receipt of the original recorded document.

(b)  No later than 180 days after the Closing Date, or within 90 days of the Subsequent Transfer Date with respect to the Group II Subsequent Mortgage Loans (or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the related Custodian thereof), the Trustee or the related Custodian, on its behalf, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor, EMC (on its own behalf and on behalf of Master Funding), the Master Servicer and the Trustee a Final Certification substantially in the form of Exhibit Three to the related Custodial Agreement. In conducting such review, the Trustee or the related Custodian, on its behalf, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or the related Custodian, on its behalf, finds a Material Defect, the Trustee or the related Custodian, on its behalf, shall, upon completion of the review of all files, but in no event later than 180 days after the Closing Date, notify EMC (on its own behalf and on behalf of Master Funding)  (provided, however, that with respect to those documents described in subsections (b)(iv), (v) and (vii) of Section 2.01, the Trustee’s and the related Custodian’s obligations shall extend only to the documents actually delivered to the related Custodian pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, EMC (on its own behalf and on behalf of Master Funding)  shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the related Custodian, on its behalf, of the Material Defect and if EMC (on its own behalf and on behalf of Master Funding) is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce EMC’s (on its own behalf and on behalf of Master Funding)  obligation under the Mortgage Loan Purchase Agreement, within 90 days from the Trustee’s or the related Custodian’s notification, provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Purchase Price, provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered, provided, however, that if such defect relates solely to the inability of EMC (on its own behalf and on behalf of Master Funding)  to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, EMC (on its own behalf and on behalf of Master Funding) shall not be required to purchase such Mortgage Loan, if EMC (on its own behalf and on behalf of Master Funding)  delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.  The foregoing repurchase obligation shall not apply in the event that EMC (on its own behalf and on behalf of Master Funding) cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that EMC (on its own behalf and on behalf of Master Funding) shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the related Custodian, on its behalf, shall be effected by EMC (on its own behalf and on behalf of Master Funding) within thirty days of its receipt of the original recorded document.

(c)  In the event that a Mortgage Loan is purchased by EMC (on its own behalf and on behalf of Master Funding) in accordance with Subsections 2.02(a) or (b) above, EMC (on its own behalf and on behalf of Master Funding) shall remit to the Master Servicer the Purchase Price for deposit in the Master Servicer Collection Account and EMC (on its own behalf and on behalf of Master Funding) shall provide to the Securities Administrator and the Paying Agent written notification detailing the components of the Purchase Price. Upon deposit of the Purchase Price in the Master Servicer Collection Account, the Depositor shall notify the Trustee and the related Custodian, on behalf of the Trustee (upon receipt of a Request for Release in the form of Exhibit D-1 or Exhibit D-2 attached hereto, as applicable, with respect to such Mortgage Loan), shall release to EMC (on its own behalf and on behalf of Master Funding) the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Paying Agent. The Securities Administrator shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies of such amendment and furnish a copy of the amended Mortgage Loan Schedule to the Master Servicer and the related Custodian.  To enable the Securities Administrator to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.02, promptly notify the Securities Administrator whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach.  The obligation of EMC (on its own behalf and on behalf of Master Funding) to repurchase or substitute for any Mortgage Loan a Substitute Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

Section 2.03  Assignment of Interest in the Mortgage Loan Purchase Agreement.

(a)  The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor’s rights and obligations pursuant to the Servicing Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of EMC (on its own behalf and on behalf of Master Funding) to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee’s and the Certificateholders’ sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

(b)  If the Depositor, the Master Servicer, the Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties to this Agreement. EMC (on its own behalf and on behalf of Master Funding) within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then EMC (on its own behalf and on behalf of Master Funding) shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale. If the Net Liquidation Proceeds exceed the Purchase Price, any excess shall be paid to EMC (on its own behalf and on behalf of Master Funding) to the extent not required by law to be paid to the borrower.  Any such purchase by EMC (on its own behalf and on behalf of Master Funding) shall be made by providing an amount equal to the Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Purchase Price to the Securities Administrator, the Paying Agent.  The Depositor shall notify the Trustee and submit to the related Custodian, on behalf of the Trustee, a Request for Release, and the related Custodian shall release, or the Trustee shall cause the related Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by EMC (on its own behalf and on behalf of Master Funding), without recourse, representation or warranty as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Securities Administrator. The Securities Administrator shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee of such amendment and furnish a copy of the amended Mortgage Loan Schedule to the Master Servicer and the related Custodian. Enforcement of the obligation of EMC (on its behalf and on behalf of Master Funding) to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Purchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, EMC (on its behalf and on behalf of Master Funding) shall, or cause the related Servicer to, furnish to the Securities Administrator an Officer’s Certificate, signed by a duly authorized officer of the Seller or the related Servicer, as the case may be, to the effect that such repurchase has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such repurchase have been satisfied, including the delivery to the Master Servicer of the Purchase Price for deposit into the Master Servicer Collection Account, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release.  Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such repurchase and which approval shall consist solely of the Securities Administrator’s receipt of such documentation and deposits.  It is understood and agreed that the obligation under this Agreement of EMC (on its behalf and on behalf of Master Funding) to repurchase any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

Section 2.04  Substitution of Mortgage Loans.

Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, EMC (on its own behalf and on behalf of Master Funding) may, no later than the date by which such purchase by EMC (on its behalf and on behalf of Master Funding) would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in this Agreement; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The related Custodian, on behalf of the Trustee, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the related Custodian, on its behalf, shall notify EMC (on its own behalf and on behalf of Master Funding), in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of Subsection 2.01(b). Within two Business Days after such notification, EMC (on its own behalf and on behalf of Master Funding) shall provide to the Paying Agent for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by EMC (on its own behalf and on behalf of Master Funding) of the Purchase Price for the purchase of a Mortgage Loan by EMC (on its behalf and on behalf of Master Funding). After such notification to EMC (on its own behalf and on behalf of Master Funding) and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of EMC (on its own behalf and on behalf of Master Funding). The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the related Custodian of a Request for Release for such Mortgage Loan), the related Custodian, on behalf of the Trustee, shall release to EMC (on its own behalf and on behalf of Master Funding) the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver to the related Custodian the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Securities Administrator shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee, the Master Servicer, EMC (on its own behalf and on behalf of Master Funding), the related Custodian and the Rating Agencies.

In connection with any substitution of a Mortgage Loan pursuant to this Section 2.04, EMC (on its own behalf and on behalf of Master Funding) shall, or cause the related Servicer to, furnish to the Securities Administrator and the Master Servicer an Officer’s Certificate, signed by a duly authorized officer of EMC (on its own behalf and on behalf of Master Funding) or the related Servicer, as the case may be, to the effect that such substitution has been made in accordance with the terms and conditions of this Agreement and that all conditions precedent to such substitution have been satisfied, together with copies of any Opinion of Counsel required to be delivered pursuant to this Agreement and the related Request for Release.  Solely for purposes of the Securities Administrator providing an Assessment of Compliance, upon receipt of such documentation, the Securities Administrator shall approve such substitution and which approval shall be based solely on the Securities Administrator’s receipt of such documentation and deposits.  It is understood and agreed that the obligation under this Agreement of the Seller to substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against EMC (on its own behalf and on behalf of Master Funding) respecting such breach available to Certificateholders, the Depositor or the Trustee.

Section 2.05  Issuance of Certificates.

(a)  The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, the Securities Administrator has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee (or the related Custodian on its behalf) agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it (or the related Custodian on its behalf) segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Group I Mortgage Loans and the other assets of REMIC I for the benefit of the holders of the REMIC I Interests. The Trustee acknowledges receipt of such assets and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC I Interests.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Group II Mortgage Loans and the other assets of REMIC II for the benefit of the holders of the REMIC II Interests. The Trustee acknowledges receipt of such assets and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Interests.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the REMIC II Regular Interests for the benefit of the holders of the REMIC III Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the REMIC II Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Interests.

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC III Regular Interests for the benefit of the Holders of the Certificates (other than the Class R Certificates). The Trustee acknowledges receipt of the REMIC III Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Certificates (other than the Class R Certificates).

Section 2.06  Representations and Warranties Concerning the Depositor.

The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

(i)  the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)  the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)  the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)  the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)  this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)  there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

(vii)  The Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days; and

(viii)  immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

Section 2.07  Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)           acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)           to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)           to make payments on the Certificates;

(d)           to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)           subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities.  The trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding.

Section 2.08  Delivery of Opinion of Counsel in Connection with Substitutions and Purchases.

Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, no repurchase or substitution pursuant to Sections 2.02, 2.03 or 2.04 shall be made unless the Seller delivers to the Trustee and Securities Administrator an Opinion of Counsel, addressed to the Trustee and the Securities Administrator, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II, REMIC III or REMIC IV, or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02, 2.03 or 2.04) upon the earlier of (a) the occurrence of a default or default becoming reasonably foreseeable with respect to such Mortgage Loan and (b) receipt by the Trustee and Securities Administrator of an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

Section 2.09  Conveyance of the Group II Subsequent Mortgage Loans.

(a)           Subject to the conditions set forth in paragraph (b) below, in consideration of the Securities Administrator's delivery on the Subsequent Transfer Dates to or upon the written order of the Depositor of all or a portion of the balance of funds in the Group II Pre-Funding Account, the Depositor shall, on such Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Fund (subject to the other terms and provisions of this Agreement) all its right, title and interest in and to (i) the Group II Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group II Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Seller reserves and retains all right, title and interest in and to principal received and interest accruing on such Group II Subsequent Mortgage Loans prior to the Subsequent Cut-off Date. The transfer to the Trustee for deposit in Loan Group II by the Depositor of the Group II Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Seller, the Master Servicer, the Trustee and the Group II Certificateholders to constitute and to be treated as a sale of the Group II Subsequent Mortgage Loans by the Depositor to the Trust. The related Mortgage File for each Group II Subsequent Mortgage Loan shall be delivered to the Custodian, on behalf of the Trustee, as its agent, at least three Business Days prior to the Subsequent Transfer Date.

The purchase price paid by the Securities Administrator, on behalf of the Trustee, from amounts released from the Group II Pre-Funding Account shall be 100% of the aggregate Scheduled Principal Balance of the Group II Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

(b)           The Depositor shall transfer to the Trustee for deposit in Loan Group II-1 or Loan Group II-2, as applicable, the Group II-1 Subsequent Mortgage Loans or Group II-2 Subsequent Mortgage Loans, as applicable, and the other property and rights related thereto as described in paragraph (a) above, and the Securities Administrator, on behalf of the Trustee, shall release funds from the Group II Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

(i)           the Depositor shall have delivered to the Trustee and the Securities Administrator a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Group II-1 Subsequent Mortgage Loans or Group II-2 Subsequent Mortgage Loans, as applicable, and the Seller shall cause to be delivered a computer file containing such Mortgage Loan Schedule to the Trustee, the Securities Administrator and the Master Servicer at least three Business Days prior to the related Subsequent Transfer Date;

(ii)           as of the Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit Q, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency with respect to it:

(iii)           such sale and transfer shall not result in a material adverse tax consequence to the Trust or the Certificateholders;

(iv)           the Group II Pre-Funding Period shall not have terminated;

(v)           the Depositor shall not have selected the Group II Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

(vi)           the Depositor shall have received an acknowledgment from each Rating Agency that the conveyance of the Group II Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Group II Certificates by the Rating Agencies, provided that, in the case of S&P, such acknowledgement shall be a written acknowledgement;

(vii)          the Trustee, the Securities Administrator and the Rating Agencies are provided with an Opinion of Counsel, at the expense of the Depositor, stating that each REMIC in the Trust Fund is and shall continue to qualify as a REMIC following the transfer of the Group II Subsequent Mortgage Loans, to be delivered as provided pursuant to this Section 2.09;

(viii)         the Rating Agencies, the Securities Administrator and the Trustee are provided with an Opinion of Counsel, at the expense of the Depositor, confirming that the transfer of the Group II Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date is a true sale, to be delivered as provided pursuant to this Section 2.09;

(ix)    the Depositor shall have furnished to the related Servicer, no later than three Business Days prior to the Subsequent Transfer Date, (x) if the servicer or servicers of such Subsequent Mortgage Loans are existing Servicers, then a written acknowledgement of each such Servicer that it is servicing such Group II Subsequent Mortgage Loans pursuant to the related Servicing Agreement, or (y) if the servicer or servicers are not existing Servicers, then a Servicing Agreement and Assignment, Assumption and Recognition Agreement with respect to such servicer or servicers in form and substance reasonably satisfactory to the Master Servicer; and

 (x)           the Depositor shall have delivered to the Trustee and the Securities Administrator a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.09 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Group II Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Group II Subsequent Mortgage Loans.

(c)           Any conveyance of Group II Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following:

(i)    Each such Group II Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Subsequent Transfer Instrument and this Agreement;

(ii)           As of the Subsequent Cut-off Date, each such Group II Subsequent Mortgage Loan shall satisfy the following criteria:

(a)	Such Group II Subsequent Mortgage Loan is not 30 or more days Delinquent as of the last day of the month preceding the Subsequent Cut-off Date;

(b)	The original term to stated maturity of such Group II Subsequent Mortgage Loan does not exceed 480 months;

(c)	Each Group II Subsequent Mortgage Loan is a Six-Month LIBOR, One-Year Treasury or One-Year LIBOR adjustable rate mortgage loan with a first lien on the related Mortgaged Property;

(d)	No Group II Subsequent Mortgage Loan has a first payment date occurring after September 1, 2007;

(e)	The latest maturity date of any Group II Subsequent Mortgage Loan is no later than May 1, 2047;

(f)	If applicable, such Group II Subsequent Mortgage Loan has a credit score of not less than 600;

(g)	Such Group II Subsequent Mortgage Loan has a gross margin as of the related Subsequent Cut-off Date ranging from approximately 1.500% per annum to approximately 5.000% per annum;

(h)	Such Group II Subsequent Mortgage Loan has a maximum mortgage rate as of the related Subsequent Cut-Off Date greater than 9.000%;

(i)	Such Group II Subsequent Mortgage Loan has a Loan-to-Value Ratio less than or equal to 100%; and

(j)	Such Group II Subsequent Mortgage Loan has been underwritten in accordance with the guidelines of Countrywide Home Loans, Inc.

(iii)	As of the related Subsequent Cut-off Date, the Group II Subsequent Mortgage Loans in the aggregate shall satisfy the following criteria:

(a)	Have a weighted average gross margin ranging from 2.000% to 2.500% per annum;

(b)	Have a weighted average credit score greater than 725;

(c)	Have no less than 75% of the mortgaged properties be owner occupied;

(d)	Have no less than 75% of the mortgaged properties be single family detached or planned unit developments;

(e)	Have no more than 35% of the Group II Subsequent Mortgage Loan be cash out refinance;

(f)	Have all of such Group II Subsequent Mortgage Loan with a Loan-to-Value Ratio greater than 80% be covered by a Primary Mortgage Insurance Policy;

(g)	Have a weighted average maximum mortgage rate greater than or equal to 10.000%; and

(h)	Be acceptable to the Rating Agencies.

(d)           The Trustee and the Securities Administrator shall be entitled to rely upon the confirmation made by the Depositor pursuant to the related Subsequent Transfer Instrument and the Opinions of Counsel delivered pursuant to clauses (b)(vii) and (viii) above in determining that the condition precedents are met for the release of funds from the Group II Pre-Funding Account.

ARTICLE III
ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS; SECURITIES AND EXCHANGE COMMISSION REPORTING

Section 3.01  Master Servicer.

The Master Servicer shall, from and after the Closing Date, supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under its applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide a report in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit  the Securities Administrator to prepare the statements specified in Section 6.04 by 12:00 p.m. Central Standard Time on the 5th Business Day prior to each Distribution Date, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder; provided, however, in no event shall the Master Servicer be required to provide such information to the Securities Administrator earlier than 12:00 p.m. Central Standard Time on the 19th calendar day of the month. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Master Servicer pursuant to the applicable Servicing Agreements. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the related Servicer and shall have no liability for any errors in such Mortgage Loan data.

In addition to the foregoing, in connection with a modification of any Mortgage Loan by a Servicer, if the Master Servicer is unable to enforce the obligations of the Servicer with respect to such modification, the Master Servicer shall notify the Depositor of such Servicer’s failure to comply with the terms of the Servicing Agreement. If the Servicing Agreement requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the related Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the Servicing Agreement and that any conditions to such modification set forth in the Servicing Agreement have been satisfied.  Furthermore, if the Servicing Agreement requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer will monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the related Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the Servicing Agreement, and the Master Servicer shall notify the Depositor in any case in which the Master Servicer believes that the related Servicer is not complying with such timeframes and/or other requirements.

In connection with any such Servicing Modification, the related Servicer may reimburse itself from the Trust for any outstanding Advances and Servicing Advances at the time of the modification to the extent interest and principal is forgiven or Servicing Advances are reimbursed. Any such reimbursement shall occur during the same calendar month as the Servicing Modification, and, to the extent such Advance or Servicing Advance is forgiven, any such reimbursement will be treated as a Realized Loss which will be incurred on the Distribution Date related to the calendar month during which the Servicing Modification occurred. To the extent Advances and Servicing Advances or other amounts owed the Servicer are capitalized, the related Servicer may reimburse itself from such arrearages on a first priority basis.

The Trustee shall furnish the Servicers and the Master Servicer, upon written request from a servicing officer, with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee or the related Custodian on its behalf or the related Servicer shall provide access to the records and documentation in the possession of the related Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the related Custodian or the related Servicer; provided, however, that, unless otherwise required by law, the Trustee, the related Custodian, or the related Servicer, shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the related Custodian, on its behalf, or the related Servicer, shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the related Custodian’s or the related Servicer’s actual costs.

The Trustee shall execute upon the related Servicer’s written instruction (which includes the documents to be signed) and deliver to the related Servicer and the Master Servicer, any court pleadings, requests for trustee’s sale or other appropriate documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 3.02  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Securities Administrator or the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account (except as otherwise expressly permitted by this Agreement) unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and Securities Administrator has received a REMIC Opinion addressed to the Securities Administrator and the Trustee prepared at the expense of the Trust Fund; (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Securities Administrator and the Trustee; or (c) acquire any assets for any REMIC (except as otherwise expressly permitted by this Agreement) other than any REO Property after the Startup Day without receipt of a REMIC Opinion.

Section 3.03  Monitoring of Servicers.

(a)  The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the non-compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that the related Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor servicer of the related Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement or the related Servicing Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.  Nothing herein shall impose any obligation on the part of the Trustee to assume or succeed to the duties or obligations of the Master Servicer unless the Trustee has not been able to find a successor servicer or a successor master servicer.

(b)  To the extent that the costs and expenses of the Master Servicer or the Trustee, as applicable, related to any termination of a Servicer, or the enforcement or prosecution or related claims, rights or remedies or the appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Distribution Account, pursuant to Section 4.05.

(c)  The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreements.

(d)  If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, may cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trust, be deemed to be the agent of the Trust.

Section 3.06  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.07  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the related Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D-1 or Exhibit D-2, as applicable, (or as otherwise provided in the related Custodial Agreement) hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the related Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the related Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and the related Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, upon written instruction from such Servicer or the Master Servicer, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The related Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the related Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit D-1 or Exhibit D-2, as applicable, (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the related Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the related Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)  The Master Servicer and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or the related Custodian on its behalf such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or the related Custodian on its behalf. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account, the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer and each Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

Section 3.09  Standard Hazard Insurance and Flood Insurance Policies.

(a)  For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)  Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.03.

Section 3.10  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property, which repair or restoration the owner of such Mortgaged Property or EMC, as applicable, has agreed to make as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11  Maintenance of the Primary Mortgage Insurance Policies.

(a)  The Master Servicer shall not take, or authorize any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not authorize any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)  The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.04, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Sections 4.03.

Section 3.12  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the related Custodian, on behalf of the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, on behalf of the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the related Custodian, on behalf of the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14  Compensation for the Master Servicer.

The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, for the performance of its activities hereunder.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)  The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Protected Account.

(c)  The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)  To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, subject to approval by the Master Servicer, shall be deposited in the related Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

Section 3.16  Annual Statement as to Compliance.

(a)  The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor and the Securities Administrator not later than March 15th of each calendar year beginning in 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement or other applicable servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof.  Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.  The Master Servicer shall enforce the obligations of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver a similar Annual Statement of Compliance by that Servicer to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer.  In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated by the Master Servicer, the Securities Administrator or a Servicer to a subservicer or subcontractor, each such entity shall cause such subservicer or subcontractor (and with respect to each Servicer, the Master Servicer shall enforce the obligation of such Servicer to the extent required under the related Servicing Agreement) to deliver a similar Annual Statement of Compliance by such subservicer or subcontractor to the Depositor and the Securities Administrator as described above as and when required with respect to the Master Servicer or the related Servicer (as the case may be).

(b)  Failure of the Master Servicer to comply with this Section 3.16 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing Compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  Failure of the Securities Administrator to comply with this Section 3.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.17  Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, each of the Master Servicer, the Securities Administrator and the Custodians (to the extent set forth in this Section) (each, an “Attesting Party”) shall deliver (or otherwise make available) to the Master Servicer, the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2008, a report regarding such Attesting Party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year.  The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)           A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)           A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit M hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)           An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)           A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)           A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit M hereto which are indicated as applicable to the related Attesting Party.

On or before March 15th of each calendar year beginning in 2008, each Attesting Party shall furnish to the Master Servicer, the Depositor and the Securities Administrator a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Master Servicer shall enforce the obligation of each Servicer to deliver to the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided in the related Servicing Agreement.  In addition, each of the Master Servicer and the Securities Administrator shall cause, and the Master Servicer shall enforce the obligation (as and when provided in the related Servicing Agreement) of each Servicer to cause, any subservicer and each subcontractor (to the extent such subcontractor is determined by the Master Servicer or the Securities Administrator, as applicable, to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB) that is engaged by such Servicer, Master Servicer or Securities Administrator, as applicable, to deliver to the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided under the term of the related Servicing Agreement. Pursuant to each of the Servicing Agreements, the related Servicer, or any subservicer and each subcontractor (to the extent such subcontractor is determined by the Master Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB) that is engaged by such Servicer, is obligated to provide such Assessment of Compliance and Attestation Report on the 1st of March and in no event later than the 15th of March each year that the related Mortgage Loans are serviced under the applicable Servicing Agreement.  The Master Servicer shall deliver to the Securities Administrator any such Assessment of Compliance and Attestation Report received from a Servicer or any subservicer and each subcontractor (to the extent such subcontractor is determined by the Master Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB) that is engaged by such Servicer, within two business days of such receipt but in no event later than two Business Days following the 15th day of March for each year for which a Report on Form 10-K is required to be filed with respect to the Trust Fund.  Such Assessment of Compliance, as to any subservicer or subcontractor, shall at a minimum address the applicable Servicing Criteria specified on Exhibit M hereto which are indicated as applicable to any “primary servicer” to the extent such subservicer or subcontractor is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance.  The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit M and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance and Attestation Report is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

The Custodians shall deliver to the Master Servicer, the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit M hereto which are indicated as applicable to a “custodian”.  Notwithstanding the foregoing, an Assessment of Compliance or Attestation Report is not required to be delivered by any Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Master Servicer to comply with this Section 3.17 (including with respect to the timeframes required herein) shall, upon written notice from the Trustee at the written direction of the Depositor, constitute an Event of Default, and at the written direction of the Depositor the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  Failure of the Securities Administrator to comply with this Section 3.17 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Trustee at the written direction of the Depositor, constitute a default and the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.18  Reports Filed with Securities and Exchange Commission.

(a)           (i) (A) Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date; provided that, the Securities Administrator shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below.  Any disclosure that is in addition to the Monthly Statement and that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit N to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit N) and approval.

(B) Within five (5) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit N shall be required to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit O of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

(C) After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review.  Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Securities Administrator forwards a copy of the Form 10-D no later than the 10th calendar after the Distribution Date), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with obtaining the execution of and filing the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.18(a)(v)(B). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website identified in Section 6.04 a final executed copy of each Form 10-D filed by the Securities Administrator.  The signing party for the Master Servicer can be contacted as set forth in Section 12.07. Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be “no”.  The Securities Administrator shall be entitled to rely on the representations in Section 2.06(vii) and in any such notice in preparing, executing and/or filing any such report.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(i) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from a party’s failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(ii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit N to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit N) and approval.

(B) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit N shall be required pursuant to Section 3.18(a)(iv) below to provide, and the Master Servicer will enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide,  to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C) After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review.  No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Securities Administrator forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with obtaining the execution of and filing the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 3.18(a)(v)(B).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 12.07.  The parties to this Agreement acknowledge that the performance by Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(ii).  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from a party’s failure to deliver on a timely basis, any information from such party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii) (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable timeframes set forth in this Agreement, (I) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any subservicer or subcontractor, as applicable, as described under Section 3.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Master Servicer, each Servicer, each subservicer and subcontractor participating in the servicing function, the Securities Administrator and the Custodians, as described under Section 3.17, and (B) if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such report on assessment of compliance with Servicing Criteria described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer, each Servicer, the Securities Administrator, each subservicer, each subcontractor, as applicable, and the Custodians, as described under Section 3.17, and (B) if any registered public accounting firm attestation report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification as described in Section 3.18 (a)(iii)(D) below (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit N to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit N) and approval.

(B) No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit N shall be required to provide, and the Master Servicer shall enforce the obligations of each Servicer (to the extent provided in the related Servicing Agreement) to provide, pursuant to Section 3.18(a)(iv) below to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

(C) After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review.  Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with obtaining the execution of and filing the Form 10-K.  No later than the close of business Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(v)(B).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator.  The signing party for the Master Servicer can be contacted as set forth in Section 12.07.  Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than March 15th of each year in which the Trust is subject to the requirements of the Exchange Act with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no”.  The Securities Administrator shall be entitled to rely on the representations in Section 2.06(vii) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Sections 3.18(a)(iv) and (v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 3.16 and Section 3.17.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(D) Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act.  The Master Servicer shall cause any Servicer, and any subservicer or subcontractor engaged by it to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10th of each year in which the Trust is subject to the reporting requirements of the Exchange Act (or such other date specified in the related Servicing Agreement) and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit L, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  In addition, the Securities Administrator shall sign a Back-Up Certification substantially in the form of Exhibit L; provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.  An officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted as set forth in Section 12.07.

(iv) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act Report is subject to receipt from the entity that is indicated in Exhibit N as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 3.18(a)(i) through (iii) above.  Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit O.  Each of the Master Servicer, the Seller, the Securities Administrator and the Depositor hereby agrees to notify and provide, and the Master Servicer agrees to enforce the obligations (to the extent provided in the related Servicing Agreement) of each Servicer to notify and provide, to the extent known to the Master Servicer, the Seller, the Securities Administrator and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit N as the responsible party for providing that information.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.18.  In addition, the Trustee shall notify the Securities Administrator and the Depositor of any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Seller, the Securities Administrator, the Master Servicer or the Custodians of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008. Should the identification of any of the Depositor, the Seller, the Securities Administrator, the Master Servicer or the Custodians change, the Depositor shall promptly notify the Trustee in writing.

(v) (A) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall promptly notify the Depositor and the Master Servicer.  In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure, the Securities Administrator shall notify the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-K/A, 10-DA or 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an appropriate officer of the Master Servicer.  The parties hereto acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.18(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from a party’s failure to deliver on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act.  Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

(b)           The Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Sections 3.16, 3.17 and 3.18 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Securities Administrator on its behalf or on behalf of any subservicer or subcontractor engaged by the Securities Administrator pursuant to Section 3.16, 3.17 or 3.18 (the “Securities Administrator Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.16, 3.17 and 3.18 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to this Section 3.18 (the “Depositor Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

The Master Servicer shall indemnify and hold harmless the Securities Administrator and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.16, 3.17 and 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.  In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any subservicer or subcontractor engaged by the Master Servicer pursuant to Section 3.16, 3.17 or 3.18 (the “Master Servicer Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 3.18(c), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 3.18(c) shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)           Failure of the Master Servicer to comply with this Section 3.18 (including with respect to the timeframes required herein) shall, upon written notice from the Trustee at the written direction of the Depositor, constitute an Event of Default, and the Trustee shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same (but subject to the Master Servicer’s rights to payment of any Master Servicing compensation and reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  Failure of the Securities Administrator to comply with this Section 3.18 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall, upon written notice from the Trustee at the written direction of the Depositor, constitute a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same (but subject to the Securities Administrator’s right to reimbursement of all amounts for which it is entitled to be reimbursed prior to the date of termination).  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary. In connection with the termination of the Master Servicer or the Securities Administrator pursuant to this Section 3.18(d), the Trustee shall be entitled to reimbursement of all costs and expenses associated with such termination to the extent set forth in Section 9.05.  Notwithstanding anything to the contrary in this Agreement, no Event of Default by the Master Servicer or default by the Securities Administrator shall have occurred with respect to any failure to properly prepare, execute and/or timely file any report on Form 8-K, Form 10-D or Form 10-K, any Form 15 or Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file any such report, Form or amendment, and does not result from its own negligence, bad faith or willful misconduct.

 (e)           Notwithstanding the provisions of Section 12.02, this Section 3.18 may be amended without the consent of the Certificateholders.

(f)           Any report, notice or notification to be delivered by the Master Servicer or the Securities Administrator to the Depositor pursuant to this Section 3.18, may be delivered via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.

Section 3.19  UCC.

The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.20  Optional Purchase of Defaulted Mortgage Loans.

(a)  With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is Delinquent in payment by 90 days or more or is an REO Property, the Seller shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Purchase Price; provided however (i) that such Mortgage Loan is still 90 days or more Delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more Delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter. This right may be assigned by the Seller to a third party, including a holder of a Class of Certificates.

(b)  In addition, EMC shall, at its option, purchase any Mortgage Loan from the Trust for which the first Scheduled Payment due to the Trust after the Closing Date becomes thirty (30) days past due; provided however, such Mortgage Loan was purchased by EMC or one of its affiliates from a seller pursuant to a loan purchase agreement that obligated such seller to repurchase such Mortgage Loan if one or more Scheduled Payments becomes 30 or more days delinquent (and such seller has agreed to repurchase such Mortgage Loan); provided, further, that such optional purchase shall be exercised no later than the 270th day after such Mortgage Loan is subject to such seller's repurchase obligation. Such purchase shall be made at a price equal to the Purchase Price.

(c)  If at any time EMC remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Purchase Price for any Mortgage Loan purchased pursuant to clause (a), and EMC provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all of the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto.  Such assignment shall be an assignment outright and not for security.  EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 3.21  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Seller, the Depositor, the Securities Administrator and the Master Servicer with the provisions of Regulation AB.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance provided by the Commission in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Seller, the Depositor, the Master Servicer or the Securities Administrator for delivery of additional or different information as the Seller, the Depositor, the Master Servicer or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

ARTICLE IV
ACCOUNTS

Section 4.01  Protected Accounts.

(a)  The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement and the related Servicing Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)  To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)  To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Loan Group:

(i)  Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to its Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii)  Full Principal Prepayments and any Liquidation Proceeds received by such Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee;

(iii)  Partial Principal Prepayments received by such Servicer for the Mortgage Loans in the related Prepayment Period; and

(iv)  Any amount to be used as a Monthly Advance or any Compensating Interest Payments.

(d)  Withdrawals may be made from an Account only to make remittances or reimbursements as provided in Section 4.01(c), 4.03, 4.04 and 4.05; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(a) and 4.03 certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Master Servicer Collection Account.

Section 4.02  Master Servicer Collection Account.

The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Holders of the Certificates, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)  any amounts withdrawn from a Protected Account;

(ii)  any Advance and any Compensating Interest Payments;

(iii)  any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer which were not deposited in a Protected Account;

(iv)  The Purchase Price with respect to any Mortgage Loans purchased by EMC (on its behalf and on behalf of Master Funding) pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Purchase Price in connection with the tender of a Substitute Mortgage Loan by EMC (on its behalf and on behalf of Master Funding), the Purchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 3.20, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01;

(v)  any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vi)  any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges need not be credited by the Master Servicer or the related Servicer to the Protected Account or the Master Servicer Collection Account, as applicable.  Reconciliations will be prepared for the Master Servicing Collection Account within 45 calendar days after the bank statement cut-off date. In the event that the Master Servicer shall deposit or cause to be deposited in the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

Section 4.03  Permitted Withdrawals From the Master Servicer Collection Account.

The Master Servicer may from time to time make withdrawals from the Master Servicer Collection Account for the following purposes:

(i)  to reimburse the Master Servicer or the related Servicer for any Advance or Servicing Advance of its own funds, the right of the Master Servicer or related Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(ii)  to reimburse the Master Servicer or the related Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iii)  to reimburse the Master Servicer or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)  to reimburse the Master Servicer or a Servicer for advances of funds pursuant to this Agreement or the related Servicing Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v)  to reimburse the Master Servicer or a Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) through (iv);

(vi)  to pay the Master Servicer as set forth in Section 3.14;

(vii)  to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d) and 12.03 or otherwise reimbursable to it pursuant to this Agreement;

(viii)  to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

(ix)  to reimburse or pay the related Servicer any such amounts as are due thereto under this Agreement or the related Servicing Agreement and have not been retained by or paid to the related Servicer, to the extent provided herein and in the related Servicing Agreement;

(x)  the Purchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 5.09 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 4.21, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 10.01;

(xi)  any amounts required to be deposited with respect to losses on investments of deposits in the Master Servicer Collection Account; and

(xii)           any unreimbursed Capitalization Reimbursement Amount.

No later than noon New York time on the Distribution Account Deposit Date for each Distribution Date, the Master Servicer shall transfer all amounts on deposit in the account with respect to the related Distribution Date, less all permitted reimbursements to the Servicer and the Master Servicer and the Servicing Fees and Lender-Paid PMI Fees for such Distribution Date, to the Securities Administrator for deposit in the Distribution Account.

The Master Servicer will, from time to time on demand of a Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the related Servicing Agreement. The Master Servicer may clear and terminate the account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

In addition, prior to noon New York time on the Business Day prior to each Distribution Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Master Servicer Collection Account pursuant to subclauses (i) through (iv), inclusive, and (vi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Master Servicer Collection Account.

Section 4.04  Distribution Account.

(a)  The Paying Agent shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Distribution Account shall be an Eligible Account. The Master Servicer or Servicers, as the case may be, will remit to the Securities Administrator for deposit in the Distribution Account, the following amounts:

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii), (iii) and (iv), need not be credited by the Master Servicer or the related Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)  The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Paying Agent and held by the Paying Agent in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Paying Agent (whether made directly, or indirectly through a liquidator or receiver of the Paying Agent). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such Permitted Investments as may be selected by the Securities Administrator or deposited in demand deposits with such depository institutions as may be selected by the Securities Administrator, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Paying Agent or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to receive distribution of all investment earnings from the Distribution Account earned on funds on deposit in the Distribution Account. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator, as paying agent, shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Paying Agent) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

(d)  In addition, on the Closing Date the Depositor shall deposit $200 into the Distribution Account which shall be paid to the holders of the Class R Certificates on the first Distribution Date in accordance with Section 6.01.

Section 4.05  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Paying Agent will make such withdrawals or transfers from the Distribution Account for the following purposes:

(i)  to reimburse the Trustee, the Custodians or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(ii)  to pay the Securities Administrator compensation as set forth in Section 9.05;

(iii)  to remove amounts deposited in error;

(iv)  to clear and terminate the Distribution Account pursuant to Section 10.01; and

(b)  On each Distribution Date, the Paying Agent shall distribute the Available Funds to the extent on deposit in the Distribution Account for each Loan Group to the Holders of the Certificates in accordance with distribution instructions provided to it by the Securities Administrator no later than two Business Days prior to such Distribution Date (if the Paying Agent and the Securities Administrator are not the same entity) and determined by the Securities Administrator in accordance with Section 6.01.

Section 4.06  Group II Pre-Funding Account.

(a)           No later than the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a segregated trust account or sub-account of a trust account, which shall be titled “Group II Pre-Funding Account, Citibank, N.A., as trustee for the benefit of the holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4” (the “Group II Pre-Funding Account”). The Group II Pre-Funding Account shall be an Eligible Account or a sub account of an Eligible Account. The Securities Administrator shall, promptly upon receipt, deposit in the Group II Pre-Funding Account and retain therein the Group II Pre-Funded Amount remitted on the Closing Date to the Securities Administrator by the Depositor. Funds deposited in the Group II Pre-Funding Account shall be held in trust by the Securities Administrator for the Holders of the Group II Certificates for the uses and purposes set forth herein.

(b)           The Securities Administrator shall invest funds deposited in the Group II Pre-Funding Account as directed by the Depositor or its designee in writing in Permitted Investments with a maturity date no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, or, if no written direction is received by the Securities Administrator from the Depositor, then funds in such account shall remain uninvested. For federal income tax purposes, the Depositor or its designee shall be the owner of the Group II Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Group II Pre-Funding Account shall be transferred to the Group II Interest Coverage Account on the Business Day immediately preceding each Distribution Date. Any such income and gain remaining in the Group II Interest Coverage Account at the end of the Group II Pre-Funding Period shall be remitted by the Securities Administrator to the Depositor pursuant to Section 4.07(d). The Depositor or its designee shall deposit in the Group II Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Group II Pre-Funding Account be an asset of any REMIC created hereunder. Amounts on deposit in the Group II Pre-Funding Account shall be withdrawn by the Securities Administrator as follows:

(i)           On any Subsequent Transfer Date, the Securities Administrator shall withdraw from the Group II-1 Pre-Funded Amount or Group II-2 Pre-Funded Amount, as applicable, comprising the Group II Pre-Funding Account an amount equal to 100% of the Scheduled Principal Balances of the Group II-1 Subsequent Mortgage Loans or Group II-2 Subsequent Mortgage Loans, as applicable, (as identified on the Mortgage Loan Schedule provided by the Depositor) transferred and assigned to the Securities Administrator for deposit in Loan Group II-1 or Loan Group II-2, as applicable, on such Subsequent Transfer Date and remit such amount to the Depositor;

(ii)           If the amount on deposit in the Group II Pre-Funding Account (exclusive of investment income) has not been reduced to zero by the close of business on the date of termination of the Group II Pre-Funding Period, then at the close of business on such date, the Securities Administrator shall deposit into the Distribution Account with respect to Group II-1 Available Funds or Group II-2 Available Funds, as applicable, any amounts remaining in the Group II Pre-Funding Account related to Loan Group II-1 or Loan Group II-2, as applicable, (exclusive of investment income) for distribution in accordance with Section 6.01;

(iii)           To withdraw any amount not required to be deposited in the Group II Pre-Funding Account or deposited therein in error; and

(iv)           Upon the earliest of (i) the reduction of the Schedule Principal Balances of the Group II Mortgage Loans to zero or (ii) the termination of this Agreement with respect to Loan Group II in accordance with Section 10.01, to withdraw any amount remaining on deposit in the Group II Pre-Funding Account, first, for deposit in the Distribution Account for payment to the Group II Certificateholders then entitled to distributions in respect of principal until the Certificate Principal Balance of the Group II Certificates has been reduced to zero, and second, for payment to the Depositor of any remaining amount.

Withdrawals pursuant to clauses (i), (ii) and (iv) shall be treated as contributions of cash to REMIC II on the date of withdrawal.

Section 4.07  Group II Interest Coverage Account.

(a)           No later than the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a segregated trust account or a sub-account of a trust account, which shall be titled “Group II Interest Coverage Account, Citibank, N.A., as trustee for the benefit of the holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4” (the “Group II Interest Coverage Account”). The Group II Interest Coverage Account shall be an Eligible Account or a sub-account of an Eligible Account. The Securities Administrator shall, promptly upon receipt, deposit in the Group II Interest Coverage Account and retain therein the Group II Initial Interest Coverage Deposit remitted on the Closing Date to the Securities Administrator by the Depositor and all income and gain realized from investment of funds deposited in the Group II Pre-Funding Account pursuant to Section 4.06(b). Funds deposited in the Group II Interest Coverage Account shall be held in trust by the Securities Administrator for the Group II Certificateholders for the uses and purposes set forth herein.

(b)           For federal income tax purposes, the Depositor shall be the owner of the Group II Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Group II Interest Coverage Account be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Group II Interest Coverage Account, which investment shall be made solely upon the written direction of the Depositor, shall be for the sole and exclusive benefit of the Depositor and shall be remitted at the direction of the Depositor by the Securities Administrator to the Depositor no later than the first Business Day following receipt of such income and gain by the Securities Administrator.  In the absence of such direction, the income and gain shall remain in the Group II Interest Coverage Account and shall be remitted at the direction of the Depositor or at the end of the Group II Pre-Funding Period as excess proceeds, as applicable. If no written direction with respect to such investment shall be received by the Securities Administrator from the Depositor, then funds in such Account shall remain uninvested. The Depositor shall deposit in the Group II Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss and any additional amounts necessary to make payments pursuant to paragraph (c) below to the extent amounts on deposit in the Group II Interest Coverage Account are insufficient.

(c)           On each Distribution Date during the Group II Pre-Funding Period and on the day of termination of the Group II Pre-Funding Period, the Securities Administrator shall withdraw from the Group II Interest Coverage Account and deposit in the Distribution Account an amount equal to the Group II Interest Coverage Distribution Amount for such Distribution Date. Such withdrawal and deposit shall be treated as a contribution of cash by the Depositor to REMIC II on the date thereof. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Group II Subsequent Mortgage Loan to the Trust on any Subsequent Transfer Date, the Securities Administrator shall, at the request of the Depositor, withdraw from the Group II Interest Coverage Account and remit to the Depositor or its designee an amount equal to the excess, if any, of the amount remaining in such Group II Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that will occur during the Group II Pre-Funding Period or on the day of termination of the Group II Pre-Funding Period if no Group II Subsequent Mortgage Loan were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date or the Distribution Date following the end of the Group II Pre-Funding Period, as applicable. On the day of termination of the Group II Pre-Funding Period, the Securities Administrator shall withdraw from the Group II Interest Coverage Account and remit to the Depositor or its designee the amount remaining in such Group II Interest Coverage Account after payment of the amount required to be withdrawn therefrom pursuant to the third preceding sentence on the day of termination of the Group II Pre-Funding Period.

(d)           Upon the earliest of (i) the Distribution Date immediately following the end of the Group II Pre-Funding Period, (ii) the reduction of the Certificate Principal Balance of the Group II Certificates to zero and (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Group II Interest Coverage Account after distributions pursuant to paragraph (c) above shall be withdrawn by the Securities Administrator and paid to the Depositor or its designee.

ARTICLE V
CERTIFICATES

Section 5.01  Certificates.

(a)  The Depository and the Issuing Entity have entered into a Depository Agreement dated as of the Closing Date (the “Depository Agreement”). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Certificate Registrar except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Certificate Registrar shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Certificate Registrar cause such Class to become Global Certificates, the Certificate Registrar and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

(b)  If (i)(A) the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Certificate Registrar or the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Certificate Registrar, as agent of the Depositor, shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar, as agent of the Depositor, of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Certificate Registrar shall issue the definitive Certificates. Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of any instructions required under this section and may conclusively rely on, and shall be protected in relying on, such instructions.

In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a definitive Certificate evidencing such Certificate Owner’s Fractional Undivided Interest in the related Class of Certificates.  In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Certificate Registrar to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent Fractional Undivided Interest in fully registered definitive form.  Upon receipt by the Certificate Registrar of instructions from the Depository directing the Certificate Registrar to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Current Principal Amount being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Certificate Registrar), (i) the Certificate Registrar shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Current Principal Amount of the definitive Certificate, (ii) the Certificate Registrar shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a definitive Certificate evidencing such Certificate Owner’s Fractional Undivided Interest in such Class of Certificates and (iii) the Certificate Registrar shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the Current Principal Amount of such Class of Certificates by the amount of the definitive Certificates.

(c)           (i)           REMIC I will be evidenced by (x) the REMIC I Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the “regular interests” in REMIC I and have the initial principal amounts and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(i) and (y) the Class R-I Certificates, which are hereby designated as representing the sole class of “residual interests” in REMIC I.

The REMIC I Regular Interests and the Class R-I Certificates will have the following designations, initial principal amounts and Pass-Through Rates:

REMIC I Interest	Initial Principal Amount	Pass-Through Rate	Related Loan Group

I-1-Sub	$ 1,414.10	(1)	Loan Group I-1
I-1-Grp	$ 26,934.00	(2)	Loan Group I-1
I-2-Sub	$ 632.63	(1)	Loan Group I-2
I-2-Grp	$ 12,049.83	(3)	Loan Group I-2
ZZZ	$ 389,797,227.61	(1)	Loan Group I
Class R-I	$ 50.00	0.00%	N/A
________________________

(1)           The weighted average of the Net Rates of the Group I Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(2)           The weighted average of the Net Rates of the Group I-1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(3)           The weighted average of the Net Rates of the Group I-2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

Interest shall be payable from amounts received on the Group I Mortgage Loans to the REMIC I Regular Interests at the applicable Pass-Through Rates on the related Uncertificated Principal Balances. Distributions of principal shall be deemed to be made from amounts received on the Group I Mortgage Loans to the REMIC I Regular Interests, first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation “Grp” equal to 0.01% of the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation “Sub,” so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in the related Loan Group over (y) the aggregate Current Principal Amount of the Group I Senior Certificates in the Certificate Group for the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest ZZZ. Realized Losses on the Group I Mortgage Loans shall be applied after all distributions have been made on each Distribution Date, first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation “Grp” equal to 0.01% of the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation “Sub,” so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in the related Loan Group over (y) the Current Principal Amount of the Group I Senior Certificates in the Certificate Group for the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Group I Mortgage Loans shall be allocated to REMIC I Regular Interest ZZZ.

The aggregate amount of any Net Interest Shortfalls and interest portion of Realized Losses related to the Group I Mortgage Loans for any Distribution Date shall be allocated to accrued interest payable to the REMIC I Regular Interests, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

(ii)           REMIC II will be evidenced by (x) the REMIC II Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the “regular interests” in REMIC II and have the initial principal amounts and (other than REMIC II Regular Interest R-III/R-IV) accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(ii) and (y) the Class R-II Certificates, which are hereby designated as representing the sole class of “residual interests” in REMIC II.

The REMIC II Regular Interests and the Class R-II Certificates will have the following designations, initial principal amounts and Pass-Through Rates:

REMIC II Interest	Initial Principal Amount	Pass-Through Rate	Related Loan Group

II-1-Sub	$ 697.52	(1)	Loan Group II-1
II-1-Grp	$ 19,926.52	(2)	Loan Group II-1
II-2-Sub	$ 1,917.10	(1)	Loan Group II-2
II-2-Grp	$ 54,773.70	(3)	Loan Group II-2
ZZZ	$ 746,924,867.51	(1)	Loan Group II
R-III/R-IV	$ 100.00	0.00%	N/A
Class R-II	$ 50.00	0.00%	N/A
________________________

(1)           The weighted average of the Net Rates of the Group II Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(2)           The weighted average of the Net Rates of the Group II-1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(3)           The weighted average of the Net Rates of the Group II-2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

Interest shall be payable from amounts received on the Group II Mortgage Loans to the REMIC II Regular Interests at the applicable Pass-Through Rates on the related Uncertificated Principal Balances. On the Distribution Date in June 2007, REMIC II Regular Interest R-III/R-IV will be paid $100 in reduction of its Uncertificated Principal Balance from the Class R-III Deposit and the Class R-IV Deposit held in the Distribution Account.   Distributions of principal shall be deemed to be made from amounts received on the Group II Mortgage Loans to the REMIC II Regular Interests, first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation “Grp” equal to 0.01% of the aggregate Scheduled Principal Balance of the Group II Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation “Sub,” so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans in the related Loan Group over (y) the aggregate Current Principal Amount of the Group II Senior Certificates in the Certificate Group for the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC II Regular Interest ZZZ. Realized Losses on the Group II Mortgage Loans shall be applied after all distributions have been made on each Distribution Date, first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation “Grp” equal to 0.01% of the aggregate Scheduled Principal Balance of the Group II Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation “Sub,” so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans in the related Loan Group over (y) the Current Principal Amount of the Group II Senior Certificates in the Certificate Group for the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Group II Mortgage Loans shall be allocated to REMIC II Regular Interest ZZZ.

The aggregate amount of any Net Interest Shortfalls and interest portion of Realized Losses related to the Group II Mortgage Loans for any Distribution Date shall be allocated to accrued interest payable to the REMIC II Regular Interests, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC II Regular Interest.

(iii)           REMIC III will be evidenced by (x) the REMIC III Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the “regular interests” in REMIC III and have the initial principal amounts and (other than REMIC III Regular Interest R-IV) accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(iii) and (y) the Class R-III Certificates, which are hereby designated as representing the sole class of “residual interests” in REMIC III.

The REMIC III Regular Interests and the Class R-III Certificates will have the following designations, initial principal amounts and Pass Through Rates:

Designation	Initial Principal Amount	Pass-Through Rate

I-1A-1	$ 241,059,000.00	(1)
I-1A-2	$ 14,140,000.00	(1)
I-2A-1	$ 107,846,000.00	(2)
I-2A-2	$ 6,326,000.00	(2)
II-1A-1	$ 185,316,000.00	(3)
II-2A-2	$ 6,974,000.00	(3)
II-2A-1	$ 509,395,000.00	(4)
II-2A-2	$ 19,171,000.00	(4)
Class R-III	$ 50.00	0.00%
R-IV	$ 50.00	0.00%
I-B-1	$ 8,771,000.00	(5)
I-B-2	$ 3,898,000.00	(5)
I-B-3	$ 2,339,000.00	(5)
I-B-4	$ 2,339,000.00	(5)
I-B-5	$ 1,754,000.00	(5)
I-B-6	$ 1,366,258.16	(5)
II-B-1	$ 14,566,000.00	(6)
II-B-2	$ 4,481,000.00	(6)
II-B-3	$ 2,616,000.00	(6)
II-B-4	$ 1,493,000.00	(6)
II-B-5	$ 1,494,000.00	(6)
II-B-6	$ 1,496,182.35	(6)

(1)           A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rate on REMIC I Regular Interest I-1-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest immediately preceding the related Distribution Date.

(2)           A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rate on REMIC I Regular Interest I-2-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest immediately preceding the related Distribution Date.

(3)           A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rate on REMIC II Regular Interest II-1-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(4)           A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rate on REMIC II Regular Interest II-2-Grp, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest immediately preceding the related Distribution Date.

(5)           A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on REMIC I Regular Interests I-1-Sub and I-2-Sub, weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest immediately preceding the related Distribution Date, provided that for purposes of calculating such weighted average, the Pass-Through Rate of each such REMIC I Regular Interest shall be subject to a cap and a floor equal to the Pass-Through Rate of the REMIC I Regular Interest from the related Loan Group ending with the designation “Grp”.

(6)           A variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on REMIC II Regular Interests II-1-Sub and II-2-Sub, weighted on the basis of the Uncertificated Principal Balances of each such REMIC II Regular Interest immediately preceding the related Distribution Date, provided that for purposes of calculating such weighted average, the Pass-Through Rate of each such REMIC II Regular Interest shall be subject to a cap and a floor equal to the Pass-Through Rate of the REMIC II Regular Interest from the related Loan Group ending with the designation “Grp”.

Principal related to the Group I Mortgage Loans shall be payable to, and shortfalls, losses and prepayments related to the Group I Mortgage Loans are allocable to, the REMIC III Group I Regular Interests as such amounts are payable and allocable to the Corresponding Certificates; provided that, solely for purposes of the foregoing, any shortfalls or losses allocable to the Class I-1X-1 Certificates shall be deemed to be allocated entirely to the Class I-1A-1 Certificates, and any shortfalls or losses allocable to the Class I-2X-1 Certificates shall be deemed to be allocated entirely to the Class I-2A-1 Certificates and Class I-2A-2 Certificates on a pro rata basis. Interest related to the Group I Mortgage Loans shall be payable to each of the REMIC III Group I Regular Interests at the Pass-Through Rate for such REMIC III Group I Regular Interest on such REMIC III Group I Regular Interest’s Uncertificated Principal Balance.

Principal related to the Group II Mortgage Loans shall be payable to, and shortfalls, losses and prepayments related to the Group II Mortgage Loans are allocable to, the REMIC III Group II Regular Interests as such amounts are payable and allocable to the Corresponding Certificates; provided that, solely for purposes of the foregoing, any shortfalls or losses allocable to the Class II-1X-1 Certificates shall be deemed to be allocated entirely to the Class II-1A-1 Certificates and Class II-2A-2 Certificates on a pro rata basis, and any shortfalls or losses allocable to the Class II-2X-1 Certificates shall be deemed to be allocated entirely to the Class II-2A-1 Certificates and Class II-2A-2 Certificates on a pro rata basis.  Interest related to the Group II Mortgage Loans shall be payable to each of the REMIC III Group II Regular Interests at the Pass-Through Rate for such REMIC III Group II Regular Interest on such REMIC III Group II Regular Interest’s Uncertificated Principal Balance.

(iii)           The Classes of the Regular Certificates, each of which shall represent a “regular interest” in REMIC IV, and the Class R-I, Class R-II, Class R-III and Class R-IV Certificates, each of which shall represent the sole class of “residual interests” in REMIC I, REMIC II, REMIC III and REMIC IV, respectively, shall have the following designations, initial principal amounts and Pass-Through Rates:

Designation	Initial Principal Amount	Pass-Through Rate

I-1A-1	$ 241,059,000.00	(1)
I-1A-2	$ 14,140,000.00	(2)
I-1X-1	(4)	(3)
I-2A-1	$ 107,846,000.00	(5)
I-2A-2	$ 6,326,000.00	(5)
I-2X-1	(4)	(6)
II-1A-1	$ 185,316,000.00	(7)
II-1A-2	$ 6,974,000.00	(7)
II-1X-1	(4)	(8)
II-2A-1	$ 509,395,000.00	(9)
II-2A-2	$ 19,171,000.00	(9)
II-2X-1	(4)	(10)
R-I	$ 50.00	(11)
R-II	$ 50.00	(11)
R-III	$ 50.00	(11)
R-IV	$ 50.00	(11)
I-B-1	$ 8,771,000.00	(12)
I-B-2	$ 3,898,000.00	(12)
I-B-3	$ 2,339,000.00	(12)
I-B-4	$ 2,339,000.00	(12)
I-B-5	$ 1,754,000.00	(12)
I-B-6	$ 1,366,258.16	(12)
II-B-1	$ 14,566,000.00	(13)
II-B-2	$ 4,481,000.00	(13)
II-B-3	$ 2,616,000.00	(13)
II-B-4	$ 1,493,000.00	(13)
II-B-5	$ 1,494,000.00	(13)
II-B-6	$ 1,496,182.35	(13)

(1)           On or prior to the Distribution Date in March 2012, the Class I-1A-1 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group I-1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, minus 0.317% per annum.  After the Distribution Date in March 2012 the Class I-1A-1 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group I-1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.  During each such period, for federal income tax purposes the Class I-1A-1 Certificates will bear interest at a rate equivalent to the foregoing, calculated using the weighted average of the Pass-Through Rate on REMIC III Regular Interest I-1A-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest immediately preceding the related Distribution Date, in place of the weighted average of the Net Rates of the Group I-1 Mortgage Loans.

(2)           The Class I-1A-2 Certificates will bear interest at a variable Pass-Through rate equal to the weighted average of the Net Rates of the Group I-1 Mortgage Loans.  For federal income tax purposes the Class I-1A-2 Certificates will bear interest at a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rate on REMIC III Regular Interest I-1A-2, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest immediately preceding the related Distribution Date.

(3)           On or prior to the Distribution Date in March 2012, the Class I-1X-1 Certificates will bear interest at a fixed Pass-Through Rate equal to 0.317% per annum on a notional balance equal to the Current Principal Amount of the Class I-1A-1 Certificates.  After the Distribution Date in March 2012, the Class I-1X-1 Certificates will not bear any interest.  For federal income tax purposes, the Class I-1X-1 Certificates will bear interest at a rate equivalent to the foregoing, expressed as (i) for any Distribution Date in or prior to March 2012, the excess, if any, of (x) the weighted average of the Pass-Through Rate on REMIC III Regular Interest I-1A-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest immediately preceding the related Distribution Date, over (y) the excess, if any, of (1) the weighted average of the Pass-Through Rate on REMIC III Regular Interest I-1A-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest immediately preceding the related Distribution Date, over (2) 0.317% per annum, and (ii) for any Distribution Date after March 2012, the excess, if any, of (A) the weighted average of the Pass-Through Rate on REMIC III Regular Interests I-1A-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest immediately preceding the related Distribution Date, over (B) the weighted average of the Pass-Through Rate on REMIC III Regular Interest I-1A-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest immediately preceding the related Distribution Date.

(4)           As described in the definition of Notional Amount herein.

(5)           On or prior to the Distribution Date in February 2017, the Class I-2A-1 Certificates and Class I-2A-2 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group I-2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, minus 0.419% per annum.  After the Distribution Date in February 2017, the Class I-2A-1 Certificates and Class I-2A-2 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group I-2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.  During each such period, for federal income tax purposes the Class I-2A-1 Certificates and Class I-2A-2 Certificates will bear interest at a rate equivalent to the foregoing, calculated using the weighted average of the Pass-Through Rates on REMIC III Regular Interests I-2A-1 and I-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, in place of the weighted average of the Net Rates of the Group I-2 Mortgage Loans.

(6)           On or prior to the Distribution Date in February 2017, the Class I-2X-1 Certificates will bear interest at a fixed Pass-Through Rate equal to 0.419% per annum on a notional balance equal to the aggregate Current Principal Amount of the Class I-2A-1 Certificates and Class I-2A-2 Certificates.  After the Distribution Date in February 2017, the Class I-2X-1 Certificates will not bear any interest. For federal income tax purposes, the Class I-2X-1 Certificates will bear interest at a rate equivalent to the foregoing, expressed as (i) for any Distribution Date in or prior to February 2017, the excess, if any, of (x) the weighted average of the Pass-Through Rates on REMIC III Regular Interests I-2A-1 and I-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (y) the excess, if any, of (1) the weighted average of the Pass-Through Rates on REMIC III Regular Interests I-2A-1 and I-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (2) 0.419% per annum, and (ii) for any Distribution Date after February 2017, the excess, if any, of (A) the weighted average of the Pass-Through Rates on REMIC III Regular Interests I-2A-1 and I-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (B) the weighted average of the Pass-Through Rates on REMIC III Regular Interests I-2A-1 and I-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date.

(7)           On or prior to the Distribution Date in May 2014, the Class II-1A-1 Certificates and Class II-1A-2 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group II-1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, minus 0.029% per annum.  After the Distribution Date in May 2014, the Class II-1A-1 Certificates and Class II-1A-2 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group II-1 Mortgage Loans.  During each such period, for federal income tax purposes the Class II-1A-1 Certificates and Class II-1A-2 Certificates will bear interest at a rate equivalent to the foregoing, calculated using the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-1A-1 and II-1A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, in place of the weighted average of the Net Rates of the Group II-1 Mortgage Loans.

(8)           On or prior to the Distribution Date in May 2014, the Class II-1X-1 Certificates will bear interest at a fixed Pass-Through Rate equal to 0.029% per annum on a notional balance equal to the aggregate Current Principal Amount of the Class II-1A-1 Certificates and Class II-1A-2 Certificates.  After the Distribution Date in May 2014, the Class II-1X-1 Certificates will not bear any interest.  For federal income tax purposes, the Class II-1X-1 Certificates will bear interest at a rate equivalent to the foregoing, expressed as (i) for any Distribution Date in or prior to May 2014, the excess, if any, of (x) the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-1A-1 and II-1A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (y) the excess, if any, of (1) the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-1A-1 and II-1A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (2) 0.029% per annum, and (ii) for any Distribution Date after May 2014, the excess, if any, of (A) the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-1A-1 and II-1A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (B) the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-1A-1 and II-1A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date.

(9)           On or prior to the Distribution Date in May 2017, the Class II-2A-1 Certificates and Class II-2A-2 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, minus 0.061% per annum.  After the Distribution Date in May 2017, the Class II-2A-1 Certificates and Class II-2A-2 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans.  During each such period, for federal income tax purposes the Class II-1A-1 Certificates and Class II-2A-2 Certificates will bear interest at a rate equivalent to the foregoing, calculated using the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-2A-1 and II-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, in place of the weighted average of the Net Rates of the Group II-2 Mortgage Loans.

 (10)           On or prior to the Distribution Date in May 2017, the Class II-2X-1 Certificates will bear interest at a fixed Pass-Through Rate equal to 0.061% per annum on a notional balance equal to the aggregate Current Principal Amount of the Class II-2A-1 Certificates and Class II-2A-2 Certificates.  After the Distribution Date in May 2017, the Class II-2X-1 Certificates will not bear any interest.  For federal income tax purposes, the Class II-2X-1 Certificates will bear interest at a rate equivalent to the foregoing, expressed as (i) for any Distribution Date in or prior to May 2017, the excess, if any, of (x) the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-2A-1 and II-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (y) the excess, if any, of (1) the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-2A-1 and II-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (2) 0.061% per annum, and (ii) for any Distribution Date after May 2017, the excess, if any, of (A) the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-2A-1 and II-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date, over (B) the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-2A-1 and II-2A-2, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date.

(11)           The Class R-I, Class R-II, Class R-III and Class R-IV Certificates will not bear interest.

(12)           The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates will each bear interest at a variable Pass-Through Rate equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in Loan Group I-1 and Loan Group I-2, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Group I Mortgage Loans of each such Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Group I Senior Certificates; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rates on REMIC III Regular Interests I-B-1, I-B-2, I-B-3, I-B-4, I-B-5 and I-B-6, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date.

(13)           The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will each bear interest at a variable Pass-Through Rate equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in Loan Group II-1 and Loan Group II-2, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of the Group II Mortgage Loans of each such Loan Group, the aggregate Current Principal Amount of the related Class or Classes of Group II Senior Certificates; provided that, for federal income tax purposes such Certificates will bear interest at a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rates on REMIC III Regular Interests II-B-1, II-B-2, II-B-3, II-B-4, II-B-5 and II-B-6, weighted on the basis of the Uncertificated Principal Balances of such REMIC III Regular Interests immediately preceding the related Distribution Date.

(d)  For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group I Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the “latest possible maturity date” for the REMIC I Regular Interests and the Group I Certificates (other than the Class R-I Certificates).  For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group II Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the “latest possible maturity date” for the REMIC II Regular Interests, the REMIC III Regular Interests and the Group II Certificates (other than the Class R-II, Class R-III and Class R-IV Certificates).

(e)  With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount (or Notional Amount in the case of the Interest Only Certificates) of such Class applicable to such Distribution Date.

(f)  The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and A-3. On original issuance, the Securities Administrator, as Certificate Registrar, shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Certificate Registrar may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Certificate Registrar, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Certificate Registrar shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

(g)  Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of, in the case of the Offered Certificates (other than the Residual Certificates), $100,000 and in each case increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Certificate Registrar shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Private Certificates shall be issued in certificated fully-registered form in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Private Certificate of each Class may be issued in a different amount so that the sum of the denominations of all outstanding Private Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date.  The Residual Certificates shall each be issued in certificated fully-registered form, each, in the denomination of $50.  Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Certificate Registrar shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Depositor to the Depository or pursuant to the Depository’s instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Securities Administrator, as Certificate Registrar, shall sign the Certificates by facsimile or manual signature and countersign them by manual signature by one or more authorized signatories, each of whom shall be Responsible Officers of the Certificate Registrar or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Certificate Registrar or its agent at the time of issuance shall bind the Certificate Registrar, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

(h)  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Certificate Registrar or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

(i)  The Closing Date is hereby designated as the “startup” day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

(j)  For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

(k)  The Securities Administrator on behalf of the Trustee shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

(l)  The following legend shall be placed on the Residual Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH AN OPINION OF COUNSEL ADDRESSED TO THE DEPOSITOR, TRUSTEE, CERTIFICATE REGISTRAR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, CERTIFICATE REGISTRAR OR THE TRUSTEE.

The following legend shall be placed upon the Private Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.

Section 5.02  Registration of Transfer and Exchange of Certificates.

(a)  The Certificate Registrar shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)  Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

(c)  By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

(i)  The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Certificate Registrar with a Rule 144A Certificate or comparable evidence as to its QIB status.

(ii)  The Certificate Registrar shall register the transfer of any Individual Certificate if (x) the transferor has advised the Certificate Registrar in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Certificate Registrar an Investment Letter (and the Certificate Registrar shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel addressed to the Certificate Registrar to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Certificate Registrar shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

(d)  Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

(i)  In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

(ii)  In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Certificate Registrar shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

(iii)  In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Certificate Registrar shall register such transfer if the transferee has provided the Certificate Registrar with a Rule 144A Certificate or comparable evidence as to its QIB status.

(iv)  No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

(e)  Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

(i)  A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)  A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Certificate Registrar a Rule 144A Certificate or comparable evidence as to its QIB status.

(iii)  A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(f)  (i)           Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii)  Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Certificate Registrar shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(g)  The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

(h)  Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Certificate Registrar Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Certificate Registrar in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Certificate Registrar in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

(i)  At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the Corporate Trust Office; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall sign and countersign and the Certificate Registrar shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(j)  If the Certificate Registrar so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Certificate Registrar, duly executed by the holder thereof or his or her attorney duly authorized in writing.

(k)  No service charge shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(l)  The Certificate Registrar shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.

(a)  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as it may require to save it harmless, and (iii) the Certificate Registrar has not received notice that such Certificate has been acquired by a third Person, the Certificate Registrar shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Certificate Registrar and shall be of no further effect and evidence no rights.

(b)  Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04  Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Paying Agent, the Certificate Registrar, the Trustee, the Securities Administrator and any agent of the Depositor, the Paying Agent, the Certificate Registrar, the Trustee or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Depositor, the Paying Agent, the Certificate Registrar, the Securities Administrator nor any agent of the Depositor, the Paying Agent, the Certificate Registrar, the Trustee or the Securities Administrator shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

Section 5.05  Transfer Restrictions on Residual Certificates.

(a)  No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, (1) the proposed transferee (including the initial purchasers thereof) delivers to the Securities Administrator, the Trustee, the Certificate Registrar and the Depositor an affidavit and agreement in the form attached hereto as Exhibit E-1 stating, among other things, that as of the date of such transfer such transferee is a Permitted Transferee and a United States Person and that such transferee is not acquiring such Residual Certificate for the account of any Person who is not a Permitted Transferee or a United States Person (a “Transferee Affidavit”), and (2) the proposed transferor delivers to the Securities Administrator, the Trustee, the Certificate Registrar and the Depositor an affidavit in the form attached hereto as Exhibit E-2 to the effect that it has no knowledge that the statements made by the proposed transferee in any such Transferee Affidavit are false (a “Transferor Affidavit”). The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the Transferee Affidavit or Transferor Affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee or a United States Person, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(a), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(a), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Securities Administrator, the Certificate Registrar or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(a) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the related Transferee Affidavit and Transferor Affidavit referred to above were received with respect to such transfer, and the Securities Administrator, the Trustee, the Certificate Registrar and the Depositor, as applicable, had no knowledge that they were untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(a) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.05 and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person, the Trustee, the Securities Administrator or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee or a United States Person and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

(b)  The Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any Person who is not a United States Person.

(c)  By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

Section 5.06  Restrictions on Transferability of Certificates.

(a)  No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or “Blue Sky” laws is available and the prospective transferee (other than the Depositor) of such Certificate signs and delivers to the Certificate Registrar an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Certificate Registrar may require an Opinion of Counsel addressed to the Certificate Registrar that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

(b)  The Private Certificates shall each bear a Securities Legend.

Section 5.07  ERISA Restrictions.

(a)  Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code, unless the proposed transferee provides either (i) the Securities Administrator, with an Opinion of Counsel addressed to the Depositor, the Trustee, the Certificate Registrar, the Master Servicer and the Securities Administrator (upon which they may rely) which is satisfactory to the Securities Administrator, which opinion will not be at the expense of the Depositor, the Trustee, the Certificate Registrar, the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Certificate Registrar, the Securities Administrator or the Trustee to any obligation in addition to those undertaken in the Agreement or (ii) in the case of the Private Certificates, a representation or certification to the Certificate Registrar (upon which the Certificate Registrar is authorized to rely) to the effect that the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (II) will not subject the Depositor, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

(b)  Any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA or Section 4975 of the Code, or (ii) the transfer and holding of an interest in such Certificate to that Person and the subsequent servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTCE 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (II) will not subject the Depositor, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

(c)  Each beneficial owner of a Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 or Class II-B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets” within the meaning of Department of Labor Regulation Section 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA, (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (the “Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Moody’s, Fitch, Dominion Bond Rating Service Limited (known as DBRS Limited) or Bond Rating Service, Inc. (know as DBRS, Inc.), and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(d)  Neither the Trustee, the Certificate Registrar, the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Certificate Registrar, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Certificate Registrar, the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. Neither the Trustee nor the Certificate Registrar shall be liable for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 5.08  Rule 144A Information.

For so long as any Certificates are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

Section 5.09  Appointment of Paying Agent and Certificate Registrar.

Wells Fargo Bank, N.A., as Securities Administrator, shall act as the initial Paying Agent and Certificate Registrar for so long as it is also the Master Servicer. Each of the Paying Agent and the Certificate Registrar may resign upon thirty (30) days’ prior written notice to the Trustee; provided hereto that no such resignation shall be effective until the appointment of a successor paying agent or certificate registrar. In the event the Paying Agent and/or the Certificate Registrar resigns or is removed for cause, the Depositor may appoint a successor paying agent or certificate registrar, as applicable. The Depositor shall cause such successor paying agent, if other than the Trustee or the Master Servicer or the Securities Administrator, to execute and deliver to the Depositor and the Trustee an instrument in which such paying agent shall agree with the Depositor and the Trustee that such paying agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders.

ARTICLE VI
PAYMENTS TO CERTIFICATEHOLDERS

Section 6.01  Distributions on the Certificates.

(a)  Interest and principal (as applicable) on the Certificates (other than the Residual Certificates) will be distributed monthly on each Distribution Date, commencing in June 2007, in an amount equal to the related Available Funds on deposit in the Distribution Account for such Distribution Date.  In addition, on the Distribution Date occurring in June 2007, the Class R-I Deposit will be distributed to the Holders of the Class R-I Certificates, the Class R-II Deposit will be distributed to the Holders of the Class R-II Certificates, the Class R-III Deposit will be distributed to the Holders of the Class R-III Certificates and the Class R-IV Deposit will be distributed to the Holders of the Class R-IV Certificates.  On each Distribution Date, the Available Funds on deposit in the Distribution Account shall be distributed as follows:

(i)  With respect to the Group I Certificates:

(A)           on each Distribution Date, the Group I-1 Available Funds will be distributed to the Group I-1 Senior Certificates as follows:

first, to the Class I-1A-1, Class I-1A-2 and Class I-1X-1 Certificates, on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date. As described below, accrued interest on the Class I-1A-1, Class I-1A-2 and Class I-1X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

second, to the Class I-1A-1, Class I-1A-2 and Class I-1X-1 Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I-1 Available Funds; and

third, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, on a pro rata basis, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount for the Group I-1 Senior Certificates for such Distribution Date, to the extent of remaining Group I-1 Available Funds, until the Current Principal Amounts of such Classes have been reduced to zero.

(B)           on each Distribution Date, the Group I-2 Available Funds will be distributed to the Group I-2 Senior Certificates as follows:

first, to the Class I-2A-1, Class I-2A-2 and Class I-2X-1 Certificates, on a pro rata basis, the Accrued Certificate Interest on such Class for such Distribution Date. As described below, accrued interest on the Class I-2A-1, Class I-2A-2 and Class I-2X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

second, to the Class I-2A-1, Class I-2A-2 and Class I-2X-1 Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I-2 Available Funds; and

third, to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, on a pro rata basis, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount for the Group I-2 Senior Certificates for such Distribution Date, to the extent of remaining Group I-2 Available Funds, until the Current Principal Amounts of such Classes have been reduced to zero.

(C)           Except as provided in clauses (D) and (E) below, on each Distribution Date on or prior to the Group I Cross-Over Date, an amount equal to the sum of any remaining Group I-1 Available Funds and Group I-2 Available Funds after the distributions in clauses (A) and (B) above will be distributed sequentially, in the following order, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in each case up to an amount equal to and in the following order: (A) the Accrued Certificate Interest thereon for such Distribution Date, (B) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (C) such Class’s Allocable Share for such Distribution Date, in each case, to the extent of remaining Group I-1 Available Funds and Group I-2 Available Funds.

(D)           On each Distribution Date prior to the Group I Cross-Over Date but after the reduction of the Current Principal Amount of all of the Group I Senior Certificates of a Certificate Group to zero, the remaining Class or Classes of Group I Senior Certificates in the remaining Certificate Group related to Loan Group I will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Group I Senior Certificates’ respective Loan Group allocated to such Group I Senior Certificates, 100% of the Principal Prepayments on any Group I Mortgage Loan in the Loan Group relating to the Class or Classes of Group I Senior Certificates of the fully repaid Certificate Group; provided, however, that if (A) the weighted average of the Subordinate Percentages of the Group I Subordinate Certificates on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages of the Group I Subordinate Certificates and (B) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans Delinquent 60 days or more (including for this purpose any such Group I Mortgage Loans in foreclosure and bankruptcy and Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group I Subordinate Certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the Group I-1 Senior Certificates and Group I-2 Senior Certificates in accordance with this clause (D) will not be made and 100% of the Principal Prepayments on any Group I Mortgage Loan in the Loan Group relating to the fully repaid Class or Classes of Group I Senior Certificates will be allocated to the Group I Subordinate Certificates.

 (E)           If on any Distribution Date on which the aggregate Current Principal Amount of the Group I-1 Senior Certificates or Group I-2 Senior Certificates, as applicable, would be greater than the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in the related Loan Group and any Group I Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, (A) 100% of amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to the Group I-1 Senior Certificates or Group I-2 Senior Certificates, pro rata, based upon their Current Principal Amounts immediately prior to such Distribution Date, in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Group I-1 Senior Certificates or Group I-2 Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in the related Loan Group, and (B) the Accrued Certificate Interest otherwise allocable to the Group I Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Group I Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Amount of such Class or Classes of Group I Senior Certificates over (y) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans in the related Loan Group. Any such reduction in the Accrued Certificate Interest on the Group I Subordinate Certificates will be allocated in reverse order of the Group I Subordinate Certificates’ numerical designations, commencing with the Class I-B-6 Certificates.

(F)           If, after distributions have been made pursuant to priorities first and second of clauses (A) and (B) above on any Distribution Date, the remaining Group I-1 Available Funds or Group I-2 Available Funds are less than the Group I-1 Senior Optimal Principal Amounts and Group I-2 Senior Optimal Principal Amounts for the Group I-1 Senior Certificates or Group I-2 Senior Certificates, as applicable, the Senior Optimal Principal Amount for such Loan Group shall be reduced, and such remaining related Available Funds will be distributed on the related Group I Senior Certificates, on a pro rata basis, on the basis of such reduced amount.

(G)           On each Distribution Date, any Group I Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-I Certificates; provided that if on any Distribution Date there are any Group I-1 Available Funds and Group I-2 Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Group I Senior Certificates, pro rata, based upon their Current Principal Amounts, until all amounts due to all Classes of Group I Senior Certificates have been paid in full, before any amounts are distributed to the Class R-I Certificates.

(ii)  With respect to the Group II Certificates:

(A)           on each Distribution Date, the Group II-1 Available Funds will be distributed to the Group II-1 Senior Certificates as follows:

first, to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date. As described below, accrued interest on the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

second, to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group II-1 Available Funds; and

third, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, on a pro rata basis, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount for the Group II-1 Senior Certificates for such Distribution Date, to the extent of remaining Group II-1 Available Funds, until the Current Principal Amounts of such Classes have been reduced to zero.

(B)           on each Distribution Date, the Group II-2 Available Funds will be distributed to the Group II-2 Senior Certificates as follows:

first, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, on a pro rata basis, the Accrued Certificate Interest on such Class for such Distribution Date. As described below, accrued interest on the Class II-2A-1, Class II-2A-2, Class II-2X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

second, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group II-2 Available Funds; and

third, to the Class II-2A-1 Certificates and Class II-2A-2 Certificates, on a pro rata basis, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount for the Group II-2 Senior Certificates for such Distribution Date, to the extent of remaining Group II-2 Available Funds, until the Current Principal Amounts of such Classes have been reduced to zero.

(C)           Except as provided in clauses (D) and (E) below, on each Distribution Date on or prior to the Group II Cross-Over Date, an amount equal to the sum of any remaining Group II-1 Available Funds and Group II-2 Available Funds after the distributions in clauses (A) and (B) above will be distributed sequentially, in the following order, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (A) the Accrued Certificate Interest thereon for such Distribution Date, (B) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (C) such Class’s Allocable Share for such Distribution Date, in each case, to the extent of remaining Group II-1 Available Funds and Group II-2 Available Funds.

(D)           On each Distribution Date prior to the Group II Cross-Over Date but after the reduction of the Current Principal Amount of all of the Group II Senior Certificates of a Certificate Group to zero, the remaining Class or Classes of Group II Senior Certificates in the remaining Certificate Group for Loan Group II will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Group II Senior Certificates’ respective Loan Group allocated to such Group II Senior Certificates, 100% of the Principal Prepayments on any Group II Mortgage Loan in the Loan Group relating to the Class or Classes of Group II Senior Certificates of the fully repaid Certificate Group; provided, however, that if (A) the weighted average of the Subordinate Percentages of the Group II Subordinate Certificates on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages of the Group II Subordinate Certificates and (B) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans Delinquent 60 days or more (including for this purpose any such Group II Mortgage Loans in foreclosure and bankruptcy and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group II Subordinate Certificates does not exceed 50%, then the additional allocation of Principal Prepayments to the Group II-1 Senior Certificates and Group II-2 Senior Certificates in accordance with this clause (D) will not be made and 100% of the Principal Prepayments on any Group II Mortgage Loan in the Loan Group relating to the fully repaid Class or Classes of Group II Senior Certificates will be allocated to the Group II Subordinate Certificates.

 (E)           If on any Distribution Date on which the aggregate Current Principal Amount of the Group II-1 Senior Certificates or Group II-2 Senior Certificates, as applicable, would be greater than the aggregate Scheduled Principal Balance of the Group II Mortgage Loans in the related Loan Group and any Group II Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, (A) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to the Group II-1 Senior Certificates or Group II-2 Senior Certificates, pro rata, based upon their Current Principal Amounts immediately prior to such Distribution Date, in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Group II-1 Senior Certificates or Group II-2 Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Group II Mortgage Loans in the related Loan Group, and (B) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Group II Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Amount of such Class or Classes of Group II Senior Certificates over (y) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans in the related Loan Group. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated in reverse order of the Group II Subordinate Certificates’ numerical designations, commencing with the Class II-B-6 Certificates.

(F)           If, after distributions have been made pursuant to priorities first and second of clauses (A) and (B) above on any Distribution Date, the remaining Group II-1 Available Funds or Group II-2 Available Funds are less than the Group II-1 Senior Optimal Principal Amounts or Group II-2 Senior Optimal Principal Amounts for the Group II-1 Senior Certificates and Group II-2 Senior Certificates, as applicable, the Senior Optimal Principal Amount for such Loan Group shall be reduced, and such remaining related Available Funds will be distributed on the related Group II Senior Certificates, on a pro rata basis, on the basis of such reduced amount.

(G)           On each Distribution Date, any Group II Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-II, Class R-III and Class R-IV Certificates; provided that if on any Distribution Date there are any Group II-1 Available Funds and Group II-2 Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Group II Senior Certificates, pro rata, based upon their Current Principal Amounts, until all amounts due to all Classes of Group I Senior Certificates have been paid in full, before any amounts are distributed to the Class R-II, Class R-III and Class R-IV Certificates..

(b)  For any Distribution Date, “pro rata” distributions among Classes of Certificates in respect of Accrued Certificate Interest or unpaid Accrued Certificate Interest will be made in proportion to the amount of Accrued Certificate Interest or unpaid Accrued Certificate Interest, respectively, due on such Classes for such Distribution Date.  For any Distribution Date, “pro rata” distributions among Classes of Certificates in respect of principal will be made in proportion to the Current Principal Amount of such Classes immediately prior to such Distribution Date.

(c)  No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

(d)  If on any Distribution Date the Available Funds for the Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for related Net Interest Shortfalls and the interest portion of related Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in such Certificate Group in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable related Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

(e)  The expenses and fees of the Trust shall be paid by each of the REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the REMICs.

Section 6.02  Allocation of Losses.

(a)  On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the related Servicer.

(b)  With respect to any Group I Certificates on any Distribution Date, the principal portion of each Realized Loss on a Group I Mortgage Loan shall be allocated as follows:

first, to the Class I-B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

second, to the Class I-B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

third, to the Class I-B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

fourth, to the Class I-B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

fifth, to the Class I-B-2 Certificates until the Current Principal Amount thereof has been reduced to zero; and

sixth, to the Class I-B-1 Certificates until the Current Principal Amount thereof has been reduced to zero.

Thereafter, the principal portion of Realized Losses on the Group I-1 Mortgage Loans and Group I-2 Mortgage Loans will be allocated on any Distribution Date to the Class or Classes of Group I Senior Certificates of the related Certificate Group, pro rata, based upon their respective Current Principal Amounts; provided, however, any such Realized Losses otherwise allocable to the Class I-1A-1 Certificates will be allocated to the Class I-1A-2 Certificates, until the Current Principal Amount of that Class has been reduced to zero, and then to the Class I-1A-1 Certificates, and such Realized Losses otherwise allocable to the Class I-2A-1 Certificates will be allocated to the Class I-2A-2 Certificates, until the Current Principal Amount of that Class has been reduced to zero, and then to the Class I-2A-1 Certificates.  Once the Current Principal Amounts of the Group I Senior Certificates of a Certificate Group have been reduced to zero, the principal portion of Realized Losses on the Group I Mortgage Loans in the related Loan Group (if any) will be allocated on a pro rata basis to the remaining Group I Senior Certificates of the other Certificate Group related to Loan Group I.

(c)  With respect to any Group II Certificates on any Distribution Date, the principal portion of each Realized Loss on a Group II Mortgage Loan shall be allocated as follows:

first, to the Class II-B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

second, to the Class II-B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

third, to the Class II-B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

fourth, to the Class II-B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

fifth, to the Class II-B-2 Certificates until the Current Principal Amount thereof has been reduced to zero; and

sixth, to the Class II-B-1 Certificates until the Current Principal Amount thereof has been reduced to zero.

Thereafter, the principal portion of Realized Losses on the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans will be allocated on any Distribution Date to the Class or Classes of Group II Senior Certificates of the related Certificate Group, pro rata, based upon their respective Current Principal Amounts; provided, however, any such Realized Losses otherwise allocable to the Class II-1A-1 Certificates will be allocated to the Class II-1A-2 Certificates, until the Current Principal Amount of that Class has been reduced to zero, and then to the Class II-1A-1 Certificates, and such Realized Losses otherwise allocable to the Class II-2A-1 Certificates will be allocated to the Class II-2A-2 Certificates, until the Current Principal Amount of that Class has been reduced to zero, and then to the Class II-2A-1 Certificates.  Once the Current Principal Amounts of the Group II Senior Certificates of a Certificate Group have been reduced to zero, the principal portion of Realized Losses on the Group II Mortgage Loans in the related Loan Group (if any) will be allocated on a pro rata basis to the remaining Group II Senior Certificates of the other Certificate Group related to Loan Group II.

(d)  Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Group I Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amount of all the Group I Certificates (other than the Class R-I Certificates) as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group I Mortgage Loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Group I Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the “Group I Loss Allocation Limitation”), and notwithstanding the foregoing clause (c), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Group II Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amount of all the Group II Certificates (other than the Class R-II, Class R-III and Class R-IV Certificates) as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group II Mortgage Loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Group II Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the “Group II Loss Allocation Limitation”).

(e)  Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

(f)  Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

(g)  On each Distribution Date, the Securities Administrator shall determine and notify the Paying Agent of the Group I Subordinate Certificate Writedown Amount and the Group II Subordinate Certificate Writedown Amount. Any Group I Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Group I Cross-Over Date, the Current Principal Amounts of the Group I Subordinate Certificates, in the reverse order of their numerical Class designations and (ii) from and after the Group I Cross-Over Date, the Group I Senior Certificates, in accordance with priorities set forth in clause (b) above, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date. Any Group II Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Group II Cross-Over Date, the Current Principal Amounts of the Group II Subordinate Certificates, in the reverse order of their numerical Class designations and (ii) from and after the Group II Cross-Over Date, the Group II Senior Certificates, in accordance with priorities set forth in clause (c) above, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

(h)  Any Net Interest Shortfall will be allocated among the related Classes of Certificates (other than the Residual Certificates) in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Group I Mortgage Loans or Group II Mortgage Loans occurring on or prior to the Group I Cross-Over Date or Group II Cross-Over Date, respectively, will not be allocated among any Certificates, but will reduce the amount of Group I Available Funds or Group II Available Funds, respectively, on the related Distribution Date. As a result of the subordination of the Group I Subordinate Certificates and Group II Subordinate Certificates in right of distribution, such Realized Losses on the Group I Mortgage Loans and Group II Mortgage Loans will be borne by the related Group I Subordinate Certificates and Group II Subordinate Certificates, in inverse order of their numerical Class designations. Following the Group I Cross-Over Date, the interest portion of Realized Losses on the Group I Mortgage Loans will be allocated to the Group I Senior Certificates in the manner described in the first sentence of this clause (h). Following the Group II Cross-Over Date, the interest portion of Realized Losses on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates in the manner described in the first sentence of this clause (h).

(i)  In addition, in the event that the Master Servicer receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Master Servicer Collection Account pursuant to Section 4.03.  If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Current Principal Amount of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate Certificates pursuant to this Section 6.02. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Current Principal Amount of the Subordinate Certificates, beginning with the Class of Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 6.02. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Current Principal Amount of each Subordinate Certificate of such Class in accordance with its respective Fractional Undivided Interest.

Section 6.03  Payments.

(a)  On each Distribution Date, other than the final Distribution Date, the Paying Agent shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based on information provided to the Paying Agent by the Securities Administrator. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. Neither the Securities Administrator nor the Paying Agent shall be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(b)  Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Paying Agent on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Paying Agent specified in the notice to Certificateholders of such final payment.

Section 6.04  Statements to Certificateholders.

(a)  Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator’s internet website as set forth below, the following information, expressed with respect to clauses (i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, or in the case of the Residual Certificates, an initial Current Principal Amount of $50:

(i)  the Current Principal Amount of each Class of Certificates immediately prior to such Distribution Date;

(ii)  the amount of the distribution allocable to principal on each applicable Class of Certificates;

(iii)  the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

(iv)  the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

(v)  the amount of the distribution allocable to interest on each Class of Certificates;

(vi)  the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

(vii)  the Current Principal Amount of each Class of Certificates after such Distribution Date;

(viii)  the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Servicer included in such distribution separately stated for each Loan Group;

(ix)  the aggregate amount of any Realized Losses (listed separately for each category of Realized Loss and for each Loan Group) during the related calendar month and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

(x)  with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iii) the Net Liquidation Proceeds with respect to such Mortgage Loan and (iv) the amount of the Realized Loss with respect to such Mortgage Loan;

(xi)  with respect to each Loan Group, the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of Principal Prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

(xii)  the number of Mortgage Loans (excluding REO Property) in each Loan Group remaining in the Trust Fund as of the end of the related Prepayment Period;

(xiii)  information for each Loan Group and in the aggregate regarding any Mortgage Loan delinquencies as of the end of the related calendar month, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans using the MBA method of calculation (a) Delinquent 30 to 59 days on a contractual basis, (b) Delinquent 60 to 89 days on a contractual basis, and (c) Delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

(xiv)  for each Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

(xv)  for each Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

(xvi)  the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Loan Group; provided that, in the event that such information is not available to the Securities Administrator on the Distribution Date, such information shall be furnished promptly after it becomes available;

(xvii)  the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

(xviii)  the Average Loss Severity Percentage for each Loan Group;

(xix)  the aggregate amount withdrawn from the Group II Pre-Funding Account and the Group II Interest Coverage Account pursuant to Section 4.06 and Section 4.07, respectively, prior to a Distribution Date, the amount remaining on deposit in the Group II Pre-Funding Account (exclusive of investment income) and in the Group II Interest Coverage Account (exclusive of investment income), following such Distribution Date, and the amount withdrawn from the Group II Pre-Funding Account and used to buy Group II Subsequent Mortgage Loans prior to such Distribution Date; and

(xx)  the then applicable Group I-1, Group I-2, Group II-1 and Group II-2 Senior Percentage, Group I-1, Group I-2, Group II-1 and Group II-2 Senior Prepayment Percentage, Group I-1, Group I-2, Group II-1 and Group II-2 Subordinate Percentage and Group I-1, Group I-2, Group II-1 and Group II-2 Subordinate Prepayment Percentage.

The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

(b)  By April 30 of each year beginning in 2008, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information, upon request, with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

Section 6.05  Monthly Advances.

The Master Servicer shall cause the related Servicer to remit any Advance required pursuant to the terms of the related Servicing Agreement. The related Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the related Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the related Servicer shall deliver (i) to the Master Servicer for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency and the Trustee an Officer’s Certificate setting forth the basis for such determination. Subject to the Master Servicer’s recoverability determination, in the event that a Servicer fails to make a required Advance, the Master Servicer, as successor servicer, shall be required to remit the amount of such Advance to the Master Servicer Collection Account in accordance with Section 4.03.  If the Master Servicer was required to make an Advance but failed to do so, the Trustee, upon receiving notice or becoming aware of such failure, and pursuant to the applicable terms of this Agreement, shall appoint a successor master servicer who will make such Advance, or the Trustee as successor master servicer shall be required to remit the amount of such Advance to the Distribution Account, unless the Trustee in its capacity as successor master servicer shall have determined that such Advance is a Nonrecoverable Advance.

Section 6.06  Compensating Interest Payments.

The Master Servicer shall cause each Servicer under the related Servicing Agreement to remit any required Compensating Interest Payments to the Distribution Account on the Remittance Date.

ARTICLE VII
THE MASTER SERVICER

Section 7.01  Liabilities of the Master Servicer.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02  Merger or Consolidation of the Master Servicer.

(a)  The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03  Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)  The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Servicing Agreements, the Assignment Agreements or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after a Responsible Officer of the Trustee shall have with respect to such claim or legal action actual knowledge thereof. The Master Servicer’s failure to receive any such notice shall not affect the Trustee’s right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced  by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)  The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise covered by the Master Servicer’s indemnification pursuant to Subsection (a) above.

Section 7.04  Limitations on Liability of the Master Servicer and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)  Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Master Servicer, the Custodians and any director, officer, employee or agent of the Master Servicer or the Custodians, shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement (except to the extent that the Master Servicer or the Trustee, as the case may be, is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the related Custodian's failure to perform its duties under the related Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the related Custodial Agreement, as applicable.

(d)  The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.05. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)  The Master Servicer shall not be liable for any acts or omissions of any Servicers, except as otherwise expressly provided herein.

Section 7.05  Master Servicer Not to Resign.

Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel addressed to the Trustee to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until EMC or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

Section 7.06  Successor Master Servicer.

In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as EMC or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 7.07  Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement.  No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VIII
DEFAULT

Section 8.01  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i)           any failure by the Master Servicer to remit to the Securities Administrator any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it (other than any  Monthly Advance) pursuant to this Agreement, which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)           The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

(iii)           There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)           The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(v)           The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

(vi)           The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Monthly Advance required to be made by the Master Servicer (other than a Nonrecoverable Advance) by the close of business on the Business Day prior to the related Distribution Date.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of EMC, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee in its capacity as successor master servicer pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in its capacity as successor master servicer (or such other successor master servicer as may be appointed hereunder) in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee in its capacity as successor master servicer (or such other successor master servicer as may be appointed hereunder) of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee in its capacity as successor master servicer (or such other successor master servicer as may be appointed hereunder) to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.  The Securities Administrator shall promptly notify the Trustee in writing of the occurrence of an Event of Default under clauses (i) or (vi) above.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 8.01 shall occur and the Securities Administrator fails to make such Advance described in clause (vi) of Section 8.01, the Trustee upon receiving notice or becoming aware of such failure, and pursuant to the applicable terms of this Agreement, shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee in its capacity as successor master servicer (or such other successor master servicer as may be appointed hereunder) shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance  the nonpayment of which was an Event of Default described in clause (vi) of this Section 8.01. Any such action taken by the Trustee in its capacity as successor master servicer (or such other successor master servicer as may be appointed hereunder) must be prior to the distribution on the relevant Distribution Date.

Section 8.02  Trustee to Act; Appointment of Successor.

(a)  Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter have all of the rights and powers of, and be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee in its capacity as successor master servicer shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 7.06, the Trustee in its capacity as successor master servicer shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $15,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee in its capacity as successor master servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)  If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

Section 8.03  Notification to Certificateholders.

Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

Section 8.04  Waiver of Defaults.

The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates, which default may only be waived by Holders of Certificates evidencing Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

Section 8.05  List of Certificateholders.

Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Securities Administrator will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Securities Administrator.

ARTICLE IX
CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator.

(a)  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(b)  Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)  On each Distribution Date, the Paying Agent shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Securities Administrator.

(d)  No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee’s Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action;

(vii)  None of the Securities Administrator, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another and

(viii)  Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(e)  All funds received by the Master Servicer and the Securities Administrator and required to be deposited in the Distribution Account, Group II Interest Coverage Account and the Group II Pre-Funding Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Securities Administrator.

(f)  Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

Section 9.02  Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 9.01:

(i)  The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Depositor, the Master Servicer or a Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)  Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or Trustee functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or a custodian or Trustee appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)  Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(viii)  The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(ix)  Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

(x)  Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

Section 9.03  Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Certificate Registrar on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee, or the Custodians on its behalf, nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodians on its behalf, of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The signature and countersignature of the Securities Administrator as Certificate Registrar (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Certificate Registrar in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing statement or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 9.04  Trustee and Securities Administrator May Own Certificates.

The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 9.05  Trustee’s and Securities Administrator’s Fees and Expenses.

The Securities Administrator shall be entitled to the Securities Administrator Fee and investment income on funds in the Distribution Account as compensation for its activities under this Agreement. The fees and expenses of the Trustee shall be paid in accordance with a side letter agreement with the Securities Administrator and at the expense of the Securities Administrator. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.05(a)(ii) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) or incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 9.06  Eligibility Requirements for Trustee, Paying Agent and Securities Administrator.

The Trustee and any successor Trustee, Paying Agent and any successor Paying Agent and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by S&P with respect to their long-term rating and rated “BBB” or higher by S&P and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee, successor Paying Agent or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee, the Paying Agent or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

Section 9.07  Insurance.

The Trustee, Paying Agent and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee, the Paying Agent or the Securities Administrator as to the Trustee’s, Paying Agent’s or the Securities Administrator’s, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 9.08  Resignation and Removal of the Trustee and Securities Administrator.

(a)  The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

(b)  If at any time the Trustee, the Paying Agent or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee, the Paying Agent or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee, the Paying Agent or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Paying Agent or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Paying Agent or the Securities Administrator, as applicable, and appoint a successor Trustee, Paying Agent or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee, the Paying Agent or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

(c)  The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee, the Paying Agent or the Securities Administrator and appoint a successor Trustee, the Paying Agent or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Paying Agent, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator or Paying Agent is removed), and the Trustee, the Paying Agent or Securities Administrator so removed and the successor so appointed.  In the event that the Trustee, the Paying Agent or Securities Administrator is removed by the Holders of Certificates in accordance with this Section 9.08(c), the Holders of such Certificates shall be responsible for paying any compensation payable to a successor Trustee, successor Paying Agent or successor Securities Administrator, in excess of the amount paid to the predecessor Trustee, predecessor Paying Agent or predecessor Securities Administrator, as applicable.

(d)  No resignation or removal of the Trustee, the Paying Agent or the Securities Administrator and appointment of a successor Trustee, the Paying Agent or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee, Paying Agent or Securities Administrator as provided in Section 9.09.

Section 9.09  Successor Trustee, Successor Paying Agent and Successor Securities Administrator.

(a)  Any successor Trustee, Paying Agent or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Paying Agent or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee, Paying Agent or Securities Administrator shall then become effective and such successor Trustee, Paying Agent or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Paying Agent or Securities Administrator herein. The predecessor Trustee, Paying Agent or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee, Paying Agent or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee, Paying Agent or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee, Paying Agent or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

(b)  No successor Trustee, Paying Agent or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee, Paying Agent or Securities Administrator shall be eligible under the provisions of Section 9.06.

(c)  Upon acceptance of appointment by a successor trustee, paying agent or securities administrator as provided in this Section 9.09, the successor trustee, paying agent or securities administrator shall mail notice of the succession of such trustee, paying agent or securities administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies.  The Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 9.10  Merger or Consolidation of Trustee, Paying Agent or Securities Administrator.

Any state bank or trust company or national banking association into which the Trustee, Paying Agent or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, Paying Agent or the Securities Administrator, respectively, shall be the successor of the Trustee, Paying Agent or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.11  Appointment of Co-Trustee or Separate Trustee.

(a)  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

(b)  If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

(c)  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

(d)  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(e)  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(f)  To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(g)  No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Section 9.12  Federal Information Returns and Reports to Certificateholders; REMIC Administration.

(a)  For federal income tax purposes, the taxable year of each REMIC shall be a calendar year, and the Securities Administrator shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

(b)  The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, federal tax information returns or elections required to be made hereunder with respect to each REMIC, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations and the Securities Administrator shall deliver (or otherwise make available) to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Securities Administrator will apply for an Employee Identification Number from the Internal Revenue Service under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall, sign Internal Revenue Service Form 8811, which shall provide the name and address of the person at the Securities Administrator who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC (the “REMIC Reporting Agent”). The Securities Administrator on behalf of the Trustee shall make elections to treat each REMIC as a REMIC (which elections shall apply to the taxable period ending December 31, 2007 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R-I Certificate is hereby designated as the “Tax Matters Person” (within the meaning of Treasury Regulation Section 1.860F-4(d)) for REMIC I, the Holder of the Class R-II Certificate is hereby designated as the “Tax Matters Person” for REMIC II, the Holder of the Class R-III Certificate is hereby designated as the “Tax Matters Person” for REMIC III, and the Holder of the Class R-IV Certificate is hereby designated as the “Tax Matters Person” for REMIC IV. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a Tax Matters Person, including designation of the Holder of a Residual Certificate to sign such returns or act as Tax Matters Person.  Each Holder of a Residual Certificate shall be bound by this Section.

(c)  The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

(d)  The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

(e)  Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of, or in respect of, interest or original issue discount on the Mortgage Loans that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from payments of, or in respect of, interest or original issue discount or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

(f)  The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants and the Securities Administrator’s covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several, and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement. In the event that any liable party hereto fails to honor its obligations under the preceding sentences, or taxes imposed on the Trust Fund are not otherwise paid, such taxes, to the extent attributable to Loan Group I or REMIC I, shall be paid, first, with amounts otherwise to be distributed to the Class R-I, Class R-III and Class R-IV Certificates, based on the REMIC to which the tax relates, and second, with amounts otherwise to be distributed to the Holders of the following other Group I Certificates in the following order of priority: first, to the Class I-B-6 Certificates, second, to the Class I-B-5 Certificates, third, to the Class I-B-4 Certificates, fourth, to the Class I-B-3 Certificates, fifth, to the Class I-B-2 Certificates, sixth, to the Class I-B-1 Certificates, and seventh, to the Group I Senior Certificates (on a pro rata basis based on the amounts to be distributed). In the event that any liable party hereto fails to honor its obligations under the preceding sentences, or taxes imposed on the Trust Fund are not otherwise paid, such taxes, to the extent attributable to Loan Group II or REMIC II, shall be paid, first, with amounts otherwise to be distributed to the Class R-II, Class R-III and Class R-IV Certificates, based on the REMIC to which the tax relates, and second, with amounts otherwise to be distributed to the Holders of the following other Group II Certificates in the following order of priority: first, to the Class II-B-6 Certificates, second, to the Class II-B-5 Certificates, third, to the Class II-B-4 Certificates, fourth, to the Class II-B-3 Certificates, fifth, to the Class II-B-2 Certificates, sixth, to the Class II-B-1 Certificates, and seventh, to the Group II Senior Certificates (on a pro rata basis based on the amounts to be distributed).  Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any such Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the related Class R Certificates (and, if necessary, from the Holders of the other relevant Certificates in the priority specified in the preceding sentences), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its monthly statement amounts allocated to the relevant Certificates, taking into account the priorities described in the second and third preceding sentences. The Securities Administrator shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

ARTICLE X
TERMINATION

Section 10.01  Termination Upon Repurchase by the Depositor or its Designee or Liquidation of the Mortgage Loans.

(a)  Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Trustee, the Paying Agent, the Master Servicer and the Securities Administrator created hereby, other than the obligation of the Paying Agent to make payments to Certificateholders as hereinafter set forth shall terminate with respect to Loan Group I and Loan Group II, as applicable, upon:

(i)  the repurchase by or at the direction of the Depositor or its designee of  all of the Mortgage Loans in such Loan Group and all related REO Property remaining in the Trust relating to such Loan Group at a price (in each case, the “Termination Purchase Price”) equal to the sum of (a) 100% of the Outstanding Principal Balance of each such Mortgage Loan in such Loan Group (other than any such Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances on the Mortgage Loans in such Loan Group made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property in such Loan Group, less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor, (c) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the Mortgage Loans in such Loan Group prior to the exercise of such repurchase right and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05; or

(ii)  the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the portion of the Trust Fund related to such Loan Group or the disposition of all property acquired with respect to any related Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

(iii)  the payment to the related Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

(b)  In no event, however, shall the portion of the Trust related to Loan Group I or Loan Group II, as applicable, created hereby continue beyond the earlier of (i) the related latest possible maturity date specified in Section 5.01(c) and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of this Agreement.

(c)  The right of the Depositor or its designee to repurchase all the assets of the Trust Fund in Loan Group I or Loan Group II, as applicable, as described in Subsection 10.01(a)(i) above is conditioned upon (i) such purchase occurring after the Distribution Date on which the aggregate Scheduled Principal Balance of the related Mortgage Loans (including, in the case of Loan Group II, the Group II Subsequent Mortgage Loans) is less than 10% of the sum of the aggregate Scheduled Principal Balance of the related Mortgage Loans (plus the Group II Pre-Funded Amount, in the case of Loan Group II), as of the Cut-off Date, or (ii) the Depositor making a determination, based upon an Opinion of Counsel addressed to the Depositor, the Trustee and the Securities Administrator, that the REMIC status of REMIC I, REMIC II, REMIC III or REMIC IV has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Depositor may elect to terminate REMIC I, REMIC II, REMIC III or REMIC IV at any time, and upon such election, the Depositor or its designee, shall repurchase all the assets of the Trust Fund described in Subsection 10.01(a)(i) above.

(d)  The Paying Agent shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer, the Securities Administrator, the Trustee and the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified.

(e)  If the option of the Depositor to repurchase or cause the repurchase of all the assets in the Trust Fund as described in Subsection 10.01(a)(i) above, is exercised, the Depositor and/or its designee shall deliver to the Paying Agent for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price. Upon presentation and surrender of the related Certificates by the related Certificateholders, the Paying Agent shall distribute to such Certificateholders as directed by the Securities Administrator in writing an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate (other than the Class R Certificates), one month’s interest thereon at the applicable Pass-Through Rate; and with respect to the related Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price for the related Loan Group and the aggregate amount to be distributed to the Holders of the related Certificates (other than the Class R Certificates). If the proceeds with respect to the Mortgage Loans of a Loan Group are not sufficient to pay all of the related Senior Certificates of the related Certificate Group in full, any such deficiency shall be allocated first, to the related Subordinate Certificates, in inverse order of their numerical designation and then to the related Senior Certificates of the related Certificate Group on a pro rata basis. Upon deposit of the Termination Purchase Price and following such final Distribution Date, the Trustee or the related Custodian, on its behalf, shall release promptly to the Depositor and/or its designee the related Mortgage Files for the remaining related Mortgage Loans, and the related portions of the Accounts with respect thereto shall terminate, subject to the Paying Agent’s obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Depositor.

(f)  Upon the presentation and surrender of the Certificates, the Paying Agent shall distribute to the remaining Certificateholders, pursuant to the written direction of the Securities Administrator and in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Paying Agent shall release promptly to the Depositor or its designee the Mortgage Files for the remaining Mortgage Loans, and the Distribution Account shall terminate, subject to the Paying Agent’s obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Subsection 10.01(f).

(g)  If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Paying Agent may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

Section 10.02  Additional Termination Requirements.

(a)  If the option of the Depositor to repurchase all of the Mortgage Loans in a Loan Group under Subsection 10.01(a)(i) above is exercised, the related portion of the Trust Fund and each related REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and Securities Administrator have been furnished with an Opinion of Counsel addressed to the Trustee and Securities Administrator to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code on any REMIC or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  within 90 days prior to the final Distribution Date, at the written direction of the Depositor, the Securities Administrator, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of each related REMIC provided to it by the Depositor and shall satisfy all of the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of such Holder; and

(ii)  the Depositor shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator on behalf of the Trustee shall sell or otherwise dispose of all of the related remaining assets of the Trust Fund in accordance with the terms hereof.

(b)  By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related REMIC upon the written request of the Depositor, and to take such action in connection therewith as may be reasonably requested by the Depositor, and (ii) appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Securities Administrator shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each related REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each related REMIC shall terminate.

ARTICLE XI
[RESERVED]

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.01  Intent of Parties.

The parties intend that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

Section 12.02  Amendment.

(a)  This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code, to revise any provisions to reflect the obligations of the parties to this agreement as they relate to Regulation AB or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee and the Securities Administrator, adversely affect in any material respect the interests of any Certificateholder.

(b)  This Agreement may also be amended from time to time by the Master Servicer, the Depositor, the Securities Administrator and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel addressed to the Trustee and Securities Administrator which shall be provided to the Trustee and the Securities Administrator other than at the Trustee’s or the Securities Administrator’s expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

(c)  Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies and the Custodians.

(d)  In the case of an amendment under Subsection 12.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)  Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Trustee and the Securities Administrator stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such amendment have been satisfied. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own respective rights, duties or immunities under this Agreement.

Section 12.03  Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

Section 12.04  Limitation on Rights of Certificateholders.

(a)  The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)  Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

(d)  No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.05  Acts of Certificateholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 12.05.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)  The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e)  In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 12.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor’s right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

Section 12.06  Governing Law.

THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.07  Notices.

All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Seller, EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (469-759-4714), attention: President or General Counsel, (iii) in the case of the Master Servicer , EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (214) 626-4889), attention: Michelle Viner or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iv) in the case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - BSARM 2007-4), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (v) in the case of the Certificate Registrar, the Certificate Registrar’s Corporate Trust Office or (vi) in the case of the Rating Agencies, Fitch, Inc., One State Street Plaza, New York, NY 10004, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, or such other address as may hereafter be furnished to the other parties hereto in writing. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Section 12.08  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

Section 12.09  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 12.10  Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 12.11  Counterparts.

This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 12.12  Notice to Rating Agencies.

The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Securities Administrator shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Securities Administrator has actual knowledge:

1.           Any material change or amendment to this Agreement or the Servicing Agreements;

2.           The occurrence of any Event of Default that has not been cured;

3.           The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

4.           The repurchase or substitution of Mortgage Loans;

5.           The final payment to Certificateholders; and

6.           Any change in the location of the Distribution Account.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By:	/s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

CITIBANK, N.A., as Trustee

By:	/s/ Wafaa Orfy
Name: Wafaa Orfy
Title: Vice President

EMC MORTGAGE CORPORATION, as Master Servicer and Seller

By:	/s/ Mark Novachek
Name: Mark Novachek
Title: Senior Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Benjamin F. Jordan
Name: Benjamin F. Jordan
Title: Assistant Vice President

Accepted and Agreed as to
Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)

in its capacity as Seller

EMC MORTGAGE CORPORATION,

By:	/s/ Scott D. Clark
Name: Scott D. Clark
Title: Senior Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 31st day of May 2007 before me, a notary public in and for said State, personally appeared ___________________________, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 31st day of May 2007 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a Vice President of Citibank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 31st day of May 2007 before me, a notary public in and for said State, personally appeared ________________________, known to me to be a Vice President of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 31st day of May 2007 before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a(n) _____________________of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 31st day of May 2007 before me, a notary public in and for said State, personally appeared ______________________, known to me to be a _____________________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 31st day of May 2007 before me, a notary public in and for said State, personally appeared ________________________, known to me to be a __________________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A CERTIFICATE AND CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[FOR THE CLASS A CERTIFICATES] [THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1	[Variable] [Pass-Through Rate:%]

Class [_]-[_]A-[_] [_]-[_]X-1 Senior

Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2007	Aggregate Initial [Current Principal] [Notional] Amount of this Senior Certificate as of the Cut-off Date: $[_____________]

First Distribution Date: June 25, 2007	Initial [Current Principal] [Notional] Amount of this Senior Certificate as of the Cut-off Date: $[_____________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [____________]

Assumed Final Distribution Date: [ ]

BEAR STEARNS ARM TRUST 2007-4
MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2007-4

evidencing a fractional undivided interest in the distributions allocable to the Class [_]-[_]A-[_] [_]-[_]X-1 Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

This Certificate is payable solely from the assets of the Trust Fund relating to Loan Group [I] [II] (as defined in the Agreement), and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, Securities Administrator or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by Structured Asset Mortgage Investments II Inc. (“SAMI II”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to SAMI II. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Depositor”), EMC, as Master Servicer and seller, Wells Fargo Bank, National Association, as securities administrator (the “Securities Administrator”)  and Citibank, N.A. as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the [Current Principal] [Notional] Amount hereof at a per annum rate equal to the Pass-Through Rate as described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest [and principal], if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the [Current Principal] [Notional] Amount of this Class of Certificates will be reduced to zero.  [For the Class X Certificates: [The Class [_]-[_]X-1 Certificates have no Current Principal Amount.]

Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial [Current Principal] [Notional] Amount of this Certificate is set forth above. [For the Class A Certificates: [The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in twenty-eight Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund relating to Loan Group [I] [II] created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Group [I] [II] Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I] [II] Mortgage Loan and (B) the remittance of all funds relating to Loan Group [I] [II] due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund relating to Loan Group [I] [II] in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group [I] [II] Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Group [I] [II] Mortgage Loans [FOR GROUP II CERTIFICATES: [and in the case of Loan Group II, plus the Group II pre-funded amount,] as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Group [I] [II] Certificates. In no event, however, will the Trust Fund relating to Loan Group [I] [II] created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the “latest possible maturity date” for the Group [I] [II] Certificates (other than the [Class R-I Certificates] [Class R-II, Class R-III and Class R-IV Certificates]) specified in Section 5.01(d) of the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 31, 2007	WELLS FARGO BANK, N.A. Not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_]-[_]A-[_] [_]-[_]X-1 Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. Authorized signatory of Wells Fargo Bank N.A., not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

  The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
for the account of ________________________________________________________________________________________________
account number _______________________________ or, if mailed by check, to _______________________________________________
______________________________________________________________________________________________________________
Applicable statements should be mailed to _____________________________________________________________________________
______________________________________________________________________________________________________________
This information is provided by _______________________________________________________________________________
assignee named above, or __________________________________________________________________________________________
its agent.

EXHIBIT A-2

FORM OF CLASS  B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP [I] [II] SENIOR CERTIFICATES, [AND] [THE CLASS [_-B-_] CERTIFICATES][,] [AND] [THE CLASS [_-B-_] CERTIFICATES][,] [AND] [THE CLASS [_-B-_] CERTIFICATES][,] [AND] [THE CLASS [_B-[_] CERTIFICATES] [AND] [THE CLASS [_-B-_] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

[FOR CLASS I-B-1, CLASS I-B-2, CLASS I-B-3, CLASS II-B-1, CLASS II-B-2 AND CLASS II-B-3] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED WILL BE REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT WILL BE MADE TO CEDE & CO. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR CLASS I-B-1, CLASS I-B-2, CLASS I-B-3, CLASS II-B-1, CLASS II-B-2 AND CLASS II-B-3] [EACH BENEFICIAL OWNER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), OR INVESTING WITH ASSETS OF A PLAN OR (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 90-30, AS AMENDED FROM TIME TO TIME (“EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, INC., MOODY’S INVESTORS SERVICE, INC. OR DOMINION BOND RATING SERVICE, LIMITED (KNOWN AS DBRS LIMITED) OR DOMINION BOND RATING SERVICE, INC. (KNOWN AS DBRS, INC.) AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST HEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT”, AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.]

[FOR CLASS I-B-4, CLASS I-B-5, CLASS I-B-6, CLASS II-B-4, CLASS II-B-5 AND CLASS II-B-6] [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR AND THE CERTIFICATE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

[FOR CLASS I-B-4, CLASS I-B-5, CLASS I-B-6, CLASS II-B-4, CLASS II-B-5 AND CLASS II-B-6] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.]

Certificate No. 1	Variable Pass-Through Rate

Class [_-B-_] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2007	Aggregate Initial Current Principal Amount of this Subordinate Certificate as of the Cut-off Date: $[_________]

First Distribution Date: June 25, 2007	Initial Current Principal Amount of this Subordinate Certificate as of the Cut-off Date: $[_________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [____________]

Assumed Final Distribution Date: [ ]

BEAR STEARNS ARM TRUST 2007-4
MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2007-4

evidencing a fractional undivided interest in the distributions allocable to the Class [_-B-_] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

This Certificate is payable solely from the assets of the Trust Fund relating to Loan Group [I] [II] (as defined in the Agreement), and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [_____________] is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by Structured Asset Mortgage Investments II Inc. (“SAMI II”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to SAMI II. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Depositor”), EMC, as Master Servicer and seller, Wells Fargo Bank, National Association, as securities administrator (the “Securities Administrator”)  and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate as described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

[For Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6] [No transfer of this Class [B-_] Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 5.02 of the Agreement.  In the event that such transfer is to be made the Securities Administrator shall register such transfer if, (i) made to a transferee who has provided the Securities Administrator with evidence as to its QIB status; or (ii) (A) the transferor has advised the Securities Administrator in writing that the Certificate is being transferred to an Institutional Accredited Investor and (B) prior to such transfer the transferee furnishes to the Securities Administrator an Investment Letter; provided that if based upon an Opinion of Counsel to the effect that (A) and (B) above are not sufficient to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Securities Administrator shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of this Certificate as shall be set forth in such Opinion of Counsel.]

[For Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3] [Each beneficial owner of this Certificate or any interest herein shall be deemed to have represented, by virtue of its acquisition or holding of this certificate or interest herein, that either (i) it is not a Plan or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch, Inc., Moody’s Investors Service, Inc. or Dominion Bond Rating Service, Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

[For Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6] [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless the opinion specified in section 5.07 of the Agreement is provided.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in twenty-eight Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund relating to Loan Group [I] [II] created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Group [I] [II] Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I] [II] Mortgage Loan and (B) the remittance of all funds relating to Loan Group [I] [II] due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund relating to Loan Group [I] [II] in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group [I] [II] Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Group [I] [II] Mortgage Loans [FOR GROUP II CERTIFICATES: [and in the case of Loan Group II, plus the Group II pre-funded amount,] as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Group [I] [II] Certificates. In no event, however, will the Trust Fund relating to Loan Group [I] [II] created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the “latest possible maturity date” for the Group [I] [II] Certificates (other than the [Class R-I Certificates] [Class R-II, Class R-III and Class R-IV Certificates]) specified in Section 5.01(d) of the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 31, 2007	WELLS FARGO BANK, N.A. Not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_-B-_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. Authorized signatory of Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

  The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
for the account of ________________________________________________________________________________________________
account number _______________________________ or, if mailed by check, to _______________________________________________
______________________________________________________________________________________________________________
Applicable statements should be mailed to _____________________________________________________________________________
______________________________________________________________________________________________________________
This information is provided by _______________________________________________________________________________
assignee named above, or __________________________________________________________________________________________
its agent.

EXHIBIT A-3

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE CERTIFICATE REGISTRAR AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY (WHICH SHALL NOT BE AT THE EXPENSE OF THE SECURITIES ADMINISTRATOR) WHICH IS ACCEPTABLE TO THE SECURITIES ADMINISTRATOR, THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER, ANY SERVICER, THE CERTIFICATE REGISTRAR, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) SUCH TRANSFEREE IS A UNITED STATES PERSON UNDER SECTION 7701 OF THE CODE, (3) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (4) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.  NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. 1

Class R-[_]

Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2007	Aggregate Initial Current Principal Amount of this Certificate as of the Cut-off Date: $[___________]

First Distribution Date: June 25, 2007	Initial Current Principal Amount of this Certificate as of the Cut-off Date: $[_________]

Master Servicer: EMC Mortgage Corporation	CUSIP: [_____________]

Assumed Final Distribution Date: [ ]

BEAR STEARNS ARM TRUST 2007-4
MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 2007-4

evidencing a fractional undivided interest in the distributions allocable to the Class R-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

This Certificate is payable solely from the assets of the Trust Fund relating to Loan Group [I] [II] (as defined in the Agreement), and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments II Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments II Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that [_____________] is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by Structured Asset Mortgage Investments II Inc. (“SAMI II”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) and Master Funding LLC to SAMI II. EMC will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Depositor”), EMC, as Master Servicer and seller, Wells Fargo Bank, National Association, as securities administrator (the “Securities Administrator”)  and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Depositor, the Trustee, the Certificate Registrar and the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Securities Administrator with an opinion of counsel for the benefit of the Depositor, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Securities Administrator) which is acceptable to the Securities Administrator, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional obligations on the part of the Seller, the Master Servicer, any Servicer, the Securities Administrator or the Trustee.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”), issued in twenty-eight Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund relating to Loan Group [I] [II] created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Group [I] [II] Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I] [II] Mortgage Loan and (B) the remittance of all funds relating to Loan Group [I] [II] due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund relating to Loan Group [I] [II] in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group [I] [II] Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Group [I] [II] Mortgage Loans [FOR GROUP II CERTIFICATES: [and in the case of Loan Group II, plus the Group II pre-funded amount,] as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Group [I] [II] Certificates. In no event, however, will the Trust Fund relating to Loan Group [I] [II] created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the “latest possible maturity date” for the Group [I] [II] Certificates (other than the [Class R-I Certificates] [Class R-II, Class R-III and Class R-IV Certificates]) specified in Section 5.01(d) of the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 31, 2007	WELLS FARGO BANK, N.A. Not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R-[_] Certificates referred to in the within-mentioned Agreement.
WELLS FARGO BANK, N.A. Authorized signatory of Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

  The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
for the account of ________________________________________________________________________________________________
account number _______________________________ or, if mailed by check, to _______________________________________________
______________________________________________________________________________________________________________
Applicable statements should be mailed to _____________________________________________________________________________
______________________________________________________________________________________________________________
This information is provided by _______________________________________________________________________________
assignee named above, or __________________________________________________________________________________________
its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

LOAN_SEQ             CITY1                                          ZIP_CODE          STATE          PROPTYPE
----------------------------------------------------------------------------------------------------------------------------
       17151996      CORONA                                                92880      CA             Single Family
       17151960      OLYMPIA                                               98502      WA             Single Family
       17151912      BOSTON                                                02116      MA             Condominium
       17151914      MUNDELEIN                                             60060      IL             Single Family
       17151922      ARMONK                                                10504      NY             Single Family
       17151924      REDLANDS                                              92373      CA             Condominium
       17151926      SAN CARLOS                                            94070      CA             Single Family
       17151927      NATICK                                                01760      MA             Single Family
       17151929      MONTGOMERY VILLAGE                                    20886      MD             Condominium
       17151931      BONITA SPRINGS                                        34135      FL             PUD
       17151946      STERLING                                              20164      VA             Condominium
       17151925      LOS ANGELES                                           90008      CA             Single Family
       17151928      SAN JOSE                                              95120      CA             Single Family
       17151930      TULARE                                                93274      CA             Single Family
       17151932      BAKERSFIELD                                           93305      CA             Single Family
       17151934      NEW YORK                                              10007      NY             Condominium
       17151937      PHOENIX                                               85088      AZ             Single Family
       17151938      SAN RAMON                                             94583      CA             Single Family
       17151939      AMAGANSETT                                            11930      NY             Single Family
       17151940      PORTLAND                                              97236      OR             Single Family
       17151941      SAG HARBOR                                            11963      NY             Single Family
       17151942      SYLMAR                                                91342      CA             Single Family
       17151943      SANFORD                                               32771      FL             PUD
       17151944      DARNESTOWN                                            20874      MD             Single Family
       17151945      SAN RAMON                                             94582      CA             PUD
       17151947      MANHATTAN BEACH                                       90266      CA             2-4 Family
       17151948      CARLSBAD                                              92009      CA             PUD
       17151949      MANASSAS                                              20112      VA             Single Family
       17151951      CYPRESS                                               77429      TX             PUD
       17151954      HOUSTON                                               77024      TX             Single Family
       17151955      HINGHAM                                               02043      MA             Single Family
       17151956      ROSWELL                                               30075      GA             Single Family
       17151958      NAPA                                                  94559      CA             Single Family
       17151961      GLEN ELLEN                                            95442      CA             Single Family
       17151962      CHARLOTTE                                             28207      NC             Single Family
       17151963      POWAY                                                 92064      CA             Single Family
       17151964      TRACY                                                 95377      CA             Single Family
       17151965      NEW YORK                                              10016      NY             Condominium
       17151967      MOORESVILLE                                           28117      NC             Single Family
       17151969      BALDWIN PARK                                          91706      CA             Single Family
       17151970      LAS VEGAS                                             89135      NV             PUD
       17151972      MARTINEZ                                              94553      CA             PUD
       17151973      FREDERICKSBURG                                        22407      VA             Single Family
       17151975      SACRAMENTO                                            95832      CA             Single Family
       17151977      MATHER                                                95655      CA             PUD
       17151978      PLEASANTON                                            94588      CA             PUD
       17152017      VACAVILLE                                             95687      CA             Single Family
       17152018      MORENO VALLEY                                         92557      CA             Single Family
       17152019      HYATTSVILLE                                           20781      MD             Single Family
       17152020      PETALUMA                                              94952      CA             Single Family
       17152021      RANCHO PALOS VERDES                                   90275      CA             PUD
       17152022      ATLANTA                                               30327      GA             Single Family
       17152023      DALY CITY                                             94015      CA             Single Family
       17152024      SAN JOSE                                              95125      CA             Single Family
       17152025      SAN DIEGO                                             92130      CA             PUD
       17152026      MILL VALLEY                                           94941      CA             Single Family
       17152027      ESCONDIDO                                             92026      CA             Single Family
       17152028      PALO ALTO                                             94301      CA             Single Family
       17152029      IRVINE                                                92620      CA             PUD
       17151979      NEW YORK                                              10014      NY             Condominium
       17151980      LOS ANGELES                                           91326      CA             Single Family
       17151982      SAN JOSE                                              95116      CA             2-4 Family
       17151986      CENTREVILLE                                           20120      VA             PUD
       17151987      UNION CITY                                            94587      CA             Single Family
       17151988      WOODINVILLE                                           98072      WA             Single Family
       17151989      LOS ANGELES                                           91306      CA             Single Family
       17151990      SUMMERVILLE                                           29483      SC             PUD
       17151991      SACRAMENTO                                            95826      CA             Single Family
       17151994      SAN DIEGO                                             92128      CA             Condominium
       17152000      PASADENA                                              91105      CA             Single Family
       17152001      POMONA                                                91766      CA             Condominium
       17152003      SAN RAMON                                             94582      CA             PUD
       17152004      LOS ANGELES                                           91342      CA             Single Family
       17152006      ROYAL OAK                                             48073      MI             Single Family
       17152008      PLEASANTON                                            94588      CA             PUD
       17152009      SPRINGVILLE                                           84663      UT             Single Family
       17152010      SPARKS                                                89436      NV             PUD
       17152011      RANCHO CUCAMONGA                                      91737      CA             Single Family
       17152012      GARDENA                                               90247      CA             Condominium
       17152013      UNION CITY                                            94587      CA             Single Family
       17152015      SCOTTSDALE                                            85254      AZ             Single Family
       17151898      GLENDALE                                              91206      CA             Single Family
       17151899      WEST COVINA                                           91792      CA             2-4 Family
       17151902      TORRANCE                                              90503      CA             Condominium
       17151903      PORTLAND                                              97214      OR             Single Family
       17151904      REDMOND                                               98052      WA             PUD
       17151905      REDWOOD CITY                                          94062      CA             Single Family
       17151906      LONG BEACH                                            90805      CA             Single Family
       17151908      GILROY                                                95020      CA             Single Family
       17151909      CANOGA PARK AREA                                      91304      CA             Single Family
       17151910      CORONA                                                92882      CA             Single Family
       17151916      SUN CITY                                              85373      AZ             PUD
       17151921      PORT WASHINGTON                                       11050      NY             PUD
       17151923      ALPINE                                                07620      NJ             Single Family
       17151911      SEAL BEACH                                            90740      CA             PUD
       17151957      LAS VEGAS                                             89120      NV             Single Family
       17151995      SANTA ANA                                             92707      CA             Single Family
       17153681      BRONX                                                 10474      NY             2-4 Family
       17153682      PARK CITY                                             84098      UT             Condominium
       17153683      REHOBOTH                                              02769      MA             Single Family
       17153684      DENVER                                                80202      CO             Condominium
       17153685      WEEHAWKEN                                             07086      NJ             2-4 Family
       17153686      PARSIPPANY                                            07054      NJ             Single Family
       17153688      WOODLAND                                              95695      CA             Single Family
       17153689      PARK CITY                                             84098      UT             Condominium
       17153690      SOUTH SAN FRANCISCO                                   94080      CA             Single Family
       17153691      GROVER BEACH                                          93433      CA             Single Family
       17153692      HOBE SOUND                                            33455      FL             Single Family
       17153693      SARASOTA                                              34233      FL             Condominium
       17153694      LOS ANGELES                                           90034      CA             2-4 Family
       17153695      HALF MOON BA                                          94019      CA             Condominium
       17153696      SAN JOSE                                              95138      CA             Single Family
       17153697      HENDERSON                                             89052      NV             Single Family
       17153698      LOS ANGELES                                           90026      CA             Single Family
       17153699      ST PETERSBURG                                         33713      FL             Single Family
       17153700      FAIRBURN                                              30213      GA             Single Family
       17153701      LOS ANGELES                                           90042      CA             Single Family
       17153702      CONCORD                                               94520      CA             PUD
       17153703      BROOKLINE                                             02445      MA             Condominium
       17153704      NORTH LAS VE                                          89081      NV             Single Family
       17153705      BAKERSFIELD                                           93313      CA             Single Family
       17153706      LAS VEGAS                                             89121      NV             Single Family
       17153707      RESEDA                                                91335      CA             Condominium
       17153708      WEST PALM BEACH                                       33401      FL             PUD
       17153709      SAN FRANCISC                                          94107      CA             Condominium
       17153710      ELK GROVE                                             95758      CA             Single Family
       17153711      ATLANTA                                               30310      GA             Single Family
       17153712      ST PETERSBER                                          33705      FL             Condominium
       17153713      UNION CITY                                            94587      CA             Condominium
       17153714      LOS ANGELES                                           90046      CA             Single Family
       17153715      SACRAMENTO                                            95834      CA             Condominium
       17153716      ANAHEIM                                               92804      CA             Single Family
       17153717      COROLLA                                               27927      NC             Single Family
       17153718      NORFOLK                                               23503      VA             Single Family
       17153719      LAS VEGAS                                             89123      NV             Condominium
       17153720      TACOMA                                                98408      WA             Single Family
       17153721      BRADENTON                                             34202      FL             PUD
       17153722      MURFREESBORO                                          37128      TN             Single Family
       17153723      BRADENTON                                             34202      FL             PUD
       17153726      BAKERSFIELD                                           93308      CA             Single Family
       17153727      ROAD BELL GA                                          90201      CA             2-4 Family
       17153728      LEHIGH ACRES                                          33971      FL             PUD
       17153729      AURORA                                                80014      CO             PUD
       17153537      ALBUQUERQUE                                           87114      NM             Single Family
       17153539      CAPE CORAL                                            33993      FL             Single Family
       17153540      BRENTWOOD                                             94513      CA             PUD
       17153541      LAS VEGAS                                             89129      NV             Single Family
       17153542      LAS VEGAS                                             89128      NV             Single Family
       17153543      LAS VEGAS                                             89129      NV             Single Family
       17153544      SAN JOSE                                              95122      CA             Single Family
       17153545      QUECHEE                                               05059      VT             PUD
       17153546      SUN VALLEY                                            89433      NV             2-4 Family
       17153547      MERCER ISLAN                                          98040      WA             Single Family
       17153548      FRESNO                                                93702      CA             Single Family
       17153549      PACIFICA                                              94044      CA             Single Family
       17153550      CROFTON                                               21114      MD             Single Family
       17153551      OAKLAND                                               94605      CA             PUD
       17153552      SAN JOSE                                              95116      CA             Condominium
       17153553      NEWPORT                                               41071      KY             Condominium
       17153554      PAHRUMP                                               89048      NV             Single Family
       17153556      CRESCENT CIT                                          95531      CA             2-4 Family
       17153557      GRAND TERRACE                                         92313      CA             Condominium
       17153558      ALEXANDRIA                                            22302      VA             Condominium
       17153559      SAN JOSE                                              95118      CA             PUD
       17153560      PRINCEVILLE                                           96722      HI             Condominium
       17153561      NEW CANEY                                             77357      TX             Single Family
       17153562      SANTA ROSA                                            95407      CA             Single Family
       17153563      BEAVERTON                                             97008      OR             Single Family
       17153564      FREDERICK                                             21701      MD             Single Family
       17153565      ANTIOCH                                               94531      CA             Single Family
       17153566      SLIDELL                                               70461      LA             Single Family
       17153567      TUALATIN                                              97062      OR             Single Family
       17153568      TIGARD                                                97223      OR             Single Family
       17153569      FT LAUDERDAL                                          33312      FL             Condominium
       17153570      SAN JACINTO                                           92583      CA             Single Family
       17153571      SPANAWAY                                              98387      WA             Single Family
       17153572      TEMECULA                                              92592      CA             Single Family
       17153573      ODENTON                                               21117      MD             PUD
       17153575      SAN LEANDRO                                           94578      CA             2-4 Family
       17153576      MANTECA                                               95337      CA             Single Family
       17153577      HOMESTEAD                                             33030      FL             Condominium
       17153578      RUMSON                                                07760      NJ             Single Family
       17153579      RENO                                                  89506      NV             Single Family
       17153580      PARADISE VAL                                          85253      AZ             PUD
       17153581      PENSACOLA                                             32507      FL             Condominium
       17153582      LEHIGH ACRES                                          33971      FL             Single Family
       17153583      SCOTTSDALE                                            85251      AZ             Condominium
       17153584      MARTINSBURG                                           25405      WV             Single Family
       17153585      BRADENTON                                             34208      FL             Single Family
       17153586      SONOMA                                                95476      CA             Single Family
       17153587      MILL CREEK                                            98012      WA             Condominium
       17153588      SAN JOSE                                              95128      CA             Condominium
       17153589      SAN JOSE                                              95128      CA             Condominium
       17153591      SAN JOSE                                              95133      CA             Single Family
       17153592      SPANAWAY                                              98387      WA             Single Family
       17153593      WILDOMAR                                              92595      CA             Single Family
       17153596      RESTON                                                20190      VA             Townhouse
       17153597      SAN JOSE                                              95111      CA             Single Family
       17153598      OCEANSIDE                                             92057      CA             Single Family
       17153599      PLEASANTON                                            94588      CA             Single Family
       17153600      SANTA CLARA                                           95050      CA             2-4 Family
       17153601      VALLEY VILLA                                          91607      CA             2-4 Family
       17153602      LAS VEGAS                                             89142      NV             Single Family
       17153603      COSTA MESA                                            92627      CA             Single Family
       17153604      MONTGOMERY V                                          20886      MD             Single Family
       17153605      TUCSON                                                85745      AZ             Single Family
       17153606      EDISON                                                08817      NJ             Single Family
       17153608      VANCOUVER                                             98682      WA             PUD
       17153609      BASALT                                                81621      CO             Condominium
       17153610      OGDEN                                                 84404      UT             2-4 Family
       17153611      SAN JOSE                                              95121      CA             Single Family
       17153612      BEAVERTON                                             97007      OR             Single Family
       17153613      SANTA ANA                                             92703      CA             Single Family
       17153614      TELLURIDE                                             81435      CO             Condominium
       17153615      GARDEN GROVE                                          92843      CA             2-4 Family
       17153616      EVANS                                                 80620      CO             Single Family
       17153617      CAMPBELL                                              95008      CA             Single Family
       17153618      DALLAS                                                75219      TX             Condominium
       17153619      SAN DIMAS                                             91773      CA             Single Family
       17153620      LIHUE                                                 96766      HI             Condominium
       17153622      ARLINGTON                                             38002      TN             Single Family
       17153623      CORTE MADERA                                          94925      CA             Single Family
       17153624      SAN JOSE                                              95136      CA             PUD
       17153625      MIAMI                                                 33156      FL             Single Family
       17153626      FORT MYERS                                            33912      FL             Single Family
       17153627      ST PAUL                                               55105      MN             Single Family
       17153629      FORT COLLINS                                          80525      CO             Single Family
       17153631      SACRAMENTO                                            95864      CA             Single Family
       17153632      MANNING                                               29102      SC             Single Family
       17153633      MIAMI                                                 33185      FL             Single Family
       17153636      TRACY                                                 95376      CA             Single Family
       17153637      UNION CITY                                            94587      CA             PUD
       17153638      SANTA CLARA                                           95050      CA             PUD
       17153639      BELLEVUE                                              98005      WA             Condominium
       17153640      LOS ANGELES                                           90069      CA             Single Family
       17153641      LAKE ARROWHE                                          92352      CA             Single Family
       17153643      TARZANA                                               91356      CA             Single Family
       17153644      VALLEJO                                               94590      CA             Single Family
       17153645      BRONX                                                 10462      NY             Condominium
       17153646      LOS ANGELES                                           90048      CA             Single Family
       17153647      SEATTLE                                               98199      WA             Single Family
       17153648      SAN DIEGO                                             92104      CA             2-4 Family
       17153649      FAIRFIELD                                             06824      CT             Single Family
       17153650      SEATTLE                                               98121      WA             Condominium
       17153651      BISBEE                                                85603      AZ             Single Family
       17153652      LAS VEGAS                                             89134      NV             Single Family
       17153653      SAN JOSE                                              95122      CA             Single Family
       17153654      BELLEVUE                                              98006      WA             Condominium
       17153655      LA JOLLA                                              92037      CA             Single Family
       17153656      ACTON                                                 01720      MA             Single Family
       17153657      LOS ALTOS                                             94024      CA             Single Family
       17153658      CENTRALIA                                             98531      WA             Single Family
       17153659      LANCASTER                                             93534      CA             Single Family
       17153660      ROSAMOND                                              93560      CA             Single Family
       17153661      PORTLAND                                              97206      OR             Single Family
       17153662      LIVERMORE                                             94551      CA             Single Family
       17153663      BRONX                                                 10456      NY             Condominium
       17153664      BEND                                                  97701      OR             Single Family
       17153665      RENTON                                                98056      WA             Single Family
       17153666      SURPRISE                                              85374      AZ             PUD
       17153667      STONY BROOK                                           11790      NY             Single Family
       17153668      LAS VEGAS                                             89123      NV             Condominium
       17153669      CORONA                                                92880      CA             Single Family
       17153670      SAN RAMON                                             94582      CA             Condominium
       17153672      LONG BEACH                                            90808      CA             Single Family
       17153674      ROUND HILL                                            20141      VA             Single Family
       17153675      WASHINGTON                                            20016      DC             Condominium
       17153676      ANTIOCH                                               94509      CA             Single Family
       17153677      GLENDALE                                              91206      CA             Single Family
       17153679      FONTANA                                               92336      CA             Condominium
       17153680      NEW ORLEANS                                           70116      LA             2-4 Family
       17153494      KEY LARGO                                             33037      FL             Single Family
       17153495      EAST QUOGUE                                           11942      NY             Single Family
       17153497      CARBONDALE                                            81623      CO             Single Family
       17153498      LOS ANGELES                                           90063      CA             2-4 Family
       17153499      LONG BEACH                                            90802      CA             Condominium
       17153500      ORLANDO                                               32832      FL             PUD
       17153501      THE SEA REAC                                          95497      CA             Single Family
       17153502      SAUSALITO                                             94965      CA             Condominium
       17153503      BRENTWOOD                                             94513      CA             Single Family
       17153504      FONTANA                                               92335      CA             Single Family
       17153505      LIVERMORE                                             94551      CA             Single Family
       17153506      GRAND TERRAC                                          92313      CA             PUD
       17153507      LA HABRA                                              90631      CA             Single Family
       17153508      COS COB                                               06807      CT             Single Family
       17153509      CORONA                                                92879      CA             Condominium
       17153510      OLATHE                                                66062      KS             Single Family
       17153512      ARLINGTON                                             22202      VA             Condominium
       17153513      PALOS VERDES                                          90274      CA             Single Family
       17153514      BEVERLY HILL                                          90212      CA             Single Family
       17153515      CHULA VISTA                                           91910      CA             Single Family
       17153516      RED BLUFF                                             96080      CA             Single Family
       17153517      STERLING                                              20164      VA             Single Family
       17153518      ASPEN                                                 81611      CO             Condominium
       17153519      PARAMOUNT                                             90803      CA             2-4 Family
       17153520      MYRTLE BEACH                                          29577      SC             Condominium
       17153521      SAN DIEGO                                             92101      CA             Condominium
       17153522      BAKERSFIELD                                           93306      CA             Single Family
       17153523      BROOKLYN                                              11205      NY             2-4 Family
       17153524      YREKA                                                 96097      CA             2-4 Family
       17153526      GREAT NECK                                            11020      NY             Single Family
       17153527      PARAMOUNT                                             90803      CA             2-4 Family
       17153528      ALISO VIEJO                                           92656      CA             Condominium
       17153529      LAKESIDE                                              92040      CA             Single Family
       17153530      MONROVIA                                              91016      CA             2-4 Family
       17153531      ATLANTA                                               30307      GA             Condominium
       17153532      UKIAH                                                 95482      CA             Single Family
       17153534      SAN JACINTO                                           92583      CA             Single Family
       17153535      NAPLES                                                34102      FL             Single Family
       17153536      EDMONDS                                               98020      WA             Condominium
       17153415      BROOKLYN                                              11221      NY             2-4 Family
       17153416      EL DORADO HI                                          95762      CA             Single Family
       17153417      BANKS                                                 97106      OR             Single Family
       17153418      RENO                                                  89502      NV             2-4 Family
       17153419      SAN JOSE                                              95112      CA             Single Family
       17153421      STAFFORD                                              22554      VA             PUD
       17153422      LINCOLN                                               95648      CA             Single Family
       17153424      SAN FRANCISC                                          94110      CA             Single Family
       17153426      TIGARD                                                97223      OR             Single Family
       17153427      RICHMOND                                              94801      CA             Single Family
       17153428      RANCHO CORDO                                          95670      CA             Single Family
       17153429      BROOKLYN PAR                                          55443      MN             Single Family
       17153430      SANTA ROSA                                            95407      CA             Single Family
       17153431      CUMMING                                               30040      GA             PUD
       17153432      JACKSONVILLE                                          32216      FL             Condominium
       17153433      NEW CASTLE                                            81647      CO             Single Family
       17153435      ROMEOVILLE                                            60446      IL             Single Family
       17153436      MISSION                                               66202      KS             Single Family
       17153437      LAS VEGAS                                             89128      NV             Condominium
       17153438      RALEIGH                                               27608      NC             Single Family
       17153439      AUSTIN                                                78701      TX             Condominium
       17153440      MEADOW VISTA                                          95722      CA             Single Family
       17153441      CLEARWATER                                            33764      FL             Condominium
       17153442      PRESCOTT VAL                                          86314      AZ             Single Family
       17153443      KENT                                                  98032      WA             Condominium
       17153444      UNION CITY                                            94587      CA             Single Family
       17153445      JASPER                                                30143      GA             Single Family
       17153446      DANVILLE                                              94506      CA             Single Family
       17153447      AUBURN                                                30011      GA             PUD
       17153448      ELLICOTT CITY                                         21043      MD             Condominium
       17153449      STOCKTON                                              95206      CA             Single Family
       17153450      LAKE OSWEGO                                           97034      OR             Single Family
       17153451      CHARLOTTE                                             28269      NC             Single Family
       17153452      SALIDA                                                95368      CA             Single Family
       17153453      REDMOND                                               97756      OR             Single Family
       17153454      ST CHARLES                                            60175      IL             Single Family
       17153455      JERSEY CITY                                           07307      NJ             2-4 Family
       17153456      WINDERMERE                                            34786      FL             Condominium
       17153457      WINDERMERE                                            34786      FL             Condominium
       17153458      WINDERMERE                                            34786      FL             Condominium
       17153459      KIHEI                                                 96753      HI             Condominium
       17153460      PARK CITY                                             84098      UT             Condominium
       17153462      DES MOINES                                            98198      WA             Condominium
       17153463      MEDFORD                                               97501      OR             Single Family
       17153464      AZUSA                                                 91702      CA             Single Family
       17153465      NEW YORK                                              10009      NY             Condominium
       17153466      MIDDLETOWN                                            07748      NJ             Single Family
       17153467      LAS VEGAS                                             89113      NV             Condominium
       17153468      FT. LAUDERDA                                          33316      FL             Condominium
       17153471      MYRTLE BEACH                                          29577      SC             Condominium
       17153472      JOHNSTOWN                                             80534      CO             Single Family
       17153473      SACRAMENTO                                            95835      CA             Single Family
       17153474      EAST JORDAN                                           49727      MI             Single Family
       17153475      BOZEMAN                                               59715      MT             Single Family
       17153476      LAS VEGAS                                             89138      NV             Condominium
       17153477      WAIKOLOA                                              96738      HI             Condominium
       17153478      CHICAGO                                               60643      IL             2-4 Family
       17153479      BROOKLYN                                              11207      NY             2-4 Family
       17153480      WILDOMAR                                              92595      CA             PUD
       17153482      PINON HILLS                                           92372      CA             Single Family
       17153483      MINNEAPOLIS                                           55401      MN             Condominium
       17153484      RIVERSIDE                                             92503      CA             Single Family
       17153485      AVENTURA                                              33180      FL             Condominium
       17153486      VERPLANCK                                             10596      NY             2-4 Family
       17153487      ROCKLIN                                               95765      CA             PUD
       17153488      CHASKA                                                55318      MN             Single Family
       17153489      SCHAUMBURG                                            60195      IL             Condominium
       17153490      UNION CITY                                            94587      CA             Condominium
       17153492      DALY CITY                                             94015      CA             Single Family
       17153493      LAS VEGAS                                             89103      NV             Condominium
       17153084      MERIDIAN                                              83642      ID             2-4 Family
       17153085      KISSIMMEE                                             34746      FL             Single Family
       17153086      TEMPE                                                 85281      AZ             Single Family
       17153088      PHOENIX                                               85051      AZ             Single Family
       17153089      ASHEVILLE                                             28803      NC             Condominium
       17153090      MONTCLAIR                                             07042      NJ             2-4 Family
       17153091      CHICAGO                                               60610      IL             Condominium
       17153092      REDONDO BEACH                                         90277      CA             Condominium
       17153093      CULVER CITY                                           90230      CA             Condominium
       17153101      ANTIOCH                                               94509      CA             Condominium
       17153102      OAKHURST                                              07755      NJ             Single Family
       17153103      SAN FRANCISC                                          94110      CA             Condominium
       17153105      PORT TOWNSEN                                          98368      WA             Single Family
       17153106      NEW YORK                                              10016      NY             Condominium
       17153107      DURHAM                                                27704      NC             PUD
       17153108      BEND                                                  97702      OR             Single Family
       17153109      KENNEWICK                                             99337      WA             Single Family
       17153110      MARANA                                                75653      AZ             Single Family
       17153112      MIAMI                                                 33032      FL             Single Family
       17153113      GLENDALE                                              85302      AZ             Single Family
       17153114      BROOKLYN                                              11233      NY             Single Family
       17153115      SEATTLE                                               98119      WA             Single Family
       17153116      SEATTLE                                               98119      WA             Single Family
       17153117      FILLMORE                                              93015      CA             Single Family
       17153118      NORWALK                                               90650      CA             Single Family
       17153119      BENSENVILLE                                           60106      IL             Single Family
       17153120      WESTMINISTER                                          80021      CO             Single Family
       17153121      APEX                                                  27539      NC             Single Family
       17153122      VENTURA                                               93003      CA             Single Family
       17153123      AMESBURY                                              01913      MA             Single Family
       17153126      BROKEN ARROW                                          74014      OK             Single Family
       17153127      PHOENIX                                               85019      AZ             Single Family
       17153128      HAYWARD                                               94544      CA             Single Family
       17153129      FLAGLER BEAC                                          32136      FL             Single Family
       17153130      LOS ANGELES                                           90041      CA             Single Family
       17153131      MINNEAPOLIS                                           55406      MN             Condominium
       17153132      MILLBRAE                                              94030      CA             Condominium
       17153134      STATEN ISLAN                                          10309      NY             2-4 Family
       17153135      FAIRHOPE                                              36532      AL             Single Family
       17153136      EAST QUOGUE                                           11942      NY             Single Family
       17153137      ATLANTA                                               30327      GA             Condominium
       17153138      LAS VEGAS                                             89131      NV             Single Family
       17153139      SAN FRANCISC                                          94109      CA             Condominium
       17153140      COLORADO SPR                                          80922      CO             PUD
       17153141      CHARLOTTE                                             28273      NC             PUD
       17153142      FREMONT                                               94539      CA             Single Family
       17153143      CORONA DEL M                                          92625      CA             Single Family
       17153145      WICHITA                                               67226      KS             Single Family
       17153146      SAN JOSE                                              95130      CA             Single Family
       17153147      SARATOGA SPR                                          84043      UT             Single Family
       17153148      ANTHEM                                                85086      AZ             Single Family
       17153149      CONCORD                                               94518      CA             Single Family
       17153150      HAGERSTOWN                                            21740      MD             Single Family
       17153151      ARLINGTON                                             22201      VA             Condominium
       17153152      NEW YORK                                              10128      NY             CO-OP
       17153153      ARLINGTON                                             22201      VA             Condominium
       17153154      HARPERS FERR                                          25424      WV             PUD
       17153156      ALSIP                                                 60803      IL             Single Family
       17153157      HOSCHTON                                              30548      GA             Single Family
       17153158      ASHEVILLE                                             28801      NC             Single Family
       17153159      WASHINGTON                                            20002      DC             Single Family
       17153160      SANTA MONICA                                          90403      CA             Condominium
       17153161      ELLENTON                                              34222      FL             PUD
       17153162      MARICOPA                                              85239      AZ             PUD
       17153164      COLTS NECK                                            07722      NJ             Single Family
       17153165      STOCKTON                                              95207      CA             2-4 Family
       17153166      LOS ANGELES                                           90068      CA             2-4 Family
       17153167      CULVER CITY                                           90232      CA             2-4 Family
       17153168      SUN CITY                                              85351      AZ             Single Family
       17153170      CHICAGO                                               60632      IL             Single Family
       17153171      TRUCKEE                                               96161      CA             Single Family
       17153172      GLENDALE                                              85310      AZ             Single Family
       17153173      HOUSTON                                               77073      TX             Single Family
       17153174      HOMESTEAD                                             33033      FL             Condominium
       17153175      SACRAMENTO                                            95835      CA             Single Family
       17153176      LEADVILLE                                             80461      CO             Single Family
       17153177      BRONX                                                 10461      NY             Single Family
       17153179      SAN DIEGO                                             92122      CA             Single Family
       17153180      DUBLIN                                                94568      CA             Single Family
       17153181      NEW HYDE PAR                                          11040      NY             Single Family
       17153182      LANCASTER                                             93534      CA             Single Family
       17153183      BAKERSFIELD                                           93304      CA             Single Family
       17153184      WASHINGTON                                            20001      DC             Condominium
       17153186      BOWIE                                                 20721      MD             Condominium
       17153187      LAWNDALE                                              90260      CA             2-4 Family
       17153188      LA PLATA                                              20646      MD             Condominium
       17153189      ARLINGTON                                             22202      VA             Condominium
       17153190      BUFORD                                                30518      GA             Single Family
       17153191      SUNNYVALE                                             94087      CA             Single Family
       17153192      KENSINGTON                                            20895      MD             Single Family
       17153193      MIAMI                                                 33032      FL             Single Family
       17153194      STEVENSON RA                                          91381      CA             Condominium
       17153195      TEMPE                                                 85281      AZ             Condominium
       17153196      STERLING                                              20164      VA             Single Family
       17153199      VIRGINIA BEA                                          23464      VA             Single Family
       17153200      RENO                                                  89511      NV             PUD
       17153201      MUKILTEO                                              98275      WA             Single Family
       17153202      DUPONT                                                98327      WA             Single Family
       17153322      SAN FRANCISC                                          94121      CA             2-4 Family
       17153323      CHICAGO                                               60660      IL             Single Family
       17153324      STOCKTON                                              95206      CA             Single Family
       17153326      VANCOUVER                                             98683      WA             2-4 Family
       17153327      CHARLESTOWN                                           02129      MA             Condominium
       17153328      OAKLAND                                               94607      CA             Condominium
       17153329      LA PUENTE AR                                          91746      CA             Single Family
       17153330      CHICAGO                                               60607      IL             Condominium
       17153332      PORTLAND                                              97230      OR             Condominium
       17153333      BROOKLYN                                              11208      NY             2-4 Family
       17153334      NEWARK                                                19711      DE             Single Family
       17153335      MAURERTOWN                                            22644      VA             Single Family
       17153336      MIAMI                                                 33032      FL             Single Family
       17153337      MIAMI                                                 33032      FL             Single Family
       17153338      CANTON                                                02021      MA             Single Family
       17153339      SANTA ANA                                             92707      CA             Single Family
       17153340      CUPERTINO                                             95014      CA             Single Family
       17153341      ATLANTA                                               30331      GA             Single Family
       17153342      WEST SACRAME                                          95691      CA             Single Family
       17153343      WASHINGTON                                            20019      DC             Condominium
       17153345      STOCKTON                                              95203      CA             Single Family
       17153346      ASHEVILLE                                             28806      NC             Single Family
       17153347      CLERMONT                                              34711      FL             Single Family
       17153348      NAPLES                                                34120      FL             Condominium
       17153349      WASHINGTON                                            20010      DC             Single Family
       17153350      SAN JOSE                                              95125      CA             Single Family
       17153351      NEWBURY PARK                                          91320      CA             Single Family
       17153352      HOMESTEAD                                             33032      FL             Townhouse
       17153353      GLEN ELLEN                                            95442      CA             Single Family
       17153354      PORTLAND                                              97209      OR             Condominium
       17153355      BERGENFIELD                                           07621      NJ             Single Family
       17153356      SPANISH FORK                                          84660      UT             Single Family
       17153357      WEST VALLEY                                           84119      UT             Single Family
       17153358      SAN BRUNO                                             94066      CA             Single Family
       17153359      LOS ANGELES                                           90031      CA             Single Family
       17153360      CHARLOTTE                                             28214      NC             Single Family
       17153361      OAKLAND                                               94602      CA             2-4 Family
       17153362      DELHI                                                 95315      CA             Single Family
       17153363      SUNLAND AREA                                          91040      CA             Single Family
       17153364      TEMPE                                                 85281      AZ             Condominium
       17153365      ROSEVILLE                                             95661      CA             Single Family
       17153366      ALAMEDA                                               94501      CA             2-4 Family
       17153367      OMAHA                                                 68136      NE             PUD
       17153369      ALBANY                                                97322      OR             Single Family
       17153370      CHULUOTA                                              32766      FL             Single Family
       17153371      ALHAMBRA                                              91801      CA             Condominium
       17153372      CHINO HILLS                                           91709      CA             Single Family
       17153373      OAKLAND                                               94603      CA             Single Family
       17153374      ANTELOPE                                              95843      CA             Single Family
       17153375      SOUTH BEND                                            46628      IN             Single Family
       17153376      WOODLAND                                              95695      CA             Single Family
       17153377      PORTLAND                                              97217      OR             Single Family
       17153378      CAMARILLO                                             93010      CA             Single Family
       17153379      PORTLAND                                              97229      OR             Single Family
       17153380      VALLEJO                                               94590      CA             2-4 Family
       17153381      SCOTTSDALE                                            85257      AZ             Single Family
       17153382      RANCHO CUCAM                                          91730      CA             Single Family
       17153383      CHICAGO                                               60613      IL             Condominium
       17153384      DECATUR                                               30034      GA             Single Family
       17153385      STOCKTON                                              95204      CA             Single Family
       17153386      COMPTON                                               90220      CA             Single Family
       17153387      INDIAN SHORE                                          33785      FL             Condominium
       17153388      NORTH POLE                                            99705      AK             Single Family
       17153389      RIDGEWOOD                                             07450      NJ             Single Family
       17153390      SAN FRANCISC                                          94109      CA             Condominium
       17153391      PORTLAND                                              97206      OR             Single Family
       17153392      CHINO                                                 91710      CA             Single Family
       17153393      BRONX                                                 10465      NY             Single Family
       17153394      OCEAN CITY                                            21842      MD             Condominium
       17153395      STOCKTON                                              95205      CA             Single Family
       17153396      BALTIMORE                                             21215      MD             Single Family
       17153397      HILTON HEAD                                           29928      SC             Condominium
       17153398      HENDERSON                                             89012      NV             PUD
       17153399      LOS ANGELES                                           90002      CA             Single Family
       17153400      CHINO                                                 91710      CA             Single Family
       17153401      WILSONVILLE                                           97070      OR             Single Family
       17153402      NAPA                                                  94558      CA             Single Family
       17153403      FORT WASHING                                          20744      MD             Single Family
       17153405      ASHEVILLE                                             28801      NC             Single Family
       17153406      DURANGO                                               81301      CO             Single Family
       17153407      STOCKTON                                              95206      CA             Single Family
       17153408      LAS VEGAS                                             89129      NV             Single Family
       17153409      WESTMINSTER                                           92683      CA             Single Family
       17153410      SAN MATEO                                             94403      CA             Condominium
       17153411      BROOKLYN                                              11238      NY             Condominium
       17153412      LANCASTER                                             93535      CA             Condominium
       17153414      MILFORD                                               01757      MA             2-4 Family
       17153210      SAN FRANCISC                                          94127      CA             Single Family
       17153211      TULARE                                                93274      CA             Single Family
       17153212      MARIETTA                                              30008      GA             2-4 Family
       17153214      OCEAN CITY                                            21842      MD             Condominium
       17153215      BROOKLYN PAR                                          55443      MN             Single Family
       17153216      STATEN ISLAN                                          10309      NY             2-4 Family
       17153217      YELM                                                  98597      WA             Single Family
       17153218      MILWAUKEE                                             53210      WI             2-4 Family
       17153219      MILWAUKEE                                             53210      WI             2-4 Family
       17153220      MILWAUKEE                                             53218      WI             2-4 Family
       17153221      HONOLULU                                              96814      HI             Condominium
       17153222      SAINT PETERS                                          33707      FL             Single Family
       17153223      NORTH LAS VE                                          89081      NV             PUD
       17153224      PROVO                                                 84601      UT             Single Family
       17153225      ROHNERT PARK                                          94928      CA             Single Family
       17153226      TIGARD                                                97223      OR             PUD
       17153227      PARSSIPPANY                                           07054      NJ             Single Family
       17153228      BELTON                                                64012      MO             PUD
       17153229      BRIDGEPORT                                            06605      CT             Condominium
       17153230      FAIRVIEW                                              75069      TX             PUD
       17153231      FERNLEY                                               89408      NV             Single Family
       17153232      CAPE CORAL                                            33909      FL             Condominium
       17153233      LOS ANGELES                                           91311      CA             Single Family
       17153234      LANCASTER                                             93536      CA             Single Family
       17153235      SANTA ANA                                             92704      CA             Single Family
       17153236      PORTLAND                                              97230      OR             Single Family
       17153237      SUMMIT                                                07901      NJ             Condominium
       17153239      SILVER SPRIN                                          20910      MD             Condominium
       17153240      ROMOLAND                                              92585      CA             PUD
       17153244      SANTA CLARIT                                          91387      CA             Single Family
       17153245      SKOKIE                                                60076      IL             Condominium
       17153247      BRENTWOOD                                             94513      CA             PUD
       17153249      BRADENTON                                             34201      FL             PUD
       17153250      WADSWORTH                                             60083      IL             Single Family
       17153251      CAMPBELL                                              95008      CA             Single Family
       17153252      DAYTON                                                89403      NV             Single Family
       17153253      INCLINE VILL                                          89451      NV             Single Family
       17153254      PASADENA                                              91103      CA             2-4 Family
       17153255      LINO LAKES                                            55014      MN             PUD
       17153256      BRONX                                                 10460      NY             2-4 Family
       17153257      LINCOLN                                               95648      CA             Single Family
       17153258      DANVILLE                                              94526      CA             Single Family
       17153259      SAN PABLO                                             94806      CA             Single Family
       17153260      KANSAS CITY                                           64156      MO             Single Family
       17153261      MINNEAPOLIS                                           55407      MN             2-4 Family
       17153262      STOCKTON                                              95207      CA             Single Family
       17153263      ROGERS                                                72756      AR             Single Family
       17153264      BOWIE                                                 20715      MD             Single Family
       17153267      NAPLES                                                34120      FL             Condominium
       17153268      MATHER                                                95655      CA             Single Family
       17153269      BUCKLEY                                               98321      WA             Single Family
       17153270      LAGUNA NIGUE                                          92677      CA             Single Family
       17153272      CHULA VISTA                                           91910      CA             Single Family
       17153274      LORTON                                                22079      VA             Single Family
       17153275      HANOVER                                               21076      MD             Townhouse
       17153276      YUBA CITY                                             95993      CA             Single Family
       17153277      AUBURN                                                98002      WA             2-4 Family
       17153278      MOORESVILLE                                           28115      NC             Single Family
       17153279      WEST NEW YOR                                          07093      NJ             Condominium
       17153280      SANTA CRUZ                                            95060      CA             Single Family
       17153281      WILDOMAR                                              92595      CA             PUD
       17153282      LOS ANGELES                                           91306      CA             Condominium
       17153283      CALDWELL                                              83607      ID             Single Family
       17153284      BASALT                                                81621      CO             Single Family
       17153285      ROSEDALE                                              21237      MD             Single Family
       17153286      COLORADO SPR                                          80916      CO             Condominium
       17153287      NORTH LAS VE                                          89084      NV             Single Family
       17153288      VIENNA                                                22182      VA             Single Family
       17153289      NAPA                                                  94559      CA             Single Family
       17153291      ELK GROVE                                             95757      CA             Single Family
       17153292      WATERFORD                                             06385      CT             Single Family
       17153293      ELK GROVE                                             95757      CA             Single Family
       17153294      FOREST LAKE                                           55025      MN             Single Family
       17153295      JAMAICA                                               11432      NY             2-4 Family
       17153296      TUCSON                                                85743      AZ             Single Family
       17153297      ALMONT                                                81210      CO             Single Family
       17153298      ALAMEDA                                               94501      CA             2-4 Family
       17153299      TEMPE                                                 85281      AZ             Condominium
       17153300      KIHEI                                                 96753      HI             Condominium
       17153301      SAN JOSE                                              95128      CA             Condominium
       17153302      MIAMI                                                 33032      FL             Single Family
       17153303      MEDFORD                                               97501      OR             Single Family
       17153304      FAIRFIELD                                             94534      CA             Single Family
       17153305      SUISUN CITY                                           94585      CA             Single Family
       17153306      MONDAMIN                                              51557      IA             Single Family
       17153307      SEATTLE                                               98144      WA             2-4 Family
       17153308      TEMPE                                                 85281      AZ             Townhouse
       17153310      AZUSA AREA                                            91702      CA             Single Family
       17153311      ATLANTA                                               30311      GA             Single Family
       17153312      ACWORTH                                               30101      GA             PUD
       17153313      COLUMBUS                                              43228      OH             Single Family
       17153314      BAKERSFIELD                                           93313      CA             Single Family
       17153316      AVON                                                  46123      IN             Single Family
       17153317      BRENTWOOD                                             94513      CA             Single Family
       17153318      SONOMA                                                95476      CA             PUD
       17153319      TEMPE                                                 85281      AZ             Condominium
       17153320      FORT COLLINS                                          80524      CO             Single Family
       17153321      PROSPER                                               75078      TX             Single Family
       17153203      PORTLAND                                              97209      OR             Condominium
       17153204      ST LOUIS                                              63139      MO             2-4 Family
       17153205      WELLINGTON                                            33467      FL             Single Family
       17153206      FORT MYERS                                            33919      FL             Condominium
       17153207      LAPEER                                                48446      MI             Single Family
       17153208      MILFORD                                               06460      CT             2-4 Family
       16846361      LAS VEGAS                                             89148      NV             Condominium
       17153912      LOS ANGELES                                           90047      CA             2-4 Family
       17153913      PHOENIX                                               85048      AZ             Single Family
       17153914      STATEN ISLAN                                          10312      NY             PUD
       17153915      SAN DIEGO                                             92109      CA             Single Family
       17153916      GULF SHORES                                           36542      AL             Condominium
       17153917      HEAD OF THE                                           11790      NY             Single Family
       17153918      GAINESVILLE                                           20155      VA             PUD
       17153919      OYSTER BAY C                                          11771      NY             Single Family
       17153920      YORBA LINDA                                           92886      CA             Single Family
       17153921      CORONA                                                92883      CA             Single Family
       17153922      NORFOLK                                               23505      VA             Single Family
       17153923      OKATIE                                                29909      SC             Single Family
       17153924      PALM BAY                                              32909      FL             Single Family
       17153925      BROOKLYN                                              11228      NY             Townhouse
       17153926      MIAMI                                                 33189      FL             Condominium
       17153928      PACIFIC PALI                                          90272      CA             Single Family
       17153929      EWA BEACH                                             96706      HI             Single Family
       17153930      CARLSBAD                                              92009      CA             Single Family
       17153931      LOS ANGELES                                           90036      CA             2-4 Family
       17153932      SCARSDALE                                             10583      NY             Single Family
       17153933      VENTURA                                               93003      CA             Condominium
       17153934      DILLON BEACH                                          94929      CA             Single Family
       17153935      MESA                                                  85205      AZ             Single Family
       17153936      HONOLULU                                              96825      HI             Single Family
       17153937      NEWPORT BEAC                                          92660      CA             Single Family
       17153938      HOLLISTER                                             95023      CA             Single Family
       17153939      CANYON COUNTRY                                        91351      CA             Single Family
       17153940      BEND                                                  97701      OR             Single Family
       17153941      PORTLAND                                              97217      OR             Single Family
       17153942      SANTA ANA                                             92703      CA             Single Family
       17153943      CORONA                                                92883      CA             Single Family
       17153944      TEMPE                                                 85283      AZ             Single Family
       17153945      EL CAJON                                              92021      CA             Condominium
       17153946      MIAMI LAKES                                           33014      FL             Single Family
       17153947      LOS ANGELES                                           91604      CA             Single Family
       17153948      LOS ANGELES                                           91602      CA             Single Family
       17153950      SHERMAN OAKS                                          91423      CA             Single Family
       17153951      PLAYA VISTA                                           90094      CA             Condominium
       17153952      SAN JOSE                                              95123      CA             Single Family
       17153953      PHOENIX                                               85021      AZ             Single Family
       17153954      FOLSOM                                                95630      CA             Single Family
       17153955      CHICAGO                                               60622      IL             2-4 Family
       17153956      MILLINGTON                                            21651      MD             Single Family
       17153957      RANCHO CUCAM                                          91701      CA             Single Family
       17153958      CHASKA                                                55318      MN             Single Family
       17153959      DANA POINT                                            92629      CA             Single Family
       17153960      OXFORD                                                38655      MS             Condominium
       17153961      LEXINGTON                                             02421      MA             Single Family
       17153962      FOOTHILL RAN                                          92610      CA             Condominium
       17153963      SAN JOSE                                              95118      CA             Condominium
       17153964      WINTHROP                                              02152      MA             Single Family
       17153965      SAN ANTONIO                                           78245      TX             PUD
       17153966      LOS ANGELES                                           90001      CA             2-4 Family
       17153968      LA JOLLA                                              92037      CA             PUD
       17153969      FRANKFORT                                             60423      IL             Single Family
       17153970      HASTINGS                                              55033      MN             Single Family
       17153971      INDIAN ROCKS                                          33785      FL             Single Family
       17153972      RIVIERA BEAC                                          33404      FL             Condominium
       17153973      GLENDALE                                              85308      AZ             Single Family
       17153974      KEYPORT                                               07735      NJ             Single Family
       17153975      VISTA                                                 92083      CA             Single Family
       17153976      VISTA                                                 92083      CA             2-4 Family
       17153977      DALY CITY                                             94015      CA             Single Family
       17153978      ARTESIA                                               88210      NM             Single Family
       17153979      NORTH LAS VE                                          89031      NV             Single Family
       17153980      LAS VEGAS                                             89113      NV             Condominium
       17153981      FRESNO                                                93704      CA             2-4 Family
       17153982      SCOTTSDALE                                            85259      AZ             Single Family
       17153983      MARYSVILLE                                            98270      WA             PUD
       17153984      SEATTLE                                               98101      WA             Condominium
       17153985      JERSEY CITY                                           07035      NJ             2-4 Family
       17153986      RENTON                                                98056      WA             Single Family
       17153987      SAN JOSE                                              95122      CA             Single Family
       17153988      MIAMI BEACH                                           33139      FL             Condominium
       17153989      ASPEN                                                 81611      CO             Single Family
       17153990      CONCORD                                               94520      CA             Single Family
       17153991      PALM DESERT                                           92211      CA             Condominium
       17153992      BLOWING ROCK                                          28605      NC             Single Family
       17153993      LINDENHURST                                           11757      NY             Single Family
       17153994      WEST CHESTER                                          19380      PA             Single Family
       17153995      ASPEN                                                 81611      CO             Condominium
       17153996      STOCKTON                                              95215      CA             Single Family
       17153997      SURPRISE                                              85374      AZ             Single Family
       17153998      SAN JOSE                                              95132      CA             Single Family
       17153999      CHAMBERSBURG                                          17201      PA             Single Family
       17154000      SAN LUIS OBI                                          93401      CA             Single Family
       17154001      LOS ANGELES                                           90043      CA             Single Family
       17154002      STOCKTON                                              95219      CA             Single Family
       17154003      SAN DIEGO                                             92129      CA             Condominium
       17154004      ENCINO                                                91316      CA             Single Family
       17154005      SANTA PAULA                                           93060      CA             Condominium
       17154007      SCHAUMBURG                                            60195      IL             Condominium
       17154009      LYNNWOOD                                              98087      WA             Single Family
       17154010      NAPA                                                  94558      CA             Single Family
       17154011      FORT MYERS                                            33907      FL             Condominium
       17154012      SUN CITY                                              92586      CA             Single Family
       17154014      CLOVIS                                                93611      CA             Single Family
       17154015      FOLSOM                                                95630      CA             Single Family
       17154016      MT HOLLY                                              08060      NJ             2-4 Family
       17154017      GARDEN GROVE                                          92843      CA             Single Family
       17154018      PHOENIX                                               85015      AZ             Single Family
       17154019      SACRAMENTO                                            95832      CA             Single Family
       17154020      MT. HOLLY                                             08060      NJ             2-4 Family
       17154021      GREENSBORO                                            27455      NC             PUD
       17154022      GREENSBORO                                            27455      NC             PUD
       17154023      WHITE PLAINS                                          10605      NY             Condominium
       17154024      WHITE PLAINS                                          10605      NY             Condominium
       17154025      WILLISTON PA                                          11596      NY             Condominium
       17154026      NORTH MYRTLE BEACH                                    29582      SC             Single Family
       17154027      BLUE RIDGE                                            30513      GA             Single Family
       17154028      SANTA BARBAR                                          93111      CA             Single Family
       17154029      VALLEJO                                               94591      CA             Single Family
       17154030      HAYWARD                                               94541      CA             Single Family
       17154032      HESPERIA                                              92345      CA             Single Family
       17154033      BRONX                                                 10468      NY             2-4 Family
       17154034      DENVER                                                80204      CO             Condominium
       17154035      DENVER                                                80219      CO             Single Family
       17154036      NORTHRIDGE                                            91326      CA             Single Family
       17154037      SAN DIEGO                                             92107      CA             Single Family
       17154038      HENDERSON                                             89052      NV             Single Family
       17154039      HENDERSON                                             89052      NV             Single Family
       17154040      HENDERSON                                             89044      NV             PUD
       17154041      ALAMEDA                                               94502      CA             PUD
       17154042      KISSIMMEE                                             34741      FL             Single Family
       17154043      DOWNERS GROV                                          60515      IL             Single Family
       17154044      SAN LUIS OBI                                          93405      CA             Single Family
       17154045      SAN LUIS OBI                                          93401      CA             Single Family
       17154046      SAN JOSE                                              95123      CA             Condominium
       17154047      LITTLETON                                             80217      CO             Single Family
       17154048      CORONA                                                92882      CA             2-4 Family
       17154050      BOCA RATON                                            33433      FL             Condominium
       17154051      SANTA ANA                                             92707      CA             Single Family
       17154052      DAVENPORT                                             33897      FL             Single Family
       17154053      ATLANTA                                               30345      GA             2-4 Family
       17154054      LITTLETON                                             80128      CO             Condominium
       17154055      LAKE ARROWHE                                          92352      CA             Single Family
       17154056      SAN DIEGO                                             92129      CA             Single Family
       17154057      KISSIMMEE                                             34741      FL             Condominium
       17154058      MELBOURNE                                             32935      FL             PUD
       17154059      LAS VEGAS                                             89113      NV             Condominium
       17154060      LAS VEGAS                                             89113      NV             Condominium
       17154061      LOS ANGELES                                           90025      CA             Condominium
       17154062      MARIETTA                                              30066      GA             Single Family
       17154063      ORLANDO                                               32837      FL             Condominium
       17154064      YUCCA VALLEY                                          92284      CA             Single Family
       17154065      YUCCA VALLEY                                          92284      CA             Single Family
       17154066      PALM SPRINGS                                          92264      CA             Condominium
       17154067      PHENIX CITY                                           36867      AL             Single Family
       17154068      WADENA                                                56482      MN             Single Family
       17154069      PEYTON                                                80831      CO             Single Family
       17154070      ORANGE                                                92867      CA             Single Family
       17154072      VIRGINIA BEA                                          23451      VA             Single Family
       17154074      SIMI VALLEY                                           93063      CA             Single Family
       17154075      ANTIOCH                                               94509      CA             Single Family
       17154076      SANTA MONICA                                          90404      CA             2-4 Family
       17154077      SARASOTA                                              34238      FL             Single Family
       17154078      WOODSTOCK                                             30188      GA             Single Family
       17154081      BAKERSFIELD                                           93309      CA             2-4 Family
       17154082      NOVATO                                                94947      CA             Single Family
       17154083      ALAMEDA                                               94501      CA             Condominium
       17154084      BETHLEHEM                                             18015      PA             Single Family
       17154085      BETHLEHEM                                             18015      PA             Single Family
       17154086      EAST STROUDS                                          18301      PA             Single Family
       17154087      GLENDALE                                              85304      AZ             Single Family
       17154088      DOVER                                                 03820      NH             2-4 Family
       17154089      LONG BEACH                                            90813      CA             2-4 Family
       17154090      AURORA                                                80011      CO             Single Family
       17154091      LAKEWOOD                                              80401      CO             Single Family
       17154092      VISTA                                                 92083      CA             2-4 Family
       17154093      LA CANADA                                             91011      CA             Single Family
       17154094      SAMMAMISH                                             98074      WA             Single Family
       17154095      DEL MAR                                               92014      CA             Single Family
       17154097      LAFAYETTE                                             80026      CO             Single Family
       17154098      HOWARD LAKE                                           55349      MN             Single Family
       17153770      HESPERIA                                              92345      CA             Single Family
       17153771      NEWTON                                                02458      MA             2-4 Family
       17153772      BROOKLYN                                              11203      NY             2-4 Family
       17153773      MOREAU                                                12803      NY             Single Family
       17153774      CHULA VISTA                                           91913      CA             PUD
       17153775      SAN DIEGO                                             92115      CA             Condominium
       17153776      LYMAN                                                 29635      SC             Single Family
       17153777      BUENA PARK                                            90620      CA             Single Family
       17153779      BOCA GRANDE                                           33921      FL             Condominium
       17153781      TEMPE                                                 85281      AZ             Condominium
       17153782      EAST PALO AL                                          94303      CA             Single Family
       17153783      SAINT HELENA                                          94574      CA             Single Family
       17153784      WELLSVILLE                                            66092      KS             Single Family
       17153785      RENTON                                                98056      WA             Single Family
       17153786      HILTON HEAD                                           29926      SC             Single Family
       17153787      GROSSE ILE                                            48138      MI             Single Family
       17153788      NEW MARKET                                            35761      AL             Single Family
       17153789      CHARLESTON                                            29412      SC             Condominium
       17153790      CARBONDALE                                            81623      CO             Condominium
       17153792      REDLANDS                                              92374      CA             Single Family
       17153793      BRADENTON                                             34212      FL             Single Family
       17153794      ERWIN                                                 28339      NC             Single Family
       17153795      NAPA                                                  94558      CA             Single Family
       17153796      WALLSBURG                                             84082      UT             Single Family
       17153797      YORBA LINDA                                           92887      CA             Single Family
       17153798      SAN MATEO                                             94401      CA             Condominium
       17153799      KAUKAUNA                                              54130      WI             2-4 Family
       17153800      BAKERSFIELD                                           93308      CA             Single Family
       17153801      ENCINO                                                91436      CA             Single Family
       17153802      SEATTLE                                               98178      WA             Single Family
       17153803      CLARENDON HI                                          60514      IL             Single Family
       17153804      WILLOWBROOK                                           60527      IL             Single Family
       17153805      CONCORD                                               94521      CA             Single Family
       17153806      DENVER                                                80202      CO             Condominium
       17153807      LOS ANGELES                                           90025      CA             Condominium
       17153808      WEST COVINA                                           91790      CA             Single Family
       17153809      PORTLAND                                              97213      OR             Single Family
       17153810      FONTANA                                               92336      CA             Single Family
       17153811      GLEN ROCK                                             07452      NJ             Single Family
       17153812      BLUFFTON                                              29910      SC             Single Family
       17153813      PHOENIX                                               85016      AZ             Condominium
       17153814      PHOENIX                                               85013      AZ             Single Family
       17153815      CLIFTON                                               07013      NJ             Single Family
       17153816      OMAHA                                                 68134      NE             Single Family
       17153817      OMAHA                                                 68134      NE             Single Family
       17153818      MIAMI BEACH                                           33139      FL             Condominium
       17153819      SCOTTSDALE                                            85254      AZ             Condominium
       17153820      HACIENDA HEI                                          91745      CA             Condominium
       17153822      SAN BERNARDI                                          92405      CA             Single Family
       17153823      SILVERTHORNE                                          80498      CO             Condominium
       17153824      LAWRENCE                                              01841      MA             Single Family
       17153825      NASHVILLE                                             37214      TN             Condominium
       17153826      HAYWARD                                               94544      CA             Single Family
       17153827      MADISON                                               07940      NJ             Single Family
       17153828      DURHAM                                                27705      NC             Single Family
       17153829      WEST ORANGE                                           07052      NJ             Single Family
       17153831      PLEASANT HIL                                          94523      CA             Single Family
       17153832      SHELBYVILLE                                           40065      KY             Single Family
       17153833      NEW BEDFORD                                           02745      MA             2-4 Family
       17153834      NEW CITY                                              10956      NY             Condominium
       17153835      PHOENIX                                               85015      AZ             2-4 Family
       17153836      PHOENIX                                               85015      AZ             2-4 Family
       17153837      PHOENIX                                               85015      AZ             2-4 Family
       17153838      PHOENIX                                               85015      AZ             2-4 Family
       17153839      FORT MYERS                                            33908      FL             Single Family
       17153840      OAKLAND                                               94602      CA             Single Family
       17153841      KEW GARDENS                                           11415      NY             2-4 Family
       17153843      FRESNO                                                93704      CA             Single Family
       17153844      NAPA                                                  94559      CA             Single Family
       17153845      SAN DIEGO                                             92105      CA             2-4 Family
       17153846      INDIO                                                 92201      CA             Single Family
       17153848      INDIO                                                 92201      CA             Single Family
       17153849      PHOENIX                                               85085      AZ             Single Family
       17153850      LONG BEACH                                            90806      CA             Single Family
       17153851      KAILUA KONA                                           96740      HI             Single Family
       17153852      PUEBLO                                                81006      CO             Single Family
       17153853      ORLANDO                                               32835      FL             Condominium
       17153854      BERKELEY                                              94702      CA             Single Family
       17153855      CHARLOTTE                                             28269      NC             Single Family
       17153856      PITTSBURG                                             66762      KS             Single Family
       17153857      ROHNERT PARK                                          94928      CA             Single Family
       17153858      CHINO HILLS                                           91709      CA             Single Family
       17153859      OAKLEY                                                84055      UT             Single Family
       17153860      LONG BEACH                                            90807      CA             Single Family
       17153861      MIAMI                                                 33186      FL             Single Family
       17153862      OAKLAND                                               94606      CA             Single Family
       17153863      SPRINGFIELD                                           05156      VT             Single Family
       17153864      DALY CITY                                             94014      CA             Single Family
       17153865      CHINO                                                 91710      CA             2-4 Family
       17153866      WINDERMERE                                            34786      FL             Condominium
       17153867      NINEVEH                                               46164      IN             Single Family
       17153868      MARIETTA                                              30062      GA             Single Family
       17153869      ROBBINSDALE                                           55422      MN             2-4 Family
       17153870      CROWN POINT                                           46307      IN             Single Family
       17153871      ROCKWALL                                              75032      TX             Single Family
       17153872      WOODLAND PAR                                          80863      CO             Single Family
       17153874      COMMERCE CIT                                          80022      CO             Single Family
       17153875      PLACENTIA                                             92870      CA             Single Family
       17153876      LITCHFIELD P                                          85340      AZ             Condominium
       17153878      LINO LAKES                                            55014      MN             Single Family
       17153879      BLAINE                                                55449      MN             Single Family
       17153880      GRESHAM                                               97030      OR             Single Family
       17153881      RALEIGH                                               27613      NC             Single Family
       17153882      COLORADO SPR                                          80904      CO             Single Family
       17153883      WELLSVILLE                                            66092      KS             Single Family
       17153884      PARKER                                                80134      CO             PUD
       17153885      KISSIMMEE                                             34741      FL             Condominium
       17153886      SANTA ROSA B                                          32459      FL             Single Family
       17153887      LELAND                                                28451      NC             Single Family
       17153889      SKIATOOK                                              74070      OK             2-4 Family
       17153890      NEW YORK                                              10021      NY             Condominium
       17153891      ODESSA                                                33556      FL             Single Family
       17153892      VIRGINIA BEA                                          23464      VA             Single Family
       17153893      YUCIAPA                                               92399      CA             Single Family
       17153894      YUCAIPA                                               92399      CA             Single Family
       17153895      SAN BERNARDI                                          92408      CA             Single Family
       17153896      HESPERIA                                              92345      CA             Single Family
       17153897      MENTONE                                               92359      CA             Single Family
       17153898      BANNING                                               92220      CA             Single Family
       17153900      YUCAIPA                                               92399      CA             Single Family
       17153901      MENTONE                                               92359      CA             Single Family
       17153902      HIGHLAND                                              92346      CA             Single Family
       17153903      YUCAIPA                                               92399      CA             Single Family
       17153904      VALRICO                                               33594      FL             PUD
       17153905      KIHEI                                                 96753      HI             Condominium
       17153906      HALLANDALE B                                          33009      FL             Condominium
       17153907      ANDERSON                                              29621      SC             Single Family
       17153908      ORLANDO                                               32811      FL             Condominium
       17153910      PORTLAND                                              97219      OR             Single Family
       17153749      BRIDGEPORT                                            06605      CT             Condominium
       17153750      VENTNOR CITY                                          08406      NJ             2-4 Family
       17153751      PALATINE                                              60067      IL             Condominium
       17153752      SAN ANTONIO                                           78253      TX             Single Family
       17153753      PALMDALE                                              93552      CA             Single Family
       17153754      BEND                                                  97702      OR             Single Family
       17153755      SAN DIEGO                                             92101      CA             Condominium
       17153757      ROSLYN HEIGH                                          11577      NY             Single Family
       17153758      PLAINVIEW                                             11803      NY             Single Family
       17153759      KYLE                                                  78640      TX             Single Family
       17153760      MCLEAN                                                22101      VA             Single Family
       17153762      SAINT GEORGE                                          84770      UT             2-4 Family
       17153763      CAPE CORAL                                            33991      FL             PUD
       17153764      SEATTLE                                               98133      WA             Single Family
       17153765      HIALEAH                                               33016      FL             Condominium
       17153766      CHICAGO                                               60647      IL             Single Family
       17153767      CORNELIUS                                             28031      NC             Condominium
       17153768      ASTORIA                                               11102      NY             2-4 Family
       17153769      STATEN ISLAN                                          10312      NY             Single Family
       17233046      LOS ANGELES                                           91326      CA             Single Family
       17233120      SAN JUAN CAPISTRANO                                   92675      CA             Single Family
       17233040      NIPOMO                                                93444      CA             Single Family
       17233041      LEXINGTON                                             02421      MA             Single Family
       17233123      LA QUINTA                                             92253      CA             PUD
       17233042      MILL VALLEY                                           94941      CA             Single Family
       17233124      LAKE FOREST                                           92630      CA             Single Family
       17233043      LAGUNA NIGUEL                                         92677      CA             Condominium
       17233125      SAN DIEGO                                             92111      CA             Single Family
       17233044      CAMARILLO                                             93012      CA             Single Family
       17233045      SAN FRANCISCO                                         94107      CA             Single Family
       17233116      NOVATO                                                94949      CA             PUD
       17233036      VENTURA                                               93001      CA             PUD
       17233118      SIMI VALLEY                                           93063      CA             Single Family
       17233119      SANTA CLARITA                                         91354      CA             Condominium
       17233038      POOLESVILLE                                           20837      MD             Single Family
       17233039      BEVERLY HILLS                                         90210      CA             Condominium
       17233033      PITTSBURG                                             94565      CA             Single Family
       17233115      SAN JOSE                                              95121      CA             Single Family
       17233034      STAFFORD                                              22556      VA             Single Family
       17233467      RIPON                                                 95366      CA             Single Family
       17233409      SALT LAKE CITY                                        84108      UT             Single Family
       17233110      WASHINGTON                                            20012      DC             Single Family
       17233030      STEVENSON RANCH AREA                                  91381      CA             PUD
       17233113      YORBA LINDA                                           92886      CA             Single Family
       17233032      GLENCOE                                               60022      IL             Single Family
       17233114      MORENO VALLEY                                         92555      CA             Single Family
       17233028      PACIFICA                                              94044      CA             Single Family
       17233029      LOS ANGELES                                           90068      CA             Single Family
       17233108      ANAHEIM                                               92804      CA             Single Family
       17233109      JEFFERSONTON                                          22724      VA             Single Family
       17247380      PASADENA                                              91104      CA             Single Family
       17233000      DULUTH                                                30097      GA             PUD
       17233001      WOODINVILLE                                           98072      WA             PUD
       17233002      LONG BEACH                                            90807      CA             Single Family
       17233003      RANCHO PALOS VERDES                                   90275      CA             Single Family
       17233004      ATLANTA                                               30327      GA             Single Family
       17233005      MEQUON                                                53092      WI             PUD
       17233006      SIMI VALLEY                                           93065      CA             PUD
       17233007      CHICAGO                                               60657      IL             Single Family
       17247291      RIVERSIDE                                             92504      CA             Single Family
       17247373      EAGLE                                                 83616      ID             PUD
       17233008      MOULTONBOROUGH                                        03254      NH             Single Family
       17233009      SANTA ROSA                                            95401      CA             Single Family
       17233010      PALM DESERT                                           92211      CA             PUD
       17233011      PALM DESERT                                           92211      CA             PUD
       17233013      NEWTOWN                                               06470      CT             Single Family
       17233014      AMELIA ISLAND                                         32034      FL             Single Family
       17233015      PACIFICA                                              94044      CA             Single Family
       17233016      OAKLAND                                               94605      CA             Single Family
       17233017      IRVINE                                                92602      CA             Condominium
       17233018      DUBLIN                                                94568      CA             PUD
       17247293      LA HABRA                                              90631      CA             Single Family
       17247294      REUNION                                               34747      FL             Condominium
       17233100      LADERA RANCH AREA                                     92694      CA             Condominium
       17233020      CHARLESTON                                            29492      SC             PUD
       17233101      LAKE TAPPS                                            98391      WA             PUD
       17233021      OCEAN CITY                                            08226      NJ             Condominium
       17233102      SOUTH HAVEN                                           49090      MI             Single Family
       17233022      CORSICANA                                             75109      TX             Single Family
       17233023      STAMFORD                                              06902      CT             Single Family
       17233105      SANTA BARBARA                                         93111      CA             PUD
       17233024      CARY                                                  27519      NC             PUD
       17233106      IRVINE                                                92612      CA             PUD
       17233025      PARKTON                                               21120      MD             Single Family
       17233107      SAN DIEGO                                             92109      CA             Condominium
       17247371      OCEANSIDE                                             92056      CA             Single Family
       17247365      MAPLE GROVE                                           55311      MN             Single Family
       17247287      MARINA DEL REY                                        90292      CA             Condominium
       17247288      DALLAS                                                75205      TX             Single Family
       17247289      GRANITE BAY                                           95746      CA             PUD
       17247284      LAKE OSWEGO                                           97035      OR             Single Family
       17247258      SAN FRANCISCO                                         94110      CA             Condominium
       17247259      SAN JOSE                                              95136      CA             Condominium
       17247340      SANTA BARBARA                                         93103      CA             Single Family
       17247342      SIMI VALLEY                                           93065      CA             Single Family
       17247346      PARK CITY                                             84098      UT             Single Family
       17247348      LIGHTHOUSE POINT                                      33064      FL             Single Family
       17247351      ATASCADERO                                            93422      CA             Single Family
       17247270      MOUNT PLEASANT                                        29464      SC             PUD
       17247353      REDMOND                                               98053      WA             Single Family
       17247272      NAPA                                                  94558      CA             Single Family
       17247355      CHULA VISTA                                           91915      CA             PUD
       17247356      ORANGE                                                92869      CA             Single Family
       17247277      SIMI VALLEY                                           93065      CA             Single Family
       17247278      SYLMAR                                                91342      CA             PUD
       17247362      SAN DIEGO                                             92131      CA             PUD
       17247322      GRANADA HILLS                                         91344      CA             Single Family
       17247324      LOS ANGELES                                           90066      CA             Single Family
       17247331      BOTHELL                                               98011      WA             Single Family
       17247251      SANTA CRUZ                                            95062      CA             Single Family
       17247333      SAN JOSE                                              95136      CA             Single Family
       17247252      RANCHO MIRAGE                                         92270      CA             PUD
       17247253      SEATTLE                                               98105      WA             Single Family
       17247255      CASTAIC                                               91384      CA             Single Family
       17247256      RIVERSIDE                                             92507      CA             Single Family
       17247327      MAITLAND                                              32751      FL             Single Family
       17247328      DENVER                                                80218      CO             Single Family
       17247248      LA JOLLA                                              92037      CA             Single Family
       17247237      NOVATO                                                94947      CA             Single Family
       17247228      SAN JOSE                                              95136      CA             PUD
       17247309      UPLAND                                                91784      CA             PUD
       17247310      SANTA MONICA                                          90403      CA             Condominium
       17247312      PALISADES PARK                                        07650      NJ             Condominium
       17247316      DALLAS                                                75218      TX             Single Family
       17233391      LONG BEACH                                            90807      CA             Single Family
       17233475      NICOLAUS                                              95659      CA             Single Family
       17233476      KAILUA KONA                                           96740      HI             Condominium
       17233397      CARLSBAD                                              92009      CA             PUD
       17247204      NEW YORK                                              10003      NY             Condominium
       17247217      LIVERMORE                                             94550      CA             Single Family
       17247218      TOMS RIVER                                            08755      NJ             Single Family
       17247219      VISTA                                                 92084      CA             PUD
       17247225      NEW FAIRFIELD                                         06812      CT             Single Family
       17233452      HUNTINGTON BEACH                                      92646      CA             Single Family
       17233456      SANTA ANA                                             92707      CA             Single Family
       17233381      BURBANK                                               91501      CA             Condominium
       17233432      MORGAN HILL                                           95037      CA             PUD
       17233433      CORONA                                                92880      CA             Single Family
       17233190      IRVINE                                                92604      CA             Condominium
       17233193      HENDERSON                                             89012      NV             PUD
       17233438      SEATTLE                                               98121      WA             Condominium
       17233195      WALNUT CREEK                                          94598      CA             PUD
       17233196      COSTA MESA                                            92627      CA             Condominium
       17233359      LEESBURG                                              20176      VA             PUD
       17233198      NOVATO                                                94945      CA             PUD
       17233360      CAMBRIA                                               93428      CA             Single Family
       17233361      JERSEY CITY                                           07302      NJ             Condominium
       17233364      LONG BEACH                                            90803      CA             Single Family
       17233366      LOS ANGELES                                           90077      CA             Condominium
       17233367      CHILMARK                                              02535      MA             Single Family
       17233180      GILROY                                                95020      CA             Single Family
       17233424      EL DORADO HILLS                                       95762      CA             Single Family
       17233343      SAN FRANCISCO                                         94105      CA             Condominium
       17233344      PLACERVILLE                                           95667      CA             Single Family
       17233345      MINNEAPOLIS                                           55416      MN             Single Family
       17233184      PLAINVIEW                                             11803      NY             Single Family
       17233185      GLEN HEAD                                             11545      NY             Single Family
       17233349      FULLERTON                                             92835      CA             Single Family
       17233189      LOS ANGELES                                           90025      CA             Condominium
       17233084      LONG BEACH                                            90807      CA             Single Family
       17233327      SANTA BARBARA                                         93105      CA             Single Family
       17233166      WHITTIER                                              90601      CA             Single Family
       17233086      AVALON                                                08202      NJ             Condominium
       17233167      CHULA VISTA                                           91913      CA             Single Family
       17233087      MIAMI                                                 33187      FL             Single Family
       17233088      CARLSBAD                                              92009      CA             PUD
       17233169      LOS ANGELES                                           90025      CA             Condominium
       17233089      BEDFORD HILLS                                         10507      NY             Single Family
       17233413      GARDEN GROVE                                          92843      CA             Single Family
       17233170      STATEN ISLAND                                         10306      NY             2-4 Family
       17233171      RIVERSIDE                                             92503      CA             Single Family
       17233333      ENCINITAS                                             92024      CA             Single Family
       17233091      CHESTER                                               07930      NJ             Single Family
       17233092      SAN CARLOS                                            94070      CA             Single Family
       17233173      SIMI VALLEY                                           93065      CA             Single Family
       17233335      COVINA                                                91724      CA             Single Family
       17233093      HENDERSON                                             89052      NV             PUD
       17233174      PASADENA                                              91107      CA             Single Family
       17233094      DALY CITY                                             94015      CA             Single Family
       17233337      BOZEMAN                                               59715      MT             Single Family
       17233095      MORENO VALLEY                                         92555      CA             Single Family
       17233176      CAMARILLO                                             93010      CA             PUD
       17233177      SAN FRANCISCO                                         94105      CA             Condominium
       17233178      BROOKLYN                                              11209      NY             Single Family
       17233179      PANAMA CITY                                           32407      FL             Condominium
       17233151      SAN LUIS OBISPO                                       93405      CA             Single Family
       17233071      SAN FRANCISCO                                         94102      CA             Condominium
       17233072      CLE ELUM                                              98922      WA             Single Family
       17233073      ALTADENA                                              91001      CA             PUD
       17233154      LOS ANGELES                                           91367      CA             Single Family
       17233074      SCARSDALE                                             10583      NY             Single Family
       17233075      MIRA LOMA                                             91752      CA             Single Family
       17233156      FAIRFIELD                                             94534      CA             Single Family
       17233076      WALDORF                                               20603      MD             Single Family
       17233319      SCOTTSDALE                                            85259      AZ             PUD
       17233158      HUNTINGTON BEACH                                      92646      CA             Condominium
       17233078      OAKLEY                                                94561      CA             Single Family
       17233159      KIHEI                                                 96753      HI             Condominium
       17233080      PARK RIDGE                                            60068      IL             Single Family
       17233081      PASADENA                                              91106      CA             Condominium
       17233162      APPLE VALLEY                                          92307      CA             Single Family
       17233324      MONUMENT                                              80132      CO             PUD
       17233406      MENLO PARK                                            94025      CA             Single Family
       17233083      DENVILLE                                              07834      NJ             Single Family
       17233407      SANTA ROSA                                            95409      CA             PUD
       17233164      RANCHO CUCAMONGA                                      91739      CA             Single Family
       17233069      SOUTH GATE                                            90280      CA             Condominium
       17233150      ANTOICH                                               94531      CA             Single Family
       17233067      LOS ANGELES                                           90045      CA             Single Family
       17233149      COSTA MESA                                            92626      CA             Single Family
       17233066      GARDEN CITY                                           11530      NY             Single Family
       17233309      SANFORD                                               32771      FL             PUD
       17233141      IDYLLWILD                                             92549      CA             Single Family
       17233142      LAKESIDE                                              92040      CA             Single Family
       17233304      SIMI VALLEY                                           93065      CA             PUD
       17233063      CHARLESTOWN                                           02129      MA             Condominium
       17233144      MARTINEZ                                              94553      CA             Single Family
       17233064      SUDBURY                                               01776      MA             Single Family
       17233145      ALPINE                                                84004      UT             Single Family
       17233058      SOUTHAMPTON                                           11968      NY             Single Family
       17233059      LAS VEGAS                                             89183      NV             PUD
       17233300      SAN RAFAEL                                            94901      CA             Single Family
       17233301      SHERMAN OAKS                                          91423      CA             Single Family
       17233140      NIPOMO                                                93444      CA             PUD
       17233302      MORRISON                                              80465      CO             PUD
       17233060      SILVER SPRING                                         20910      MD             Single Family
       17233051      SANTA ANA AREA                                        92705      CA             Single Family
       17233132      WESTMINSTER                                           92683      CA             Single Family
       17233052      RENTON                                                98055      WA             PUD
       17233133      SAN FRANCISCO                                         94114      CA             Single Family
       17233054      HOUSTON                                               77019      TX             Single Family
       17233135      CARPINTERIA                                           93013      CA             Condominium
       17233136      RIVERSIDE                                             92508      CA             Single Family
       17233056      SARASOTA                                              34241      FL             PUD
       17233137      PORTLAND                                              97239      OR             Single Family
       17233047      SAN DIEGO                                             92109      CA             Condominium
       17233128      CASTRO VALLEY                                         94546      CA             Single Family
       17233129      CORONA                                                92880      CA             Single Family
       17233049      SAVANNAH                                              38372      TN             PUD
       17233130      WALNUT CREEK                                          94596      CA             Single Family
       17233050      FULLERTON                                             92831      CA             Single Family
       17233285      ROCKVILLE                                             20850      MD             Single Family
       17233288      SANTA MARIA                                           93455      CA             Single Family
       17233290      LAGUNA NIGUEL                                         92677      CA             PUD
       17233292      CLAREMONT                                             91711      CA             Single Family
       17233293      SAN DIEGO                                             92127      CA             PUD
       17233295      SAN CLEMENTE                                          92673      CA             PUD
       17233296      NORCO                                                 92860      CA             Single Family
       17232973      FLOYDS KNOBS                                          47119      IN             Single Family
       17232974      FALLBROOK                                             92028      CA             Single Family
       17232977      VERO BEACH                                            32963      FL             Single Family
       17232979      BEDFORD HILLS                                         10507      NY             Single Family
       17232980      ATLANTA                                               30339      GA             Single Family
       17232981      HUNTINGTON BEACH                                      92646      CA             PUD
       17232982      FAIRFAX STATION                                       22039      VA             PUD
       17232983      CAMPBELL                                              95008      CA             Single Family
       17232985      PALM SPRINGS                                          92262      CA             PUD
       17232986      SUFFOLK                                               23435      VA             PUD
       17232987      PEBBLE BEACH                                          93953      CA             Single Family
       17232988      CLAREMONT                                             91711      CA             Single Family
       17232989      THOUSAND OAKS AREA                                    91361      CA             Condominium
       17232990      SAN DIEGO                                             92110      CA             Single Family
       17232991      GRETNA                                                68028      NE             Single Family
       17232992      EL DORADO HILLS                                       95762      CA             Single Family
       17232994      SAN DIEGO                                             92127      CA             PUD
       17232996      LONG BEACH                                            90808      CA             Single Family
       17232997      BURKE                                                 22015      VA             Single Family
       17232998      LOS ANGELES                                           90026      CA             Single Family
       17232999      BATH                                                  48808      MI             Single Family
       17233206      CORONA                                                92881      CA             Single Family
       17233211      NEW YORK                                              10019      NY             Condominium
       17233212      PAWLEYS ISLAND                                        29585      SC             PUD
       17233214      LADERA RANCH                                          92694      CA             PUD
       17233216      REDONDO BEACH                                         90278      CA             Condominium
       17233218      GLENDALE                                              91201      CA             Single Family
       17233219      KENT                                                  98042      WA             Single Family
       17233221      LOUISVILLE                                            40245      KY             Single Family
       17233233      WELLINGTON                                            33414      FL             PUD
       17233235      GLENDALE                                              91206      CA             Single Family
       17233236      FAIRFIELD                                             06824      CT             Single Family
       17233240      LAKEWOOD                                              90713      CA             Single Family
       17233241      HASTINGS                                              55033      MN             Single Family
       17233242      ALDIE                                                 20105      VA             PUD
       17233243      LA VERNE                                              91750      CA             Single Family
       17233245      CORONA                                                92883      CA             Single Family
       17233249      PALISADES PARK                                        07650      NJ             2-4 Family
       17233251      EDISON                                                08817      NJ             Single Family
       17233252      DANVILLE                                              94506      CA             PUD
       17233253      EAGLE                                                 83616      ID             PUD
       17233254      VALENCIA                                              91354      CA             PUD
       17233256      LOS ANGELES                                           91604      CA             Single Family
       17233257      MORRO BAY                                             93442      CA             Single Family
       17233260      ORINDA                                                94563      CA             Single Family
       17233262      INGLEWOOD                                             90305      CA             Single Family
       17233264      SAN FRANCISCO                                         94123      CA             Condominium
       17233265      DENVER                                                80235      CO             Single Family
       17233266      LARCHMONT                                             10538      NY             Single Family
       17233267      PASADENA                                              91107      CA             Single Family
       17233268      NAPA                                                  94558      CA             Single Family
       17233269      LOS ANGELES                                           90049      CA             Condominium
       17233271      SALT LAKE CITY                                        84109      UT             Single Family
       17233272      ACAMPO                                                95220      CA             Single Family
       17233273      HUNTINGTON BEACH                                      92646      CA             Single Family
       17233274      NAPLES                                                34116      FL             Single Family
       17233275      UPPER MARLBORO                                        20774      MD             Single Family
       17233280      SAN DIEGO                                             92127      CA             Single Family
       17233282      MESA                                                  85207      AZ             PUD
       17247265      OXNARD                                                93036      CA             PUD
       17244992      IRVINE                                                92620      CA             PUD
       17244993      LOS OSOS                                              93402      CA             Single Family
       17244994      SAN CLEMENTE                                          92673      CA             PUD
       17244995      SUNNYVALE                                             94087      CA             2-4 Family
       17244996      CORONADO                                              92118      CA             Condominium
       17244997      LAGUNA NIGUEL                                         92677      CA             PUD
       17244998      NEWPORT BEACH                                         92663      CA             Condominium
       17244999      LEESBURG                                              20176      VA             PUD
       17244990      MIDWAY CITY                                           92655      CA             2-4 Family
       17244991      APTOS                                                 95003      CA             PUD
       17247375      SAN JOSE                                              95123      CA             Single Family
       17247295      RANCHO CU                                             91701      CA             Single Family
       17247376      FALL CITY                                             98024      WA             PUD
       17247296      NEW FAIRFIELD                                         06812      CT             Single Family
       17247377      YORBA LINDA                                           92886      CA             Single Family
       17247381      CHINO HILLS                                           91709      CA             Single Family
       17247382      WINDERMERE                                            34786      FL             PUD
       17247374      CARMEL                                                93923      CA             Single Family
       17247370      SAN JOSE                                              95116      CA             Single Family
       17247290      SPOKANE                                               99208      WA             Single Family
       17247367      BELMONT                                               94002      CA             Single Family
       17247286      SAN MARCOS                                            92069      CA             PUD
       17247283      VENTURA                                               93003      CA             Single Family
       17247261      SANTA BARBARA AREA                                    93108      CA             Single Family
       17247343      RENO                                                  89519      NV             Single Family
       17247344      FREDERICKSBURG                                        22406      VA             Single Family
       17247263      ALBUQUERQUE                                           87111      NM             PUD
       17247266      UNION CITY                                            94587      CA             Condominium
       17247349      NAPA                                                  94558      CA             Single Family
       17247268      WOODBURY                                              11797      NY             Single Family
       17247269      ACTON                                                 01720      MA             Condominium
       17247350      SIMI VALLEY                                           93065      CA             PUD
       17247271      SANTA ANA                                             92704      CA             Single Family
       17247273      MOORPARK                                              93021      CA             PUD
       17247274      SEATTLE                                               98116      WA             Single Family
       17247276      THE WOODLANDS                                         77382      TX             PUD
       17247357      SAN FRANCISCO                                         94107      CA             Condominium
       17247197      LAS VEGAS                                             89131      NV             PUD
       17247198      ISSAQUAH                                              98029      WA             Single Family
       17247279      LOS ANGELES                                           91326      CA             Single Family
       17247280      PASO ROBLES                                           93446      CA             PUD
       17247282      ANAHEIM                                               92801      CA             Single Family
       17247320      SAMMAMISH                                             98075      WA             Single Family
       17247321      BONSALL                                               92003      CA             PUD
       17247240      WASHINGTON                                            20007      DC             Single Family
       17247241      HENDERSON                                             89015      NV             PUD
       17247242      DETROIT                                               48214      MI             Single Family
       17247243      HINSDALE                                              60521      IL             Single Family
       17247254      FAIRFIELD                                             94534      CA             PUD
       17247335      MARATHON                                              33050      FL             Single Family
       17247326      CAMARILLO                                             93012      CA             Condominium
       17247246      SCOTTSDALE                                            85254      AZ             Single Family
       17247247      MERCED                                                95340      CA             Single Family
       17247329      SAN MATEO                                             94401      CA             Single Family
       17247317      MENLO PARK                                            94025      CA             Single Family
       17247236      SAN LUIS OBISPO                                       93405      CA             Single Family
       17247318      LAS VEGAS                                             89109      NV             Condominium
       17247238      SAN DIEGO                                             92127      CA             Single Family
       17247311      KIRKLAND                                              98034      WA             Single Family
       17247230      SNOQUALMIE                                            98065      WA             PUD
       17247231      LOS ANGELES                                           90064      CA             Condominium
       17247234      STERLING                                              20165      VA             PUD
       17256615      CHICO                                                 95926      CA             Single Family
       17256616      PALO CEDRO                                            96073      CA             Single Family
       17256617      DALLAS                                                75225      TX             Single Family
       17256609      VALLEY SPRINGS                                        95252      CA             Single Family
       17256618      REDMOND                                               98053      WA             Single Family
       17256619      DAVIE                                                 33325      FL             PUD
       17256610      WOODBRIDGE                                            22191      VA             PUD
       17256611      MUKILTEO                                              98275      WA             PUD
       17256613      SAN JOSE                                              95148      CA             Single Family
       17255906      LAS VEGAS                                             89149      NV             PUD
       17255907      LAS VEGAS                                             89147      NV             PUD
       17255917      BREA                                                  92821      CA             PUD
       17255908      COLLEYVILLE                                           76034      TX             Single Family
       17255918      SOUTH SAN FRANCISCO                                   94080      CA             Single Family
       17255909      LAS VEGAS                                             89135      NV             PUD
       17255919      EL CAJON                                              92019      CA             Single Family
       17255885      LOPEZ ISLAND                                          98261      WA             Single Family
       17255894      LAKE ARROWHEAD                                        92352      CA             PUD
       17255896      BEND                                                  97701      OR             PUD
       17255887      SAN FRANCISCO                                         94118      CA             Condominium
       17255888      MADISON                                               53704      WI             Single Family
       17255898      OAKLEY                                                94561      CA             PUD
       17255899      STAMFORD                                              06906      CT             Single Family
       17255914      CHATSWORTH                                            91311      CA             Single Family
       17255915      SAN BRUNO                                             94066      CA             Single Family
       17255916      BURBANK                                               91501      CA             Single Family
       17255912      BURLINGTON                                            01803      MA             Single Family
       17255913      HENDERSON                                             89052      NV             PUD
       17255904      CASTLE ROCK                                           80108      CO             PUD
       17255905      BUENA PARK                                            90621      CA             Condominium
       17255882      NAPERVILLE                                            60563      IL             Single Family
       17255883      CORONA                                                92883      CA             PUD
       17255884      BEDFORD                                               03110      NH             Single Family
       17255886      CONCORD                                               01742      MA             Single Family
       17255889      COROLLA                                               27927      NC             Single Family
       17255910      BROOKLINE                                             02446      MA             Condominium
       17255911      SAINT PAUL                                            55104      MN             Single Family
       17255897      SIMI VALLEY                                           93065      CA             PUD
       17255900      WASHINGTON                                            20015      DC             Single Family
       17255901      LOS ANGELES                                           90064      CA             Condominium
       17255902      ISSAQUAH                                              98029      WA             PUD
       17255903      SAN FRANCISCO                                         94122      CA             Single Family
       17255880      SPARTA                                                07871      NJ             Single Family
       17255881      PHOENIX                                               85050      AZ             PUD
       17255895      PALO ALTO                                             94306      CA             Single Family
       17255891      SEATTLE                                               98102      WA             Single Family
       17255893      ASHBURN                                               20147      VA             PUD
       17255890      WENATCHEE                                             98801      WA             Single Family
       17250575      SANTA ROSA                                            95403      CA             Condominium
       17250577      MEXICO BEACH                                          32456      FL             Single Family
       17250578      SOUTH LAKE TAHOE                                      96150      CA             PUD
       17250570      SCOTTSDALE                                            85259      AZ             Single Family
       17250562      SNOQUALMIE                                            98065      WA             PUD
       17247202      ASHBURN                                               20148      VA             PUD
       17247203      DUBLIN                                                94568      CA             PUD
       17247208      Needham                                               02492      MA             Single Family
       17247209      RICHMOND                                              94804      CA             Condominium
       17247210      NEWARK                                                94560      CA             Single Family
       17247211      RANDOLPH                                              07869      NJ             Single Family
       17247212      KIRKLAND                                              98034      WA             Single Family
       17247214      NAPLES                                                34104      FL             PUD
       17247216      DANVILLE                                              94506      CA             PUD
       17247300      CAMAS                                                 98607      WA             PUD
       17247302      CLERMONT                                              34715      FL             Single Family
       17247221      WINCHESTER                                            22602      VA             Single Family
       17247222      HILTON HEAD ISLAND                                    29928      SC             Condominium
       17247303      MIAMI                                                 33146      FL             Single Family
       17247304      DARIEN                                                06820      CT             Single Family
       17247223      EAST HANOVER                                          07936      NJ             Single Family
       17247224      TAMPA                                                 33609      FL             Single Family
       17247306      ESCONDIDO                                             92027      CA             Single Family
       17244962      SAINT LOUIS                                           63112      MO             Single Family
       17245030      LAS VEGAS                                             89109      NV             Condominium
       17245031      ATLANTA                                               30342      GA             Single Family
       17245032      RINGOES                                               08551      NJ             Single Family
       17245033      NAPA                                                  94558      CA             Single Family
       17245034      SNOHOMISH                                             98296      WA             Single Family
       17245035      GATES MILLS                                           44040      OH             Single Family
       17245036      HAYWARD                                               94544      CA             PUD
       17245037      NEWPORT BEACH                                         92660      CA             Single Family
       17245038      ALEXANDRIA                                            22311      VA             Single Family
       17245039      CORONA                                                11368      NY             2-4 Family
       17245040      WALNUT                                                91789      CA             Single Family
       17245041      SUDBURY                                               01776      MA             Single Family
       17245042      CHINO                                                 91710      CA             Single Family
       17245043      SEATTLE                                               98117      WA             Single Family
       17245044      MISSION VIEJO                                         92691      CA             Single Family
       17245045      WINDSOR                                               95492      CA             Single Family
       17245046      HENDERSON                                             89011      NV             PUD
       17245047      CAROL STREAM                                          60188      IL             Single Family
       17245048      TRUCKEE                                               96161      CA             PUD
       17245049      BEAVERTON                                             97007      OR             Single Family
       17245050      WINDERMERE                                            34786      FL             PUD
       17245016      ARLINGTON                                             22205      VA             Single Family
       17245017      BOULDER                                               80301      CO             Single Family
       17245018      AUBURN                                                95603      CA             Single Family
       17245019      MENLO PARK                                            94025      CA             Single Family
       17245020      LOS ANGELES                                           90049      CA             Condominium
       17245021      ADAMSTOWN                                             21710      MD             PUD
       17245022      SANTA BARBARA                                         93108      CA             Single Family
       17245023      CORONA                                                92883      CA             PUD
       17245025      SEATTLE                                               98122      WA             Single Family
       17245026      RENTON                                                98059      WA             Single Family
       17245027      MUKILTEO                                              98275      WA             Single Family
       17245028      SAN JOSE                                              95133      CA             Single Family
       17245029      GAITHERSBURG                                          20878      MD             PUD
       17245004      LOS ANGELES                                           90068      CA             Single Family
       17245005      MOSS BEACH                                            94038      CA             Single Family
       17245006      SAN DIEGO                                             92131      CA             PUD
       17245007      GLENDALE                                              91202      CA             Single Family
       17245008      THOUSAND OAKS                                         91360      CA             PUD
       17245009      DIXON                                                 95620      CA             Single Family
       17245010      NEW YORK                                              10023      NY             Condominium
       17245011      BONITA                                                91902      CA             Single Family
       17245012      COTO DE CAZA                                          92679      CA             PUD
       17245013      NEWBURY PARK                                          91320      CA             PUD
       17245014      SACRAMENTO                                            95829      CA             Single Family
       17245015      MIAMI                                                 33137      FL             Condominium
       17245000      CATHEDRAL CITY                                        92234      CA             PUD
       17245001      ESCONDIDO                                             92026      CA             PUD
       17245002      DANVILLE                                              94526      CA             Single Family
       17245003      CHULA VISTA                                           91910      CA             Single Family
       17250580      BURLINGAME                                            94010      CA             Single Family
       17250571      WASHINGTON                                            20002      DC             Single Family
       17250569      VALDOSTA                                              31605      GA             Single Family
       17250579      LOS GATOS                                             95030      CA             Single Family
       17250560      LOS ANGELES                                           90025      CA             Condominium
       17250561      ISSAQUAH                                              98029      WA             Single Family
       17250558      ATLANTA                                               30350      GA             PUD
       17250567      REDMOND                                               98052      WA             Single Family
       17250568      LAGUNA NIGUEL                                         92677      CA             Single Family
       17250566      PHOENIX                                               85085      AZ             PUD
       17250576      HOBOKEN                                               07030      NJ             Condominium
       17250572      LOS ANGELES                                           90019      CA             Single Family
       17250557      EL DORADO HILLS                                       95762      CA             PUD
       17250563      IRVINE                                                92618      CA             PUD
       17250581      HAWTHORNE                                             90250      CA             Condominium
       17250573      LONG BEACH                                            90808      CA             Single Family
       17250564      ORO VALLEY                                            85755      AZ             PUD
       17250574      PALISADES PARK                                        07650      NJ             Condominium
       17250565      MONROE                                                28110      NC             Single Family
       17244984      CHAPPAQUA                                             10514      NY             Single Family
       17244985      ROSEVILLE                                             95678      CA             PUD
       17244986      TUSTIN                                                92782      CA             PUD
       17244987      CHICAGO                                               60611      IL             Condominium
       17244988      SCOTTSDALE                                            85259      AZ             PUD
       17244989      SAN CLEMENTE                                          92673      CA             PUD
       17244935      HOMER GLEN                                            60439      IL             Single Family
       17244936      LAKE MARY                                             32746      FL             Single Family
       17244937      COMMERCE TOWNSHIP                                     48390      MI             Single Family
       17244938      FAYETTEVILLE                                          72703      AR             Single Family
       17244939      SNOQUALMIE                                            98065      WA             Single Family
       17244940      SAN CLEMENTE                                          92673      CA             PUD
       17244941      LADERA RANCH                                          92694      CA             PUD
       17244942      POTOMAC                                               20854      MD             PUD
       17244943      SANTA CLARITA                                         91354      CA             PUD
       17244944      ST LOUIS                                              63108      MO             Single Family
       17244945      WILMINGTON                                            28409      NC             Single Family
       17244946      SCOTTSDALE                                            85259      AZ             PUD
       17244947      VIENNA                                                22181      VA             PUD
       17244948      GILROY                                                95020      CA             Single Family
       17244949      SHELTON                                               06484      CT             Single Family
       17244950      CHALFONT                                              18914      PA             PUD
       17244951      FAIRFIELD                                             06824      CT             Single Family
       17244952      NAPLES                                                34120      FL             Condominium
       17244953      RANCHO SANTA MARGARITA                                92679      CA             Single Family
       17244954      CHICAGO                                               60610      IL             Condominium
       17244955      SAN JOSE                                              95131      CA             Condominium
       17244956      OAKLAND                                               94609      CA             Single Family
       17244957      WAXHAW                                                28173      NC             Single Family
       17244958      ALEXANDRIA                                            22310      VA             PUD
       17244959      STEAMBOAT SPRINGS                                     80487      CO             PUD
       17244960      BOULDER CITY                                          89005      NV             Single Family
       17244961      LOMBARD                                               60148      IL             Single Family
       17244963      BEVERLY HILLS                                         90212      CA             Single Family
       17244964      WOODBRIDGE                                            22191      VA             PUD
       17244965      NEEDHAM                                               02492      MA             Single Family
       17244966      MCKINNEY                                              75071      TX             PUD
       17244967      ALEXANDRIA                                            22301      VA             Single Family
       17244968      VISTA                                                 92084      CA             PUD
       17244969      ALISO VIEJO                                           92656      CA             Single Family
       17244970      SAN JOSE                                              95133      CA             Condominium
       17244971      ROCKLIN                                               95677      CA             Single Family
       17244972      RENO                                                  89511      NV             PUD
       17244973      NORTHRIDGE                                            91326      CA             PUD
       17244974      HINSDALE                                              60521      IL             Single Family
       17244975      HOLLISTER                                             95023      CA             Single Family
       17244976      FAIRFIELD                                             06824      CT             Single Family
       17244977      EVERGREEN                                             80439      CO             PUD
       17244978      CLOSTER                                               07624      NJ             Single Family
       17244979      WESTPORT                                              06880      CT             Single Family
       17244980      ALTADENA                                              91001      CA             Single Family
       17244981      FOOTHILL RANCH                                        92610      CA             PUD
       17244982      SCOTTSDALE                                            85255      AZ             PUD
       17244983      SAN PABLO                                             94806      CA             Single Family
       17256703      CALABASAS                                             91302      CA             PUD
       17256709      FREMONT                                               94539      CA             Condominium
       17233121      ESCONDIDO                                             92025      CA             Single Family
       17233122      KULA                                                  96790      HI             Single Family
       17233126      PENTWATER                                             49449      MI             Single Family
       17233117      CHARLESTON                                            29403      SC             2-4 Family
       17233037      ST LOUIS                                              63124      MO             Single Family
       17233460      CHULA VISTA                                           91911      CA             Single Family
       17233451      ZIONSVILLE                                            46077      IN             PUD
       17233111      CARLSBAD                                              92011      CA             PUD
       17233031      MANASSAS                                              20112      VA             Single Family
       17233112      PORTLAND                                              97229      OR             PUD
       17247297      GRANADA HILLS                                         91344      CA             Single Family
       17247298      ESCONDIDO                                             92026      CA             PUD
       17247372      IRVINE                                                92612      CA             Condominium
       17247292      SAN DIEGO                                             92129      CA             Single Family
       17233019      LOS ANGELES                                           90068      CA             Single Family
       17233103      OJAI                                                  93023      CA             Single Family
       17233104      CUPERTINO                                             95014      CA             PUD
       17233026      WASHINGTON                                            20003      DC             Single Family
       17247366      SANTA CLARITA                                         91351      CA             Condominium
       17247285      HAMILTON                                              20158      VA             Single Family
       17247368      BAKERSFIELD                                           93311      CA             PUD
       17247369      LONG BEACH                                            90804      CA             Single Family
       17247363      LAS VEGAS                                             89145      NV             PUD
       17247364      CAMARILLO                                             93012      CA             Single Family
       17247341      MONROE TWP.                                           08831      NJ             Single Family
       17247262      SAN MARCOS                                            92078      CA             PUD
       17247345      LAS VEGAS                                             89135      NV             PUD
       17247347      LAS VEGAS                                             89123      NV             PUD
       17247267      PRINCETON JUNCTION                                    08550      NJ             Single Family
       17247352      SAN JOSE                                              95120      CA             PUD
       17247354      MONTEREY                                              93940      CA             Single Family
       17247275      LONG BEACH TOWNSHIP                                   08008      NJ             Single Family
       17247359      TAMPA                                                 33647      FL             PUD
       17247360      MIAMI BEACH                                           33141      FL             Condominium
       17247361      INDIO                                                 92201      CA             Single Family
       17247281      SANTA ROSA                                            95407      CA             PUD
       17247323      LOS ANGELES                                           90025      CA             Condominium
       17247325      TOLUCA LAKE                                           91602      CA             Condominium
       17247250      CLAREMONT                                             91711      CA             Single Family
       17247334      SAN DIEGO                                             92109      CA             Single Family
       17247337      LA PALMA                                              90623      CA             Single Family
       17247257      SAN DIEGO                                             92119      CA             Single Family
       17247245      LAKE FOREST                                           92630      CA             Single Family
       17247330      COLORADO SPRINGS                                      80908      CO             PUD
       17247229      BROOKLYN                                              11225      NY             Condominium
       17247232      SAN DIEGO                                             92130      CA             Single Family
       17247314      SALT LAKE CITY                                        84109      UT             Single Family
       17247233      CARBONDALE                                            81623      CO             PUD
       17247315      SONOMA                                                95476      CA             Single Family
       17247215      SAN JOSE                                              95131      CA             PUD
       17233392      HAYDEN                                                83835      ID             Single Family
       17233393      OXNARD                                                93030      CA             Condominium
       17233394      LAKEWOOD                                              90712      CA             Single Family
       17233395      CAMARILLO                                             93010      CA             Single Family
       17233396      GREAT FALLS                                           22066      VA             PUD
       17233398      STAFFORD                                              22554      VA             PUD
       17233399      RIVERSIDE                                             92506      CA             Single Family
       17247201      MOORPARK                                              93021      CA             PUD
       17247206      UNION CITY                                            94587      CA             Condominium
       17247213      GREENWICH                                             06807      CT             Single Family
       17247301      UPPER SADDLE RIVER                                    07458      NJ             Condominium
       17247305      GOLDEN                                                80401      CO             Single Family
       17233370      PALO ALTO                                             94303      CA             Single Family
       17233453      MIRAMAR                                               33029      FL             PUD
       17233372      LOS ANGELES                                           90039      CA             Single Family
       17233454      FRISCO                                                75034      TX             PUD
       17233373      BREWSTER                                              02631      MA             Single Family
       17233455      ESTERO                                                33928      FL             PUD
       17233374      LOS ANGELES                                           91405      CA             Single Family
       17233457      APTOS                                                 95003      CA             Single Family
       17233376      CHINO HILLS                                           91709      CA             PUD
       17233458      CELEBRATION                                           34747      FL             PUD
       17233377      BOCA RATON                                            33432      FL             Single Family
       17233459      SANTA YNEZ                                            93460      CA             Single Family
       17233378      AVALON                                                08202      NJ             Single Family
       17233379      KAMUELA                                               96743      HI             Condominium
       17233461      HIGHLAND                                              92346      CA             Single Family
       17233462      HENDERSON                                             89011      NV             PUD
       17233464      LAS VEGAS                                             89141      NV             PUD
       17233383      MORGAN HILL                                           95037      CA             Single Family
       17233384      CORONA                                                92882      CA             PUD
       17233466      HERMOSA BEACH                                         90254      CA             Condominium
       17233385      NIPOMO                                                93444      CA             Single Family
       17233387      WENHAM                                                01984      MA             Single Family
       17233388      MISSION VIEJO                                         92691      CA             Single Family
       17233389      TUSTIN                                                92780      CA             Single Family
       17233470      LONG BEACH                                            90803      CA             Single Family
       17233390      CORAL GABLES                                          33143      FL             Single Family
       17233352      LOS ANGELES                                           90041      CA             Single Family
       17233434      SALINAS                                               93906      CA             PUD
       17233191      LOS ANGELES                                           90024      CA             Single Family
       17233353      CHINO HILLS                                           91709      CA             Single Family
       17233435      CINCINNATI                                            45248      OH             Single Family
       17233192      CALABASAS                                             91301      CA             Single Family
       17233354      SALINAS                                               93906      CA             Single Family
       17233436      SAN JOSE                                              95123      CA             Single Family
       17233355      DENVILLE                                              07834      NJ             Condominium
       17233437      PALOS PARK                                            60464      IL             Single Family
       17233356      SANTA BARBARA                                         93101      CA             Single Family
       17233439      LAKE FOREST                                           92630      CA             PUD
       17233199      NOVATO                                                94945      CA             Single Family
       17233440      WESTFIELD                                             07090      NJ             Single Family
       17233441      HAYWARD                                               94541      CA             Single Family
       17233443      CONCORD                                               01742      MA             Single Family
       17233362      THOUSAND OAKS                                         91320      CA             PUD
       17233444      NANTUCKET                                             02554      MA             Single Family
       17233445      ATLANTA                                               30307      GA             Single Family
       17233446      VENTURA                                               93004      CA             Single Family
       17233447      OXNARD                                                93030      CA             Single Family
       17233448      ANDERSON                                              29626      SC             Single Family
       17233449      GRANITE BAY                                           95746      CA             PUD
       17233421      SCOTTSDALE                                            85262      AZ             PUD
       17233340      FORT LAUDERDALE                                       33304      FL             Single Family
       17233422      MILL VALLEY                                           94941      CA             Single Family
       17233423      LAGUNA NIGUEL                                         92677      CA             PUD
       17233342      CARSON                                                90746      CA             Single Family
       17233181      MUKILTEO                                              98275      WA             Single Family
       17233425      SAN CLEMENTE                                          92672      CA             PUD
       17233182      LA QUINTA                                             92253      CA             PUD
       17233426      RANCHO SANTA MARGARITA                                92688      CA             PUD
       17233183      NEWPORT BEACH                                         92660      CA             Single Family
       17233427      LOS ANGELES                                           91303      CA             Single Family
       17233346      CENTRAL POINT                                         97502      OR             Single Family
       17233428      BEN LOMOND                                            95005      CA             Single Family
       17233347      GOLD HILL                                             97525      OR             Single Family
       17233429      GARDEN GROVE                                          92841      CA             Single Family
       17233186      GREEN                                                 07821      NJ             Single Family
       17233348      SALINAS                                               93906      CA             Single Family
       17233188      VAN NUYS                                              91405      CA             Single Family
       17233430      OCEANSIDE                                             92054      CA             Single Family
       17233431      OCEANSIDE                                             92054      CA             Single Family
       17233350      STANTON                                               90680      CA             Single Family
       17233408      WESTWOOD                                              02090      MA             Single Family
       17233165      RANCHO CUCAMONGA                                      91739      CA             Single Family
       17233085      SAN FRANCISCO                                         94102      CA             Condominium
       17233328      CAMARILLO                                             93012      CA             PUD
       17233329      SAN JOSE                                              95111      CA             Single Family
       17233168      BERNARDSVILLE                                         07924      NJ             Single Family
       17233410      SEATTLE                                               98115      WA             Single Family
       17233411      LAGUNA NIGUEL                                         92677      CA             PUD
       17233412      SAN DIEGO                                             92119      CA             Single Family
       17233331      BERKELEY                                              94702      CA             Single Family
       17233332      PASADENA                                              91104      CA             Single Family
       17233414      LIGHTHOUSE POINT                                      33064      FL             Single Family
       17233090      WESTON                                                33327      FL             PUD
       17233415      GLENDALE                                              91208      CA             Single Family
       17233172      ASHLAND                                               97520      OR             Single Family
       17233334      SAN LEANDRO                                           94579      CA             Single Family
       17233416      SAN JOSE                                              95123      CA             Single Family
       17233417      JAMUL                                                 91935      CA             Single Family
       17233336      KEY BISCAYNE                                          33149      FL             Single Family
       17233418      IRVINE                                                92603      CA             Condominium
       17233175      PASADENA                                              91107      CA             Single Family
       17233419      SAN JOSE                                              95118      CA             Single Family
       17233338      ATLANTA                                               30319      GA             Single Family
       17233339      ISLAMORADA                                            33036      FL             Single Family
       17233098      SHERMAN OAKS                                          91401      CA             Single Family
       17233099      LADERA RANCH                                          92694      CA             Condominium
       17233420      BAKERSFIELD                                           93314      CA             Single Family
       17233314      SAN MATEO                                             94402      CA             PUD
       17233153      LOS ANGELES                                           91311      CA             Single Family
       17233316      CARLSBAD                                              92009      CA             PUD
       17233155      SAN JOSE                                              95128      CA             Single Family
       17233317      DEL MAR                                               92014      CA             Single Family
       17233318      CAVE CREEK                                            85331      AZ             Single Family
       17233157      SIMI VALLEY                                           93065      CA             PUD
       17233077      HALF MOON BAY                                         94019      CA             Single Family
       17233400      SCOTTSDALE                                            85255      AZ             Single Family
       17233401      CAMPBELL                                              95008      CA             PUD
       17233320      BOULDER                                               80304      CO             Single Family
       17233402      LOS ANGELES                                           90049      CA             Single Family
       17233321      WESTMINSTER                                           92683      CA             Single Family
       17233160      LAHAINA                                               96761      HI             Single Family
       17233404      LOS ANGELES                                           90292      CA             Condominium
       17233161      HINGHAM                                               02043      MA             Single Family
       17233323      SIERRA MADRE                                          91024      CA             Single Family
       17233082      CALDWELL                                              83607      ID             PUD
       17233326      SACRAMENTO                                            95827      CA             Single Family
       17233310      LEESBURG                                              34748      FL             Single Family
       17233311      BETHESDA                                              20816      MD             Single Family
       17233312      WINDERMERE                                            34786      FL             PUD
       17233070      LOS ALAMOS                                            93440      CA             Single Family
       17233313      SAN DIEGO                                             92109      CA             2-4 Family
       17233148      SEATTLE                                               98103      WA             Single Family
       17233061      STATEN ISLAND                                         10309      NY             2-4 Family
       17233143      RANCHO CUCAMONGA                                      91739      CA             Single Family
       17233305      NORTHRIDGE                                            91325      CA             Single Family
       17233306      CAMARILLO AREA                                        93012      CA             Single Family
       17233307      CULVER CITY                                           90230      CA             Single Family
       17233138      RENTON                                                98057      WA             Single Family
       17233303      WOODLAND HILLS                                        91367      CA             Single Family
       17233053      FOLSOM                                                95630      CA             PUD
       17233134      TORRANCE                                              90501      CA             Condominium
       17233055      SANTA YNEZ                                            93460      CA             Single Family
       17233057      BRADENTON                                             34211      FL             PUD
       17233131      NAPA                                                  94558      CA             Single Family
       17233284      LOS ALAMITOS                                          90720      CA             Single Family
       17233287      CHANTILLY                                             20152      VA             PUD
       17233289      BROOKFIELD                                            06804      CT             Single Family
       17233291      DOWNEY                                                90241      CA             Single Family
       17233294      TRACY                                                 95377      CA             Single Family
       17233297      HILTON HEAD                                           29928      SC             Single Family
       17233298      SANTA BARBARA                                         93105      CA             Single Family
       17233299      MOUNTAIN VIEW                                         94040      CA             PUD
       17232984      GREENSBORO                                            27408      NC             Single Family
       17233201      MIAMI                                                 33176      FL             Single Family
       17233202      SAN CLEMENTE                                          92673      CA             PUD
       17233203      PHOENIX                                               85021      AZ             PUD
       17233205      BRADENTON                                             34202      FL             PUD
       17233208      DEL MAR                                               92014      CA             Condominium
       17233213      COTTONWOOD HEIGHTS                                    84121      UT             PUD
       17233215      WINCHESTER                                            92596      CA             PUD
       17233217      CORNELIUS                                             28031      NC             Single Family
       17233220      MADISON                                               07940      NJ             Single Family
       17233223      BURBANK                                               91504      CA             Single Family
       17233224      SANTA BARBARA                                         93105      CA             Single Family
       17233225      YUCAIPA                                               92399      CA             Single Family
       17233228      BEVERLY HILLS                                         90210      CA             Single Family
       17233230      MISSION VIEJO                                         92692      CA             PUD
       17233231      SAN JOSE                                              95125      CA             PUD
       17233232      SUNNYVALE                                             94087      CA             PUD
       17233234      WEST DUNDEE                                           60118      IL             Single Family
       17233237      FAIRFIELD                                             06890      CT             Single Family
       17233244      NEWPORT BEACH                                         92660      CA             Single Family
       17233246      VIENNA                                                22180      VA             Single Family
       17233247      PROSPECT HEIGHTS                                      60070      IL             Single Family
       17233248      PARK CITY                                             84060      UT             Single Family
       17233258      SEA GIRT                                              08750      NJ             Single Family
       17233259      PLAINFIELD                                            46168      IN             Single Family
       17233261      OLYMPIA                                               98502      WA             PUD
       17233263      LAS VEGAS                                             89110      NV             PUD
       17233278      CALABASAS                                             91302      CA             PUD
       17233281      SAN CARLOS                                            94070      CA             Single Family
       17233035      NEW PROVIDENCE                                        07974      NJ             Single Family
       17247378      LAS VEGAS                                             89131      NV             PUD
       17247379      HIGHLAND                                              84003      UT             Single Family
       17247299      SAN DIEGO                                             92131      CA             PUD
       17233027      LARKSPUR                                              80118      CO             Single Family
       17247339      VALLEY FORD                                           94972      CA             Single Family
       17247260      UNINCORPORATED AREA OF CA                             91384      CA             PUD
       17247264      LADERA RANCH                                          92694      CA             PUD
       17247358      SAN DIEGO                                             92106      CA             Single Family
       17247244      WEST FRIENDSHIP                                       21794      MD             Single Family
       17247332      WESTMINSTER                                           92683      CA             Single Family
       17247336      MANASSAS                                              20112      VA             PUD
       17247338      LONG BEACH                                            90803      CA             Single Family
       17247249      PALM SPRINGS                                          92262      CA             Single Family
       17247319      MIAMI                                                 33156      FL             Single Family
       17247239      CELEBRATION                                           34747      FL             Condominium
       17247313      SUMMIT                                                07901      NJ             Single Family
       17247307      MILPITAS                                              95035      CA             Single Family
       17247308      ELK GROVE                                             95624      CA             Single Family
       17233473      BUENA PARK                                            90621      CA             PUD
       17233474      SOMERS POINT                                          08244      NJ             Condominium
       17247200      RAVENNA TOWNSHIP                                      55033      MN             Single Family
       17247205      CLERMONT                                              34711      FL             Single Family
       17247207      DONNELLY                                              83615      ID             Single Family
       17247220      HAWTHORNE                                             90250      CA             Single Family
       17233450      LOS GATOS                                             95030      CA             Single Family
       17233371      WOODLAND HILLS                                        91364      CA             Single Family
       17233375      SAN MARCOS                                            92078      CA             PUD
       17233380      SAN PEDRO                                             90731      CA             Single Family
       17233463      COSTA MESA                                            92627      CA             Single Family
       17233382      NEW CANAAN                                            06840      CT             Condominium
       17233386      PASADENA                                              91104      CA             Single Family
       17233468      HERMOSA BEACH                                         90254      CA             Condominium
       17233469      BLAINE COUNTY                                         83333      ID             PUD
       17233471      LONG BEACH                                            90806      CA             Single Family
       17233472      LAGUNA HILLS                                          92653      CA             PUD
       17233194      SEBASTOPOL                                            95472      CA             Single Family
       17233357      KIRKLAND                                              98033      WA             Single Family
       17233358      HENDERSON                                             89002      NV             PUD
       17233363      RIVERSIDE                                             92506      CA             PUD
       17233365      RANCHO PALOS VERDES                                   90275      CA             Single Family
       17233368      MOORESVILLE                                           28117      NC             PUD
       17233369      SANTA CRUZ                                            95060      CA             Single Family
       17233341      SIERRA MADRE                                          91024      CA             Single Family
       17233187      PLYMOUTH                                              02360      MA             Condominium
       17233351      MISSION VIEJO                                         92691      CA             Single Family
       17233330      BOWIE                                                 20721      MD             PUD
       17233152      TEMECULA                                              92592      CA             PUD
       17233315      PACIFIC PALISADES                                     90272      CA             Condominium
       17233079      CAMPBELL                                              95008      CA             Single Family
       17233403      SANTA MONICA                                          90403      CA             Condominium
       17233322      NORWALK                                               06851      CT             Single Family
       17233405      VENICE                                                90291      CA             Single Family
       17233163      FREDERICK                                             21702      MD             Single Family
       17233325      PAGOSA SPRINGS                                        81147      CO             PUD
       17233068      TAMPA                                                 33606      FL             Condominium
       17233308      VALLEJO                                               94589      CA             Single Family
       17233065      PEBBLE BEACH                                          93953      CA             Single Family
       17233146      WALNUT CREEK                                          94598      CA             Single Family
       17233139      CHICAGO                                               60657      IL             Single Family
       17233048      BUENA PARK                                            90620      CA             Single Family
       17233283      ISSAQUAH                                              98029      WA             PUD
       17233286      DENVER                                                80209      CO             Single Family
       17232995      OAKLAND                                               94611      CA             Single Family
       17233200      CASTRO VALLEY                                         94552      CA             PUD
       17233207      WALNUT CREEK                                          94597      CA             PUD
       17233210      WATER MILL                                            11976      NY             Single Family
       17233222      LA HABRA                                              90631      CA             Single Family
       17233227      BURTONSVILLE                                          20866      MD             Single Family
       17233229      HUNTINGTON BEACH                                      92646      CA             Single Family
       17233238      WESTPORT                                              06880      CT             Single Family
       17233239      LITTLE RIVER                                          95456      CA             Single Family
       17233250      DEMAREST                                              07627      NJ             Single Family
       17233255      LOS ANGELES                                           90049      CA             Condominium
       17233270      LOS ANGELES                                           90292      CA             Single Family
       17233276      VILLAGE OF RIDGEWOOD                                  07450      NJ             Single Family
       17233279      SAN PABLO                                             94806      CA             PUD
       17151971      CORONA                                                92879      CA             PUD
       17151933      BROOKLYN                                              11211      NY             CO-OP
       17151935      HESPERIA                                              92345      CA             Single Family
       17151950      NEW YORK                                              10011      NY             CO-OP
       17151953      CHESTER SPRINGS                                       19425      PA             Single Family
       17151974      LOS ANGELES                                           90056      CA             Single Family
       17151981      RIVERDALE                                             20737      MD             Single Family
       17151983      TUSTIN                                                92782      CA             PUD
       17151992      PACIFIC PALISADES                                     90272      CA             PUD
       17152002      CHATSWORTH                                            91311      CA             Single Family
       17152005      JERSEY CITY                                           07310      NJ             Condominium
       17151917      SEATTLE                                               98177      WA             Single Family
       17151913      LAS VEGAS                                             89130      NV             PUD
       17151976      TUSTIN                                                92782      CA             PUD
       17151998      INGLEWOOD                                             90303      CA             Single Family
       17152007      SAN JOSE                                              95127      CA             Single Family

LOAN_SEQ             CURRENT_                    SERV_FEE            MSERV          LPMI          TRUSTEE_FEE
                     GROSS_COUPON
---------------------------------------------------------------------------------------------------------------------
       17151996                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151960                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17151912                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151914                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151922                      5.7500              0.2500         0.0000        0.0000                  0.0045
       17151924                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17151926                      5.5000              0.2500         0.0000        0.0000                  0.0045
       17151927                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151929                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151931                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151946                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151925                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151928                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17151930                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151932                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151934                      5.7500              0.2500         0.0000        0.0000                  0.0045
       17151937                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17151938                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151939                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151940                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17151941                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17151942                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17151943                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17151944                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17151945                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151947                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17151948                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151949                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17151951                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17151954                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151955                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17151956                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151958                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151961                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17151962                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151963                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151964                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151965                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151967                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151969                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151970                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151972                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17151973                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151975                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151977                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151978                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17152017                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17152018                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17152019                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17152020                      5.3750              0.2500         0.0000        0.0000                  0.0045
       17152021                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17152022                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17152023                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17152024                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17152025                      5.6250              0.2500         0.0000        0.0000                  0.0045
       17152026                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17152027                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17152028                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17152029                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151979                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151980                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151982                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17151986                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151987                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151988                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151989                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151990                      7.5000              0.2500         0.0000        0.6000                  0.0045
       17151991                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17151994                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17152000                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17152001                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17152003                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17152004                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17152006                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17152008                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17152009                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17152010                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17152011                      5.7500              0.2500         0.0000        0.0000                  0.0045
       17152012                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17152013                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17152015                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151898                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17151899                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151902                      5.7500              0.2500         0.0000        0.0000                  0.0045
       17151903                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17151904                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151905                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151906                      6.8750              0.2500         0.0000        0.3800                  0.0045
       17151908                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151909                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151910                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17151916                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17151921                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17151923                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17151911                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151957                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17151995                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153681                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153682                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153683                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153684                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153685                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153686                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153688                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153689                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153690                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153691                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153692                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153693                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153694                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153695                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153696                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153697                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153698                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153699                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153700                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153701                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153702                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153703                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153704                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153705                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153706                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153707                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153708                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153709                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153710                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153711                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153712                      7.6250              0.2500         0.0000        0.0000                  0.0045
       17153713                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153714                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153715                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153716                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153717                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153718                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153719                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153720                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153721                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153722                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153723                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153726                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153727                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153728                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153729                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153537                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153539                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153540                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153541                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153542                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153543                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153544                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153545                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153546                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153547                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153548                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153549                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153550                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153551                      5.7500              0.2500         0.0000        0.0000                  0.0045
       17153552                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153553                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153554                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153556                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153557                      4.8750              0.2500         0.0000        0.0000                  0.0045
       17153558                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153559                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153560                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153561                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153562                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153563                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153564                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153565                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153566                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153567                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153568                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153569                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153570                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153571                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153572                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153573                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153575                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153576                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153577                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153578                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153579                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153580                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153581                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153582                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153583                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153584                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153585                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153586                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153587                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153588                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153589                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153591                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153592                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153593                      5.6250              0.2500         0.0000        0.0000                  0.0045
       17153596                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153597                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153598                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153599                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153600                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153601                      7.6250              0.2500         0.0000        0.0000                  0.0045
       17153602                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153603                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153604                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153605                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153606                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153608                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153609                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153610                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153611                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153612                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153613                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153614                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153615                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153616                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153617                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153618                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153619                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153620                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153622                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153623                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153624                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153625                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153626                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153627                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153629                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153631                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153632                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153633                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153636                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153637                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153638                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153639                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153640                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153641                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153643                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153644                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153645                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153646                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153647                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153648                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153649                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153650                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153651                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153652                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153653                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153654                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153655                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153656                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153657                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153658                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153659                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153660                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153661                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153662                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153663                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153664                      5.5000              0.2500         0.0000        0.0000                  0.0045
       17153665                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153666                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153667                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153668                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153669                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153670                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153672                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153674                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153675                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153676                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153677                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153679                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153680                      7.6250              0.2500         0.0000        0.0000                  0.0045
       17153494                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153495                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153497                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153498                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153499                      5.6250              0.2500         0.0000        0.0000                  0.0045
       17153500                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153501                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153502                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153503                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153504                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153505                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153506                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153507                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153508                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153509                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153510                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153512                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153513                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153514                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153515                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153516                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153517                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153518                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153519                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153520                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153521                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153522                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153523                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153524                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153526                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153527                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153528                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153529                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153530                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153531                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153532                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153534                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153535                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153536                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153415                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153416                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153417                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153418                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153419                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153421                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153422                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153424                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153426                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153427                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153428                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153429                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153430                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153431                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153432                      8.2500              0.2500         0.0000        0.0000                  0.0045
       17153433                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153435                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153436                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153437                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153438                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153439                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153440                      5.7500              0.2500         0.0000        0.0000                  0.0045
       17153441                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153442                      7.6250              0.2500         0.0000        0.0000                  0.0045
       17153443                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153444                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153445                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153446                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153447                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153448                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153449                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153450                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153451                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153452                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153453                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153454                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153455                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153456                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153457                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153458                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153459                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153460                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153462                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153463                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153464                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153465                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153466                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153467                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153468                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153471                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153472                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153473                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153474                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153475                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153476                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153477                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153478                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153479                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153480                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153482                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153483                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153484                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153485                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153486                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153487                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153488                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153489                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153490                      5.6250              0.2500         0.0000        0.0000                  0.0045
       17153492                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153493                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153084                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153085                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153086                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153088                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153089                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153090                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153091                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153092                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153093                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153101                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153102                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153103                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153105                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153106                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153107                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153108                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153109                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153110                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153112                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153113                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153114                      7.6250              0.2500         0.0000        0.0000                  0.0045
       17153115                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153116                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153117                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153118                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153119                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153120                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153121                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153122                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153123                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153126                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153127                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153128                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153129                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153130                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153131                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153132                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153134                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153135                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153136                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153137                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153138                      7.7500              0.2500         0.0000        0.0000                  0.0045
       17153139                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153140                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153141                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153142                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153143                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153145                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153146                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153147                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153148                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153149                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153150                      5.7500              0.2500         0.0000        0.0000                  0.0045
       17153151                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153152                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153153                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153154                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153156                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153157                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153158                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153159                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153160                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153161                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153162                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153164                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153165                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153166                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153167                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153168                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153170                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153171                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153172                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153173                      7.6250              0.2500         0.0000        0.0000                  0.0045
       17153174                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153175                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153176                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153177                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153179                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153180                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153181                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153182                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153183                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153184                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153186                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153187                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153188                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153189                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153190                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153191                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153192                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153193                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153194                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153195                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153196                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153199                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153200                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153201                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153202                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153322                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153323                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153324                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153326                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153327                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153328                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153329                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153330                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153332                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153333                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153334                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153335                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153336                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153337                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153338                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153339                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153340                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153341                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153342                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153343                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153345                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153346                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153347                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153348                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153349                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153350                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153351                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153352                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153353                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153354                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153355                      8.0000              0.2500         0.0000        0.0000                  0.0045
       17153356                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153357                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153358                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153359                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153360                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153361                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153362                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153363                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153364                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153365                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153366                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153367                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153369                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153370                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153371                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153372                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153373                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153374                      5.5000              0.2500         0.0000        0.0000                  0.0045
       17153375                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153376                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153377                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153378                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153379                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153380                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153381                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153382                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153383                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153384                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153385                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153386                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153387                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153388                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153389                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153390                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153391                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153392                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153393                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153394                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153395                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153396                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153397                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153398                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153399                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153400                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153401                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153402                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153403                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153405                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153406                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153407                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153408                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153409                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153410                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153411                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153412                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153414                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153210                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153211                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153212                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153214                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153215                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153216                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153217                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153218                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153219                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153220                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153221                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153222                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153223                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153224                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153225                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153226                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153227                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153228                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153229                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153230                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153231                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153232                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153233                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153234                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153235                      7.7500              0.2500         0.0000        0.0000                  0.0045
       17153236                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153237                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153239                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153240                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153244                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153245                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153247                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153249                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153250                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153251                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153252                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153253                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153254                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153255                      5.5000              0.2500         0.0000        0.0000                  0.0045
       17153256                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153257                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153258                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153259                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153260                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153261                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153262                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153263                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153264                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153267                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153268                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153269                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153270                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153272                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153274                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153275                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153276                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153277                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153278                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153279                      7.5000              0.2500         0.0000        0.0000                  0.0045
       17153280                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153281                      5.6250              0.2500         0.0000        0.0000                  0.0045
       17153282                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153283                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153284                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153285                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153286                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153287                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153288                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153289                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153291                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153292                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153293                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153294                      5.6250              0.2500         0.0000        0.0000                  0.0045
       17153295                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153296                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153297                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153298                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153299                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153300                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153301                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153302                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153303                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153304                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153305                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153306                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153307                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153308                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153310                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153311                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153312                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153313                      7.6250              0.2500         0.0000        0.0000                  0.0045
       17153314                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153316                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153317                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153318                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153319                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153320                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153321                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153203                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153204                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153205                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153206                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153207                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153208                      6.2500              0.2500         0.0000        0.0000                  0.0045
       16846361                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153912                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153913                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153914                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153915                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153916                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153917                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153918                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153919                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153920                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153921                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153922                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153923                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153924                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153925                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153926                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153928                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153929                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153930                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153931                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153932                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153933                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153934                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153935                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153936                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153937                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153938                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153939                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153940                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153941                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153942                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153943                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153944                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153945                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153946                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153947                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153948                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153950                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153951                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153952                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153953                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153954                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153955                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153956                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153957                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153958                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153959                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153960                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153961                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153962                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153963                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153964                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153965                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153966                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153968                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153969                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153970                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153971                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153972                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153973                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153974                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153975                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153976                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153977                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153978                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153979                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153980                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153981                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153982                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153983                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153984                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153985                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153986                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153987                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153988                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153989                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153990                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153991                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153992                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153993                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153994                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153995                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153996                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153997                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153998                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153999                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17154000                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17154001                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154002                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154003                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154004                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17154005                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17154007                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17154009                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154010                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154011                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154012                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154014                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17154015                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17154016                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17154017                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17154018                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154019                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154020                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17154021                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154022                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154023                      4.8750              0.2500         0.0000        0.0000                  0.0045
       17154024                      4.8750              0.2500         0.0000        0.0000                  0.0045
       17154025                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154026                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154027                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154028                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17154029                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154030                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154032                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154033                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17154034                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17154035                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17154036                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17154037                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17154038                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154039                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154040                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154041                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17154042                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154043                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154044                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154045                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154046                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154047                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17154048                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154050                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17154051                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17154052                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154053                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154054                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17154055                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154056                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17154057                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154058                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154059                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154060                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154061                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17154062                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154063                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17154064                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154065                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154066                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17154067                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154068                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154069                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154070                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154072                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154074                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154075                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154076                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17154077                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154078                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17154081                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154082                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17154083                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17154084                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17154085                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17154086                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154087                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17154088                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154089                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154090                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17154091                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17154092                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17154093                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17154094                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17154095                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17154097                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17154098                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153770                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153771                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153772                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153773                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153774                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153775                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153776                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153777                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153779                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153781                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153782                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153783                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153784                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153785                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153786                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153787                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153788                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153789                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153790                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153792                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153793                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153794                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153795                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153796                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153797                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153798                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153799                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153800                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153801                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153802                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153803                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153804                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153805                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153806                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153807                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153808                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153809                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153810                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153811                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153812                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153813                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153814                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153815                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153816                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153817                      7.3750              0.2500         0.0000        0.0000                  0.0045
       17153818                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153819                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153820                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153822                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153823                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153824                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153825                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153826                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153827                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153828                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153829                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153831                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153832                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153833                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153834                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153835                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153836                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153837                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153838                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153839                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153840                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153841                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153843                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153844                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153845                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153846                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153848                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153849                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17153850                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153851                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153852                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153853                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153854                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153855                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153856                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153857                      5.8750              0.2500         0.0000        0.0000                  0.0045
       17153858                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153859                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153860                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153861                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153862                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153863                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153864                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153865                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153866                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153867                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153868                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153869                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153870                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153871                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153872                      7.1250              0.2500         0.0000        0.0000                  0.0045
       17153874                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153875                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153876                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153878                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153879                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153880                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153881                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153882                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153883                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153884                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153885                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153886                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153887                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153889                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153890                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153891                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153892                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153893                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153894                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153895                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153896                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153897                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153898                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153900                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153901                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153902                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153903                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153904                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153905                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153906                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153907                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153908                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153910                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153749                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153750                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17153751                      7.2500              0.2500         0.0000        0.0000                  0.0045
       17153752                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153753                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153754                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153755                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153757                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153758                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17153759                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153760                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153762                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17153763                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17153764                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153765                      6.8750              0.2500         0.0000        0.0000                  0.0045
       17153766                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17153767                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17153768                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17153769                      7.0000              0.2500         0.0000        0.0000                  0.0045
       17233046                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233120                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233040                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233041                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233123                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233042                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233124                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233043                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233125                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233044                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233045                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233116                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233036                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233118                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233119                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233038                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233039                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233033                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233115                      7.1250              0.1750         0.0000        0.0000                  0.0045
       17233034                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233467                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233409                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233110                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233030                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233113                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233032                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233114                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233028                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233029                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233108                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233109                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247380                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233000                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233001                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233002                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233003                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233004                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233005                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233006                      5.0000              0.1750         0.0000        0.0000                  0.0045
       17233007                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247291                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247373                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233008                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233009                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233010                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233011                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233013                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233014                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233015                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233016                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233017                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233018                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17247293                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247294                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233100                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233020                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233101                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233021                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233102                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233022                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233023                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233105                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233024                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233106                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233025                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233107                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247371                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17247365                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247287                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17247288                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247289                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247284                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247258                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247259                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247340                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247342                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247346                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247348                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247351                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247270                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247353                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247272                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247355                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247356                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247277                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247278                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247362                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247322                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247324                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247331                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247251                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247333                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247252                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247253                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247255                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247256                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17247327                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247328                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247248                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247237                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247228                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247309                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247310                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247312                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247316                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233391                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233475                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233476                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233397                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247204                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247217                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247218                      7.6250              0.1750         0.0000        0.0000                  0.0045
       17247219                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247225                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233452                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233456                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233381                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233432                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233433                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233190                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233193                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233438                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233195                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233196                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233359                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233198                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233360                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233361                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233364                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233366                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233367                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233180                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233424                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233343                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233344                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233345                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233184                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233185                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233349                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233189                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233084                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233327                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233166                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233086                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233167                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233087                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233088                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233169                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233089                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233413                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233170                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233171                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233333                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233091                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233092                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233173                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233335                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233093                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233174                      8.2500              0.1750         0.0000        0.0000                  0.0045
       17233094                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233337                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233095                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233176                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233177                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233178                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233179                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233151                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233071                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233072                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233073                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233154                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233074                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233075                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233156                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233076                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233319                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233158                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233078                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233159                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233080                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233081                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233162                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233324                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233406                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233083                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233407                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233164                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233069                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233150                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233067                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233149                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233066                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233309                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233141                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233142                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233304                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233063                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233144                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233064                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233145                      7.5000              0.1750         0.0000        0.0000                  0.0045
       17233058                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233059                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233300                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233301                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233140                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233302                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233060                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233051                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233132                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233052                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233133                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233054                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233135                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233136                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233056                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233137                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233047                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233128                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233129                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233049                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233130                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233050                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233285                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233288                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233290                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233292                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233293                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233295                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233296                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17232973                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17232974                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17232977                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17232979                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17232980                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17232981                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17232982                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17232983                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17232985                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17232986                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17232987                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17232988                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17232989                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17232990                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17232991                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17232992                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17232994                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17232996                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17232997                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17232998                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17232999                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233206                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233211                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233212                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233214                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233216                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233218                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233219                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233221                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233233                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233235                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233236                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233240                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233241                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233242                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233243                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233245                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233249                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233251                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233252                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233253                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233254                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233256                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233257                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233260                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233262                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233264                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233265                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233266                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233267                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233268                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233269                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233271                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233272                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233273                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233274                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233275                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233280                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233282                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247265                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17244992                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244993                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244994                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17244995                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17244996                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244997                      7.3750              0.1750         0.0000        0.0000                  0.0045
       17244998                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244999                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17244990                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17244991                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247375                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247295                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247376                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247296                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17247377                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247381                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247382                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247374                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247370                      7.0000              0.1750         0.0000        0.0000                  0.0045
       17247290                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247367                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17247286                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247283                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17247261                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247343                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247344                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247263                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247266                      5.1250              0.1750         0.0000        0.0000                  0.0045
       17247349                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17247268                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247269                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247350                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17247271                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247273                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247274                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247276                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17247357                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247197                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247198                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247279                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247280                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247282                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17247320                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247321                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247240                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17247241                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247242                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247243                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247254                      5.3750              0.1750         0.0000        0.0000                  0.0045
       17247335                      5.0000              0.1750         0.0000        0.0000                  0.0045
       17247326                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17247246                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247247                      5.2500              0.1750         0.0000        0.0000                  0.0045
       17247329                      8.2500              0.1750         0.0000        0.0000                  0.0045
       17247317                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247236                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17247318                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247238                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247311                      5.0000              0.1750         0.0000        0.0000                  0.0045
       17247230                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247231                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247234                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17256615                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17256616                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17256617                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17256609                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17256618                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17256619                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17256610                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17256611                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17256613                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255906                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255907                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17255917                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17255908                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17255918                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255909                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255919                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255885                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255894                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17255896                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17255887                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17255888                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255898                      5.0000              0.1750         0.0000        0.0000                  0.0045
       17255899                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17255914                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17255915                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17255916                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255912                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255913                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255904                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17255905                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255882                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17255883                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255884                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17255886                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17255889                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255910                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17255911                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255897                      5.0000              0.1750         0.0000        0.0000                  0.0045
       17255900                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255901                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17255902                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255903                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17255880                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17255881                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17255895                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17255891                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17255893                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17255890                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17250575                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17250577                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17250578                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17250570                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17250562                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247202                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17247203                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247208                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247209                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247210                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247211                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247212                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247214                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247216                      5.2500              0.1750         0.0000        0.0000                  0.0045
       17247300                      5.1250              0.1750         0.0000        0.0000                  0.0045
       17247302                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247221                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247222                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247303                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247304                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247223                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247224                      5.2500              0.1750         0.0000        0.0000                  0.0045
       17247306                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17244962                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17245030                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245031                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17245032                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17245033                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17245034                      7.2500              0.1750         0.0000        0.0000                  0.0045
       17245035                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245036                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245037                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17245038                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17245039                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245040                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17245041                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17245042                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17245043                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245044                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17245045                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17245046                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245047                      8.2500              0.1750         0.0000        0.0000                  0.0045
       17245048                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17245049                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17245050                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17245016                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17245017                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17245018                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17245019                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17245020                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245021                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17245022                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17245023                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245025                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17245026                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17245027                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17245028                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17245029                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245004                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245005                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17245006                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17245007                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17245008                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17245009                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17245010                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17245011                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17245012                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17245013                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17245014                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17245015                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17245000                      5.0000              0.1750         0.0000        0.0000                  0.0045
       17245001                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17245002                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17245003                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17250580                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17250571                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17250569                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17250579                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17250560                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17250561                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17250558                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17250567                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17250568                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17250566                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17250576                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17250572                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17250557                      5.2500              0.1750         0.0000        0.0000                  0.0045
       17250563                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17250581                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17250573                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17250564                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17250574                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17250565                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244984                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244985                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17244986                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17244987                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244988                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244989                      4.8750              0.1750         0.0000        0.0000                  0.0045
       17244935                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17244936                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17244937                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17244938                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244939                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17244940                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244941                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17244942                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17244943                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17244944                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244945                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244946                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244947                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244948                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17244949                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244950                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244951                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17244952                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17244953                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17244954                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17244955                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244956                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17244957                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244958                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17244959                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244960                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244961                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244963                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17244964                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17244965                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17244966                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244967                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244968                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17244969                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244970                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244971                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17244972                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17244973                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17244974                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17244975                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17244976                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17244977                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17244978                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17244979                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17244980                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17244981                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17244982                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17244983                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17256703                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17256709                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233121                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233122                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233126                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233117                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233037                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233460                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233451                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233111                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233031                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233112                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17247297                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247298                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247372                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247292                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233019                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233103                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233104                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233026                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247366                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247285                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247368                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247369                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247363                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247364                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247341                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247262                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247345                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247347                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247267                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247352                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247354                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247275                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247359                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247360                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247361                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247281                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247323                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247325                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247250                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247334                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247337                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247257                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247245                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17247330                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247229                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247232                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247314                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247233                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17247315                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247215                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233392                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233393                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233394                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233395                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233396                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233398                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233399                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17247201                      8.2500              0.1750         0.0000        0.0000                  0.0045
       17247206                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17247213                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247301                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247305                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233370                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233453                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233372                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233454                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233373                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233455                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233374                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233457                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233376                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233458                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233377                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233459                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233378                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233379                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233461                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233462                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233464                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233383                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233384                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233466                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233385                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233387                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233388                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233389                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233470                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233390                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233352                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233434                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233191                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233353                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233435                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233192                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233354                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233436                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233355                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233437                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233356                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233439                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233199                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233440                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233441                      7.3750              0.1750         0.0000        0.0000                  0.0045
       17233443                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233362                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233444                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233445                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233446                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233447                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233448                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233449                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233421                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233340                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233422                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233423                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233342                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233181                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233425                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233182                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233426                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233183                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233427                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233346                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233428                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233347                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233429                      7.0000              0.1750         0.0000        0.0000                  0.0045
       17233186                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233348                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233188                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233430                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233431                      8.2500              0.1750         0.0000        0.0000                  0.0045
       17233350                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233408                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233165                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233085                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233328                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233329                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233168                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233410                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233411                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233412                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233331                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233332                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233414                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233090                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233415                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233172                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233334                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233416                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233417                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233336                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233418                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233175                      8.2500              0.1750         0.0000        0.0000                  0.0045
       17233419                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233338                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233339                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233098                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233099                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233420                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233314                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233153                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233316                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233155                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233317                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233318                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233157                      5.0000              0.1750         0.0000        0.0000                  0.0045
       17233077                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233400                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233401                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233320                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233402                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233321                      7.0000              0.1750         0.0000        0.0000                  0.0045
       17233160                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233404                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233161                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233323                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233082                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233326                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233310                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233311                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233312                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233070                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233313                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233148                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233061                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233143                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233305                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233306                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233307                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233138                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233303                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233053                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233134                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233055                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233057                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233131                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233284                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233287                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233289                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233291                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17233294                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233297                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233298                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233299                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17232984                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233201                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233202                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233203                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233205                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233208                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233213                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233215                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233217                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233220                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233223                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233224                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233225                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233228                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233230                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233231                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233232                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233234                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233237                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233244                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233246                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233247                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233248                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233258                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233259                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233261                      5.5000              0.1750         0.0000        0.0000                  0.0045
       17233263                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233278                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233281                      5.7500              0.1750         0.0000        0.0000                  0.0045
       17233035                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247378                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247379                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17247299                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233027                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247339                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17247260                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17247264                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247358                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17247244                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247332                      7.0000              0.1750         0.0000        0.0000                  0.0045
       17247336                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247338                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17247249                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17247319                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247239                      6.8750              0.1750         0.0000        0.0000                  0.0045
       17247313                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247307                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17247308                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233473                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233474                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17247200                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17247205                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17247207                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17247220                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233450                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233371                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233375                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233380                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233463                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233382                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233386                      5.6250              0.1750         0.0000        0.0000                  0.0045
       17233468                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233469                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233471                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233472                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233194                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233357                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233358                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233363                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233365                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233368                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233369                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233341                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233187                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233351                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233330                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233152                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233315                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233079                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233403                      5.8750              0.1750         0.0000        0.0000                  0.0045
       17233322                      6.7500              0.1750         0.0000        0.0000                  0.0045
       17233405                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233163                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233325                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233068                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233308                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233065                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233146                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233139                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233048                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233283                      6.0000              0.1750         0.0000        0.0000                  0.0045
       17233286                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17232995                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233200                      6.5000              0.1750         0.0000        0.0000                  0.0045
       17233207                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233210                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233222                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233227                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233229                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17233238                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233239                      6.6250              0.1750         0.0000        0.0000                  0.0045
       17233250                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233255                      6.3750              0.1750         0.0000        0.0000                  0.0045
       17233270                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233276                      6.2500              0.1750         0.0000        0.0000                  0.0045
       17233279                      6.1250              0.1750         0.0000        0.0000                  0.0045
       17151971                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17151933                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151935                      5.6250              0.2500         0.0000        0.0000                  0.0045
       17151950                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151953                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151974                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151981                      6.6250              0.2500         0.0000        0.0000                  0.0045
       17151983                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151992                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17152002                      6.0000              0.2500         0.0000        0.0000                  0.0045
       17152005                      6.3750              0.2500         0.0000        0.0000                  0.0045
       17151917                      6.5000              0.2500         0.0000        0.0000                  0.0045
       17151913                      6.1250              0.2500         0.0000        0.0000                  0.0045
       17151976                      6.2500              0.2500         0.0000        0.0000                  0.0045
       17151998                      6.7500              0.2500         0.0000        0.0000                  0.0045
       17152007                      6.3750              0.2500         0.0000        0.0000                  0.0045

LOAN_SEQ             CURRENT_                STATED_MAT            STATED_                    STATED_             ORIGINAL_
                     NET_COUPON                                    ORIGINAL_TERM              REM_TERM            BALANCE
--------------------------------------------------------------------------------------------------------------------------------
       17151996                  5.9955              20370301                        360                 358          516000.00
       17151960                  5.8705              20370301                        360                 358          138750.00
       17151912                  6.1205              20370201                        360                 357          420000.00
       17151914                  6.2455              20361101                        360                 354          256000.00
       17151922                  5.4955              20370101                        360                 356          542000.00
       17151924                  6.4955              20370201                        360                 357          195000.00
       17151926                  5.2455              20370101                        360                 356          824000.00
       17151927                  6.1205              20370101                        360                 356          435000.00
       17151929                  6.1205              20370101                        360                 356          266000.00
       17151931                  5.9955              20370101                        360                 356          270400.00
       17151946                  5.6205              20370201                        360                 357          273000.00
       17151925                  6.2455              20370301                        360                 358          510000.00
       17151928                  6.3705              20370301                        360                 358          800000.00
       17151930                  6.1205              20370301                        360                 358          188000.00
       17151932                  6.2455              20370301                        360                 358          166400.00
       17151934                  5.4955              20370301                        360                 358          999950.00
       17151937                  6.4955              20370301                        360                 358          351200.00
       17151938                  5.6205              20370301                        360                 358          455000.00
       17151939                  5.6205              20370301                        360                 358          600000.00
       17151940                  6.4955              20370301                        360                 358          224000.00
       17151941                  5.7455              20370301                        360                 358          650000.00
       17151942                  5.8705              20370301                        360                 358          788000.00
       17151943                  5.7455              20370301                        360                 358          442000.00
       17151944                  5.8705              20370301                        360                 358          725600.00
       17151945                  5.9955              20370301                        360                 358          728000.00
       17151947                  6.4955              20370401                        360                 359         2464000.00
       17151948                  6.1205              20370301                        360                 358         1000000.00
       17151949                  6.3705              20370301                        360                 358         1000000.00
       17151951                  5.7455              20370301                        360                 358          450000.00
       17151954                  5.6205              20370301                        360                 358          650000.00
       17151955                  6.6205              20370301                        360                 358          640000.00
       17151956                  6.1205              20370301                        360                 358          236000.00
       17151958                  5.6205              20370301                        360                 358          695000.00
       17151961                  5.7455              20370301                        360                 358          500000.00
       17151962                  5.6205              20370301                        360                 358          830000.00
       17151963                  6.2455              20370301                        360                 358         1024000.00
       17151964                  5.6205              20370301                        360                 358          477600.00
       17151965                  6.1205              20370401                        360                 359          600000.00
       17151967                  6.1205              20370301                        360                 358          750000.00
       17151969                  5.9955              20370301                        360                 358          285000.00
       17151970                  6.1205              20370301                        360                 358          308000.00
       17151972                  5.7455              20370301                        360                 358          505000.00
       17151973                  6.1205              20370301                        360                 358          415000.00
       17151975                  5.6205              20370301                        360                 358          165000.00
       17151977                  5.9955              20370301                        360                 358          316000.00
       17151978                  5.6205              20370301                        360                 358          403000.00
       17152017                  5.8705              20370401                        360                 359          210000.00
       17152018                  5.9955              20370301                        360                 358          360000.00
       17152019                  5.6205              20370401                        360                 359          232000.00
       17152020                  5.1205              20370301                        360                 358          700000.00
       17152021                  6.3705              20370301                        360                 358         1500000.00
       17152022                  5.9955              20370301                        360                 358         1150000.00
       17152023                  5.8705              20370401                        360                 359          560000.00
       17152024                  5.6205              20370401                        360                 359          542500.00
       17152025                  5.3705              20370301                        360                 358          960000.00
       17152026                  6.2455              20370401                        360                 359         1125000.00
       17152027                  5.6205              20370401                        360                 359          152900.00
       17152028                  5.9955              20370401                        360                 359         1920000.00
       17152029                  5.9955              20370401                        360                 359          592000.00
       17151979                  6.2455              20370301                        360                 358          980000.00
       17151980                  5.6205              20370301                        360                 358          275000.00
       17151982                  6.4955              20370301                        360                 358          662000.00
       17151986                  5.9955              20370301                        360                 358          440000.00
       17151987                  6.2455              20370301                        360                 358          588000.00
       17151988                  6.1205              20370301                        360                 358          510000.00
       17151989                  5.9955              20370301                        360                 358          448000.00
       17151990                  6.6455              20370301                        360                 358          325700.00
       17151991                  6.4955              20370301                        360                 358          161250.00
       17151994                  6.1205              20370301                        360                 358          468000.00
       17152000                  5.7455              20370301                        360                 358         1689000.00
       17152001                  6.1205              20370301                        360                 358          105000.00
       17152003                  6.4955              20370301                        360                 358          675000.00
       17152004                  5.9955              20370301                        360                 358          465000.00
       17152006                  6.1205              20370301                        360                 358          125800.00
       17152008                  6.1205              20370301                        360                 358          600000.00
       17152009                  6.2455              20370301                        360                 358          109600.00
       17152010                  5.9955              20370301                        360                 358          268000.00
       17152011                  5.4955              20370301                        360                 358          360000.00
       17152012                  5.7455              20370301                        360                 358          300000.00
       17152013                  5.6205              20370401                        360                 359          645000.00
       17152015                  6.1205              20370301                        360                 358         1000000.00
       17151898                  5.7455              20370301                        360                 358          310000.00
       17151899                  6.1205              20370301                        360                 358          495000.00
       17151902                  5.4955              20370301                        360                 358          308000.00
       17151903                  6.4955              20370301                        360                 358          200000.00
       17151904                  5.6205              20370301                        360                 358          467000.00
       17151905                  6.2455              20370301                        360                 358         1240800.00
       17151906                  6.2405              20370301                        360                 358          417000.00
       17151908                  6.2455              20370201                        360                 357          655000.00
       17151909                  6.2455              20370301                        360                 358          568000.00
       17151910                  5.7455              20370301                        360                 358          474500.00
       17151916                  6.6205              20370301                        360                 358          182850.00
       17151921                  5.7455              20370101                        360                 356          595000.00
       17151923                  5.6205              20370101                        360                 356         2470000.00
       17151911                  6.1205              20370401                        360                 359          927000.00
       17151957                  5.8705              20370301                        360                 358          477000.00
       17151995                  6.4955              20370301                        360                 358          760000.00
       17153681                  6.6205              20370301                        360                 358          460750.00
       17153682                  6.7455              20370301                        360                 358          256000.00
       17153683                  6.9955              20370301                        360                 358          364000.00
       17153684                  7.1205              20370301                        360                 358          282600.00
       17153685                  6.1205              20370401                        360                 359          400000.00
       17153686                  6.1205              20370401                        360                 359          260900.00
       17153688                  5.9955              20370301                        360                 358          272000.00
       17153689                  6.7455              20370301                        360                 358          180000.00
       17153690                  6.3705              20370301                        360                 358          568000.00
       17153691                  6.6205              20370301                        360                 358          630000.00
       17153692                  6.4955              20370301                        360                 358          604800.00
       17153693                  6.9955              20370301                        360                 358          110000.00
       17153694                  6.4955              20370301                        360                 358          580000.00
       17153695                  6.2455              20370301                        360                 358          418320.00
       17153696                  6.2455              20370301                        360                 358          485000.00
       17153697                  7.1205              20370301                        360                 358          640000.00
       17153698                  5.9955              20370301                        360                 358          554191.00
       17153699                  6.4955              20370301                        360                 358          136000.00
       17153700                  6.1205              20370301                        360                 358           65600.00
       17153701                  6.2455              20370301                        360                 358          356000.00
       17153702                  6.2455              20370301                        360                 358          150000.00
       17153703                  6.7455              20370401                        360                 359          360000.00
       17153704                  6.1205              20370301                        360                 358          245600.00
       17153705                  6.1205              20370301                        360                 358          199334.00
       17153706                  5.8705              20370301                        360                 358          172000.00
       17153707                  6.3705              20370301                        360                 358          377100.00
       17153708                  6.3705              20370301                        360                 358          343300.00
       17153709                  5.8705              20370301                        360                 358          240500.00
       17153710                  6.4955              20370301                        360                 358          288000.00
       17153711                  6.4955              20370301                        360                 358          156000.00
       17153712                  7.3705              20370301                        360                 358          204000.00
       17153713                  6.2455              20370301                        360                 358          496400.00
       17153714                  6.4955              20370301                        360                 358         1950000.00
       17153715                  6.1205              20370301                        360                 358          119700.00
       17153716                  6.4955              20370301                        360                 358          550000.00
       17153717                  6.3705              20370301                        360                 358          448500.00
       17153718                  6.9955              20370301                        360                 358          162000.00
       17153719                  6.3705              20370301                        360                 358          230000.00
       17153720                  6.2455              20370301                        360                 358          153750.00
       17153721                  6.6205              20370301                        360                 358          284792.00
       17153722                  7.2455              20370301                        360                 358          136566.00
       17153723                  6.6205              20370301                        360                 358          228792.00
       17153726                  5.7455              20370301                        360                 358          117750.00
       17153727                  5.9955              20370301                        360                 358          583500.00
       17153728                  6.6205              20370301                        360                 358          157177.00
       17153729                  6.9955              20370401                        360                 359          168300.00
       17153537                  6.2455              20370301                        360                 358          100000.00
       17153539                  7.1205              20370301                        360                 358          266000.00
       17153540                  6.3705              20370301                        360                 358          467120.00
       17153541                  6.2455              20370201                        360                 357          272000.00
       17153542                  6.2455              20370301                        360                 358          244000.00
       17153543                  6.2455              20370201                        360                 357          268000.00
       17153544                  6.3705              20370201                        360                 357          520000.00
       17153545                  6.4955              20370201                        360                 357          200000.00
       17153546                  5.7455              20370201                        360                 357          118480.00
       17153547                  6.3705              20370201                        360                 357          516750.00
       17153548                  7.2455              20370201                        360                 357          172000.00
       17153549                  6.1205              20370201                        360                 357          516000.00
       17153550                  6.1205              20370301                        360                 358          336000.00
       17153551                  5.4955              20370301                        360                 358          544000.00
       17153552                  5.8705              20370301                        360                 358          328000.00
       17153553                  6.1205              20370101                        360                 356          206000.00
       17153554                  5.8705              20370201                        360                 357          200000.00
       17153556                  6.1205              20370301                        360                 358          224000.00
       17153557                  4.6205              20370301                        360                 358          298632.00
       17153558                  6.2455              20370201                        360                 357          215650.00
       17153559                  7.1205              20370201                        360                 357          507093.00
       17153560                  6.1205              20370301                        360                 358         1237500.00
       17153561                  6.4955              20370301                        360                 358          111920.00
       17153562                  5.6205              20370201                        360                 357          210000.00
       17153563                  5.9955              20370301                        360                 358          206500.00
       17153564                  7.2455              20370201                        360                 357          427500.00
       17153565                  5.8705              20370201                        360                 357          570000.00
       17153566                  6.4955              20370201                        360                 357          252000.00
       17153567                  6.2455              20370201                        360                 357          235920.00
       17153568                  6.2455              20370201                        360                 357          332000.00
       17153569                  6.3705              20370301                        360                 358          560000.00
       17153570                  6.1205              20370301                        360                 358          249750.00
       17153571                  6.1205              20370301                        360                 358          233000.00
       17153572                  6.1205              20370201                        360                 357          189000.00
       17153573                  6.1205              20370301                        360                 358          260000.00
       17153575                  6.7455              20370301                        360                 358          584000.00
       17153576                  6.2455              20370201                        360                 357          253000.00
       17153577                  7.2455              20370201                        360                 357          164000.00
       17153578                  5.7455              20370201                        360                 357         1360000.00
       17153579                  6.9955              20370201                        360                 357          216750.00
       17153580                  6.3705              20370301                        360                 358         2200000.00
       17153581                  5.9955              20370401                        360                 359          369840.00
       17153582                  5.9955              20370301                        360                 358          219450.00
       17153583                  6.2455              20370301                        360                 358          202150.00
       17153584                  6.4955              20370301                        360                 358          248000.00
       17153585                  6.2455              20370301                        360                 358          375000.00
       17153586                  5.9955              20370201                        360                 357          365000.00
       17153587                  6.1205              20370301                        360                 358          163800.00
       17153588                  6.1205              20370201                        360                 357          319200.00
       17153589                  5.6205              20370201                        360                 357          266000.00
       17153591                  6.6205              20370201                        360                 357          420000.00
       17153592                  6.2455              20370301                        360                 358          227162.00
       17153593                  5.3705              20370301                        360                 358          444493.00
       17153596                  6.1205              20370301                        360                 358          210000.00
       17153597                  6.2455              20370201                        360                 357          393000.00
       17153598                  6.1205              20370201                        360                 357          271000.00
       17153599                  5.8705              20370201                        360                 357          450000.00
       17153600                  5.8705              20370301                        360                 358          499900.00
       17153601                  7.3705              20370301                        360                 358          607750.00
       17153602                  7.2455              20370301                        360                 358          192500.00
       17153603                  6.2455              20370201                        360                 357          460000.00
       17153604                  6.3705              20370301                        360                 358          368000.00
       17153605                  6.1205              20370301                        360                 358          370500.00
       17153606                  6.3705              20370401                        360                 359          232000.00
       17153608                  6.7455              20370301                        360                 358          130400.00
       17153609                  5.9955              20370201                        360                 357          312000.00
       17153610                  6.3705              20370301                        360                 358          225000.00
       17153611                  6.4955              20370301                        360                 358          519750.00
       17153612                  6.1205              20370301                        360                 358          241600.00
       17153613                  6.2455              20370201                        360                 357          484000.00
       17153614                  5.9955              20370301                        360                 358         1705000.00
       17153615                  6.6205              20370301                        360                 358          880000.00
       17153616                  6.2455              20370301                        360                 358           46872.00
       17153617                  5.8705              20370301                        360                 358          435000.00
       17153618                  6.2455              20370201                        360                 357          236000.00
       17153619                  6.1205              20370301                        360                 358          370000.00
       17153620                  5.7455              20370301                        360                 358          280000.00
       17153622                  6.2455              20370301                        360                 358          202425.00
       17153623                  5.9955              20370301                        360                 358          760000.00
       17153624                  6.4955              20370301                        360                 358          375000.00
       17153625                  6.1205              20370301                        360                 358          725000.00
       17153626                  6.2455              20370301                        360                 358          500000.00
       17153627                  6.8705              20370301                        360                 358          196200.00
       17153629                  6.4955              20370301                        360                 358          182000.00
       17153631                  6.2455              20370301                        360                 358          528500.00
       17153632                  6.2455              20370301                        360                 358          432000.00
       17153633                  6.3705              20370401                        360                 359          240000.00
       17153636                  5.9955              20370301                        360                 358          275000.00
       17153637                  6.1205              20370301                        360                 358          680000.00
       17153638                  7.1205              20370301                        360                 358          200000.00
       17153639                  6.6205              20370301                        360                 358          247120.00
       17153640                  5.9955              20370201                        360                 357         1000000.00
       17153641                  6.2455              20370301                        360                 358          787500.00
       17153643                  6.1205              20370301                        360                 358          624000.00
       17153644                  5.9955              20370301                        360                 358          243375.00
       17153645                  7.2455              20370401                        360                 359          108000.00
       17153646                  6.7455              20370301                        360                 358          795000.00
       17153647                  6.4955              20370301                        360                 358          302250.00
       17153648                  6.3705              20370301                        360                 358          480000.00
       17153649                  6.2455              20370301                        360                 358          333000.00
       17153650                  7.1205              20370301                        360                 358          260000.00
       17153651                  6.9955              20370301                        360                 358          128000.00
       17153652                  6.2455              20370301                        360                 358          243450.00
       17153653                  6.6205              20370301                        360                 358          448000.00
       17153654                  6.1205              20370301                        360                 358          184000.00
       17153655                  6.4955              20370301                        360                 358         1078000.00
       17153656                  5.9955              20370301                        360                 358          407500.00
       17153657                  5.7455              20370201                        360                 357          622000.00
       17153658                  6.1205              20370301                        360                 358          163000.00
       17153659                  6.4955              20370301                        360                 358          195000.00
       17153660                  6.4955              20370301                        360                 358          213000.00
       17153661                  6.6205              20370301                        360                 358          243000.00
       17153662                  5.9955              20370301                        360                 358          463200.00
       17153663                  7.1205              20370301                        360                 358          339500.00
       17153664                  5.2455              20370301                        360                 358          220000.00
       17153665                  6.3705              20370301                        360                 358          137000.00
       17153666                  6.8705              20370301                        360                 358          260000.00
       17153667                  6.3705              20370301                        360                 358          300000.00
       17153668                  6.6205              20370301                        360                 358          156000.00
       17153669                  6.3705              20370301                        360                 358          543757.00
       17153670                  5.6205              20370301                        360                 358          356000.00
       17153672                  6.3705              20370301                        360                 358          400000.00
       17153674                  6.1205              20370301                        360                 358          423400.00
       17153675                  6.8705              20370301                        360                 358          412300.00
       17153676                  6.1205              20370301                        360                 358          307000.00
       17153677                  5.9955              20370301                        360                 358          616000.00
       17153679                  6.2455              20370301                        360                 358          288000.00
       17153680                  7.3705              20370301                        360                 358          148000.00
       17153494                  5.9955              20370301                        360                 358          600000.00
       17153495                  6.3705              20370101                        360                 356         1600000.00
       17153497                  6.1205              20370101                        360                 356          250000.00
       17153498                  6.3705              20370201                        360                 357          441000.00
       17153499                  5.3705              20370301                        360                 358          372000.00
       17153500                  6.4955              20370301                        360                 358          295000.00
       17153501                  5.7455              20370301                        360                 358          449000.00
       17153502                  5.8705              20370301                        360                 358          560000.00
       17153503                  5.7455              20370201                        360                 357          524605.00
       17153504                  6.1205              20370301                        360                 358          272000.00
       17153505                  6.1205              20370201                        360                 357          656000.00
       17153506                  6.1205              20370301                        360                 358          295042.00
       17153507                  6.1205              20370201                        360                 357          384000.00
       17153508                  5.9955              20370301                        360                 358          620000.00
       17153509                  6.3705              20370201                        360                 357          145000.00
       17153510                  6.7455              20370301                        360                 358          233600.00
       17153512                  6.3705              20370201                        360                 357          452714.00
       17153513                  5.8705              20370201                        360                 357         1400000.00
       17153514                  6.2455              20370301                        360                 358         1762500.00
       17153515                  6.1205              20370201                        360                 357          417000.00
       17153516                  6.1205              20370201                        360                 357          167200.00
       17153517                  5.9955              20370201                        360                 357          229000.00
       17153518                  5.9955              20370301                        360                 358          320000.00
       17153519                  6.6205              20370201                        360                 357          243750.00
       17153520                  5.6205              20370401                        360                 359          599125.00
       17153521                  6.1205              20370201                        360                 357          482000.00
       17153522                  5.9955              20370201                        360                 357          196800.00
       17153523                  6.1205              20370301                        360                 358          700000.00
       17153524                  6.6205              20370201                        360                 357          153000.00
       17153526                  6.4955              20370201                        360                 357         1250000.00
       17153527                  6.6205              20370201                        360                 357          240000.00
       17153528                  5.9955              20370301                        360                 358          527000.00
       17153529                  6.4955              20370301                        360                 358          320000.00
       17153530                  6.2455              20370301                        360                 358          721000.00
       17153531                  6.7455              20370201                        360                 357           98010.00
       17153532                  6.4955              20370301                        360                 358          226400.00
       17153534                  6.1205              20370301                        360                 358          285000.00
       17153535                  5.8705              20370201                        360                 357          735000.00
       17153536                  6.4955              20370301                        360                 358          239960.00
       17153415                  6.3705              20370301                        360                 358          580000.00
       17153416                  6.1205              20370301                        360                 358          547000.00
       17153417                  6.4955              20370301                        360                 358          251200.00
       17153418                  5.7455              20370401                        360                 359          204000.00
       17153419                  6.3705              20370301                        360                 358          340000.00
       17153421                  6.7455              20370301                        360                 358          436400.00
       17153422                  5.9955              20370301                        360                 358          385000.00
       17153424                  5.9955              20370301                        360                 358          560000.00
       17153426                  6.3705              20370301                        360                 358          256000.00
       17153427                  6.3705              20370301                        360                 358          440000.00
       17153428                  6.1205              20370301                        360                 358          313000.00
       17153429                  6.2455              20370301                        360                 358          181600.00
       17153430                  6.3705              20370201                        360                 357          379200.00
       17153431                  6.2455              20370201                        360                 357          160000.00
       17153432                  7.9955              20370101                        360                 356          149400.00
       17153433                  5.9955              20370301                        360                 358          272000.00
       17153435                  6.3705              20370301                        360                 358          204800.00
       17153436                  7.2455              20370301                        360                 358          161500.00
       17153437                  5.8705              20370301                        360                 358          152000.00
       17153438                  6.1205              20370301                        360                 358          560000.00
       17153439                  6.4955              20370401                        360                 359          500000.00
       17153440                  5.4955              20370301                        360                 358          660000.00
       17153441                  6.6205              20370301                        360                 358          195500.00
       17153442                  7.3705              20370301                        360                 358          144500.00
       17153443                  6.2455              20370301                        360                 358          164000.00
       17153444                  6.1205              20370301                        360                 358          506000.00
       17153445                  6.6205              20370301                        360                 358          131750.00
       17153446                  5.7455              20370301                        360                 358          840000.00
       17153447                  5.8705              20370401                        360                 359          351200.00
       17153448                  6.2455              20370301                        360                 358          292000.00
       17153449                  6.1205              20370301                        360                 358          242900.00
       17153450                  7.1205              20370401                        360                 359          333960.00
       17153451                  6.4955              20370301                        360                 358          154800.00
       17153452                  6.2455              20370301                        360                 358          277500.00
       17153453                  6.2455              20370301                        360                 358          132900.00
       17153454                  5.9955              20370301                        360                 358          550000.00
       17153455                  6.4955              20370301                        360                 358          309000.00
       17153456                  6.6205              20370301                        360                 358          172375.00
       17153457                  6.7455              20370301                        360                 358          168266.00
       17153458                  6.1205              20370301                        360                 358          203345.00
       17153459                  5.6205              20370301                        360                 358          794913.00
       17153460                  5.8705              20370301                        360                 358          524000.00
       17153462                  5.9955              20361001                        360                 353          202966.00
       17153463                  6.2455              20370301                        360                 358          170010.00
       17153464                  6.1205              20370201                        360                 357          340000.00
       17153465                  5.8705              20370301                        360                 358          332800.00
       17153466                  5.9955              20361101                        360                 354          625500.00
       17153467                  6.2455              20361201                        360                 355          165500.00
       17153468                  6.4955              20370301                        360                 358         1340000.00
       17153471                  6.4955              20361101                        360                 354          399900.00
       17153472                  6.1205              20370301                        360                 358          199000.00
       17153473                  6.1205              20370301                        360                 358          278457.00
       17153474                  6.4955              20361201                        360                 355          320000.00
       17153475                  6.6205              20370201                        360                 357          746250.00
       17153476                  6.3705              20361101                        360                 354          650000.00
       17153477                  6.3705              20370301                        360                 358          231800.00
       17153478                  6.7455              20370101                        360                 356          416000.00
       17153479                  6.4955              20370101                        360                 356          500000.00
       17153480                  5.6205              20370201                        360                 357          466465.00
       17153482                  6.2455              20370101                        360                 356          201000.00
       17153483                  6.4955              20370301                        360                 358          326880.00
       17153484                  6.3705              20370301                        360                 358          372500.00
       17153485                  5.9955              20370301                        360                 358          617600.00
       17153486                  6.7455              20370201                        360                 357          425600.00
       17153487                  6.1205              20370201                        360                 357          356972.00
       17153488                  6.2455              20361201                        360                 355          176400.00
       17153489                  6.1205              20370301                        360                 358          115000.00
       17153490                  5.3705              20361201                        360                 355          372000.00
       17153492                  6.1205              20370101                        360                 356          435000.00
       17153493                  6.3705              20370201                        360                 357          618800.00
       17153084                  6.4955              20370201                        360                 357          340000.00
       17153085                  6.2455              20360401                        360                 347          239584.00
       17153086                  6.7455              20361001                        360                 353          143568.00
       17153088                  7.2455              20361001                        360                 353          186000.00
       17153089                  6.6205              20361001                        360                 353          132000.00
       17153090                  6.6205              20370101                        360                 356          388000.00
       17153091                  6.7455              20361101                        360                 354          257160.00
       17153092                  6.6205              20361001                        360                 353          270000.00
       17153093                  6.7455              20361201                        360                 355          280000.00
       17153101                  5.7455              20361001                        360                 353          224000.00
       17153102                  6.4955              20361001                        360                 353          351500.00
       17153103                  5.8705              20361101                        360                 354          359000.00
       17153105                  6.3705              20370301                        360                 358          280000.00
       17153106                  6.9955              20361201                        360                 355          994000.00
       17153107                  6.3705              20361201                        360                 355          147929.00
       17153108                  5.7455              20370201                        360                 357          209300.00
       17153109                  6.4955              20361201                        360                 355          125000.00
       17153110                  5.9955              20361101                        360                 354          166400.00
       17153112                  6.3705              20361201                        360                 355          210700.00
       17153113                  5.9955              20370201                        360                 357          116000.00
       17153114                  7.3705              20370301                        360                 358          740000.00
       17153115                  6.1205              20370101                        360                 356          631000.00
       17153116                  6.2455              20370101                        360                 356          197000.00
       17153117                  6.2455              20370201                        360                 357          575992.00
       17153118                  5.9955              20370201                        360                 357          394400.00
       17153119                  5.9955              20370301                        360                 358          230000.00
       17153120                  6.8705              20370201                        360                 357          168000.00
       17153121                  5.9955              20370101                        360                 356          199230.00
       17153122                  5.7455              20370101                        360                 356          450000.00
       17153123                  6.2455              20370301                        360                 358          135000.00
       17153126                  6.8705              20370301                        360                 358          155160.00
       17153127                  6.6205              20370301                        360                 358          156000.00
       17153128                  6.2455              20370201                        360                 357          456000.00
       17153129                  6.1205              20370201                        360                 357          263000.00
       17153130                  5.8705              20370301                        360                 358          450000.00
       17153131                  6.4955              20370201                        360                 357           79920.00
       17153132                  6.2455              20370301                        360                 358          495920.00
       17153134                  6.1205              20370301                        360                 358          425000.00
       17153135                  6.4955              20361001                        360                 353          116800.00
       17153136                  5.9955              20370301                        360                 358          650000.00
       17153137                  7.2455              20361201                        360                 355          146400.00
       17153138                  7.4955              20361201                        360                 355          254515.00
       17153139                  6.4955              20370201                        360                 357          455000.00
       17153140                  6.2455              20370201                        360                 357          171100.00
       17153141                  6.6205              20370301                        360                 358          146750.00
       17153142                  5.9955              20370101                        360                 356         1225000.00
       17153143                  5.7455              20370201                        360                 357         1475000.00
       17153145                  7.1205              20370101                        360                 356          104000.00
       17153146                  6.6205              20370301                        360                 358          480528.00
       17153147                  6.1205              20370301                        360                 358          216995.00
       17153148                  6.2455              20370201                        360                 357          207000.00
       17153149                  6.1205              20370201                        360                 357          925000.00
       17153150                  5.4955              20370201                        360                 357          247900.00
       17153151                  6.2455              20370201                        360                 357          440500.00
       17153152                  6.1205              20370301                        360                 358          549900.00
       17153153                  6.2455              20370201                        360                 357          284150.00
       17153154                  5.8705              20370101                        360                 356          160800.00
       17153156                  6.1205              20370101                        360                 356          169600.00
       17153157                  6.2455              20370101                        360                 356          173000.00
       17153158                  5.9955              20370201                        360                 357          174320.00
       17153159                  6.1205              20370201                        360                 357          747800.00
       17153160                  6.4955              20370101                        360                 356          804000.00
       17153161                  5.7455              20370201                        360                 357          294400.00
       17153162                  6.2455              20370201                        360                 357          224000.00
       17153164                  6.3705              20370301                        360                 358          375000.00
       17153165                  5.9955              20370301                        360                 358          376000.00
       17153166                  6.2455              20370201                        360                 357          610000.00
       17153167                  6.2455              20370201                        360                 357          527000.00
       17153168                  6.3705              20370201                        360                 357          110400.00
       17153170                  5.7455              20370301                        360                 358          249000.00
       17153171                  6.3705              20370201                        360                 357          750000.00
       17153172                  6.4955              20370101                        360                 356          181600.00
       17153173                  7.3705              20361201                        360                 355          100408.00
       17153174                  6.4955              20370101                        360                 356          168300.00
       17153175                  5.9955              20370301                        360                 358          256000.00
       17153176                  6.3705              20370201                        360                 357          118000.00
       17153177                  6.2455              20370301                        360                 358          308000.00
       17153179                  5.7455              20370101                        360                 356          688000.00
       17153180                  5.8705              20370201                        360                 357          448000.00
       17153181                  6.3705              20370201                        360                 357          461250.00
       17153182                  6.1205              20370201                        360                 357          240000.00
       17153183                  6.2455              20370301                        360                 358          154000.00
       17153184                  6.9955              20370101                        360                 356          215344.00
       17153186                  6.3705              20370201                        360                 357          192000.00
       17153187                  6.7455              20370201                        360                 357          473000.00
       17153188                  5.7455              20370301                        360                 358          218052.00
       17153189                  6.1205              20370201                        360                 357          352000.00
       17153190                  5.8705              20370201                        360                 357          184000.00
       17153191                  6.4955              20370301                        360                 358          566250.00
       17153192                  6.1205              20370301                        360                 358          350000.00
       17153193                  5.8705              20370101                        360                 356          206950.00
       17153194                  6.1205              20370301                        360                 358          481550.00
       17153195                  6.4955              20370201                        360                 357          164900.00
       17153196                  6.4955              20370201                        360                 357          685000.00
       17153199                  6.6205              20370201                        360                 357          250000.00
       17153200                  5.9955              20370201                        360                 357          244500.00
       17153201                  5.7455              20370301                        360                 358          478000.00
       17153202                  5.7455              20370301                        360                 358          391626.00
       17153322                  5.9955              20370201                        360                 357          864000.00
       17153323                  6.7455              20370301                        360                 358          261600.00
       17153324                  5.6205              20370301                        360                 358          257000.00
       17153326                  6.4955              20370301                        360                 358          270400.00
       17153327                  6.4955              20370301                        360                 358          416000.00
       17153328                  6.4955              20370301                        360                 358          267500.00
       17153329                  6.4955              20370301                        360                 358          644000.00
       17153330                  5.9955              20370201                        360                 357          289000.00
       17153332                  6.3705              20370301                        360                 358          103600.00
       17153333                  6.6205              20370301                        360                 358          477600.00
       17153334                  5.9955              20370301                        360                 358          206000.00
       17153335                  6.2455              20370301                        360                 358          184000.00
       17153336                  6.1205              20370201                        360                 357          228000.00
       17153337                  6.1205              20370301                        360                 358          209850.00
       17153338                  6.1205              20370201                        360                 357          760000.00
       17153339                  6.2455              20370301                        360                 358          426000.00
       17153340                  6.3705              20370301                        360                 358          820000.00
       17153341                  6.8705              20370301                        360                 358          112200.00
       17153342                  6.1205              20370301                        360                 358          624000.00
       17153343                  6.3705              20370301                        360                 358          125500.00
       17153345                  5.9955              20370301                        360                 358          224000.00
       17153346                  6.6205              20370201                        360                 357          211250.00
       17153347                  6.4955              20370201                        360                 357          280000.00
       17153348                  6.2455              20370201                        360                 357          223950.00
       17153349                  6.1205              20370301                        360                 358          297500.00
       17153350                  7.2455              20370301                        360                 358          723750.00
       17153351                  6.2455              20370301                        360                 358          640000.00
       17153352                  6.2455              20370201                        360                 357          245050.00
       17153353                  6.1205              20370301                        360                 358          570000.00
       17153354                  6.7455              20370301                        360                 358           86863.00
       17153355                  7.7455              20370301                        360                 358          240000.00
       17153356                  6.2455              20370301                        360                 358          368000.00
       17153357                  6.1205              20370301                        360                 358          174400.00
       17153358                  6.4955              20370201                        360                 357          880000.00
       17153359                  6.3705              20370301                        360                 358          553500.00
       17153360                  6.7455              20361201                        360                 355          114150.00
       17153361                  6.2455              20370301                        360                 358          759500.00
       17153362                  6.1205              20370301                        360                 358          284800.00
       17153363                  6.6205              20370301                        360                 358          686000.00
       17153364                  6.2455              20370301                        360                 358          174312.00
       17153365                  6.3705              20370301                        360                 358          373750.00
       17153366                  6.1205              20370301                        360                 358          760000.00
       17153367                  6.3705              20370301                        360                 358          170456.00
       17153369                  6.3705              20370301                        360                 358          173508.00
       17153370                  6.6205              20370301                        360                 358          208000.00
       17153371                  6.4955              20370301                        360                 358          268000.00
       17153372                  6.6205              20370301                        360                 358          560000.00
       17153373                  5.8705              20370301                        360                 358          382500.00
       17153374                  5.2455              20370301                        360                 358          277000.00
       17153375                  6.1205              20370301                        360                 358          161000.00
       17153376                  6.4955              20370301                        360                 358          360000.00
       17153377                  6.2455              20370301                        360                 358          120000.00
       17153378                  5.7455              20370301                        360                 358          692000.00
       17153379                  5.7455              20370301                        360                 358          239250.00
       17153380                  6.6205              20370301                        360                 358          504000.00
       17153381                  5.9955              20370301                        360                 358          316000.00
       17153382                  5.7455              20370301                        360                 358          250000.00
       17153383                  6.3705              20370301                        360                 358          383700.00
       17153384                  6.7455              20370301                        360                 358           88000.00
       17153385                  6.6205              20370301                        360                 358          260000.00
       17153386                  6.2455              20370301                        360                 358          322000.00
       17153387                  7.2455              20370301                        360                 358         2000000.00
       17153388                  6.1205              20370301                        360                 358          140000.00
       17153389                  7.1205              20370301                        360                 358          500000.00
       17153390                  6.6205              20370301                        360                 358          520000.00
       17153391                  6.7455              20370301                        360                 358          139920.00
       17153392                  5.8705              20370301                        360                 358          379000.00
       17153393                  6.2455              20370201                        360                 357          430000.00
       17153394                  6.2455              20370301                        360                 358          186550.00
       17153395                  5.8705              20370301                        360                 358          269000.00
       17153396                  5.7455              20370301                        360                 358          170800.00
       17153397                  5.8705              20370301                        360                 358          226000.00
       17153398                  5.9955              20370301                        360                 358          160000.00
       17153399                  5.9955              20370301                        360                 358          300000.00
       17153400                  5.8705              20370301                        360                 358          860000.00
       17153401                  6.6205              20370301                        360                 358          202400.00
       17153402                  6.6205              20370301                        360                 358          443200.00
       17153403                  5.9955              20370301                        360                 358          200000.00
       17153405                  6.3705              20370201                        360                 357          360000.00
       17153406                  6.3705              20370301                        360                 358         1000000.00
       17153407                  6.1205              20370301                        360                 358          225500.00
       17153408                  6.1205              20370301                        360                 358          283100.00
       17153409                  6.1205              20370301                        360                 358          520000.00
       17153410                  6.1205              20370301                        360                 358           90800.00
       17153411                  6.7455              20370301                        360                 358          499500.00
       17153412                  6.3705              20370301                        360                 358          113750.00
       17153414                  6.9955              20370301                        360                 358          260000.00
       17153210                  6.2455              20370301                        360                 358          505000.00
       17153211                  7.2455              20370201                        360                 357          244250.00
       17153212                  6.9955              20370201                        360                 357          103200.00
       17153214                  5.8705              20370201                        360                 357          581000.00
       17153215                  6.1205              20370201                        360                 357          172800.00
       17153216                  6.2455              20370301                        360                 358          499200.00
       17153217                  5.8705              20370301                        360                 358          181915.00
       17153218                  6.8705              20370201                        360                 357          130000.00
       17153219                  6.7455              20370201                        360                 357          124800.00
       17153220                  6.7455              20370201                        360                 357           88000.00
       17153221                  5.7455              20370201                        360                 357          569600.00
       17153222                  5.8705              20370201                        360                 357          525000.00
       17153223                  6.2455              20370201                        360                 357          223950.00
       17153224                  6.9955              20370301                        360                 358          156000.00
       17153225                  5.9955              20370201                        360                 357          359200.00
       17153226                  6.3705              20370301                        360                 358          382393.00
       17153227                  6.1205              20370301                        360                 358          352000.00
       17153228                  6.9955              20370201                        360                 357          900000.00
       17153229                  6.6205              20370301                        360                 358          133520.00
       17153230                  6.2455              20370201                        360                 357          241300.00
       17153231                  6.1205              20370201                        360                 357          181600.00
       17153232                  6.1205              20370201                        360                 357          140800.00
       17153233                  6.3705              20370101                        360                 356          740000.00
       17153234                  5.7455              20370201                        360                 357          315115.00
       17153235                  7.4955              20370201                        360                 357          460000.00
       17153236                  6.2455              20370201                        360                 357          132800.00
       17153237                  5.7455              20370201                        360                 357          140000.00
       17153239                  6.1205              20370301                        360                 358          223650.00
       17153240                  5.9955              20370201                        360                 357          344000.00
       17153244                  6.6205              20370201                        360                 357          577500.00
       17153245                  6.3705              20370201                        360                 357          307550.00
       17153247                  5.9955              20370201                        360                 357          698000.00
       17153249                  6.1205              20370201                        360                 357          272000.00
       17153250                  6.2455              20370201                        360                 357          745600.00
       17153251                  6.3705              20370201                        360                 357          450000.00
       17153252                  6.9955              20370201                        360                 357          110000.00
       17153253                  6.1205              20370201                        360                 357          740000.00
       17153254                  7.2455              20370301                        360                 358          500000.00
       17153255                  5.2455              20370201                        360                 357          204720.00
       17153256                  7.1205              20370301                        360                 358          384000.00
       17153257                  5.8705              20370301                        360                 358          528000.00
       17153258                  6.2455              20361101                        360                 354          992000.00
       17153259                  5.8705              20370301                        360                 358          300000.00
       17153260                  6.3705              20370301                        360                 358          240000.00
       17153261                  5.7455              20370301                        360                 358          170000.00
       17153262                  7.2455              20370201                        360                 357          288000.00
       17153263                  6.6205              20370301                        360                 358          302000.00
       17153264                  5.9955              20370201                        360                 357          423600.00
       17153267                  6.2455              20370201                        360                 357          245600.00
       17153268                  6.2455              20370301                        360                 358          372000.00
       17153269                  5.9955              20370201                        360                 357          360000.00
       17153270                  5.8705              20370201                        360                 357          680000.00
       17153272                  6.1205              20370301                        360                 358          419250.00
       17153274                  6.1205              20370201                        360                 357          720000.00
       17153275                  6.1205              20370301                        360                 358          196000.00
       17153276                  6.4955              20370201                        360                 357          333150.00
       17153277                  6.3705              20370301                        360                 358          304000.00
       17153278                  6.6205              20370301                        360                 358          106400.00
       17153279                  7.2455              20370301                        360                 358           84000.00
       17153280                  5.9955              20370301                        360                 358          503200.00
       17153281                  5.3705              20370301                        360                 358          468621.00
       17153282                  6.3705              20370301                        360                 358          165500.00
       17153283                  6.8705              20370301                        360                 358          148000.00
       17153284                  5.9955              20370301                        360                 358          279000.00
       17153285                  6.3705              20370201                        360                 357          420300.00
       17153286                  6.6205              20370301                        360                 358          184000.00
       17153287                  6.3705              20370301                        360                 358          166352.00
       17153288                  5.9955              20370201                        360                 357          615900.00
       17153289                  6.1205              20370301                        360                 358          332500.00
       17153291                  5.9955              20370301                        360                 358          420792.00
       17153292                  5.9955              20370301                        360                 358          220000.00
       17153293                  5.9955              20370201                        360                 357          416792.00
       17153294                  5.3705              20370201                        360                 357          239920.00
       17153295                  6.2455              20370301                        360                 358          563920.00
       17153296                  6.7455              20370301                        360                 358          282625.00
       17153297                  6.6205              20370301                        360                 358          308000.00
       17153298                  6.7455              20370301                        360                 358          576000.00
       17153299                  6.4955              20370301                        360                 358          170144.00
       17153300                  6.1205              20370301                        360                 358          105000.00
       17153301                  6.7455              20370301                        360                 358          319200.00
       17153302                  6.1205              20370201                        360                 357          196450.00
       17153303                  6.4955              20370301                        360                 358          236000.00
       17153304                  6.1205              20370201                        360                 357          345000.00
       17153305                  5.8705              20370201                        360                 357          210000.00
       17153306                  6.2455              20370301                        360                 358           84800.00
       17153307                  6.9955              20370301                        360                 358          254000.00
       17153308                  6.4955              20370301                        360                 358          169784.00
       17153310                  5.6205              20370301                        360                 358          660000.00
       17153311                  6.4955              20370301                        360                 358          100000.00
       17153312                  6.2455              20370201                        360                 357          426900.00
       17153313                  7.3705              20370201                        360                 357           50400.00
       17153314                  6.2455              20370301                        360                 358          292000.00
       17153316                  6.6205              20370301                        360                 358          209052.00
       17153317                  6.3705              20370301                        360                 358          400000.00
       17153318                  5.9955              20370301                        360                 358          440000.00
       17153319                  6.6205              20370201                        360                 357          173624.00
       17153320                  6.4955              20370301                        360                 358          225000.00
       17153321                  6.1205              20370201                        360                 357          548000.00
       17153203                  6.4955              20370301                        360                 358           92040.00
       17153204                  6.6205              20370201                        360                 357          200000.00
       17153205                  5.8705              20370301                        360                 358          368000.00
       17153206                  7.1205              20370301                        360                 358          249300.00
       17153207                  6.6205              20370201                        360                 357          240000.00
       17153208                  5.9955              20370201                        360                 357          384500.00
       16846361                  5.6205              20361101                        360                 354          174392.00
       17153912                  6.3705              20370301                        360                 358          442000.00
       17153913                  6.3705              20370301                        360                 358          455000.00
       17153914                  6.3705              20370301                        360                 358          302000.00
       17153915                  6.3705              20370201                        360                 357          520000.00
       17153916                  6.8705              20370101                        360                 356          542424.00
       17153917                  5.9955              20370101                        360                 356         1315000.00
       17153918                  6.2455              20370201                        360                 357          346500.00
       17153919                  6.4955              20370201                        360                 357         1850000.00
       17153920                  6.6205              20370201                        360                 357          843750.00
       17153921                  6.3705              20370201                        360                 357          353000.00
       17153922                  6.6205              20370101                        360                 356          117000.00
       17153923                  6.4955              20370201                        360                 357          343218.00
       17153924                  6.1205              20370301                        360                 358          168000.00
       17153925                  6.2455              20370301                        360                 358          461600.00
       17153926                  6.6205              20370101                        360                 356          120000.00
       17153928                  5.7455              20370201                        360                 357         2250000.00
       17153929                  5.6205              20370201                        360                 357          416000.00
       17153930                  6.2455              20370301                        360                 358          336000.00
       17153931                  6.2455              20370201                        360                 357         1500000.00
       17153932                  6.2455              20370301                        360                 358          430000.00
       17153933                  6.3705              20370301                        360                 358          200000.00
       17153934                  6.2455              20370201                        360                 357          600000.00
       17153935                  6.1205              20370301                        360                 358          160000.00
       17153936                  6.1205              20370201                        360                 357          875000.00
       17153937                  6.1205              20370201                        360                 357         2000000.00
       17153938                  6.1205              20370201                        360                 357          302000.00
       17153939                  6.3705              20370301                        360                 358          430000.00
       17153940                  6.4955              20370301                        360                 358          351000.00
       17153941                  6.2455              20370201                        360                 357          202500.00
       17153942                  6.3705              20370201                        360                 357          482000.00
       17153943                  6.3705              20370201                        360                 357          665000.00
       17153944                  6.1205              20370301                        360                 358          120000.00
       17153945                  6.3705              20370301                        360                 358          272000.00
       17153946                  6.6205              20370101                        360                 356          136500.00
       17153947                  5.9955              20370201                        360                 357          750000.00
       17153948                  5.9955              20370201                        360                 357          390000.00
       17153950                  5.9955              20370201                        360                 357          592000.00
       17153951                  6.4955              20370301                        360                 358          350000.00
       17153952                  6.2455              20370301                        360                 358           68000.00
       17153953                  6.6205              20370301                        360                 358          115700.00
       17153954                  5.9955              20370201                        360                 357          313280.00
       17153955                  6.4955              20370301                        360                 358          478850.00
       17153956                  6.4955              20370301                        360                 358          300000.00
       17153957                  6.4955              20370201                        360                 357          340000.00
       17153958                  6.3705              20370301                        360                 358          194000.00
       17153959                  6.2455              20370201                        360                 357          500000.00
       17153960                  6.2455              20370301                        360                 358           96000.00
       17153961                  7.1205              20370301                        360                 358          363600.00
       17153962                  6.2455              20370301                        360                 358          308000.00
       17153963                  6.7455              20370301                        360                 358          240000.00
       17153964                  6.2455              20370201                        360                 357          272000.00
       17153965                  6.2455              20370301                        360                 358           99100.00
       17153966                  6.7455              20370401                        360                 359          388930.00
       17153968                  6.1205              20370201                        360                 357          385000.00
       17153969                  6.6205              20370301                        360                 358          218500.00
       17153970                  6.8705              20370301                        360                 358          177000.00
       17153971                  6.7455              20370301                        360                 358          317600.00
       17153972                  6.6205              20370301                        360                 358          348000.00
       17153973                  6.2455              20370301                        360                 358          150000.00
       17153974                  6.9955              20370301                        360                 358          171600.00
       17153975                  6.2455              20370201                        360                 357          440000.00
       17153976                  6.2455              20370201                        360                 357          456000.00
       17153977                  6.3705              20370201                        360                 357          500000.00
       17153978                  6.8705              20370201                        360                 357           66510.00
       17153979                  6.6205              20370301                        360                 358          229500.00
       17153980                  6.9955              20370201                        360                 357          144810.00
       17153981                  6.7455              20370301                        360                 358          195000.00
       17153982                  6.6205              20370301                        360                 358          432500.00
       17153983                  6.3705              20370301                        360                 358          375509.00
       17153984                  6.2455              20370301                        360                 358          258750.00
       17153985                  6.6205              20370301                        360                 358          495600.00
       17153986                  6.4955              20370201                        360                 357          287960.00
       17153987                  6.4955              20370301                        360                 358          486000.00
       17153988                  6.7455              20370201                        360                 357          196720.00
       17153989                  6.6205              20370301                        360                 358         3640000.00
       17153990                  6.8705              20370301                        360                 358          302000.00
       17153991                  6.3705              20370201                        360                 357          399000.00
       17153992                  6.6205              20370201                        360                 357          242250.00
       17153993                  6.9955              20370301                        360                 358          322500.00
       17153994                  6.6205              20370301                        360                 358          220800.00
       17153995                  6.2455              20370301                        360                 358          330000.00
       17153996                  6.4955              20370301                        360                 358          220000.00
       17153997                  6.2455              20370301                        360                 358          150000.00
       17153998                  6.4955              20370201                        360                 357          500000.00
       17153999                  6.8705              20370201                        360                 357          277500.00
       17154000                  6.2455              20370301                        360                 358          440000.00
       17154001                  6.6205              20370201                        360                 357          494000.00
       17154002                  6.6205              20370301                        360                 358          316000.00
       17154003                  6.3705              20370301                        360                 358          187920.00
       17154004                  5.9955              20370301                        360                 358          995000.00
       17154005                  5.7455              20370301                        360                 358          271800.00
       17154007                  6.8705              20370301                        360                 358          215910.00
       17154009                  6.4955              20370301                        360                 358          320000.00
       17154010                  6.6205              20370201                        360                 357          388000.00
       17154011                  6.4955              20370201                        360                 357          147750.00
       17154012                  6.6205              20370201                        360                 357          383200.00
       17154014                  6.2455              20370301                        360                 358          227000.00
       17154015                  6.1205              20370201                        360                 357          212000.00
       17154016                  6.9955              20370301                        360                 358          164600.00
       17154017                  6.1205              20370301                        360                 358          437750.00
       17154018                  6.3705              20370301                        360                 358          152000.00
       17154019                  6.7455              20370301                        360                 358          245000.00
       17154020                  6.9955              20370301                        360                 358          166400.00
       17154021                  6.4955              20370301                        360                 358           92925.00
       17154022                  6.4955              20370301                        360                 358           92925.00
       17154023                  4.6205              20370301                        360                 358          344400.00
       17154024                  4.6205              20370301                        360                 358          294398.00
       17154025                  6.3705              20370401                        360                 359          235000.00
       17154026                  6.3705              20370301                        360                 358          499000.00
       17154027                  6.7455              20370301                        360                 358          112000.00
       17154028                  6.2455              20370301                        360                 358          656000.00
       17154029                  6.3705              20370301                        360                 358          368000.00
       17154030                  6.6205              20370301                        360                 358          472000.00
       17154032                  6.3705              20370301                        360                 358          315000.00
       17154033                  6.2455              20370301                        360                 358          500000.00
       17154034                  6.1205              20370201                        360                 357           56720.00
       17154035                  7.1205              20370301                        360                 358          113600.00
       17154036                  6.1205              20370301                        360                 358          748000.00
       17154037                  6.9955              20370201                        360                 357          650000.00
       17154038                  6.6205              20370301                        360                 358          364000.00
       17154039                  6.6205              20370301                        360                 358          362000.00
       17154040                  6.6205              20370301                        360                 358          365000.00
       17154041                  5.9955              20370301                        360                 358          624000.00
       17154042                  6.3705              20370301                        360                 358          224000.00
       17154043                  6.7455              20370301                        360                 358          200000.00
       17154044                  6.6205              20370301                        360                 358          411000.00
       17154045                  6.6205              20370301                        360                 358          616000.00
       17154046                  6.4955              20370301                        360                 358          179000.00
       17154047                  6.9955              20370201                        360                 357          115680.00
       17154048                  6.4955              20370301                        360                 358          382850.00
       17154050                  7.1205              20370301                        360                 358          128000.00
       17154051                  5.9955              20370301                        360                 358          362000.00
       17154052                  6.7455              20370301                        360                 358          249600.00
       17154053                  6.3705              20370301                        360                 358          251000.00
       17154054                  6.9955              20370301                        360                 358           83160.00
       17154055                  6.6205              20370301                        360                 358          280000.00
       17154056                  6.1205              20370301                        360                 358          334000.00
       17154057                  6.7455              20370301                        360                 358          153170.00
       17154058                  6.6205              20370301                        360                 358          174400.00
       17154059                  6.4955              20370301                        360                 358          178110.00
       17154060                  6.4955              20370301                        360                 358          178110.00
       17154061                  6.2455              20370301                        360                 358          285000.00
       17154062                  6.3705              20370301                        360                 358          118500.00
       17154063                  6.9955              20370401                        360                 359          176400.00
       17154064                  6.7455              20370301                        360                 358          130000.00
       17154065                  6.7455              20370301                        360                 358          130000.00
       17154066                  6.8705              20370301                        360                 358          287200.00
       17154067                  6.3705              20370301                        360                 358           76000.00
       17154068                  6.6205              20370301                        360                 358          192000.00
       17154069                  6.6205              20370301                        360                 358          184000.00
       17154070                  6.6205              20370301                        360                 358          476750.00
       17154072                  6.4955              20370301                        360                 358          252000.00
       17154074                  6.4955              20370301                        360                 358          405000.00
       17154075                  6.3705              20370301                        360                 358          325000.00
       17154076                  5.9955              20370301                        360                 358          720000.00
       17154077                  6.7455              20370301                        360                 358          260000.00
       17154078                  6.8705              20370401                        360                 359          183200.00
       17154081                  6.6205              20370301                        360                 358          256000.00
       17154082                  6.6205              20370301                        360                 358          615200.00
       17154083                  6.1205              20370301                        360                 358          362000.00
       17154084                  6.8705              20370301                        360                 358          121600.00
       17154085                  6.8705              20370301                        360                 358          116000.00
       17154086                  6.7455              20370301                        360                 358           90000.00
       17154087                  6.1205              20370401                        360                 359          164000.00
       17154088                  6.3705              20370301                        360                 358          363375.00
       17154089                  6.4955              20370301                        360                 358          510000.00
       17154090                  5.7455              20370301                        360                 358           99920.00
       17154091                  6.4955              20370301                        360                 358          140480.00
       17154092                  6.2455              20370301                        360                 358          417600.00
       17154093                  6.3705              20370301                        360                 358         1260000.00
       17154094                  6.7455              20370301                        360                 358          366836.00
       17154095                  6.2455              20370401                        360                 359         1072000.00
       17154097                  6.9955              20370401                        360                 359          208000.00
       17154098                  6.6205              20370301                        360                 358          116000.00
       17153770                  6.4955              20370301                        360                 358          173550.00
       17153771                  6.6205              20370101                        360                 356          557000.00
       17153772                  6.4955              20370201                        360                 357          528000.00
       17153773                  6.2455              20370301                        360                 358          185000.00
       17153774                  6.1205              20370201                        360                 357          796000.00
       17153775                  6.2455              20370301                        360                 358          210320.00
       17153776                  6.6205              20370301                        360                 358          153000.00
       17153777                  5.7455              20370201                        360                 357          455000.00
       17153779                  6.2455              20370301                        360                 358          750000.00
       17153781                  6.3705              20370301                        360                 358          169287.00
       17153782                  6.2455              20370201                        360                 357          450000.00
       17153783                  6.3705              20370301                        360                 358          180000.00
       17153784                  6.3705              20370201                        360                 357          142500.00
       17153785                  6.4955              20370201                        360                 357          226200.00
       17153786                  6.7455              20370201                        360                 357          326700.00
       17153787                  6.4955              20370201                        360                 357          133600.00
       17153788                  6.7455              20370201                        360                 357           80000.00
       17153789                  6.3705              20370301                        360                 358          140000.00
       17153790                  6.7455              20370201                        360                 357          122500.00
       17153792                  6.4955              20370301                        360                 358          200000.00
       17153793                  6.6205              20370201                        360                 357          307900.00
       17153794                  6.6205              20370201                        360                 357           31400.00
       17153795                  6.6205              20370201                        360                 357          780000.00
       17153796                  6.2455              20370301                        360                 358          200000.00
       17153797                  6.4955              20370201                        360                 357          730000.00
       17153798                  6.3705              20370201                        360                 357          660000.00
       17153799                  6.9955              20370201                        360                 357          113050.00
       17153800                  6.8705              20370201                        360                 357          255000.00
       17153801                  6.3705              20370301                        360                 358         1400000.00
       17153802                  6.3705              20370201                        360                 357          210400.00
       17153803                  6.9955              20370301                        360                 358          294640.00
       17153804                  6.7455              20370301                        360                 358          264000.00
       17153805                  5.6205              20370301                        360                 358          700000.00
       17153806                  6.1205              20370301                        360                 358          243300.00
       17153807                  6.6205              20370201                        360                 357          620000.00
       17153808                  6.4955              20370201                        360                 357          330000.00
       17153809                  6.4955              20370301                        360                 358          246000.00
       17153810                  6.3705              20370101                        360                 356          376000.00
       17153811                  6.7455              20370301                        360                 358          320000.00
       17153812                  6.1205              20370201                        360                 357          292000.00
       17153813                  6.4955              20361201                        360                 355          920000.00
       17153814                  6.8705              20370301                        360                 358          153000.00
       17153815                  6.6205              20370301                        360                 358          376000.00
       17153816                  6.6205              20370301                        360                 358          116000.00
       17153817                  7.1205              20370301                        360                 358          123025.00
       17153818                  6.3705              20370301                        360                 358          988399.00
       17153819                  6.7455              20370301                        360                 358          151200.00
       17153820                  6.6205              20370301                        360                 358          336000.00
       17153822                  6.6205              20370301                        360                 358          180000.00
       17153823                  6.4955              20370301                        360                 358          212800.00
       17153824                  6.9955              20370201                        360                 357          175000.00
       17153825                  5.9955              20370301                        360                 358           71600.00
       17153826                  6.4955              20370301                        360                 358          573000.00
       17153827                  6.8705              20370301                        360                 358          368000.00
       17153828                  6.7455              20370301                        360                 358          357600.00
       17153829                  6.6205              20370301                        360                 358          970000.00
       17153831                  6.6205              20370301                        360                 358          422500.00
       17153832                  6.6205              20370301                        360                 358           97600.00
       17153833                  6.9955              20370301                        360                 358          200000.00
       17153834                  6.6205              20370301                        360                 358          277276.00
       17153835                  6.7455              20370301                        360                 358          280000.00
       17153836                  6.7455              20370301                        360                 358          280000.00
       17153837                  6.7455              20370301                        360                 358          280000.00
       17153838                  6.7455              20370301                        360                 358          280000.00
       17153839                  6.9955              20370301                        360                 358         1190000.00
       17153840                  6.8705              20370301                        360                 358          374250.00
       17153841                  6.6205              20370301                        360                 358          636000.00
       17153843                  6.3705              20370301                        360                 358          205500.00
       17153844                  6.6205              20370301                        360                 358          500000.00
       17153845                  6.6205              20370301                        360                 358          252000.00
       17153846                  6.7455              20370301                        360                 358          461248.00
       17153848                  6.7455              20370301                        360                 358          449850.00
       17153849                  5.8705              20370301                        360                 358          277400.00
       17153850                  6.4955              20370301                        360                 358          260000.00
       17153851                  6.2455              20370301                        360                 358          294000.00
       17153852                  6.8705              20370301                        360                 358          220400.00
       17153853                  6.3705              20370301                        360                 358          204000.00
       17153854                  6.2455              20370301                        360                 358          250000.00
       17153855                  6.9955              20370301                        360                 358          172800.00
       17153856                  6.6205              20370401                        360                 359          184000.00
       17153857                  5.6205              20370301                        360                 358          322000.00
       17153858                  6.4955              20370301                        360                 358          584000.00
       17153859                  6.4955              20370301                        360                 358          635000.00
       17153860                  6.3705              20370301                        360                 358          633750.00
       17153861                  6.6205              20370301                        360                 358          376000.00
       17153862                  6.1205              20370301                        360                 358          412000.00
       17153863                  6.6205              20370401                        360                 359          548000.00
       17153864                  6.2455              20370301                        360                 358          548800.00
       17153865                  5.9955              20370301                        360                 358          332000.00
       17153866                  6.6205              20370301                        360                 358          196300.00
       17153867                  6.8705              20370301                        360                 358          279920.00
       17153868                  6.2455              20370301                        360                 358          100000.00
       17153869                  6.9955              20370301                        360                 358          266234.00
       17153870                  6.8705              20370301                        360                 358          131100.00
       17153871                  6.7455              20370301                        360                 358          492000.00
       17153872                  6.8705              20370301                        360                 358          283500.00
       17153874                  6.2455              20370301                        360                 358          250074.00
       17153875                  6.4955              20370301                        360                 358          652000.00
       17153876                  6.4955              20370301                        360                 358          151992.00
       17153878                  6.7455              20370301                        360                 358          346500.00
       17153879                  6.1205              20370301                        360                 358          297000.00
       17153880                  6.6205              20370301                        360                 358          200000.00
       17153881                  6.6205              20370301                        360                 358          144000.00
       17153882                  6.7455              20370401                        360                 359          172800.00
       17153883                  6.3705              20370301                        360                 358          127000.00
       17153884                  6.1205              20370301                        360                 358          174400.00
       17153885                  6.4955              20370301                        360                 358          157800.00
       17153886                  6.3705              20370201                        360                 357         1860000.00
       17153887                  6.2455              20370301                        360                 358          100000.00
       17153889                  6.6205              20370301                        360                 358          130000.00
       17153890                  6.3705              20360801                        360                 351         1500000.00
       17153891                  6.6205              20370301                        360                 358          116880.00
       17153892                  6.3705              20370201                        360                 357          189000.00
       17153893                  6.3705              20370201                        360                 357          228000.00
       17153894                  6.3705              20370201                        360                 357          279000.00
       17153895                  6.3705              20370201                        360                 357          255000.00
       17153896                  6.3705              20370201                        360                 357          201000.00
       17153897                  6.3705              20370201                        360                 357          288000.00
       17153898                  6.3705              20370201                        360                 357          180000.00
       17153900                  6.3705              20370201                        360                 357          354000.00
       17153901                  6.3705              20370201                        360                 357          390000.00
       17153902                  6.3705              20370201                        360                 357          186000.00
       17153903                  6.3705              20370201                        360                 357          261000.00
       17153904                  6.6205              20361101                        360                 354          251784.00
       17153905                  6.4955              20361101                        360                 354         1600000.00
       17153906                  6.4955              20370301                        360                 358          791250.00
       17153907                  6.7455              20370201                        360                 357          114750.00
       17153908                  6.3705              20370301                        360                 358          136112.00
       17153910                  6.6205              20361201                        360                 355          200000.00
       17153749                  6.6205              20360901                        360                 352          206430.00
       17153750                  5.9955              20360601                        360                 349          417000.00
       17153751                  6.9955              20360801                        360                 351          302650.00
       17153752                  6.1205              20361001                        360                 353           99375.00
       17153753                  6.6205              20361001                        360                 353          432000.00
       17153754                  6.7455              20361101                        360                 354          189600.00
       17153755                  6.2455              20370301                        360                 358          262345.00
       17153757                  6.2455              20370201                        360                 357          580000.00
       17153758                  6.1205              20370201                        360                 357          600000.00
       17153759                  6.4955              20370301                        360                 358          122800.00
       17153760                  6.2455              20361201                        360                 355         1300000.00
       17153762                  6.7455              20370201                        360                 357          420000.00
       17153763                  6.3705              20370101                        360                 356          464826.00
       17153764                  6.6205              20370201                        360                 357          300000.00
       17153765                  6.6205              20370201                        360                 357          140000.00
       17153766                  6.4955              20370301                        360                 358          310000.00
       17153767                  6.2455              20370201                        360                 357          111200.00
       17153768                  5.7455              20370201                        360                 357          475000.00
       17153769                  6.7455              20370201                        360                 357          341250.00
       17233046                  6.3205              20370401                        360                 359          626000.00
       17233120                  6.3205              20370501                        360                 360          649900.00
       17233040                  6.0705              20370501                        360                 360          585000.00
       17233041                  6.1955              20370501                        360                 360          744000.00
       17233123                  5.8205              20370501                        360                 360          602000.00
       17233042                  5.8205              20370401                        360                 359          854900.00
       17233124                  6.1955              20370501                        360                 360          536000.00
       17233043                  6.0705              20370401                        360                 359          613600.00
       17233125                  6.0705              20370501                        360                 360          440000.00
       17233044                  6.1955              20370401                        360                 359          879500.00
       17233045                  6.3205              20370401                        360                 359         1000000.00
       17233116                  6.0705              20370401                        360                 359          623200.00
       17233036                  6.3205              20370501                        360                 360          460000.00
       17233118                  6.1955              20370501                        360                 360          436000.00
       17233119                  6.5705              20370401                        360                 359          429600.00
       17233038                  6.0705              20370401                        360                 359          425000.00
       17233039                  5.8205              20370401                        360                 359          500000.00
       17233033                  6.0705              20370401                        360                 359          490900.00
       17233115                  6.9455              20370401                        360                 359          529600.00
       17233034                  6.0705              20370401                        360                 359          495000.00
       17233467                  6.1955              20370501                        360                 360          461000.00
       17233409                  5.8205              20370501                        360                 360          640000.00
       17233110                  5.8205              20370401                        360                 359          604000.00
       17233030                  5.8205              20370401                        360                 359          514000.00
       17233113                  5.8205              20370501                        360                 360          520000.00
       17233032                  5.8205              20370501                        360                 360         1350000.00
       17233114                  6.0705              20370401                        360                 359          456000.00
       17233028                  6.0705              20370401                        360                 359          500000.00
       17233029                  6.0705              20370401                        360                 359          587000.00
       17233108                  6.1955              20370401                        360                 359          435000.00
       17233109                  6.0705              20370401                        360                 359          450000.00
       17247380                  6.0705              20370601                        360                 360          424000.00
       17233000                  5.8205              20370401                        360                 359          646400.00
       17233001                  5.5705              20370501                        360                 360          550000.00
       17233002                  5.8205              20370401                        360                 359          460000.00
       17233003                  5.9455              20370401                        360                 359          650000.00
       17233004                  5.9455              20370401                        360                 359          600000.00
       17233005                  5.5705              20370401                        360                 359          640000.00
       17233006                  4.8205              20370401                        360                 359          922350.00
       17233007                  5.9455              20370401                        360                 359          648000.00
       17247291                  5.8205              20370501                        360                 360          744000.00
       17247373                  6.0705              20370501                        360                 360          458400.00
       17233008                  5.9455              20370401                        360                 359          607500.00
       17233009                  5.5705              20370401                        360                 359          675500.00
       17233010                  5.9455              20370401                        360                 359          720000.00
       17233011                  5.6955              20370401                        360                 359          500000.00
       17233013                  5.6955              20370401                        360                 359          544000.00
       17233014                  6.0705              20370501                        360                 360          788000.00
       17233015                  5.6955              20370501                        360                 360          540000.00
       17233016                  6.6955              20370401                        360                 359          650000.00
       17233017                  5.9455              20370401                        360                 359          650000.00
       17233018                  6.6955              20370401                        360                 359          585600.00
       17247293                  6.3205              20370601                        360                 360          672000.00
       17247294                  6.3205              20370601                        360                 360          500720.00
       17233100                  5.9455              20370501                        360                 360          475600.00
       17233020                  6.0705              20370401                        360                 359          450000.00
       17233101                  5.5705              20370501                        360                 360          479000.00
       17233021                  6.0705              20370401                        360                 359          719920.00
       17233102                  6.4455              20370501                        360                 360          633000.00
       17233022                  5.6955              20370401                        360                 359          512569.00
       17233023                  5.9455              20370401                        360                 359          620000.00
       17233105                  5.4455              20370501                        360                 360         1000000.00
       17233024                  5.6955              20370401                        360                 359          496000.00
       17233106                  6.1955              20370501                        360                 360          500000.00
       17233025                  6.1955              20370401                        360                 359          467000.00
       17233107                  5.8205              20370401                        360                 359          562000.00
       17247371                  6.5705              20370501                        360                 360          454400.00
       17247365                  5.6955              20370501                        360                 360          504000.00
       17247287                  5.3205              20370601                        360                 360          729240.00
       17247288                  5.9455              20370601                        360                 360          509000.00
       17247289                  6.1955              20370501                        360                 360          572000.00
       17247284                  6.1955              20370501                        360                 360          629930.00
       17247258                  5.8205              20370401                        360                 359          480000.00
       17247259                  6.0705              20370501                        360                 360          516000.00
       17247340                  6.1955              20370501                        360                 360          860000.00
       17247342                  6.1955              20370601                        360                 360          650000.00
       17247346                  5.9455              20370601                        360                 360          980000.00
       17247348                  6.3205              20370501                        360                 360          880500.00
       17247351                  5.9455              20370601                        360                 360          434000.00
       17247270                  6.0705              20370501                        360                 360          600000.00
       17247353                  6.0705              20370601                        360                 360          752000.00
       17247272                  5.8205              20370501                        360                 360          581600.00
       17247355                  5.9455              20370501                        360                 360          544000.00
       17247356                  5.6955              20370601                        360                 360          524000.00
       17247277                  6.0705              20370501                        360                 360          429600.00
       17247278                  5.6955              20370601                        360                 360          656000.00
       17247362                  6.1955              20370501                        360                 360          550001.00
       17247322                  6.1955              20370501                        360                 360          540000.00
       17247324                  6.1955              20370501                        360                 360          765000.00
       17247331                  6.0705              20370501                        360                 360          443000.00
       17247251                  6.3205              20370501                        360                 360          800000.00
       17247333                  6.1955              20370601                        360                 360          632000.00
       17247252                  6.1955              20370501                        360                 360          720000.00
       17247253                  6.1955              20370501                        360                 360          525000.00
       17247255                  6.1955              20370501                        360                 360          591900.00
       17247256                  6.4455              20370501                        360                 360          468000.00
       17247327                  5.8205              20370601                        360                 360          547500.00
       17247328                  6.3205              20370501                        360                 360         1207000.00
       17247248                  5.9455              20370501                        360                 360          970000.00
       17247237                  6.3205              20370601                        360                 360          506000.00
       17247228                  6.1955              20370501                        360                 360          537695.00
       17247309                  6.1955              20370501                        360                 360          640000.00
       17247310                  6.0705              20370501                        360                 360          550000.00
       17247312                  5.9455              20370501                        360                 360          576000.00
       17247316                  6.1955              20370501                        360                 360          973000.00
       17233391                  6.0705              20370501                        360                 360          814000.00
       17233475                  6.6955              20370501                        360                 360         1000000.00
       17233476                  6.1955              20370401                        360                 359         3000000.00
       17233397                  5.8205              20370501                        360                 360         1080000.00
       17247204                  5.9455              20370601                        360                 360          800000.00
       17247217                  5.6955              20370501                        360                 360          990000.00
       17247218                  7.4455              20370501                        360                 360          500000.00
       17247219                  6.0705              20370401                        360                 359          500000.00
       17247225                  5.9455              20370601                        360                 360          900000.00
       17233452                  6.0705              20370501                        360                 360          716000.00
       17233456                  6.1955              20370501                        360                 360          427500.00
       17233381                  5.5705              20370501                        360                 360          520000.00
       17233432                  6.0705              20370501                        360                 360          475040.00
       17233433                  5.9455              20370501                        360                 360          672600.00
       17233190                  6.3205              20370501                        360                 360          488000.00
       17233193                  6.1955              20370401                        360                 359          999375.00
       17233438                  6.0705              20370501                        360                 360          731200.00
       17233195                  5.5705              20370501                        360                 360         1050000.00
       17233196                  5.6955              20370501                        360                 360          710000.00
       17233359                  5.9455              20370501                        360                 360          444000.00
       17233198                  5.6955              20370401                        360                 359          429000.00
       17233360                  6.0705              20370501                        360                 360          688000.00
       17233361                  6.0705              20370501                        360                 360          604000.00
       17233364                  6.0705              20370501                        360                 360          850000.00
       17233366                  6.6955              20370501                        360                 360          945000.00
       17233367                  6.1955              20370501                        360                 360          859000.00
       17233180                  6.6955              20370501                        360                 360          452000.00
       17233424                  6.0705              20370501                        360                 360          633000.00
       17233343                  6.5705              20370501                        360                 360          652000.00
       17233344                  6.5705              20370501                        360                 360          555000.00
       17233345                  5.8205              20370501                        360                 360          610000.00
       17233184                  5.6955              20370501                        360                 360          500000.00
       17233185                  5.4455              20370401                        360                 359         1064700.00
       17233349                  5.9455              20370501                        360                 360         1000000.00
       17233189                  6.1955              20370501                        360                 360          620000.00
       17233084                  6.1955              20370501                        360                 360          440000.00
       17233327                  6.0705              20370501                        360                 360          790000.00
       17233166                  6.1955              20370501                        360                 360          619000.00
       17233086                  6.0705              20370501                        360                 360          420800.00
       17233167                  6.0705              20370501                        360                 360          494400.00
       17233087                  6.0705              20370401                        360                 359          422000.00
       17233088                  6.0705              20370401                        360                 359          650000.00
       17233169                  6.0705              20370501                        360                 360          450000.00
       17233089                  5.9455              20370401                        360                 359         1000000.00
       17233413                  6.5705              20370501                        360                 360          484000.00
       17233170                  6.0705              20370401                        360                 359          546000.00
       17233171                  5.8205              20370501                        360                 360          524000.00
       17233333                  6.4455              20470501                        480                 480          496788.00
       17233091                  5.8205              20370501                        360                 360          497450.00
       17233092                  5.8205              20370301                        360                 358          790000.00
       17233173                  6.0705              20370501                        360                 360          560000.00
       17233335                  6.5705              20370501                        360                 360          650000.00
       17233093                  6.0705              20370401                        360                 359          815200.00
       17233174                  8.0705              20370501                        360                 360          660000.00
       17233094                  6.1955              20370501                        360                 360          620000.00
       17233337                  6.1955              20370501                        360                 360          475000.00
       17233095                  6.0705              20370501                        360                 360          488000.00
       17233176                  5.6955              20370501                        360                 360          859000.00
       17233177                  5.8205              20370501                        360                 360          748720.00
       17233178                  5.9455              20370501                        360                 360          784000.00
       17233179                  5.8205              20370501                        360                 360          455000.00
       17233151                  6.3205              20370501                        360                 360          577500.00
       17233071                  6.0705              20370501                        360                 360          429000.00
       17233072                  6.0705              20370501                        360                 360          450000.00
       17233073                  5.6955              20370501                        360                 360          682000.00
       17233154                  5.5705              20370501                        360                 360          492000.00
       17233074                  5.9455              20370401                        360                 359         1760000.00
       17233075                  6.0705              20370401                        360                 359          468500.00
       17233156                  6.0705              20370501                        360                 360          420000.00
       17233076                  6.1955              20370201                        360                 357          432000.00
       17233319                  6.0705              20370501                        360                 360          580000.00
       17233158                  6.4455              20370501                        360                 360          420000.00
       17233078                  5.9455              20370501                        360                 360          468000.00
       17233159                  6.0705              20370501                        360                 360          840000.00
       17233080                  5.6955              20370401                        360                 359          446000.00
       17233081                  6.3205              20370501                        360                 360          479200.00
       17233162                  6.0705              20370501                        360                 360          448000.00
       17233324                  6.4455              20370501                        360                 360          668000.00
       17233406                  6.6955              20370501                        360                 360         1660000.00
       17233083                  5.8205              20370401                        360                 359          942000.00
       17233407                  5.6955              20370501                        360                 360          880000.00
       17233164                  5.3205              20370401                        360                 359          760392.00
       17233069                  5.9455              20370501                        360                 360          432792.00
       17233150                  5.9455              20370501                        360                 360          650000.00
       17233067                  6.0705              20370401                        360                 359          628800.00
       17233149                  6.1955              20370401                        360                 359          553000.00
       17233066                  5.9455              20370501                        360                 360          650000.00
       17233309                  6.0705              20370501                        360                 360          625000.00
       17233141                  6.0705              20370401                        360                 359          645000.00
       17233142                  6.4455              20370401                        360                 359          535000.00
       17233304                  6.4455              20370501                        360                 360          648000.00
       17233063                  6.1955              20370501                        360                 360          461600.00
       17233144                  6.0705              20370401                        360                 359          490000.00
       17233064                  6.1955              20370501                        360                 360          556000.00
       17233145                  7.3205              20370401                        360                 359          760000.00
       17233058                  6.0705              20370501                        360                 360          735000.00
       17233059                  5.3205              20370501                        360                 360          570251.00
       17233300                  6.4455              20370501                        360                 360          873000.00
       17233301                  5.8205              20370501                        360                 360          873500.00
       17233140                  5.8205              20370401                        360                 359          605116.00
       17233302                  5.9455              20370501                        360                 360          840000.00
       17233060                  5.9455              20370201                        360                 357          670000.00
       17233051                  6.0705              20370401                        360                 359          430000.00
       17233132                  6.6955              20370401                        360                 359          456000.00
       17233052                  5.8205              20370401                        360                 359          588000.00
       17233133                  6.5705              20370401                        360                 359          650000.00
       17233054                  6.1955              20370501                        360                 360          596000.00
       17233135                  6.5705              20370501                        360                 360          440000.00
       17233136                  5.9455              20370401                        360                 359          456000.00
       17233056                  6.0705              20370501                        360                 360          650000.00
       17233137                  6.0705              20370501                        360                 360          650000.00
       17233047                  6.0705              20370401                        360                 359         1925000.00
       17233128                  6.3205              20370501                        360                 360          453750.00
       17233129                  5.6955              20370501                        360                 360          439000.00
       17233049                  6.3205              20370501                        360                 360          450000.00
       17233130                  6.4455              20370401                        360                 359          708000.00
       17233050                  6.1955              20370401                        360                 359          630000.00
       17233285                  5.8205              20370501                        360                 360         1076000.00
       17233288                  5.4455              20370501                        360                 360          492800.00
       17233290                  6.0705              20370501                        360                 360          741000.00
       17233292                  6.1955              20370501                        360                 360          505000.00
       17233293                  5.9455              20370501                        360                 360          764000.00
       17233295                  5.8205              20370401                        360                 359          720000.00
       17233296                  6.0705              20370501                        360                 360          620000.00
       17232973                  5.9455              20370101                        360                 356         1591730.00
       17232974                  6.4455              20370401                        360                 359          980000.00
       17232977                  6.0705              20370401                        360                 359          618958.87
       17232979                  5.8205              20370501                        360                 360          519000.00
       17232980                  5.6955              20370301                        360                 358         1200000.00
       17232981                  5.3205              20370501                        360                 360          424000.00
       17232982                  6.0705              20370501                        360                 360          668000.00
       17232983                  6.0705              20370301                        360                 358          949095.34
       17232985                  6.4455              20370501                        360                 360          465760.00
       17232986                  6.1955              20370501                        360                 360          677918.00
       17232987                  6.3205              20370301                        360                 358         2708125.00
       17232988                  6.1955              20370401                        360                 359         1024000.00
       17232989                  6.3205              20370401                        360                 359         1155000.00
       17232990                  6.4455              20370301                        360                 358          522500.00
       17232991                  6.1955              20370301                        360                 358          508000.00
       17232992                  6.1955              20370201                        360                 357          532000.00
       17232994                  5.6955              20370401                        360                 359          523100.00
       17232996                  5.8205              20370401                        360                 359          450000.00
       17232997                  6.0705              20370401                        360                 359          560000.00
       17232998                  5.8205              20370501                        360                 360          536000.00
       17232999                  5.9455              20370401                        360                 359          580000.00
       17233206                  6.0705              20370401                        360                 359          485000.00
       17233211                  6.6955              20370501                        360                 360          636000.00
       17233212                  6.3205              20370401                        360                 359         2800000.00
       17233214                  5.6955              20370401                        360                 359          492000.00
       17233216                  5.8205              20370501                        360                 360          514400.00
       17233218                  5.5705              20370401                        360                 359          919200.00
       17233219                  6.0705              20370501                        360                 360          500000.00
       17233221                  5.3205              20370401                        360                 359          490000.00
       17233233                  6.3205              20370501                        360                 360          475900.00
       17233235                  5.4455              20370501                        360                 360          485000.00
       17233236                  6.0705              20370501                        360                 360          620000.00
       17233240                  6.0705              20370501                        360                 360          532000.00
       17233241                  5.8205              20370401                        360                 359          475000.00
       17233242                  5.3205              20370501                        360                 360          538600.00
       17233243                  5.8205              20370401                        360                 359          460000.00
       17233245                  5.8205              20370501                        360                 360          664000.00
       17233249                  6.1955              20370401                        360                 359          689500.00
       17233251                  5.9455              20370501                        360                 360          516000.00
       17233252                  5.6955              20370401                        360                 359          635300.00
       17233253                  6.1955              20370501                        360                 360          508000.00
       17233254                  6.1955              20370501                        360                 360          680000.00
       17233256                  5.9455              20370401                        360                 359          960000.00
       17233257                  5.8205              20370501                        360                 360          468000.00
       17233260                  5.6955              20370501                        360                 360          580000.00
       17233262                  6.0705              20370501                        360                 360          472000.00
       17233264                  6.1955              20370501                        360                 360          552400.00
       17233265                  5.8205              20370501                        360                 360          868000.00
       17233266                  6.6955              20370501                        360                 360          674400.00
       17233267                  5.6955              20370401                        360                 359          529000.00
       17233268                  5.6955              20370401                        360                 359          570000.00
       17233269                  5.6955              20370501                        360                 360          847200.00
       17233271                  6.0705              20370401                        360                 359          624000.00
       17233272                  5.9455              20370501                        360                 360          481000.00
       17233273                  6.4455              20370501                        360                 360          566200.00
       17233274                  6.0705              20370501                        360                 360          650000.00
       17233275                  5.6955              20370501                        360                 360          452000.00
       17233280                  5.6955              20370501                        360                 360          714000.00
       17233282                  6.0705              20370501                        360                 360          688000.00
       17247265                  5.3205              20370501                        360                 360          509560.00
       17244992                  5.9455              20370501                        360                 360          944000.00
       17244993                  6.0705              20370401                        360                 359          440000.00
       17244994                  5.8205              20370401                        360                 359          824550.00
       17244995                  5.3205              20470401                        480                 479          600000.00
       17244996                  5.9455              20370501                        360                 360          467000.00
       17244997                  7.1955              20370501                        360                 360         1000000.00
       17244998                  6.0705              20370401                        360                 359          460000.00
       17244999                  5.5705              20370501                        360                 360          470000.00
       17244990                  6.4455              20370401                        360                 359          775000.00
       17244991                  6.0705              20370401                        360                 359          424000.00
       17247375                  6.1955              20370601                        360                 360          748800.00
       17247295                  5.8205              20370501                        360                 360          650000.00
       17247376                  6.3205              20370501                        360                 360          956200.00
       17247296                  5.4455              20370501                        360                 360          573750.00
       17247377                  5.8205              20370601                        360                 360          500000.00
       17247381                  6.3205              20370601                        360                 360          500000.00
       17247382                  6.3205              20370401                        360                 359          495655.10
       17247374                  5.8205              20370501                        360                 360          752000.00
       17247370                  6.8205              20370501                        360                 360          462000.00
       17247290                  6.3205              20370601                        360                 360          744000.00
       17247367                  6.5705              20370601                        360                 360          800000.00
       17247286                  5.8205              20370501                        360                 360          482616.00
       17247283                  5.3205              20370501                        360                 360          472500.00
       17247261                  5.8205              20370501                        360                 360         1265000.00
       17247343                  5.9455              20370601                        360                 360          604000.00
       17247344                  5.6955              20370501                        360                 360          640000.00
       17247263                  6.1955              20370501                        360                 360          512000.00
       17247266                  4.9455              20370501                        360                 360          502410.00
       17247349                  6.5705              20370601                        360                 360          452000.00
       17247268                  6.0705              20370501                        360                 360          487154.00
       17247269                  5.6955              20370601                        360                 360          600000.00
       17247350                  5.4455              20370501                        360                 360          661500.00
       17247271                  5.8205              20370501                        360                 360          476000.00
       17247273                  5.9455              20370401                        360                 359          650000.00
       17247274                  6.0705              20370501                        360                 360          519000.00
       17247276                  5.3205              20370501                        360                 360          640000.00
       17247357                  6.0705              20370601                        360                 360          560000.00
       17247197                  6.1955              20370401                        360                 359          712660.00
       17247198                  5.6955              20370401                        360                 359         1388432.18
       17247279                  6.0705              20370501                        360                 360          643200.00
       17247280                  6.0705              20370601                        360                 360          462160.00
       17247282                  5.5705              20370501                        360                 360          485000.00
       17247320                  5.6955              20370501                        360                 360          900000.00
       17247321                  5.6955              20370501                        360                 360          530000.00
       17247240                  5.3205              20370401                        360                 359          660000.00
       17247241                  5.8205              20370501                        360                 360          452104.00
       17247242                  5.6955              20370501                        360                 360          426000.00
       17247243                  5.6955              20370501                        360                 360          738000.00
       17247254                  5.1955              20370401                        360                 359          685600.00
       17247335                  4.8205              20370601                        360                 360          900000.00
       17247326                  5.4455              20370501                        360                 360          444524.00
       17247246                  5.6955              20370501                        360                 360          628750.00
       17247247                  5.0705              20370501                        360                 360          603500.00
       17247329                  8.0705              20370501                        360                 360          568000.00
       17247317                  5.9455              20370501                        360                 360          995000.00
       17247236                  5.3205              20370601                        360                 360          524000.00
       17247318                  5.6955              20370501                        360                 360          640000.00
       17247238                  5.6955              20370501                        360                 360          496000.00
       17247311                  4.8205              20370501                        360                 360          490000.00
       17247230                  6.1955              20370501                        360                 360          571992.00
       17247231                  5.9455              20370401                        360                 359          510000.00
       17247234                  5.3205              20370601                        360                 360          744000.00
       17256615                  6.0705              20370601                        360                 360          528000.00
       17256616                  5.9455              20370601                        360                 360          500000.00
       17256617                  5.4455              20370601                        360                 360          500900.00
       17256609                  6.3205              20370601                        360                 360          472000.00
       17256618                  5.5705              20370601                        360                 360          860000.00
       17256619                  5.6955              20370601                        360                 360         1000000.00
       17256610                  5.9455              20370601                        360                 360          536000.00
       17256611                  5.5705              20370501                        360                 360          639960.00
       17256613                  5.6955              20370601                        360                 360          510000.00
       17255906                  5.6955              20370601                        360                 360          759901.00
       17255907                  5.9455              20370601                        360                 360          560000.00
       17255917                  6.3205              20370601                        360                 360          584000.00
       17255908                  5.4455              20370601                        360                 360          640000.00
       17255918                  6.1955              20370601                        360                 360          650000.00
       17255909                  5.6955              20370601                        360                 360          728000.00
       17255919                  6.1955              20370601                        360                 360          556000.00
       17255885                  5.6955              20370501                        360                 360          560000.00
       17255894                  6.0705              20370501                        360                 360          650000.00
       17255896                  5.5705              20370501                        360                 360          650000.00
       17255887                  5.9455              20370601                        360                 360         1312000.00
       17255888                  6.1955              20370601                        360                 360          992000.00
       17255898                  4.8205              20370601                        360                 360          448684.00
       17255899                  5.9455              20370601                        360                 360          624000.00
       17255914                  6.5705              20370601                        360                 360          507500.00
       17255915                  5.8205              20370601                        360                 360          608000.00
       17255916                  6.1955              20370601                        360                 360          560000.00
       17255912                  6.1955              20370601                        360                 360          464000.00
       17255913                  6.1955              20370601                        360                 360          540000.00
       17255904                  6.0705              20370601                        360                 360          645826.00
       17255905                  6.1955              20370601                        360                 360          447500.00
       17255882                  5.9455              20370401                        360                 359          707000.00
       17255883                  5.6955              20370601                        360                 360          465000.00
       17255884                  5.4455              20370601                        360                 360          575000.00
       17255886                  5.5705              20370601                        360                 360         1000000.00
       17255889                  6.1955              20370501                        360                 360          768000.00
       17255910                  6.0705              20370601                        360                 360          425600.00
       17255911                  5.6955              20370601                        360                 360          462500.00
       17255897                  4.8205              20370501                        360                 360          675000.00
       17255900                  5.6955              20370601                        360                 360          545000.00
       17255901                  5.5705              20370601                        360                 360          542400.00
       17255902                  5.6955              20370601                        360                 360          472500.00
       17255903                  6.0705              20370601                        360                 360          475000.00
       17255880                  5.9455              20370501                        360                 360          650167.00
       17255881                  6.3205              20370501                        360                 360          999999.00
       17255895                  6.1955              20370501                        360                 360          952000.00
       17255891                  5.6955              20370501                        360                 360          487200.00
       17255893                  5.9455              20370501                        360                 360          500000.00
       17255890                  5.8205              20370501                        360                 360          580000.00
       17250575                  5.8205              20370601                        360                 360          436000.00
       17250577                  5.9455              20370601                        360                 360          540000.00
       17250578                  6.4455              20370601                        360                 360         1089750.00
       17250570                  6.4455              20370501                        360                 360          852350.00
       17250562                  6.0705              20370601                        360                 360          514000.00
       17247202                  5.3205              20370501                        360                 360          752580.00
       17247203                  5.8205              20370501                        360                 360          734900.00
       17247208                  6.1955              20370401                        360                 359          544900.32
       17247209                  6.1955              20370401                        360                 359          440485.00
       17247210                  6.0705              20361201                        360                 355          495000.00
       17247211                  6.1955              20370401                        360                 359          456000.00
       17247212                  6.0705              20370401                        360                 359          505600.00
       17247214                  6.0705              20370401                        360                 359          445400.00
       17247216                  5.0705              20370401                        360                 359          926450.00
       17247300                  4.9455              20370501                        360                 360          880000.00
       17247302                  6.3205              20370501                        360                 360          524000.00
       17247221                  5.6955              20370501                        360                 360          559000.00
       17247222                  5.8205              20370501                        360                 360          480000.00
       17247303                  6.1955              20370501                        360                 360          464000.00
       17247304                  5.6955              20370601                        360                 360         1389000.00
       17247223                  5.8205              20370501                        360                 360          450000.00
       17247224                  5.0705              20370501                        360                 360          750000.00
       17247306                  6.4455              20370501                        360                 360          459600.00
       17244962                  5.6955              20370401                        360                 359          856000.00
       17245030                  5.9455              20370501                        360                 360          490936.00
       17245031                  6.5705              20370501                        360                 360          504500.00
       17245032                  6.0705              20370501                        360                 360          519000.00
       17245033                  6.0705              20370501                        360                 360          860000.00
       17245034                  7.0705              20370501                        360                 360          465000.00
       17245035                  5.9455              20370501                        360                 360          490000.00
       17245036                  5.9455              20370501                        360                 360          604000.00
       17245037                  6.0705              20370501                        360                 360          662000.00
       17245038                  6.0705              20370501                        360                 360          432000.00
       17245039                  5.9455              20370501                        360                 360          621500.00
       17245040                  5.4455              20370501                        360                 360          484000.00
       17245041                  5.5705              20370501                        360                 360          746000.00
       17245042                  6.3205              20370501                        360                 360          426185.00
       17245043                  5.9455              20370501                        360                 360          680000.00
       17245044                  5.6955              20370501                        360                 360          487500.00
       17245045                  5.3205              20370501                        360                 360          500000.00
       17245046                  5.9455              20370501                        360                 360          639920.00
       17245047                  8.0705              20370501                        360                 360          473284.00
       17245048                  6.1955              20370501                        360                 360          480000.00
       17245049                  6.0705              20370601                        360                 360          889950.00
       17245050                  6.3205              20370301                        360                 358          447816.00
       17245016                  6.1955              20370501                        360                 360          506400.00
       17245017                  6.1955              20370501                        360                 360          549600.00
       17245018                  5.6955              20370501                        360                 360          428000.00
       17245019                  6.0705              20370501                        360                 360          480000.00
       17245020                  5.9455              20370501                        360                 360          479200.00
       17245021                  5.5705              20370501                        360                 360          432000.00
       17245022                  6.0705              20370501                        360                 360          984800.00
       17245023                  5.9455              20370501                        360                 360          468792.00
       17245025                  6.5705              20370501                        360                 360          460000.00
       17245026                  5.8205              20370501                        360                 360          447000.00
       17245027                  5.5705              20370501                        360                 360          765000.00
       17245028                  6.3205              20370501                        360                 360          460000.00
       17245029                  5.9455              20370501                        360                 360          447000.00
       17245004                  5.9455              20370501                        360                 360         1000000.00
       17245005                  5.6955              20370501                        360                 360          715000.00
       17245006                  5.4455              20370501                        360                 360          971440.00
       17245007                  5.8205              20370501                        360                 360          928000.00
       17245008                  5.9455              20370501                        360                 360          712000.00
       17245009                  6.5705              20370501                        360                 360          420000.00
       17245010                  5.6955              20370601                        360                 360         1346250.00
       17245011                  5.3205              20370501                        360                 360          720000.00
       17245012                  6.1955              20370501                        360                 360         1977500.00
       17245013                  5.6955              20370501                        360                 360          595000.00
       17245014                  6.1955              20370501                        360                 360          867000.00
       17245015                  5.8205              20370501                        360                 360          600000.00
       17245000                  4.8205              20370501                        360                 360          456720.00
       17245001                  5.8205              20370501                        360                 360          479000.00
       17245002                  6.0705              20370501                        360                 360          980000.00
       17245003                  5.8205              20370501                        360                 360          736000.00
       17250580                  6.1955              20370601                        360                 360          800000.00
       17250571                  5.6955              20370601                        360                 360          658900.00
       17250569                  5.6955              20370501                        360                 360          475000.00
       17250579                  5.6955              20370601                        360                 360          800100.00
       17250560                  5.3205              20370501                        360                 360          507125.00
       17250561                  6.0705              20370601                        360                 360          650000.00
       17250558                  5.8205              20370501                        360                 360         1000000.00
       17250567                  5.4455              20370501                        360                 360          508080.00
       17250568                  5.5705              20370501                        360                 360          599000.00
       17250566                  5.3205              20370501                        360                 360          624650.00
       17250576                  6.0705              20370601                        360                 360          436000.00
       17250572                  5.6955              20370601                        360                 360          840000.00
       17250557                  5.0705              20370501                        360                 360          955950.00
       17250563                  5.5705              20370601                        360                 360          732000.00
       17250581                  5.6955              20370601                        360                 360          511600.00
       17250573                  6.1955              20370601                        360                 360          639920.00
       17250564                  6.4455              20370501                        360                 360          445730.00
       17250574                  6.4455              20370601                        360                 360          496000.00
       17250565                  5.6955              20370501                        360                 360          515000.00
       17244984                  6.0705              20370501                        360                 360          585000.00
       17244985                  5.8205              20370501                        360                 360          485000.00
       17244986                  5.5705              20370401                        360                 359          828000.00
       17244987                  5.9455              20370401                        360                 359         1300000.00
       17244988                  5.6955              20370401                        360                 359         1000000.00
       17244989                  4.6955              20370401                        360                 359         1000000.00
       17244935                  6.1955              20370201                        360                 357          524721.25
       17244936                  6.1955              20370101                        360                 356          598850.00
       17244937                  6.6955              20370101                        360                 356          550185.00
       17244938                  6.0705              20370401                        360                 359          574556.99
       17244939                  6.1955              20370501                        360                 360          480000.00
       17244940                  5.6955              20370501                        360                 360         1304888.00
       17244941                  6.1955              20370501                        360                 360          860000.00
       17244942                  6.3205              20360801                        360                 351          972000.00
       17244943                  6.1955              20370501                        360                 360          466949.00
       17244944                  6.0705              20370101                        360                 356          648000.00
       17244945                  6.0705              20370401                        360                 359          487863.00
       17244946                  5.9455              20370301                        360                 358          591200.00
       17244947                  5.6955              20370401                        360                 359         1000000.00
       17244948                  5.5705              20370401                        360                 359          632000.00
       17244949                  6.0705              20370401                        360                 359          425000.00
       17244950                  6.0705              20370501                        360                 360          800000.00
       17244951                  5.8205              20370401                        360                 359          728000.00
       17244952                  5.4455              20370401                        360                 359          471810.00
       17244953                  5.8205              20370401                        360                 359          598500.00
       17244954                  6.1955              20370401                        360                 359          494000.00
       17244955                  5.9455              20370401                        360                 359          466380.00
       17244956                  5.8205              20370401                        360                 359          445000.00
       17244957                  5.6955              20370401                        360                 359         1025000.00
       17244958                  5.4455              20370401                        360                 359          467150.00
       17244959                  5.9455              20370501                        360                 360          536250.00
       17244960                  6.0705              20370401                        360                 359          550000.00
       17244961                  5.9455              20370401                        360                 359          957200.00
       17244963                  5.5705              20370401                        360                 359         1100000.00
       17244964                  5.8205              20370501                        360                 360          576000.00
       17244965                  5.8205              20370401                        360                 359          920000.00
       17244966                  5.9455              20370501                        360                 360          481600.00
       17244967                  5.6955              20370401                        360                 359          430800.00
       17244968                  5.5705              20370401                        360                 359          493000.00
       17244969                  5.6955              20361201                        360                 355         1000000.00
       17244970                  5.6955              20370501                        360                 360          459780.00
       17244971                  5.5705              20370401                        360                 359          480000.00
       17244972                  5.3205              20370501                        360                 360          697920.00
       17244973                  6.0705              20370501                        360                 360          442000.00
       17244974                  6.1955              20370301                        360                 358         1392000.00
       17244975                  5.3205              20370501                        360                 360          500000.00
       17244976                  5.9455              20370501                        360                 360         1146500.00
       17244977                  6.1955              20370501                        360                 360          945000.00
       17244978                  6.3205              20370501                        360                 360          519200.00
       17244979                  5.8205              20370601                        360                 360         1980000.00
       17244980                  5.6955              20370501                        360                 360          470000.00
       17244981                  5.5705              20370501                        360                 360          637600.00
       17244982                  6.3205              20370501                        360                 360         1500000.00
       17244983                  5.9455              20370501                        360                 360          464000.00
       17256703                  5.8205              20370601                        360                 360         1400000.00
       17256709                  6.3205              20370601                        360                 360          528000.00
       17233121                  6.0705              20370501                        360                 360          811500.00
       17233122                  5.5705              20370501                        360                 360          720000.00
       17233126                  5.9455              20370401                        360                 359          973000.00
       17233117                  5.9455              20370401                        360                 359          574000.00
       17233037                  5.8205              20370401                        360                 359          700000.00
       17233460                  5.9455              20370501                        360                 360          464500.00
       17233451                  6.4455              20370501                        360                 360          452362.00
       17233111                  5.4455              20370301                        360                 358          672000.00
       17233031                  5.5705              20370401                        360                 359          551722.00
       17233112                  5.5705              20370401                        360                 359         1000000.00
       17247297                  5.9455              20370501                        360                 360          440000.00
       17247298                  5.6955              20370601                        360                 360          480000.00
       17247372                  6.3205              20370501                        360                 360          650000.00
       17247292                  5.6955              20370501                        360                 360          452000.00
       17233019                  5.9455              20370401                        360                 359         1063000.00
       17233103                  5.9455              20370401                        360                 359          640000.00
       17233104                  6.1955              20370501                        360                 360          892000.00
       17233026                  5.8205              20370401                        360                 359          520000.00
       17247366                  6.1955              20370501                        360                 360          548000.00
       17247285                  6.0705              20370601                        360                 360          425000.00
       17247368                  6.3205              20370501                        360                 360          556000.00
       17247369                  6.1955              20370601                        360                 360          461600.00
       17247363                  6.0705              20370601                        360                 360          515602.00
       17247364                  5.9455              20370601                        360                 360          576000.00
       17247341                  6.3205              20370501                        360                 360          637000.00
       17247262                  5.8205              20370501                        360                 360          562000.00
       17247345                  5.6955              20370601                        360                 360          504195.00
       17247347                  6.3205              20370501                        360                 360          450000.00
       17247267                  5.9455              20370501                        360                 360          498750.00
       17247352                  5.9455              20370501                        360                 360          606400.00
       17247354                  6.3205              20370501                        360                 360          566000.00
       17247275                  5.9455              20370501                        360                 360          502000.00
       17247359                  6.1955              20370601                        360                 360          480000.00
       17247360                  6.1955              20370501                        360                 360          488000.00
       17247361                  6.1955              20370501                        360                 360          640000.00
       17247281                  5.9455              20370501                        360                 360          508000.00
       17247323                  5.9455              20370601                        360                 360          708000.00
       17247325                  5.9455              20370601                        360                 360          487200.00
       17247250                  6.3205              20370501                        360                 360          490000.00
       17247334                  6.3205              20370501                        360                 360          660000.00
       17247337                  6.0705              20370501                        360                 360          472000.00
       17247257                  6.1955              20370501                        360                 360          480000.00
       17247245                  5.5705              20370501                        360                 360          530000.00
       17247330                  5.6955              20370601                        360                 360          700000.00
       17247229                  5.9455              20370501                        360                 360          436720.00
       17247232                  6.0705              20370601                        360                 360         1000000.00
       17247314                  6.3205              20370601                        360                 360          475000.00
       17247233                  6.4455              20370601                        360                 360          607200.00
       17247315                  5.6955              20370501                        360                 360          616000.00
       17247215                  5.5705              20370301                        360                 358          622500.00
       17233392                  6.3205              20370501                        360                 360          517024.00
       17233393                  6.6955              20370501                        360                 360          484000.00
       17233394                  6.3205              20370501                        360                 360          452000.00
       17233395                  6.1955              20370501                        360                 360          552000.00
       17233396                  5.6955              20370501                        360                 360          591200.00
       17233398                  6.1955              20370501                        360                 360          495000.00
       17233399                  6.6955              20370501                        360                 360          492000.00
       17247201                  8.0705              20370601                        360                 360          436000.00
       17247206                  6.4455              20370501                        360                 360          437268.00
       17247213                  5.9455              20370401                        360                 359         1400000.00
       17247301                  6.0705              20370501                        360                 360          580000.00
       17247305                  5.5705              20370501                        360                 360          527775.00
       17233370                  5.9455              20370501                        360                 360          800000.00
       17233453                  6.0705              20370501                        360                 360          751540.00
       17233372                  5.4455              20370501                        360                 360         1100000.00
       17233454                  5.9455              20370501                        360                 360          500000.00
       17233373                  5.5705              20370501                        360                 360          623000.00
       17233455                  5.6955              20370501                        360                 360          548000.00
       17233374                  6.3205              20370501                        360                 360          495000.00
       17233457                  6.4455              20370501                        360                 360          596250.00
       17233376                  6.3205              20370601                        360                 360          613000.00
       17233458                  6.1955              20370501                        360                 360          548000.00
       17233377                  6.3205              20370501                        360                 360          548000.00
       17233459                  5.3205              20370501                        360                 360         1230000.00
       17233378                  6.4455              20370501                        360                 360          534800.00
       17233379                  6.0705              20370501                        360                 360          900000.00
       17233461                  6.4455              20470501                        480                 480          514400.00
       17233462                  6.0705              20370501                        360                 360          770000.00
       17233464                  6.4455              20370501                        360                 360          790000.00
       17233383                  5.8205              20370501                        360                 360          600000.00
       17233384                  6.3205              20370501                        360                 360          529900.00
       17233466                  5.5705              20370501                        360                 360         1280000.00
       17233385                  6.1955              20370501                        360                 360          432000.00
       17233387                  5.9455              20370501                        360                 360          465400.00
       17233388                  6.3205              20370501                        360                 360          559200.00
       17233389                  5.6955              20370501                        360                 360          560000.00
       17233470                  6.3205              20370501                        360                 360          600000.00
       17233390                  6.1955              20370501                        360                 360          500000.00
       17233352                  6.1955              20370401                        360                 359          573750.00
       17233434                  5.9455              20370501                        360                 360          452000.00
       17233191                  5.8205              20370501                        360                 360         1000000.00
       17233353                  5.9455              20370501                        360                 360          440000.00
       17233435                  6.5705              20370501                        360                 360          520000.00
       17233192                  5.9455              20370501                        360                 360          640000.00
       17233354                  5.9455              20370501                        360                 360          480000.00
       17233436                  6.5705              20370501                        360                 360          552000.00
       17233355                  6.0705              20370501                        360                 360          483750.00
       17233437                  6.1955              20370501                        360                 360          452000.00
       17233356                  6.3205              20370501                        360                 360          445000.00
       17233439                  6.0705              20370501                        360                 360          561500.00
       17233199                  6.1955              20370501                        360                 360          598000.00
       17233440                  6.4455              20370501                        360                 360          510000.00
       17233441                  7.1955              20370501                        360                 360          451600.00
       17233443                  6.1955              20370501                        360                 360         1000000.00
       17233362                  6.0705              20370501                        360                 360          500000.00
       17233444                  6.1955              20370501                        360                 360          505600.00
       17233445                  6.4455              20370501                        360                 360          716000.00
       17233446                  6.1955              20370501                        360                 360          440000.00
       17233447                  6.3205              20370501                        360                 360          473000.00
       17233448                  6.5705              20370501                        360                 360          700000.00
       17233449                  6.1955              20370501                        360                 360          436800.00
       17233421                  5.6955              20370501                        360                 360          850000.00
       17233340                  6.0705              20370501                        360                 360          479500.00
       17233422                  6.1955              20370501                        360                 360          451000.00
       17233423                  6.0705              20370501                        360                 360          690000.00
       17233342                  6.1955              20370501                        360                 360          447000.00
       17233181                  5.6955              20370401                        360                 359          624509.00
       17233425                  6.1955              20370501                        360                 360          505600.00
       17233182                  6.0705              20370501                        360                 360          600000.00
       17233426                  6.4455              20370501                        360                 360          512000.00
       17233183                  5.8205              20370501                        360                 360          930000.00
       17233427                  6.1955              20370501                        360                 360          536000.00
       17233346                  6.3205              20370501                        360                 360          510400.00
       17233428                  6.0705              20370501                        360                 360          430000.00
       17233347                  6.4455              20370501                        360                 360          510500.00
       17233429                  6.8205              20370501                        360                 360          500000.00
       17233186                  5.6955              20370501                        360                 360          495000.00
       17233348                  6.0705              20370501                        360                 360          490000.00
       17233188                  6.3205              20370501                        360                 360          553600.00
       17233430                  6.4455              20370501                        360                 360          692000.00
       17233431                  8.0705              20370501                        360                 360          619000.00
       17233350                  5.9455              20370401                        360                 359          432000.00
       17233408                  6.0705              20370501                        360                 360          668000.00
       17233165                  5.3205              20370501                        360                 360          706192.00
       17233085                  6.0705              20370501                        360                 360          812000.00
       17233328                  5.9455              20370501                        360                 360          675000.00
       17233329                  6.0705              20370501                        360                 360          480000.00
       17233168                  5.8205              20370501                        360                 360         1000000.00
       17233410                  6.0705              20370501                        360                 360          604800.00
       17233411                  6.1955              20370501                        360                 360          467920.00
       17233412                  6.0705              20370501                        360                 360          468000.00
       17233331                  6.1955              20370501                        360                 360          524000.00
       17233332                  6.1955              20370501                        360                 360          528000.00
       17233414                  6.4455              20370501                        360                 360          840000.00
       17233090                  5.6955              20370501                        360                 360          500000.00
       17233415                  6.1955              20370501                        360                 360          430000.00
       17233172                  6.1955              20370501                        360                 360          823200.00
       17233334                  6.3205              20370501                        360                 360          520000.00
       17233416                  6.0705              20370501                        360                 360          431000.00
       17233417                  5.6955              20370501                        360                 360          960000.00
       17233336                  5.9455              20370501                        360                 360          945000.00
       17233418                  5.8205              20370501                        360                 360          880000.00
       17233175                  8.0705              20370501                        360                 360          630000.00
       17233419                  6.1955              20370501                        360                 360          531500.00
       17233338                  6.0705              20370501                        360                 360          508000.00
       17233339                  6.6955              20370401                        360                 359          975000.00
       17233098                  6.0705              20370501                        360                 360          640000.00
       17233099                  5.9455              20370501                        360                 360          482000.00
       17233420                  5.8205              20370501                        360                 360          440000.00
       17233314                  6.3205              20370501                        360                 360          550000.00
       17233153                  5.8205              20370501                        360                 360          630000.00
       17233316                  6.1955              20370501                        360                 360          450000.00
       17233155                  5.9455              20370501                        360                 360          520000.00
       17233317                  5.6955              20370501                        360                 360          460000.00
       17233318                  6.5705              20370501                        360                 360          900000.00
       17233157                  4.8205              20370501                        360                 360          599590.00
       17233077                  6.0705              20370501                        360                 360          564000.00
       17233400                  6.3205              20370501                        360                 360          904000.00
       17233401                  6.0705              20370501                        360                 360          572000.00
       17233320                  6.1955              20370501                        360                 360          650000.00
       17233402                  5.6955              20370601                        360                 360         1500000.00
       17233321                  6.8205              20370501                        360                 360          500000.00
       17233160                  6.0705              20370501                        360                 360          920000.00
       17233404                  6.0705              20370501                        360                 360          799200.00
       17233161                  6.1955              20370401                        360                 359          464000.00
       17233323                  6.0705              20370501                        360                 360          500000.00
       17233082                  6.0705              20370501                        360                 360          496000.00
       17233326                  6.0705              20370501                        360                 360          432000.00
       17233310                  6.0705              20370501                        360                 360          818000.00
       17233311                  6.0705              20370501                        360                 360         1420000.00
       17233312                  6.1955              20370501                        360                 360          528000.00
       17233070                  5.4455              20370501                        360                 360          559200.00
       17233313                  6.0705              20370501                        360                 360          996000.00
       17233148                  6.1955              20370501                        360                 360          701600.00
       17233061                  6.0705              20370501                        360                 360          728900.00
       17233143                  6.3205              20370501                        360                 360          640000.00
       17233305                  6.1955              20370501                        360                 360          852000.00
       17233306                  6.0705              20370501                        360                 360          617000.00
       17233307                  6.0705              20370501                        360                 360          568000.00
       17233138                  6.1955              20370301                        360                 358          615960.00
       17233303                  5.6955              20370501                        360                 360          960000.00
       17233053                  5.8205              20370501                        360                 360          540000.00
       17233134                  5.4455              20370501                        360                 360          551150.00
       17233055                  5.8205              20370501                        360                 360          868000.00
       17233057                  6.0705              20370501                        360                 360          520000.00
       17233131                  6.3205              20370501                        360                 360          612000.00
       17233284                  5.9455              20370501                        360                 360          600000.00
       17233287                  5.3205              20370501                        360                 360          672000.00
       17233289                  6.1955              20370501                        360                 360          668500.00
       17233291                  6.6955              20370401                        360                 359          920000.00
       17233294                  6.1955              20370401                        360                 359          517000.00
       17233297                  6.1955              20370501                        360                 360         1750000.00
       17233298                  6.4455              20370501                        360                 360         1000000.00
       17233299                  6.4455              20370501                        360                 360          524800.00
       17232984                  6.1955              20370501                        360                 360          502400.00
       17233201                  5.8205              20370501                        360                 360          670000.00
       17233202                  5.3205              20370401                        360                 359          522420.00
       17233203                  5.8205              20370501                        360                 360          800000.00
       17233205                  5.8205              20370501                        360                 360          427500.00
       17233208                  5.6955              20370501                        360                 360         1180000.00
       17233213                  5.6955              20370501                        360                 360          750000.00
       17233215                  5.5705              20370501                        360                 360          479128.00
       17233217                  5.6955              20370501                        360                 360          767920.00
       17233220                  5.5705              20370501                        360                 360          550000.00
       17233223                  5.6955              20370501                        360                 360          600000.00
       17233224                  6.0705              20370501                        360                 360          540000.00
       17233225                  5.5705              20370401                        360                 359          480000.00
       17233228                  5.6955              20370501                        360                 360         1283300.00
       17233230                  5.6955              20370501                        360                 360          730000.00
       17233231                  6.0705              20370501                        360                 360          548000.00
       17233232                  6.0705              20370401                        360                 359          825300.00
       17233234                  5.6955              20370501                        360                 360          473000.00
       17233237                  5.8205              20370601                        360                 360          925000.00
       17233244                  5.5705              20370501                        360                 360          928000.00
       17233246                  5.8205              20370501                        360                 360          760000.00
       17233247                  6.0705              20370501                        360                 360          570000.00
       17233248                  6.0705              20370501                        360                 360          490000.00
       17233258                  5.8205              20370501                        360                 360         1000000.00
       17233259                  6.4455              20370501                        360                 360          560000.00
       17233261                  5.3205              20370501                        360                 360          920000.00
       17233263                  6.1955              20370501                        360                 360          480000.00
       17233278                  6.0705              20370501                        360                 360         1000000.00
       17233281                  5.5705              20370501                        360                 360          620000.00
       17233035                  6.0705              20370401                        360                 359          529000.00
       17247378                  6.1955              20370501                        360                 360          640000.00
       17247379                  5.9455              20370601                        360                 360          541996.00
       17247299                  5.9455              20370501                        360                 360          642250.00
       17233027                  5.6955              20370401                        360                 359          594450.00
       17247339                  6.6955              20370501                        360                 360          650000.00
       17247260                  6.3205              20370501                        360                 360          592000.00
       17247264                  5.8205              20470501                        480                 480          767900.00
       17247358                  5.8205              20370601                        360                 360          700000.00
       17247244                  6.0705              20370501                        360                 360          780000.00
       17247332                  6.8205              20370501                        360                 360          536000.00
       17247336                  5.6955              20370601                        360                 360          500000.00
       17247338                  6.1955              20370601                        360                 360          675000.00
       17247249                  6.6955              20370401                        360                 359         1000000.00
       17247319                  6.0705              20370601                        360                 360         1000000.00
       17247239                  6.6955              20370501                        360                 360          449664.00
       17247313                  6.0705              20370501                        360                 360          440000.00
       17247307                  5.6955              20370501                        360                 360          584000.00
       17247308                  6.1955              20370501                        360                 360          455000.00
       17233473                  6.5705              20370501                        360                 360          764000.00
       17233474                  6.5705              20370501                        360                 360          500000.00
       17247200                  5.4455              20370301                        360                 358          560312.00
       17247205                  6.0705              20370501                        360                 360          641113.46
       17247207                  6.5705              20370501                        360                 360          545635.92
       17247220                  6.5705              20370501                        360                 360          480000.00
       17233450                  6.5705              20370501                        360                 360          999950.00
       17233371                  6.4455              20370501                        360                 360          760000.00
       17233375                  6.5705              20370501                        360                 360          720000.00
       17233380                  6.1955              20370501                        360                 360          540000.00
       17233463                  6.1955              20370501                        360                 360          618000.00
       17233382                  5.8205              20370501                        360                 360          580000.00
       17233386                  5.4455              20370501                        360                 360          589000.00
       17233468                  6.1955              20370501                        360                 360          576000.00
       17233469                  5.9455              20370501                        360                 360          528000.00
       17233471                  6.3205              20370501                        360                 360          437000.00
       17233472                  6.1955              20370501                        360                 360          512000.00
       17233194                  5.9455              20370501                        360                 360          500000.00
       17233357                  5.8205              20370501                        360                 360         1100000.00
       17233358                  5.8205              20370501                        360                 360          467192.00
       17233363                  5.8205              20370501                        360                 360          789000.00
       17233365                  5.8205              20370501                        360                 360          840000.00
       17233368                  6.3205              20370501                        360                 360          600000.00
       17233369                  5.8205              20370501                        360                 360         1290000.00
       17233341                  6.1955              20370501                        360                 360          551250.00
       17233187                  6.4455              20370501                        360                 360          597832.00
       17233351                  6.0705              20370501                        360                 360          648000.00
       17233330                  5.9455              20370501                        360                 360          466000.00
       17233152                  6.5705              20370401                        360                 359          799950.00
       17233315                  5.9455              20370501                        360                 360          784680.00
       17233079                  5.8205              20370501                        360                 360          960000.00
       17233403                  5.6955              20370501                        360                 360          684000.00
       17233322                  6.5705              20370501                        360                 360          444000.00
       17233405                  6.1955              20370501                        360                 360         1000000.00
       17233163                  6.1955              20370501                        360                 360          604000.00
       17233325                  6.1955              20370501                        360                 360          500000.00
       17233068                  6.0705              20370501                        360                 360          671700.00
       17233308                  6.1955              20370501                        360                 360          444000.00
       17233065                  5.9455              20370301                        360                 358         1500000.00
       17233146                  5.9455              20370401                        360                 359          790000.00
       17233139                  6.1955              20370501                        360                 360          679000.00
       17233048                  5.9455              20370401                        360                 359          430000.00
       17233283                  5.8205              20370501                        360                 360          527950.00
       17233286                  6.3205              20370501                        360                 360          536000.00
       17232995                  5.9455              20370401                        360                 359          500000.00
       17233200                  6.3205              20370401                        360                 359          500000.00
       17233207                  6.1955              20370501                        360                 360          537000.00
       17233210                  6.0705              20370501                        360                 360          620000.00
       17233222                  6.0705              20370501                        360                 360          444000.00
       17233227                  5.9455              20370501                        360                 360          440000.00
       17233229                  5.9455              20370501                        360                 360          626800.00
       17233238                  6.0705              20370501                        360                 360          859000.00
       17233239                  6.4455              20370501                        360                 360          625000.00
       17233250                  6.0705              20370501                        360                 360          596000.00
       17233255                  6.1955              20370501                        360                 360          488000.00
       17233270                  6.0705              20370501                        360                 360          728000.00
       17233276                  6.0705              20370501                        360                 360          543483.00
       17233279                  5.9455              20370501                        360                 360          465000.00
       17151971                  6.4955              20370301                        360                 358          560000.00
       17151933                  6.1205              20370301                        360                 358          600000.00
       17151935                  5.3705              20370301                        360                 358          483750.00
       17151950                  6.2455              20370301                        360                 358          544000.00
       17151953                  6.1205              20370301                        360                 358          472000.00
       17151974                  6.2455              20370301                        360                 358          702000.00
       17151981                  6.3705              20370301                        360                 358          273750.00
       17151983                  6.1205              20370301                        360                 358          585000.00
       17151992                  5.9955              20370301                        360                 358         2325000.00
       17152002                  5.7455              20370301                        360                 358          625000.00
       17152005                  6.1205              20370301                        360                 358          329800.00
       17151917                  6.2455              20370401                        360                 359         1880000.00
       17151913                  5.8705              20370301                        360                 358          555400.00
       17151976                  5.9955              20370301                        360                 358          663200.00
       17151998                  6.4955              20370301                        360                 358          492000.00
       17152007                  6.1205              20370301                        360                 358          515000.00

LOAN_SEQ             FIRST_PAY_DATE              PAYMENT            CURRENT_           LOAN_              MI
                                                                    BALANCE            TO_VALUE
-----------------------------------------------------------------------------------------------------------------------------------
       17151996                    20070401            2687.50          516000.00              79.38      No MI
       17151960                    20070401             708.20          138750.00              75.00      No MI
       17151912                    20070301            2231.25          420000.00              73.68      No MI
       17151914                    20061201            1618.09          252965.67              80.00      No MI
       17151922                    20070201            2597.08          542000.00              59.89      No MI
       17151924                    20070301            1096.88          195000.00              62.90      No MI
       17151926                    20070201            3776.67          824000.00              80.00      No MI
       17151927                    20070201            2308.81          434600.00              68.29      No MI
       17151929                    20070201            1413.13          266000.00              79.88      No MI
       17151931                    20070201            1408.33          270400.00              80.00      No MI
       17151946                    20070301            1336.56          273000.00              73.78      No MI
       17151925                    20070401            2762.50          510000.00              78.46      No MI
       17151928                    20070401            4416.48          799966.67              57.14      No MI
       17151930                    20070401             998.74          187998.00              80.00      No MI
       17151932                    20070401             901.33          166400.00              80.00      No MI
       17151934                    20070401            5835.44          997856.97              30.07      No MI
       17151937                    20070401            1975.50          351200.00              80.00      No MI
       17151938                    20070401            2227.60          455000.00              55.15      No MI
       17151939                    20070401            2937.50          600000.00              46.15      No MI
       17151940                    20070401            1452.86          223613.20              80.00      No MI
       17151941                    20070401            3250.00          650000.00              61.90      No MI
       17151942                    20070401            4787.97          786464.31              80.00      No MI
       17151943                    20070401            2210.00          442000.00              78.93      No MI
       17151944                    20070401            3703.58          725600.00              80.00      No MI
       17151945                    20070401            3791.67          728000.00              77.45      No MI
       17151947                    20070501           13860.00         2464000.00              66.50      No MI
       17151948                    20070401            5312.50         1000000.00              79.05      No MI
       17151949                    20070401            5520.83         1000000.00              66.67      No MI
       17151951                    20070401            2250.00          450000.00              77.83      No MI
       17151954                    20070401            3845.00          648671.34              52.00      No MI
       17151955                    20070401            3666.67          640000.00              80.00      No MI
       17151956                    20070401            1253.75          236000.00              80.00      No MI
       17151958                    20070401            3402.60          695000.00              78.98      No MI
       17151961                    20070401            2500.00          500000.00              40.00      No MI
       17151962                    20070401            4063.54          830000.00              50.30      No MI
       17151963                    20070401            5541.74         1023090.88              80.00      No MI
       17151964                    20070401            2338.25          477600.00              80.00      No MI
       17151965                    20070501            3743.22          599444.28              41.38      No MI
       17151967                    20070401            3984.24          749973.84              60.00      No MI
       17151969                    20070401            1484.37          285000.00              67.54      No MI
       17151970                    20070401            1634.13          307600.00              80.00      No MI
       17151972                    20070401            2525.00          505000.00              73.19      No MI
       17151973                    20070401            2204.69          415000.00              78.30      No MI
       17151975                    20070401             807.81          165000.00              55.00      No MI
       17151977                    20070401            1645.83          316000.00              80.00      No MI
       17151978                    20070401            1972.87          402968.35              59.88      No MI
       17152017                    20070501            1071.87          210000.00              49.88      No MI
       17152018                    20070401            1875.00          360000.00              78.26      No MI
       17152019                    20070501            1135.33          231896.37              74.84      No MI
       17152020                    20070401            3134.97          699900.00              80.00      No MI
       17152021                    20070401            8281.25         1500000.00              80.00      No MI
       17152022                    20070401            5989.58         1149999.99              52.27      No MI
       17152023                    20070501            2858.33          559999.99              74.67      No MI
       17152024                    20070501            2655.99          542500.00              57.56      No MI
       17152025                    20070401            4500.00          960000.00              40.42      No MI
       17152026                    20070501            6093.75         1125000.00              75.00      No MI
       17152027                    20070501             748.57          152900.00              34.75      No MI
       17152028                    20070501           10000.00         1920000.00              80.00      No MI
       17152029                    20070501            3645.05          591438.28              80.00      No MI
       17151979                    20070401            5308.33          979999.99              57.65      No MI
       17151980                    20070401            1346.35          275000.00              37.67      No MI
       17151982                    20070401            3723.75          662000.00              79.76      No MI
       17151986                    20070401            2291.67          440000.00              80.00      No MI
       17151987                    20070401            3185.00          588000.00              79.46      No MI
       17151988                    20070401            2707.53          509653.14              75.00      No MI
       17151989                    20070401            2333.33          448000.00              80.00      No MI
       17151990                    20070401            2035.63          325700.00              90.00      PMI
       17151991                    20070401             907.03          161250.00              75.00      No MI
       17151994                    20070401            2486.25          468000.00              80.00      No MI
       17152000                    20070401            8445.00         1689000.00              63.50      No MI
       17152001                    20070401             557.82          105000.00              35.00      No MI
       17152003                    20070401            3796.88          675000.00              71.05      No MI
       17152004                    20070401            2421.87          465000.00              77.50      No MI
       17152006                    20070401             668.31          125800.00              74.00      No MI
       17152008                    20070401            3743.22          598627.46              77.92      No MI
       17152009                    20070401             593.67          109600.00              80.00      No MI
       17152010                    20070401            1395.83          268000.00              80.00      No MI
       17152011                    20070401            1723.68          359725.00              54.14      No MI
       17152012                    20070401            1499.50          299899.75              71.43      No MI
       17152013                    20070501            3815.42          644342.39              75.00      No MI
       17152015                    20070401            5312.45          999991.00              66.89      No MI
       17151898                    20070401            1550.00          310000.00              58.49      No MI
       17151899                    20070401            2629.69          495000.00              75.00      No MI
       17151902                    20070401            1475.83          308000.00              79.18      No MI
       17151903                    20070401            1125.00          200000.00              50.00      No MI
       17151904                    20070401            2762.48          466045.41              56.40      No MI
       17151905                    20070401            6721.00         1240800.00              80.00      No MI
       17151906                    20070401            2389.06          417000.00              88.72      PMI
       17151908                    20070301            3547.92          655000.00              54.58      No MI
       17151909                    20070401            3590.15          566970.26              80.00      No MI
       17151910                    20070401            2844.87          473552.90              68.77      No MI
       17151916                    20070401            1047.58          182850.00              80.00      No MI
       17151921                    20070201            2974.75          594949.88              59.50      No MI
       17151923                    20070201           14610.98         2459852.70              65.00      No MI
       17151911                    20070501            4924.69          927000.00              68.67      No MI
       17151957                    20070401            2898.30          476070.41              39.75      No MI
       17151995                    20070401            4275.00          760000.00              80.00      No MI
       17153681                    20070401            2639.71          460750.00              95.00      PMI
       17153682                    20070401            1491.81          255738.31              80.00      No MI
       17153683                    20070401            2199.17          364000.00              80.00      No MI
       17153684                    20070401            1736.81          282600.00              89.82      PMI
       17153685                    20070501            2495.48          399629.52              64.00      No MI
       17153686                    20070501            1386.03          260900.00              79.91      No MI
       17153688                    20070401            1416.67          272000.00              79.42      No MI
       17153689                    20070401            1049.39          179894.98              80.00      No MI
       17153690                    20070401            3135.83          568000.00              80.00      No MI
       17153691                    20070401            3609.38          630000.00              73.68      No MI
       17153692                    20070401            3922.72          603755.63              80.00      No MI
       17153693                    20070401             664.58          110000.00              55.00      No MI
       17153694                    20070401            3262.29          579962.50              79.56      No MI
       17153695                    20070401            2644.07          417561.61              80.00      No MI
       17153696                    20070401            2627.08          485000.00              72.93      No MI
       17153697                    20070401            3932.72          639900.00              80.00      No MI
       17153698                    20070401            2886.41          554191.00              57.43      No MI
       17153699                    20070401             882.09          135765.16              54.62      No MI
       17153700                    20070401             348.50           65600.00              80.00      No MI
       17153701                    20070401            1928.33          356000.00              80.00      No MI
       17153702                    20070401             812.50          150000.00              49.18      No MI
       17153703                    20070501            2100.00          360000.00              80.00      No MI
       17153704                    20070401            1304.75          245600.00              80.00      No MI
       17153705                    20070401            1057.46          199051.17              80.00      No MI
       17153706                    20070401             877.92          172000.00              80.00      No MI
       17153707                    20070401            2081.91          377100.00              90.00      PMI
       17153708                    20070401            1895.30          343300.00              76.29      No MI
       17153709                    20070401            1227.55          240500.00              37.00      No MI
       17153710                    20070401            1620.00          288000.00              80.00      No MI
       17153711                    20070401             877.38          155979.04              80.00      No MI
       17153712                    20070401            1296.25          204000.00              75.58      No MI
       17153713                    20070401            2687.14          496086.52              80.00      No MI
       17153714                    20070401           10968.75         1950000.00              61.90      No MI
       17153715                    20070401             635.91          119700.00              90.00      PMI
       17153716                    20070401            3093.75          550000.00              76.92      No MI
       17153717                    20070401            2476.07          448496.23              65.00      No MI
       17153718                    20070401             978.45          161951.06              90.00      PMI
       17153719                    20070401            1269.79          230000.00              79.58      No MI
       17153720                    20070401             832.81          153750.00              75.00      No MI
       17153721                    20070401            1631.62          284792.00              80.00      No MI
       17153722                    20070401             853.54          136566.00              90.00      PMI
       17153723                    20070401            1310.79          228792.00              80.00      No MI
       17153726                    20070401             705.97          117514.97              75.00      No MI
       17153727                    20070401            3039.06          583500.00              71.16      No MI
       17153728                    20070401            1032.54          156912.15              95.00      Triad Guaranty
       17153729                    20070501            1016.81          168300.00              90.00      Radian Guaranty
       17153537                    20070401             541.67          100000.00              80.00      No MI
       17153539                    20070401            1634.29          265918.26              95.00      PMI
       17153540                    20070401            2578.89          467120.00              80.00      No MI
       17153541                    20070301            1473.33          272000.00              80.00      No MI
       17153542                    20070401            1321.67          244000.00              80.00      No MI
       17153543                    20070301            1451.67          268000.00              80.00      No MI
       17153544                    20070301            2870.83          520000.00              80.00      No MI
       17153545                    20070301            1297.20          199480.49              52.63      No MI
       17153546                    20070301             592.40          118480.00              80.00      No MI
       17153547                    20070301            2852.89          516750.00              65.00      No MI
       17153548                    20070301            1075.00          172000.00              80.00      No MI
       17153549                    20070301            2739.88          515741.96              68.80      No MI
       17153550                    20070401            1785.00          336000.00              80.00      No MI
       17153551                    20070401            2606.67          544000.00              80.00      No MI
       17153552                    20070401            1674.17          328000.00              80.00      No MI
       17153553                    20070201            1094.08          205945.28              80.00      No MI
       17153554                    20070301            1020.82          199996.98              71.75      No MI
       17153556                    20070401            1190.00          224000.00              80.00      No MI
       17153557                    20070401            1213.19          298632.00              80.00      No MI
       17153558                    20070301            1168.10          215650.00              95.00      PMI
       17153559                    20070301            3116.51          507093.00              89.99      PMI
       17153560                    20070401            6574.22         1237500.00              72.83      No MI
       17153561                    20070401             629.55          111920.00              80.00      No MI
       17153562                    20070301            1028.12          210000.00              38.53      No MI
       17153563                    20070401            1075.52          206500.00              80.00      No MI
       17153564                    20070301            2671.88          427500.00              90.00      PMI
       17153565                    20070301            2904.27          569000.00              66.67      No MI
       17153566                    20070301            1417.50          252000.00              90.00      PMI
       17153567                    20070301            1277.90          235920.00              80.00      No MI
       17153568                    20070301            1482.38          273670.22              80.00      No MI
       17153569                    20070401            3091.67          560000.00              74.67      No MI
       17153570                    20070401            1326.80          249750.00              75.00      No MI
       17153571                    20070401            1237.81          233000.00              80.00      No MI
       17153572                    20070301            1004.06          189000.00              40.21      No MI
       17153573                    20070401            1381.25          260000.00              80.00      No MI
       17153575                    20070401            3406.67          584000.00              64.89      No MI
       17153576                    20070301            1369.75          252877.00              73.87      No MI
       17153577                    20070301            1025.00          164000.00              80.00      No MI
       17153578                    20070301            6800.00         1360000.00              32.77      No MI
       17153579                    20070301            1478.62          216239.66              85.00      PMI
       17153580                    20070401           12145.83         2200000.00              34.92      No MI
       17153581                    20070501            1926.25          369840.00              80.00      No MI
       17153582                    20070401            1142.97          219450.00              95.00      PMI
       17153583                    20070401            1094.98          202150.00              72.74      No MI
       17153584                    20070401            1395.00          248000.00              80.00      No MI
       17153585                    20070401            2027.99          374398.44              66.37      No MI
       17153586                    20070301            1901.04          365000.00              54.48      No MI
       17153587                    20070401             870.19          163800.00              61.35      No MI
       17153588                    20070301            1695.75          319200.00              80.00      No MI
       17153589                    20070301            1302.29          266000.00              80.00      No MI
       17153591                    20070301            2405.17          419811.96              70.00      No MI
       17153592                    20070401            1435.82          226750.17              80.00      No MI
       17153593                    20070401            2083.56          444493.00              80.00      No MI
       17153596                    20070401            1115.63          210000.00              46.67      No MI
       17153597                    20070301            2128.75          393000.00              60.00      No MI
       17153598                    20070301            1439.69          271000.00              50.19      No MI
       17153599                    20070301            2296.88          450000.00              74.26      No MI
       17153600                    20070401            2551.57          499900.00              49.99      No MI
       17153601                    20070401            3861.74          607750.00              65.00      No MI
       17153602                    20070401            1203.13          192500.00              78.57      No MI
       17153603                    20070301            2491.67          460000.00              47.92      No MI
       17153604                    20070401            2031.67          368000.00              80.00      No MI
       17153605                    20070401            1968.28          370500.00              92.63      PMI
       17153606                    20070501            1280.83          232000.00              80.00      No MI
       17153608                    20070401             760.67          130400.00              80.00      No MI
       17153609                    20070301            1623.96          311800.00              80.00      No MI
       17153610                    20070401            1242.19          225000.00              75.00      No MI
       17153611                    20070401            2923.58          519747.70              75.00      No MI
       17153612                    20070401            1283.50          241600.00              80.00      No MI
       17153613                    20070301            2621.64          483994.67              80.00      No MI
       17153614                    20070401            8880.21         1705000.00              56.83      No MI
       17153615                    20070401            5041.67          880000.00              80.00      No MI
       17153616                    20070401             253.89           46872.00              80.00      No MI
       17153617                    20070401            2220.31          435000.00              64.93      No MI
       17153618                    20070301            1278.33          236000.00              89.77      MGIC
       17153619                    20070401            1965.63          370000.00              80.00      No MI
       17153620                    20070401            1400.00          280000.00              80.00      No MI
       17153622                    20070401            1279.46          202058.03              75.00      No MI
       17153623                    20070401            3958.33          760000.00              80.00      No MI
       17153624                    20070401            2432.24          374316.84              72.82      No MI
       17153625                    20070401            3851.56          725000.00              60.42      No MI
       17153626                    20070401            3160.34          499093.54              75.79      No MI
       17153627                    20070401            1164.94          196200.00              90.00      PMI
       17153629                    20070401            1023.75          182000.00              70.00      No MI
       17153631                    20070401            2862.71          528500.00              64.02      No MI
       17153632                    20070401            2340.00          432000.00              80.00      No MI
       17153633                    20070501            1325.00          240000.00              40.00      No MI
       17153636                    20070401            1432.29          275000.00              66.59      No MI
       17153637                    20070401            3612.50          680000.00              80.00      No MI
       17153638                    20070401            1229.17          200000.00              32.10      No MI
       17153639                    20070401            1415.79          247120.00              80.00      No MI
       17153640                    20070301            5208.33         1000000.00              58.82      No MI
       17153641                    20070401            4265.63          787500.00              75.00      No MI
       17153643                    20070401            3315.00          624000.00              80.00      No MI
       17153644                    20070401            1267.58          243375.00              64.90      No MI
       17153645                    20070501             755.15          107919.85              80.00      No MI
       17153646                    20070401            4637.50          795000.00              75.00      No MI
       17153647                    20070401            1700.16          302250.00              75.00      No MI
       17153648                    20070401            2650.00          480000.00              80.00      No MI
       17153649                    20070401            1803.75          333000.00              60.00      No MI
       17153650                    20070401            1597.92          260000.00              80.00      No MI
       17153651                    20070401             873.19          127310.07              80.00      No MI
       17153652                    20070401            1318.69          243450.00              55.46      No MI
       17153653                    20070401            2943.04          447245.10              70.00      No MI
       17153654                    20070401             977.50          184000.00              59.35      No MI
       17153655                    20070401            6063.75         1078000.00              42.27      No MI
       17153656                    20070401            2509.05          406724.68              67.92      No MI
       17153657                    20070301            3110.00          622000.00              41.06      No MI
       17153658                    20070401             834.35          157053.37              77.62      No MI
       17153659                    20070401            1096.88          195000.00              65.00      No MI
       17153660                    20070401            1198.13          213000.00              76.07      No MI
       17153661                    20070401            1392.19          243000.00              74.77      No MI
       17153662                    20070401            2412.50          463200.00              80.00      No MI
       17153663                    20070401            2086.00          339416.54              70.00      No MI
       17153664                    20070401            1008.33          220000.00              78.57      No MI
       17153665                    20070401             756.35          137000.00              41.33      No MI
       17153666                    20070401            1543.75          260000.00              80.00      No MI
       17153667                    20070401            1656.25          300000.00              64.52      No MI
       17153668                    20070401             893.75          156000.00              80.00      No MI
       17153669                    20070401            3001.99          543756.98              80.00      No MI
       17153670                    20070401            1742.92          356000.00              80.00      No MI
       17153672                    20070401            2208.33          400000.00              80.00      No MI
       17153674                    20070401            2249.31          423400.00              68.85      No MI
       17153675                    20070401            2448.03          412300.00              95.00      PMI
       17153676                    20070401            1630.94          307000.00              71.40      No MI
       17153677                    20070401            3792.82          614827.98              80.00      No MI
       17153679                    20070401            1560.00          288000.00              80.00      No MI
       17153680                    20070401             940.42          148000.00              80.00      No MI
       17153494                    20070401            3125.00          600000.00              46.15      No MI
       17153495                    20070201            8833.33         1600000.00              69.57      No MI
       17153497                    20070201            1559.67          249066.42              31.85      No MI
       17153498                    20070301            2434.69          441000.00              73.75      No MI
       17153499                    20070401            2141.44          371201.85              80.00      No MI
       17153500                    20070401            1659.38          295000.00              84.29      PMI
       17153501                    20070401            2245.00          449000.00              40.82      No MI
       17153502                    20070401            2858.33          560000.00              80.00      No MI
       17153503                    20070301            2623.02          524604.59              80.00      No MI
       17153504                    20070401            1445.00          272000.00              80.00      No MI
       17153505                    20070301            3485.00          656000.00              80.00      No MI
       17153506                    20070401            1567.41          295042.00              80.00      No MI
       17153507                    20070301            2040.00          384000.00              73.85      No MI
       17153508                    20070401            3229.17          620000.00              80.00      No MI
       17153509                    20070301             800.52          145000.00              59.18      No MI
       17153510                    20070401            1362.67          233600.00              80.00      No MI
       17153512                    20070301            2499.36          452714.00              80.00      No MI
       17153513                    20070301            7145.83         1400000.00              26.67      No MI
       17153514                    20070401            9546.88         1762500.00              75.00      No MI
       17153515                    20070301            2181.22          410582.80              65.16      No MI
       17153516                    20070301             888.25          167200.00              80.00      No MI
       17153517                    20070301            1192.71          229000.00              44.04      No MI
       17153518                    20070401            1666.67          320000.00              80.00      No MI
       17153519                    20070301            1396.48          243750.00              75.00      No MI
       17153520                    20070501            2933.22          599125.00              79.88      No MI
       17153521                    20070301            2560.63          482000.00              67.41      No MI
       17153522                    20070301            1025.00          196800.00              80.00      No MI
       17153523                    20070401            3718.75          700000.00              80.00      No MI
       17153524                    20070301            1005.10          152612.18              60.00      No MI
       17153526                    20070301            7031.25         1250000.00              25.00      No MI
       17153527                    20070301            1375.00          240000.00              80.00      No MI
       17153528                    20070401            2744.79          527000.00              79.85      No MI
       17153529                    20070401            1800.00          320000.00              72.73      No MI
       17153530                    20070401            3905.42          721000.00              70.00      No MI
       17153531                    20070301             570.92           97872.53              90.00      Triad Guaranty
       17153532                    20070401            1273.50          226400.00              80.00      No MI
       17153534                    20070401            1514.06          285000.00              75.00      No MI
       17153535                    20070301            3751.56          735000.00              66.82      No MI
       17153536                    20070401            1349.78          239960.00              80.00      No MI
       17153415                    20070401            3202.08          580000.00              80.00      No MI
       17153416                    20070401            2905.94          547000.00              57.28      No MI
       17153417                    20070401            1412.60          251129.00              80.00      No MI
       17153418                    20070501            1020.00          204000.00              80.00      No MI
       17153419                    20070401            1877.08          340000.00              52.71      No MI
       17153421                    20070401            2545.67          436400.00              80.00      No MI
       17153422                    20070401            2370.52          384267.48              86.52      PMI
       17153424                    20070401            2916.67          560000.00              80.00      No MI
       17153426                    20070401            1639.20          255547.02              80.00      No MI
       17153427                    20070401            2429.17          440000.00              80.00      No MI
       17153428                    20070401            1952.72          312418.64              94.85      PMI
       17153429                    20070401             983.67          181600.00              80.00      No MI
       17153430                    20070301            2093.46          379193.50              80.00      No MI
       17153431                    20070301             866.67          160000.00              80.00      No MI
       17153432                    20070201            1122.39          149015.00              90.00      GE Capital MI
       17153433                    20070401            1674.76          271482.47              80.00      No MI
       17153435                    20070401            1130.52          204772.76              80.00      No MI
       17153436                    20070401            1129.24          161146.25              95.00      PMI
       17153437                    20070401             775.83          152000.00              80.00      No MI
       17153438                    20070401            2975.00          560000.00              70.00      No MI
       17153439                    20070501            2812.50          500000.00              76.39      No MI
       17153440                    20070401            3162.32          659962.50              80.00      No MI
       17153441                    20070401            1120.05          195500.00              53.13      No MI
       17153442                    20070401             918.18          144500.00              85.00      PMI
       17153443                    20070401             888.09          163955.58              80.00      No MI
       17153444                    20070401            2687.19          505823.06              81.61      PMI
       17153445                    20070401             865.51          131527.98              85.00      PMI
       17153446                    20070401            4200.00          840000.00              80.00      No MI
       17153447                    20070501            1792.58          351200.00              80.00      No MI
       17153448                    20070401            1581.67          292000.00              80.00      No MI
       17153449                    20070401            1290.41          242900.00              89.96      PMI
       17153450                    20070501            2052.46          333960.00              80.00      No MI
       17153451                    20070401            1004.03          154532.69              90.00      PMI
       17153452                    20070401            1503.13          277500.00              75.00      No MI
       17153453                    20070401             719.88          132900.00              79.11      No MI
       17153454                    20070401            3386.45          548953.55              69.62      No MI
       17153455                    20070401            1738.13          309000.00              80.00      No MI
       17153456                    20070401             987.57          172375.00              80.00      No MI
       17153457                    20070401             981.55          168266.00              80.00      No MI
       17153458                    20070401            1080.27          203345.00              80.00      No MI
       17153459                    20070401            3891.76          794913.00              80.00      No MI
       17153460                    20070401            3183.88          522978.80              80.00      No MI
       17153462                    20061101            1057.11          202966.00              80.00      No MI
       17153463                    20070401             920.89          170010.00              90.00      PMI
       17153464                    20070301            1806.25          340000.00              80.00      No MI
       17153465                    20070401            2022.13          332151.43              80.00      No MI
       17153466                    20061201            3257.81          625500.00              75.00      No MI
       17153467                    20070101             896.46          165500.00              79.99      No MI
       17153468                    20070401            7537.50         1340000.00              74.44      No MI
       17153471                    20061201            2249.42          399897.73              80.00      No MI
       17153472                    20070401            1057.19          199000.00              78.04      No MI
       17153473                    20070401            1479.30          278457.00              80.00      No MI
       17153474                    20070101            1800.00          320000.00              80.00      No MI
       17153475                    20070301            4275.39          746250.00              75.00      No MI
       17153476                    20061201            3588.54          650000.00              87.25      GE Capital MI
       17153477                    20070401            1279.73          231800.00              95.00      PMI
       17153478                    20070201            2767.66          414483.23              65.00      No MI
       17153479                    20070201            3242.99          498263.45              71.94      No MI
       17153480                    20070301            2283.73          466465.00              80.00      No MI
       17153482                    20070201            1270.46          151537.70              74.44      No MI
       17153483                    20070401            1838.70          326880.00              80.00      No MI
       17153484                    20070401            2056.51          372500.00              67.12      No MI
       17153485                    20070401            3216.67          617600.00              80.00      No MI
       17153486                    20070301            2482.67          425600.00              95.00      PMI
       17153487                    20070301            1896.41          356972.00              80.00      No MI
       17153488                    20070101             955.50          176400.00              80.00      No MI
       17153489                    20070401             610.94          115000.00              73.27      No MI
       17153490                    20070101            2141.44          369992.82              80.00      No MI
       17153492                    20070201            2310.94          435000.00              58.00      No MI
       17153493                    20070301            3416.29          618800.00              80.00      No MI
       17153084                    20070301            1912.50          339999.99              80.00      No MI
       17153085                    20060501            1297.75          239584.00              95.00      Triad Guaranty
       17153086                    20061101             837.48          143568.00              80.00      No MI
       17153088                    20061101            1300.54          185015.42              79.83      No MI
       17153089                    20061101             756.25          132000.00              80.00      No MI
       17153090                    20070201            2222.92          388000.00              79.84      No MI
       17153091                    20061201            1500.10          257160.00              80.00      No MI
       17153092                    20061101            1546.88          270000.00              46.55      No MI
       17153093                    20070101            1629.38          279323.00              80.00      No MI
       17153101                    20061101            1120.00          224000.00              80.00      No MI
       17153102                    20061101            2279.82          349345.49              95.00      PMI
       17153103                    20061201            1832.22          358964.71              40.80      No MI
       17153105                    20070401            1545.83          280000.00              80.00      No MI
       17153106                    20070101            6780.84          990075.76              70.00      No MI
       17153107                    20070101             816.70          147929.00              80.00      No MI
       17153108                    20070301            1046.50          209300.00              65.00      No MI
       17153109                    20070101             703.13          125000.00              89.29      Republic MIC
       17153110                    20061201             866.21          166312.70              80.00      No MI
       17153112                    20070101            1163.24          210700.00              79.99      No MI
       17153113                    20070301             604.17          115999.76              37.91      No MI
       17153114                    20070401            5237.68          738925.40              80.00      No MI
       17153115                    20070201            3351.30          630832.39              64.98      No MI
       17153116                    20070201            1066.51          196893.31              33.62      No MI
       17153117                    20070301            3640.67          574421.39              80.00      No MI
       17153118                    20070301            2054.17          394400.00              80.00      No MI
       17153119                    20070401            1197.92          230000.00              57.50      No MI
       17153120                    20070301            1131.85          167594.55              80.00      No MI
       17153121                    20070201            1037.66          199229.99              80.00      No MI
       17153122                    20070201            2697.98          447280.97              32.49      No MI
       17153123                    20070401             731.25          135000.00              41.80      No MI
       17153126                    20070401             921.26          155160.00              90.00      PMI
       17153127                    20070401             891.50          155608.06              80.00      No MI
       17153128                    20070301            2462.47          454610.32              86.04      PMI
       17153129                    20070301            1386.63          261012.69              77.35      No MI
       17153130                    20070401            2296.88          450000.00              60.00      No MI
       17153131                    20070301             449.55           79920.00              80.00      No MI
       17153132                    20070401            2686.23          495920.00              80.00      No MI
       17153134                    20070401            2257.81          425000.00              68.00      No MI
       17153135                    20061101             657.00          116800.00              80.00      No MI
       17153136                    20070401            3385.42          650000.00              76.47      No MI
       17153137                    20070101             915.00          146400.00              80.00      No MI
       17153138                    20070101            1643.74          254515.00              80.00      No MI
       17153139                    20070301            2559.38          455000.00              60.67      No MI
       17153140                    20070301             926.79          171100.00              79.97      No MI
       17153141                    20070401             840.76          146750.00              79.98      No MI
       17153142                    20070201            7542.54         1219735.87              66.22      No MI
       17153143                    20070301            7375.00         1475000.00              50.00      No MI
       17153145                    20070201             718.31          103680.50              80.00      No MI
       17153146                    20070401            2753.03          480528.00              80.00      No MI
       17153147                    20070401            1152.79          216995.00              80.00      No MI
       17153148                    20070301            1121.25          207000.00              79.62      No MI
       17153149                    20070301            4914.06          925000.00              77.08      No MI
       17153150                    20070301            1187.85          247900.00              79.99      No MI
       17153151                    20070301            2386.04          440500.00              76.61      No MI
       17153152                    20070401            2921.34          549900.00              69.99      No MI
       17153153                    20070301            1462.50          270000.00              71.04      No MI
       17153154                    20070201             820.75          160800.00              80.00      No MI
       17153156                    20070201             901.00          169600.00              80.00      No MI
       17153157                    20070201             931.57          171982.41              65.78      No MI
       17153158                    20070301             907.92          174320.00              80.00      No MI
       17153159                    20070301            3972.69          747800.00              76.31      No MI
       17153160                    20070201            5214.73          801207.63              80.00      No MI
       17153161                    20070301            1472.00          294400.00              80.00      No MI
       17153162                    20070301            1213.33          224000.00              80.00      No MI
       17153164                    20070401            2070.31          375000.00              88.24      PMI
       17153165                    20070401            1958.33          376000.00              73.73      No MI
       17153166                    20070301            3304.17          610000.00              54.22      No MI
       17153167                    20070301            2854.58          527000.00              57.60      No MI
       17153168                    20070301             609.50          110400.00              80.00      No MI
       17153170                    20070401            1245.00          249000.00              66.40      No MI
       17153171                    20070301            4140.63          750000.00              21.43      No MI
       17153172                    20070201            1021.50          181600.00              80.00      No MI
       17153173                    20070101             710.68          100040.00              80.00      No MI
       17153174                    20070201             946.37          168242.75              79.99      No MI
       17153175                    20070401            1332.99          255933.33              80.00      No MI
       17153176                    20070301             755.57          117675.45              80.00      No MI
       17153177                    20070401            1668.33          308000.00              80.00      No MI
       17153179                    20070201            3440.01          688000.00              80.00      No MI
       17153180                    20070301            2286.67          448000.00              80.00      No MI
       17153181                    20070301            2538.97          459889.00              75.00      No MI
       17153182                    20070301            1275.00          240000.00              80.00      No MI
       17153183                    20070401             834.17          154000.00              70.00      No MI
       17153184                    20070201            1301.04          215344.00              80.00      No MI
       17153186                    20070301            1060.00          192000.00              80.00      No MI
       17153187                    20070301            2759.17          473000.00              69.94      No MI
       17153188                    20070401            1090.26          218052.00              80.00      No MI
       17153189                    20070301            1870.00          352000.00              79.10      No MI
       17153190                    20070301             939.17          184000.00              79.65      No MI
       17153191                    20070401            3185.16          566250.00              75.00      No MI
       17153192                    20070401            1859.38          350000.00              70.00      No MI
       17153193                    20070201            1056.31          206950.00              80.00      No MI
       17153194                    20070401            2558.23          481550.00              90.00      Radian Guaranty
       17153195                    20070301             927.57          164900.00              80.00      No MI
       17153196                    20070301            3830.47          680971.81              78.74      No MI
       17153199                    20070301            1432.29          250000.00              74.63      No MI
       17153200                    20070301            1273.44          244500.00              79.98      No MI
       17153201                    20070401            2865.86          475964.63              77.72      No MI
       17153202                    20070401            1958.13          391626.00             100.00      Republic MIC
       17153322                    20070301            4500.00          864000.00              80.00      No MI
       17153323                    20070401            1526.00          261600.00              80.00      No MI
       17153324                    20070401            1257.74          256900.00              76.72      No MI
       17153326                    20070401            1521.00          270400.00              80.00      No MI
       17153327                    20070401            2340.00          416000.00              75.64      No MI
       17153328                    20070401            1504.69          267500.00              56.91      No MI
       17153329                    20070401            3622.50          644000.00              80.00      No MI
       17153330                    20070301            1504.71          288905.21              67.21      No MI
       17153332                    20070401             663.37          103416.67              80.00      No MI
       17153333                    20070401            2736.25          477600.00              80.00      No MI
       17153334                    20070401            1268.38          205544.31              73.57      No MI
       17153335                    20070401             996.67          184000.00              80.00      No MI
       17153336                    20070301            1211.25          228000.00              80.00      No MI
       17153337                    20070401            1114.23          209738.22              79.99      No MI
       17153338                    20070301            4037.50          760000.00              80.00      No MI
       17153339                    20070401            2307.50          426000.00              68.16      No MI
       17153340                    20070401            4527.08          820000.00              80.00      No MI
       17153341                    20070401             755.92          112020.00              85.00      PMI
       17153342                    20070401            3315.00          624000.00              80.00      No MI
       17153343                    20070401             692.86          125500.00              78.44      No MI
       17153345                    20070401            1166.67          224000.00              80.00      No MI
       17153346                    20070301            1210.29          211250.00              65.00      No MI
       17153347                    20070301            1575.00          280000.00              80.00      No MI
       17153348                    20070301            1213.06          223950.00              79.98      No MI
       17153349                    20070401            1580.47          297500.00              63.30      No MI
       17153350                    20070401            4523.44          723750.00              75.00      No MI
       17153351                    20070401            3463.53          639421.43              58.18      No MI
       17153352                    20070301            1327.35          245050.00              79.99      No MI
       17153353                    20070401            3028.13          570000.00              66.67      No MI
       17153354                    20070401             506.49           86826.29              80.00      No MI
       17153355                    20070401            1600.00          240000.00              75.00      No MI
       17153356                    20070401            1993.33          368000.00              80.00      No MI
       17153357                    20070401             926.50          174400.00              80.00      No MI
       17153358                    20070301            4950.00          880000.00              80.00      No MI
       17153359                    20070401            3055.78          553500.00              90.00      PMI
       17153360                    20070101             665.88          114150.00              74.85      No MI
       17153361                    20070401            4113.96          759500.00              70.00      No MI
       17153362                    20070401            1513.00          284800.00              80.00      No MI
       17153363                    20070401            3930.21          686000.00              70.00      No MI
       17153364                    20070401             944.19          174312.00              80.00      No MI
       17153365                    20070401            2063.41          373750.00              76.28      No MI
       17153366                    20070401            4037.50          760000.00              80.00      No MI
       17153367                    20070401            1091.45          170154.39              80.00      No MI
       17153369                    20070401             957.91          173508.00              80.00      No MI
       17153370                    20070401            1191.67          208000.00              80.00      No MI
       17153371                    20070401            1738.25          267436.64              80.00      No MI
       17153372                    20070401            3208.33          560000.00              80.00      No MI
       17153373                    20070401            1952.34          382500.00              75.00      No MI
       17153374                    20070401            1269.58          277000.00              92.33      Triad Guaranty
       17153375                    20070401             855.31          161000.00              70.00      No MI
       17153376                    20070401            2025.00          360000.00              64.86      No MI
       17153377                    20070401             650.00          120000.00              40.00      No MI
       17153378                    20070401            3460.00          692000.00              80.00      No MI
       17153379                    20070401            1196.25          239250.00              75.00      No MI
       17153380                    20070401            2887.50          504000.00              90.00      PMI
       17153381                    20070401            1643.99          315645.83              80.00      No MI
       17153382                    20070401            1249.90          249979.08              62.50      No MI
       17153383                    20070401            2118.34          383700.00              71.72      No MI
       17153384                    20070401             513.33           88000.00              80.00      No MI
       17153385                    20070401            1489.58          260000.00              82.54      PMI
       17153386                    20070401            1743.86          321943.03              74.88      No MI
       17153387                    20070401           12500.00         2000000.00              74.07      No MI
       17153388                    20070401             873.42          139739.97              80.00      No MI
       17153389                    20070401            3072.92          500000.00              71.74      No MI
       17153390                    20070401            2979.17          520000.00              63.03      No MI
       17153391                    20070401             816.20          139920.00              80.00      No MI
       17153392                    20070401            1934.48          379000.00              67.68      No MI
       17153393                    20070301            2329.17          429999.90              74.14      No MI
       17153394                    20070401            1010.48          186550.00              91.00      Triad Guaranty
       17153395                    20070401            1373.02          269000.00              89.67      PMI
       17153396                    20070401             854.00          170800.00              80.00      No MI
       17153397                    20070401            1153.54          226000.00              39.30      No MI
       17153398                    20070401             814.74          156429.71              68.09      No MI
       17153399                    20070401            1562.50          300000.00              67.42      No MI
       17153400                    20070401            4389.58          860000.00              80.00      No MI
       17153401                    20070401            1159.58          202400.00              80.00      No MI
       17153402                    20070401            2539.17          443200.00              77.75      No MI
       17153403                    20070401            1231.44          199619.47              60.61      No MI
       17153405                    20070301            1987.50          359999.16              77.92      No MI
       17153406                    20070401            5520.83         1000000.00              79.37      No MI
       17153407                    20070401            1197.97          225500.00              79.96      No MI
       17153408                    20070401            1503.97          283100.00              95.00      PMI
       17153409                    20070401            2762.50          520000.00              80.00      No MI
       17153410                    20070401             272.44           51282.38              15.52      No MI
       17153411                    20070401            2913.41          499441.72              79.92      No MI
       17153412                    20070401             627.99          113750.00              65.00      No MI
       17153414                    20070401            1773.66          259593.12              80.00      No MI
       17153210                    20070401            2735.42          505000.00              60.12      No MI
       17153211                    20070301            1526.56          244250.00              79.99      No MI
       17153212                    20070301             623.50          103200.00              71.92      No MI
       17153214                    20070301            2965.52          581000.00              74.97      No MI
       17153215                    20070301             918.00          172800.00              80.00      No MI
       17153216                    20070401            2704.00          499200.00              80.00      No MI
       17153217                    20070401             928.52          181915.00              79.13      No MI
       17153218                    20070301             771.88          130000.00              83.87      PMI
       17153219                    20070301             728.00          124800.00              80.00      No MI
       17153220                    20070301             513.33           88000.00              80.00      No MI
       17153221                    20070301            2848.00          569600.00              80.00      No MI
       17153222                    20070301            2676.41          524357.74              40.38      No MI
       17153223                    20070301            1213.06          223950.00              79.98      No MI
       17153224                    20070401             942.50          156000.00              80.00      No MI
       17153225                    20070301            1870.83          359200.00              80.00      No MI
       17153226                    20070401            2448.51          381716.38              80.00      No MI
       17153227                    20070401            1870.00          352000.00              80.00      No MI
       17153228                    20070301            5437.50          900000.00              75.00      No MI
       17153229                    20070401             764.37          133416.95              80.00      No MI
       17153230                    20070301            1307.04          241300.00              80.00      No MI
       17153231                    20070301             964.75          181600.00              80.00      No MI
       17153232                    20070301             748.00          140800.00              80.00      No MI
       17153233                    20070201            4085.42          740000.00              80.00      No MI
       17153234                    20070301            1575.58          315115.00              75.00      No MI
       17153235                    20070301            2970.83          460000.00              80.00      No MI
       17153236                    20070301             719.33          132800.00              80.00      No MI
       17153237                    20070301             700.00          140000.00              36.36      No MI
       17153239                    20070401            1188.14          223650.00              77.56      No MI
       17153240                    20070301            1791.67          344000.00              80.00      No MI
       17153244                    20070301            3306.70          577169.19              75.00      No MI
       17153245                    20070301            1697.93          307550.00              79.99      No MI
       17153247                    20070301            3635.42          698000.00              78.43      No MI
       17153249                    20070301            1696.93          271240.19              78.84      No MI
       17153250                    20070301            4038.67          745600.00              80.00      No MI
       17153251                    20070301            2484.38          450000.00              63.38      No MI
       17153252                    20070301             663.39          109802.63              48.89      No MI
       17153253                    20070301            3931.25          740000.00              80.00      No MI
       17153254                    20070401            3124.02          499843.75              72.99      No MI
       17153255                    20070301             938.30          204720.00              80.00      No MI
       17153256                    20070401            2652.20          383359.71              80.00      No MI
       17153257                    20070401            2695.00          528000.00              80.00      No MI
       17153258                    20061201            5373.33          992000.00              80.00      No MI
       17153259                    20070401            1530.75          299901.92              63.83      No MI
       17153260                    20070401            1536.75          239575.33              80.00      No MI
       17153261                    20070401             850.00          170000.00              66.67      No MI
       17153262                    20070301            1800.00          288000.00              90.00      PMI
       17153263                    20070401            1730.21          302000.00              94.38      PMI
       17153264                    20070301            2206.25          423600.00              95.00      GE Capital MI
       17153267                    20070301            1330.33          245600.00              84.99      PMI
       17153268                    20070401            2015.00          372000.00              80.00      No MI
       17153269                    20070301            1875.00          360000.00              80.00      No MI
       17153270                    20070301            3470.83          680000.00              80.00      No MI
       17153272                    20070401            2227.14          419227.27              65.00      No MI
       17153274                    20070301            3825.00          720000.00              80.00      No MI
       17153275                    20070401            1041.25          196000.00              80.00      No MI
       17153276                    20070301            1873.13          333000.00              79.99      No MI
       17153277                    20070401            1678.33          304000.00              80.00      No MI
       17153278                    20070401             698.98          106219.67              80.00      No MI
       17153279                    20070401             587.35           83872.58              76.36      No MI
       17153280                    20070401            3098.29          502242.60              80.00      No MI
       17153281                    20070401            2196.66          468621.00              79.97      No MI
       17153282                    20070401             913.70          165500.00              78.07      No MI
       17153283                    20070401             997.11          147762.58              80.00      No MI
       17153284                    20070401            1717.86          278469.15              79.94      No MI
       17153285                    20070301            2320.41          420300.00              90.00      PMI
       17153286                    20070401            1054.17          184000.00              80.00      No MI
       17153287                    20070401             918.40          166351.13              75.96      No MI
       17153288                    20070301            3207.81          615900.00              79.99      No MI
       17153289                    20070401            1766.41          332500.00              70.00      No MI
       17153291                    20070401            2191.62          420792.00              80.00      No MI
       17153292                    20070401            1145.83          220000.00              78.57      No MI
       17153293                    20070301            2170.79          416792.00              80.00      No MI
       17153294                    20070301            1124.63          239920.00              80.00      No MI
       17153295                    20070401            3054.57          563920.00              80.00      No MI
       17153296                    20070401            1648.65          282625.00              95.00      PMI
       17153297                    20070401            1764.08          307911.77              80.00      No MI
       17153298                    20070401            3360.00          576000.00              80.00      No MI
       17153299                    20070401             957.06          170144.00              80.00      No MI
       17153300                    20070401             557.81          105000.00              20.19      No MI
       17153301                    20070401            1862.00          319200.00              80.00      No MI
       17153302                    20070301            1043.64          196450.00              79.98      No MI
       17153303                    20070401            1530.70          235592.46              80.00      No MI
       17153304                    20070301            1832.81          345000.00              75.00      No MI
       17153305                    20070301            1071.88          210000.00              60.34      No MI
       17153306                    20070401             536.00           84646.25              80.00      No MI
       17153307                    20070401            1534.58          254000.00              72.57      No MI
       17153308                    20070401             955.04          169784.00              80.00      No MI
       17153310                    20070401            3231.25          660000.00              80.00      No MI
       17153311                    20070401             648.60           99827.32              80.00      No MI
       17153312                    20070301            2312.38          426900.00              75.56      No MI
       17153313                    20070301             320.25           50400.00              80.00      No MI
       17153314                    20070401            1581.67          292000.00              80.00      No MI
       17153316                    20070401            1373.33          208699.72              80.00      No MI
       17153317                    20070401            2208.33          400000.00              80.00      No MI
       17153318                    20070401            2291.67          440000.00              80.00      No MI
       17153319                    20070301             994.73          173624.00              80.00      No MI
       17153320                    20070401            1265.63          225000.00              60.81      No MI
       17153321                    20070301            2911.25          548000.00              68.50      No MI
       17153203                    20070401             517.71           92037.73              80.00      No MI
       17153204                    20070301            1145.83          199999.08              80.00      No MI
       17153205                    20070401            1878.33          368000.00              80.00      No MI
       17153206                    20070401            1532.16          249300.00              89.97      PMI
       17153207                    20070301            1375.00          240000.00              80.00      No MI
       17153208                    20070301            2002.08          384400.00              76.75      No MI
       16846361                    20061201             853.79          174392.00              79.63      No MI
       17153912                    20070401            2438.98          441777.99              80.00      No MI
       17153913                    20070401            2511.98          455000.00              70.00      No MI
       17153914                    20070401            1933.74          301465.63              80.00      No MI
       17153915                    20070301            2870.83          520000.00              65.00      No MI
       17153916                    20070201            3219.46          542224.00              80.00      No MI
       17153917                    20070201            6848.96         1315000.00              52.60      No MI
       17153918                    20070301            1876.88          346500.00              75.00      No MI
       17153919                    20070301           10406.25         1850000.00              74.00      No MI
       17153920                    20070301            4833.98          843750.00              75.00      No MI
       17153921                    20070301            1948.85          353000.00              56.94      No MI
       17153922                    20070201             670.31          117000.00              90.00      GE Capital MI
       17153923                    20070301            1929.79          343073.72              77.83      No MI
       17153924                    20070401             892.50          168000.00              80.00      No MI
       17153925                    20070401            2917.63          460763.14              80.00      No MI
       17153926                    20070201             687.50          120000.00              80.00      No MI
       17153928                    20070301           11250.00         2250000.00              64.29      No MI
       17153929                    20070301            2036.67          416000.00              80.00      No MI
       17153930                    20070401            1820.00          336000.00              48.00      No MI
       17153931                    20070301            8125.00         1500000.00              66.67      No MI
       17153932                    20070401            2327.31          429657.41              51.81      No MI
       17153933                    20070401            1280.62          199581.74              80.00      No MI
       17153934                    20070301            3250.00          600000.00              64.24      No MI
       17153935                    20070401             850.00          160000.00              70.18      No MI
       17153936                    20070301            4648.12          874939.84              51.47      No MI
       17153937                    20070301           10625.00         2000000.00              62.56      No MI
       17153938                    20070301            1604.38          302000.00              53.08      No MI
       17153939                    20070401            2373.96          430000.00              74.01      No MI
       17153940                    20070401            1968.75          350000.00              90.00      PMI
       17153941                    20070301            1279.94          201942.48              90.00      PMI
       17153942                    20070301            2661.04          482000.00              74.73      No MI
       17153943                    20070301            3671.35          665000.00              72.28      No MI
       17153944                    20070401             637.50          120000.00              54.05      No MI
       17153945                    20070401            1501.66          271999.67              80.00      No MI
       17153946                    20070201             782.03          136500.00              60.67      No MI
       17153947                    20070301            3905.79          749912.27              66.25      No MI
       17153948                    20070301            2030.53          389862.14              49.37      No MI
       17153950                    20070301            3083.16          591966.58              53.82      No MI
       17153951                    20070401            1963.13          349000.00              78.65      No MI
       17153952                    20070401             429.81           66700.18              10.46      No MI
       17153953                    20070401             661.72          115500.00              65.00      No MI
       17153954                    20070301            1631.67          313280.00              80.00      No MI
       17153955                    20070401            2693.53          478850.00              76.62      No MI
       17153956                    20070401            1687.43          299987.50              75.00      No MI
       17153957                    20070301            1911.80          339874.68              80.00      No MI
       17153958                    20070401            1071.04          194000.00              80.00      No MI
       17153959                    20070301            2708.33          500000.00              72.57      No MI
       17153960                    20070401             519.72           95949.09              80.00      No MI
       17153961                    20070401            2234.62          363600.00              90.00      PMI
       17153962                    20070401            1668.33          308000.00              70.00      No MI
       17153963                    20070401            1400.00          240000.00              80.00      No MI
       17153964                    20070301            1470.55          271486.28              80.00      No MI
       17153965                    20070401             536.79           99100.00              76.82      No MI
       17153966                    20070501            2268.76          388930.00              89.00      PMI
       17153968                    20070301            2045.31          385000.00              53.32      No MI
       17153969                    20070401            1435.39          218131.81              95.00      PMI
       17153970                    20070401            1050.94          177000.00              79.37      No MI
       17153971                    20070401            1852.67          317600.00              80.00      No MI
       17153972                    20070401            1993.38          347935.62              80.00      No MI
       17153973                    20070401             812.50          150000.00              68.18      No MI
       17153974                    20070401            1036.75          171600.00              80.00      No MI
       17153975                    20070301            2383.33          440000.00              80.00      No MI
       17153976                    20070301            2470.00          456000.00              80.00      No MI
       17153977                    20070301            2760.42          500000.00              67.11      No MI
       17153978                    20070301             394.90           66510.00              89.89      PMI
       17153979                    20070401            1507.65          229113.28              90.00      PMI
       17153980                    20070301             874.89          144810.00              90.00      PMI
       17153981                    20070401            1297.34          194679.39              51.32      No MI
       17153982                    20070401            2477.86          432500.00              32.04      No MI
       17153983                    20070401            2404.43          374844.55              80.00      No MI
       17153984                    20070401            1401.56          258750.00              75.00      No MI
       17153985                    20070401            2839.38          495600.00              80.00      No MI
       17153986                    20070301            1616.40          287360.00              80.00      No MI
       17153987                    20070401            2733.47          485950.00              74.20      No MI
       17153988                    20070301            1147.53          196720.00              80.00      No MI
       17153989                    20070401           20854.17         3640000.00              65.00      No MI
       17153990                    20070401            1793.13          302000.00              67.11      No MI
       17153991                    20070301            2202.81          399000.00              65.41      No MI
       17153992                    20070301            1387.51          242182.83              88.09      PMI
       17153993                    20070401            2200.02          321995.32              75.00      No MI
       17153994                    20070401            1265.00          220800.00              80.00      No MI
       17153995                    20070401            1787.50          330000.00              58.93      No MI
       17153996                    20070401            1237.50          220000.00              80.00      No MI
       17153997                    20070401             812.50          150000.00              28.85      No MI
       17153998                    20070301            2812.50          500000.00              69.44      No MI
       17153999                    20070301            1869.57          276830.30              75.00      No MI
       17154000                    20070401            2383.33          440000.00              80.00      No MI
       17154001                    20070301            2830.21          494000.00              95.00      PMI
       17154002                    20070401            1810.42          316000.00              80.00      No MI
       17154003                    20070401            1037.47          187920.00              80.00      No MI
       17154004                    20070401            5182.11          994964.49              68.62      No MI
       17154005                    20070401            1359.00          271800.00              80.00      No MI
       17154007                    20070401            1454.63          215563.65              90.00      PMI
       17154009                    20070401            2075.51          319447.43              80.00      No MI
       17154010                    20070301            2222.92          388000.00              80.00      No MI
       17154011                    20070301             831.09          147750.00              75.00      No MI
       17154012                    20070301            2195.41          383198.83              80.00      No MI
       17154014                    20070401            1434.79          226588.26              67.76      No MI
       17154015                    20070301            1126.25          212000.00              54.07      No MI
       17154016                    20070401             994.46          164600.00              89.99      PMI
       17154017                    20070401            2323.95          437450.00              85.00      PMI
       17154018                    20070401             839.17          152000.00              80.00      No MI
       17154019                    20070401            1428.75          244929.17              68.06      No MI
       17154020                    20070401            1005.33          166400.00              89.99      PMI
       17154021                    20070401             522.70           92925.00              75.00      No MI
       17154022                    20070401             522.70           92925.00              75.00      No MI
       17154023                    20070401            1399.13          344400.00              76.78      No MI
       17154024                    20070401            1195.99          294398.00              75.62      No MI
       17154025                    20070501            1297.05          234937.23              54.02      No MI
       17154026                    20070401            3195.15          498117.07              61.57      No MI
       17154027                    20070401             653.33          112000.00              80.00      No MI
       17154028                    20070401            3553.33          656000.00              80.00      No MI
       17154029                    20070401            2031.67          368000.00              80.00      No MI
       17154030                    20070401            2700.77          471406.64              78.67      No MI
       17154032                    20070401            1739.06          315000.00              91.30      PMI
       17154033                    20070401            2708.33          500000.00              74.68      No MI
       17154034                    20070301             301.32           56719.67              80.00      No MI
       17154035                    20070401             698.17          113600.00              80.00      No MI
       17154036                    20070401            3973.75          748000.00              80.00      No MI
       17154037                    20070301            3927.08          650000.00              79.75      No MI
       17154038                    20070401            2085.42          364000.00              61.52      No MI
       17154039                    20070401            2073.96          362000.00              57.74      No MI
       17154040                    20070401            2091.15          365000.00              73.74      No MI
       17154041                    20070401            3250.00          624000.00              80.00      No MI
       17154042                    20070401            1236.67          224000.00              80.00      No MI
       17154043                    20070401            1166.67          200000.00              61.54      No MI
       17154044                    20070401            2354.69          411000.00              65.45      No MI
       17154045                    20070401            3529.17          616000.00              69.92      No MI
       17154046                    20070401            1006.88          179000.00              47.35      No MI
       17154047                    20070301             698.90          115680.00              80.00      No MI
       17154048                    20070401            2153.53          382850.00              65.00      No MI
       17154050                    20070401             786.67          128000.00              80.00      No MI
       17154051                    20070401            1885.42          362000.00              52.09      No MI
       17154052                    20070401            1456.00          249600.00              80.00      No MI
       17154053                    20070401            1384.62          250800.00              53.40      No MI
       17154054                    20070401             502.43           83160.00              90.00      PMI
       17154055                    20070401            1594.98          278395.83              80.00      No MI
       17154056                    20070401            1774.38          334000.00              61.28      No MI
       17154057                    20070401             893.18          153117.36              80.00      No MI
       17154058                    20070401             999.17          174400.00              80.00      No MI
       17154059                    20070401            1155.22          177802.44              90.00      PMI
       17154060                    20070401            1155.22          177802.44              90.00      PMI
       17154061                    20070401            1543.75          285000.00              39.58      No MI
       17154062                    20070401             653.94          118450.00              75.00      No MI
       17154063                    20070501            1065.75          176400.00              90.00      PMI
       17154064                    20070401             758.33          130000.00              41.94      No MI
       17154065                    20070401             758.33          130000.00              46.43      No MI
       17154066                    20070401            1934.92          286643.75              80.00      No MI
       17154067                    20070401             419.58           76000.00              80.00      No MI
       17154068                    20070401            1261.30          191676.48              80.00      No MI
       17154069                    20070401            1208.75          183689.95              80.00      No MI
       17154070                    20070401            2731.38          476750.00              71.16      No MI
       17154072                    20070401            1417.50          252000.00              80.00      No MI
       17154074                    20070401            2278.13          405000.00              79.41      No MI
       17154075                    20070401            1524.88          276204.39              63.73      No MI
       17154076                    20070401            4433.16          718630.12              55.38      No MI
       17154077                    20070401            1516.67          260000.00              78.79      No MI
       17154078                    20070501            1087.75          183200.00              80.00      No MI
       17154081                    20070401            1466.67          256000.00              80.00      No MI
       17154082                    20070401            3524.58          615200.00              80.00      No MI
       17154083                    20070401            1923.13          362000.00              56.39      No MI
       17154084                    20070401             721.98          121596.56              80.00      No MI
       17154085                    20070401             688.70          115991.77              80.00      No MI
       17154086                    20070401             598.77           89852.03              43.27      No MI
       17154087                    20070501             871.25          164000.00              80.00      No MI
       17154088                    20070401            2006.13          363375.00              95.00      PMI
       17154089                    20070401            2868.75          510000.00              80.00      No MI
       17154090                    20070401             499.48           99895.02              80.00      No MI
       17154091                    20070401             790.20          140480.00              80.00      No MI
       17154092                    20070401            2262.00          417600.00              80.00      No MI
       17154093                    20070401            6956.25         1260000.00              70.00      No MI
       17154094                    20070401            2139.88          366836.00              76.74      No MI
       17154095                    20070501            5806.67         1072000.00              66.17      No MI
       17154097                    20070501            1256.67          208000.00              80.00      No MI
       17154098                    20070401             664.58          116000.00              80.00      No MI
       17153770                    20070401             976.22          173550.00              65.00      No MI
       17153771                    20070201            3191.15          557000.00              79.90      No MI
       17153772                    20070301            2970.00          528000.00              80.00      No MI
       17153773                    20070401            1169.33          183293.80              67.27      No MI
       17153774                    20070301            4228.75          796000.00              80.00      No MI
       17153775                    20070401            1139.23          210320.00              80.00      No MI
       17153776                    20070401            1005.11          152742.17              90.00      PMI
       17153777                    20070301            2275.00          455000.00              77.78      No MI
       17153779                    20070401            4062.50          750000.00              62.50      No MI
       17153781                    20070401             934.61          169287.00              80.00      No MI
       17153782                    20070301            2431.90          448966.43              69.77      No MI
       17153783                    20070401             992.37          179750.00              27.69      No MI
       17153784                    20070301             912.45          141517.40              95.00      United Guaranty
       17153785                    20070301            1272.38          226200.00              77.92      No MI
       17153786                    20070301            1905.75          326700.00              90.00      MGIC
       17153787                    20070301             751.50          133600.00              68.51      No MI
       17153788                    20070301             466.67           80000.00              80.00      No MI
       17153789                    20070401             896.44          139651.72              80.00      No MI
       17153790                    20070301             714.58          122500.00              70.00      No MI
       17153792                    20070401            1125.00          200000.00              80.00      No MI
       17153793                    20070301            1764.01          307900.00              79.99      No MI
       17153794                    20070301             179.90           31400.00              89.97      Triad Guaranty
       17153795                    20070301            4467.81          779836.75              80.00      No MI
       17153796                    20070401            1083.08          199953.80              80.00      No MI
       17153797                    20070301            4106.25          730000.00              72.28      No MI
       17153798                    20070301            2291.15          415000.00              80.00      No MI
       17153799                    20070301             682.28          112929.43              95.00      PMI
       17153800                    20070301            1514.06          255000.00              79.94      No MI
       17153801                    20070401            7729.17         1400000.00              58.33      No MI
       17153802                    20070301            1161.58          210400.00              80.00      No MI
       17153803                    20070401            1780.12          294640.00              73.66      No MI
       17153804                    20070401            1540.00          264000.00              80.00      No MI
       17153805                    20070401            3426.77          699935.03              80.00      No MI
       17153806                    20070401            1292.53          243300.00              80.00      No MI
       17153807                    20070301            3552.08          620000.00              80.00      No MI
       17153808                    20070301            1856.25          330000.00              75.00      No MI
       17153809                    20070401            1595.56          245575.19              88.17      PMI
       17153810                    20070201            2075.83          376000.00              79.16      No MI
       17153811                    20070401            1866.67          320000.00              80.00      No MI
       17153812                    20070301            1551.25          292000.00              64.89      No MI
       17153813                    20070101            5175.00          920000.00              80.00      No MI
       17153814                    20070401            1030.79          152754.57              90.00      PMI
       17153815                    20070401            2154.17          376000.00              80.00      No MI
       17153816                    20070401             762.04          115804.53              80.00      No MI
       17153817                    20070401             849.71          122832.72              95.00      PMI
       17153818                    20070401            5456.79          988399.00              70.00      No MI
       17153819                    20070401             882.00          151200.00              80.00      No MI
       17153820                    20070401            1925.00          336000.00              80.00      No MI
       17153822                    20070401            1031.25          180000.00              90.00      United Guaranty
       17153823                    20070401            1380.22          212432.53              80.00      No MI
       17153824                    20070301            1057.29          175000.00              56.45      No MI
       17153825                    20070401             372.75           71568.58              80.00      No MI
       17153826                    20070401            3222.69          572923.13              73.46      No MI
       17153827                    20070401            2185.00          368000.00              80.00      No MI
       17153828                    20070401            2086.00          357600.00              80.00      No MI
       17153829                    20070401            6372.21          967762.06              70.80      No MI
       17153831                    20070401            2420.57          422500.00              65.00      No MI
       17153832                    20070401             641.17           97435.53              80.00      No MI
       17153833                    20070401            1364.36          199687.00              80.00      No MI
       17153834                    20070401            1588.56          277276.00              80.00      No MI
       17153835                    20070401            1633.33          280000.00              80.00      No MI
       17153836                    20070401            1633.33          280000.00              80.00      No MI
       17153837                    20070401            1633.33          280000.00              80.00      No MI
       17153838                    20070401            1633.33          280000.00              80.00      No MI
       17153839                    20070401            7189.58         1190000.00              70.00      No MI
       17153840                    20070401            2222.11          374250.00              75.00      No MI
       17153841                    20070401            3643.75          636000.00              80.00      No MI
       17153843                    20070401            1315.84          205136.38              98.33      GE Capital MI
       17153844                    20070401            2864.58          500000.00              79.37      No MI
       17153845                    20070401            1443.75          252000.00              64.95      No MI
       17153846                    20070401            2690.61          461248.00              80.00      No MI
       17153848                    20070401            2624.12          449850.00              80.00      No MI
       17153849                    20070401            1415.66          277354.56              95.00      PMI
       17153850                    20070401            1461.73          259862.50              65.00      No MI
       17153851                    20070401            1592.50          294000.00              70.00      No MI
       17153852                    20070401            1484.88          220046.45              95.00      PMI
       17153853                    20070401            1126.25          204000.00              68.00      No MI
       17153854                    20070401            1354.17          250000.00              55.56      No MI
       17153855                    20070401            1178.81          172529.57              80.00      No MI
       17153856                    20070501            1208.75          183800.96              80.00      No MI
       17153857                    20070401            1576.46          322000.00              59.08      No MI
       17153858                    20070401            3285.00          584000.00              80.00      No MI
       17153859                    20070401            3571.88          635000.00              25.40      No MI
       17153860                    20070401            4057.98          632628.61              65.00      No MI
       17153861                    20070401            2470.06          375240.75              75.96      No MI
       17153862                    20070401            2188.75          412000.00              80.00      No MI
       17153863                    20070501            3139.58          548000.00              51.89      No MI
       17153864                    20070401            2972.67          548800.00              80.00      No MI
       17153865                    20070401            1729.17          332000.00              56.75      No MI
       17153866                    20070401            1289.56          195969.21              75.00      No MI
       17153867                    20070401            1662.03          279920.00              80.00      No MI
       17153868                    20070401             541.67          100000.00              80.00      No MI
       17153869                    20070401            1608.50          266234.00              90.00      PMI
       17153870                    20070401             776.02          130697.59              95.00      PMI
       17153871                    20070401            2869.97          491994.24              80.00      No MI
       17153872                    20070401            1683.28          283500.00              90.00      PMI
       17153874                    20070401            1354.57          250074.00              80.00      No MI
       17153875                    20070401            3667.50          652000.00              66.87      No MI
       17153876                    20070401             985.82          151729.54              80.00      No MI
       17153878                    20070401            2021.25          346500.00              90.00      PMI
       17153879                    20070401            1852.90          296448.04             100.00      United Guaranty
       17153880                    20070401            1145.83          200000.00              80.00      No MI
       17153881                    20070401             825.00          144000.00              75.00      No MI
       17153882                    20070501            1149.65          172658.35              90.00      PMI
       17153883                    20070401             813.20          126775.28             100.00      Republic MIC
       17153884                    20070401             926.50          174400.00              80.00      No MI
       17153885                    20070401             887.63          157800.00              80.00      No MI
       17153886                    20070301           10268.75         1860000.00              58.13      No MI
       17153887                    20070401             540.72           99825.00              31.15      No MI
       17153889                    20070401             854.01          129780.94              80.00      No MI
       17153890                    20060901            8281.25         1500000.00              22.06      No MI
       17153891                    20070401             669.63          116880.00              80.00      No MI
       17153892                    20070301            1043.42          188997.27              90.00      PMI
       17153893                    20070301            1258.75          228000.00              60.00      No MI
       17153894                    20070301            1540.31          279000.00              60.00      No MI
       17153895                    20070301            1407.81          255000.00              60.00      No MI
       17153896                    20070301            1109.69          201000.00              60.00      No MI
       17153897                    20070301            1590.00          288000.00              60.00      No MI
       17153898                    20070301             993.75          180000.00              60.00      No MI
       17153900                    20070301            1954.37          354000.00              60.00      No MI
       17153901                    20070301            2153.12          390000.00              60.00      No MI
       17153902                    20070301            1026.87          186000.00              60.00      No MI
       17153903                    20070301            1440.94          261000.00              60.00      No MI
       17153904                    20061201            1442.51          251784.00              80.00      No MI
       17153905                    20061201            9000.00         1600000.00              59.26      No MI
       17153906                    20070401            3603.87          640687.50              75.00      No MI
       17153907                    20070301             669.37          114750.00              90.00      PMI
       17153908                    20070401             871.54          135871.16              80.00      No MI
       17153910                    20070101            1313.86          199150.18              79.37      No MI
       17153749                    20061001            1179.02          205792.38              70.00      No MI
       17153750                    20060701            2567.54          412532.55              66.72      No MI
       17153751                    20060901            1828.51          302650.00              80.00      No MI
       17153752                    20061101             526.34           99075.00              75.00      No MI
       17153753                    20061101            2475.00          432000.00              89.07      MGIC
       17153754                    20061201            1106.00          189600.00              80.00      No MI
       17153755                    20070401            1421.04          262345.00              80.00      No MI
       17153757                    20070301            3141.67          580000.00              78.91      No MI
       17153758                    20070301            3176.88          598000.00              80.00      No MI
       17153759                    20070401             796.48          122587.95              80.00      No MI
       17153760                    20070101            7041.67         1300000.00              64.04      No MI
       17153762                    20070301            2450.00          420000.00              80.00      No MI
       17153763                    20070201            2566.23          464826.00              80.00      No MI
       17153764                    20070301            1718.75          300000.00              80.00      No MI
       17153765                    20070301             801.61          139917.84              80.00      No MI
       17153766                    20070401            1743.75          310000.00              64.58      No MI
       17153767                    20070301             602.33          111200.00              84.56      United Guaranty
       17153768                    20070301            2375.00          475000.00              57.58      No MI
       17153769                    20070301            1990.62          341250.00              75.00      No MI
       17233046                    20070501            3390.83          626000.00              69.56      No MI
       17233120                    20070601            3520.29          649900.00              61.31      No MI
       17233040                    20070601            3046.88          585000.00              84.78      Triad Guaranty
       17233041                    20070601            3952.50          744000.00              80.00      No MI
       17233123                    20070601            3010.00          602000.00              57.33      No MI
       17233042                    20070501            4274.50          854900.00              60.20      No MI
       17233124                    20070601            2847.50          536000.00              80.00      No MI
       17233043                    20070501            3195.83          613600.00              80.00      No MI
       17233125                    20070601            2291.67          440000.00              80.00      No MI
       17233044                    20070501            4670.22          879000.00              69.80      No MI
       17233045                    20070501            5416.67         1000000.00              58.82      No MI
       17233116                    20070501            3245.83          623200.00              80.00      No MI
       17233036                    20070601            2491.67          460000.00              80.00      No MI
       17233118                    20070601            2316.25          436000.00              80.00      No MI
       17233119                    20070501            2416.50          429600.00              80.00      No MI
       17233038                    20070501            2213.54          424999.09              62.96      No MI
       17233039                    20070501            2500.00          500000.00              64.94      No MI
       17233033                    20070501            2556.77          490900.00              79.99      No MI
       17233115                    20070501            3144.50          529600.00              80.00      No MI
       17233034                    20070501            2578.13          495000.00              64.71      No MI
       17233467                    20070601            2449.06          461000.00              78.80      No MI
       17233409                    20070601            3200.00          640000.00              64.00      No MI
       17233110                    20070501            3020.00          603999.73              80.00      No MI
       17233030                    20070501            2570.00          514000.00              80.00      No MI
       17233113                    20070601            2600.00          520000.00              62.65      No MI
       17233032                    20070601            6750.00         1350000.00              40.18      No MI
       17233114                    20070501            2374.96          455992.50              77.29      No MI
       17233028                    20070501            2604.17          500000.00              69.44      No MI
       17233029                    20070501            3057.29          587000.00              61.15      No MI
       17233108                    20070501            2308.99          434500.00              65.91      No MI
       17233109                    20070501            2343.75          449999.34              76.27      No MI
       17247380                    20070701            2208.33          424000.00              80.00      No MI
       17233000                    20070501            3232.00          646400.00              80.00      No MI
       17233001                    20070601            2635.42          550000.00              79.72      No MI
       17233002                    20070501            2300.00          459999.51              80.00      No MI
       17233003                    20070501            3317.71          650000.00              65.66      No MI
       17233004                    20070501            3062.50          600000.00              71.43      No MI
       17233005                    20070501            3066.67          640000.00              76.88      No MI
       17233006                    20070501            3843.13          922350.00              80.00      No MI
       17233007                    20070501            3307.50          648000.00              73.22      No MI
       17247291                    20070601            3720.00          744000.00              80.00      No MI
       17247373                    20070601            2387.50          458400.00              80.00      No MI
       17233008                    20070501            3100.78          607500.00              75.00      No MI
       17233009                    20070501            3236.52          675436.77              70.00      No MI
       17233010                    20070501            3675.00          720000.00              80.00      No MI
       17233011                    20070501            2447.92          500000.00              65.36      No MI
       17233013                    20070501            2663.33          544000.00              80.00      No MI
       17233014                    20070601            4104.17          788000.00              80.00      No MI
       17233015                    20070601            2643.75          540000.00              80.00      No MI
       17233016                    20070501            3723.96          650000.00              77.38      No MI
       17233017                    20070501            3317.71          650000.00              79.75      No MI
       17233018                    20070501            3355.00          585600.00              80.00      No MI
       17247293                    20070701            3640.00          672000.00              80.00      No MI
       17247294                    20070701            2712.23          500720.00              80.00      No MI
       17233100                    20070601            2427.54          475600.00              80.00      No MI
       17233020                    20070501            2343.75          449999.47              57.32      No MI
       17233101                    20070601            2295.21          479000.00              68.23      No MI
       17233021                    20070501            3749.58          719920.00              79.11      No MI
       17233102                    20070601            3494.69          633000.00              42.20      No MI
       17233022                    20070501            2509.45          512569.00              70.95      No MI
       17233023                    20070501            3164.58          620000.00              80.00      No MI
       17233105                    20070601            4687.50         1000000.00              74.32      No MI
       17233024                    20070501            2428.33          496000.00              79.96      No MI
       17233106                    20070601            3119.35          500000.00              34.25      No MI
       17233025                    20070501            2480.94          466999.94              65.77      No MI
       17233107                    20070501            2810.00          562000.00              80.00      No MI
       17247371                    20070601            2556.00          454400.00              80.00      No MI
       17247365                    20070601            2467.50          504000.00              80.00      No MI
       17247287                    20070701            3342.35          729240.00              80.00      No MI
       17247288                    20070701            3092.74          509000.00              67.69      No MI
       17247289                    20070601            3038.75          572000.00              80.00      No MI
       17247284                    20070601            3346.50          629930.00              70.00      No MI
       17247258                    20070501            2400.00          480000.00              60.00      No MI
       17247259                    20070601            2687.50          516000.00              80.00      No MI
       17247340                    20070601            4568.75          860000.00              80.00      No MI
       17247342                    20070701            3453.13          650000.00              73.45      No MI
       17247346                    20070701            5954.58          980000.00              80.00      No MI
       17247348                    20070601            5565.36          880500.00              76.57      No MI
       17247351                    20070701            2215.21          434000.00              70.00      No MI
       17247270                    20070601            3125.00          600000.00              80.00      No MI
       17247353                    20070701            3916.67          752000.00              80.00      No MI
       17247272                    20070601            2908.00          581600.00              79.89      No MI
       17247355                    20070601            2776.67          544000.00              80.00      No MI
       17247356                    20070701            2565.42          524000.00              80.00      No MI
       17247277                    20070601            2237.50          429600.00              80.00      No MI
       17247278                    20070701            3211.67          656000.00              80.00      No MI
       17247362                    20070601            2921.88          550001.00              65.48      No MI
       17247322                    20070601            2868.75          540000.00              73.07      No MI
       17247324                    20070601            4064.06          765000.00              71.83      No MI
       17247331                    20070601            2307.29          443000.00              79.96      No MI
       17247251                    20070601            4333.33          800000.00              59.26      No MI
       17247333                    20070701            3357.50          632000.00              80.00      No MI
       17247252                    20070601            3825.00          720000.00              79.38      No MI
       17247253                    20070601            2789.06          525000.00              72.92      No MI
       17247255                    20070601            3144.47          591900.00              79.99      No MI
       17247256                    20070601            2583.75          468000.00              69.85      No MI
       17247327                    20070701            2737.50          547500.00              53.68      No MI
       17247328                    20070601            6537.92         1207000.00              46.42      No MI
       17247248                    20070601            4951.04          970000.00              66.90      No MI
       17247237                    20070701            2740.83          506000.00              56.22      No MI
       17247228                    20070601            2856.50          537695.00              80.00      No MI
       17247309                    20070601            3400.00          640000.00              80.00      No MI
       17247310                    20070601            2864.58          550000.00              51.89      No MI
       17247312                    20070601            2940.00          576000.00              80.00      No MI
       17247316                    20070601            5169.06          973000.00              77.53      No MI
       17233391                    20070601            4239.58          814000.00              79.41      No MI
       17233475                    20070601            5729.17         1000000.00              73.26      No MI
       17233476                    20070501           15937.50         3000000.00              71.34      No MI
       17233397                    20070601            5400.00         1080000.00              80.00      No MI
       17247204                    20070701            4083.33          800000.00              74.42      No MI
       17247217                    20070601            4846.88          990000.00              75.00      No MI
       17247218                    20070601            3177.08          500000.00              80.00      No MI
       17247219                    20070501            2604.17          500000.00              79.37      No MI
       17247225                    20070701            4593.75          900000.00              74.14      No MI
       17233452                    20070601            3729.17          716000.00              80.00      No MI
       17233456                    20070601            2271.09          427500.00              75.00      No MI
       17233381                    20070601            2491.67          520000.00              80.00      No MI
       17233432                    20070601            2924.90          475040.00              53.38      No MI
       17233433                    20070601            3433.06          672600.00              80.00      No MI
       17233190                    20070601            2643.33          488000.00              76.25      No MI
       17233193                    20070501            5309.18          999375.00              75.00      No MI
       17233438                    20070601            4502.12          731200.00              80.00      No MI
       17233195                    20070601            5031.25         1050000.00              75.00      No MI
       17233196                    20070601            3476.04          710000.00              67.62      No MI
       17233359                    20070601            2266.25          444000.00              80.00      No MI
       17233198                    20070501            2100.31          429000.00              77.30      No MI
       17233360                    20070601            3583.33          688000.00              76.44      No MI
       17233361                    20070601            3145.83          604000.00              80.00      No MI
       17233364                    20070601            4427.08          850000.00              59.86      No MI
       17233366                    20070601            5414.06          945000.00              75.90      No MI
       17233367                    20070601            4563.44          859000.00              53.69      No MI
       17233180                    20070601            2589.58          452000.00              69.54      No MI
       17233424                    20070601            3897.49          633000.00              79.62      No MI
       17233343                    20070601            3667.50          652000.00              80.00      No MI
       17233344                    20070601            3121.88          555000.00              53.88      No MI
       17233345                    20070601            3657.26          610000.00              61.00      No MI
       17233184                    20070601            2444.61          500000.00              68.97      No MI
       17233185                    20070501            4990.78         1064700.00              37.03      No MI
       17233349                    20070601            5104.17         1000000.00              61.05      No MI
       17233189                    20070601            3293.75          620000.00              80.00      No MI
       17233084                    20070601            2337.50          440000.00              80.00      No MI
       17233327                    20070601            4114.58          790000.00              80.00      No MI
       17233166                    20070601            3288.44          619000.00              78.35      No MI
       17233086                    20070601            2191.67          420800.00              80.00      No MI
       17233167                    20070601            2575.00          494400.00              80.00      No MI
       17233087                    20070501            2197.92          422000.00              71.53      No MI
       17233088                    20070501            3385.03          649898.41              75.71      No MI
       17233169                    20070601            2343.75          450000.00              52.94      No MI
       17233089                    20070501            5104.17         1000000.00              38.46      No MI
       17233413                    20070601            2722.50          484000.00              80.00      No MI
       17233170                    20070501            2843.75          546000.00              75.00      No MI
       17233171                    20070601            2620.00          524000.00              80.00      No MI
       17233333                    20070601            2952.83          496788.00              78.86      No MI
       17233091                    20070601            2487.25          497450.00              72.36      No MI
       17233092                    20070401            3950.00          790000.00              79.40      No MI
       17233173                    20070601            2916.67          560000.00              80.00      No MI
       17233335                    20070601            3656.25          650000.00              50.00      No MI
       17233093                    20070501            4245.84          815199.65              80.00      No MI
       17233174                    20070601            4537.50          660000.00              80.00      No MI
       17233094                    20070601            3293.75          620000.00              80.00      No MI
       17233337                    20070601            2963.38          475000.00              79.17      No MI
       17233095                    20070601            2541.67          488000.00              80.00      No MI
       17233176                    20070601            4205.52          859000.00              78.09      No MI
       17233177                    20070601            4488.95          748720.00              80.00      No MI
       17233178                    20070601            4763.67          784000.00              80.00      No MI
       17233179                    20070601            2275.00          455000.00              75.83      No MI
       17233151                    20070601            3128.13          577500.00              70.00      No MI
       17233071                    20070601            2234.38          429000.00              78.14      No MI
       17233072                    20070601            2343.75          450000.00              65.22      No MI
       17233073                    20070601            3324.55          682000.00              51.28      No MI
       17233154                    20070601            2357.50          492000.00              80.00      No MI
       17233074                    20070501            8983.33         1760000.00              80.00      No MI
       17233075                    20070501            2440.10          468500.00              72.64      No MI
       17233156                    20070601            2187.50          420000.00              74.34      No MI
       17233076                    20070301            2292.88          431599.99              80.00      No MI
       17233319                    20070601            3020.83          580000.00              80.00      No MI
       17233158                    20070601            2318.75          420000.00              80.00      No MI
       17233078                    20070601            2388.75          468000.00              79.05      No MI
       17233159                    20070601            4375.00          840000.00              80.00      No MI
       17233080                    20070501            2638.26          445545.28              78.94      No MI
       17233081                    20070601            2595.67          479200.00              80.00      No MI
       17233162                    20070601            2333.33          448000.00              77.91      No MI
       17233324                    20070601            3687.92          668000.00              80.00      No MI
       17233406                    20070601            9510.42         1660000.00              80.00      No MI
       17233083                    20070501            4710.00          942000.00              67.29      No MI
       17233407                    20070601            5205.53          880000.00              80.00      No MI
       17233164                    20070501            3485.13          760377.13              80.00      No MI
       17233069                    20070601            2209.04          432792.00              80.00      No MI
       17233150                    20070601            3317.71          650000.00              73.45      No MI
       17233067                    20070501            3275.00          628800.00              80.00      No MI
       17233149                    20070501            2937.81          553000.00              72.29      No MI
       17233066                    20070601            3317.71          650000.00              56.52      No MI
       17233309                    20070601            3255.21          625000.00              78.13      No MI
       17233141                    20070501            3359.38          645000.00              65.15      No MI
       17233142                    20070501            2953.65          535000.00              74.83      No MI
       17233304                    20070601            3577.50          648000.00              80.00      No MI
       17233063                    20070601            2452.25          461600.00              80.00      No MI
       17233144                    20070501            2552.08          489999.80              70.00      No MI
       17233064                    20070601            2953.75          556000.00              80.00      No MI
       17233145                    20070501            4750.00          760000.00              80.00      No MI
       17233058                    20070601            3828.13          735000.00              70.00      No MI
       17233059                    20070601            2613.65          570251.00              80.00      No MI
       17233300                    20070601            4819.69          873000.00              74.30      No MI
       17233301                    20070601            4363.04          873500.00              74.34      No MI
       17233140                    20070501            3025.58          605116.00              80.00      No MI
       17233302                    20070601            5103.93          840000.00              76.36      No MI
       17233060                    20070301            3405.23          667036.75              80.00      No MI
       17233051                    20070501            2239.58          430000.00              46.99      No MI
       17233132                    20070501            2612.50          456000.00              76.25      No MI
       17233052                    20070501            2940.00          587999.57              80.00      No MI
       17233133                    20070501            3656.25          650000.00              76.47      No MI
       17233054                    20070601            3166.25          596000.00              80.00      No MI
       17233135                    20070601            2475.00          440000.00              73.95      No MI
       17233136                    20070501            2327.39          455975.50              80.00      No MI
       17233056                    20070601            3385.42          650000.00              48.15      No MI
       17233137                    20070601            3385.42          650000.00              73.86      No MI
       17233047                    20070501           11852.56         1923173.48              70.00      No MI
       17233128                    20070601            2457.81          453750.00              75.00      No MI
       17233129                    20070601            2149.27          439000.00              79.82      No MI
       17233049                    20070601            2437.50          450000.00              69.23      No MI
       17233130                    20070501            3908.75          708000.00              80.00      No MI
       17233050                    20070501            3346.88          630000.00              52.50      No MI
       17233285                    20070601            5380.00         1076000.00              80.00      No MI
       17233288                    20070601            2310.00          492800.00              80.00      No MI
       17233290                    20070601            3859.38          741000.00              76.00      No MI
       17233292                    20070601            3150.54          505000.00              72.66      No MI
       17233293                    20070601            3899.58          764000.00              80.00      No MI
       17233295                    20070501            3600.00          720000.00              45.00      No MI
       17233296                    20070601            3229.17          620000.00              80.00      No MI
       17232973                    20070201            8124.38         1591713.15              80.00      No MI
       17232974                    20070501            5410.42          980000.00              61.25      No MI
       17232977                    20070501            3223.74          615909.15              47.61      No MI
       17232979                    20070601            2595.00          519000.00              72.18      No MI
       17232980                    20070401            7097.68         1197417.37              66.67      No MI
       17232981                    20070601            1943.33          424000.00              80.00      No MI
       17232982                    20070601            3479.17          668000.00              80.00      No MI
       17232983                    20070401            4934.64          947449.64              63.91      No MI
       17232985                    20070601            2982.31          465760.00              80.00      No MI
       17232986                    20070601            3601.44          677918.00              80.00      No MI
       17232987                    20070401           14668.87         2708094.98              54.16      No MI
       17232988                    20070501            5439.69         1023940.00              80.00      No MI
       17232989                    20070501            6256.01         1154956.25              70.00      No MI
       17232990                    20070401            2883.29          522255.68              76.84      No MI
       17232991                    20070401            2698.46          507944.92              80.00      No MI
       17232992                    20070301            2825.60          531665.93              80.00      No MI
       17232994                    20070501            2561.01          523100.00              80.00      No MI
       17232996                    20070501            2250.00          450000.00              73.77      No MI
       17232997                    20070501            2916.67          560000.00              80.00      No MI
       17232998                    20070601            2680.00          536000.00              80.00      No MI
       17232999                    20070501            2960.42          580000.00              80.00      No MI
       17233206                    20070501            2526.04          485000.00              65.28      No MI
       17233211                    20070601            3643.75          636000.00              80.00      No MI
       17233212                    20070501           15166.67         2800000.00              80.00      No MI
       17233214                    20070501            2408.75          492000.00              80.00      No MI
       17233216                    20070601            2572.00          514400.00              80.00      No MI
       17233218                    20070501            4404.50          919200.00              70.71      No MI
       17233219                    20070601            2604.17          500000.00              80.00      No MI
       17233221                    20070501            2245.61          489945.83              67.31      No MI
       17233233                    20070601            2577.79          475900.00              80.00      No MI
       17233235                    20070601            2273.44          485000.00              63.82      No MI
       17233236                    20070601            3229.17          620000.00              77.02      No MI
       17233240                    20070601            2770.83          532000.00              80.00      No MI
       17233241                    20070501            2374.81          474959.13              65.97      No MI
       17233242                    20070601            2468.58          538600.00              79.99      No MI
       17233243                    20070501            2300.00          460000.00              79.31      No MI
       17233245                    20070601            3320.00          664000.00              80.00      No MI
       17233249                    20070501            3662.97          689500.00              68.61      No MI
       17233251                    20070601            2633.75          516000.00              80.00      No MI
       17233252                    20070501            3109.88          635210.32              73.87      No MI
       17233253                    20070601            2698.75          508000.00              80.00      No MI
       17233254                    20070601            3612.50          680000.00              80.00      No MI
       17233256                    20070501            4900.00          960000.00              75.89      No MI
       17233257                    20070601            2340.00          468000.00              73.13      No MI
       17233260                    20070601            2839.58          580000.00              44.62      No MI
       17233262                    20070601            2458.33          472000.00              80.00      No MI
       17233264                    20070601            2934.63          552400.00              74.65      No MI
       17233265                    20070601            4340.00          868000.00              80.00      No MI
       17233266                    20070601            3863.75          674400.00              80.00      No MI
       17233267                    20070501            2589.90          529000.00              68.70      No MI
       17233268                    20070501            2790.63          570000.00              67.86      No MI
       17233269                    20070601            4147.75          847200.00              80.00      No MI
       17233271                    20070501            3250.00          624000.00              80.00      No MI
       17233272                    20070601            2922.61          481000.00              61.27      No MI
       17233273                    20070601            3125.90          566200.00              68.22      No MI
       17233274                    20070601            3385.42          650000.00              59.09      No MI
       17233275                    20070601            2212.92          452000.00              80.00      No MI
       17233280                    20070601            3495.63          714000.00              78.90      No MI
       17233282                    20070601            3583.33          688000.00              80.00      No MI
       17247265                    20070601            2335.48          509560.00              80.00      No MI
       17244992                    20070601            4818.33          944000.00              80.00      No MI
       17244993                    20070501            2291.67          440000.00              80.00      No MI
       17244994                    20070501            4122.75          824550.00              80.00      No MI
       17244995                    20070501            2750.00          600000.00              66.67      No MI
       17244996                    20070601            2383.65          467000.00              66.71      No MI
       17244997                    20070601            6145.83         1000000.00              72.20      No MI
       17244998                    20070501            2395.83          460000.00              80.00      No MI
       17244999                    20070601            2252.08          470000.00              74.60      No MI
       17244990                    20070501            4278.65          775000.00              77.50      No MI
       17244991                    20070501            2208.33          424000.00              80.00      No MI
       17247375                    20070701            3978.00          748800.00              80.00      No MI
       17247295                    20070601            3250.00          650000.00              65.00      No MI
       17247376                    20070601            5179.42          956200.00              70.83      No MI
       17247296                    20070601            3302.83          573750.00              90.00      Republic MIC
       17247377                    20070701            2500.00          500000.00              78.13      No MI
       17247381                    20070701            2708.33          500000.00              80.00      No MI
       17247382                    20070501            2684.80          495655.10              79.94      No MI
       17247374                    20070601            3760.00          752000.00              79.91      No MI
       17247370                    20070601            2695.00          462000.00              66.76      No MI
       17247290                    20070701            4030.00          744000.00              80.00      No MI
       17247367                    20070701            4500.00          800000.00              80.00      No MI
       17247286                    20070601            2413.08          482616.00              80.00      No MI
       17247283                    20070601            2165.63          472500.00              70.00      No MI
       17247261                    20070601            6325.00         1265000.00              55.00      No MI
       17247343                    20070701            3082.92          604000.00              80.00      No MI
       17247344                    20070601            3133.33          640000.00              77.58      No MI
       17247263                    20070601            2720.00          512000.00              80.00      No MI
       17247266                    20070601            2145.71          502410.00              79.90      No MI
       17247349                    20070701            2542.50          452000.00              80.00      No MI
       17247268                    20070601            2537.26          487154.00              78.57      No MI
       17247269                    20070701            2937.50          600000.00              80.00      No MI
       17247350                    20070601            3100.78          661500.00              70.00      No MI
       17247271                    20070601            2380.00          476000.00              80.00      No MI
       17247273                    20070501            3317.71          650000.00              75.14      No MI
       17247274                    20070601            2703.13          519000.00              62.91      No MI
       17247276                    20070601            3633.85          640000.00              78.05      No MI
       17247357                    20070701            2916.67          560000.00              80.00      No MI
       17247197                    20070501            3786.01          712660.00              80.00      No MI
       17247198                    20070501            8213.10         1387016.61              69.18      No MI
       17247279                    20070601            3350.00          643200.00              80.00      No MI
       17247280                    20070701            2407.08          462160.00              80.00      No MI
       17247282                    20070601            2323.96          485000.00              76.98      No MI
       17247320                    20070601            4406.25          900000.00              56.25      No MI
       17247321                    20070601            2594.79          530000.00              51.46      No MI
       17247240                    20070501            3025.00          660000.00              80.00      No MI
       17247241                    20070601            2260.52          452104.00              80.00      No MI
       17247242                    20070601            2085.63          426000.00              78.89      No MI
       17247243                    20070601            3613.13          738000.00              67.09      No MI
       17247254                    20070501            3070.92          685600.00              80.00      No MI
       17247335                    20070701            3750.00          900000.00              60.00      No MI
       17247326                    20070601            2083.71          444524.00              80.00      No MI
       17247246                    20070601            3078.26          628750.00              78.59      No MI
       17247247                    20070601            2640.31          603500.00              85.00      MGIC
       17247329                    20070601            3905.00          568000.00              80.00      No MI
       17247317                    20070601            5078.65          995000.00              56.53      No MI
       17247236                    20070701            2401.67          524000.00              80.00      No MI
       17247318                    20070601            3133.33          640000.00              80.00      No MI
       17247238                    20070601            2428.33          496000.00              80.00      No MI
       17247311                    20070601            2041.67          490000.00              66.22      No MI
       17247230                    20070601            3038.71          571992.00              80.00      No MI
       17247231                    20070501            2550.06          499603.13              75.00      No MI
       17247234                    20070701            3410.00          744000.00              80.00      No MI
       17256615                    20070701            2750.00          528000.00              80.00      No MI
       17256616                    20070701            2552.08          500000.00              69.93      No MI
       17256617                    20070701            2347.97          500900.00              64.63      No MI
       17256609                    20070701            2556.67          472000.00              80.00      No MI
       17256618                    20070701            4120.83          860000.00              80.00      No MI
       17256619                    20070701            4895.83         1000000.00              78.30      No MI
       17256610                    20070701            2735.83          536000.00              80.00      No MI
       17256611                    20070601            3066.48          639960.00              80.00      No MI
       17256613                    20070701            2496.88          510000.00              63.75      No MI
       17255906                    20070701            3720.35          759901.00              75.25      No MI
       17255907                    20070701            2858.33          560000.00              79.43      No MI
       17255917                    20070701            3163.33          584000.00              80.00      No MI
       17255908                    20070701            3000.00          640000.00              80.00      No MI
       17255918                    20070701            3453.13          650000.00              76.92      No MI
       17255909                    20070701            3564.17          728000.00              80.00      No MI
       17255919                    20070701            2953.75          556000.00              80.00      No MI
       17255885                    20070601            2741.67          560000.00              65.12      No MI
       17255894                    20070601            3385.42          650000.00              79.37      No MI
       17255896                    20070601            3114.58          650000.00              79.85      No MI
       17255887                    20070701            6696.67         1312000.00              80.00      No MI
       17255888                    20070701            5270.00          992000.00              80.00      No MI
       17255898                    20070701            1869.52          448684.00              80.00      No MI
       17255899                    20070701            3185.00          624000.00              80.00      No MI
       17255914                    20070701            2854.69          507500.00              70.00      No MI
       17255915                    20070701            3040.00          608000.00              80.00      No MI
       17255916                    20070701            2975.00          560000.00              80.00      No MI
       17255912                    20070701            2894.76          464000.00              80.00      No MI
       17255913                    20070701            2868.75          540000.00              80.00      No MI
       17255904                    20070701            3363.68          645826.00              80.00      No MI
       17255905                    20070701            2377.34          447500.00              79.98      No MI
       17255882                    20070501            3608.65          707000.00              64.27      No MI
       17255883                    20070701            2276.56          465000.00              75.71      No MI
       17255884                    20070701            2695.31          575000.00              68.86      No MI
       17255886                    20070701            4791.67         1000000.00              76.05      No MI
       17255889                    20070601            4080.00          768000.00              80.00      No MI
       17255910                    20070701            2216.67          425600.00              80.00      No MI
       17255911                    20070701            2735.86          462500.00              69.81      No MI
       17255897                    20070601            2812.50          675000.00              73.94      No MI
       17255900                    20070701            2668.23          545000.00              78.42      No MI
       17255901                    20070701            2599.00          542400.00              80.00      No MI
       17255902                    20070701            2313.28          472500.00              76.70      No MI
       17255903                    20070701            2473.96          475000.00              70.37      No MI
       17255880                    20070601            3318.56          650167.00              79.94      No MI
       17255881                    20070601            5416.66          999999.00              74.18      No MI
       17255895                    20070601            5057.50          952000.00              80.00      No MI
       17255891                    20070601            2385.25          487200.00              80.00      No MI
       17255893                    20070601            3038.05          500000.00              80.00      No MI
       17255890                    20070601            2900.00          580000.00              80.00      No MI
       17250575                    20070701            2180.00          436000.00              80.00      No MI
       17250577                    20070701            2746.18          540000.00              80.00      No MI
       17250578                    20070701            6016.33         1089750.00              75.00      No MI
       17250570                    20070601            4705.68          852350.00              80.00      No MI
       17250562                    20070701            2677.08          514000.00              73.43      No MI
       17247202                    20070601            3449.33          752580.00              80.00      No MI
       17247203                    20070601            3674.50          734900.00              79.99      No MI
       17247208                    20070501            2894.78          544900.32              70.31      No MI
       17247209                    20070501            2340.08          440485.00              80.00      No MI
       17247210                    20070101            2578.13          495000.00              75.00      No MI
       17247211                    20070501            2422.50          456000.00              80.00      No MI
       17247212                    20070501            2633.33          505600.00              80.00      No MI
       17247214                    20070501            1047.29          135000.00              79.97      No MI
       17247216                    20070501            4053.22          926450.00              80.00      No MI
       17247300                    20070601            4791.49          880000.00              61.54      No MI
       17247302                    20070601            2838.33          524000.00              80.00      No MI
       17247221                    20070601            2736.77          559000.00              69.01      No MI
       17247222                    20070601            2400.00          480000.00              80.00      No MI
       17247303                    20070601            2465.00          464000.00              80.00      No MI
       17247304                    20070701            6800.31         1389000.00              34.94      No MI
       17247223                    20070601            2250.00          450000.00              75.00      No MI
       17247224                    20070601            3281.25          750000.00              75.00      No MI
       17247306                    20070601            2537.38          459600.00              79.93      No MI
       17244962                    20070501            5063.56          855127.27              80.00      No MI
       17245030                    20070601            2505.82          490936.00              80.00      No MI
       17245031                    20070601            2837.81          504500.00              55.75      No MI
       17245032                    20070601            2703.13          519000.00              71.59      No MI
       17245033                    20070601            4479.17          860000.00              80.00      No MI
       17245034                    20070601             616.94          465000.00              67.39      No MI
       17245035                    20070601            2501.04          490000.00              75.38      No MI
       17245036                    20070601            3082.92          604000.00              80.00      No MI
       17245037                    20070601            3447.92          662000.00              67.90      No MI
       17245038                    20070601            2250.00          432000.00              80.00      No MI
       17245039                    20070601            3172.24          621500.00              79.99      No MI
       17245040                    20070601            2268.75          484000.00              80.00      No MI
       17245041                    20070601            3574.58          746000.00              52.31      No MI
       17245042                    20070601            2308.50          426185.00              79.36      No MI
       17245043                    20070601            3470.83          680000.00              80.00      No MI
       17245044                    20070601            2883.75          487500.00              65.00      No MI
       17245045                    20070601            2291.67          500000.00              80.00      No MI
       17245046                    20070601            3266.26          639920.00              80.00      No MI
       17245047                    20070601            3555.62          473284.00              80.00      No MI
       17245048                    20070601            2550.00          480000.00              80.00      No MI
       17245049                    20070701            4635.16          889950.00              75.00      No MI
       17245050                    20070401            2830.50          447004.15              78.56      No MI
       17245016                    20070601            2690.25          506400.00              80.00      No MI
       17245017                    20070601            2919.75          549600.00              80.00      No MI
       17245018                    20070601            2095.42          428000.00              80.00      No MI
       17245019                    20070601            2500.00          480000.00              80.00      No MI
       17245020                    20070601            2445.92          479200.00              80.00      No MI
       17245021                    20070601            2521.03          432000.00              80.00      No MI
       17245022                    20070601            5129.17          984800.00              80.00      No MI
       17245023                    20070601            2392.79          468792.00              80.00      No MI
       17245025                    20070601            2587.50          460000.00              80.00      No MI
       17245026                    20070601            2679.99          447000.00              75.76      No MI
       17245027                    20070601            3665.63          765000.00              65.67      No MI
       17245028                    20070601            2491.67          460000.00              73.02      No MI
       17245029                    20070601            2281.56          447000.00              65.64      No MI
       17245004                    20070601            6076.11         1000000.00              80.00      No MI
       17245005                    20070601            3500.52          715000.00              76.06      No MI
       17245006                    20070601            4553.63          971440.00              79.63      No MI
       17245007                    20070601            4640.00          928000.00              80.00      No MI
       17245008                    20070601            3634.17          712000.00              80.00      No MI
       17245009                    20070601            2362.50          420000.00              80.00      No MI
       17245010                    20070701            6591.02         1346250.00              75.00      No MI
       17245011                    20070601            3300.00          720000.00              80.00      No MI
       17245012                    20070601           10505.47         1977500.00              70.00      No MI
       17245013                    20070601            3519.65          595000.00              70.00      No MI
       17245014                    20070601            4605.94          867000.00              76.05      No MI
       17245015                    20070601            3000.00          600000.00              73.17      No MI
       17245000                    20070601            1903.00          456720.00              80.00      No MI
       17245001                    20070601            2395.00          479000.00              77.13      No MI
       17245002                    20070601            5104.17          980000.00              80.00      No MI
       17245003                    20070601            3680.00          736000.00              80.00      No MI
       17250580                    20070701            4250.00          800000.00              48.48      No MI
       17250571                    20070701            3225.86          658900.00              72.41      No MI
       17250569                    20070601            2325.52          475000.00              95.00      Republic MIC
       17250579                    20070701            3917.16          800100.00              50.01      No MI
       17250560                    20070601            2324.32          507125.00              71.72      No MI
       17250561                    20070701            3385.42          650000.00              69.30      No MI
       17250558                    20070601            5000.00         1000000.00              80.00      No MI
       17250567                    20070601            2924.80          508080.00              80.00      No MI
       17250568                    20070601            2870.21          599000.00              63.39      No MI
       17250566                    20070601            2862.98          624650.00              80.00      No MI
       17250576                    20070701            2270.83          436000.00              80.00      No MI
       17250572                    20070701            4112.50          840000.00              62.22      No MI
       17250557                    20070601            4182.28          955950.00              79.74      No MI
       17250563                    20070701            3507.50          732000.00              80.00      No MI
       17250581                    20070701            2504.71          511600.00              80.00      No MI
       17250573                    20070701            3399.58          639920.00              80.00      No MI
       17250564                    20070601            2460.80          445730.00              80.00      No MI
       17250574                    20070701            3175.94          496000.00              80.00      No MI
       17250565                    20070601            2521.35          515000.00              76.30      No MI
       17244984                    20070601            3046.88          585000.00              46.43      No MI
       17244985                    20070601            2425.00          485000.00              65.10      No MI
       17244986                    20070501            3964.19          826620.00              80.00      No MI
       17244987                    20070501            6635.42         1300000.00              73.87      No MI
       17244988                    20070501            4895.83         1000000.00              37.04      No MI
       17244989                    20070501            4061.84          999796.87              71.43      No MI
       17244935                    20070301            2787.58          524721.25              69.96      No MI
       17244936                    20070201            3181.39          598684.52              61.11      No MI
       17244937                    20070201            3152.10          548481.06              79.74      No MI
       17244938                    20070501            2992.48          574556.99              65.66      No MI
       17244939                    20070601            2550.00          480000.00              80.00      No MI
       17244940                    20070601            6388.51         1304888.00              50.00      No MI
       17244941                    20070601            4568.75          860000.00              80.00      No MI
       17244942                    20060901            5261.67          971336.75              79.99      No MI
       17244943                    20070601            2480.67          466949.00              80.00      No MI
       17244944                    20070201            3375.00          648000.00              76.24      No MI
       17244945                    20070501            2540.95          487863.00              80.00      No MI
       17244946                    20070401            3017.58          591200.00              80.00      No MI
       17244947                    20070501            4870.47          994818.92              79.15      No MI
       17244948                    20070501            3028.33          632000.00              80.00      No MI
       17244949                    20070501            2213.54          425000.00              79.89      No MI
       17244950                    20070601            4166.67          800000.00              79.92      No MI
       17244951                    20070501            3640.00          728000.00              60.47      No MI
       17244952                    20070501            2211.61          471810.00              80.00      No MI
       17244953                    20070501            2992.50          598500.00              76.24      No MI
       17244954                    20070501            2624.38          494000.00              69.87      No MI
       17244955                    20070501            2380.48          466380.00              80.00      No MI
       17244956                    20070501            2225.00          444999.53              79.46      No MI
       17244957                    20070501            5018.23         1025000.00              69.49      No MI
       17244958                    20070501            2189.77          467150.00              79.85      No MI
       17244959                    20070601            2737.11          536250.00              75.00      No MI
       17244960                    20070501            2864.58          550000.00              68.75      No MI
       17244961                    20070501            4885.71          957200.00              70.00      No MI
       17244963                    20070501            5270.83         1100000.00              59.14      No MI
       17244964                    20070601            2880.00          576000.00              80.00      No MI
       17244965                    20070501            4600.00          920000.00              69.70      No MI
       17244966                    20070601            2458.17          481600.00              80.00      No MI
       17244967                    20070501            2109.13          430800.00              56.87      No MI
       17244968                    20070501            2362.29          493000.00              75.85      No MI
       17244969                    20070101            4895.07          998817.71              79.37      No MI
       17244970                    20070601            2251.01          459780.00              80.00      No MI
       17244971                    20070501            2801.15          479498.85              80.00      No MI
       17244972                    20070601            3198.80          697920.00              80.00      No MI
       17244973                    20070601            2302.08          442000.00              60.97      No MI
       17244974                    20070401            7395.00         1392000.00              80.00      No MI
       17244975                    20070601            2291.67          500000.00              51.55      No MI
       17244976                    20070601            5851.93         1146500.00              69.07      No MI
       17244977                    20070601            5020.31          945000.00              70.00      No MI
       17244978                    20070601            3281.70          519200.00              80.00      No MI
       17244979                    20070701            9900.00         1980000.00              80.00      No MI
       17244980                    20070601            2301.04          470000.00              64.38      No MI
       17244981                    20070601            3055.17          637600.00              80.00      No MI
       17244982                    20070601            8125.00         1500000.00              65.22      No MI
       17244983                    20070601            2368.33          464000.00              80.00      No MI
       17256703                    20070701            7000.00         1400000.00              76.71      No MI
       17256709                    20070701            2860.00          528000.00              80.00      No MI
       17233121                    20070601            4226.56          811500.00              73.77      No MI
       17233122                    20070601            3450.00          720000.00              80.00      No MI
       17233126                    20070501            4966.35          973000.00              58.97      No MI
       17233117                    20070501            2929.79          574000.00              70.00      No MI
       17233037                    20070501            3500.00          700000.00              57.14      No MI
       17233460                    20070601            2370.89          464500.00              78.73      No MI
       17233451                    20070601            2497.42          452362.00              70.03      No MI
       17233111                    20070401            3150.00          671999.36              78.60      No MI
       17233031                    20070501            2643.52          551691.04              84.88      United Guaranty
       17233112                    20070501            4791.67         1000000.00              55.10      No MI
       17247297                    20070601            2245.83          440000.00              80.00      No MI
       17247298                    20070701            2350.00          480000.00              80.00      No MI
       17247372                    20070601            3520.83          650000.00              67.71      No MI
       17247292                    20070601            2212.92          452000.00              80.00      No MI
       17233019                    20070501            5425.73         1063000.00              40.88      No MI
       17233103                    20070501            3266.67          640000.00              77.25      No MI
       17233104                    20070601            4738.75          892000.00              80.00      No MI
       17233026                    20070501            2600.00          520000.00              80.00      No MI
       17247366                    20070601            2911.25          548000.00              80.00      No MI
       17247285                    20070701            2213.54          425000.00              59.03      No MI
       17247368                    20070601            3011.67          556000.00              80.00      No MI
       17247369                    20070701            2452.25          461600.00              80.00      No MI
       17247363                    20070701            2685.43          515602.00              80.00      No MI
       17247364                    20070701            2940.00          576000.00              80.00      No MI
       17247341                    20070601            3450.42          637000.00              70.00      No MI
       17247262                    20070601            2810.00          562000.00              71.59      No MI
       17247345                    20070701            2468.45          504195.00              80.00      No MI
       17247347                    20070601            2437.50          450000.00              73.77      No MI
       17247267                    20070601            2545.70          498750.00              75.00      No MI
       17247352                    20070601            3095.17          606400.00              80.00      No MI
       17247354                    20070601            3065.83          566000.00              68.61      No MI
       17247275                    20070601            2562.29          502000.00              80.00      No MI
       17247359                    20070701            2550.00          480000.00              71.64      No MI
       17247360                    20070601            2592.50          488000.00              80.00      No MI
       17247361                    20070601            3400.00          640000.00              69.19      No MI
       17247281                    20070601            3086.66          508000.00              80.00      No MI
       17247323                    20070701            3613.75          708000.00              80.00      No MI
       17247325                    20070701            2960.28          487200.00              80.00      No MI
       17247250                    20070601            2654.17          490000.00              80.00      No MI
       17247334                    20070601            3575.00          660000.00              56.90      No MI
       17247337                    20070601            2458.33          472000.00              80.00      No MI
       17247257                    20070601            2550.00          480000.00              77.42      No MI
       17247245                    20070601            2539.58          530000.00              74.13      No MI
       17247330                    20070701            3427.08          700000.00              60.61      No MI
       17247229                    20070601            2229.09          436720.00              80.00      No MI
       17247232                    20070701            5208.33         1000000.00              68.97      No MI
       17247314                    20070701            2572.92          475000.00              67.86      No MI
       17247233                    20070701            3352.25          607200.00              80.00      No MI
       17247315                    20070601            3015.83          616000.00              80.00      No MI
       17247215                    20070401            2982.81          622500.00              75.00      No MI
       17233392                    20070601            2800.55          517024.00              80.00      No MI
       17233393                    20070601            2772.92          484000.00              80.00      No MI
       17233394                    20070601            2448.33          452000.00              80.00      No MI
       17233395                    20070601            2932.50          552000.00              80.00      No MI
       17233396                    20070601            2894.42          591200.00              80.00      No MI
       17233398                    20070601            2629.69          495000.00              77.83      No MI
       17233399                    20070601            2818.75          492000.00              80.00      No MI
       17247201                    20070701            2997.50          436000.00              80.00      No MI
       17247206                    20070601            2799.87          437268.00              80.00      No MI
       17247213                    20070501            7145.83         1400000.00              61.27      No MI
       17247301                    20070601            3020.83          580000.00              80.00      No MI
       17247305                    20070601            2528.92          527775.00              51.14      No MI
       17233370                    20070601            4083.33          800000.00              69.14      No MI
       17233453                    20070601            3914.27          751540.00              80.00      No MI
       17233372                    20070601            5156.25         1100000.00              64.14      No MI
       17233454                    20070601            3038.05          500000.00              66.67      No MI
       17233373                    20070601            2985.21          623000.00              69.22      No MI
       17233455                    20070601            2682.92          548000.00              80.00      No MI
       17233374                    20070601            2681.25          495000.00              75.00      No MI
       17233457                    20070601            3291.80          596250.00              75.00      No MI
       17233376                    20070701            3320.42          613000.00              65.91      No MI
       17233458                    20070601            2911.25          548000.00              80.00      No MI
       17233377                    20070601            2968.33          548000.00              79.42      No MI
       17233459                    20070601            5637.50         1230000.00              60.00      No MI
       17233378                    20070601            2952.54          534800.00              80.00      No MI
       17233379                    20070601            4687.50          900000.00              56.25      No MI
       17233461                    20070601            3057.51          514400.00              80.00      No MI
       17233462                    20070601            4010.42          770000.00              70.00      No MI
       17233464                    20070601            4361.46          790000.00              63.63      No MI
       17233383                    20070601            3000.00          600000.00              77.92      No MI
       17233384                    20070601            2870.29          529900.00              72.59      No MI
       17233466                    20070601            6133.33         1280000.00              80.00      No MI
       17233385                    20070601            2295.00          432000.00              80.00      No MI
       17233387                    20070601            2375.48          465400.00              77.18      No MI
       17233388                    20070601            3029.00          559200.00              80.00      No MI
       17233389                    20070601            2741.67          560000.00              80.00      No MI
       17233470                    20070601            3792.41          600000.00              70.59      No MI
       17233390                    20070601            2656.25          500000.00              55.56      No MI
       17233352                    20070501            3046.90          573533.58              75.00      No MI
       17233434                    20070601            2307.08          452000.00              78.61      No MI
       17233191                    20070601            5000.00         1000000.00              62.50      No MI
       17233353                    20070601            2245.83          440000.00              69.29      No MI
       17233435                    20070601            2925.00          520000.00              80.00      No MI
       17233192                    20070601            3888.71          640000.00              80.00      No MI
       17233354                    20070601            2450.00          480000.00              80.00      No MI
       17233436                    20070601            3105.00          552000.00              80.00      No MI
       17233355                    20070601            2519.53          483750.00              75.00      No MI
       17233437                    20070601            2401.25          452000.00              73.50      No MI
       17233356                    20070601            2812.70          445000.00              50.86      No MI
       17233439                    20070601            2924.48          561500.00              82.57      United Guaranty
       17233199                    20070601            3176.88          598000.00              72.93      No MI
       17233440                    20070601            3265.59          510000.00              75.00      No MI
       17233441                    20070601            2775.46          451600.00              80.00      No MI
       17233443                    20070601            5312.50         1000000.00              68.97      No MI
       17233362                    20070601            2604.17          500000.00              71.43      No MI
       17233444                    20070601            2686.00          505600.00              80.00      No MI
       17233445                    20070601            3952.92          716000.00              80.00      No MI
       17233446                    20070601            2337.50          440000.00              80.00      No MI
       17233447                    20070601            2562.08          473000.00              72.77      No MI
       17233448                    20070601            3937.50          700000.00              57.28      No MI
       17233449                    20070601            2320.50          436800.00              54.60      No MI
       17233421                    20070601            4161.46          850000.00              60.71      No MI
       17233340                    20070601            2497.40          479500.00              69.49      No MI
       17233422                    20070601            2395.94          451000.00              45.33      No MI
       17233423                    20070601            3593.75          690000.00              74.59      No MI
       17233342                    20070601            2374.69          447000.00              70.95      No MI
       17233181                    20070501            3056.17          624228.98              52.04      No MI
       17233425                    20070601            2686.00          505600.00              80.00      No MI
       17233182                    20070601            3125.00          600000.00              48.98      No MI
       17233426                    20070601            2825.15          512000.00              80.00      No MI
       17233183                    20070601            4650.00          930000.00              62.00      No MI
       17233427                    20070601            2847.50          536000.00              80.00      No MI
       17233346                    20070601            2764.67          510400.00              80.00      No MI
       17233428                    20070601            2239.58          430000.00              61.87      No MI
       17233347                    20070601            2818.39          510500.00              35.45      No MI
       17233429                    20070601            2916.67          500000.00              80.00      No MI
       17233186                    20070601            2423.44          495000.00              78.57      No MI
       17233348                    20070601            2552.08          490000.00              72.59      No MI
       17233188                    20070601            2998.67          553600.00              80.00      No MI
       17233430                    20070601            3819.17          692000.00              75.63      No MI
       17233431                    20070601            4255.63          619000.00              74.13      No MI
       17233350                    20070501            2205.00          432000.00              80.00      No MI
       17233408                    20070601            3479.17          668000.00              80.00      No MI
       17233165                    20070601            3236.71          706192.00              80.00      No MI
       17233085                    20070601            4229.17          812000.00              80.00      No MI
       17233328                    20070601            3445.31          675000.00              76.79      No MI
       17233329                    20070601            2500.00          480000.00              72.73      No MI
       17233168                    20070601            5000.00         1000000.00              73.26      No MI
       17233410                    20070601            3150.00          604800.00              80.00      No MI
       17233411                    20070601            2485.83          467920.00              80.00      No MI
       17233412                    20070601            2437.50          468000.00              80.00      No MI
       17233331                    20070601            2783.75          524000.00              80.00      No MI
       17233332                    20070601            2805.00          528000.00              80.00      No MI
       17233414                    20070601            4637.50          840000.00              80.00      No MI
       17233090                    20070601            2447.92          500000.00              80.00      No MI
       17233415                    20070601            2284.38          430000.00              58.90      No MI
       17233172                    20070601            4240.44          823200.00              80.00      No MI
       17233334                    20070601            2816.67          520000.00              80.00      No MI
       17233416                    20070601            2244.79          431000.00              65.30      No MI
       17233417                    20070601            4700.00          960000.00              80.00      No MI
       17233336                    20070601            4823.44          945000.00              70.00      No MI
       17233418                    20070601            4400.00          880000.00              73.33      No MI
       17233175                    20070601            4331.25          630000.00              69.23      No MI
       17233419                    20070601            2823.59          531500.00              77.59      No MI
       17233338                    20070601            2645.83          508000.00              79.81      No MI
       17233339                    20070501            5585.94          975000.00              75.00      No MI
       17233098                    20070601            3333.33          640000.00              80.00      No MI
       17233099                    20070601            2460.21          482000.00              75.31      No MI
       17233420                    20070601            2200.00          440000.00              80.00      No MI
       17233314                    20070601            2979.17          550000.00              69.62      No MI
       17233153                    20070601            3150.00          630000.00              60.00      No MI
       17233316                    20070601            2390.63          450000.00              67.67      No MI
       17233155                    20070601            2654.17          520000.00              80.00      No MI
       17233317                    20070601            2252.08          460000.00              31.94      No MI
       17233318                    20070601            5062.50          900000.00              75.00      No MI
       17233157                    20070601            2498.29          599590.00              75.11      No MI
       17233077                    20070601            2937.50          564000.00              80.00      No MI
       17233400                    20070601            4896.67          904000.00              80.00      No MI
       17233401                    20070601            2979.17          572000.00              80.00      No MI
       17233320                    20070601            3453.13          650000.00              56.52      No MI
       17233402                    20070701            7343.75         1500000.00              75.95      No MI
       17233321                    20070601            2916.67          500000.00              79.37      No MI
       17233160                    20070601            4791.67          920000.00              80.00      No MI
       17233404                    20070601            4162.50          799200.00              80.00      No MI
       17233161                    20070501            2465.00          464000.00              69.25      No MI
       17233323                    20070601            2604.17          500000.00              51.95      No MI
       17233082                    20070601            2573.38          496000.00              80.00      No MI
       17233326                    20070601            2250.00          432000.00              69.12      No MI
       17233310                    20070601            4260.42          818000.00              60.59      No MI
       17233311                    20070601            7395.83         1420000.00              80.00      No MI
       17233312                    20070601            2805.00          528000.00              80.00      No MI
       17233070                    20070601            2621.25          559200.00              80.00      No MI
       17233313                    20070601            5187.50          996000.00              80.00      No MI
       17233148                    20070601            3727.25          701600.00              80.00      No MI
       17233061                    20070601            3796.35          728900.00              75.14      No MI
       17233143                    20070601            3466.67          640000.00              79.50      No MI
       17233305                    20070601            5315.37          852000.00              80.00      No MI
       17233306                    20070601            3213.54          617000.00              44.07      No MI
       17233307                    20070601            2958.33          568000.00              80.00      No MI
       17233138                    20070401            3272.29          615960.00              80.00      No MI
       17233303                    20070601            4700.00          960000.00              80.00      No MI
       17233053                    20070601            2700.00          540000.00              80.00      No MI
       17233134                    20070601            3172.73          551150.00              80.00      No MI
       17233055                    20070601            4340.00          868000.00              80.00      No MI
       17233057                    20070601            3201.73          520000.00              80.00      No MI
       17233131                    20070601            3315.00          612000.00              80.00      No MI
       17233284                    20070601            3062.50          600000.00              71.86      No MI
       17233287                    20070601            3080.00          672000.00              80.00      No MI
       17233289                    20070601            3551.41          668500.00              74.28      No MI
       17233291                    20070501            5270.83          920000.00              80.00      No MI
       17233294                    20070501            2746.56          517000.00              74.39      No MI
       17233297                    20070601            9296.88         1750000.00              77.78      No MI
       17233298                    20070601            5520.83         1000000.00              69.20      No MI
       17233299                    20070601            2897.33          524800.00              80.00      No MI
       17232984                    20070601            2669.00          502400.00              80.00      No MI
       17233201                    20070601            3350.00          670000.00              56.40      No MI
       17233202                    20070501            2394.43          522419.43              41.97      No MI
       17233203                    20070601            4000.00          800000.00              80.00      No MI
       17233205                    20070601            2137.50          427500.00              79.46      No MI
       17233208                    20070601            6980.15         1180000.00              80.00      No MI
       17233213                    20070601            3671.88          750000.00              76.14      No MI
       17233215                    20070601            2295.82          479128.00              80.00      No MI
       17233217                    20070601            3759.61          767920.00              80.00      No MI
       17233220                    20070601            2635.42          550000.00              70.97      No MI
       17233223                    20070601            2937.50          600000.00              80.00      No MI
       17233224                    20070601            2812.50          540000.00              60.34      No MI
       17233225                    20070501            2801.15          480000.00              79.27      No MI
       17233228                    20070601            6282.82         1283300.00              22.13      No MI
       17233230                    20070601            4318.23          730000.00              66.36      No MI
       17233231                    20070601            2854.17          548000.00              80.00      No MI
       17233232                    20070501            4298.44          825300.00              80.00      No MI
       17233234                    20070601            2797.97          473000.00              75.92      No MI
       17233237                    20070701            4625.00          925000.00              75.51      No MI
       17233244                    20070601            4446.67          928000.00              80.00      No MI
       17233246                    20070601            3800.00          760000.00              80.00      No MI
       17233247                    20070601            2968.75          570000.00              70.37      No MI
       17233248                    20070601            2552.08          490000.00              56.98      No MI
       17233258                    20070601            5000.00         1000000.00              76.92      No MI
       17233259                    20070601            3091.67          560000.00              80.00      No MI
       17233261                    20070601            4216.67          920000.00              80.00      No MI
       17233263                    20070601            2550.00          480000.00              79.73      No MI
       17233278                    20070601            5206.98         1000000.00              72.73      No MI
       17233281                    20070601            2970.83          620000.00              73.81      No MI
       17233035                    20070501            2755.21          529000.00              79.55      No MI
       17247378                    20070601            3400.00          640000.00              80.00      No MI
       17247379                    20070701            2766.44          541996.00              80.00      No MI
       17247299                    20070601            3902.38          642250.00              67.61      No MI
       17233027                    20070501            2910.33          594450.00              80.00      No MI
       17247339                    20070601            3723.96          650000.00              73.03      No MI
       17247260                    20070601            3206.67          592000.00              80.00      No MI
       17247264                    20070601            3839.50          767900.00              80.00      No MI
       17247358                    20070701            3500.00          700000.00              66.67      No MI
       17247244                    20070601            4062.50          780000.00              80.00      No MI
       17247332                    20070601            3126.67          536000.00              80.00      No MI
       17247336                    20070701            2447.92          500000.00              80.00      No MI
       17247338                    20070701            3585.94          675000.00              61.64      No MI
       17247249                    20070501            5729.17         1000000.00              60.61      No MI
       17247319                    20070701            5208.33         1000000.00              76.92      No MI
       17247239                    20070601            2576.20          449664.00              80.00      No MI
       17247313                    20070601            2291.67          440000.00              80.00      No MI
       17247307                    20070601            2859.17          584000.00              80.00      No MI
       17247308                    20070601            2417.19          455000.00              74.59      No MI
       17233473                    20070601            4297.50          764000.00              80.00      No MI
       17233474                    20070601            2812.50          500000.00              76.92      No MI
       17247200                    20070401            2626.46          560312.00              67.92      No MI
       17247205                    20070601            3339.13          641113.46              66.85      No MI
       17247207                    20070601            3069.20          545635.92              94.89      Triad Guaranty
       17247220                    20070601            2700.00          480000.00              80.00      No MI
       17233450                    20070601            5624.72          999950.00              80.00      No MI
       17233371                    20070601            4195.83          760000.00              80.00      No MI
       17233375                    20070601            4050.00          720000.00              80.00      No MI
       17233380                    20070601            2867.65          540000.00              67.50      No MI
       17233463                    20070601            3855.52          618000.00              80.00      No MI
       17233382                    20070601            2900.00          580000.00              80.00      No MI
       17233386                    20070601            3390.62          589000.00              47.12      No MI
       17233468                    20070601            3060.00          576000.00              76.80      No MI
       17233469                    20070601            2695.00          528000.00              79.88      No MI
       17233471                    20070601            2762.14          437000.00              76.53      No MI
       17233472                    20070601            2720.00          512000.00              80.00      No MI
       17233194                    20070601            2552.08          500000.00              54.05      No MI
       17233357                    20070601            5500.00         1100000.00              64.71      No MI
       17233358                    20070601            2335.96          467192.00              80.00      No MI
       17233363                    20070601            4730.45          789000.00              60.69      No MI
       17233365                    20070601            4200.00          840000.00              80.00      No MI
       17233368                    20070601            3250.00          600000.00              42.86      No MI
       17233369                    20070601            6450.00         1290000.00              66.49      No MI
       17233341                    20070601            2928.52          551250.00              75.00      No MI
       17233187                    20070601            3300.53          597832.00              77.59      No MI
       17233351                    20070601            3375.00          648000.00              76.24      No MI
       17233330                    20070601            2378.54          466000.00              63.84      No MI
       17233152                    20070501            4498.67          799750.00              80.00      No MI
       17233315                    20070601            4005.14          784680.00              80.00      No MI
       17233079                    20070601            4800.00          960000.00              80.00      No MI
       17233403                    20070601            3348.75          684000.00              80.00      No MI
       17233322                    20070601            2497.50          444000.00              80.00      No MI
       17233405                    20070601            5312.50         1000000.00              77.22      No MI
       17233163                    20070601            3208.75          604000.00              80.00      No MI
       17233325                    20070601            2656.25          500000.00              68.97      No MI
       17233068                    20070601            3498.44          671700.00              79.15      No MI
       17233308                    20070601            2358.75          444000.00              80.00      No MI
       17233065                    20070401            7656.25         1500000.00              60.00      No MI
       17233146                    20070501            4032.29          790000.00              69.30      No MI
       17233139                    20070601            3607.19          679000.00              77.25      No MI
       17233048                    20070501            2194.79          430000.00              74.14      No MI
       17233283                    20070601            2639.75          527950.00              80.00      No MI
       17233286                    20070601            3387.88          536000.00              80.00      No MI
       17232995                    20070501            2552.08          500000.00              71.43      No MI
       17233200                    20070501            2708.33          500000.00              59.52      No MI
       17233207                    20070601            2852.81          537000.00              69.29      No MI
       17233210                    20070601            3229.17          620000.00              31.39      No MI
       17233222                    20070601            2312.50          444000.00              80.00      No MI
       17233227                    20070601            2245.83          440000.00              64.61      No MI
       17233229                    20070601            3199.29          626800.00              80.00      No MI
       17233238                    20070601            4473.96          859000.00              66.85      No MI
       17233239                    20070601            3450.52          625000.00              56.82      No MI
       17233250                    20070601            3104.17          596000.00              80.00      No MI
       17233255                    20070601            2592.50          488000.00              80.00      No MI
       17233270                    20070601            3791.67          728000.00              79.13      No MI
       17233276                    20070601            2830.64          543483.00              67.94      No MI
       17233279                    20070601            2373.44          465000.00              62.00      No MI
       17151971                    20070401            3150.00          560000.00              79.43      No MI
       17151933                    20070401            3187.50          600000.00              75.00      No MI
       17151935                    20070401            2267.58          483750.00              75.00      No MI
       17151950                    20070401            2946.67          544000.00              80.00      No MI
       17151953                    20070401            2507.50          472000.00              80.00      No MI
       17151974                    20070401            3802.50          702000.00              69.64      No MI
       17151981                    20070401            1511.33          273750.00              75.00      No MI
       17151983                    20070401            3107.81          585000.00              65.00      No MI
       17151992                    20070401           12109.37         2325000.00              75.00      No MI
       17152002                    20070401            3125.00          625000.00              71.43      No MI
       17152005                    20070401            1752.06          329800.00              75.00      No MI
       17151917                    20070501           10183.33         1880000.00              80.00      No MI
       17151913                    20070401            3374.67          554317.59              80.00      No MI
       17151976                    20070401            3454.17          663200.00              80.00      No MI
       17151998                    20070401            2766.12          491755.33              80.00      No MI
       17152007                    20070401            2713.03          510687.34              78.03      No MI

LOAN_SEQ             MERS_ID1                        MARGIN          NEXT_RATE_            NEXT_PAY_            MAX_RATE
                                                                     ADJ_DATE1             ADJ_DATE1
------------------------------------------------------------------------------------------------------------------------------
       17151996      '100013800918231040                  2.750              20120301             20120401            12.2500
       17151960      '100013800917287332                  2.750              20120301             20120401            12.1250
       17151912      '100013807505624495                  2.750              20120201             20120301            12.3750
       17151914      '100013800909122968                  2.750              20111101             20111201            12.5000
       17151922      '100013800913988834                  2.750              20120101             20120201            11.7500
       17151924      '100013800914156878                  2.750              20120201             20120301            12.7500
       17151926      '100013800914366592                  2.750              20120101             20120201            11.5000
       17151927      '100013800914445131                  2.750              20120101             20120201            12.3750
       17151929      '100013800914481342                  2.750              20120101             20120201            12.3750
       17151931      '100013800914923483                  2.750              20120101             20120201            12.2500
       17151946      '100013800916692185                  2.750              20120201             20120301            11.8750
       17151925      '100013800914316845                  2.750              20120301             20120401            12.5000
       17151928      '100013800914462458                  2.750              20120301             20120401            12.6250
       17151930      '100013800914744038                  2.750              20120301             20120401            12.3750
       17151932      '100013800915042580                  2.750              20120301             20120401            12.5000
       17151934      '100013800915411850                  2.750              20120301             20120401            11.7500
       17151937      '100013800916161280                  2.750              20120301             20120401            12.7500
       17151938      '100013800916234137                  2.750              20120301             20120401            11.8750
       17151939      '100013800916240316                  2.750              20120301             20120401            11.8750
       17151940      '100013800916311018                  2.750              20120301             20120401            12.7500
       17151941      '100013800916356153                  2.750              20120301             20120401            12.0000
       17151942      '100013800916414150                  2.750              20120301             20120401            12.1250
       17151943      '100013800916576925                  2.750              20120301             20120401            12.0000
       17151944      '100013800916650183                  2.750              20120301             20120401            12.1250
       17151945      '100013800916675198                  2.750              20120301             20120401            12.2500
       17151947      '100013800916861053                  2.750              20120401             20120501            12.7500
       17151948      '100013800916879626                  2.750              20120301             20120401            12.3750
       17151949      '100013800916887884                  2.750              20120301             20120401            12.6250
       17151951      '100013800917046506                  2.750              20120301             20120401            12.0000
       17151954      '100013800917157063                  2.750              20120301             20120401            11.8750
       17151955      '100013800917226033                  2.750              20120301             20120401            12.8750
       17151956      '100013800917231553                  2.750              20120301             20120401            12.3750
       17151958      '100013800917249142                  2.750              20120301             20120401            11.8750
       17151961      '100013800917290120                  2.750              20120301             20120401            12.0000
       17151962      '100013800917303337                  2.750              20120301             20120401            11.8750
       17151963      '100013800917323137                  2.750              20120301             20120401            12.5000
       17151964      '100013800917360253                  2.750              20120301             20120401            11.8750
       17151965      '100013800917386332                  2.750              20120401             20120501            12.3750
       17151967      '100013800917436418                  2.750              20120301             20120401            12.3750
       17151969      '100013800917440451                  2.750              20120301             20120401            12.2500
       17151970      '100013800917449387                  2.750              20120301             20120401            12.3750
       17151972      '100013800917538718                  2.750              20120301             20120401            12.0000
       17151973      '100013800917564524                  2.750              20120301             20120401            12.3750
       17151975      '100013800917622868                  2.750              20120301             20120401            11.8750
       17151977      '100013800917737211                  2.750              20120301             20120401            12.2500
       17151978      '100013800917737625                  2.750              20120301             20120401            11.8750
       17152017      '100013800918679297                  2.750              20120401             20120501            12.1250
       17152018      '100013800918685963                  2.750              20120301             20120401            12.2500
       17152019      '100013800918687118                  2.750              20120401             20120501            11.8750
       17152020      '100013800918725561                  2.750              20120301             20120401            11.3750
       17152021      '100013800918731171                  2.750              20120301             20120401            12.6250
       17152022      '100013800918736956                  2.750              20120301             20120401            12.2500
       17152023      '100013800918912185                  2.750              20120401             20120501            12.1250
       17152024      '100013800918960762                  2.750              20120401             20120501            11.8750
       17152025      '100013800918969284                  2.750              20120301             20120401            11.6250
       17152026      '100013800919025938                  2.750              20120401             20120501            12.5000
       17152027      '100013800919081949                  2.750              20120401             20120501            11.8750
       17152028      '100013800919168415                  2.750              20120401             20120501            12.2500
       17152029      '100013800919343729                  2.750              20120401             20120501            12.2500
       17151979      '100013800917751303                  2.750              20120301             20120401            12.5000
       17151980      '100013800917756435                  2.750              20120301             20120401            11.8750
       17151982      '100013800917800498                  2.750              20120301             20120401            12.7500
       17151986      '100013800917881589                  2.750              20120301             20120401            12.2500
       17151987      '100013800917893477                  2.750              20120301             20120401            12.5000
       17151988      '100013800917925808                  2.750              20120301             20120401            12.3750
       17151989      '100013800917948594                  2.750              20120301             20120401            12.2500
       17151990      '100013800917985950                  3.375              20120301             20120401            13.5000
       17151991      '100013800918093762                  2.750              20120301             20120401            12.7500
       17151994      '100013800918124955                  2.750              20120301             20120401            12.3750
       17152000      '100013800918302320                  2.750              20120301             20120401            12.0000
       17152001      '100013800918311313                  2.750              20120301             20120401            12.3750
       17152003      '100013800918345808                  2.750              20120301             20120401            12.7500
       17152004      '100013800918359262                  2.750              20120301             20120401            12.2500
       17152006      '100013800918373446                  2.750              20120301             20120401            12.3750
       17152008      '100013800918436722                  2.750              20120301             20120401            12.3750
       17152009      '100013800918481504                  2.750              20120301             20120401            12.5000
       17152010      '100013800918493152                  2.750              20120301             20120401            12.2500
       17152011      '100013800918546462                  2.750              20120301             20120401            11.7500
       17152012      '100013800918577558                  2.750              20120301             20120401            12.0000
       17152013      '100013800918622438                  2.750              20120401             20120501            11.8750
       17152015      '100013800918651965                  2.750              20120301             20120401            12.3750
       17151898      '100013802032820583                  2.750              20120301             20120401            12.0000
       17151899      '100404001012323000                  2.750              20120301             20120401            12.3750
       17151902      '100013802032903413                  2.750              20120301             20120401            11.7500
       17151903      '100013802032916795                  2.750              20120301             20120401            12.7500
       17151904      '100013802032944599                  2.750              20120301             20120401            11.8750
       17151905      '100013802033084650                  2.750              20120301             20120401            12.5000
       17151906      '100013802033147374                  3.375              20120301             20120401            12.8750
       17151908      '100512700002006322                  2.750              20120201             20120301            12.5000
       17151909      '100404007012427022                  2.750              20120301             20120401            12.5000
       17151910      '100155800000363295                  2.750              20120301             20120401            12.0000
       17151916      '100013800909313203                  2.750              20120301             20120401            12.8750
       17151921      '100013800913897340                  2.750              20120101             20120201            12.0000
       17151923      '100013800914040387                  2.750              20120101             20120201            11.8750
       17151911      '100013807003522308                  2.750              20120401             20120501            12.3750
       17151957      '100013800917240885                  2.750              20120301             20120401            12.1250
       17151995      '100013800918202413                  2.750              20120301             20120401            12.7500
       17153681      '100011300086810453                  2.750              20120301             20120401            11.8750
       17153682      '100011300086811477                  2.750              20120301             20120401            12.0000
       17153683      '100011300086823456                  2.250              20120301             20120401            12.2500
       17153684      '100011300086842977                  2.750              20120301             20120401            12.3750
       17153685      '100011300086858403                  2.750              20120401             20120501            11.3750
       17153686      '100011300086876181                  2.750              20120401             20120501            11.3750
       17153688      '100011300086881256                  2.750              20120301             20120401            11.2500
       17153689      '100011300086888616                  2.750              20120301             20120401            12.0000
       17153690      '100011300086890349                  2.750              20120301             20120401            11.6250
       17153691      '100011300086892287                  2.750              20120301             20120401            11.8750
       17153692      '100011300086897492                  2.250              20120301             20120401            11.7500
       17153693      '100011300086899944                  2.750              20120301             20120401            12.2500
       17153694      '100011300086956348                  2.750              20120301             20120401            11.7500
       17153695      '100011300086958260                  2.750              20120301             20120401            11.5000
       17153696      '100011300086958856                  2.750              20120301             20120401            11.5000
       17153697      '100011300086959060                  2.750              20120301             20120401            12.3750
       17153698      '100011300086972022                  2.750              20120301             20120401            11.2500
       17153699      '100011300086972113                  2.750              20120301             20120401            11.7500
       17153700      '100011300086975769                  2.250              20120301             20120401            11.3750
       17153701      '100011300086981643                  2.750              20120301             20120401            11.5000
       17153702      '100011300086981932                  2.750              20120301             20120401            11.5000
       17153703      '100011300086982492                  2.750              20120401             20120501            12.0000
       17153704      '100011300086986501                  2.750              20120301             20120401            11.3750
       17153705      '100011300086987921                  2.750              20120301             20120401            11.3750
       17153706      '100011300086992731                  2.750              20120301             20120401            11.1250
       17153707      '100011300087001920                  2.750              20120301             20120401            11.6250
       17153708      '100011300087003363                  2.750              20120301             20120401            11.6250
       17153709      '100011300087034293                  2.250              20120301             20120401            11.1250
       17153710      '100011300087034590                  2.750              20120301             20120401            11.7500
       17153711      '100011300087084041                  2.750              20120301             20120401            11.7500
       17153712      '100011300087091186                  2.250              20120301             20120401            12.6250
       17153713      '100011300087094461                  2.750              20120301             20120401            11.5000
       17153714      '100011300087096888                  2.750              20120301             20120401            11.7500
       17153715      '100011300087107636                  2.750              20120301             20120401            11.3750
       17153716      '100011300087108212                  2.750              20120301             20120401            11.7500
       17153717      '100011300087135272                  2.750              20120301             20120401            11.6250
       17153718      '100011300087140066                  2.750              20120301             20120401            12.2500
       17153719      '100011300087148267                  2.750              20120301             20120401            11.6250
       17153720      '100011300087174123                  2.750              20120301             20120401            11.5000
       17153721      '100011300087204110                  2.750              20120301             20120401            11.8750
       17153722      '100011300087216981                  2.750              20120301             20120401            12.5000
       17153723      '100011300087240684                  2.750              20120301             20120401            11.8750
       17153726      '100011300087334388                  2.750              20120301             20120401            11.0000
       17153727      '100011300087436357                  2.750              20120301             20120401            11.2500
       17153728      '100011300087459615                  2.750              20120301             20120401            11.8750
       17153729                                           2.750              20120401             20120501            12.2500
       17153537      '100011300085886066                  2.750              20120301             20120401            11.5000
       17153539      '100011300085900644                  2.750              20120301             20120401            12.3750
       17153540      '100011300085954518                  2.750              20120301             20120401            11.6250
       17153541      '100011300085956877                  2.750              20120201             20120301            11.5000
       17153542      '100011300085956935                  2.750              20120301             20120401            11.5000
       17153543      '100011300085956943                  2.750              20120201             20120301            11.5000
       17153544      '100011300085971785                  2.750              20120201             20120301            11.6250
       17153545      '100011300085974441                  2.750              20120201             20120301            11.7500
       17153546      '100011300085978392                  2.750              20120201             20120301            11.0000
       17153547      '100011300085984762                  2.750              20120201             20120301            11.6250
       17153548      '100011300085985694                  2.750              20120201             20120301            12.5000
       17153549      '100011300085985900                  2.750              20120201             20120301            11.3750
       17153550      '100011300086002150                  2.750              20120301             20120401            11.3750
       17153551      '100011300086006540                  2.750              20120301             20120401            10.7500
       17153552      '100011300086030490                  2.250              20120301             20120401            11.1250
       17153553      '100011300086036232                  2.750              20120101             20120201            11.3750
       17153554      '100011300086058772                  2.750              20120201             20120301            11.1250
       17153556      '100011300086077202                  2.750              20120301             20120401            11.3750
       17153557      '100011300086081758                  2.750              20120301             20120401             9.8750
       17153558      '100011300086099420                  2.750              20120201             20120301            11.5000
       17153559      '100011300086113171                  2.750              20120201             20120301            12.3750
       17153560      '100011300086114278                  2.750              20120301             20120401            11.3750
       17153561      '100011300086125175                  2.750              20120301             20120401            11.7500
       17153562      '100011300086161873                  2.750              20120201             20120301            10.8750
       17153563      '100011300086166641                  2.750              20120301             20120401            11.2500
       17153564      '100011300086177762                  2.750              20120201             20120301            12.5000
       17153565      '100011300086189106                  2.750              20120201             20120301            11.1250
       17153566      '100011300086190641                  2.750              20120201             20120301            11.7500
       17153567      '100011300086194676                  2.750              20120201             20120301            11.5000
       17153568      '100011300086197760                  2.750              20120201             20120301            11.5000
       17153569      '100011300086204814                  2.750              20120301             20120401            11.6250
       17153570      '100011300086210811                  2.750              20120301             20120401            11.3750
       17153571      '100011300086217618                  2.750              20120301             20120401            11.3750
       17153572      '100011300086225561                  2.750              20120201             20120301            11.3750
       17153573      '100011300086228417                  2.750              20120301             20120401            11.3750
       17153575      '100011300086230504                  2.750              20120301             20120401            12.0000
       17153576      '100011300086231163                  2.750              20120201             20120301            11.5000
       17153577      '100011300086234738                  2.250              20120201             20120301            12.5000
       17153578      '100011300086237343                  2.750              20120201             20120301            11.0000
       17153579      '100011300086248977                  2.750              20120201             20120301            12.2500
       17153580      '100011300086257101                  2.750              20120301             20120401            11.6250
       17153581      '100011300086259073                  2.750              20120401             20120501            11.2500
       17153582      '100011300086272597                  2.750              20120301             20120401            11.2500
       17153583      '100011300086282372                  2.750              20120301             20120401            11.5000
       17153584      '100011300086292942                  2.750              20120301             20120401            11.7500
       17153585      '100011300086299129                  2.750              20120301             20120401            11.5000
       17153586      '100011300086302709                  2.750              20120201             20120301            11.2500
       17153587      '100011300086309894                  2.750              20120301             20120401            11.3750
       17153588      '100011300086310819                  2.750              20120201             20120301            11.3750
       17153589      '100011300086310991                  2.750              20120201             20120301            10.8750
       17153591      '100011300086336962                  2.750              20120201             20120301            11.8750
       17153592      '100011300086340824                  2.750              20120301             20120401            11.5000
       17153593      '100011300086344909                  2.250              20120301             20120401            10.6250
       17153596      '100011300086360921                  2.750              20120301             20120401            11.3750
       17153597      '100011300086364824                  2.750              20120201             20120301            11.5000
       17153598      '100011300086369914                  2.750              20120201             20120301            11.3750
       17153599      '100011300086371779                  2.750              20120201             20120301            11.1250
       17153600      '100011300086380937                  2.750              20120301             20120401            11.1250
       17153601      '100011300086381729                  2.250              20120301             20120401            12.6250
       17153602      '100011300086382545                  2.750              20120301             20120401            12.5000
       17153603      '100011300086383543                  2.750              20120201             20120301            11.5000
       17153604      '100011300086388310                  2.750              20120301             20120401            11.6250
       17153605      '100011300086402384                  2.750              20120301             20120401            11.3750
       17153606      '100011300086405320                  2.750              20120401             20120501            11.6250
       17153608      '100011300086409744                  2.750              20120301             20120401            12.0000
       17153609      '100011300086414470                  2.750              20120201             20120301            11.2500
       17153610      '100011300086417176                  2.750              20120301             20120401            11.6250
       17153611      '100011300086419537                  2.750              20120301             20120401            11.7500
       17153612      '100011300086419743                  2.750              20120301             20120401            11.3750
       17153613      '100011300086424206                  2.750              20120201             20120301            11.5000
       17153614      '100011300086424396                  2.750              20120301             20120401            11.2500
       17153615      '100011300086426078                  2.750              20120301             20120401            11.8750
       17153616      '100011300086431672                  2.750              20120301             20120401            11.5000
       17153617      '100011300086434379                  2.750              20120301             20120401            11.1250
       17153618      '100011300086435293                  2.750              20120201             20120301            11.5000
       17153619      '100011300086450383                  2.750              20120301             20120401            11.3750
       17153620      '100011300086456950                  2.750              20120301             20120401            11.0000
       17153622      '100011300086476321                  2.750              20120301             20120401            11.5000
       17153623      '100011300086489944                  2.750              20120301             20120401            11.2500
       17153624      '100011300086491296                  2.750              20120301             20120401            11.7500
       17153625      '100011300086511549                  2.750              20120301             20120401            11.3750
       17153626      '100011300086518312                  2.750              20120301             20120401            11.5000
       17153627      '100011300086542205                  2.750              20120301             20120401            12.1250
       17153629      '100011300086547667                  2.750              20120301             20120401            11.7500
       17153631      '100011300086559779                  2.750              20120301             20120401            11.5000
       17153632      '100011300086566592                  2.750              20120301             20120401            11.5000
       17153633      '100011300086586798                  2.250              20120401             20120501            11.6250
       17153636      '100011300086610408                  2.750              20120301             20120401            11.2500
       17153637      '100011300086612974                  2.750              20120301             20120401            11.3750
       17153638      '100011300086620415                  2.750              20120301             20120401            12.3750
       17153639      '100011300086621330                  2.750              20120301             20120401            11.8750
       17153640      '100011300086626339                  2.750              20120201             20120301            11.2500
       17153641      '100011300086627063                  2.750              20120301             20120401            11.5000
       17153643      '100011300086629283                  2.750              20120301             20120401            11.3750
       17153644      '100011300086630224                  2.750              20120301             20120401            11.2500
       17153645      '100011300086636551                  2.750              20120401             20120501            12.5000
       17153646      '100011300086640694                  2.750              20120301             20120401            12.0000
       17153647      '100011300086649364                  2.250              20120301             20120401            11.7500
       17153648      '100011300086653267                  2.750              20120301             20120401            11.6250
       17153649      '100011300086662136                  2.250              20120301             20120401            11.5000
       17153650      '100011300086664777                  2.750              20120301             20120401            12.3750
       17153651      '100011300086666202                  2.750              20120301             20120401            12.2500
       17153652      '100011300086668687                  2.750              20120301             20120401            11.5000
       17153653      '100011300086672176                  2.750              20120301             20120401            11.8750
       17153654      '100011300086677530                  2.750              20120301             20120401            11.3750
       17153655      '100011300086688149                  2.750              20120301             20120401            11.7500
       17153656      '100011300086690939                  2.750              20120301             20120401            11.2500
       17153657      '100011300086691275                  2.750              20120201             20120301            11.0000
       17153658      '100011300086707022                  2.750              20120301             20120401            11.3750
       17153659      '100011300086707386                  2.750              20120301             20120401            11.7500
       17153660      '100011300086708285                  2.750              20120301             20120401            11.7500
       17153661      '100011300086709564                  2.250              20120301             20120401            11.8750
       17153662      '100011300086722351                  2.750              20120301             20120401            11.2500
       17153663      '100011300086726527                  2.750              20120301             20120401            12.3750
       17153664      '100011300086726949                  2.750              20120301             20120401            10.5000
       17153665      '100011300086728747                  2.750              20120301             20120401            11.6250
       17153666      '100011300086728879                  2.750              20120301             20120401            12.1250
       17153667      '100011300086733879                  2.750              20120301             20120401            11.6250
       17153668      '100011300086740049                  2.750              20120301             20120401            11.8750
       17153669      '100011300086754123                  2.250              20120301             20120401            11.6250
       17153670      '100011300086758520                  2.750              20120301             20120401            10.8750
       17153672      '100011300086777389                  2.750              20120301             20120401            11.6250
       17153674      '100011300086780706                  2.750              20120301             20120401            11.3750
       17153675      '100011300086794475                  2.750              20120301             20120401            12.1250
       17153676      '100011300086796330                  2.750              20120301             20120401            11.3750
       17153677      '100011300086802344                  2.750              20120301             20120401            11.2500
       17153679      '100011300086805818                  2.250              20120301             20120401            11.5000
       17153680      '100011300086806733                  2.750              20120301             20120401            12.6250
       17153494      '100011300085328309                  2.750              20120301             20120401            11.2500
       17153495      '100011300085336088                  2.750              20120101             20120201            11.6250
       17153497      '100011300085468741                  2.750              20120101             20120201            11.3750
       17153498      '100011300085487121                  2.750              20120201             20120301            11.6250
       17153499      '100011300085490166                  2.750              20120301             20120401            10.6250
       17153500      '100011300085512175                  2.250              20120301             20120401            11.7500
       17153501      '100011300085523040                  2.250              20120301             20120401            11.0000
       17153502      '100011300085531613                  2.250              20120301             20120401            11.1250
       17153503      '100011300085551405                  2.750              20120201             20120301            11.0000
       17153504      '100011300085557568                  2.750              20120301             20120401            11.3750
       17153505      '100011300085570827                  2.750              20120201             20120301            11.3750
       17153506      '100011300085590783                  2.750              20120301             20120401            11.3750
       17153507      '100011300085592979                  2.750              20120201             20120301            11.3750
       17153508      '100011300085616174                  2.750              20120301             20120401            11.2500
       17153509      '100011300085622362                  2.750              20120201             20120301            11.6250
       17153510      '100011300085631678                  2.750              20120301             20120401            12.0000
       17153512      '100011300085639663                  2.250              20120201             20120301            11.6250
       17153513      '100011300085646049                  2.750              20120201             20120301            11.1250
       17153514      '100011300085652872                  2.750              20120301             20120401            11.5000
       17153515      '100011300085655388                  2.750              20120201             20120301            11.3750
       17153516      '100011300085662350                  2.750              20120201             20120301            11.3750
       17153517      '100011300085670494                  2.750              20120201             20120301            11.2500
       17153518      '100011300085674272                  2.750              20120301             20120401            11.2500
       17153519      '100011300085677739                  2.750              20120201             20120301            11.8750
       17153520      '100011300085685948                  2.250              20120401             20120501            10.8750
       17153521      '100011300085694353                  2.750              20120201             20120301            11.3750
       17153522      '100011300085699170                  2.750              20120201             20120301            11.2500
       17153523      '100011300085725306                  2.250              20120301             20120401            11.3750
       17153524      '100011300085728706                  2.750              20120201             20120301            11.8750
       17153526      '100011300085739307                  2.750              20120201             20120301            11.7500
       17153527      '100011300085749645                  2.750              20120201             20120301            11.8750
       17153528      '100011300085759511                  2.750              20120301             20120401            11.2500
       17153529      '100011300085801495                  2.750              20120301             20120401            11.7500
       17153530      '100011300085816642                  2.750              20120301             20120401            11.5000
       17153531      '100011300085824000                  2.750              20120201             20120301            12.0000
       17153532      '100011300085843554                  2.750              20120301             20120401            11.7500
       17153534      '100011300085861945                  2.750              20120301             20120401            11.3750
       17153535      '100011300085862182                  2.750              20120201             20120301            11.1250
       17153536      '100011300085862604                  2.750              20120301             20120401            11.7500
       17153415                                           2.750              20120301             20120401            11.6250
       17153416                                           2.750              20120301             20120401            11.3750
       17153417                                           2.750              20120301             20120401            11.7500
       17153418                                           2.750              20120401             20120501            11.0000
       17153419                                           2.750              20120301             20120401            11.6250
       17153421      '100063300020091365                  2.250              20120301             20120401            12.0000
       17153422                                           2.250              20120301             20120401            11.2500
       17153424                                           2.750              20120301             20120401            11.2500
       17153426                                           2.750              20120301             20120401            11.6250
       17153427                                           2.750              20120301             20120401            11.6250
       17153428                                           2.250              20120301             20120401            11.3750
       17153429                                           2.250              20120301             20120401            11.5000
       17153430      '100071200000428381                  2.750              20120201             20120301            11.6250
       17153431      '100229330000222400                  2.250              20120201             20120301            11.5000
       17153432      '100139402000037929                  2.250              20120101             20120201            13.2500
       17153433                                           2.250              20120301             20120401            11.2500
       17153435                                           2.250              20120301             20120401            11.6250
       17153436                                           2.750              20120301             20120401            12.5000
       17153437                                           2.750              20120301             20120401            11.1250
       17153438                                           2.250              20120301             20120401            11.3750
       17153439                                           2.250              20120401             20120501            11.7500
       17153440                                           2.250              20120301             20120401            10.7500
       17153441                                           2.250              20120301             20120401            11.8750
       17153442                                           2.250              20120301             20120401            12.6250
       17153443                                           2.750              20120301             20120401            11.5000
       17153444                                           2.250              20120301             20120401            11.3750
       17153445                                           2.750              20120301             20120401            11.8750
       17153446                                           2.250              20120301             20120401            11.0000
       17153447                                           2.250              20120401             20120501            11.1250
       17153448                                           2.750              20120301             20120401            11.5000
       17153449                                           2.750              20120301             20120401            11.3750
       17153450                                           2.750              20120401             20120501            12.3750
       17153451                                           2.750              20120301             20120401            11.7500
       17153452                                           2.250              20120301             20120401            11.5000
       17153453                                           2.750              20120301             20120401            11.5000
       17153454      '100188504070122018                  2.250              20120301             20120401            11.2500
       17153455      '100378400000014435                  2.250              20120301             20120401            11.7500
       17153456      '100011300077038601                  2.750              20120301             20120401            11.8750
       17153457      '100011300077148137                  2.750              20120301             20120401            12.0000
       17153458      '100011300077629367                  2.750              20120301             20120401            11.3750
       17153459      '100011300079105226                  2.750              20120301             20120401            10.8750
       17153460      '100011300080165664                  2.750              20120301             20120401            11.1250
       17153462      '100011300082940163                  2.750              20111001             20111101            11.2500
       17153463      '100011300083307891                  2.750              20120301             20120401            11.5000
       17153464      '100011300083888288                  2.750              20120201             20120301            11.3750
       17153465      '100011300083952985                  2.750              20120301             20120401            11.1250
       17153466      '100011300084020634                  2.750              20111101             20111201            11.2500
       17153467      '100011300084022630                  2.750              20111201             20120101            11.5000
       17153468      '100011300084154151                  2.250              20120301             20120401            11.7500
       17153471      '100011300084243848                  2.750              20111101             20111201            11.7500
       17153472      '100011300084265072                  2.750              20120301             20120401            11.3750
       17153473      '100011300084267292                  2.750              20120301             20120401            11.3750
       17153474      '100011300084385854                  2.750              20111201             20120101            11.7500
       17153475      '100011300084596039                  2.750              20120201             20120301            11.8750
       17153476      '100011300084704393                  2.250              20111101             20111201            11.6250
       17153477      '100011300084708923                  2.750              20120301             20120401            11.6250
       17153478      '100011300084713147                  2.750              20120101             20120201            12.0000
       17153479      '100011300084750743                  2.750              20120101             20120201            11.7500
       17153480      '100011300084822906                  2.750              20120201             20120301            10.8750
       17153482      '100011300084925600                  2.750              20120101             20120201            11.5000
       17153483      '100011300084939791                  2.750              20120301             20120401            11.7500
       17153484      '100011300084992188                  2.750              20120301             20120401            11.6250
       17153485      '100011300084995611                  2.750              20120301             20120401            11.2500
       17153486      '100011300085007556                  2.750              20120201             20120301            12.0000
       17153487      '100011300085019916                  2.750              20120201             20120301            11.3750
       17153488                                           2.750              20111201             20120101            11.5000
       17153489      '100011300085192515                  2.750              20120301             20120401            11.3750
       17153490      '100011300085287620                  2.250              20111201             20120101            10.6250
       17153492      '100011300085315728                  2.750              20120101             20120201            11.3750
       17153493      '100011300085319290                  2.750              20120201             20120301            11.6250
       17153084                                           2.750              20120201             20120301            11.7500
       17153085      '100020410001110126                  2.750              20110401             20110501            11.5000
       17153086      '100020410001349930                  2.750              20111001             20111101            12.0000
       17153088                                           2.750              20111001             20111101            12.5000
       17153089      '100075120040133278                  2.250              20111001             20111101            11.8750
       17153090                                           2.250              20120101             20120201            11.8750
       17153091      '100196368001008336                  2.250              20111101             20111201            12.0000
       17153092      '100112065726492917                  2.250              20111001             20111101            12.8750
       17153093                                           2.250              20111201             20120101            12.0000
       17153101      '100112065728150844                  2.250              20111001             20111101            12.0000
       17153102      '100112065726574490                  2.250              20111001             20111101            12.7500
       17153103      '100145900029129140                  2.250              20111101             20111201            11.1250
       17153105                                           2.750              20120301             20120401            11.6250
       17153106                                           2.750              20111201             20120101            12.2500
       17153107      '100020410001435440                  2.750              20111201             20120101            11.6250
       17153108                                           2.750              20120201             20120301            11.0000
       17153109                                           2.250              20111201             20120101            11.7500
       17153110      '100059600075938667                  2.250              20111101             20111201            11.2500
       17153112      '100059600080739670                  2.250              20111201             20120101            11.6250
       17153113                                           2.750              20120201             20120301            11.2500
       17153114                                           2.250              20120301             20120401            12.6250
       17153115                                           2.250              20120101             20120201            11.3750
       17153116                                           2.250              20120101             20120201            11.5000
       17153117                                           2.250              20120201             20120301            11.5000
       17153118                                           2.250              20120201             20120301            11.2500
       17153119                                           2.750              20120301             20120401            11.2500
       17153120                                           2.250              20120201             20120301            12.1250
       17153121      '100020410001481055                  2.750              20120101             20120201            11.2500
       17153122      '100135513303010951                  2.250              20120101             20120201            11.0000
       17153123                                           2.250              20120301             20120401            11.5000
       17153126                                           2.250              20120301             20120401            12.1250
       17153127                                           2.250              20120301             20120401            11.8750
       17153128                                           2.250              20120201             20120301            11.5000
       17153129      '100031204607928313                  2.750              20120201             20120301            11.3750
       17153130                                           2.250              20120301             20120401            11.1250
       17153131      '100030200427010226                  2.250              20120201             20120301            11.7500
       17153132                                           2.250              20120301             20120401            11.5000
       17153134                                           2.750              20120301             20120401            11.3750
       17153135      '100204400000005466                  2.250              20111001             20111101            11.7500
       17153136                                           2.750              20120301             20120401            11.2500
       17153137      '100028510001218274                  2.250              20111201             20120101            12.5000
       17153138      '100028510001213168                  2.250              20111201             20120101            12.7500
       17153139                                           2.250              20120201             20120301            11.7500
       17153140      '100059600063057678                  2.750              20120201             20120301            11.5000
       17153141      '100059600073545662                  2.750              20120301             20120401            11.8750
       17153142                                           2.750              20120101             20120201            11.2500
       17153143                                           2.750              20120201             20120301            11.0000
       17153145                                           2.250              20120101             20120201            12.3750
       17153146                                           2.250              20120301             20120401            11.8750
       17153147                                           2.250              20120301             20120401            11.3750
       17153148                                           2.750              20120201             20120301            11.5000
       17153149                                           2.250              20120201             20120301            11.3750
       17153150      '100059600085123607                  2.250              20120201             20120301            10.7500
       17153151      '100063300020062135                  2.750              20120201             20120301            11.5000
       17153152                                           2.250              20120301             20120401            11.3750
       17153153      '100063300020062127                  2.750              20120201             20120301            11.5000
       17153154      '100063300009378585                  2.250              20120101             20120201            11.1250
       17153156      '100272406121477135                  2.250              20120101             20120201            11.3750
       17153157      '100229330000211023                  2.250              20120101             20120201            11.5000
       17153158      '100011399993611152                  2.750              20120201             20120301            11.2500
       17153159      '100063300020063158                  2.250              20120201             20120301            11.3750
       17153160                                           2.250              20120101             20120201            11.7500
       17153161      '100059600078485674                  2.250              20120201             20120301            11.0000
       17153162      '100029006836581910                  2.750              20120201             20120301            11.5000
       17153164                                           2.750              20120301             20120401            11.6250
       17153165                                           2.250              20120301             20120401            11.2500
       17153166                                           2.250              20120201             20120301            11.5000
       17153167                                           2.250              20120201             20120301            11.5000
       17153168      '100137700000866433                  2.250              20120201             20120301            11.6250
       17153170                                           2.750              20120301             20120401            11.0000
       17153171      '100137700000874072                  2.250              20120201             20120301            11.6250
       17153172      '100028510001236680                  2.750              20120101             20120201            12.7500
       17153173      '100028510001225600                  2.250              20111201             20120101            12.6250
       17153174      '100059600087913609                  2.250              20120101             20120201            11.7500
       17153175      '100059600086498651                  2.250              20120301             20120401            11.2500
       17153176                                           2.250              20120201             20120301            11.6250
       17153177                                           2.750              20120301             20120401            11.5000
       17153179      '100016500006319478                  2.250              20120101             20120201            11.0000
       17153180      '100443806122100004                  2.250              20120201             20120301            11.1250
       17153181                                           2.750              20120201             20120301            11.6250
       17153182                                           2.750              20120201             20120301            11.3750
       17153183                                           2.750              20120301             20120401            11.5000
       17153184      '100275473061207036                  2.250              20120101             20120201            12.2500
       17153186                                           2.750              20120201             20120301            11.6250
       17153187                                           2.250              20120201             20120301            12.0000
       17153188                                           2.250              20120301             20120401            11.0000
       17153189      '100063300020061772                  2.250              20120201             20120301            11.3750
       17153190      '100229330000222434                  2.250              20120201             20120301            11.1250
       17153191                                           2.250              20120301             20120401            11.7500
       17153192                                           2.250              20120301             20120401            11.3750
       17153193      '100059600088404640                  2.250              20120101             20120201            11.1250
       17153194      '100059600065812682                  2.250              20120301             20120401            11.3750
       17153195      '100020410001513402                  2.750              20120201             20120301            11.7500
       17153196                                           2.250              20120201             20120301            11.7500
       17153199      '100084500000147658                  2.250              20120201             20120301            11.8750
       17153200      '100135512603038829                  2.750              20120201             20120301            11.2500
       17153201                                           2.750              20120301             20120401            11.0000
       17153202                                           2.750              20120301             20120401            11.0000
       17153322      '100145900029144776                  2.250              20120201             20120301            11.2500
       17153323                                           2.750              20120301             20120401            12.0000
       17153324                                           2.250              20120301             20120401            10.8750
       17153326      '100336901582817666                  2.750              20120301             20120401            11.7500
       17153327      '100292100530703449                  2.250              20120301             20120401            11.7500
       17153328                                           2.750              20120301             20120401            11.7500
       17153329                                           2.250              20120301             20120401            11.7500
       17153330      '100166500004768880                  2.250              20120201             20120301            11.2500
       17153332                                           2.750              20120301             20120401            11.6250
       17153333                                           2.250              20120301             20120401            11.8750
       17153334                                           2.750              20120301             20120401            11.2500
       17153335                                           2.250              20120301             20120401            11.5000
       17153336      '100059600091328612                  2.250              20120201             20120301            11.3750
       17153337      '100059600091917687                  2.250              20120301             20120401            11.3750
       17153338      '100058310019237876                  2.250              20120201             20120301            11.3750
       17153339                                           2.750              20120301             20120401            11.5000
       17153340                                           2.250              20120301             20120401            11.6250
       17153341                                           2.250              20120301             20120401            12.1250
       17153342                                           2.250              20120301             20120401            11.3750
       17153343                                           2.250              20120301             20120401            11.6250
       17153345                                           2.750              20120301             20120401            11.2500
       17153346      '100075120040140737                  2.250              20120201             20120301            11.8750
       17153347      '100059600088395657                  2.250              20120201             20120301            11.7500
       17153348      '100059600088183616                  2.250              20120201             20120301            11.5000
       17153349      '100247900000020950                  2.250              20120301             20120401            11.3750
       17153350                                           2.250              20120301             20120401            12.5000
       17153351                                           2.250              20120301             20120401            11.5000
       17153352      '100059600092309629                  2.250              20120201             20120301            11.5000
       17153353                                           2.750              20120301             20120401            11.3750
       17153354                                           2.250              20120301             20120401            12.0000
       17153355      '100368800000194370                  2.250              20120301             20120401            13.0000
       17153356                                           2.250              20120301             20120401            11.5000
       17153357                                           2.750              20120301             20120401            11.3750
       17153358      '100071907010122933                  2.750              20120201             20120301            11.7500
       17153359                                           2.750              20120301             20120401            11.6250
       17153360      '100031209807793433                  2.750              20111201             20120101            12.0000
       17153361                                           2.250              20120301             20120401            11.5000
       17153362                                           2.250              20120301             20120401            11.3750
       17153363      '100173337340178958                  2.750              20120301             20120401            11.8750
       17153364      '100020410001539472                  2.750              20120301             20120401            11.5000
       17153365                                           2.250              20120301             20120401            11.6250
       17153366                                           2.750              20120301             20120401            11.3750
       17153367                                           2.250              20120301             20120401            11.6250
       17153369      '100020410001548267                  2.750              20120301             20120401            11.6250
       17153370                                           2.750              20120301             20120401            11.8750
       17153371                                           2.750              20120301             20120401            11.7500
       17153372                                           2.750              20120301             20120401            11.8750
       17153373                                           2.750              20120301             20120401            11.1250
       17153374                                           2.750              20120301             20120401            10.5000
       17153375                                           2.250              20120301             20120401            11.3750
       17153376                                           2.750              20120301             20120401            11.7500
       17153377                                           2.750              20120301             20120401            11.5000
       17153378                                           2.250              20120301             20120401            11.0000
       17153379                                           2.250              20120301             20120401            11.0000
       17153380                                           2.250              20120301             20120401            11.8750
       17153381                                           2.750              20120301             20120401            11.2500
       17153382                                           2.750              20120301             20120401            11.0000
       17153383                                           2.250              20120301             20120401            11.6250
       17153384      '100229330000233118                  2.250              20120301             20120401            12.0000
       17153385                                           2.750              20120301             20120401            11.8750
       17153386                                           2.250              20120301             20120401            11.5000
       17153387                                           2.750              20120301             20120401            12.5000
       17153388                                           2.250              20120301             20120401            11.3750
       17153389                                           2.250              20120301             20120401            12.3750
       17153390                                           2.250              20120301             20120401            11.8750
       17153391                                           2.250              20120301             20120401            12.0000
       17153392                                           2.250              20120301             20120401            11.1250
       17153393      '100033700000510101                  2.250              20120201             20120301            11.5000
       17153394                                           2.750              20120301             20120401            11.5000
       17153395                                           2.750              20120301             20120401            11.1250
       17153396                                           2.750              20120301             20120401            11.0000
       17153397                                           2.750              20120301             20120401            11.1250
       17153398                                           2.750              20120301             20120401            11.2500
       17153399                                           2.750              20120301             20120401            11.2500
       17153400                                           2.750              20120301             20120401            11.1250
       17153401                                           2.250              20120301             20120401            11.8750
       17153402                                           2.250              20120301             20120401            11.8750
       17153403                                           2.250              20120301             20120401            11.2500
       17153405      '100075120040147567                  2.250              20120201             20120301            11.6250
       17153406                                           2.250              20120301             20120401            11.6250
       17153407                                           2.750              20120301             20120401            11.3750
       17153408                                           2.750              20120301             20120401            11.3750
       17153409                                           2.750              20120301             20120401            11.3750
       17153410                                           2.250              20120301             20120401            11.3750
       17153411                                           2.250              20120301             20120401            12.0000
       17153412                                           2.250              20120301             20120401            11.6250
       17153414                                           2.250              20120301             20120401            12.2500
       17153210                                           2.250              20120301             20120401            11.5000
       17153211      '100059600082838637                  2.250              20120201             20120301            12.5000
       17153212      '100031206107992327                  2.750              20120201             20120301            12.2500
       17153214      '100011399993611715                  2.250              20120201             20120301            11.1250
       17153215                                           2.750              20120201             20120301            11.3750
       17153216                                           2.250              20120301             20120401            11.5000
       17153217                                           2.750              20120301             20120401            11.1250
       17153218                                           2.750              20120201             20120301            12.1250
       17153219                                           2.750              20120201             20120301            12.0000
       17153220                                           2.750              20120201             20120301            12.0000
       17153221      '100137700000856392                  2.250              20120201             20120301            11.0000
       17153222                                           2.250              20120201             20120301            11.1250
       17153223      '100059600089477645                  2.250              20120201             20120301            11.5000
       17153224                                           2.750              20120301             20120401            12.2500
       17153225                                           2.750              20120201             20120301            11.2500
       17153226                                           2.750              20120301             20120401            11.6250
       17153227                                           2.250              20120301             20120401            11.3750
       17153228      '100155800000352488                  2.250              20120201             20120301            12.2500
       17153229                                           2.750              20120301             20120401            11.8750
       17153230      '100059600088365619                  2.750              20120201             20120301            11.5000
       17153231      '100073207010175876                  2.250              20120201             20120301            11.3750
       17153232      '100059600088871681                  2.750              20120201             20120301            11.3750
       17153233      '100068300111592912                  2.250              20120101             20120201            11.6250
       17153234                                           2.250              20120201             20120301            11.0000
       17153235      '100072900000840472                  2.250              20120201             20120301            12.7500
       17153236                                           2.750              20120201             20120301            11.5000
       17153237                                           2.750              20120201             20120301            11.0000
       17153239      '100357020050016521                  2.250              20120301             20120401            11.3750
       17153240      '100473900010038831                  2.250              20120201             20120301            11.2500
       17153244                                           2.750              20120201             20120301            11.8750
       17153245      '100059600086857609                  2.750              20120201             20120301            11.6250
       17153247                                           2.250              20120201             20120301            11.2500
       17153249                                           2.750              20120201             20120301            11.3750
       17153250      '100196368001105413                  2.250              20120201             20120301            11.5000
       17153251      '100063100082262551                  2.250              20120201             20120301            11.6250
       17153252      '100137700000871052                  2.250              20120201             20120301            12.2500
       17153253      '100137700000874122                  2.250              20120201             20120301            11.3750
       17153254                                           2.750              20120301             20120401            12.5000
       17153255                                           2.250              20120201             20120301            10.5000
       17153256                                           2.750              20120301             20120401            12.3750
       17153257                                           2.750              20120301             20120401            11.1250
       17153258      '100137700000855014                  2.250              20111101             20111201            11.5000
       17153259                                           2.250              20120301             20120401            11.1250
       17153260                                           2.250              20120301             20120401            11.6250
       17153261                                           2.250              20120301             20120401            11.0000
       17153262                                           2.250              20120201             20120301            12.5000
       17153263                                           2.750              20120301             20120401            11.8750
       17153264      '100059600087075649                  2.250              20120201             20120301            11.2500
       17153267      '100059600087921602                  2.750              20120201             20120301            11.5000
       17153268                                           2.750              20120301             20120401            11.5000
       17153269      '100139200002363479                  2.750              20120201             20120301            11.2500
       17153270      '100072900000841009                  2.250              20120201             20120301            11.1250
       17153272                                           2.250              20120301             20120401            11.3750
       17153274                                           2.250              20120201             20120301            11.3750
       17153275      '100078200000238007                  2.250              20120301             20120401            11.3750
       17153276      '100295500007000053                  2.250              20120201             20120301            11.7500
       17153277                                           2.250              20120301             20120401            11.6250
       17153278                                           2.750              20120301             20120401            11.8750
       17153279                                           2.250              20120301             20120401            12.5000
       17153280                                           2.250              20120301             20120401            11.2500
       17153281                                           2.250              20120301             20120401            10.6250
       17153282      '100011399993612663                  2.750              20120301             20120401            11.6250
       17153283                                           2.750              20120301             20120401            12.1250
       17153284                                           2.250              20120301             20120401            11.2500
       17153285      '100059600088236687                  2.250              20120201             20120301            11.6250
       17153286                                           2.250              20120301             20120401            11.8750
       17153287                                           2.250              20120301             20120401            11.6250
       17153288      '100074800902070178                  2.250              20120201             20120301            11.2500
       17153289                                           2.250              20120301             20120401            11.3750
       17153291                                           2.250              20120301             20120401            11.2500
       17153292                                           2.750              20120301             20120401            11.2500
       17153293                                           2.250              20120201             20120301            11.2500
       17153294                                           2.250              20120201             20120301            10.6250
       17153295                                           2.250              20120301             20120401            11.5000
       17153296                                           2.250              20120301             20120401            12.0000
       17153297                                           2.250              20120301             20120401            11.8750
       17153298                                           2.750              20120301             20120401            12.0000
       17153299      '100020410001548531                  2.750              20120301             20120401            11.7500
       17153300                                           2.750              20120301             20120401            11.3750
       17153301                                           2.750              20120301             20120401            12.0000
       17153302      '100059600090901682                  2.250              20120201             20120301            11.3750
       17153303                                           2.750              20120301             20120401            11.7500
       17153304                                           2.750              20120201             20120301            11.3750
       17153305                                           2.750              20120201             20120301            11.1250
       17153306                                           2.250              20120301             20120401            11.5000
       17153307      '100205010000625335                  2.750              20120301             20120401            12.2500
       17153308      '100020410001544522                  2.750              20120301             20120401            11.7500
       17153310                                           2.250              20120301             20120401            10.8750
       17153311                                           2.250              20120301             20120401            11.7500
       17153312      '100229330000228670                  2.250              20120201             20120301            11.5000
       17153313      '100334000000048301                  2.250              20120201             20120301            12.6250
       17153314                                           2.750              20120301             20120401            11.5000
       17153316                                           2.750              20120301             20120401            11.8750
       17153317                                           2.250              20120301             20120401            11.6250
       17153318                                           2.250              20120301             20120401            11.2500
       17153319      '100020410001532055                  2.750              20120201             20120301            11.8750
       17153320                                           2.250              20120301             20120401            11.7500
       17153321                                           2.250              20120201             20120301            11.3750
       17153203                                           2.250              20120301             20120401            11.7500
       17153204      '100079800614952486                  2.250              20120201             20120301            11.8750
       17153205                                           2.250              20120301             20120401            11.1250
       17153206                                           2.750              20120301             20120401            12.3750
       17153207                                           2.250              20120201             20120301            11.8750
       17153208      '100016500006293061                  2.250              20120201             20120301            11.2500
       16846361      '100011300083627256                  2.750              20111101             20111201            10.8750
       17153912      '100011300085129384                  2.750              20170301             20170401            11.6250
       17153913      '100011300085280708                  2.750              20170301             20170401            11.6250
       17153914      '100011300085285087                  2.750              20170301             20170401            11.6250
       17153915      '100011300085290350                  2.750              20170201             20170301            11.6250
       17153916      '100011300085294220                  2.750              20170101             20170201            12.1250
       17153917      '100011300085364676                  2.750              20170101             20170201            11.2500
       17153918      '100011300085378619                  2.250              20170201             20170301            11.5000
       17153919      '100011300085390648                  2.750              20170201             20170301            11.7500
       17153920      '100011300085395019                  2.750              20170201             20170301            11.8750
       17153921      '100011300085426418                  2.750              20170201             20170301            11.6250
       17153922      '100011300085443421                  2.750              20170101             20170201            11.8750
       17153923      '100011300085492238                  2.250              20170201             20170301            11.7500
       17153924      '100011300085501681                  2.750              20170301             20170401            11.3750
       17153925      '100011300085563558                  2.750              20170301             20170401            11.5000
       17153926      '100011300085647500                  2.750              20170101             20170201            11.8750
       17153928      '100011300085656972                  2.750              20170201             20170301            11.0000
       17153929      '100011300085663614                  2.750              20170201             20170301            10.8750
       17153930      '100011300085681848                  2.750              20170301             20170401            11.5000
       17153931      '100011300085681913                  2.750              20170201             20170301            11.5000
       17153932      '100011300085689254                  2.250              20170301             20170401            11.5000
       17153933      '100011300085697745                  2.750              20170301             20170401            11.6250
       17153934      '100011300085702040                  2.750              20170201             20170301            11.5000
       17153935      '100011300085714110                  2.750              20170301             20170401            11.3750
       17153936      '100011300085731866                  2.750              20170201             20170301            11.3750
       17153937      '100011300085733417                  2.750              20170201             20170301            11.3750
       17153938      '100011300085752318                  2.750              20170201             20170301            11.3750
       17153939      '100011300085756228                  2.750              20170301             20170401            11.6250
       17153940      '100011300085756269                  2.750              20170301             20170401            11.7500
       17153941      '100011300085757655                  2.750              20170201             20170301            11.5000
       17153942      '100011300085761434                  2.750              20170201             20170301            11.6250
       17153943      '100011300085761871                  2.750              20170201             20170301            11.6250
       17153944      '100011300085794104                  2.750              20170301             20170401            11.3750
       17153945      '100011300085865706                  2.750              20170301             20170401            11.6250
       17153946      '100011300085881794                  2.750              20170101             20170201            11.8750
       17153947      '100011300085892718                  2.750              20170201             20170301            11.2500
       17153948      '100011300085892767                  2.750              20170201             20170301            11.2500
       17153950      '100011300085893013                  2.750              20170201             20170301            11.2500
       17153951      '100011300085893211                  2.750              20170301             20170401            11.7500
       17153952      '100011300085895018                  2.750              20170301             20170401            11.5000
       17153953      '100011300085942075                  2.750              20170301             20170401            11.8750
       17153954      '100011300085945409                  2.250              20170201             20170301            11.2500
       17153955      '100011300085960465                  2.250              20170301             20170401            11.7500
       17153956      '100011300085979671                  2.750              20170301             20170401            11.7500
       17153957      '100011300085981172                  2.250              20170201             20170301            11.7500
       17153958      '100011300085995081                  2.750              20170301             20170401            11.6250
       17153959      '100011300086001079                  2.250              20170201             20170301            11.5000
       17153960      '100011300086036174                  2.750              20170301             20170401            11.5000
       17153961      '100011300086047676                  2.250              20170301             20170401            12.3750
       17153962      '100011300086052973                  2.750              20170301             20170401            11.5000
       17153963      '100011300086054334                  2.750              20170301             20170401            12.0000
       17153964      '100011300086055695                  2.750              20170201             20170301            11.5000
       17153965      '100011300086067997                  2.750              20170301             20170401            11.5000
       17153966      '100011300086073474                  2.750              20170401             20170501            12.0000
       17153968      '100011300086094942                  2.750              20170201             20170301            11.3750
       17153969      '100011300086102166                  2.750              20170301             20170401            11.8750
       17153970      '100011300086104105                  2.750              20170301             20170401            12.1250
       17153971      '100011300086106266                  2.750              20170301             20170401            12.0000
       17153972      '100011300086121240                  2.750              20170301             20170401            11.8750
       17153973      '100011300086134169                  2.750              20170301             20170401            11.5000
       17153974      '100011300086142568                  2.750              20170301             20170401            12.2500
       17153975      '100011300086157178                  2.750              20170201             20170301            11.5000
       17153976      '100011300086182804                  2.750              20170201             20170301            11.5000
       17153977      '100011300086199956                  2.750              20170201             20170301            11.6250
       17153978      '100011300086231445                  2.750              20170201             20170301            12.1250
       17153979      '100011300086231460                  2.750              20170301             20170401            11.8750
       17153980      '100011300086232500                  2.750              20170201             20170301            12.2500
       17153981      '100011300086232922                  2.750              20170301             20170401            12.0000
       17153982      '100011300086238549                  2.750              20170301             20170401            11.8750
       17153983      '100011300086247292                  2.750              20170301             20170401            11.6250
       17153984      '100011300086251286                  2.750              20170301             20170401            11.5000
       17153985      '100011300086275251                  2.750              20170301             20170401            11.8750
       17153986      '100011300086290268                  2.750              20170201             20170301            11.7500
       17153987      '100011300086297891                  2.750              20170301             20170401            11.7500
       17153988      '100011300086298303                  2.750              20170201             20170301            12.0000
       17153989      '100011300086302527                  2.750              20170301             20170401            11.8750
       17153990      '100011300086307625                  2.750              20170301             20170401            12.1250
       17153991      '100011300086309472                  2.750              20170201             20170301            11.6250
       17153992      '100011300086324299                  2.750              20170201             20170301            11.8750
       17153993      '100011300086334116                  2.750              20170301             20170401            12.2500
       17153994      '100011300086334215                  2.750              20170301             20170401            11.8750
       17153995      '100011300086341335                  2.750              20170301             20170401            11.5000
       17153996      '100011300086344461                  2.750              20170301             20170401            11.7500
       17153997      '100011300086345450                  2.750              20170301             20170401            11.5000
       17153998      '100011300086348405                  2.750              20170201             20170301            11.7500
       17153999      '100011300086355954                  2.750              20170201             20170301            12.1250
       17154000      '100011300086364063                  2.750              20170301             20170401            11.5000
       17154001      '100011300086365656                  2.750              20170201             20170301            11.8750
       17154002      '100011300086380465                  2.750              20170301             20170401            11.8750
       17154003      '100011300086382271                  2.750              20170301             20170401            11.6250
       17154004      '100011300086383055                  2.750              20170301             20170401            11.2500
       17154005      '100011300086385274                  2.250              20170301             20170401            11.0000
       17154007      '100011300086410668                  2.750              20170301             20170401            12.1250
       17154009      '100011300086415451                  2.750              20170301             20170401            11.7500
       17154010      '100011300086417556                  2.750              20170201             20170301            11.8750
       17154011      '100011300086427027                  2.750              20170201             20170301            11.7500
       17154012      '100011300086441804                  2.750              20170201             20170301            11.8750
       17154014      '100011300086451654                  2.750              20170301             20170401            11.5000
       17154015      '100011300086451951                  2.250              20170201             20170301            11.3750
       17154016      '100011300086454963                  2.750              20170301             20170401            12.2500
       17154017      '100011300086460267                  2.750              20170301             20170401            11.3750
       17154018      '100011300086478194                  2.750              20170301             20170401            11.6250
       17154019      '100011300086478392                  2.750              20170301             20170401            12.0000
       17154020      '100011300086480521                  2.750              20170301             20170401            12.2500
       17154021      '100011300086484614                  2.250              20170301             20170401            11.7500
       17154022      '100011300086496881                  2.250              20170301             20170401            11.7500
       17154023      '100011300086506242                  2.750              20170301             20170401             9.8750
       17154024      '100011300086508099                  2.750              20170301             20170401             9.8750
       17154025      '100011300086508479                  2.750              20170401             20170501            11.6250
       17154026      '100011300086510194                  2.750              20170301             20170401            11.6250
       17154027      '100011300086511622                  2.750              20170301             20170401            12.0000
       17154028      '100011300086512992                  2.750              20170301             20170401            11.5000
       17154029      '100011300086518775                  2.750              20170301             20170401            11.6250
       17154030      '100011300086521035                  2.750              20170301             20170401            11.8750
       17154032      '100011300086522967                  2.750              20170301             20170401            11.6250
       17154033      '100011300086544391                  2.750              20170301             20170401            11.5000
       17154034      '100011300086547154                  2.750              20170201             20170301            11.3750
       17154035      '100011300086552071                  2.750              20170301             20170401            12.3750
       17154036      '100011300086555454                  2.750              20170301             20170401            11.3750
       17154037      '100011300086556353                  2.750              20170201             20170301            12.2500
       17154038      '100011300086559027                  2.750              20170301             20170401            11.8750
       17154039      '100011300086559274                  2.750              20170301             20170401            11.8750
       17154040      '100011300086559589                  2.750              20170301             20170401            11.8750
       17154041      '100011300086560975                  2.750              20170301             20170401            11.2500
       17154042      '100011300086579421                  2.750              20170301             20170401            11.6250
       17154043      '100011300086579652                  2.750              20170301             20170401            12.0000
       17154044      '100011300086608436                  2.750              20170301             20170401            11.8750
       17154045      '100011300086609624                  2.750              20170301             20170401            11.8750
       17154046      '100011300086618617                  2.750              20170301             20170401            11.7500
       17154047      '100011300086620084                  2.750              20170201             20170301            12.2500
       17154048      '100011300086627485                  2.750              20170301             20170401            11.7500
       17154050      '100011300086647269                  2.750              20170301             20170401            12.3750
       17154051      '100011300086659637                  2.750              20170301             20170401            11.2500
       17154052      '100011300086666038                  2.750              20170301             20170401            12.0000
       17154053      '100011300086674743                  2.750              20170301             20170401            11.6250
       17154054      '100011300086690236                  2.750              20170301             20170401            12.2500
       17154055      '100011300086698403                  2.250              20170301             20170401            11.8750
       17154056      '100011300086707501                  2.750              20170301             20170401            11.3750
       17154057      '100011300086711495                  2.750              20170301             20170401            12.0000
       17154058      '100011300086711982                  2.750              20170301             20170401            11.8750
       17154059      '100011300086712626                  2.750              20170301             20170401            11.7500
       17154060      '100011300086713848                  2.750              20170301             20170401            11.7500
       17154061      '100011300086741484                  2.750              20170301             20170401            11.5000
       17154062      '100011300086741989                  2.250              20170301             20170401            11.6250
       17154063      '100011300086746608                  2.750              20170401             20170501            12.2500
       17154064      '100011300086758298                  2.750              20170301             20170401            12.0000
       17154065      '100011300086761805                  2.750              20170301             20170401            12.0000
       17154066      '100011300086774246                  2.750              20170301             20170401            12.1250
       17154067      '100011300086819660                  2.250              20170301             20170401            11.6250
       17154068      '100011300086824496                  2.750              20170301             20170401            11.8750
       17154069      '100011300086826566                  2.750              20170301             20170401            11.8750
       17154070      '100011300086853925                  2.750              20170301             20170401            11.8750
       17154072      '100011300086874939                  2.750              20170301             20170401            11.7500
       17154074      '100011300086885067                  2.750              20170301             20170401            11.7500
       17154075      '100011300086888574                  2.750              20170301             20170401            11.6250
       17154076      '100011300086890307                  2.750              20170301             20170401            11.2500
       17154077      '100011300086891313                  2.750              20170301             20170401            12.0000
       17154078      '100011300086892436                  2.750              20170401             20170501            12.1250
       17154081      '100011300086917563                  2.750              20170301             20170401            11.8750
       17154082      '100011300086925178                  2.750              20170301             20170401            11.8750
       17154083      '100011300086938817                  2.750              20170301             20170401            11.3750
       17154084      '100011300086944245                  2.750              20170301             20170401            12.1250
       17154085      '100011300086945549                  2.750              20170301             20170401            12.1250
       17154086      '100011300086965604                  2.750              20170301             20170401            12.0000
       17154087      '100011300087012638                  2.750              20170401             20170501            11.3750
       17154088      '100011300087019849                  2.750              20170301             20170401            11.6250
       17154089      '100011300087062351                  2.750              20170301             20170401            11.7500
       17154090      '100011300087073358                  2.750              20170301             20170401            11.0000
       17154091      '100011300087073549                  2.750              20170301             20170401            11.7500
       17154092      '100011300087113048                  2.750              20170301             20170401            11.5000
       17154093      '100011300087125026                  2.750              20170301             20170401            11.6250
       17154094      '100011300087177092                  2.250              20170301             20170401            12.0000
       17154095      '100011300087216825                  2.750              20170401             20170501            11.5000
       17154097      '100011300087292735                  2.750              20170401             20170501            12.2500
       17154098      '100011300087349741                  2.750              20170301             20170401            11.8750
       17153770                                           2.250              20170301             20170401            11.7500
       17153771      '100158300100234428                  2.250              20170101             20170201            11.8750
       17153772                                           2.250              20170201             20170301            11.7500
       17153773                                           2.250              20170301             20170401            11.5000
       17153774      '100015700074729944                  2.750              20170201             20170301            11.3750
       17153775                                           2.250              20170301             20170401            11.5000
       17153776                                           2.250              20170301             20170401            11.8750
       17153777                                           2.750              20170201             20170301            11.0000
       17153779                                           2.750              20170301             20170401            11.5000
       17153781      '100020410001546931                  2.750              20170301             20170401            11.6250
       17153782      '100413300000031750                  2.750              20170201             20170301            11.5000
       17153783                                           2.750              20170301             20170401            11.6250
       17153784                                           2.250              20170201             20170301            11.6250
       17153785      '100045200000658386                  2.750              20170201             20170301            11.7500
       17153786      '100455310000000845                  2.250              20170201             20170301            12.0000
       17153787      '100114500000083063                  2.250              20170201             20170301            11.7500
       17153788      '100184601061228004                  2.250              20170201             20170301            12.0000
       17153789                                           2.750              20170301             20170401            11.6250
       17153790                                           2.750              20170201             20170301            12.0000
       17153792                                           2.250              20170301             20170401            11.7500
       17153793      '100059600081761665                  2.750              20170201             20170301            11.8750
       17153794                                           2.250              20170201             20170301            11.8750
       17153795      '100264000000114024                  2.250              20170201             20170301            11.8750
       17153796                                           2.750              20170301             20170401            11.5000
       17153797                                           2.750              20170201             20170301            11.7500
       17153798      '100340707010002787                  2.750              20170201             20170301            11.6250
       17153799                                           2.750              20170201             20170301            12.2500
       17153800                                           2.250              20170201             20170301            12.1250
       17153801                                           2.250              20170301             20170401            11.6250
       17153802      '100045200000658931                  2.750              20170201             20170301            11.6250
       17153803                                           2.750              20170301             20170401            12.2500
       17153804                                           2.750              20170301             20170401            12.0000
       17153805                                           2.250              20170301             20170401            10.8750
       17153806                                           2.250              20170301             20170401            11.3750
       17153807                                           2.750              20170201             20170301            11.8750
       17153808                                           2.750              20170201             20170301            11.7500
       17153809                                           2.250              20170301             20170401            11.7500
       17153810      '100079600600603436                  2.250              20170101             20170201            11.6250
       17153811                                           2.250              20170301             20170401            12.0000
       17153812      '100060677002741908                  2.250              20170201             20170301            11.3750
       17153813      '100046900000619507                  2.250              20161201             20170101            12.7500
       17153814                                           2.250              20170301             20170401            12.1250
       17153815      '100011399993612085                  2.250              20170301             20170401            11.8750
       17153816                                           2.750              20170301             20170401            11.8750
       17153817                                           2.250              20170301             20170401            12.3750
       17153818                                           2.750              20170301             20170401            11.6250
       17153819                                           2.750              20170301             20170401            12.0000
       17153820                                           2.750              20170301             20170401            11.8750
       17153822                                           2.250              20170301             20170401            11.8750
       17153823                                           2.250              20170301             20170401            11.7500
       17153824                                           2.250              20170201             20170301            12.2500
       17153825                                           2.750              20170301             20170401            11.2500
       17153826                                           2.750              20170301             20170401            11.7500
       17153827                                           2.250              20170301             20170401            12.1250
       17153828                                           2.750              20170301             20170401            12.0000
       17153829                                           2.750              20170301             20170401            11.8750
       17153831                                           2.250              20170301             20170401            11.8750
       17153832                                           2.750              20170301             20170401            11.8750
       17153833                                           2.250              20170301             20170401            12.2500
       17153834                                           2.250              20170301             20170401            11.8750
       17153835                                           2.750              20170301             20170401            12.0000
       17153836                                           2.750              20170301             20170401            12.0000
       17153837                                           2.750              20170301             20170401            12.0000
       17153838                                           2.750              20170301             20170401            12.0000
       17153839                                           2.750              20170301             20170401            12.2500
       17153840                                           2.250              20170301             20170401            12.1250
       17153841                                           2.250              20170301             20170401            11.8750
       17153843                                           2.750              20170301             20170401            11.6250
       17153844                                           2.250              20170301             20170401            11.8750
       17153845                                           2.250              20170301             20170401            11.8750
       17153846                                           2.250              20170301             20170401            12.0000
       17153848                                           2.250              20170301             20170401            12.0000
       17153849                                           2.250              20170301             20170401            11.1250
       17153850                                           2.250              20170301             20170401            11.7500
       17153851                                           2.750              20170301             20170401            11.5000
       17153852                                           2.250              20170301             20170401            12.1250
       17153853                                           2.750              20170301             20170401            11.6250
       17153854                                           2.250              20170301             20170401            11.5000
       17153855                                           2.250              20170301             20170401            12.2500
       17153856                                           2.750              20170401             20170501            11.8750
       17153857                                           2.750              20170301             20170401            10.8750
       17153858                                           2.250              20170301             20170401            11.7500
       17153859                                           2.750              20170301             20170401            11.7500
       17153860                                           2.750              20170301             20170401            11.6250
       17153861                                           2.750              20170301             20170401            11.8750
       17153862                                           2.750              20170301             20170401            11.3750
       17153863                                           2.250              20170401             20170501            11.8750
       17153864                                           2.750              20170301             20170401            11.5000
       17153865                                           2.250              20170301             20170401            11.2500
       17153866                                           2.750              20170301             20170401            11.8750
       17153867                                           2.750              20170301             20170401            12.1250
       17153868                                           2.750              20170301             20170401            11.5000
       17153869                                           2.750              20170301             20170401            12.2500
       17153870                                           2.250              20170301             20170401            12.1250
       17153871                                           2.750              20170301             20170401            12.0000
       17153872                                           2.250              20170301             20170401            12.1250
       17153874                                           2.250              20170301             20170401            11.5000
       17153875                                           2.750              20170301             20170401            11.7500
       17153876                                           2.750              20170301             20170401            11.7500
       17153878                                           2.250              20170301             20170401            12.0000
       17153879                                           2.250              20170301             20170401            11.3750
       17153880                                           2.250              20170301             20170401            11.8750
       17153881                                           2.250              20170301             20170401            11.8750
       17153882                                           2.750              20170401             20170501            12.0000
       17153883                                           2.750              20170301             20170401            11.6250
       17153884                                           2.250              20170301             20170401            11.3750
       17153885      '100011300067485481                  2.750              20170301             20170401            11.7500
       17153886      '100011300076737708                  2.750              20170201             20170301            11.6250
       17153887      '100011300077786589                  2.750              20170301             20170401            11.5000
       17153889      '100011300080792194                  2.750              20170301             20170401            11.8750
       17153890      '100011300081016080                  2.750              20160801             20160901            11.6250
       17153891      '100011300081740945                  2.750              20170301             20170401            11.8750
       17153892      '100011300083354190                  2.750              20170201             20170301            11.6250
       17153893      '100011300083409010                  2.750              20170201             20170301            11.6250
       17153894      '100011300083419217                  2.750              20170201             20170301            11.6250
       17153895      '100011300083444223                  2.750              20170201             20170301            11.6250
       17153896      '100011300083444413                  2.750              20170201             20170301            11.6250
       17153897      '100011300083444686                  2.750              20170201             20170301            11.6250
       17153898      '100011300083444934                  2.750              20170201             20170301            11.6250
       17153900      '100011300083480896                  2.750              20170201             20170301            11.6250
       17153901      '100011300083481134                  2.750              20170201             20170301            11.6250
       17153902      '100011300083481316                  2.750              20170201             20170301            11.6250
       17153903      '100011300083481324                  2.750              20170201             20170301            11.6250
       17153904      '100011300083727585                  2.750              20161101             20161201            11.8750
       17153905      '100011300083955517                  2.750              20161101             20161201            11.7500
       17153906      '100011300084450559                  2.750              20170301             20170401            11.7500
       17153907      '100011300084779254                  2.250              20170201             20170301            12.0000
       17153908      '100011300084830339                  2.750              20170301             20170401            11.6250
       17153910      '100011300084986966                  2.750              20161201             20170101            11.8750
       17153749                                           2.750              20160901             20161001            11.8750
       17153750      '100076500001000823                  2.750              20160601             20160701            11.2500
       17153751      '100030200660003714                  2.750              20160801             20160901            12.2500
       17153752      '100137700000852201                  2.750              20161001             20161101            11.3750
       17153753      '100478300004225145                  2.250              20161001             20161101            11.8750
       17153754      '100205000000413709                  2.750              20161101             20161201            12.0000
       17153755                                           2.750              20170301             20170401            11.5000
       17153757                                           2.750              20170201             20170301            11.5000
       17153758                                           2.750              20170201             20170301            11.3750
       17153759                                           2.250              20170301             20170401            11.7500
       17153760      '100074800302060621                  2.750              20161201             20170101            11.5000
       17153762                                           2.750              20170201             20170301            12.0000
       17153763                                           2.750              20170101             20170201            11.6250
       17153764      '100276510610260013                  2.750              20170201             20170301            11.8750
       17153765      '100011399993606996                  2.250              20170201             20170301            11.8750
       17153766      '100011399993611194                  2.750              20170301             20170401            11.7500
       17153767      '100308600000079685                  2.250              20170201             20170301            11.5000
       17153768                                           2.750              20170201             20170301            11.0000
       17153769                                           2.750              20170201             20170301            12.0000
       17233046                                           2.250              20170401             20170501            11.5000
       17233120                                           2.250              20170501             20170601            11.5000
       17233040                                           2.250              20170501             20170601            11.2500
       17233041      '100364700000701337                  2.250              20170501             20170601            11.3750
       17233123                                           2.250              20170501             20170601            11.0000
       17233042                                           2.250              20170401             20170501            11.0000
       17233124                                           2.250              20170501             20170601            11.3750
       17233043                                           2.250              20170401             20170501            11.2500
       17233125                                           2.250              20170501             20170601            11.2500
       17233044                                           2.250              20170401             20170501            11.3750
       17233045                                           2.250              20170401             20170501            11.5000
       17233116                                           2.250              20170401             20170501            11.2500
       17233036                                           2.250              20170501             20170601            11.5000
       17233118                                           2.250              20170501             20170601            11.3750
       17233119                                           2.250              20170401             20170501            11.7500
       17233038                                           2.250              20170401             20170501            11.2500
       17233039                                           2.250              20170401             20170501            11.0000
       17233033                                           2.250              20170401             20170501            11.2500
       17233115                                           2.250              20170401             20170501            12.1250
       17233034                                           2.250              20170401             20170501            11.2500
       17233467                                           2.250              20170501             20170601            11.3750
       17233409                                           2.250              20170501             20170601            11.0000
       17233110                                           2.250              20170401             20170501            11.0000
       17233030                                           2.250              20170401             20170501            11.0000
       17233113                                           2.250              20170501             20170601            11.0000
       17233032                                           2.250              20170501             20170601            11.0000
       17233114                                           2.250              20170401             20170501            11.2500
       17233028                                           2.250              20170401             20170501            11.2500
       17233029                                           2.250              20170401             20170501            11.2500
       17233108                                           2.250              20170401             20170501            11.3750
       17233109                                           2.250              20170401             20170501            11.2500
       17247380      '100133700021864379                  2.250              20170601             20170701            11.2500
       17233000      '100046733100076306                  2.250              20170401             20170501            11.0000
       17233001                                           2.250              20170501             20170601            10.7500
       17233002                                           2.250              20170401             20170501            11.0000
       17233003                                           2.250              20170401             20170501            11.1250
       17233004      '100184606070227038                  2.250              20170401             20170501            11.1250
       17233005                                           2.250              20170401             20170501            10.7500
       17233006                                           2.250              20170401             20170501            10.0000
       17233007                                           2.250              20170401             20170501            11.1250
       17247291      '100015700080156249                  2.250              20170501             20170601            11.0000
       17247373      '100015700080140177                  2.250              20170501             20170601            11.2500
       17233008                                           2.250              20170401             20170501            11.1250
       17233009                                           2.250              20170401             20170501            10.7500
       17233010                                           2.250              20170401             20170501            11.1250
       17233011                                           2.250              20170401             20170501            10.8750
       17233013                                           2.250              20170401             20170501            10.8750
       17233014                                           2.250              20170501             20170601            11.2500
       17233015                                           2.250              20170501             20170601            10.8750
       17233016                                           2.250              20170401             20170501            11.8750
       17233017                                           2.250              20170401             20170501            11.1250
       17233018                                           2.250              20170401             20170501            11.8750
       17247293      '100133700021682763                  2.250              20170601             20170701            11.5000
       17247294      '100015700080816966                  2.250              20170601             20170701            11.5000
       17233100                                           2.250              20170501             20170601            11.1250
       17233020                                           2.250              20170401             20170501            11.2500
       17233101                                           2.250              20170501             20170601            10.7500
       17233021      '100230500010517166                  2.250              20170401             20170501            11.2500
       17233102                                           2.250              20170501             20170601            11.6250
       17233022                                           2.500              20170401             20170501            10.8750
       17233023                                           2.250              20170401             20170501            11.1250
       17233105                                           2.250              20170501             20170601            10.6250
       17233024                                           2.250              20170401             20170501            10.8750
       17233106                                           2.250              20170501             20170601            11.3750
       17233025                                           2.250              20170401             20170501            11.3750
       17233107                                           2.250              20170401             20170501            11.0000
       17247371      '100015700078613490                  2.250              20170501             20170601            11.7500
       17247365      '100133700021448736                  2.250              20170501             20170601            10.8750
       17247287      '100133700021505527                  2.250              20170601             20170701            10.5000
       17247288      '100133700015013165                  2.250              20170601             20170701            11.1250
       17247289      '100015700070620816                  2.250              20170501             20170601            11.3750
       17247284      '100133700020579036                  2.250              20170501             20170601            11.3750
       17247258      '100145900029152944                  2.250              20170401             20170501            11.0000
       17247259      '100115400070303013                  2.250              20170501             20170601            11.2500
       17247340      '100133700020086172                  2.250              20170501             20170601            11.3750
       17247342      '100015700080371798                  2.250              20170601             20170701            11.3750
       17247346      '100133700020899400                  2.250              20170601             20170701            11.1250
       17247348      '100015700080410984                  2.250              20170501             20170601            11.5000
       17247351      '100133700021694297                  2.250              20170601             20170701            11.1250
       17247270      '100015700080579358                  2.250              20170501             20170601            11.2500
       17247353      '100133700021269934                  2.250              20170601             20170701            11.2500
       17247272      '100015700079825481                  2.250              20170501             20170601            11.0000
       17247355      '100015700080907443                  2.250              20170501             20170601            11.1250
       17247356      '100015700077156160                  2.250              20170601             20170701            10.8750
       17247277      '100133700020911692                  2.250              20170501             20170601            11.2500
       17247278      '100133700021560217                  2.250              20170601             20170701            10.8750
       17247362      '100133700019647950                  2.250              20170501             20170601            11.3750
       17247322      '100133700021217768                  2.250              20170501             20170601            11.3750
       17247324      '100133700021217719                  2.250              20170501             20170601            11.3750
       17247331      '100133700020040286                  2.250              20170501             20170601            11.2500
       17247251      '100264501600556191                  2.250              20170501             20170601            11.5000
       17247333      '100133700019417842                  2.250              20170601             20170701            11.3750
       17247252      '100033700000531552                  2.250              20170501             20170601            11.3750
       17247253      '100167900009121888                  2.250              20170501             20170601            11.3750
       17247255      '100253000000571655                  2.250              20170501             20170601            11.3750
       17247256      '100140807105100009                  2.250              20170501             20170601            11.6250
       17247327      '100015700077348064                  2.250              20170601             20170701            11.0000
       17247328      '100133700020146539                  2.250              20170501             20170601            11.5000
       17247248      '100140807084300000                  2.250              20170501             20170601            11.1250
       17247237      '100015700081172401                  2.250              20170601             20170701            11.5000
       17247228      '100015700076094321                  2.250              20170501             20170601            11.3750
       17247309      '100015700079759243                  2.250              20170501             20170601            11.3750
       17247310      '100015700077579189                  2.250              20170501             20170601            11.2500
       17247312      '100133700020699016                  2.250              20170501             20170601            11.1250
       17247316      '100133700021674539                  2.250              20170501             20170601            11.3750
       17233391                                           2.250              20170501             20170601            11.2500
       17233475                                           2.250              20170501             20170601            11.8750
       17233476      '100133700020300201                  2.250              20170401             20170501            11.3750
       17233397                                           2.250              20170501             20170601            11.0000
       17247204      '100133700020445873                  2.250              20170601             20170701            11.1250
       17247217      '100137700000881937                  2.250              20170501             20170601            10.8750
       17247218      '100076970000324716                  2.250              20170501             20170601            12.6250
       17247219      '100251800000050606                  2.250              20170401             20170501            11.2500
       17247225      '100015700072779453                  2.250              20170601             20170701            11.1250
       17233452                                           2.250              20170501             20170601            11.2500
       17233456                                           2.250              20170501             20170601            11.3750
       17233381                                           2.250              20170501             20170601            10.7500
       17233432                                           2.250              20170501             20170601            11.2500
       17233433                                           2.250              20170501             20170601            11.1250
       17233190                                           2.250              20170501             20170601            11.5000
       17233193                                           2.250              20170401             20170501            11.3750
       17233438                                           2.250              20170501             20170601            11.2500
       17233195                                           2.250              20170501             20170601            10.7500
       17233196                                           2.250              20170501             20170601            10.8750
       17233359                                           2.250              20170501             20170601            11.1250
       17233198                                           2.250              20170401             20170501            10.8750
       17233360                                           2.250              20170501             20170601            11.2500
       17233361      '100015700079307134                  2.250              20170501             20170601            11.2500
       17233364                                           2.250              20170501             20170601            11.2500
       17233366                                           2.250              20170501             20170601            11.8750
       17233367      '100015700080275924                  2.250              20170501             20170601            11.3750
       17233180                                           2.250              20170501             20170601            11.8750
       17233424                                           2.250              20170501             20170601            11.2500
       17233343                                           2.250              20170501             20170601            11.7500
       17233344                                           2.250              20170501             20170601            11.7500
       17233345                                           2.250              20170501             20170601            11.0000
       17233184                                           2.250              20170501             20170601            10.8750
       17233185                                           2.250              20170401             20170501            10.6250
       17233349                                           2.250              20170501             20170601            11.1250
       17233189                                           2.250              20170501             20170601            11.3750
       17233084                                           2.250              20170501             20170601            11.3750
       17233327                                           2.250              20170501             20170601            11.2500
       17233166                                           2.250              20170501             20170601            11.3750
       17233086      '100133700019413965                  2.250              20170501             20170601            11.2500
       17233167                                           2.250              20170501             20170601            11.2500
       17233087                                           2.250              20170401             20170501            11.2500
       17233088                                           2.250              20170401             20170501            11.2500
       17233169                                           2.250              20170501             20170601            11.2500
       17233089      '100015700079481574                  2.250              20170401             20170501            11.1250
       17233413                                           2.250              20170501             20170601            11.7500
       17233170                                           2.250              20170401             20170501            11.2500
       17233171                                           2.250              20170501             20170601            11.0000
       17233333                                           2.250              20170501             20170601            11.6250
       17233091      '100133700018757503                  2.250              20170501             20170601            11.0000
       17233092                                           2.250              20170301             20170401            11.0000
       17233173                                           2.250              20170501             20170601            11.2500
       17233335                                           2.250              20170501             20170601            11.7500
       17233093                                           2.250              20170401             20170501            11.2500
       17233174                                           2.250              20170501             20170601            13.2500
       17233094                                           2.250              20170501             20170601            11.3750
       17233337                                           2.250              20170501             20170601            11.3750
       17233095                                           2.250              20170501             20170601            11.2500
       17233176                                           2.250              20170501             20170601            10.8750
       17233177                                           2.250              20170501             20170601            11.0000
       17233178                                           2.250              20170501             20170601            11.1250
       17233179                                           2.250              20170501             20170601            11.0000
       17233151                                           2.250              20170501             20170601            11.5000
       17233071                                           2.250              20170501             20170601            11.2500
       17233072                                           2.250              20170501             20170601            11.2500
       17233073      '100015700079318248                  2.250              20170501             20170601            10.8750
       17233154                                           2.250              20170501             20170601            10.7500
       17233074      '100133700018350473                  2.250              20170401             20170501            11.1250
       17233075                                           2.250              20170401             20170501            11.2500
       17233156                                           2.250              20170501             20170601            11.2500
       17233076      '100133700019627622                  2.250              20170201             20170301            11.3750
       17233319                                           2.250              20170501             20170601            11.2500
       17233158                                           2.250              20170501             20170601            11.6250
       17233078                                           2.250              20170501             20170601            11.1250
       17233159                                           2.250              20170501             20170601            11.2500
       17233080                                           2.250              20170401             20170501            10.8750
       17233081                                           2.250              20170501             20170601            11.5000
       17233162                                           2.250              20170501             20170601            11.2500
       17233324                                           2.250              20170501             20170601            11.6250
       17233406      '100133700021117737                  2.250              20170501             20170601            11.8750
       17233083      '100015700078777998                  2.250              20170401             20170501            11.0000
       17233407                                           2.250              20170501             20170601            10.8750
       17233164                                           2.250              20170401             20170501            10.5000
       17233069                                           2.250              20170501             20170601            11.1250
       17233150                                           2.250              20170501             20170601            11.1250
       17233067                                           2.250              20170401             20170501            11.2500
       17233149                                           2.250              20170401             20170501            11.3750
       17233066                                           2.250              20170501             20170601            11.1250
       17233309                                           2.250              20170501             20170601            11.2500
       17233141                                           2.250              20170401             20170501            11.2500
       17233142                                           2.250              20170401             20170501            11.6250
       17233304                                           2.250              20170501             20170601            11.6250
       17233063      '100133700019574089                  2.250              20170501             20170601            11.3750
       17233144                                           2.250              20170401             20170501            11.2500
       17233064      '100133700019574147                  2.250              20170501             20170601            11.3750
       17233145                                           2.250              20170401             20170501            12.5000
       17233058                                           2.250              20170501             20170601            11.2500
       17233059                                           2.250              20170501             20170601            10.5000
       17233300                                           2.250              20170501             20170601            11.6250
       17233301                                           2.250              20170501             20170601            11.0000
       17233140                                           2.250              20170401             20170501            11.0000
       17233302                                           2.250              20170501             20170601            11.1250
       17233060      '100133700019031247                  2.250              20170201             20170301            11.1250
       17233051                                           2.250              20170401             20170501            11.2500
       17233132                                           2.250              20170401             20170501            11.8750
       17233052                                           2.250              20170401             20170501            11.0000
       17233133                                           2.250              20170401             20170501            11.7500
       17233054                                           2.250              20170501             20170601            11.3750
       17233135                                           2.250              20170501             20170601            11.7500
       17233136                                           2.250              20170401             20170501            11.1250
       17233056                                           2.250              20170501             20170601            11.2500
       17233137                                           2.250              20170501             20170601            11.2500
       17233047      '100301207032035144                  2.250              20170401             20170501            11.2500
       17233128                                           2.250              20170501             20170601            11.5000
       17233129                                           2.250              20170501             20170601            10.8750
       17233049      '100275600101672619                  2.250              20170501             20170601            11.5000
       17233130                                           2.250              20170401             20170501            11.6250
       17233050                                           2.250              20170401             20170501            11.3750
       17233285                                           2.250              20170501             20170601            11.0000
       17233288                                           2.250              20170501             20170601            10.6250
       17233290                                           2.250              20170501             20170601            11.2500
       17233292                                           2.250              20170501             20170601            11.3750
       17233293                                           2.250              20170501             20170601            11.1250
       17233295                                           2.250              20170401             20170501            11.0000
       17233296                                           2.250              20170501             20170601            11.2500
       17232973      '100015700060108475                  2.250              20170101             20170201            11.1250
       17232974                                           2.250              20170401             20170501            11.6250
       17232977                                           2.250              20170401             20170501            11.2500
       17232979                                           2.250              20170501             20170601            11.0000
       17232980      '100015700068731021                  2.250              20170301             20170401            10.8750
       17232981                                           2.250              20170501             20170601            10.5000
       17232982                                           2.250              20170501             20170601            11.2500
       17232983                                           2.250              20170301             20170401            11.2500
       17232985                                           2.250              20170501             20170601            11.6250
       17232986                                           2.250              20170501             20170601            11.3750
       17232987      '100133700019917478                  2.250              20170301             20170401            11.5000
       17232988                                           2.250              20170401             20170501            11.3750
       17232989                                           2.250              20170401             20170501            11.5000
       17232990                                           2.250              20170301             20170401            11.6250
       17232991                                           2.250              20170301             20170401            11.3750
       17232992      '100072400905100411                  2.250              20170201             20170301            11.3750
       17232994                                           2.250              20170401             20170501            10.8750
       17232996                                           2.250              20170401             20170501            11.0000
       17232997                                           2.250              20170401             20170501            11.2500
       17232998                                           2.250              20170501             20170601            11.0000
       17232999                                           2.250              20170401             20170501            11.1250
       17233206                                           2.250              20170401             20170501            11.2500
       17233211                                           2.250              20170501             20170601            11.8750
       17233212      '100133700020018969                  2.250              20170401             20170501            11.5000
       17233214                                           2.250              20170401             20170501            10.8750
       17233216                                           2.250              20170501             20170601            11.0000
       17233218                                           2.250              20170401             20170501            10.7500
       17233219                                           2.250              20170501             20170601            11.2500
       17233221                                           2.250              20170401             20170501            10.5000
       17233233                                           2.250              20170501             20170601            11.5000
       17233235                                           2.250              20170501             20170601            10.6250
       17233236                                           2.250              20170501             20170601            11.2500
       17233240                                           2.250              20170501             20170601            11.2500
       17233241                                           2.250              20170401             20170501            11.0000
       17233242                                           2.250              20170501             20170601            10.5000
       17233243                                           2.250              20170401             20170501            11.0000
       17233245                                           2.250              20170501             20170601            11.0000
       17233249      '100133700020253376                  2.250              20170401             20170501            11.3750
       17233251      '100133700019584161                  2.250              20170501             20170601            11.1250
       17233252                                           2.250              20170401             20170501            10.8750
       17233253                                           2.250              20170501             20170601            11.3750
       17233254                                           2.250              20170501             20170601            11.3750
       17233256                                           2.250              20170401             20170501            11.1250
       17233257                                           2.250              20170501             20170601            11.0000
       17233260                                           2.250              20170501             20170601            10.8750
       17233262                                           2.250              20170501             20170601            11.2500
       17233264                                           2.250              20170501             20170601            11.3750
       17233265                                           2.250              20170501             20170601            11.0000
       17233266                                           2.250              20170501             20170601            11.8750
       17233267                                           2.250              20170401             20170501            10.8750
       17233268                                           2.250              20170401             20170501            10.8750
       17233269                                           2.250              20170501             20170601            10.8750
       17233271                                           2.250              20170401             20170501            11.2500
       17233272                                           2.250              20170501             20170601            11.1250
       17233273                                           2.250              20170501             20170601            11.6250
       17233274                                           2.250              20170501             20170601            11.2500
       17233275                                           2.250              20170501             20170601            10.8750
       17233280                                           2.250              20170501             20170601            10.8750
       17233282                                           2.250              20170501             20170601            11.2500
       17247265      '100047131170100370                  2.250              20140501             20140601            10.5000
       17244992      '100015700079472425                  2.250              20140501             20140601            11.1250
       17244993      '100039231627259942                  2.250              20140401             20140501            11.2500
       17244994      '100071000100463928                  2.250              20140401             20140501            11.0000
       17244995      '100072400305351374                  2.250              20140401             20140501            10.5000
       17244996      '100072400305349949                  2.250              20140501             20140601            11.1250
       17244997      '100033700000530901                  2.250              20140501             20140601            12.3750
       17244998      '100070410702230032                  2.250              20140401             20140501            11.2500
       17244999      '100015700079397812                  2.250              20140501             20140601            10.7500
       17244990      '100146900009012430                  2.250              20140401             20140501            11.6250
       17244991      '100156600000700713                  2.250              20140401             20140501            11.2500
       17247375      '100133700021090777                  2.250              20140601             20140701            11.3750
       17247295      '100015700080349877                  2.250              20140501             20140601            11.0000
       17247376      '100133700021722585                  2.250              20140501             20140601            11.5000
       17247296      '100133700020488436                  2.250              20140501             20140601            10.6250
       17247377      '100015700081201051                  2.250              20140601             20140701            11.0000
       17247381      '100133700021047199                  2.250              20140601             20140701            11.5000
       17247382                                           2.250              20140401             20140501            11.5000
       17247374      '100133700020908011                  2.250              20140501             20140601            11.0000
       17247370      '100133700020748987                  2.250              20140501             20140601            12.0000
       17247290      '100133700020981141                  2.250              20140601             20140701            11.5000
       17247367      '100133700020599281                  2.250              20140601             20140701            11.7500
       17247286      '100015700079469462                  2.250              20140501             20140601            11.0000
       17247283      '100015700079028375                  2.250              20140501             20140601            10.5000
       17247261      '100089609925737595                  2.250              20140501             20140601            11.0000
       17247343      '100133700020907633                  2.250              20140601             20140701            11.1250
       17247344      '100133700020406578                  2.250              20140501             20140601            10.8750
       17247263      '100053700005842918                  2.250              20140501             20140601            11.3750
       17247266      '100015700078402563                  2.250              20140501             20140601            10.1250
       17247349      '100133700019323479                  2.250              20140601             20140701            11.7500
       17247268      '100133700020638576                  2.250              20140501             20140601            11.2500
       17247269      '100133700020314848                  2.250              20140601             20140701            10.8750
       17247350      '100015700080321124                  2.250              20140501             20140601            10.6250
       17247271      '100015700079260416                  2.250              20140501             20140601            11.0000
       17247273      '100133700020690007                  2.250              20140401             20140501            11.1250
       17247274      '100133700021291607                  2.250              20140501             20140601            11.2500
       17247276      '100133700020574417                  2.250              20140501             20140601            10.5000
       17247357      '100133700019440612                  2.250              20140601             20140701            11.2500
       17247197      '100082600000900643                  2.250              20140401             20140501            11.3750
       17247198      '100015700061349854                  2.250              20140401             20140501            10.8750
       17247279      '100133700020534957                  2.250              20140501             20140601            11.2500
       17247280      '100133700020290279                  2.250              20140601             20140701            11.2500
       17247282      '100133700020853647                  2.250              20140501             20140601            10.7500
       17247320      '100133700021227494                  2.250              20140501             20140601            10.8750
       17247321      '100133700019462285                  2.250              20140501             20140601            10.8750
       17247240      '100422000000012441                  2.250              20140401             20140501            10.5000
       17247241      '100125300029245943                  2.250              20140501             20140601            11.0000
       17247242      '100229627070005387                  2.250              20140501             20140601            10.8750
       17247243      '100113201597253703                  2.250              20140501             20140601            10.8750
       17247254      '100071000100464983                  2.250              20140401             20140501            10.3750
       17247335      '100133700021378586                  2.250              20140601             20140701            10.0000
       17247326      '100133700021416535                  2.250              20140501             20140601            10.6250
       17247246      '100197308010086724                  2.250              20140501             20140601            10.8750
       17247247      '100197308010088092                  2.250              20140501             20140601            10.2500
       17247329      '100015700080673110                  2.250              20140501             20140601            13.2500
       17247317      '100133700019671935                  2.250              20140501             20140601            11.1250
       17247236      '100133700019822710                  2.250              20140601             20140701            10.5000
       17247318      '100133700021001022                  2.250              20140501             20140601            10.8750
       17247238      '100133700021418473                  2.250              20140501             20140601            10.8750
       17247311      '100015700076078969                  2.250              20140501             20140601            10.0000
       17247230      '100133700020904929                  2.250              20140501             20140601            11.3750
       17247231      '100133700020455690                  2.250              20140401             20140501            11.1250
       17247234      '100133700019060238                  2.250              20140601             20140701            10.5000
       17256615                                           2.250              20140601             20140701            11.2500
       17256616                                           2.250              20140601             20140701            11.1250
       17256617                                           2.250              20140601             20140701            10.6250
       17256609                                           2.250              20140601             20140701            11.5000
       17256618                                           2.250              20140601             20140701            10.7500
       17256619                                           2.250              20140601             20140701            10.8750
       17256610                                           2.250              20140601             20140701            11.1250
       17256611                                           2.250              20140501             20140601            10.7500
       17256613                                           2.250              20140601             20140701            10.8750
       17255906      '100133700020848928                  2.250              20140601             20140701            10.8750
       17255907      '100133700021867802                  2.250              20140601             20140701            11.1250
       17255917      '100133700021794972                  2.250              20140601             20140701            11.5000
       17255908      '100133700021978435                  2.250              20140601             20140701            10.6250
       17255918      '100015700081656411                  2.250              20140601             20140701            11.3750
       17255909      '100015700080710664                  2.250              20140601             20140701            10.8750
       17255919      '100015700081618460                  2.250              20140601             20140701            11.3750
       17255885      '100015700079908733                  2.250              20140501             20140601            10.8750
       17255894      '100275600101738667                  2.250              20140501             20140601            11.2500
       17255896      '100267607040025999                  2.250              20140501             20140601            10.7500
       17255887      '100133700019807125                  2.250              20140601             20140701            11.1250
       17255888      '100015700080231133                  2.250              20140601             20140701            11.3750
       17255898      '100047131270300763                  2.250              20140601             20140701            10.0000
       17255899      '100133700020530864                  2.250              20140601             20140701            11.1250
       17255914      '100133700021100766                  2.250              20140601             20140701            11.7500
       17255915      '100133700020927318                  2.250              20140601             20140701            11.0000
       17255916      '100133700021825826                  2.250              20140601             20140701            11.3750
       17255912      '100133700021756732                  2.250              20140601             20140701            11.3750
       17255913      '100015700081166189                  2.250              20140601             20140701            11.3750
       17255904      '100015700078967458                  2.250              20140601             20140701            11.2500
       17255905      '100133700020224575                  2.250              20140601             20140701            11.3750
       17255882      '100113201493042556                  2.250              20140401             20140501            11.1250
       17255883      '100015700075568291                  2.250              20140601             20140701            10.8750
       17255884      '100133700018740475                  2.250              20140601             20140701            10.6250
       17255886      '100133700020135334                  2.250              20140601             20140701            10.7500
       17255889      '100063300020115362                  2.250              20140501             20140601            11.3750
       17255910      '100133700020747518                  2.250              20140601             20140701            11.2500
       17255911      '100133700021712735                  2.250              20140601             20140701            10.8750
       17255897      '100071000100463670                  2.250              20140501             20140601            10.0000
       17255900      '100133700020783141                  2.250              20140601             20140701            10.8750
       17255901      '100133700021811016                  2.250              20140601             20140701            10.7500
       17255902      '100133700020956762                  2.250              20140601             20140701            10.8750
       17255903      '100133700021365195                  2.250              20140601             20140701            11.2500
       17255880      '100082600000354023                  2.250              20140501             20140601            11.1250
       17255881      '100082600000215927                  2.250              20140501             20140601            11.5000
       17255895      '100308400000104397                  2.250              20140501             20140601            11.3750
       17255891      '100039235884417598                  2.250              20140501             20140601            10.8750
       17255893      '100496686070426007                  2.250              20140501             20140601            11.1250
       17255890      '100167900009122217                  2.250              20140501             20140601            11.0000
       17250575      '100015700075776399                  2.250              20140601             20140701            11.0000
       17250577      '100015700080958578                  2.250              20140601             20140701            11.1250
       17250578      '100133700021478311                  2.250              20140601             20140701            11.6250
       17250570      '100039218242442227                  2.250              20140501             20140601            11.6250
       17250562      '100133700021938678                  2.250              20140601             20140701            11.2500
       17247202      '100082600000249967                  2.250              20140501             20140601            10.5000
       17247203      '100082600001050166                  2.250              20140501             20140601            11.0000
       17247208      '100015700071707232                  2.250              20140401             20140501            11.3750
       17247209      '100133700015940425                  2.250              20140401             20140501            11.3750
       17247210      '100073500011898854                  2.250              20131201             20140101            11.2500
       17247211      '100015700078805211                  2.250              20140401             20140501            11.3750
       17247212      '100045200000668757                  2.250              20140401             20140501            11.2500
       17247214      '100015904000315709                  2.250              20140401             20140501            11.2500
       17247216      '100059600055207620                  2.250              20140401             20140501            10.2500
       17247300      '100015700078961691                  2.250              20140501             20140601            10.1250
       17247302      '100133700021158558                  2.250              20140501             20140601            11.5000
       17247221      '100015700079265852                  2.250              20140501             20140601            10.8750
       17247222      '100446900000010406                  2.250              20140501             20140601            11.0000
       17247303      '100133700021254480                  2.250              20140501             20140601            11.3750
       17247304      '100133700020915404                  2.250              20140601             20140701            10.8750
       17247223      '100355200703280003                  2.250              20140501             20140601            11.0000
       17247224      '100015700079862831                  2.250              20140501             20140601            10.2500
       17247306      '100133700020434414                  2.250              20140501             20140601            11.6250
       17244962      '100079800615004501                  2.750              20140401             20140501            10.8750
       17245030      '100133700019938706                  2.250              20140501             20140601            11.1250
       17245031      '100133700020586593                  2.250              20140501             20140601            11.7500
       17245032      '100015700079588485                  2.250              20140501             20140601            11.2500
       17245033      '100015700080040419                  2.250              20140501             20140601            11.2500
       17245034      '100133700020802529                  2.250              20140501             20140601            12.2500
       17245035      '100133700021273266                  2.250              20140501             20140601            11.1250
       17245036      '100015700080508134                  2.250              20140501             20140601            11.1250
       17245037      '100133700020838531                  2.250              20140501             20140601            11.2500
       17245038      '100133700021294270                  2.250              20140501             20140601            11.2500
       17245039      '100133700021278570                  2.250              20140501             20140601            11.1250
       17245040      '100015700079946162                  2.250              20140501             20140601            10.6250
       17245041      '100015700080663608                  2.250              20140501             20140601            10.7500
       17245042      '100015700080873132                  2.250              20140501             20140601            11.5000
       17245043      '100015700079617615                  2.250              20140501             20140601            11.1250
       17245044      '100015700080418706                  2.250              20140501             20140601            10.8750
       17245045      '100015700080830215                  2.250              20140501             20140601            10.5000
       17245046      '100133700021001154                  2.250              20140501             20140601            11.1250
       17245047      '100133700021446409                  2.250              20140501             20140601            13.2500
       17245048      '100133700020599208                  2.250              20140501             20140601            11.3750
       17245049      '100133700020195460                  2.250              20140601             20140701            11.2500
       17245050      '100015700036088413                  2.250              20140301             20140401            11.5000
       17245016      '100133700018424955                  2.250              20140501             20140601            11.3750
       17245017      '100133700020921188                  2.250              20140501             20140601            11.3750
       17245018      '100015700080349653                  2.250              20140501             20140601            10.8750
       17245019      '100133700019440364                  2.250              20140501             20140601            11.2500
       17245020      '100133700021217735                  2.250              20140501             20140601            11.1250
       17245021      '100015700079028219                  2.250              20140501             20140601            10.7500
       17245022      '100133700020247600                  2.250              20140501             20140601            11.2500
       17245023      '100015700080014927                  2.250              20140501             20140601            11.1250
       17245025      '100015700078626716                  2.250              20140501             20140601            11.7500
       17245026      '100133700021133403                  2.250              20140501             20140601            11.0000
       17245027      '100133700019216962                  2.250              20140501             20140601            10.7500
       17245028      '100133700019764441                  2.250              20140501             20140601            11.5000
       17245029      '100133700020734961                  2.250              20140501             20140601            11.1250
       17245004      '100133700020319367                  2.250              20140501             20140601            11.1250
       17245005      '100015700080051945                  2.250              20140501             20140601            10.8750
       17245006      '100015700078029069                  2.250              20140501             20140601            10.6250
       17245007      '100133700020535335                  2.250              20140501             20140601            11.0000
       17245008      '100133700020070994                  2.250              20140501             20140601            11.1250
       17245009      '100015700077485700                  2.250              20140501             20140601            11.7500
       17245010      '100133700020518497                  2.250              20140601             20140701            10.8750
       17245011      '100015700076497060                  2.250              20140501             20140601            10.5000
       17245012      '100133700019337735                  2.250              20140501             20140601            11.3750
       17245013      '100015700067148334                  2.250              20140501             20140601            10.8750
       17245014      '100133700020905280                  2.250              20140501             20140601            11.3750
       17245015      '100015700080133305                  2.250              20140501             20140601            11.0000
       17245000      '100015700079455388                  2.250              20140501             20140601            10.0000
       17245001      '100133700020483361                  2.250              20140501             20140601            11.0000
       17245002      '100133700019223943                  2.250              20140501             20140601            11.2500
       17245003      '100133700018786148                  2.250              20140501             20140601            11.0000
       17250580      '100015700081281814                  2.250              20140601             20140701            11.3750
       17250571      '100133700020572817                  2.250              20140601             20140701            10.8750
       17250569      '100065500000283993                  2.250              20140501             20140601            10.8750
       17250579      '100133700021874394                  2.250              20140601             20140701            10.8750
       17250560      '100364510020712952                  2.250              20140501             20140601            10.5000
       17250561      '100133700021831857                  2.250              20140601             20140701            11.2500
       17250558      '100184606161101043                  2.250              20140501             20140601            11.0000
       17250567      '100276510702150205                  2.250              20140501             20140601            10.6250
       17250568      '100031445007020405                  2.250              20140501             20140601            10.7500
       17250566      '100082600000862140                  2.250              20140501             20140601            10.5000
       17250576      '100133700020446376                  2.250              20140601             20140701            11.2500
       17250572      '100133700020562180                  2.250              20140601             20140701            10.8750
       17250557      '100082600001094222                  2.250              20140501             20140601            10.2500
       17250563      '100015700077850572                  2.250              20140601             20140701            10.7500
       17250581      '100133700021890408                  2.250              20140601             20140701            10.8750
       17250573      '100133700020012327                  2.250              20140601             20140701            11.3750
       17250564      '100057400003257823                  2.250              20140501             20140601            11.6250
       17250574      '100133700020698687                  2.250              20140601             20140701            11.6250
       17250565      '100037700000114793                  2.250              20140501             20140601            10.8750
       17244984      '100133700020192400                  2.250              20140501             20140601            11.2500
       17244985      '100235207030030197                  2.250              20140501             20140601            11.0000
       17244986      '100059600098561629                  2.250              20140401             20140501            10.7500
       17244987      '100120001000369604                  2.250              20140401             20140501            11.1250
       17244988      '100140200070304550                  2.250              20140401             20140501            10.8750
       17244989      '100047131170200287                  2.250              20140401             20140501             9.8750
       17244935      '100015700052695125                  2.250              20140201             20140301            11.3750
       17244936      '100015700056179837                  2.250              20140101             20140201            11.3750
       17244937      '100015700057555001                  2.250              20140101             20140201            11.8750
       17244938      '100015700062528902                  2.250              20140401             20140501            11.2500
       17244939      '100133700020793264                  2.250              20140501             20140601            11.3750
       17244940      '100015700070792029                  2.250              20140501             20140601            10.8750
       17244941      '100015700073910529                  2.250              20140501             20140601            11.3750
       17244942      '100133700014904570                  2.250              20130801             20130901            11.5000
       17244943      '100015700075836631                  2.250              20140501             20140601            11.3750
       17244944      '100431700000002172                  2.250              20140101             20140201            11.2500
       17244945      '100127500000115605                  2.250              20140401             20140501            11.2500
       17244946      '100206800307001662                  2.250              20140301             20140401            11.1250
       17244947      '100063300020093155                  2.250              20140401             20140501            10.8750
       17244948      '100450020070278370                  2.250              20140401             20140501            10.7500
       17244949      '100088401491412261                  2.250              20140401             20140501            11.2500
       17244950      '100082600001064126                  2.250              20140501             20140601            11.2500
       17244951      '100178400022218321                  2.250              20140401             20140501            11.0000
       17244952      '100015904000412407                  2.250              20140401             20140501            10.6250
       17244953      '100095414922118804                  2.250              20140401             20140501            11.0000
       17244954      '100196368001242364                  2.250              20140401             20140501            11.3750
       17244955      '100082600001051347                  2.250              20140401             20140501            11.1250
       17244956      '100187800103043853                  2.250              20140401             20140501            11.0000
       17244957      '100075900847000451                  2.250              20140401             20140501            10.8750
       17244958      '100015700078926884                  2.250              20140401             20140501            10.6250
       17244959      '100259000000047379                  2.250              20140501             20140601            11.1250
       17244960      '100169500004122135                  2.250              20140401             20140501            11.2500
       17244961      '100166500004793185                  2.250              20140401             20140501            11.1250
       17244963      '100139402000043844                  2.250              20140401             20140501            10.7500
       17244964      '100063300020101552                  2.250              20140501             20140601            11.0000
       17244965      '100362601000254958                  2.250              20140401             20140501            11.0000
       17244966      '100015700079577041                  2.250              20140501             20140601            11.1250
       17244967      '100084700703050049                  2.250              20140401             20140501            10.8750
       17244968      '100019972010000476                  2.250              20140401             20140501            10.7500
       17244969      '100133700018127228                  2.250              20131201             20140101            10.8750
       17244970      '100015700074760774                  2.250              20140501             20140601            10.8750
       17244971      '100133700019573917                  2.250              20140401             20140501            10.7500
       17244972      '100133700021077501                  2.250              20140501             20140601            10.5000
       17244973      '100133700020971233                  2.250              20140501             20140601            11.2500
       17244974      '100133700019847055                  2.250              20140301             20140401            11.3750
       17244975      '100133700019582140                  2.250              20140501             20140601            10.5000
       17244976      '100133700020172790                  2.250              20140501             20140601            11.1250
       17244977      '100133700017185607                  2.250              20140501             20140601            11.3750
       17244978      '100133700019737405                  2.250              20140501             20140601            11.5000
       17244979      '100133700019214496                  2.250              20140601             20140701            11.0000
       17244980      '100133700021256717                  2.250              20140501             20140601            10.8750
       17244981      '100015700080098706                  2.250              20140501             20140601            10.7500
       17244982      '100133700021292845                  2.250              20140501             20140601            11.5000
       17244983      '100133700020142371                  2.250              20140501             20140601            11.1250
       17256703      '100033700000525315                  2.250              20140601             20140701            11.0000
       17256709      '100133700020599240                  2.250              20140601             20140701            11.5000
       17233121                                           2.250              20170501             20170601            11.2500
       17233122                                           2.250              20170501             20170601            10.7500
       17233126                                           2.250              20170401             20170501            11.1250
       17233117                                           2.250              20170401             20170501            11.1250
       17233037                                           2.250              20170401             20170501            11.0000
       17233460                                           2.250              20170501             20170601            11.1250
       17233451                                           2.250              20170501             20170601            11.6250
       17233111                                           2.250              20170301             20170401            11.6250
       17233031                                           2.250              20170401             20170501            10.7500
       17233112                                           2.250              20170401             20170501            10.7500
       17247297      '100133700021694479                  2.250              20170501             20170601            11.1250
       17247298      '100133700020509082                  2.250              20170601             20170701            10.8750
       17247372      '100133700019790198                  2.250              20170501             20170601            11.5000
       17247292      '100133700020434067                  2.250              20170501             20170601            10.8750
       17233019                                           2.250              20170401             20170501            11.1250
       17233103                                           2.250              20170401             20170501            11.1250
       17233104                                           2.250              20170501             20170601            11.3750
       17233026                                           2.250              20170401             20170501            11.0000
       17247366      '100015700079287245                  2.250              20170501             20170601            11.3750
       17247285      '100133700020866789                  2.250              20170601             20170701            11.2500
       17247368      '100133700019489114                  2.250              20170501             20170601            11.5000
       17247369      '100133700021530293                  2.250              20170601             20170701            11.3750
       17247363      '100133700020971787                  2.250              20170601             20170701            11.2500
       17247364      '100015700080830983                  2.250              20170601             20170701            11.1250
       17247341      '100133700021165850                  2.250              20170501             20170601            11.5000
       17247262      '100072400305353248                  2.250              20170501             20170601            11.0000
       17247345      '100133700021248763                  2.250              20170601             20170701            10.8750
       17247347      '100015700080873074                  2.250              20170501             20170601            11.5000
       17247267      '100133700020537034                  2.250              20170501             20170601            11.1250
       17247352      '100133700021090397                  2.250              20170501             20170601            11.1250
       17247354      '100133700021478089                  2.250              20170501             20170601            11.5000
       17247275      '100133700018213093                  2.250              20170501             20170601            11.1250
       17247359      '100133700021650232                  2.250              20170601             20170701            11.3750
       17247360      '100015700080410695                  2.250              20170501             20170601            11.3750
       17247361      '100015700080832815                  2.250              20170501             20170601            11.3750
       17247281      '100133700021202489                  2.250              20170501             20170601            11.1250
       17247323      '100133700021505535                  2.250              20170601             20170701            11.1250
       17247325      '100133700021505485                  2.250              20170601             20170701            11.1250
       17247250      '100138000310040327                  2.250              20170501             20170601            11.5000
       17247334      '100133700021032720                  2.250              20170501             20170601            11.5000
       17247337      '100133700020853795                  2.250              20170501             20170601            11.2500
       17247257      '100241407040007548                  2.250              20170501             20170601            11.3750
       17247245      '100033700000526677                  2.250              20170501             20170601            10.7500
       17247330      '100133700021110575                  2.250              20170601             20170701            10.8750
       17247229      '100133700018933989                  2.250              20170501             20170601            11.1250
       17247232      '100133700020667906                  2.250              20170601             20170701            11.2500
       17247314      '100015700079960973                  2.250              20170601             20170701            11.5000
       17247233      '100133700020593961                  2.250              20170601             20170701            11.6250
       17247315      '100133700021337137                  2.250              20170501             20170601            10.8750
       17247215      '100190600007388197                  2.250              20170301             20170401            10.7500
       17233392                                           2.250              20170501             20170601            11.5000
       17233393                                           2.250              20170501             20170601            11.8750
       17233394                                           2.250              20170501             20170601            11.5000
       17233395                                           2.250              20170501             20170601            11.3750
       17233396                                           2.250              20170501             20170601            10.8750
       17233398                                           2.250              20170501             20170601            11.3750
       17233399                                           2.250              20170501             20170601            11.8750
       17247201      '100133700020911445                  2.250              20170601             20170701            13.2500
       17247206      '100015700068924667                  2.250              20170501             20170601            11.6250
       17247213      '100178400022218305                  2.250              20170401             20170501            11.1250
       17247301      '100133700021198232                  2.250              20170501             20170601            11.2500
       17247305      '100133700020968213                  2.250              20170501             20170601            10.7500
       17233370                                           2.250              20170501             20170601            11.1250
       17233453                                           2.250              20170501             20170601            11.2500
       17233372                                           2.250              20170501             20170601            10.6250
       17233454                                           2.250              20170501             20170601            11.1250
       17233373      '100015700080327816                  2.250              20170501             20170601            10.7500
       17233455                                           2.250              20170501             20170601            10.8750
       17233374                                           2.250              20170501             20170601            11.5000
       17233457                                           2.250              20170501             20170601            11.6250
       17233376                                           2.250              20170601             20170701            11.5000
       17233458                                           2.250              20170501             20170601            11.3750
       17233377                                           2.250              20170501             20170601            11.5000
       17233459                                           2.250              20170501             20170601            10.5000
       17233378      '100133700020635838                  2.250              20170501             20170601            11.6250
       17233379                                           2.250              20170501             20170601            11.2500
       17233461                                           2.250              20170501             20170601            11.6250
       17233462                                           2.250              20170501             20170601            11.2500
       17233464                                           2.250              20170501             20170601            11.6250
       17233383                                           2.250              20170501             20170601            11.0000
       17233384                                           2.250              20170501             20170601            11.5000
       17233466                                           2.250              20170501             20170601            10.7500
       17233385                                           2.250              20170501             20170601            11.3750
       17233387      '100015700080497460                  2.250              20170501             20170601            11.1250
       17233388                                           2.250              20170501             20170601            11.5000
       17233389                                           2.250              20170501             20170601            10.8750
       17233470                                           2.250              20170501             20170601            11.5000
       17233390                                           2.250              20170501             20170601            11.3750
       17233352                                           2.250              20170401             20170501            11.3750
       17233434                                           2.250              20170501             20170601            11.1250
       17233191                                           2.250              20170501             20170601            11.0000
       17233353                                           2.250              20170501             20170601            11.1250
       17233435                                           2.250              20170501             20170601            11.7500
       17233192                                           2.250              20170501             20170601            11.1250
       17233354                                           2.250              20170501             20170601            11.1250
       17233436                                           2.250              20170501             20170601            11.7500
       17233355      '100015700079787988                  2.250              20170501             20170601            11.2500
       17233437                                           2.250              20170501             20170601            11.3750
       17233356                                           2.250              20170501             20170601            11.5000
       17233439                                           2.250              20170501             20170601            11.2500
       17233199                                           2.250              20170501             20170601            11.3750
       17233440      '100015700080050665                  2.250              20170501             20170601            11.6250
       17233441                                           2.250              20170501             20170601            12.3750
       17233443      '100133700021357432                  2.250              20170501             20170601            11.3750
       17233362                                           2.250              20170501             20170601            11.2500
       17233444      '100133700021357655                  2.250              20170501             20170601            11.3750
       17233445      '100133700021041622                  2.250              20170501             20170601            11.6250
       17233446                                           2.250              20170501             20170601            11.3750
       17233447                                           2.250              20170501             20170601            11.5000
       17233448                                           2.250              20170501             20170601            11.7500
       17233449                                           2.250              20170501             20170601            11.3750
       17233421                                           2.250              20170501             20170601            10.8750
       17233340                                           2.250              20170501             20170601            11.2500
       17233422                                           2.250              20170501             20170601            11.3750
       17233423                                           2.250              20170501             20170601            11.2500
       17233342                                           2.250              20170501             20170601            11.3750
       17233181                                           2.250              20170401             20170501            10.8750
       17233425                                           2.250              20170501             20170601            11.3750
       17233182                                           2.250              20170501             20170601            11.2500
       17233426                                           2.250              20170501             20170601            11.6250
       17233183                                           2.250              20170501             20170601            11.0000
       17233427                                           2.250              20170501             20170601            11.3750
       17233346                                           2.250              20170501             20170601            11.5000
       17233428                                           2.250              20170501             20170601            11.2500
       17233347                                           2.250              20170501             20170601            11.6250
       17233429                                           2.250              20170501             20170601            12.0000
       17233186      '100133700019803397                  2.250              20170501             20170601            10.8750
       17233348                                           2.250              20170501             20170601            11.2500
       17233188                                           2.250              20170501             20170601            11.5000
       17233430                                           2.250              20170501             20170601            11.6250
       17233431                                           2.250              20170501             20170601            13.2500
       17233350                                           2.250              20170401             20170501            11.1250
       17233408      '100015700080986512                  2.250              20170501             20170601            11.2500
       17233165                                           2.250              20170501             20170601            10.5000
       17233085                                           2.250              20170501             20170601            11.2500
       17233328                                           2.250              20170501             20170601            11.1250
       17233329                                           2.250              20170501             20170601            11.2500
       17233168      '100133700020298876                  2.250              20170501             20170601            11.0000
       17233410                                           2.250              20170501             20170601            11.2500
       17233411                                           2.250              20170501             20170601            11.3750
       17233412                                           2.250              20170501             20170601            11.2500
       17233331                                           2.250              20170501             20170601            11.3750
       17233332                                           2.250              20170501             20170601            11.3750
       17233414                                           2.250              20170501             20170601            11.6250
       17233090                                           2.250              20170501             20170601            10.8750
       17233415                                           2.250              20170501             20170601            11.3750
       17233172                                           2.250              20170501             20170601            11.3750
       17233334                                           2.250              20170501             20170601            11.5000
       17233416                                           2.250              20170501             20170601            11.2500
       17233417                                           2.250              20170501             20170601            10.8750
       17233336                                           2.250              20170501             20170601            11.1250
       17233418                                           2.250              20170501             20170601            11.0000
       17233175                                           2.250              20170501             20170601            13.2500
       17233419                                           2.250              20170501             20170601            11.3750
       17233338      '100133700021043461                  2.250              20170501             20170601            11.2500
       17233339                                           2.250              20170401             20170501            11.8750
       17233098                                           2.250              20170501             20170601            11.2500
       17233099                                           2.250              20170501             20170601            11.1250
       17233420                                           2.250              20170501             20170601            11.0000
       17233314                                           2.250              20170501             20170601            11.5000
       17233153                                           2.250              20170501             20170601            11.0000
       17233316                                           2.250              20170501             20170601            11.3750
       17233155                                           2.250              20170501             20170601            11.1250
       17233317                                           2.250              20170501             20170601            10.8750
       17233318                                           2.250              20170501             20170601            11.7500
       17233157                                           2.250              20170501             20170601            10.0000
       17233077                                           2.250              20170501             20170601            11.2500
       17233400                                           2.250              20170501             20170601            11.5000
       17233401                                           2.250              20170501             20170601            11.2500
       17233320                                           2.250              20170501             20170601            11.3750
       17233402                                           2.250              20170601             20170701            10.8750
       17233321                                           2.250              20170501             20170601            12.0000
       17233160                                           2.250              20170501             20170601            11.2500
       17233404                                           2.250              20170501             20170601            11.2500
       17233161      '100133700020459825                  2.250              20170401             20170501            11.3750
       17233323                                           2.250              20170501             20170601            11.2500
       17233082                                           2.250              20170501             20170601            11.2500
       17233326                                           2.250              20170501             20170601            11.2500
       17233310                                           2.250              20170501             20170601            11.2500
       17233311                                           2.250              20170501             20170601            11.2500
       17233312                                           2.250              20170501             20170601            11.3750
       17233070                                           2.250              20170501             20170601            10.6250
       17233313                                           2.250              20170501             20170601            11.2500
       17233148                                           2.250              20170501             20170601            11.3750
       17233061                                           2.250              20170501             20170601            11.2500
       17233143                                           2.250              20170501             20170601            11.5000
       17233305                                           2.250              20170501             20170601            11.3750
       17233306                                           2.250              20170501             20170601            11.2500
       17233307                                           2.250              20170501             20170601            11.2500
       17233138                                           2.250              20170301             20170401            11.3750
       17233303                                           2.250              20170501             20170601            10.8750
       17233053                                           2.250              20170501             20170601            11.0000
       17233134                                           2.250              20170501             20170601            10.6250
       17233055                                           2.250              20170501             20170601            11.0000
       17233057                                           2.250              20170501             20170601            11.2500
       17233131                                           2.250              20170501             20170601            11.5000
       17233284                                           2.250              20170501             20170601            11.1250
       17233287                                           2.250              20170501             20170601            10.5000
       17233289                                           2.250              20170501             20170601            11.3750
       17233291                                           2.250              20170401             20170501            11.8750
       17233294                                           2.250              20170401             20170501            11.3750
       17233297      '100015700074973799                  2.250              20170501             20170601            11.3750
       17233298                                           2.250              20170501             20170601            11.6250
       17233299                                           2.250              20170501             20170601            11.6250
       17232984                                           2.250              20170501             20170601            11.3750
       17233201                                           2.250              20170501             20170601            11.0000
       17233202                                           2.250              20170401             20170501            10.5000
       17233203                                           2.250              20170501             20170601            11.0000
       17233205                                           2.250              20170501             20170601            11.0000
       17233208                                           2.250              20170501             20170601            10.8750
       17233213                                           2.250              20170501             20170601            10.8750
       17233215                                           2.250              20170501             20170601            10.7500
       17233217                                           2.250              20170501             20170601            10.8750
       17233220      '100133700019937682                  2.250              20170501             20170601            10.7500
       17233223                                           2.250              20170501             20170601            10.8750
       17233224                                           2.250              20170501             20170601            11.2500
       17233225                                           2.250              20170401             20170501            10.7500
       17233228                                           2.250              20170501             20170601            10.8750
       17233230                                           2.250              20170501             20170601            10.8750
       17233231                                           2.250              20170501             20170601            11.2500
       17233232                                           2.250              20170401             20170501            11.2500
       17233234                                           2.250              20170501             20170601            10.8750
       17233237                                           2.250              20170601             20170701            11.0000
       17233244                                           2.250              20170501             20170601            10.7500
       17233246                                           2.250              20170501             20170601            11.0000
       17233247                                           2.250              20170501             20170601            11.2500
       17233248                                           2.250              20170501             20170601            11.2500
       17233258      '100133700020445980                  2.250              20170501             20170601            11.0000
       17233259                                           2.250              20170501             20170601            11.6250
       17233261                                           2.250              20170501             20170601            10.5000
       17233263                                           2.250              20170501             20170601            11.3750
       17233278                                           2.250              20170501             20170601            11.2500
       17233281                                           2.250              20170501             20170601            10.7500
       17233035      '100357020050018162                  2.250              20170401             20170501            11.2500
       17247378      '100133700021781367                  2.250              20170501             20170601            11.3750
       17247379      '100133700021920981                  2.250              20170601             20170701            11.1250
       17247299      '100133700019647927                  2.250              20170501             20170601            11.1250
       17233027                                           2.250              20170401             20170501            10.8750
       17247339      '100133700021303691                  2.250              20170501             20170601            11.8750
       17247260      '100136007040018210                  2.250              20170501             20170601            11.5000
       17247264      '100072400305350509                  2.250              20170501             20170601            11.0000
       17247358      '100133700020509272                  2.250              20170601             20170701            11.0000
       17247244      '100128309704160027                  2.250              20170501             20170601            11.2500
       17247332      '100133700020798107                  2.250              20170501             20170601            12.0000
       17247336      '100133700021087898                  2.250              20170601             20170701            10.8750
       17247338      '100133700019963928                  2.250              20170601             20170701            11.3750
       17247249      '100015700078584972                  2.250              20170401             20170501            11.8750
       17247319      '100133700021255032                  2.250              20170601             20170701            11.2500
       17247239      '100133700019984056                  2.250              20170501             20170601            11.8750
       17247313      '100133700020446285                  2.250              20170501             20170601            11.2500
       17247307      '100015700080819713                  2.250              20170501             20170601            10.8750
       17247308      '100015700080390335                  2.250              20170501             20170601            11.3750
       17233473                                           2.250              20170501             20170601            11.7500
       17233474      '100133700020635978                  2.250              20170501             20170601            11.7500
       17247200      '100015700063923805                  2.250              20170301             20170401            10.6250
       17247205      '100015700070348228                  2.250              20170501             20170601            11.2500
       17247207      '100015700070858382                  2.250              20170501             20170601            11.7500
       17247220      '100403001657614409                  2.250              20170501             20170601            11.7500
       17233450                                           2.250              20170501             20170601            11.7500
       17233371                                           2.250              20170501             20170601            11.6250
       17233375                                           2.250              20170501             20170601            11.7500
       17233380                                           2.250              20170501             20170601            11.3750
       17233463                                           2.250              20170501             20170601            11.3750
       17233382                                           2.250              20170501             20170601            11.0000
       17233386                                           2.250              20170501             20170601            10.6250
       17233468                                           2.250              20170501             20170601            11.3750
       17233469                                           2.250              20170501             20170601            11.1250
       17233471                                           2.250              20170501             20170601            11.5000
       17233472                                           2.250              20170501             20170601            11.3750
       17233194                                           2.250              20170501             20170601            11.1250
       17233357                                           2.250              20170501             20170601            11.0000
       17233358                                           2.250              20170501             20170601            11.0000
       17233363                                           2.250              20170501             20170601            11.0000
       17233365                                           2.250              20170501             20170601            11.0000
       17233368                                           2.250              20170501             20170601            11.5000
       17233369                                           2.250              20170501             20170601            11.0000
       17233341                                           2.250              20170501             20170601            11.3750
       17233187      '100133700020691294                  2.250              20170501             20170601            11.6250
       17233351                                           2.250              20170501             20170601            11.2500
       17233330                                           2.250              20170501             20170601            11.1250
       17233152                                           2.250              20170401             20170501            12.7500
       17233315                                           2.250              20170501             20170601            11.1250
       17233079                                           2.250              20170501             20170601            11.0000
       17233403                                           2.250              20170501             20170601            10.8750
       17233322                                           2.250              20170501             20170601            11.7500
       17233405                                           2.250              20170501             20170601            11.3750
       17233163                                           2.250              20170501             20170601            11.3750
       17233325                                           2.250              20170501             20170601            11.3750
       17233068                                           2.250              20170501             20170601            11.2500
       17233308                                           2.250              20170501             20170601            11.3750
       17233065      '100133700018701949                  2.250              20170301             20170401            11.1250
       17233146                                           2.250              20170401             20170501            11.1250
       17233139                                           2.250              20170501             20170601            11.3750
       17233048                                           2.250              20170401             20170501            11.1250
       17233283                                           2.250              20170501             20170601            11.0000
       17233286                                           2.250              20170501             20170601            11.5000
       17232995                                           2.250              20170401             20170501            11.1250
       17233200                                           2.250              20170401             20170501            11.5000
       17233207                                           2.250              20170501             20170601            11.3750
       17233210                                           2.250              20170501             20170601            11.2500
       17233222                                           2.250              20170501             20170601            11.2500
       17233227                                           2.250              20170501             20170601            11.1250
       17233229                                           2.250              20170501             20170601            11.1250
       17233238                                           2.250              20170501             20170601            11.2500
       17233239                                           2.250              20170501             20170601            11.6250
       17233250      '100133700020253533                  2.250              20170501             20170601            11.2500
       17233255                                           2.250              20170501             20170601            11.3750
       17233270                                           2.250              20170501             20170601            11.2500
       17233276      '100133700020750033                  2.250              20170501             20170601            11.2500
       17233279                                           2.250              20170501             20170601            11.1250
       17151971      '100013800917501419                  2.750              20140301             20140401            11.7500
       17151933      '100013800915143230                  2.750              20140301             20140401            11.3750
       17151935      '100013800915831875                  2.750              20140301             20140401            10.6250
       17151950      '100013800917017978                  2.750              20140301             20140401            11.5000
       17151953      '100013800917133700                  2.750              20140301             20140401            11.3750
       17151974      '100013800917564607                  2.750              20140301             20140401            11.5000
       17151981      '100013800917770451                  2.750              20140301             20140401            11.6250
       17151983      '100013800917828705                  2.750              20140301             20140401            11.3750
       17151992      '100013800918107885                  2.750              20140301             20140401            11.2500
       17152002      '100013800918325768                  2.750              20140301             20140401            11.0000
       17152005      '100013800918372299                  2.750              20140301             20140401            11.3750
       17151917      '100013800909917532                  2.750              20140401             20140501            11.5000
       17151913      '100013800905795171                  2.750              20140301             20140401            11.1250
       17151976      '100013800917686897                  2.750              20140301             20140401            11.2500
       17151998      '100013800918269909                  2.750              20140301             20140401            11.7500
       17152007      '100013800918397791                  2.750              20140301             20140401            11.3750

LOAN_SEQ             MIN_RATE           PER                  MAIN_GROUP1             SUB               NEG_AM           PRODUCT
                                        _RATE_CAP                                    _GROUP1
--------------------------------------------------------------------------------------------------------------------------------------------
       17151996             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151960             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151912             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151914             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151922             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151924             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151926             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151927             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151929             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151931             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151946             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151925             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151928             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151930             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151932             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151934             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151937             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151938             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151939             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151940             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151941             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151942             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151943             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151944             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151945             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151947             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151948             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151949             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151951             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151954             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151955             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151956             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151958             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151961             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151962             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151963             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151964             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151965             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151967             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151969             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151970             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151972             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151973             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151975             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151977             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151978             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152017             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152018             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152019             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152020             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152021             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152022             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152023             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152024             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152025             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152026             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152027             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152028             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152029             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151979             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151980             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151982             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151986             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151987             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151988             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151989             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151990             2.5205               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151991             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151994             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152000             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152001             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152003             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152004             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152006             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152008             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17152009             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152010             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152011             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152012             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17152013             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17152015             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151898             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151899             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151902             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151903             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151904             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151905             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151906             2.7405               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151908             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151909             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151910             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151916             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151921             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151923             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151911             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17151957             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17151995             2.4955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153681             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153682             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153683             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153684             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153685             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153686             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153688             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153689             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153690             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153691             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153692             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153693             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153694             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153695             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153696             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153697             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153698             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153699             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153700             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153701             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153702             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153703             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153704             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153705             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153706             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153707             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153708             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153709             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153710             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153711             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153712             1.9955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153713             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153714             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153715             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153716             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153717             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153718             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153719             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153720             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153721             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153722             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153723             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153726             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153727             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153728             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153729             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153537             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153539             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153540             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153541             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153542             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153543             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153544             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153545             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153546             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153547             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153548             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153549             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153550             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153551             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153552             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153553             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153554             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153556             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153557             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153558             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153559             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153560             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153561             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153562             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153563             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153564             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153565             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153566             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153567             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153568             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153569             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153570             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153571             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153572             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153573             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153575             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153576             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153577             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153578             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153579             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153580             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153581             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153582             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153583             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153584             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153585             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153586             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153587             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153588             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153589             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153591             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153592             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153593             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153596             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153597             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153598             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153599             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153600             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153601             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153602             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153603             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153604             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153605             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153606             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153608             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153609             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153610             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153611             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153612             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153613             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153614             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153615             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153616             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153617             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153618             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153619             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153620             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153622             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153623             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153624             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153625             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153626             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153627             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153629             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153631             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153632             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153633             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153636             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153637             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153638             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153639             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153640             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153641             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153643             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153644             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153645             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153646             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153647             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153648             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153649             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153650             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153651             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153652             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153653             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153654             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153655             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153656             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153657             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153658             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153659             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153660             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153661             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153662             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153663             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153664             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153665             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153666             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153667             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153668             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153669             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153670             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153672             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153674             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153675             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153676             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153677             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153679             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153680             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153494             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153495             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153497             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153498             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153499             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153500             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153501             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153502             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153503             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153504             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153505             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153506             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153507             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153508             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153509             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153510             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153512             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153513             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153514             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153515             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153516             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153517             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153518             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153519             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153520             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153521             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153522             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153523             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153524             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153526             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153527             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153528             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153529             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153530             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153531             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153532             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153534             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153535             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153536             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153415             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153416             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153417             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153418             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153419             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153421             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153422             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153424             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153426             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153427             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153428             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153429             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153430             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153431             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153432             1.9955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17153433             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153435             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153436             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153437             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153438             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153439             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153440             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153441             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153442             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153443             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153444             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153445             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153446             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153447             1.9955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153448             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153449             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153450             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153451             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153452             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153453             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153454             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153455             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153456             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153457             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153458             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153459             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153460             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153462             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153463             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153464             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153465             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153466             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153467             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153468             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153471             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153472             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153473             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153474             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153475             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153476             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153477             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153478             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153479             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153480             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153482             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153483             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153484             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153485             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153486             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153487             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153488             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153489             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153490             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153492             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153493             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153084             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153085             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153086             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153088             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153089             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153090             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153091             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153092             1.9955               2.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153093             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153101             1.9955               2.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153102             1.9955               2.0000      GI. WELLS               G01               No               5/6LIBOR
       17153103             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153105             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153106             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153107             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153108             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153109             1.9955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153110             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153112             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153113             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153114             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153115             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153116             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153117             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153118             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153119             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153120             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153121             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153122             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153123             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153126             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153127             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153128             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153129             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153130             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153131             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153132             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153134             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153135             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153136             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153137             1.9955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153138             1.9955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153139             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153140             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153141             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153142             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153143             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153145             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153146             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153147             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153148             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153149             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153150             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153151             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153152             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153153             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153154             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153156             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153157             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153158             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153159             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153160             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153161             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153162             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153164             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153165             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153166             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153167             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153168             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153170             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153171             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153172             2.4955               2.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153173             1.9955               1.0000      GI. WELLS               G01               No               5/6LIBOR
       17153174             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153175             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153176             1.9955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153177             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153179             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153180             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153181             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153182             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153183             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153184             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153186             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153187             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153188             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153189             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153190             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153191             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153192             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153193             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153194             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153195             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153196             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153199             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153200             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153201             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153202             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153322             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153323             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153324             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153326             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153327             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153328             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153329             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153330             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153332             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153333             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153334             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153335             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153336             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153337             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153338             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153339             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153340             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153341             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153342             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153343             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153345             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153346             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153347             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153348             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153349             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153350             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153351             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153352             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153353             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153354             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153355             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153356             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153357             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153358             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153359             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153360             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153361             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153362             1.9955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153363             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153364             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153365             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153366             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153367             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153369             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153370             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153371             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153372             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153373             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153374             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153375             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153376             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153377             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153378             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153379             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153380             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153381             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153382             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153383             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153384             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153385             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153386             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153387             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153388             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153389             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153390             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153391             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153392             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153393             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153394             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153395             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153396             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153397             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153398             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153399             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153400             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153401             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153402             1.9955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153403             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153405             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153406             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153407             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153408             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153409             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153410             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153411             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153412             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153414             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153210             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153211             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153212             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153214             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153215             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153216             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153217             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153218             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153219             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153220             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153221             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153222             1.9955               1.0000      GI. WELLS               G01               No               5/6LIBOR  IO
       17153223             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153224             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153225             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153226             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153227             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153228             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153229             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153230             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153231             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153232             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153233             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153234             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153235             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153236             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153237             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153239             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153240             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153244             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153245             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153247             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153249             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153250             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153251             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153252             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153253             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153254             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153255             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153256             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153257             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153258             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153259             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153260             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153261             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153262             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153263             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153264             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153267             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153268             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153269             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153270             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153272             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153274             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153275             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153276             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153277             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153278             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153279             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153280             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153281             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153282             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153283             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153284             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153285             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153286             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153287             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153288             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153289             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153291             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153292             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153293             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153294             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153295             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153296             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153297             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153298             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153299             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153300             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153301             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153302             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153303             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153304             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153305             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153306             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153307             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153308             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153310             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153311             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR
       17153312             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153313             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153314             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153316             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT
       17153317             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153318             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153319             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153320             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153321             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153203             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153204             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153205             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153206             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153207             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       17153208             1.9955               2.0000      GI. WELLS               G01               No               5/1LIBOR  IO
       16846361             2.4955               2.0000      GI. WELLS               G01               No               5/1CMT    IO
       17153912             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153913             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153914             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153915             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153916             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153917             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153918             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153919             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153920             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153921             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153922             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153923             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153924             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153925             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153926             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153928             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153929             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153930             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153931             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153932             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153933             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153934             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153935             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153936             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153937             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153938             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153939             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153940             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153941             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153942             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153943             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153944             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153945             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153946             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153947             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153948             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153950             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153951             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153952             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153953             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153954             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153955             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153956             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153957             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153958             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153959             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153960             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153961             1.9955               1.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153962             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153963             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153964             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153965             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153966             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153968             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153969             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153970             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153971             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153972             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153973             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153974             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153975             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153976             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153977             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153978             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153979             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153980             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153981             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153982             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153983             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153984             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153985             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153986             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153987             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153988             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153989             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153990             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153991             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153992             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153993             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153994             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153995             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153996             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153997             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153998             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153999             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154000             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154001             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154002             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154003             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154004             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154005             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17154007             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154009             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154010             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154011             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154012             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154014             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154015             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17154016             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154017             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154018             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154019             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154020             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154021             1.9955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154022             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17154023             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154024             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154025             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154026             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154027             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154028             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154029             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154030             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154032             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154033             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154034             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154035             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154036             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154037             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154038             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154039             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154040             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154041             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154042             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154043             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154044             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154045             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154046             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154047             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154048             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154050             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154051             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154052             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154053             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154054             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154055             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17154056             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154057             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154058             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154059             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154060             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154061             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154062             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17154063             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154064             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154065             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154066             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154067             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17154068             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154069             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154070             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154072             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154074             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154075             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154076             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154077             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154078             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154081             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154082             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154083             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154084             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154085             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154086             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17154087             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154088             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154089             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154090             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154091             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154092             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154093             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154094             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17154095             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154097             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17154098             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153770             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153771             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153772             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153773             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153774             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153775             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153776             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153777             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153779             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153781             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153782             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153783             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153784             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153785             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153786             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153787             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153788             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153789             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153790             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153792             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153793             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153794             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153795             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153796             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153797             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153798             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153799             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153800             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153801             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153802             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153803             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153804             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153805             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153806             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153807             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153808             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153809             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153810             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153811             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153812             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153813             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153814             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153815             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153816             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153817             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153818             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153819             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153820             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153822             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153823             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153824             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153825             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153826             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153827             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153828             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153829             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153831             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153832             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153833             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153834             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153835             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153836             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153837             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153838             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153839             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153840             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153841             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153843             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153844             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153845             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153846             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153848             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153849             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153850             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153851             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153852             1.9955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153853             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153854             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153855             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153856             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153857             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153858             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153859             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153860             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153861             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153862             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153863             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153864             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153865             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153866             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153867             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153868             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153869             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153870             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153871             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153872             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153874             1.9955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153875             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153876             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153878             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153879             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153880             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153881             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153882             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153883             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153884             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153885             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153886             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153887             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153889             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153890             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153891             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153892             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153893             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153894             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153895             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153896             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153897             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153898             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153900             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153901             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153902             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153903             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153904             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153905             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153906             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153907             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153908             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153910             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153749             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153750             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT
       17153751             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153752             2.4955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153753             1.9955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153754             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153755             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153757             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153758             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153759             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR
       17153760             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153762             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153763             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153764             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153765             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153766             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153767             1.9955               2.0000      GI. WELLS               G02               No               10/1LIBOR IO
       17153768             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17153769             2.4955               2.0000      GI. WELLS               G02               No               10/1CMT   IO
       17233046             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233120             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233040             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233041             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233123             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233042             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233124             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233043             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233125             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233044             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233045             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233116             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233036             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233118             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233119             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233038             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233039             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233033             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233115             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233034             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233467             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233409             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233110             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233030             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233113             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233032             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233114             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233028             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233029             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233108             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233109             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247380             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233000             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233001             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233002             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233003             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233004             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233005             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233006             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233007             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247291             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247373             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233008             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233009             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233010             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233011             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233013             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233014             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233015             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233016             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233017             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233018             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247293             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247294             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233100             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233020             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233101             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233021             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233102             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233022             2.3205               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233023             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233105             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233024             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233106             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233025             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233107             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247371             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247365             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247287             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247288             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17247289             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247284             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247258             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247259             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247340             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247342             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247346             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17247348             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17247351             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247270             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247353             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247272             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247355             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247356             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247277             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247278             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247362             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247322             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247324             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247331             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247251             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247333             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247252             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247253             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247255             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247256             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247327             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247328             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247248             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247237             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247228             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247309             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247310             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247312             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247316             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233391             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233475             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233476             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233397             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247204             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247217             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247218             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247219             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247225             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233452             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233456             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233381             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233432             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233433             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233190             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233193             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233438             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233195             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233196             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233359             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233198             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233360             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233361             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233364             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233366             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233367             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233180             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233424             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233343             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233344             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233345             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233184             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233185             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233349             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233189             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233084             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233327             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233166             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233086             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233167             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233087             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233088             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233169             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233089             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233413             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233170             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233171             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233333             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233091             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233092             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233173             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233335             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233093             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233174             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233094             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233337             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233095             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233176             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233177             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233178             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233179             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233151             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233071             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233072             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233073             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233154             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233074             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233075             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233156             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233076             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233319             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233158             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233078             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233159             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233080             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233081             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233162             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233324             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233406             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233083             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233407             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233164             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233069             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233150             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233067             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233149             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233066             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233309             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233141             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233142             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233304             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233063             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233144             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233064             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233145             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233058             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233059             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233300             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233301             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233140             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233302             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233060             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233051             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233132             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233052             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233133             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233054             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233135             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233136             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233056             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233137             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233047             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233128             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233129             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233049             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233130             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233050             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233285             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233288             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233290             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233292             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233293             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233295             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233296             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232973             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232974             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232977             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232979             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232980             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17232981             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232982             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232983             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232985             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17232986             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232987             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232988             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232989             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232990             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232991             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232992             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232994             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232996             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232997             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232998             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232999             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233206             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233211             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233212             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233214             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233216             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233218             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233219             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233221             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233233             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233235             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233236             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233240             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233241             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233242             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233243             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233245             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233249             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233251             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233252             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233253             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233254             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233256             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233257             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233260             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233262             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233264             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233265             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233266             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233267             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233268             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233269             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233271             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233272             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233273             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233274             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233275             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233280             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233282             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247265             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244992             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244993             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244994             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244995             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244996             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244997             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244998             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244999             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244990             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244991             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247375             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247295             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247376             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247296             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17247377             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247381             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247382             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247374             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247370             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247290             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247367             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247286             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247283             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247261             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247343             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247344             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247263             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247266             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247349             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247268             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247269             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247350             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247271             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247273             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247274             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247276             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17247357             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247197             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247198             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17247279             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247280             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247282             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247320             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247321             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247240             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247241             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247242             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247243             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247254             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247335             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247326             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247246             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247247             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247329             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247317             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247236             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247318             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247238             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247311             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247230             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247231             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247234             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256615             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256616             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256617             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256609             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256618             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256619             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256610             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256611             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256613             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255906             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255907             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255917             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255908             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255918             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255909             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255919             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255885             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255894             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255896             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255887             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255888             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255898             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255899             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255914             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255915             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255916             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255912             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17255913             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255904             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255905             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255882             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255883             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255884             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255886             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255889             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255910             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255911             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17255897             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255900             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255901             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255902             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255903             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255880             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255881             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255895             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255891             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17255893             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17255890             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250575             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250577             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250578             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250570             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250562             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247202             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247203             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247208             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247209             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247210             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247211             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247212             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247214             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247216             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247300             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17247302             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247221             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247222             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247303             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247304             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247223             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247224             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17247306             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244962             2.5705               2.0000      GII. CW                 G01               No               7/1CMT
       17245030             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245031             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245032             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245033             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245034             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245035             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245036             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245037             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245038             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245039             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245040             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245041             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245042             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245043             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245044             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17245045             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245046             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245047             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17245048             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245049             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245050             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17245016             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245017             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245018             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245019             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245020             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245021             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17245022             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245023             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245025             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245026             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17245027             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245028             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245029             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245004             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17245005             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245006             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245007             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245008             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245009             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245010             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245011             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245012             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245013             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17245014             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245015             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245000             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245001             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245002             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17245003             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250580             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250571             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250569             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250579             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250560             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250561             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250558             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250567             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17250568             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250566             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250576             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250572             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250557             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250563             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250581             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250573             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250564             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17250574             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17250565             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244984             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244985             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244986             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244987             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244988             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244989             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244935             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244936             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244937             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244938             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244939             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244940             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244941             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244942             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244943             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244944             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244945             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244946             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244947             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244948             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244949             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244950             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244951             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244952             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244953             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244954             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244955             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244956             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244957             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244958             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244959             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244960             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244961             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244963             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244964             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244965             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244966             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244967             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244968             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244969             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244970             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244971             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17244972             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244973             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244974             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244975             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244976             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244977             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244978             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR
       17244979             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244980             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244981             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244982             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17244983             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256703             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17256709             2.0705               2.0000      GII. CW                 G01               No               7/1LIBOR  IO
       17233121             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233122             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233126             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233117             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233037             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233460             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233451             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233111             2.0705               2.0000      GII. CW                 G02               No               10/6LIBOR IO
       17233031             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233112             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247297             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247298             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247372             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247292             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233019             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233103             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233104             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233026             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247366             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247285             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247368             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247369             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247363             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247364             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247341             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247262             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247345             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247347             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247267             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247352             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247354             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247275             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247359             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247360             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247361             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247281             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17247323             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247325             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17247250             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247334             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247337             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247257             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247245             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247330             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247229             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247232             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247314             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247233             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247315             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247215             2.0705               1.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233392             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233393             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233394             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233395             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233396             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233398             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233399             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247201             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247206             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17247213             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247301             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247305             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233370             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233453             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233372             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233454             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233373             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233455             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233374             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233457             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233376             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233458             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233377             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233459             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233378             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233379             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233461             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233462             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233464             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233383             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233384             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233466             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233385             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233387             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233388             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233389             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233470             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233390             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233352             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233434             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233191             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233353             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233435             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233192             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233354             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233436             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233355             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233437             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233356             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233439             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233199             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233440             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233441             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233443             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233362             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233444             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233445             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233446             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233447             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233448             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233449             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233421             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233340             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233422             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233423             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233342             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233181             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233425             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233182             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233426             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233183             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233427             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233346             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233428             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233347             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233429             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233186             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233348             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233188             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233430             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233431             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233350             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233408             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233165             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233085             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233328             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233329             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233168             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233410             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233411             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233412             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233331             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233332             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233414             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233090             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233415             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233172             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233334             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233416             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233417             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233336             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233418             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233175             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233419             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233338             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233339             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233098             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233099             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233420             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233314             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233153             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233316             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233155             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233317             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233318             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233157             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233077             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233400             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233401             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233320             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233402             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233321             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233160             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233404             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233161             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233323             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233082             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233326             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233310             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233311             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233312             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233070             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233313             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233148             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233061             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233143             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233305             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233306             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233307             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233138             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233303             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233053             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233134             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233055             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233057             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233131             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233284             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233287             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233289             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233291             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233294             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233297             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233298             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233299             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17232984             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233201             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233202             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233203             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233205             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233208             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233213             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233215             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233217             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233220             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233223             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233224             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233225             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233228             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233230             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233231             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233232             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233234             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233237             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233244             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233246             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233247             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233248             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233258             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233259             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233261             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233263             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233278             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233281             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233035             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247378             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247379             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247299             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233027             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247339             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247260             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247264             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247358             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247244             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247332             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247336             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247338             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247249             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247319             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247239             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247313             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247307             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247308             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233473             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233474             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247200             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247205             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247207             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17247220             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233450             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233371             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233375             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233380             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233463             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233382             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233386             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233468             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233469             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233471             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233472             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233194             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233357             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233358             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233363             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17233365             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233368             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233369             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233341             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233187             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233351             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233330             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233152             2.0705               2.0000      GII. CW                 G02               No               10/6LIBOR IO
       17233315             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233079             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233403             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233322             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233405             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233163             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233325             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233068             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233308             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233065             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233146             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233139             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233048             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233283             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233286             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR
       17232995             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233200             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233207             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233210             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233222             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233227             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233229             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233238             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233239             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233250             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233255             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233270             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233276             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17233279             2.0705               2.0000      GII. CW                 G02               No               10/1LIBOR IO
       17151971             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151933             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151935             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151950             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151953             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151974             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151981             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151983             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151992             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17152002             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17152005             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151917             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151913             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR
       17151976             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17151998             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO
       17152007             2.4955               1.0000      GII. CW                 G01               No               7/6LIBOR  IO

LOAN_SEQ             AM_TYPE                   PREPAY           PP_DESC           PP_TYPE           PP_PENALTY_
                                                                                                    HARDNESS_MTHS
----------------------------------------------------------------------------------------------------------------------------
       17151996      ARMS                      No_PP            0MPP              NO PP                                   0
       17151960      ARMS                      No_PP            0MPP              NO PP                                   0
       17151912      ARMS                      No_PP            0MPP              NO PP                                   0
       17151914      ARMS                      No_PP            0MPP              NO PP                                   0
       17151922      ARMS                      No_PP            0MPP              NO PP                                   0
       17151924      ARMS                      No_PP            0MPP              NO PP                                   0
       17151926      ARMS                      No_PP            0MPP              NO PP                                   0
       17151927      ARMS                      No_PP            0MPP              NO PP                                   0
       17151929      ARMS                      No_PP            0MPP              NO PP                                   0
       17151931      ARMS                      No_PP            0MPP              NO PP                                   0
       17151946      ARMS                      No_PP            0MPP              NO PP                                   0
       17151925      ARMS                      No_PP            0MPP              NO PP                                   0
       17151928      ARMS                      No_PP            0MPP              NO PP                                   0
       17151930      ARMS                      No_PP            0MPP              NO PP                                   0
       17151932      ARMS                      Prepay           12MPP             SOFT                                    0
       17151934      ARMS                      No_PP            0MPP              NO PP                                   0
       17151937      ARMS                      No_PP            0MPP              NO PP                                   0
       17151938      ARMS                      No_PP            0MPP              NO PP                                   0
       17151939      ARMS                      No_PP            0MPP              NO PP                                   0
       17151940      ARMS                      No_PP            0MPP              NO PP                                   0
       17151941      ARMS                      Prepay           12MPP             SOFT                                    0
       17151942      ARMS                      Prepay           12MPP             HARD                                   12
       17151943      ARMS                      Prepay           36MPP             HARD                                   36
       17151944      ARMS                      No_PP            0MPP              NO PP                                   0
       17151945      ARMS                      No_PP            0MPP              NO PP                                   0
       17151947      ARMS                      No_PP            0MPP              NO PP                                   0
       17151948      ARMS                      Prepay           12MPP             HARD                                   12
       17151949      ARMS                      No_PP            0MPP              NO PP                                   0
       17151951      ARMS                      Prepay           36MPP             SOFT                                    0
       17151954      ARMS                      No_PP            0MPP              NO PP                                   0
       17151955      ARMS                      No_PP            0MPP              NO PP                                   0
       17151956      ARMS                      Prepay           12MPP             HARD                                   12
       17151958      ARMS                      No_PP            0MPP              NO PP                                   0
       17151961      ARMS                      Prepay           36MPP             HARD                                   36
       17151962      ARMS                      No_PP            0MPP              NO PP                                   0
       17151963      ARMS                      No_PP            0MPP              NO PP                                   0
       17151964      ARMS                      Prepay           12MPP             HARD                                   12
       17151965      ARMS                      No_PP            0MPP              NO PP                                   0
       17151967      ARMS                      No_PP            0MPP              NO PP                                   0
       17151969      ARMS                      No_PP            0MPP              NO PP                                   0
       17151970      ARMS                      No_PP            0MPP              NO PP                                   0
       17151972      ARMS                      No_PP            0MPP              NO PP                                   0
       17151973      ARMS                      No_PP            0MPP              NO PP                                   0
       17151975      ARMS                      Prepay           36MPP             HARD                                   36
       17151977      ARMS                      No_PP            0MPP              NO PP                                   0
       17151978      ARMS                      Prepay           12MPP             HARD                                   12
       17152017      ARMS                      No_PP            0MPP              NO PP                                   0
       17152018      ARMS                      Prepay           36MPP             HARD                                   36
       17152019      ARMS                      No_PP            0MPP              NO PP                                   0
       17152020      ARMS                      No_PP            0MPP              NO PP                                   0
       17152021      ARMS                      Prepay           12MPP             HARD                                   12
       17152022      ARMS                      No_PP            0MPP              NO PP                                   0
       17152023      ARMS                      Prepay           12MPP             HARD                                   12
       17152024      ARMS                      No_PP            0MPP              NO PP                                   0
       17152025      ARMS                      No_PP            0MPP              NO PP                                   0
       17152026      ARMS                      No_PP            0MPP              NO PP                                   0
       17152027      ARMS                      No_PP            0MPP              NO PP                                   0
       17152028      ARMS                      Prepay           12MPP             HARD                                   12
       17152029      ARMS                      No_PP            0MPP              NO PP                                   0
       17151979      ARMS                      No_PP            0MPP              NO PP                                   0
       17151980      ARMS                      No_PP            0MPP              NO PP                                   0
       17151982      ARMS                      No_PP            0MPP              NO PP                                   0
       17151986      ARMS                      No_PP            0MPP              NO PP                                   0
       17151987      ARMS                      No_PP            0MPP              NO PP                                   0
       17151988      ARMS                      No_PP            0MPP              NO PP                                   0
       17151989      ARMS                      No_PP            0MPP              NO PP                                   0
       17151990      ARMS                      Prepay           36MPP             SOFT                                    0
       17151991      ARMS                      No_PP            0MPP              NO PP                                   0
       17151994      ARMS                      No_PP            0MPP              NO PP                                   0
       17152000      ARMS                      No_PP            0MPP              NO PP                                   0
       17152001      ARMS                      No_PP            0MPP              NO PP                                   0
       17152003      ARMS                      No_PP            0MPP              NO PP                                   0
       17152004      ARMS                      No_PP            0MPP              NO PP                                   0
       17152006      ARMS                      No_PP            0MPP              NO PP                                   0
       17152008      ARMS                      No_PP            0MPP              NO PP                                   0
       17152009      ARMS                      No_PP            0MPP              NO PP                                   0
       17152010      ARMS                      Prepay           36MPP             SOFT                                    0
       17152011      ARMS                      No_PP            0MPP              NO PP                                   0
       17152012      ARMS                      Prepay           12MPP             HARD                                   12
       17152013      ARMS                      No_PP            0MPP              NO PP                                   0
       17152015      ARMS                      No_PP            0MPP              NO PP                                   0
       17151898      ARMS                      No_PP            0MPP              NO PP                                   0
       17151899      ARMS                      Prepay           36MPP             HARD                                   36
       17151902      ARMS                      No_PP            0MPP              NO PP                                   0
       17151903      ARMS                      Prepay           12MPP             HARD                                   12
       17151904      ARMS                      No_PP            0MPP              NO PP                                   0
       17151905      ARMS                      No_PP            0MPP              NO PP                                   0
       17151906      ARMS                      Prepay           36MPP             HARD                                   36
       17151908      ARMS                      Prepay           36MPP             HARD                                   36
       17151909      ARMS                      Prepay           12MPP             HARD                                   12
       17151910      ARMS                      No_PP            0MPP              NO PP                                   0
       17151916      ARMS                      No_PP            0MPP              NO PP                                   0
       17151921      ARMS                      No_PP            0MPP              NO PP                                   0
       17151923      ARMS                      No_PP            0MPP              NO PP                                   0
       17151911      ARMS                      No_PP            0MPP              NO PP                                   0
       17151957      ARMS                      No_PP            0MPP              NO PP                                   0
       17151995      ARMS                      No_PP            0MPP              NO PP                                   0
       17153681      ARMS                      No_PP            0MPP              NO PP                                   0
       17153682      ARMS                      No_PP            0MPP              NO PP                                   0
       17153683      ARMS                      No_PP            0MPP              NO PP                                   0
       17153684      ARMS                      No_PP            0MPP              NO PP                                   0
       17153685      ARMS                      No_PP            0MPP              NO PP                                   0
       17153686      ARMS                      No_PP            0MPP              NO PP                                   0
       17153688      ARMS                      No_PP            0MPP              NO PP                                   0
       17153689      ARMS                      No_PP            0MPP              NO PP                                   0
       17153690      ARMS                      No_PP            0MPP              NO PP                                   0
       17153691      ARMS                      No_PP            0MPP              NO PP                                   0
       17153692      ARMS                      No_PP            0MPP              NO PP                                   0
       17153693      ARMS                      No_PP            0MPP              NO PP                                   0
       17153694      ARMS                      No_PP            0MPP              NO PP                                   0
       17153695      ARMS                      No_PP            0MPP              NO PP                                   0
       17153696      ARMS                      No_PP            0MPP              NO PP                                   0
       17153697      ARMS                      No_PP            0MPP              NO PP                                   0
       17153698      ARMS                      No_PP            0MPP              NO PP                                   0
       17153699      ARMS                      No_PP            0MPP              NO PP                                   0
       17153700      ARMS                      No_PP            0MPP              NO PP                                   0
       17153701      ARMS                      No_PP            0MPP              NO PP                                   0
       17153702      ARMS                      No_PP            0MPP              NO PP                                   0
       17153703      ARMS                      No_PP            0MPP              NO PP                                   0
       17153704      ARMS                      No_PP            0MPP              NO PP                                   0
       17153705      ARMS                      No_PP            0MPP              NO PP                                   0
       17153706      ARMS                      No_PP            0MPP              NO PP                                   0
       17153707      ARMS                      No_PP            0MPP              NO PP                                   0
       17153708      ARMS                      No_PP            0MPP              NO PP                                   0
       17153709      ARMS                      No_PP            0MPP              NO PP                                   0
       17153710      ARMS                      No_PP            0MPP              NO PP                                   0
       17153711      ARMS                      No_PP            0MPP              NO PP                                   0
       17153712      ARMS                      No_PP            0MPP              NO PP                                   0
       17153713      ARMS                      No_PP            0MPP              NO PP                                   0
       17153714      ARMS                      No_PP            0MPP              NO PP                                   0
       17153715      ARMS                      No_PP            0MPP              NO PP                                   0
       17153716      ARMS                      No_PP            0MPP              NO PP                                   0
       17153717      ARMS                      No_PP            0MPP              NO PP                                   0
       17153718      ARMS                      No_PP            0MPP              NO PP                                   0
       17153719      ARMS                      No_PP            0MPP              NO PP                                   0
       17153720      ARMS                      No_PP            0MPP              NO PP                                   0
       17153721      ARMS                      No_PP            0MPP              NO PP                                   0
       17153722      ARMS                      No_PP            0MPP              NO PP                                   0
       17153723      ARMS                      No_PP            0MPP              NO PP                                   0
       17153726      ARMS                      No_PP            0MPP              NO PP                                   0
       17153727      ARMS                      No_PP            0MPP              NO PP                                   0
       17153728      ARMS                      No_PP            0MPP              NO PP                                   0
       17153729      ARMS                      No_PP            0MPP              NO PP                                   0
       17153537      ARMS                      No_PP            0MPP              NO PP                                   0
       17153539      ARMS                      No_PP            0MPP              NO PP                                   0
       17153540      ARMS                      No_PP            0MPP              NO PP                                   0
       17153541      ARMS                      No_PP            0MPP              NO PP                                   0
       17153542      ARMS                      No_PP            0MPP              NO PP                                   0
       17153543      ARMS                      No_PP            0MPP              NO PP                                   0
       17153544      ARMS                      No_PP            0MPP              NO PP                                   0
       17153545      ARMS                      No_PP            0MPP              NO PP                                   0
       17153546      ARMS                      No_PP            0MPP              NO PP                                   0
       17153547      ARMS                      No_PP            0MPP              NO PP                                   0
       17153548      ARMS                      No_PP            0MPP              NO PP                                   0
       17153549      ARMS                      No_PP            0MPP              NO PP                                   0
       17153550      ARMS                      No_PP            0MPP              NO PP                                   0
       17153551      ARMS                      No_PP            0MPP              NO PP                                   0
       17153552      ARMS                      No_PP            0MPP              NO PP                                   0
       17153553      ARMS                      No_PP            0MPP              NO PP                                   0
       17153554      ARMS                      No_PP            0MPP              NO PP                                   0
       17153556      ARMS                      No_PP            0MPP              NO PP                                   0
       17153557      ARMS                      No_PP            0MPP              NO PP                                   0
       17153558      ARMS                      No_PP            0MPP              NO PP                                   0
       17153559      ARMS                      No_PP            0MPP              NO PP                                   0
       17153560      ARMS                      No_PP            0MPP              NO PP                                   0
       17153561      ARMS                      No_PP            0MPP              NO PP                                   0
       17153562      ARMS                      No_PP            0MPP              NO PP                                   0
       17153563      ARMS                      No_PP            0MPP              NO PP                                   0
       17153564      ARMS                      No_PP            0MPP              NO PP                                   0
       17153565      ARMS                      No_PP            0MPP              NO PP                                   0
       17153566      ARMS                      No_PP            0MPP              NO PP                                   0
       17153567      ARMS                      No_PP            0MPP              NO PP                                   0
       17153568      ARMS                      No_PP            0MPP              NO PP                                   0
       17153569      ARMS                      No_PP            0MPP              NO PP                                   0
       17153570      ARMS                      No_PP            0MPP              NO PP                                   0
       17153571      ARMS                      No_PP            0MPP              NO PP                                   0
       17153572      ARMS                      No_PP            0MPP              NO PP                                   0
       17153573      ARMS                      No_PP            0MPP              NO PP                                   0
       17153575      ARMS                      No_PP            0MPP              NO PP                                   0
       17153576      ARMS                      No_PP            0MPP              NO PP                                   0
       17153577      ARMS                      No_PP            0MPP              NO PP                                   0
       17153578      ARMS                      No_PP            0MPP              NO PP                                   0
       17153579      ARMS                      No_PP            0MPP              NO PP                                   0
       17153580      ARMS                      No_PP            0MPP              NO PP                                   0
       17153581      ARMS                      No_PP            0MPP              NO PP                                   0
       17153582      ARMS                      No_PP            0MPP              NO PP                                   0
       17153583      ARMS                      No_PP            0MPP              NO PP                                   0
       17153584      ARMS                      No_PP            0MPP              NO PP                                   0
       17153585      ARMS                      No_PP            0MPP              NO PP                                   0
       17153586      ARMS                      No_PP            0MPP              NO PP                                   0
       17153587      ARMS                      No_PP            0MPP              NO PP                                   0
       17153588      ARMS                      No_PP            0MPP              NO PP                                   0
       17153589      ARMS                      No_PP            0MPP              NO PP                                   0
       17153591      ARMS                      No_PP            0MPP              NO PP                                   0
       17153592      ARMS                      No_PP            0MPP              NO PP                                   0
       17153593      ARMS                      No_PP            0MPP              NO PP                                   0
       17153596      ARMS                      No_PP            0MPP              NO PP                                   0
       17153597      ARMS                      No_PP            0MPP              NO PP                                   0
       17153598      ARMS                      No_PP            0MPP              NO PP                                   0
       17153599      ARMS                      No_PP            0MPP              NO PP                                   0
       17153600      ARMS                      No_PP            0MPP              NO PP                                   0
       17153601      ARMS                      No_PP            0MPP              NO PP                                   0
       17153602      ARMS                      No_PP            0MPP              NO PP                                   0
       17153603      ARMS                      No_PP            0MPP              NO PP                                   0
       17153604      ARMS                      No_PP            0MPP              NO PP                                   0
       17153605      ARMS                      No_PP            0MPP              NO PP                                   0
       17153606      ARMS                      No_PP            0MPP              NO PP                                   0
       17153608      ARMS                      No_PP            0MPP              NO PP                                   0
       17153609      ARMS                      No_PP            0MPP              NO PP                                   0
       17153610      ARMS                      No_PP            0MPP              NO PP                                   0
       17153611      ARMS                      No_PP            0MPP              NO PP                                   0
       17153612      ARMS                      No_PP            0MPP              NO PP                                   0
       17153613      ARMS                      No_PP            0MPP              NO PP                                   0
       17153614      ARMS                      No_PP            0MPP              NO PP                                   0
       17153615      ARMS                      No_PP            0MPP              NO PP                                   0
       17153616      ARMS                      No_PP            0MPP              NO PP                                   0
       17153617      ARMS                      No_PP            0MPP              NO PP                                   0
       17153618      ARMS                      No_PP            0MPP              NO PP                                   0
       17153619      ARMS                      No_PP            0MPP              NO PP                                   0
       17153620      ARMS                      No_PP            0MPP              NO PP                                   0
       17153622      ARMS                      No_PP            0MPP              NO PP                                   0
       17153623      ARMS                      No_PP            0MPP              NO PP                                   0
       17153624      ARMS                      No_PP            0MPP              NO PP                                   0
       17153625      ARMS                      No_PP            0MPP              NO PP                                   0
       17153626      ARMS                      No_PP            0MPP              NO PP                                   0
       17153627      ARMS                      No_PP            0MPP              NO PP                                   0
       17153629      ARMS                      No_PP            0MPP              NO PP                                   0
       17153631      ARMS                      No_PP            0MPP              NO PP                                   0
       17153632      ARMS                      No_PP            0MPP              NO PP                                   0
       17153633      ARMS                      No_PP            0MPP              NO PP                                   0
       17153636      ARMS                      No_PP            0MPP              NO PP                                   0
       17153637      ARMS                      No_PP            0MPP              NO PP                                   0
       17153638      ARMS                      No_PP            0MPP              NO PP                                   0
       17153639      ARMS                      No_PP            0MPP              NO PP                                   0
       17153640      ARMS                      No_PP            0MPP              NO PP                                   0
       17153641      ARMS                      No_PP            0MPP              NO PP                                   0
       17153643      ARMS                      No_PP            0MPP              NO PP                                   0
       17153644      ARMS                      No_PP            0MPP              NO PP                                   0
       17153645      ARMS                      No_PP            0MPP              NO PP                                   0
       17153646      ARMS                      No_PP            0MPP              NO PP                                   0
       17153647      ARMS                      No_PP            0MPP              NO PP                                   0
       17153648      ARMS                      No_PP            0MPP              NO PP                                   0
       17153649      ARMS                      No_PP            0MPP              NO PP                                   0
       17153650      ARMS                      No_PP            0MPP              NO PP                                   0
       17153651      ARMS                      No_PP            0MPP              NO PP                                   0
       17153652      ARMS                      No_PP            0MPP              NO PP                                   0
       17153653      ARMS                      No_PP            0MPP              NO PP                                   0
       17153654      ARMS                      No_PP            0MPP              NO PP                                   0
       17153655      ARMS                      No_PP            0MPP              NO PP                                   0
       17153656      ARMS                      No_PP            0MPP              NO PP                                   0
       17153657      ARMS                      No_PP            0MPP              NO PP                                   0
       17153658      ARMS                      No_PP            0MPP              NO PP                                   0
       17153659      ARMS                      No_PP            0MPP              NO PP                                   0
       17153660      ARMS                      No_PP            0MPP              NO PP                                   0
       17153661      ARMS                      No_PP            0MPP              NO PP                                   0
       17153662      ARMS                      No_PP            0MPP              NO PP                                   0
       17153663      ARMS                      No_PP            0MPP              NO PP                                   0
       17153664      ARMS                      No_PP            0MPP              NO PP                                   0
       17153665      ARMS                      No_PP            0MPP              NO PP                                   0
       17153666      ARMS                      No_PP            0MPP              NO PP                                   0
       17153667      ARMS                      No_PP            0MPP              NO PP                                   0
       17153668      ARMS                      No_PP            0MPP              NO PP                                   0
       17153669      ARMS                      No_PP            0MPP              NO PP                                   0
       17153670      ARMS                      No_PP            0MPP              NO PP                                   0
       17153672      ARMS                      No_PP            0MPP              NO PP                                   0
       17153674      ARMS                      No_PP            0MPP              NO PP                                   0
       17153675      ARMS                      No_PP            0MPP              NO PP                                   0
       17153676      ARMS                      No_PP            0MPP              NO PP                                   0
       17153677      ARMS                      No_PP            0MPP              NO PP                                   0
       17153679      ARMS                      No_PP            0MPP              NO PP                                   0
       17153680      ARMS                      No_PP            0MPP              NO PP                                   0
       17153494      ARMS                      No_PP            0MPP              NO PP                                   0
       17153495      ARMS                      No_PP            0MPP              NO PP                                   0
       17153497      ARMS                      No_PP            0MPP              NO PP                                   0
       17153498      ARMS                      No_PP            0MPP              NO PP                                   0
       17153499      ARMS                      No_PP            0MPP              NO PP                                   0
       17153500      ARMS                      No_PP            0MPP              NO PP                                   0
       17153501      ARMS                      No_PP            0MPP              NO PP                                   0
       17153502      ARMS                      No_PP            0MPP              NO PP                                   0
       17153503      ARMS                      No_PP            0MPP              NO PP                                   0
       17153504      ARMS                      No_PP            0MPP              NO PP                                   0
       17153505      ARMS                      No_PP            0MPP              NO PP                                   0
       17153506      ARMS                      No_PP            0MPP              NO PP                                   0
       17153507      ARMS                      No_PP            0MPP              NO PP                                   0
       17153508      ARMS                      No_PP            0MPP              NO PP                                   0
       17153509      ARMS                      No_PP            0MPP              NO PP                                   0
       17153510      ARMS                      No_PP            0MPP              NO PP                                   0
       17153512      ARMS                      No_PP            0MPP              NO PP                                   0
       17153513      ARMS                      No_PP            0MPP              NO PP                                   0
       17153514      ARMS                      No_PP            0MPP              NO PP                                   0
       17153515      ARMS                      No_PP            0MPP              NO PP                                   0
       17153516      ARMS                      No_PP            0MPP              NO PP                                   0
       17153517      ARMS                      No_PP            0MPP              NO PP                                   0
       17153518      ARMS                      No_PP            0MPP              NO PP                                   0
       17153519      ARMS                      No_PP            0MPP              NO PP                                   0
       17153520      ARMS                      No_PP            0MPP              NO PP                                   0
       17153521      ARMS                      No_PP            0MPP              NO PP                                   0
       17153522      ARMS                      No_PP            0MPP              NO PP                                   0
       17153523      ARMS                      No_PP            0MPP              NO PP                                   0
       17153524      ARMS                      No_PP            0MPP              NO PP                                   0
       17153526      ARMS                      No_PP            0MPP              NO PP                                   0
       17153527      ARMS                      No_PP            0MPP              NO PP                                   0
       17153528      ARMS                      No_PP            0MPP              NO PP                                   0
       17153529      ARMS                      No_PP            0MPP              NO PP                                   0
       17153530      ARMS                      No_PP            0MPP              NO PP                                   0
       17153531      ARMS                      No_PP            0MPP              NO PP                                   0
       17153532      ARMS                      No_PP            0MPP              NO PP                                   0
       17153534      ARMS                      No_PP            0MPP              NO PP                                   0
       17153535      ARMS                      No_PP            0MPP              NO PP                                   0
       17153536      ARMS                      No_PP            0MPP              NO PP                                   0
       17153415      ARMS                      No_PP            0MPP              NO PP                                   0
       17153416      ARMS                      No_PP            0MPP              NO PP                                   0
       17153417      ARMS                      No_PP            0MPP              NO PP                                   0
       17153418      ARMS                      No_PP            0MPP              NO PP                                   0
       17153419      ARMS                      No_PP            0MPP              NO PP                                   0
       17153421      ARMS                      No_PP            0MPP              NO PP                                   0
       17153422      ARMS                      No_PP            0MPP              NO PP                                   0
       17153424      ARMS                      No_PP            0MPP              NO PP                                   0
       17153426      ARMS                      No_PP            0MPP              NO PP                                   0
       17153427      ARMS                      No_PP            0MPP              NO PP                                   0
       17153428      ARMS                      No_PP            0MPP              NO PP                                   0
       17153429      ARMS                      No_PP            0MPP              NO PP                                   0
       17153430      ARMS                      No_PP            0MPP              NO PP                                   0
       17153431      ARMS                      No_PP            0MPP              NO PP                                   0
       17153432      ARMS                      No_PP            0MPP              NO PP                                   0
       17153433      ARMS                      No_PP            0MPP              NO PP                                   0
       17153435      ARMS                      No_PP            0MPP              NO PP                                   0
       17153436      ARMS                      No_PP            0MPP              NO PP                                   0
       17153437      ARMS                      No_PP            0MPP              NO PP                                   0
       17153438      ARMS                      No_PP            0MPP              NO PP                                   0
       17153439      ARMS                      No_PP            0MPP              NO PP                                   0
       17153440      ARMS                      No_PP            0MPP              NO PP                                   0
       17153441      ARMS                      No_PP            0MPP              NO PP                                   0
       17153442      ARMS                      No_PP            0MPP              NO PP                                   0
       17153443      ARMS                      No_PP            0MPP              NO PP                                   0
       17153444      ARMS                      No_PP            0MPP              NO PP                                   0
       17153445      ARMS                      No_PP            0MPP              NO PP                                   0
       17153446      ARMS                      No_PP            0MPP              NO PP                                   0
       17153447      ARMS                      No_PP            0MPP              NO PP                                   0
       17153448      ARMS                      No_PP            0MPP              NO PP                                   0
       17153449      ARMS                      No_PP            0MPP              NO PP                                   0
       17153450      ARMS                      No_PP            0MPP              NO PP                                   0
       17153451      ARMS                      No_PP            0MPP              NO PP                                   0
       17153452      ARMS                      No_PP            0MPP              NO PP                                   0
       17153453      ARMS                      No_PP            0MPP              NO PP                                   0
       17153454      ARMS                      No_PP            0MPP              NO PP                                   0
       17153455      ARMS                      No_PP            0MPP              NO PP                                   0
       17153456      ARMS                      No_PP            0MPP              NO PP                                   0
       17153457      ARMS                      No_PP            0MPP              NO PP                                   0
       17153458      ARMS                      No_PP            0MPP              NO PP                                   0
       17153459      ARMS                      No_PP            0MPP              NO PP                                   0
       17153460      ARMS                      No_PP            0MPP              NO PP                                   0
       17153462      ARMS                      No_PP            0MPP              NO PP                                   0
       17153463      ARMS                      No_PP            0MPP              NO PP                                   0
       17153464      ARMS                      No_PP            0MPP              NO PP                                   0
       17153465      ARMS                      No_PP            0MPP              NO PP                                   0
       17153466      ARMS                      No_PP            0MPP              NO PP                                   0
       17153467      ARMS                      No_PP            0MPP              NO PP                                   0
       17153468      ARMS                      No_PP            0MPP              NO PP                                   0
       17153471      ARMS                      No_PP            0MPP              NO PP                                   0
       17153472      ARMS                      No_PP            0MPP              NO PP                                   0
       17153473      ARMS                      No_PP            0MPP              NO PP                                   0
       17153474      ARMS                      No_PP            0MPP              NO PP                                   0
       17153475      ARMS                      No_PP            0MPP              NO PP                                   0
       17153476      ARMS                      No_PP            0MPP              NO PP                                   0
       17153477      ARMS                      No_PP            0MPP              NO PP                                   0
       17153478      ARMS                      No_PP            0MPP              NO PP                                   0
       17153479      ARMS                      No_PP            0MPP              NO PP                                   0
       17153480      ARMS                      No_PP            0MPP              NO PP                                   0
       17153482      ARMS                      No_PP            0MPP              NO PP                                   0
       17153483      ARMS                      No_PP            0MPP              NO PP                                   0
       17153484      ARMS                      No_PP            0MPP              NO PP                                   0
       17153485      ARMS                      No_PP            0MPP              NO PP                                   0
       17153486      ARMS                      No_PP            0MPP              NO PP                                   0
       17153487      ARMS                      No_PP            0MPP              NO PP                                   0
       17153488      ARMS                      No_PP            0MPP              NO PP                                   0
       17153489      ARMS                      No_PP            0MPP              NO PP                                   0
       17153490      ARMS                      No_PP            0MPP              NO PP                                   0
       17153492      ARMS                      No_PP            0MPP              NO PP                                   0
       17153493      ARMS                      No_PP            0MPP              NO PP                                   0
       17153084      ARMS                      No_PP            0MPP              NO PP                                   0
       17153085      ARMS                      No_PP            0MPP              NO PP                                   0
       17153086      ARMS                      No_PP            0MPP              NO PP                                   0
       17153088      ARMS                      No_PP            0MPP              NO PP                                   0
       17153089      ARMS                      No_PP            0MPP              NO PP                                   0
       17153090      ARMS                      No_PP            0MPP              NO PP                                   0
       17153091      ARMS                      No_PP            0MPP              NO PP                                   0
       17153092      ARMS                      Prepay           36MPP             SOFT                                    0
       17153093      ARMS                      No_PP            0MPP              NO PP                                   0
       17153101      ARMS                      No_PP            0MPP              NO PP                                   0
       17153102      ARMS                      No_PP            0MPP              NO PP                                   0
       17153103      ARMS                      No_PP            0MPP              NO PP                                   0
       17153105      ARMS                      No_PP            0MPP              NO PP                                   0
       17153106      ARMS                      No_PP            0MPP              NO PP                                   0
       17153107      ARMS                      No_PP            0MPP              NO PP                                   0
       17153108      ARMS                      No_PP            0MPP              NO PP                                   0
       17153109      ARMS                      No_PP            0MPP              NO PP                                   0
       17153110      ARMS                      No_PP            0MPP              NO PP                                   0
       17153112      ARMS                      No_PP            0MPP              NO PP                                   0
       17153113      ARMS                      No_PP            0MPP              NO PP                                   0
       17153114      ARMS                      No_PP            0MPP              NO PP                                   0
       17153115      ARMS                      No_PP            0MPP              NO PP                                   0
       17153116      ARMS                      No_PP            0MPP              NO PP                                   0
       17153117      ARMS                      No_PP            0MPP              NO PP                                   0
       17153118      ARMS                      No_PP            0MPP              NO PP                                   0
       17153119      ARMS                      No_PP            0MPP              NO PP                                   0
       17153120      ARMS                      No_PP            0MPP              NO PP                                   0
       17153121      ARMS                      No_PP            0MPP              NO PP                                   0
       17153122      ARMS                      No_PP            0MPP              NO PP                                   0
       17153123      ARMS                      No_PP            0MPP              NO PP                                   0
       17153126      ARMS                      No_PP            0MPP              NO PP                                   0
       17153127      ARMS                      No_PP            0MPP              NO PP                                   0
       17153128      ARMS                      No_PP            0MPP              NO PP                                   0
       17153129      ARMS                      No_PP            0MPP              NO PP                                   0
       17153130      ARMS                      No_PP            0MPP              NO PP                                   0
       17153131      ARMS                      No_PP            0MPP              NO PP                                   0
       17153132      ARMS                      No_PP            0MPP              NO PP                                   0
       17153134      ARMS                      No_PP            0MPP              NO PP                                   0
       17153135      ARMS                      No_PP            0MPP              NO PP                                   0
       17153136      ARMS                      No_PP            0MPP              NO PP                                   0
       17153137      ARMS                      Prepay           36MPP             SOFT                                    0
       17153138      ARMS                      No_PP            0MPP              NO PP                                   0
       17153139      ARMS                      No_PP            0MPP              NO PP                                   0
       17153140      ARMS                      No_PP            0MPP              NO PP                                   0
       17153141      ARMS                      No_PP            0MPP              NO PP                                   0
       17153142      ARMS                      No_PP            0MPP              NO PP                                   0
       17153143      ARMS                      No_PP            0MPP              NO PP                                   0
       17153145      ARMS                      No_PP            0MPP              NO PP                                   0
       17153146      ARMS                      No_PP            0MPP              NO PP                                   0
       17153147      ARMS                      No_PP            0MPP              NO PP                                   0
       17153148      ARMS                      No_PP            0MPP              NO PP                                   0
       17153149      ARMS                      No_PP            0MPP              NO PP                                   0
       17153150      ARMS                      No_PP            0MPP              NO PP                                   0
       17153151      ARMS                      No_PP            0MPP              NO PP                                   0
       17153152      ARMS                      No_PP            0MPP              NO PP                                   0
       17153153      ARMS                      No_PP            0MPP              NO PP                                   0
       17153154      ARMS                      No_PP            0MPP              NO PP                                   0
       17153156      ARMS                      No_PP            0MPP              NO PP                                   0
       17153157      ARMS                      No_PP            0MPP              NO PP                                   0
       17153158      ARMS                      No_PP            0MPP              NO PP                                   0
       17153159      ARMS                      No_PP            0MPP              NO PP                                   0
       17153160      ARMS                      No_PP            0MPP              NO PP                                   0
       17153161      ARMS                      No_PP            0MPP              NO PP                                   0
       17153162      ARMS                      No_PP            0MPP              NO PP                                   0
       17153164      ARMS                      No_PP            0MPP              NO PP                                   0
       17153165      ARMS                      No_PP            0MPP              NO PP                                   0
       17153166      ARMS                      No_PP            0MPP              NO PP                                   0
       17153167      ARMS                      No_PP            0MPP              NO PP                                   0
       17153168      ARMS                      No_PP            0MPP              NO PP                                   0
       17153170      ARMS                      No_PP            0MPP              NO PP                                   0
       17153171      ARMS                      No_PP            0MPP              NO PP                                   0
       17153172      ARMS                      No_PP            0MPP              NO PP                                   0
       17153173      ARMS                      Prepay           36MPP             SOFT                                    0
       17153174      ARMS                      No_PP            0MPP              NO PP                                   0
       17153175      ARMS                      No_PP            0MPP              NO PP                                   0
       17153176      ARMS                      No_PP            0MPP              NO PP                                   0
       17153177      ARMS                      No_PP            0MPP              NO PP                                   0
       17153179      ARMS                      No_PP            0MPP              NO PP                                   0
       17153180      ARMS                      No_PP            0MPP              NO PP                                   0
       17153181      ARMS                      No_PP            0MPP              NO PP                                   0
       17153182      ARMS                      No_PP            0MPP              NO PP                                   0
       17153183      ARMS                      No_PP            0MPP              NO PP                                   0
       17153184      ARMS                      No_PP            0MPP              NO PP                                   0
       17153186      ARMS                      No_PP            0MPP              NO PP                                   0
       17153187      ARMS                      No_PP            0MPP              NO PP                                   0
       17153188      ARMS                      No_PP            0MPP              NO PP                                   0
       17153189      ARMS                      No_PP            0MPP              NO PP                                   0
       17153190      ARMS                      No_PP            0MPP              NO PP                                   0
       17153191      ARMS                      No_PP            0MPP              NO PP                                   0
       17153192      ARMS                      No_PP            0MPP              NO PP                                   0
       17153193      ARMS                      No_PP            0MPP              NO PP                                   0
       17153194      ARMS                      No_PP            0MPP              NO PP                                   0
       17153195      ARMS                      No_PP            0MPP              NO PP                                   0
       17153196      ARMS                      No_PP            0MPP              NO PP                                   0
       17153199      ARMS                      No_PP            0MPP              NO PP                                   0
       17153200      ARMS                      No_PP            0MPP              NO PP                                   0
       17153201      ARMS                      No_PP            0MPP              NO PP                                   0
       17153202      ARMS                      No_PP            0MPP              NO PP                                   0
       17153322      ARMS                      No_PP            0MPP              NO PP                                   0
       17153323      ARMS                      No_PP            0MPP              NO PP                                   0
       17153324      ARMS                      No_PP            0MPP              NO PP                                   0
       17153326      ARMS                      No_PP            0MPP              NO PP                                   0
       17153327      ARMS                      No_PP            0MPP              NO PP                                   0
       17153328      ARMS                      No_PP            0MPP              NO PP                                   0
       17153329      ARMS                      No_PP            0MPP              NO PP                                   0
       17153330      ARMS                      No_PP            0MPP              NO PP                                   0
       17153332      ARMS                      No_PP            0MPP              NO PP                                   0
       17153333      ARMS                      No_PP            0MPP              NO PP                                   0
       17153334      ARMS                      No_PP            0MPP              NO PP                                   0
       17153335      ARMS                      No_PP            0MPP              NO PP                                   0
       17153336      ARMS                      No_PP            0MPP              NO PP                                   0
       17153337      ARMS                      No_PP            0MPP              NO PP                                   0
       17153338      ARMS                      No_PP            0MPP              NO PP                                   0
       17153339      ARMS                      No_PP            0MPP              NO PP                                   0
       17153340      ARMS                      No_PP            0MPP              NO PP                                   0
       17153341      ARMS                      No_PP            0MPP              NO PP                                   0
       17153342      ARMS                      No_PP            0MPP              NO PP                                   0
       17153343      ARMS                      No_PP            0MPP              NO PP                                   0
       17153345      ARMS                      No_PP            0MPP              NO PP                                   0
       17153346      ARMS                      No_PP            0MPP              NO PP                                   0
       17153347      ARMS                      No_PP            0MPP              NO PP                                   0
       17153348      ARMS                      No_PP            0MPP              NO PP                                   0
       17153349      ARMS                      No_PP            0MPP              NO PP                                   0
       17153350      ARMS                      No_PP            0MPP              NO PP                                   0
       17153351      ARMS                      No_PP            0MPP              NO PP                                   0
       17153352      ARMS                      No_PP            0MPP              NO PP                                   0
       17153353      ARMS                      No_PP            0MPP              NO PP                                   0
       17153354      ARMS                      No_PP            0MPP              NO PP                                   0
       17153355      ARMS                      No_PP            0MPP              NO PP                                   0
       17153356      ARMS                      No_PP            0MPP              NO PP                                   0
       17153357      ARMS                      No_PP            0MPP              NO PP                                   0
       17153358      ARMS                      No_PP            0MPP              NO PP                                   0
       17153359      ARMS                      No_PP            0MPP              NO PP                                   0
       17153360      ARMS                      No_PP            0MPP              NO PP                                   0
       17153361      ARMS                      No_PP            0MPP              NO PP                                   0
       17153362      ARMS                      No_PP            0MPP              NO PP                                   0
       17153363      ARMS                      No_PP            0MPP              NO PP                                   0
       17153364      ARMS                      No_PP            0MPP              NO PP                                   0
       17153365      ARMS                      No_PP            0MPP              NO PP                                   0
       17153366      ARMS                      No_PP            0MPP              NO PP                                   0
       17153367      ARMS                      No_PP            0MPP              NO PP                                   0
       17153369      ARMS                      No_PP            0MPP              NO PP                                   0
       17153370      ARMS                      No_PP            0MPP              NO PP                                   0
       17153371      ARMS                      No_PP            0MPP              NO PP                                   0
       17153372      ARMS                      No_PP            0MPP              NO PP                                   0
       17153373      ARMS                      No_PP            0MPP              NO PP                                   0
       17153374      ARMS                      No_PP            0MPP              NO PP                                   0
       17153375      ARMS                      No_PP            0MPP              NO PP                                   0
       17153376      ARMS                      No_PP            0MPP              NO PP                                   0
       17153377      ARMS                      No_PP            0MPP              NO PP                                   0
       17153378      ARMS                      No_PP            0MPP              NO PP                                   0
       17153379      ARMS                      No_PP            0MPP              NO PP                                   0
       17153380      ARMS                      No_PP            0MPP              NO PP                                   0
       17153381      ARMS                      No_PP            0MPP              NO PP                                   0
       17153382      ARMS                      No_PP            0MPP              NO PP                                   0
       17153383      ARMS                      No_PP            0MPP              NO PP                                   0
       17153384      ARMS                      No_PP            0MPP              NO PP                                   0
       17153385      ARMS                      No_PP            0MPP              NO PP                                   0
       17153386      ARMS                      No_PP            0MPP              NO PP                                   0
       17153387      ARMS                      No_PP            0MPP              NO PP                                   0
       17153388      ARMS                      No_PP            0MPP              NO PP                                   0
       17153389      ARMS                      No_PP            0MPP              NO PP                                   0
       17153390      ARMS                      No_PP            0MPP              NO PP                                   0
       17153391      ARMS                      No_PP            0MPP              NO PP                                   0
       17153392      ARMS                      No_PP            0MPP              NO PP                                   0
       17153393      ARMS                      No_PP            0MPP              NO PP                                   0
       17153394      ARMS                      No_PP            0MPP              NO PP                                   0
       17153395      ARMS                      No_PP            0MPP              NO PP                                   0
       17153396      ARMS                      No_PP            0MPP              NO PP                                   0
       17153397      ARMS                      No_PP            0MPP              NO PP                                   0
       17153398      ARMS                      No_PP            0MPP              NO PP                                   0
       17153399      ARMS                      No_PP            0MPP              NO PP                                   0
       17153400      ARMS                      No_PP            0MPP              NO PP                                   0
       17153401      ARMS                      No_PP            0MPP              NO PP                                   0
       17153402      ARMS                      No_PP            0MPP              NO PP                                   0
       17153403      ARMS                      No_PP            0MPP              NO PP                                   0
       17153405      ARMS                      No_PP            0MPP              NO PP                                   0
       17153406      ARMS                      No_PP            0MPP              NO PP                                   0
       17153407      ARMS                      No_PP            0MPP              NO PP                                   0
       17153408      ARMS                      No_PP            0MPP              NO PP                                   0
       17153409      ARMS                      No_PP            0MPP              NO PP                                   0
       17153410      ARMS                      No_PP            0MPP              NO PP                                   0
       17153411      ARMS                      No_PP            0MPP              NO PP                                   0
       17153412      ARMS                      No_PP            0MPP              NO PP                                   0
       17153414      ARMS                      No_PP            0MPP              NO PP                                   0
       17153210      ARMS                      No_PP            0MPP              NO PP                                   0
       17153211      ARMS                      No_PP            0MPP              NO PP                                   0
       17153212      ARMS                      No_PP            0MPP              NO PP                                   0
       17153214      ARMS                      No_PP            0MPP              NO PP                                   0
       17153215      ARMS                      No_PP            0MPP              NO PP                                   0
       17153216      ARMS                      No_PP            0MPP              NO PP                                   0
       17153217      ARMS                      No_PP            0MPP              NO PP                                   0
       17153218      ARMS                      No_PP            0MPP              NO PP                                   0
       17153219      ARMS                      No_PP            0MPP              NO PP                                   0
       17153220      ARMS                      No_PP            0MPP              NO PP                                   0
       17153221      ARMS                      No_PP            0MPP              NO PP                                   0
       17153222      ARMS                      No_PP            0MPP              NO PP                                   0
       17153223      ARMS                      No_PP            0MPP              NO PP                                   0
       17153224      ARMS                      No_PP            0MPP              NO PP                                   0
       17153225      ARMS                      No_PP            0MPP              NO PP                                   0
       17153226      ARMS                      No_PP            0MPP              NO PP                                   0
       17153227      ARMS                      No_PP            0MPP              NO PP                                   0
       17153228      ARMS                      No_PP            0MPP              NO PP                                   0
       17153229      ARMS                      No_PP            0MPP              NO PP                                   0
       17153230      ARMS                      No_PP            0MPP              NO PP                                   0
       17153231      ARMS                      No_PP            0MPP              NO PP                                   0
       17153232      ARMS                      No_PP            0MPP              NO PP                                   0
       17153233      ARMS                      No_PP            0MPP              NO PP                                   0
       17153234      ARMS                      No_PP            0MPP              NO PP                                   0
       17153235      ARMS                      No_PP            0MPP              NO PP                                   0
       17153236      ARMS                      No_PP            0MPP              NO PP                                   0
       17153237      ARMS                      No_PP            0MPP              NO PP                                   0
       17153239      ARMS                      No_PP            0MPP              NO PP                                   0
       17153240      ARMS                      No_PP            0MPP              NO PP                                   0
       17153244      ARMS                      No_PP            0MPP              NO PP                                   0
       17153245      ARMS                      No_PP            0MPP              NO PP                                   0
       17153247      ARMS                      No_PP            0MPP              NO PP                                   0
       17153249      ARMS                      No_PP            0MPP              NO PP                                   0
       17153250      ARMS                      No_PP            0MPP              NO PP                                   0
       17153251      ARMS                      No_PP            0MPP              NO PP                                   0
       17153252      ARMS                      No_PP            0MPP              NO PP                                   0
       17153253      ARMS                      No_PP            0MPP              NO PP                                   0
       17153254      ARMS                      No_PP            0MPP              NO PP                                   0
       17153255      ARMS                      No_PP            0MPP              NO PP                                   0
       17153256      ARMS                      No_PP            0MPP              NO PP                                   0
       17153257      ARMS                      No_PP            0MPP              NO PP                                   0
       17153258      ARMS                      No_PP            0MPP              NO PP                                   0
       17153259      ARMS                      No_PP            0MPP              NO PP                                   0
       17153260      ARMS                      No_PP            0MPP              NO PP                                   0
       17153261      ARMS                      No_PP            0MPP              NO PP                                   0
       17153262      ARMS                      No_PP            0MPP              NO PP                                   0
       17153263      ARMS                      No_PP            0MPP              NO PP                                   0
       17153264      ARMS                      No_PP            0MPP              NO PP                                   0
       17153267      ARMS                      No_PP            0MPP              NO PP                                   0
       17153268      ARMS                      No_PP            0MPP              NO PP                                   0
       17153269      ARMS                      No_PP            0MPP              NO PP                                   0
       17153270      ARMS                      No_PP            0MPP              NO PP                                   0
       17153272      ARMS                      No_PP            0MPP              NO PP                                   0
       17153274      ARMS                      No_PP            0MPP              NO PP                                   0
       17153275      ARMS                      No_PP            0MPP              NO PP                                   0
       17153276      ARMS                      No_PP            0MPP              NO PP                                   0
       17153277      ARMS                      No_PP            0MPP              NO PP                                   0
       17153278      ARMS                      No_PP            0MPP              NO PP                                   0
       17153279      ARMS                      No_PP            0MPP              NO PP                                   0
       17153280      ARMS                      No_PP            0MPP              NO PP                                   0
       17153281      ARMS                      No_PP            0MPP              NO PP                                   0
       17153282      ARMS                      No_PP            0MPP              NO PP                                   0
       17153283      ARMS                      No_PP            0MPP              NO PP                                   0
       17153284      ARMS                      No_PP            0MPP              NO PP                                   0
       17153285      ARMS                      No_PP            0MPP              NO PP                                   0
       17153286      ARMS                      No_PP            0MPP              NO PP                                   0
       17153287      ARMS                      No_PP            0MPP              NO PP                                   0
       17153288      ARMS                      No_PP            0MPP              NO PP                                   0
       17153289      ARMS                      No_PP            0MPP              NO PP                                   0
       17153291      ARMS                      No_PP            0MPP              NO PP                                   0
       17153292      ARMS                      No_PP            0MPP              NO PP                                   0
       17153293      ARMS                      No_PP            0MPP              NO PP                                   0
       17153294      ARMS                      No_PP            0MPP              NO PP                                   0
       17153295      ARMS                      No_PP            0MPP              NO PP                                   0
       17153296      ARMS                      No_PP            0MPP              NO PP                                   0
       17153297      ARMS                      No_PP            0MPP              NO PP                                   0
       17153298      ARMS                      No_PP            0MPP              NO PP                                   0
       17153299      ARMS                      No_PP            0MPP              NO PP                                   0
       17153300      ARMS                      No_PP            0MPP              NO PP                                   0
       17153301      ARMS                      No_PP            0MPP              NO PP                                   0
       17153302      ARMS                      No_PP            0MPP              NO PP                                   0
       17153303      ARMS                      No_PP            0MPP              NO PP                                   0
       17153304      ARMS                      No_PP            0MPP              NO PP                                   0
       17153305      ARMS                      No_PP            0MPP              NO PP                                   0
       17153306      ARMS                      No_PP            0MPP              NO PP                                   0
       17153307      ARMS                      No_PP            0MPP              NO PP                                   0
       17153308      ARMS                      No_PP            0MPP              NO PP                                   0
       17153310      ARMS                      No_PP            0MPP              NO PP                                   0
       17153311      ARMS                      No_PP            0MPP              NO PP                                   0
       17153312      ARMS                      No_PP            0MPP              NO PP                                   0
       17153313      ARMS                      No_PP            0MPP              NO PP                                   0
       17153314      ARMS                      No_PP            0MPP              NO PP                                   0
       17153316      ARMS                      No_PP            0MPP              NO PP                                   0
       17153317      ARMS                      No_PP            0MPP              NO PP                                   0
       17153318      ARMS                      No_PP            0MPP              NO PP                                   0
       17153319      ARMS                      No_PP            0MPP              NO PP                                   0
       17153320      ARMS                      No_PP            0MPP              NO PP                                   0
       17153321      ARMS                      No_PP            0MPP              NO PP                                   0
       17153203      ARMS                      No_PP            0MPP              NO PP                                   0
       17153204      ARMS                      No_PP            0MPP              NO PP                                   0
       17153205      ARMS                      No_PP            0MPP              NO PP                                   0
       17153206      ARMS                      No_PP            0MPP              NO PP                                   0
       17153207      ARMS                      No_PP            0MPP              NO PP                                   0
       17153208      ARMS                      No_PP            0MPP              NO PP                                   0
       16846361      ARMS                      No_PP            0MPP              NO PP                                   0
       17153912      ARMS                      No_PP            0MPP              NO PP                                   0
       17153913      ARMS                      No_PP            0MPP              NO PP                                   0
       17153914      ARMS                      No_PP            0MPP              NO PP                                   0
       17153915      ARMS                      No_PP            0MPP              NO PP                                   0
       17153916      ARMS                      No_PP            0MPP              NO PP                                   0
       17153917      ARMS                      No_PP            0MPP              NO PP                                   0
       17153918      ARMS                      No_PP            0MPP              NO PP                                   0
       17153919      ARMS                      No_PP            0MPP              NO PP                                   0
       17153920      ARMS                      No_PP            0MPP              NO PP                                   0
       17153921      ARMS                      No_PP            0MPP              NO PP                                   0
       17153922      ARMS                      No_PP            0MPP              NO PP                                   0
       17153923      ARMS                      No_PP            0MPP              NO PP                                   0
       17153924      ARMS                      No_PP            0MPP              NO PP                                   0
       17153925      ARMS                      No_PP            0MPP              NO PP                                   0
       17153926      ARMS                      No_PP            0MPP              NO PP                                   0
       17153928      ARMS                      No_PP            0MPP              NO PP                                   0
       17153929      ARMS                      No_PP            0MPP              NO PP                                   0
       17153930      ARMS                      No_PP            0MPP              NO PP                                   0
       17153931      ARMS                      No_PP            0MPP              NO PP                                   0
       17153932      ARMS                      No_PP            0MPP              NO PP                                   0
       17153933      ARMS                      No_PP            0MPP              NO PP                                   0
       17153934      ARMS                      No_PP            0MPP              NO PP                                   0
       17153935      ARMS                      No_PP            0MPP              NO PP                                   0
       17153936      ARMS                      No_PP            0MPP              NO PP                                   0
       17153937      ARMS                      No_PP            0MPP              NO PP                                   0
       17153938      ARMS                      No_PP            0MPP              NO PP                                   0
       17153939      ARMS                      No_PP            0MPP              NO PP                                   0
       17153940      ARMS                      No_PP            0MPP              NO PP                                   0
       17153941      ARMS                      No_PP            0MPP              NO PP                                   0
       17153942      ARMS                      No_PP            0MPP              NO PP                                   0
       17153943      ARMS                      No_PP            0MPP              NO PP                                   0
       17153944      ARMS                      No_PP            0MPP              NO PP                                   0
       17153945      ARMS                      No_PP            0MPP              NO PP                                   0
       17153946      ARMS                      No_PP            0MPP              NO PP                                   0
       17153947      ARMS                      No_PP            0MPP              NO PP                                   0
       17153948      ARMS                      No_PP            0MPP              NO PP                                   0
       17153950      ARMS                      No_PP            0MPP              NO PP                                   0
       17153951      ARMS                      No_PP            0MPP              NO PP                                   0
       17153952      ARMS                      No_PP            0MPP              NO PP                                   0
       17153953      ARMS                      No_PP            0MPP              NO PP                                   0
       17153954      ARMS                      No_PP            0MPP              NO PP                                   0
       17153955      ARMS                      No_PP            0MPP              NO PP                                   0
       17153956      ARMS                      No_PP            0MPP              NO PP                                   0
       17153957      ARMS                      No_PP            0MPP              NO PP                                   0
       17153958      ARMS                      No_PP            0MPP              NO PP                                   0
       17153959      ARMS                      No_PP            0MPP              NO PP                                   0
       17153960      ARMS                      No_PP            0MPP              NO PP                                   0
       17153961      ARMS                      No_PP            0MPP              NO PP                                   0
       17153962      ARMS                      No_PP            0MPP              NO PP                                   0
       17153963      ARMS                      No_PP            0MPP              NO PP                                   0
       17153964      ARMS                      No_PP            0MPP              NO PP                                   0
       17153965      ARMS                      No_PP            0MPP              NO PP                                   0
       17153966      ARMS                      No_PP            0MPP              NO PP                                   0
       17153968      ARMS                      No_PP            0MPP              NO PP                                   0
       17153969      ARMS                      No_PP            0MPP              NO PP                                   0
       17153970      ARMS                      No_PP            0MPP              NO PP                                   0
       17153971      ARMS                      No_PP            0MPP              NO PP                                   0
       17153972      ARMS                      No_PP            0MPP              NO PP                                   0
       17153973      ARMS                      No_PP            0MPP              NO PP                                   0
       17153974      ARMS                      No_PP            0MPP              NO PP                                   0
       17153975      ARMS                      No_PP            0MPP              NO PP                                   0
       17153976      ARMS                      No_PP            0MPP              NO PP                                   0
       17153977      ARMS                      No_PP            0MPP              NO PP                                   0
       17153978      ARMS                      No_PP            0MPP              NO PP                                   0
       17153979      ARMS                      No_PP            0MPP              NO PP                                   0
       17153980      ARMS                      No_PP            0MPP              NO PP                                   0
       17153981      ARMS                      No_PP            0MPP              NO PP                                   0
       17153982      ARMS                      No_PP            0MPP              NO PP                                   0
       17153983      ARMS                      No_PP            0MPP              NO PP                                   0
       17153984      ARMS                      No_PP            0MPP              NO PP                                   0
       17153985      ARMS                      No_PP            0MPP              NO PP                                   0
       17153986      ARMS                      No_PP            0MPP              NO PP                                   0
       17153987      ARMS                      No_PP            0MPP              NO PP                                   0
       17153988      ARMS                      No_PP            0MPP              NO PP                                   0
       17153989      ARMS                      No_PP            0MPP              NO PP                                   0
       17153990      ARMS                      No_PP            0MPP              NO PP                                   0
       17153991      ARMS                      No_PP            0MPP              NO PP                                   0
       17153992      ARMS                      No_PP            0MPP              NO PP                                   0
       17153993      ARMS                      No_PP            0MPP              NO PP                                   0
       17153994      ARMS                      No_PP            0MPP              NO PP                                   0
       17153995      ARMS                      No_PP            0MPP              NO PP                                   0
       17153996      ARMS                      No_PP            0MPP              NO PP                                   0
       17153997      ARMS                      No_PP            0MPP              NO PP                                   0
       17153998      ARMS                      No_PP            0MPP              NO PP                                   0
       17153999      ARMS                      No_PP            0MPP              NO PP                                   0
       17154000      ARMS                      No_PP            0MPP              NO PP                                   0
       17154001      ARMS                      No_PP            0MPP              NO PP                                   0
       17154002      ARMS                      No_PP            0MPP              NO PP                                   0
       17154003      ARMS                      No_PP            0MPP              NO PP                                   0
       17154004      ARMS                      No_PP            0MPP              NO PP                                   0
       17154005      ARMS                      No_PP            0MPP              NO PP                                   0
       17154007      ARMS                      No_PP            0MPP              NO PP                                   0
       17154009      ARMS                      No_PP            0MPP              NO PP                                   0
       17154010      ARMS                      No_PP            0MPP              NO PP                                   0
       17154011      ARMS                      No_PP            0MPP              NO PP                                   0
       17154012      ARMS                      No_PP            0MPP              NO PP                                   0
       17154014      ARMS                      No_PP            0MPP              NO PP                                   0
       17154015      ARMS                      No_PP            0MPP              NO PP                                   0
       17154016      ARMS                      No_PP            0MPP              NO PP                                   0
       17154017      ARMS                      No_PP            0MPP              NO PP                                   0
       17154018      ARMS                      No_PP            0MPP              NO PP                                   0
       17154019      ARMS                      No_PP            0MPP              NO PP                                   0
       17154020      ARMS                      No_PP            0MPP              NO PP                                   0
       17154021      ARMS                      No_PP            0MPP              NO PP                                   0
       17154022      ARMS                      No_PP            0MPP              NO PP                                   0
       17154023      ARMS                      No_PP            0MPP              NO PP                                   0
       17154024      ARMS                      No_PP            0MPP              NO PP                                   0
       17154025      ARMS                      No_PP            0MPP              NO PP                                   0
       17154026      ARMS                      No_PP            0MPP              NO PP                                   0
       17154027      ARMS                      No_PP            0MPP              NO PP                                   0
       17154028      ARMS                      No_PP            0MPP              NO PP                                   0
       17154029      ARMS                      No_PP            0MPP              NO PP                                   0
       17154030      ARMS                      No_PP            0MPP              NO PP                                   0
       17154032      ARMS                      No_PP            0MPP              NO PP                                   0
       17154033      ARMS                      No_PP            0MPP              NO PP                                   0
       17154034      ARMS                      No_PP            0MPP              NO PP                                   0
       17154035      ARMS                      No_PP            0MPP              NO PP                                   0
       17154036      ARMS                      No_PP            0MPP              NO PP                                   0
       17154037      ARMS                      No_PP            0MPP              NO PP                                   0
       17154038      ARMS                      No_PP            0MPP              NO PP                                   0
       17154039      ARMS                      No_PP            0MPP              NO PP                                   0
       17154040      ARMS                      No_PP            0MPP              NO PP                                   0
       17154041      ARMS                      No_PP            0MPP              NO PP                                   0
       17154042      ARMS                      No_PP            0MPP              NO PP                                   0
       17154043      ARMS                      No_PP            0MPP              NO PP                                   0
       17154044      ARMS                      No_PP            0MPP              NO PP                                   0
       17154045      ARMS                      No_PP            0MPP              NO PP                                   0
       17154046      ARMS                      No_PP            0MPP              NO PP                                   0
       17154047      ARMS                      No_PP            0MPP              NO PP                                   0
       17154048      ARMS                      No_PP            0MPP              NO PP                                   0
       17154050      ARMS                      No_PP            0MPP              NO PP                                   0
       17154051      ARMS                      No_PP            0MPP              NO PP                                   0
       17154052      ARMS                      No_PP            0MPP              NO PP                                   0
       17154053      ARMS                      No_PP            0MPP              NO PP                                   0
       17154054      ARMS                      No_PP            0MPP              NO PP                                   0
       17154055      ARMS                      No_PP            0MPP              NO PP                                   0
       17154056      ARMS                      No_PP            0MPP              NO PP                                   0
       17154057      ARMS                      No_PP            0MPP              NO PP                                   0
       17154058      ARMS                      No_PP            0MPP              NO PP                                   0
       17154059      ARMS                      No_PP            0MPP              NO PP                                   0
       17154060      ARMS                      No_PP            0MPP              NO PP                                   0
       17154061      ARMS                      No_PP            0MPP              NO PP                                   0
       17154062      ARMS                      No_PP            0MPP              NO PP                                   0
       17154063      ARMS                      No_PP            0MPP              NO PP                                   0
       17154064      ARMS                      No_PP            0MPP              NO PP                                   0
       17154065      ARMS                      No_PP            0MPP              NO PP                                   0
       17154066      ARMS                      No_PP            0MPP              NO PP                                   0
       17154067      ARMS                      No_PP            0MPP              NO PP                                   0
       17154068      ARMS                      No_PP            0MPP              NO PP                                   0
       17154069      ARMS                      No_PP            0MPP              NO PP                                   0
       17154070      ARMS                      No_PP            0MPP              NO PP                                   0
       17154072      ARMS                      No_PP            0MPP              NO PP                                   0
       17154074      ARMS                      No_PP            0MPP              NO PP                                   0
       17154075      ARMS                      No_PP            0MPP              NO PP                                   0
       17154076      ARMS                      No_PP            0MPP              NO PP                                   0
       17154077      ARMS                      No_PP            0MPP              NO PP                                   0
       17154078      ARMS                      No_PP            0MPP              NO PP                                   0
       17154081      ARMS                      No_PP            0MPP              NO PP                                   0
       17154082      ARMS                      No_PP            0MPP              NO PP                                   0
       17154083      ARMS                      No_PP            0MPP              NO PP                                   0
       17154084      ARMS                      No_PP            0MPP              NO PP                                   0
       17154085      ARMS                      No_PP            0MPP              NO PP                                   0
       17154086      ARMS                      No_PP            0MPP              NO PP                                   0
       17154087      ARMS                      No_PP            0MPP              NO PP                                   0
       17154088      ARMS                      No_PP            0MPP              NO PP                                   0
       17154089      ARMS                      No_PP            0MPP              NO PP                                   0
       17154090      ARMS                      No_PP            0MPP              NO PP                                   0
       17154091      ARMS                      No_PP            0MPP              NO PP                                   0
       17154092      ARMS                      No_PP            0MPP              NO PP                                   0
       17154093      ARMS                      No_PP            0MPP              NO PP                                   0
       17154094      ARMS                      No_PP            0MPP              NO PP                                   0
       17154095      ARMS                      No_PP            0MPP              NO PP                                   0
       17154097      ARMS                      No_PP            0MPP              NO PP                                   0
       17154098      ARMS                      No_PP            0MPP              NO PP                                   0
       17153770      ARMS                      No_PP            0MPP              NO PP                                   0
       17153771      ARMS                      No_PP            0MPP              NO PP                                   0
       17153772      ARMS                      No_PP            0MPP              NO PP                                   0
       17153773      ARMS                      No_PP            0MPP              NO PP                                   0
       17153774      ARMS                      No_PP            0MPP              NO PP                                   0
       17153775      ARMS                      No_PP            0MPP              NO PP                                   0
       17153776      ARMS                      No_PP            0MPP              NO PP                                   0
       17153777      ARMS                      No_PP            0MPP              NO PP                                   0
       17153779      ARMS                      No_PP            0MPP              NO PP                                   0
       17153781      ARMS                      No_PP            0MPP              NO PP                                   0
       17153782      ARMS                      No_PP            0MPP              NO PP                                   0
       17153783      ARMS                      No_PP            0MPP              NO PP                                   0
       17153784      ARMS                      No_PP            0MPP              NO PP                                   0
       17153785      ARMS                      No_PP            0MPP              NO PP                                   0
       17153786      ARMS                      No_PP            0MPP              NO PP                                   0
       17153787      ARMS                      No_PP            0MPP              NO PP                                   0
       17153788      ARMS                      No_PP            0MPP              NO PP                                   0
       17153789      ARMS                      No_PP            0MPP              NO PP                                   0
       17153790      ARMS                      No_PP            0MPP              NO PP                                   0
       17153792      ARMS                      No_PP            0MPP              NO PP                                   0
       17153793      ARMS                      No_PP            0MPP              NO PP                                   0
       17153794      ARMS                      No_PP            0MPP              NO PP                                   0
       17153795      ARMS                      No_PP            0MPP              NO PP                                   0
       17153796      ARMS                      No_PP            0MPP              NO PP                                   0
       17153797      ARMS                      No_PP            0MPP              NO PP                                   0
       17153798      ARMS                      No_PP            0MPP              NO PP                                   0
       17153799      ARMS                      No_PP            0MPP              NO PP                                   0
       17153800      ARMS                      No_PP            0MPP              NO PP                                   0
       17153801      ARMS                      No_PP            0MPP              NO PP                                   0
       17153802      ARMS                      No_PP            0MPP              NO PP                                   0
       17153803      ARMS                      No_PP            0MPP              NO PP                                   0
       17153804      ARMS                      No_PP            0MPP              NO PP                                   0
       17153805      ARMS                      No_PP            0MPP              NO PP                                   0
       17153806      ARMS                      No_PP            0MPP              NO PP                                   0
       17153807      ARMS                      No_PP            0MPP              NO PP                                   0
       17153808      ARMS                      No_PP            0MPP              NO PP                                   0
       17153809      ARMS                      No_PP            0MPP              NO PP                                   0
       17153810      ARMS                      No_PP            0MPP              NO PP                                   0
       17153811      ARMS                      No_PP            0MPP              NO PP                                   0
       17153812      ARMS                      No_PP            0MPP              NO PP                                   0
       17153813      ARMS                      No_PP            0MPP              NO PP                                   0
       17153814      ARMS                      No_PP            0MPP              NO PP                                   0
       17153815      ARMS                      No_PP            0MPP              NO PP                                   0
       17153816      ARMS                      No_PP            0MPP              NO PP                                   0
       17153817      ARMS                      No_PP            0MPP              NO PP                                   0
       17153818      ARMS                      No_PP            0MPP              NO PP                                   0
       17153819      ARMS                      No_PP            0MPP              NO PP                                   0
       17153820      ARMS                      No_PP            0MPP              NO PP                                   0
       17153822      ARMS                      No_PP            0MPP              NO PP                                   0
       17153823      ARMS                      No_PP            0MPP              NO PP                                   0
       17153824      ARMS                      No_PP            0MPP              NO PP                                   0
       17153825      ARMS                      No_PP            0MPP              NO PP                                   0
       17153826      ARMS                      No_PP            0MPP              NO PP                                   0
       17153827      ARMS                      No_PP            0MPP              NO PP                                   0
       17153828      ARMS                      No_PP            0MPP              NO PP                                   0
       17153829      ARMS                      No_PP            0MPP              NO PP                                   0
       17153831      ARMS                      No_PP            0MPP              NO PP                                   0
       17153832      ARMS                      No_PP            0MPP              NO PP                                   0
       17153833      ARMS                      No_PP            0MPP              NO PP                                   0
       17153834      ARMS                      No_PP            0MPP              NO PP                                   0
       17153835      ARMS                      No_PP            0MPP              NO PP                                   0
       17153836      ARMS                      No_PP            0MPP              NO PP                                   0
       17153837      ARMS                      No_PP            0MPP              NO PP                                   0
       17153838      ARMS                      No_PP            0MPP              NO PP                                   0
       17153839      ARMS                      No_PP            0MPP              NO PP                                   0
       17153840      ARMS                      No_PP            0MPP              NO PP                                   0
       17153841      ARMS                      No_PP            0MPP              NO PP                                   0
       17153843      ARMS                      No_PP            0MPP              NO PP                                   0
       17153844      ARMS                      No_PP            0MPP              NO PP                                   0
       17153845      ARMS                      No_PP            0MPP              NO PP                                   0
       17153846      ARMS                      No_PP            0MPP              NO PP                                   0
       17153848      ARMS                      No_PP            0MPP              NO PP                                   0
       17153849      ARMS                      No_PP            0MPP              NO PP                                   0
       17153850      ARMS                      No_PP            0MPP              NO PP                                   0
       17153851      ARMS                      No_PP            0MPP              NO PP                                   0
       17153852      ARMS                      No_PP            0MPP              NO PP                                   0
       17153853      ARMS                      No_PP            0MPP              NO PP                                   0
       17153854      ARMS                      No_PP            0MPP              NO PP                                   0
       17153855      ARMS                      No_PP            0MPP              NO PP                                   0
       17153856      ARMS                      No_PP            0MPP              NO PP                                   0
       17153857      ARMS                      No_PP            0MPP              NO PP                                   0
       17153858      ARMS                      No_PP            0MPP              NO PP                                   0
       17153859      ARMS                      No_PP            0MPP              NO PP                                   0
       17153860      ARMS                      No_PP            0MPP              NO PP                                   0
       17153861      ARMS                      No_PP            0MPP              NO PP                                   0
       17153862      ARMS                      No_PP            0MPP              NO PP                                   0
       17153863      ARMS                      No_PP            0MPP              NO PP                                   0
       17153864      ARMS                      No_PP            0MPP              NO PP                                   0
       17153865      ARMS                      No_PP            0MPP              NO PP                                   0
       17153866      ARMS                      No_PP            0MPP              NO PP                                   0
       17153867      ARMS                      No_PP            0MPP              NO PP                                   0
       17153868      ARMS                      No_PP            0MPP              NO PP                                   0
       17153869      ARMS                      No_PP            0MPP              NO PP                                   0
       17153870      ARMS                      No_PP            0MPP              NO PP                                   0
       17153871      ARMS                      No_PP            0MPP              NO PP                                   0
       17153872      ARMS                      No_PP            0MPP              NO PP                                   0
       17153874      ARMS                      No_PP            0MPP              NO PP                                   0
       17153875      ARMS                      No_PP            0MPP              NO PP                                   0
       17153876      ARMS                      No_PP            0MPP              NO PP                                   0
       17153878      ARMS                      No_PP            0MPP              NO PP                                   0
       17153879      ARMS                      No_PP            0MPP              NO PP                                   0
       17153880      ARMS                      No_PP            0MPP              NO PP                                   0
       17153881      ARMS                      No_PP            0MPP              NO PP                                   0
       17153882      ARMS                      No_PP            0MPP              NO PP                                   0
       17153883      ARMS                      No_PP            0MPP              NO PP                                   0
       17153884      ARMS                      No_PP            0MPP              NO PP                                   0
       17153885      ARMS                      No_PP            0MPP              NO PP                                   0
       17153886      ARMS                      No_PP            0MPP              NO PP                                   0
       17153887      ARMS                      No_PP            0MPP              NO PP                                   0
       17153889      ARMS                      No_PP            0MPP              NO PP                                   0
       17153890      ARMS                      No_PP            0MPP              NO PP                                   0
       17153891      ARMS                      No_PP            0MPP              NO PP                                   0
       17153892      ARMS                      No_PP            0MPP              NO PP                                   0
       17153893      ARMS                      No_PP            0MPP              NO PP                                   0
       17153894      ARMS                      No_PP            0MPP              NO PP                                   0
       17153895      ARMS                      No_PP            0MPP              NO PP                                   0
       17153896      ARMS                      No_PP            0MPP              NO PP                                   0
       17153897      ARMS                      No_PP            0MPP              NO PP                                   0
       17153898      ARMS                      No_PP            0MPP              NO PP                                   0
       17153900      ARMS                      No_PP            0MPP              NO PP                                   0
       17153901      ARMS                      No_PP            0MPP              NO PP                                   0
       17153902      ARMS                      No_PP            0MPP              NO PP                                   0
       17153903      ARMS                      No_PP            0MPP              NO PP                                   0
       17153904      ARMS                      No_PP            0MPP              NO PP                                   0
       17153905      ARMS                      No_PP            0MPP              NO PP                                   0
       17153906      ARMS                      No_PP            0MPP              NO PP                                   0
       17153907      ARMS                      No_PP            0MPP              NO PP                                   0
       17153908      ARMS                      No_PP            0MPP              NO PP                                   0
       17153910      ARMS                      No_PP            0MPP              NO PP                                   0
       17153749      ARMS                      No_PP            0MPP              NO PP                                   0
       17153750      ARMS                      No_PP            0MPP              NO PP                                   0
       17153751      ARMS                      No_PP            0MPP              NO PP                                   0
       17153752      ARMS                      No_PP            0MPP              NO PP                                   0
       17153753      ARMS                      No_PP            0MPP              NO PP                                   0
       17153754      ARMS                      No_PP            0MPP              NO PP                                   0
       17153755      ARMS                      No_PP            0MPP              NO PP                                   0
       17153757      ARMS                      No_PP            0MPP              NO PP                                   0
       17153758      ARMS                      No_PP            0MPP              NO PP                                   0
       17153759      ARMS                      No_PP            0MPP              NO PP                                   0
       17153760      ARMS                      No_PP            0MPP              NO PP                                   0
       17153762      ARMS                      No_PP            0MPP              NO PP                                   0
       17153763      ARMS                      No_PP            0MPP              NO PP                                   0
       17153764      ARMS                      No_PP            0MPP              NO PP                                   0
       17153765      ARMS                      No_PP            0MPP              NO PP                                   0
       17153766      ARMS                      No_PP            0MPP              NO PP                                   0
       17153767      ARMS                      No_PP            0MPP              NO PP                                   0
       17153768      ARMS                      No_PP            0MPP              NO PP                                   0
       17153769      ARMS                      No_PP            0MPP              NO PP                                   0
       17233046      ARMS                      No_PP            0MPP              NO PP                                   0
       17233120      ARMS                      No_PP            0MPP              NO PP                                   0
       17233040      ARMS                      No_PP            0MPP              NO PP                                   0
       17233041      ARMS                      No_PP            0MPP              NO PP                                   0
       17233123      ARMS                      No_PP            0MPP              NO PP                                   0
       17233042      ARMS                      Prepay           12MPP             HARD                                   12
       17233124      ARMS                      Prepay           36MPP             SOFT                                    0
       17233043      ARMS                      Prepay           12MPP             HARD                                   12
       17233125      ARMS                      No_PP            0MPP              NO PP                                   0
       17233044      ARMS                      No_PP            0MPP              NO PP                                   0
       17233045      ARMS                      No_PP            0MPP              NO PP                                   0
       17233116      ARMS                      Prepay           12MPP             HARD                                   12
       17233036      ARMS                      No_PP            0MPP              NO PP                                   0
       17233118      ARMS                      No_PP            0MPP              NO PP                                   0
       17233119      ARMS                      No_PP            0MPP              NO PP                                   0
       17233038      ARMS                      No_PP            0MPP              NO PP                                   0
       17233039      ARMS                      No_PP            0MPP              NO PP                                   0
       17233033      ARMS                      No_PP            0MPP              NO PP                                   0
       17233115      ARMS                      No_PP            0MPP              NO PP                                   0
       17233034      ARMS                      No_PP            0MPP              NO PP                                   0
       17233467      ARMS                      Prepay           36MPP             SOFT                                    0
       17233409      ARMS                      No_PP            0MPP              NO PP                                   0
       17233110      ARMS                      No_PP            0MPP              NO PP                                   0
       17233030      ARMS                      No_PP            0MPP              NO PP                                   0
       17233113      ARMS                      No_PP            0MPP              NO PP                                   0
       17233032      ARMS                      No_PP            0MPP              NO PP                                   0
       17233114      ARMS                      Prepay           36MPP             SOFT                                    0
       17233028      ARMS                      No_PP            0MPP              NO PP                                   0
       17233029      ARMS                      No_PP            0MPP              NO PP                                   0
       17233108      ARMS                      No_PP            0MPP              NO PP                                   0
       17233109      ARMS                      No_PP            0MPP              NO PP                                   0
       17247380      ARMS                      Prepay           36MPP             SOFT                                    0
       17233000      ARMS                      No_PP            0MPP              NO PP                                   0
       17233001      ARMS                      No_PP            0MPP              NO PP                                   0
       17233002      ARMS                      No_PP            0MPP              NO PP                                   0
       17233003      ARMS                      Prepay           36MPP             SOFT                                    0
       17233004      ARMS                      No_PP            0MPP              NO PP                                   0
       17233005      ARMS                      No_PP            0MPP              NO PP                                   0
       17233006      ARMS                      No_PP            0MPP              NO PP                                   0
       17233007      ARMS                      No_PP            0MPP              NO PP                                   0
       17247291      ARMS                      Prepay           12MPP             HARD                                   12
       17247373      ARMS                      Prepay           12MPP             HARD                                   12
       17233008      ARMS                      No_PP            0MPP              NO PP                                   0
       17233009      ARMS                      No_PP            0MPP              NO PP                                   0
       17233010      ARMS                      No_PP            0MPP              NO PP                                   0
       17233011      ARMS                      No_PP            0MPP              NO PP                                   0
       17233013      ARMS                      No_PP            0MPP              NO PP                                   0
       17233014      ARMS                      No_PP            0MPP              NO PP                                   0
       17233015      ARMS                      No_PP            0MPP              NO PP                                   0
       17233016      ARMS                      No_PP            0MPP              NO PP                                   0
       17233017      ARMS                      Prepay           36MPP             SOFT                                    0
       17233018      ARMS                      No_PP            0MPP              NO PP                                   0
       17247293      ARMS                      Prepay           12MPP             HARD                                   12
       17247294      ARMS                      Prepay           36MPP             SOFT                                    0
       17233100      ARMS                      Prepay           12MPP             HARD                                   12
       17233020      ARMS                      No_PP            0MPP              NO PP                                   0
       17233101      ARMS                      No_PP            0MPP              NO PP                                   0
       17233021      ARMS                      No_PP            0MPP              NO PP                                   0
       17233102      ARMS                      No_PP            0MPP              NO PP                                   0
       17233022      ARMS                      No_PP            0MPP              NO PP                                   0
       17233023      ARMS                      No_PP            0MPP              NO PP                                   0
       17233105      ARMS                      Prepay           12MPP             HARD                                   12
       17233024      ARMS                      No_PP            0MPP              NO PP                                   0
       17233106      ARMS                      No_PP            0MPP              NO PP                                   0
       17233025      ARMS                      No_PP            0MPP              NO PP                                   0
       17233107      ARMS                      No_PP            0MPP              NO PP                                   0
       17247371      ARMS                      Prepay           12MPP             HARD                                   12
       17247365      ARMS                      Prepay           36MPP             SOFT                                    0
       17247287      ARMS                      Prepay           12MPP             HARD                                   12
       17247288      ARMS                      No_PP            0MPP              NO PP                                   0
       17247289      ARMS                      Prepay           36MPP             SOFT                                    0
       17247284      ARMS                      No_PP            0MPP              NO PP                                   0
       17247258      ARMS                      Prepay           6MPP              HARD                                    6
       17247259      ARMS                      No_PP            0MPP              NO PP                                   0
       17247340      ARMS                      Prepay           12MPP             HARD                                   12
       17247342      ARMS                      No_PP            0MPP              NO PP                                   0
       17247346      ARMS                      Prepay           60MPP             SOFT                                    0
       17247348      ARMS                      No_PP            0MPP              NO PP                                   0
       17247351      ARMS                      Prepay           36MPP             SOFT                                    0
       17247270      ARMS                      No_PP            0MPP              NO PP                                   0
       17247353      ARMS                      Prepay           12MPP             HARD                                   12
       17247272      ARMS                      No_PP            0MPP              NO PP                                   0
       17247355      ARMS                      No_PP            0MPP              NO PP                                   0
       17247356      ARMS                      No_PP            0MPP              NO PP                                   0
       17247277      ARMS                      Prepay           12MPP             HARD                                   12
       17247278      ARMS                      Prepay           60MPP             SOFT                                    0
       17247362      ARMS                      No_PP            0MPP              NO PP                                   0
       17247322      ARMS                      No_PP            0MPP              NO PP                                   0
       17247324      ARMS                      No_PP            0MPP              NO PP                                   0
       17247331      ARMS                      No_PP            0MPP              NO PP                                   0
       17247251      ARMS                      Prepay           12MPP             HARD                                   12
       17247333      ARMS                      Prepay           12MPP             HARD                                   12
       17247252      ARMS                      No_PP            0MPP              NO PP                                   0
       17247253      ARMS                      No_PP            0MPP              NO PP                                   0
       17247255      ARMS                      Prepay           60MPP             SOFT                                    0
       17247256      ARMS                      No_PP            0MPP              NO PP                                   0
       17247327      ARMS                      Prepay           60MPP             SOFT                                    0
       17247328      ARMS                      No_PP            0MPP              NO PP                                   0
       17247248      ARMS                      No_PP            0MPP              NO PP                                   0
       17247237      ARMS                      Prepay           36MPP             SOFT                                    0
       17247228      ARMS                      Prepay           12MPP             HARD                                   12
       17247309      ARMS                      Prepay           12MPP             HARD                                   12
       17247310      ARMS                      Prepay           12MPP             HARD                                   12
       17247312      ARMS                      Prepay           36MPP             SOFT                                    0
       17247316      ARMS                      No_PP            0MPP              NO PP                                   0
       17233391      ARMS                      No_PP            0MPP              NO PP                                   0
       17233475      ARMS                      No_PP            0MPP              NO PP                                   0
       17233476      ARMS                      Prepay           12MPP             HARD                                   12
       17233397      ARMS                      Prepay           60MPP             SOFT                                    0
       17247204      ARMS                      Prepay           36MPP             SOFT                                    0
       17247217      ARMS                      No_PP            0MPP              NO PP                                   0
       17247218      ARMS                      No_PP            0MPP              NO PP                                   0
       17247219      ARMS                      No_PP            0MPP              NO PP                                   0
       17247225      ARMS                      Prepay           36MPP             SOFT                                    0
       17233452      ARMS                      Prepay           12MPP             HARD                                   12
       17233456      ARMS                      Prepay           12MPP             HARD                                   12
       17233381      ARMS                      Prepay           60MPP             SOFT                                    0
       17233432      ARMS                      Prepay           36MPP             SOFT                                    0
       17233433      ARMS                      Prepay           12MPP             HARD                                   12
       17233190      ARMS                      No_PP            0MPP              NO PP                                   0
       17233193      ARMS                      Prepay           60MPP             SOFT                                    0
       17233438      ARMS                      Prepay           12MPP             HARD                                   12
       17233195      ARMS                      Prepay           12MPP             HARD                                   12
       17233196      ARMS                      No_PP            0MPP              NO PP                                   0
       17233359      ARMS                      No_PP            0MPP              NO PP                                   0
       17233198      ARMS                      Prepay           12MPP             HARD                                   12
       17233360      ARMS                      Prepay           36MPP             SOFT                                    0
       17233361      ARMS                      No_PP            0MPP              NO PP                                   0
       17233364      ARMS                      Prepay           12MPP             HARD                                   12
       17233366      ARMS                      No_PP            0MPP              NO PP                                   0
       17233367      ARMS                      No_PP            0MPP              NO PP                                   0
       17233180      ARMS                      No_PP            0MPP              NO PP                                   0
       17233424      ARMS                      Prepay           12MPP             HARD                                   12
       17233343      ARMS                      No_PP            0MPP              NO PP                                   0
       17233344      ARMS                      No_PP            0MPP              NO PP                                   0
       17233345      ARMS                      No_PP            0MPP              NO PP                                   0
       17233184      ARMS                      No_PP            0MPP              NO PP                                   0
       17233185      ARMS                      Prepay           36MPP             SOFT                                    0
       17233349      ARMS                      No_PP            0MPP              NO PP                                   0
       17233189      ARMS                      No_PP            0MPP              NO PP                                   0
       17233084      ARMS                      Prepay           12MPP             HARD                                   12
       17233327      ARMS                      Prepay           12MPP             HARD                                   12
       17233166      ARMS                      No_PP            0MPP              NO PP                                   0
       17233086      ARMS                      No_PP            0MPP              NO PP                                   0
       17233167      ARMS                      Prepay           36MPP             SOFT                                    0
       17233087      ARMS                      Prepay           12MPP             HARD                                   12
       17233088      ARMS                      No_PP            0MPP              NO PP                                   0
       17233169      ARMS                      Prepay           12MPP             HARD                                   12
       17233089      ARMS                      No_PP            0MPP              NO PP                                   0
       17233413      ARMS                      No_PP            0MPP              NO PP                                   0
       17233170      ARMS                      Prepay           36MPP             SOFT                                    0
       17233171      ARMS                      Prepay           36MPP             SOFT                                    0
       17233333      ARMS                      Prepay           12MPP             HARD                                   12
       17233091      ARMS                      Prepay           12MPP             HARD                                   12
       17233092      ARMS                      No_PP            0MPP              NO PP                                   0
       17233173      ARMS                      Prepay           60MPP             SOFT                                    0
       17233335      ARMS                      No_PP            0MPP              NO PP                                   0
       17233093      ARMS                      Prepay           60MPP             SOFT                                    0
       17233174      ARMS                      No_PP            0MPP              NO PP                                   0
       17233094      ARMS                      Prepay           12MPP             HARD                                   12
       17233337      ARMS                      Prepay           12MPP             HARD                                   12
       17233095      ARMS                      Prepay           12MPP             HARD                                   12
       17233176      ARMS                      Prepay           12MPP             HARD                                   12
       17233177      ARMS                      Prepay           12MPP             HARD                                   12
       17233178      ARMS                      Prepay           36MPP             SOFT                                    0
       17233179      ARMS                      Prepay           60MPP             SOFT                                    0
       17233151      ARMS                      No_PP            0MPP              NO PP                                   0
       17233071      ARMS                      Prepay           12MPP             HARD                                   12
       17233072      ARMS                      Prepay           12MPP             HARD                                   12
       17233073      ARMS                      Prepay           60MPP             SOFT                                    0
       17233154      ARMS                      No_PP            0MPP              NO PP                                   0
       17233074      ARMS                      Prepay           12MPP             HARD                                   12
       17233075      ARMS                      Prepay           12MPP             HARD                                   12
       17233156      ARMS                      No_PP            0MPP              NO PP                                   0
       17233076      ARMS                      Prepay           36MPP             SOFT                                    0
       17233319      ARMS                      Prepay           36MPP             SOFT                                    0
       17233158      ARMS                      No_PP            0MPP              NO PP                                   0
       17233078      ARMS                      Prepay           12MPP             HARD                                   12
       17233159      ARMS                      Prepay           12MPP             HARD                                   12
       17233080      ARMS                      No_PP            0MPP              NO PP                                   0
       17233081      ARMS                      Prepay           12MPP             HARD                                   12
       17233162      ARMS                      Prepay           60MPP             SOFT                                    0
       17233324      ARMS                      No_PP            0MPP              NO PP                                   0
       17233406      ARMS                      Prepay           12MPP             HARD                                   12
       17233083      ARMS                      No_PP            0MPP              NO PP                                   0
       17233407      ARMS                      No_PP            0MPP              NO PP                                   0
       17233164      ARMS                      Prepay           36MPP             SOFT                                    0
       17233069      ARMS                      No_PP            0MPP              NO PP                                   0
       17233150      ARMS                      No_PP            0MPP              NO PP                                   0
       17233067      ARMS                      Prepay           36MPP             SOFT                                    0
       17233149      ARMS                      No_PP            0MPP              NO PP                                   0
       17233066      ARMS                      Prepay           12MPP             HARD                                   12
       17233309      ARMS                      Prepay           36MPP             SOFT                                    0
       17233141      ARMS                      Prepay           12MPP             HARD                                   12
       17233142      ARMS                      No_PP            0MPP              NO PP                                   0
       17233304      ARMS                      No_PP            0MPP              NO PP                                   0
       17233063      ARMS                      No_PP            0MPP              NO PP                                   0
       17233144      ARMS                      No_PP            0MPP              NO PP                                   0
       17233064      ARMS                      No_PP            0MPP              NO PP                                   0
       17233145      ARMS                      No_PP            0MPP              NO PP                                   0
       17233058      ARMS                      No_PP            0MPP              NO PP                                   0
       17233059      ARMS                      Prepay           12MPP             HARD                                   12
       17233300      ARMS                      No_PP            0MPP              NO PP                                   0
       17233301      ARMS                      Prepay           12MPP             HARD                                   12
       17233140      ARMS                      No_PP            0MPP              NO PP                                   0
       17233302      ARMS                      Prepay           12MPP             HARD                                   12
       17233060      ARMS                      No_PP            0MPP              NO PP                                   0
       17233051      ARMS                      Prepay           12MPP             HARD                                   12
       17233132      ARMS                      No_PP            0MPP              NO PP                                   0
       17233052      ARMS                      No_PP            0MPP              NO PP                                   0
       17233133      ARMS                      No_PP            0MPP              NO PP                                   0
       17233054      ARMS                      Prepay           36MPP             SOFT                                    0
       17233135      ARMS                      No_PP            0MPP              NO PP                                   0
       17233136      ARMS                      No_PP            0MPP              NO PP                                   0
       17233056      ARMS                      Prepay           60MPP             SOFT                                    0
       17233137      ARMS                      No_PP            0MPP              NO PP                                   0
       17233047      ARMS                      No_PP            0MPP              NO PP                                   0
       17233128      ARMS                      Prepay           60MPP             SOFT                                    0
       17233129      ARMS                      No_PP            0MPP              NO PP                                   0
       17233049      ARMS                      No_PP            0MPP              NO PP                                   0
       17233130      ARMS                      No_PP            0MPP              NO PP                                   0
       17233050      ARMS                      No_PP            0MPP              NO PP                                   0
       17233285      ARMS                      Prepay           12MPP             HARD                                   12
       17233288      ARMS                      No_PP            0MPP              NO PP                                   0
       17233290      ARMS                      No_PP            0MPP              NO PP                                   0
       17233292      ARMS                      Prepay           12MPP             HARD                                   12
       17233293      ARMS                      Prepay           36MPP             SOFT                                    0
       17233295      ARMS                      Prepay           60MPP             SOFT                                    0
       17233296      ARMS                      Prepay           12MPP             HARD                                   12
       17232973      ARMS                      No_PP            0MPP              NO PP                                   0
       17232974      ARMS                      No_PP            0MPP              NO PP                                   0
       17232977      ARMS                      No_PP            0MPP              NO PP                                   0
       17232979      ARMS                      Prepay           12MPP             HARD                                   12
       17232980      ARMS                      No_PP            0MPP              NO PP                                   0
       17232981      ARMS                      No_PP            0MPP              NO PP                                   0
       17232982      ARMS                      No_PP            0MPP              NO PP                                   0
       17232983      ARMS                      No_PP            0MPP              NO PP                                   0
       17232985      ARMS                      Prepay           12MPP             HARD                                   12
       17232986      ARMS                      No_PP            0MPP              NO PP                                   0
       17232987      ARMS                      No_PP            0MPP              NO PP                                   0
       17232988      ARMS                      Prepay           12MPP             HARD                                   12
       17232989      ARMS                      No_PP            0MPP              NO PP                                   0
       17232990      ARMS                      No_PP            0MPP              NO PP                                   0
       17232991      ARMS                      No_PP            0MPP              NO PP                                   0
       17232992      ARMS                      No_PP            0MPP              NO PP                                   0
       17232994      ARMS                      No_PP            0MPP              NO PP                                   0
       17232996      ARMS                      No_PP            0MPP              NO PP                                   0
       17232997      ARMS                      Prepay           36MPP             HARD                                   36
       17232998      ARMS                      No_PP            0MPP              NO PP                                   0
       17232999      ARMS                      No_PP            0MPP              NO PP                                   0
       17233206      ARMS                      Prepay           60MPP             SOFT                                    0
       17233211      ARMS                      No_PP            0MPP              NO PP                                   0
       17233212      ARMS                      Prepay           36MPP             SOFT                                    0
       17233214      ARMS                      Prepay           36MPP             SOFT                                    0
       17233216      ARMS                      No_PP            0MPP              NO PP                                   0
       17233218      ARMS                      Prepay           36MPP             SOFT                                    0
       17233219      ARMS                      No_PP            0MPP              NO PP                                   0
       17233221      ARMS                      No_PP            0MPP              NO PP                                   0
       17233233      ARMS                      Prepay           36MPP             SOFT                                    0
       17233235      ARMS                      Prepay           60MPP             SOFT                                    0
       17233236      ARMS                      Prepay           36MPP             SOFT                                    0
       17233240      ARMS                      Prepay           36MPP             SOFT                                    0
       17233241      ARMS                      Prepay           60MPP             SOFT                                    0
       17233242      ARMS                      No_PP            0MPP              NO PP                                   0
       17233243      ARMS                      No_PP            0MPP              NO PP                                   0
       17233245      ARMS                      Prepay           36MPP             SOFT                                    0
       17233249      ARMS                      Prepay           60MPP             SOFT                                    0
       17233251      ARMS                      No_PP            0MPP              NO PP                                   0
       17233252      ARMS                      Prepay           60MPP             SOFT                                    0
       17233253      ARMS                      No_PP            0MPP              NO PP                                   0
       17233254      ARMS                      No_PP            0MPP              NO PP                                   0
       17233256      ARMS                      Prepay           12MPP             HARD                                   12
       17233257      ARMS                      Prepay           60MPP             SOFT                                    0
       17233260      ARMS                      No_PP            0MPP              NO PP                                   0
       17233262      ARMS                      No_PP            0MPP              NO PP                                   0
       17233264      ARMS                      No_PP            0MPP              NO PP                                   0
       17233265      ARMS                      Prepay           60MPP             SOFT                                    0
       17233266      ARMS                      No_PP            0MPP              NO PP                                   0
       17233267      ARMS                      Prepay           36MPP             SOFT                                    0
       17233268      ARMS                      No_PP            0MPP              NO PP                                   0
       17233269      ARMS                      No_PP            0MPP              NO PP                                   0
       17233271      ARMS                      No_PP            0MPP              NO PP                                   0
       17233272      ARMS                      Prepay           36MPP             SOFT                                    0
       17233273      ARMS                      No_PP            0MPP              NO PP                                   0
       17233274      ARMS                      Prepay           36MPP             SOFT                                    0
       17233275      ARMS                      No_PP            0MPP              NO PP                                   0
       17233280      ARMS                      No_PP            0MPP              NO PP                                   0
       17233282      ARMS                      No_PP            0MPP              NO PP                                   0
       17247265      ARMS                      No_PP            0MPP              NO PP                                   0
       17244992      ARMS                      Prepay           12MPP             HARD                                   12
       17244993      ARMS                      No_PP            0MPP              NO PP                                   0
       17244994      ARMS                      No_PP            0MPP              NO PP                                   0
       17244995      ARMS                      No_PP            0MPP              NO PP                                   0
       17244996      ARMS                      No_PP            0MPP              NO PP                                   0
       17244997      ARMS                      Prepay           60MPP             SOFT                                    0
       17244998      ARMS                      No_PP            0MPP              NO PP                                   0
       17244999      ARMS                      No_PP            0MPP              NO PP                                   0
       17244990      ARMS                      No_PP            0MPP              NO PP                                   0
       17244991      ARMS                      No_PP            0MPP              NO PP                                   0
       17247375      ARMS                      Prepay           12MPP             HARD                                   12
       17247295      ARMS                      No_PP            0MPP              NO PP                                   0
       17247376      ARMS                      No_PP            0MPP              NO PP                                   0
       17247296      ARMS                      No_PP            0MPP              NO PP                                   0
       17247377      ARMS                      No_PP            0MPP              NO PP                                   0
       17247381      ARMS                      Prepay           12MPP             HARD                                   12
       17247382      ARMS                      Prepay           12MPP             HARD                                   12
       17247374      ARMS                      No_PP            0MPP              NO PP                                   0
       17247370      ARMS                      No_PP            0MPP              NO PP                                   0
       17247290      ARMS                      No_PP            0MPP              NO PP                                   0
       17247367      ARMS                      No_PP            0MPP              NO PP                                   0
       17247286      ARMS                      No_PP            0MPP              NO PP                                   0
       17247283      ARMS                      No_PP            0MPP              NO PP                                   0
       17247261      ARMS                      Prepay           36MPP             SOFT                                    0
       17247343      ARMS                      No_PP            0MPP              NO PP                                   0
       17247344      ARMS                      Prepay           12MPP             HARD                                   12
       17247263      ARMS                      No_PP            0MPP              NO PP                                   0
       17247266      ARMS                      No_PP            0MPP              NO PP                                   0
       17247349      ARMS                      No_PP            0MPP              NO PP                                   0
       17247268      ARMS                      Prepay           12MPP             HARD                                   12
       17247269      ARMS                      Prepay           12MPP             HARD                                   12
       17247350      ARMS                      No_PP            0MPP              NO PP                                   0
       17247271      ARMS                      Prepay           12MPP             HARD                                   12
       17247273      ARMS                      No_PP            0MPP              NO PP                                   0
       17247274      ARMS                      No_PP            0MPP              NO PP                                   0
       17247276      ARMS                      No_PP            0MPP              NO PP                                   0
       17247357      ARMS                      No_PP            0MPP              NO PP                                   0
       17247197      ARMS                      No_PP            0MPP              NO PP                                   0
       17247198      ARMS                      No_PP            0MPP              NO PP                                   0
       17247279      ARMS                      Prepay           12MPP             HARD                                   12
       17247280      ARMS                      Prepay           12MPP             HARD                                   12
       17247282      ARMS                      Prepay           12MPP             HARD                                   12
       17247320      ARMS                      No_PP            0MPP              NO PP                                   0
       17247321      ARMS                      No_PP            0MPP              NO PP                                   0
       17247240      ARMS                      No_PP            0MPP              NO PP                                   0
       17247241      ARMS                      No_PP            0MPP              NO PP                                   0
       17247242      ARMS                      No_PP            0MPP              NO PP                                   0
       17247243      ARMS                      No_PP            0MPP              NO PP                                   0
       17247254      ARMS                      No_PP            0MPP              NO PP                                   0
       17247335      ARMS                      Prepay           60MPP             SOFT                                    0
       17247326      ARMS                      No_PP            0MPP              NO PP                                   0
       17247246      ARMS                      No_PP            0MPP              NO PP                                   0
       17247247      ARMS                      No_PP            0MPP              NO PP                                   0
       17247329      ARMS                      No_PP            0MPP              NO PP                                   0
       17247317      ARMS                      No_PP            0MPP              NO PP                                   0
       17247236      ARMS                      Prepay           12MPP             HARD                                   12
       17247318      ARMS                      Prepay           60MPP             SOFT                                    0
       17247238      ARMS                      Prepay           12MPP             HARD                                   12
       17247311      ARMS                      No_PP            0MPP              NO PP                                   0
       17247230      ARMS                      No_PP            0MPP              NO PP                                   0
       17247231      ARMS                      No_PP            0MPP              NO PP                                   0
       17247234      ARMS                      No_PP            0MPP              NO PP                                   0
       17256615      ARMS                      No_PP            0MPP              NO PP                                   0
       17256616      ARMS                      No_PP            0MPP              NO PP                                   0
       17256617      ARMS                      No_PP            0MPP              NO PP                                   0
       17256609      ARMS                      Prepay           36MPP             SOFT                                    0
       17256618      ARMS                      No_PP            0MPP              NO PP                                   0
       17256619      ARMS                      Prepay           60MPP             SOFT                                    0
       17256610      ARMS                      No_PP            0MPP              NO PP                                   0
       17256611      ARMS                      No_PP            0MPP              NO PP                                   0
       17256613      ARMS                      Prepay           60MPP             SOFT                                    0
       17255906      ARMS                      Prepay           12MPP             HARD                                   12
       17255907      ARMS                      Prepay           60MPP             SOFT                                    0
       17255917      ARMS                      No_PP            0MPP              NO PP                                   0
       17255908      ARMS                      No_PP            0MPP              NO PP                                   0
       17255918      ARMS                      No_PP            0MPP              NO PP                                   0
       17255909      ARMS                      Prepay           12MPP             HARD                                   12
       17255919      ARMS                      No_PP            0MPP              NO PP                                   0
       17255885      ARMS                      Prepay           36MPP             SOFT                                    0
       17255894      ARMS                      No_PP            0MPP              NO PP                                   0
       17255896      ARMS                      No_PP            0MPP              NO PP                                   0
       17255887      ARMS                      Prepay           12MPP             HARD                                   12
       17255888      ARMS                      No_PP            0MPP              NO PP                                   0
       17255898      ARMS                      No_PP            0MPP              NO PP                                   0
       17255899      ARMS                      No_PP            0MPP              NO PP                                   0
       17255914      ARMS                      No_PP            0MPP              NO PP                                   0
       17255915      ARMS                      Prepay           12MPP             HARD                                   12
       17255916      ARMS                      No_PP            0MPP              NO PP                                   0
       17255912      ARMS                      No_PP            0MPP              NO PP                                   0
       17255913      ARMS                      Prepay           36MPP             SOFT                                    0
       17255904      ARMS                      No_PP            0MPP              NO PP                                   0
       17255905      ARMS                      Prepay           12MPP             HARD                                   12
       17255882      ARMS                      No_PP            0MPP              NO PP                                   0
       17255883      ARMS                      No_PP            0MPP              NO PP                                   0
       17255884      ARMS                      No_PP            0MPP              NO PP                                   0
       17255886      ARMS                      No_PP            0MPP              NO PP                                   0
       17255889      ARMS                      No_PP            0MPP              NO PP                                   0
       17255910      ARMS                      Prepay           12MPP             HARD                                   12
       17255911      ARMS                      No_PP            0MPP              NO PP                                   0
       17255897      ARMS                      No_PP            0MPP              NO PP                                   0
       17255900      ARMS                      Prepay           12MPP             HARD                                   12
       17255901      ARMS                      Prepay           12MPP             HARD                                   12
       17255902      ARMS                      No_PP            0MPP              NO PP                                   0
       17255903      ARMS                      Prepay           12MPP             HARD                                   12
       17255880      ARMS                      No_PP            0MPP              NO PP                                   0
       17255881      ARMS                      No_PP            0MPP              NO PP                                   0
       17255895      ARMS                      No_PP            0MPP              NO PP                                   0
       17255891      ARMS                      No_PP            0MPP              NO PP                                   0
       17255893      ARMS                      No_PP            0MPP              NO PP                                   0
       17255890      ARMS                      No_PP            0MPP              NO PP                                   0
       17250575      ARMS                      Prepay           12MPP             HARD                                   12
       17250577      ARMS                      No_PP            0MPP              NO PP                                   0
       17250578      ARMS                      No_PP            0MPP              NO PP                                   0
       17250570      ARMS                      No_PP            0MPP              NO PP                                   0
       17250562      ARMS                      No_PP            0MPP              NO PP                                   0
       17247202      ARMS                      Prepay           12MPP             HARD                                   12
       17247203      ARMS                      No_PP            0MPP              NO PP                                   0
       17247208      ARMS                      No_PP            0MPP              NO PP                                   0
       17247209      ARMS                      Prepay           12MPP             HARD                                   12
       17247210      ARMS                      No_PP            0MPP              NO PP                                   0
       17247211      ARMS                      No_PP            0MPP              NO PP                                   0
       17247212      ARMS                      No_PP            0MPP              NO PP                                   0
       17247214      ARMS                      No_PP            0MPP              NO PP                                   0
       17247216      ARMS                      No_PP            0MPP              NO PP                                   0
       17247300      ARMS                      No_PP            0MPP              NO PP                                   0
       17247302      ARMS                      No_PP            0MPP              NO PP                                   0
       17247221      ARMS                      No_PP            0MPP              NO PP                                   0
       17247222      ARMS                      No_PP            0MPP              NO PP                                   0
       17247303      ARMS                      Prepay           36MPP             SOFT                                    0
       17247304      ARMS                      No_PP            0MPP              NO PP                                   0
       17247223      ARMS                      No_PP            0MPP              NO PP                                   0
       17247224      ARMS                      No_PP            0MPP              NO PP                                   0
       17247306      ARMS                      No_PP            0MPP              NO PP                                   0
       17244962      ARMS                      No_PP            0MPP              NO PP                                   0
       17245030      ARMS                      No_PP            0MPP              NO PP                                   0
       17245031      ARMS                      No_PP            0MPP              NO PP                                   0
       17245032      ARMS                      No_PP            0MPP              NO PP                                   0
       17245033      ARMS                      No_PP            0MPP              NO PP                                   0
       17245034      ARMS                      No_PP            0MPP              NO PP                                   0
       17245035      ARMS                      No_PP            0MPP              NO PP                                   0
       17245036      ARMS                      Prepay           60MPP             SOFT                                    0
       17245037      ARMS                      Prepay           12MPP             HARD                                   12
       17245038      ARMS                      No_PP            0MPP              NO PP                                   0
       17245039      ARMS                      Prepay           60MPP             SOFT                                    0
       17245040      ARMS                      Prepay           12MPP             HARD                                   12
       17245041      ARMS                      Prepay           12MPP             HARD                                   12
       17245042      ARMS                      Prepay           12MPP             HARD                                   12
       17245043      ARMS                      No_PP            0MPP              NO PP                                   0
       17245044      ARMS                      No_PP            0MPP              NO PP                                   0
       17245045      ARMS                      No_PP            0MPP              NO PP                                   0
       17245046      ARMS                      No_PP            0MPP              NO PP                                   0
       17245047      ARMS                      No_PP            0MPP              NO PP                                   0
       17245048      ARMS                      No_PP            0MPP              NO PP                                   0
       17245049      ARMS                      No_PP            0MPP              NO PP                                   0
       17245050      ARMS                      No_PP            0MPP              NO PP                                   0
       17245016      ARMS                      No_PP            0MPP              NO PP                                   0
       17245017      ARMS                      No_PP            0MPP              NO PP                                   0
       17245018      ARMS                      No_PP            0MPP              NO PP                                   0
       17245019      ARMS                      Prepay           12MPP             HARD                                   12
       17245020      ARMS                      Prepay           12MPP             HARD                                   12
       17245021      ARMS                      No_PP            0MPP              NO PP                                   0
       17245022      ARMS                      No_PP            0MPP              NO PP                                   0
       17245023      ARMS                      No_PP            0MPP              NO PP                                   0
       17245025      ARMS                      No_PP            0MPP              NO PP                                   0
       17245026      ARMS                      Prepay           36MPP             SOFT                                    0
       17245027      ARMS                      No_PP            0MPP              NO PP                                   0
       17245028      ARMS                      No_PP            0MPP              NO PP                                   0
       17245029      ARMS                      Prepay           12MPP             HARD                                   12
       17245004      ARMS                      No_PP            0MPP              NO PP                                   0
       17245005      ARMS                      No_PP            0MPP              NO PP                                   0
       17245006      ARMS                      No_PP            0MPP              NO PP                                   0
       17245007      ARMS                      Prepay           12MPP             HARD                                   12
       17245008      ARMS                      No_PP            0MPP              NO PP                                   0
       17245009      ARMS                      Prepay           12MPP             HARD                                   12
       17245010      ARMS                      No_PP            0MPP              NO PP                                   0
       17245011      ARMS                      Prepay           12MPP             HARD                                   12
       17245012      ARMS                      No_PP            0MPP              NO PP                                   0
       17245013      ARMS                      Prepay           12MPP             HARD                                   12
       17245014      ARMS                      Prepay           12MPP             HARD                                   12
       17245015      ARMS                      No_PP            0MPP              NO PP                                   0
       17245000      ARMS                      Prepay           12MPP             HARD                                   12
       17245001      ARMS                      No_PP            0MPP              NO PP                                   0
       17245002      ARMS                      Prepay           12MPP             HARD                                   12
       17245003      ARMS                      Prepay           12MPP             HARD                                   12
       17250580      ARMS                      Prepay           36MPP             SOFT                                    0
       17250571      ARMS                      Prepay           12MPP             HARD                                   12
       17250569      ARMS                      No_PP            0MPP              NO PP                                   0
       17250579      ARMS                      No_PP            0MPP              NO PP                                   0
       17250560      ARMS                      Prepay           12MPP             HARD                                   12
       17250561      ARMS                      No_PP            0MPP              NO PP                                   0
       17250558      ARMS                      No_PP            0MPP              NO PP                                   0
       17250567      ARMS                      No_PP            0MPP              NO PP                                   0
       17250568      ARMS                      No_PP            0MPP              NO PP                                   0
       17250566      ARMS                      No_PP            0MPP              NO PP                                   0
       17250576      ARMS                      Prepay           12MPP             HARD                                   12
       17250572      ARMS                      Prepay           12MPP             HARD                                   12
       17250557      ARMS                      No_PP            0MPP              NO PP                                   0
       17250563      ARMS                      Prepay           12MPP             HARD                                   12
       17250581      ARMS                      No_PP            0MPP              NO PP                                   0
       17250573      ARMS                      No_PP            0MPP              NO PP                                   0
       17250564      ARMS                      No_PP            0MPP              NO PP                                   0
       17250574      ARMS                      No_PP            0MPP              NO PP                                   0
       17250565      ARMS                      No_PP            0MPP              NO PP                                   0
       17244984      ARMS                      Prepay           12MPP             HARD                                   12
       17244985      ARMS                      No_PP            0MPP              NO PP                                   0
       17244986      ARMS                      No_PP            0MPP              NO PP                                   0
       17244987      ARMS                      No_PP            0MPP              NO PP                                   0
       17244988      ARMS                      No_PP            0MPP              NO PP                                   0
       17244989      ARMS                      Prepay           12MPP             HARD                                   12
       17244935      ARMS                      No_PP            0MPP              NO PP                                   0
       17244936      ARMS                      No_PP            0MPP              NO PP                                   0
       17244937      ARMS                      No_PP            0MPP              NO PP                                   0
       17244938      ARMS                      No_PP            0MPP              NO PP                                   0
       17244939      ARMS                      No_PP            0MPP              NO PP                                   0
       17244940      ARMS                      No_PP            0MPP              NO PP                                   0
       17244941      ARMS                      No_PP            0MPP              NO PP                                   0
       17244942      ARMS                      No_PP            0MPP              NO PP                                   0
       17244943      ARMS                      No_PP            0MPP              NO PP                                   0
       17244944      ARMS                      No_PP            0MPP              NO PP                                   0
       17244945      ARMS                      No_PP            0MPP              NO PP                                   0
       17244946      ARMS                      No_PP            0MPP              NO PP                                   0
       17244947      ARMS                      No_PP            0MPP              NO PP                                   0
       17244948      ARMS                      No_PP            0MPP              NO PP                                   0
       17244949      ARMS                      No_PP            0MPP              NO PP                                   0
       17244950      ARMS                      No_PP            0MPP              NO PP                                   0
       17244951      ARMS                      No_PP            0MPP              NO PP                                   0
       17244952      ARMS                      No_PP            0MPP              NO PP                                   0
       17244953      ARMS                      Prepay           12MPP             HARD                                   12
       17244954      ARMS                      No_PP            0MPP              NO PP                                   0
       17244955      ARMS                      No_PP            0MPP              NO PP                                   0
       17244956      ARMS                      No_PP            0MPP              NO PP                                   0
       17244957      ARMS                      No_PP            0MPP              NO PP                                   0
       17244958      ARMS                      No_PP            0MPP              NO PP                                   0
       17244959      ARMS                      No_PP            0MPP              NO PP                                   0
       17244960      ARMS                      No_PP            0MPP              NO PP                                   0
       17244961      ARMS                      No_PP            0MPP              NO PP                                   0
       17244963      ARMS                      No_PP            0MPP              NO PP                                   0
       17244964      ARMS                      No_PP            0MPP              NO PP                                   0
       17244965      ARMS                      No_PP            0MPP              NO PP                                   0
       17244966      ARMS                      No_PP            0MPP              NO PP                                   0
       17244967      ARMS                      No_PP            0MPP              NO PP                                   0
       17244968      ARMS                      No_PP            0MPP              NO PP                                   0
       17244969      ARMS                      No_PP            0MPP              NO PP                                   0
       17244970      ARMS                      Prepay           12MPP             HARD                                   12
       17244971      ARMS                      No_PP            0MPP              NO PP                                   0
       17244972      ARMS                      Prepay           12MPP             HARD                                   12
       17244973      ARMS                      No_PP            0MPP              NO PP                                   0
       17244974      ARMS                      No_PP            0MPP              NO PP                                   0
       17244975      ARMS                      Prepay           12MPP             HARD                                   12
       17244976      ARMS                      Prepay           12MPP             HARD                                   12
       17244977      ARMS                      Prepay           12MPP             HARD                                   12
       17244978      ARMS                      No_PP            0MPP              NO PP                                   0
       17244979      ARMS                      No_PP            0MPP              NO PP                                   0
       17244980      ARMS                      Prepay           36MPP             SOFT                                    0
       17244981      ARMS                      No_PP            0MPP              NO PP                                   0
       17244982      ARMS                      Prepay           12MPP             HARD                                   12
       17244983      ARMS                      No_PP            0MPP              NO PP                                   0
       17256703      ARMS                      No_PP            0MPP              NO PP                                   0
       17256709      ARMS                      No_PP            0MPP              NO PP                                   0
       17233121      ARMS                      No_PP            0MPP              NO PP                                   0
       17233122      ARMS                      No_PP            0MPP              NO PP                                   0
       17233126      ARMS                      No_PP            0MPP              NO PP                                   0
       17233117      ARMS                      Prepay           36MPP             SOFT                                    0
       17233037      ARMS                      No_PP            0MPP              NO PP                                   0
       17233460      ARMS                      Prepay           36MPP             SOFT                                    0
       17233451      ARMS                      No_PP            0MPP              NO PP                                   0
       17233111      ARMS                      No_PP            0MPP              NO PP                                   0
       17233031      ARMS                      No_PP            0MPP              NO PP                                   0
       17233112      ARMS                      No_PP            0MPP              NO PP                                   0
       17247297      ARMS                      Prepay           36MPP             SOFT                                    0
       17247298      ARMS                      Prepay           36MPP             SOFT                                    0
       17247372      ARMS                      No_PP            0MPP              NO PP                                   0
       17247292      ARMS                      Prepay           60MPP             SOFT                                    0
       17233019      ARMS                      No_PP            0MPP              NO PP                                   0
       17233103      ARMS                      Prepay           12MPP             HARD                                   12
       17233104      ARMS                      No_PP            0MPP              NO PP                                   0
       17233026      ARMS                      No_PP            0MPP              NO PP                                   0
       17247366      ARMS                      No_PP            0MPP              NO PP                                   0
       17247285      ARMS                      No_PP            0MPP              NO PP                                   0
       17247368      ARMS                      Prepay           12MPP             HARD                                   12
       17247369      ARMS                      No_PP            0MPP              NO PP                                   0
       17247363      ARMS                      No_PP            0MPP              NO PP                                   0
       17247364      ARMS                      Prepay           12MPP             HARD                                   12
       17247341      ARMS                      Prepay           60MPP             SOFT                                    0
       17247262      ARMS                      No_PP            0MPP              NO PP                                   0
       17247345      ARMS                      Prepay           60MPP             SOFT                                    0
       17247347      ARMS                      No_PP            0MPP              NO PP                                   0
       17247267      ARMS                      Prepay           36MPP             SOFT                                    0
       17247352      ARMS                      Prepay           12MPP             HARD                                   12
       17247354      ARMS                      Prepay           36MPP             SOFT                                    0
       17247275      ARMS                      Prepay           60MPP             SOFT                                    0
       17247359      ARMS                      Prepay           12MPP             HARD                                   12
       17247360      ARMS                      No_PP            0MPP              NO PP                                   0
       17247361      ARMS                      Prepay           12MPP             HARD                                   12
       17247281      ARMS                      Prepay           12MPP             HARD                                   12
       17247323      ARMS                      No_PP            0MPP              NO PP                                   0
       17247325      ARMS                      Prepay           12MPP             HARD                                   12
       17247250      ARMS                      Prepay           36MPP             SOFT                                    0
       17247334      ARMS                      No_PP            0MPP              NO PP                                   0
       17247337      ARMS                      No_PP            0MPP              NO PP                                   0
       17247257      ARMS                      No_PP            0MPP              NO PP                                   0
       17247245      ARMS                      No_PP            0MPP              NO PP                                   0
       17247330      ARMS                      Prepay           36MPP             SOFT                                    0
       17247229      ARMS                      Prepay           36MPP             SOFT                                    0
       17247232      ARMS                      No_PP            0MPP              NO PP                                   0
       17247314      ARMS                      Prepay           12MPP             HARD                                   12
       17247233      ARMS                      Prepay           12MPP             HARD                                   12
       17247315      ARMS                      No_PP            0MPP              NO PP                                   0
       17247215      ARMS                      Prepay           6MPP              HARD                                    6
       17233392      ARMS                      No_PP            0MPP              NO PP                                   0
       17233393      ARMS                      Prepay           12MPP             HARD                                   12
       17233394      ARMS                      Prepay           12MPP             HARD                                   12
       17233395      ARMS                      Prepay           12MPP             HARD                                   12
       17233396      ARMS                      No_PP            0MPP              NO PP                                   0
       17233398      ARMS                      Prepay           36MPP             SOFT                                    0
       17233399      ARMS                      Prepay           60MPP             SOFT                                    0
       17247201      ARMS                      No_PP            0MPP              NO PP                                   0
       17247206      ARMS                      No_PP            0MPP              NO PP                                   0
       17247213      ARMS                      No_PP            0MPP              NO PP                                   0
       17247301      ARMS                      Prepay           36MPP             SOFT                                    0
       17247305      ARMS                      Prepay           60MPP             SOFT                                    0
       17233370      ARMS                      Prepay           36MPP             SOFT                                    0
       17233453      ARMS                      Prepay           60MPP             SOFT                                    0
       17233372      ARMS                      No_PP            0MPP              NO PP                                   0
       17233454      ARMS                      No_PP            0MPP              NO PP                                   0
       17233373      ARMS                      No_PP            0MPP              NO PP                                   0
       17233455      ARMS                      No_PP            0MPP              NO PP                                   0
       17233374      ARMS                      No_PP            0MPP              NO PP                                   0
       17233457      ARMS                      No_PP            0MPP              NO PP                                   0
       17233376      ARMS                      No_PP            0MPP              NO PP                                   0
       17233458      ARMS                      Prepay           36MPP             SOFT                                    0
       17233377      ARMS                      Prepay           12MPP             HARD                                   12
       17233459      ARMS                      No_PP            0MPP              NO PP                                   0
       17233378      ARMS                      No_PP            0MPP              NO PP                                   0
       17233379      ARMS                      Prepay           36MPP             SOFT                                    0
       17233461      ARMS                      Prepay           36MPP             SOFT                                    0
       17233462      ARMS                      Prepay           60MPP             SOFT                                    0
       17233464      ARMS                      No_PP            0MPP              NO PP                                   0
       17233383      ARMS                      Prepay           12MPP             HARD                                   12
       17233384      ARMS                      Prepay           36MPP             SOFT                                    0
       17233466      ARMS                      No_PP            0MPP              NO PP                                   0
       17233385      ARMS                      Prepay           60MPP             SOFT                                    0
       17233387      ARMS                      No_PP            0MPP              NO PP                                   0
       17233388      ARMS                      No_PP            0MPP              NO PP                                   0
       17233389      ARMS                      No_PP            0MPP              NO PP                                   0
       17233470      ARMS                      No_PP            0MPP              NO PP                                   0
       17233390      ARMS                      Prepay           36MPP             SOFT                                    0
       17233352      ARMS                      Prepay           36MPP             SOFT                                    0
       17233434      ARMS                      Prepay           12MPP             HARD                                   12
       17233191      ARMS                      No_PP            0MPP              NO PP                                   0
       17233353      ARMS                      No_PP            0MPP              NO PP                                   0
       17233435      ARMS                      No_PP            0MPP              NO PP                                   0
       17233192      ARMS                      Prepay           36MPP             SOFT                                    0
       17233354      ARMS                      Prepay           12MPP             HARD                                   12
       17233436      ARMS                      No_PP            0MPP              NO PP                                   0
       17233355      ARMS                      No_PP            0MPP              NO PP                                   0
       17233437      ARMS                      No_PP            0MPP              NO PP                                   0
       17233356      ARMS                      No_PP            0MPP              NO PP                                   0
       17233439      ARMS                      Prepay           36MPP             SOFT                                    0
       17233199      ARMS                      Prepay           12MPP             HARD                                   12
       17233440      ARMS                      No_PP            0MPP              NO PP                                   0
       17233441      ARMS                      No_PP            0MPP              NO PP                                   0
       17233443      ARMS                      No_PP            0MPP              NO PP                                   0
       17233362      ARMS                      Prepay           12MPP             HARD                                   12
       17233444      ARMS                      No_PP            0MPP              NO PP                                   0
       17233445      ARMS                      No_PP            0MPP              NO PP                                   0
       17233446      ARMS                      Prepay           12MPP             HARD                                   12
       17233447      ARMS                      Prepay           12MPP             HARD                                   12
       17233448      ARMS                      No_PP            0MPP              NO PP                                   0
       17233449      ARMS                      Prepay           60MPP             SOFT                                    0
       17233421      ARMS                      Prepay           12MPP             HARD                                   12
       17233340      ARMS                      No_PP            0MPP              NO PP                                   0
       17233422      ARMS                      Prepay           12MPP             HARD                                   12
       17233423      ARMS                      No_PP            0MPP              NO PP                                   0
       17233342      ARMS                      No_PP            0MPP              NO PP                                   0
       17233181      ARMS                      No_PP            0MPP              NO PP                                   0
       17233425      ARMS                      No_PP            0MPP              NO PP                                   0
       17233182      ARMS                      No_PP            0MPP              NO PP                                   0
       17233426      ARMS                      No_PP            0MPP              NO PP                                   0
       17233183      ARMS                      No_PP            0MPP              NO PP                                   0
       17233427      ARMS                      Prepay           12MPP             HARD                                   12
       17233346      ARMS                      Prepay           36MPP             SOFT                                    0
       17233428      ARMS                      Prepay           36MPP             SOFT                                    0
       17233347      ARMS                      Prepay           36MPP             SOFT                                    0
       17233429      ARMS                      No_PP            0MPP              NO PP                                   0
       17233186      ARMS                      No_PP            0MPP              NO PP                                   0
       17233348      ARMS                      Prepay           12MPP             HARD                                   12
       17233188      ARMS                      No_PP            0MPP              NO PP                                   0
       17233430      ARMS                      Prepay           12MPP             HARD                                   12
       17233431      ARMS                      No_PP            0MPP              NO PP                                   0
       17233350      ARMS                      No_PP            0MPP              NO PP                                   0
       17233408      ARMS                      Prepay           12MPP             HARD                                   12
       17233165      ARMS                      No_PP            0MPP              NO PP                                   0
       17233085      ARMS                      No_PP            0MPP              NO PP                                   0
       17233328      ARMS                      Prepay           60MPP             SOFT                                    0
       17233329      ARMS                      No_PP            0MPP              NO PP                                   0
       17233168      ARMS                      No_PP            0MPP              NO PP                                   0
       17233410      ARMS                      No_PP            0MPP              NO PP                                   0
       17233411      ARMS                      No_PP            0MPP              NO PP                                   0
       17233412      ARMS                      Prepay           36MPP             SOFT                                    0
       17233331      ARMS                      Prepay           36MPP             SOFT                                    0
       17233332      ARMS                      Prepay           60MPP             SOFT                                    0
       17233414      ARMS                      No_PP            0MPP              NO PP                                   0
       17233090      ARMS                      Prepay           12MPP             HARD                                   12
       17233415      ARMS                      Prepay           12MPP             HARD                                   12
       17233172      ARMS                      No_PP            0MPP              NO PP                                   0
       17233334      ARMS                      Prepay           12MPP             HARD                                   12
       17233416      ARMS                      No_PP            0MPP              NO PP                                   0
       17233417      ARMS                      Prepay           12MPP             HARD                                   12
       17233336      ARMS                      No_PP            0MPP              NO PP                                   0
       17233418      ARMS                      Prepay           60MPP             SOFT                                    0
       17233175      ARMS                      No_PP            0MPP              NO PP                                   0
       17233419      ARMS                      No_PP            0MPP              NO PP                                   0
       17233338      ARMS                      Prepay           36MPP             SOFT                                    0
       17233339      ARMS                      No_PP            0MPP              NO PP                                   0
       17233098      ARMS                      No_PP            0MPP              NO PP                                   0
       17233099      ARMS                      Prepay           12MPP             HARD                                   12
       17233420      ARMS                      Prepay           60MPP             SOFT                                    0
       17233314      ARMS                      No_PP            0MPP              NO PP                                   0
       17233153      ARMS                      No_PP            0MPP              NO PP                                   0
       17233316      ARMS                      Prepay           12MPP             HARD                                   12
       17233155      ARMS                      No_PP            0MPP              NO PP                                   0
       17233317      ARMS                      Prepay           36MPP             SOFT                                    0
       17233318      ARMS                      No_PP            0MPP              NO PP                                   0
       17233157      ARMS                      No_PP            0MPP              NO PP                                   0
       17233077      ARMS                      Prepay           12MPP             HARD                                   12
       17233400      ARMS                      Prepay           36MPP             SOFT                                    0
       17233401      ARMS                      No_PP            0MPP              NO PP                                   0
       17233320      ARMS                      Prepay           12MPP             HARD                                   12
       17233402      ARMS                      No_PP            0MPP              NO PP                                   0
       17233321      ARMS                      No_PP            0MPP              NO PP                                   0
       17233160      ARMS                      No_PP            0MPP              NO PP                                   0
       17233404      ARMS                      No_PP            0MPP              NO PP                                   0
       17233161      ARMS                      Prepay           12MPP             HARD                                   12
       17233323      ARMS                      No_PP            0MPP              NO PP                                   0
       17233082      ARMS                      No_PP            0MPP              NO PP                                   0
       17233326      ARMS                      Prepay           36MPP             SOFT                                    0
       17233310      ARMS                      No_PP            0MPP              NO PP                                   0
       17233311      ARMS                      Prepay           36MPP             SOFT                                    0
       17233312      ARMS                      No_PP            0MPP              NO PP                                   0
       17233070      ARMS                      No_PP            0MPP              NO PP                                   0
       17233313      ARMS                      Prepay           12MPP             HARD                                   12
       17233148      ARMS                      No_PP            0MPP              NO PP                                   0
       17233061      ARMS                      Prepay           12MPP             HARD                                   12
       17233143      ARMS                      No_PP            0MPP              NO PP                                   0
       17233305      ARMS                      No_PP            0MPP              NO PP                                   0
       17233306      ARMS                      Prepay           60MPP             SOFT                                    0
       17233307      ARMS                      Prepay           12MPP             HARD                                   12
       17233138      ARMS                      No_PP            0MPP              NO PP                                   0
       17233303      ARMS                      No_PP            0MPP              NO PP                                   0
       17233053      ARMS                      No_PP            0MPP              NO PP                                   0
       17233134      ARMS                      No_PP            0MPP              NO PP                                   0
       17233055      ARMS                      Prepay           12MPP             HARD                                   12
       17233057      ARMS                      Prepay           60MPP             SOFT                                    0
       17233131      ARMS                      No_PP            0MPP              NO PP                                   0
       17233284      ARMS                      Prepay           12MPP             HARD                                   12
       17233287      ARMS                      No_PP            0MPP              NO PP                                   0
       17233289      ARMS                      Prepay           12MPP             HARD                                   12
       17233291      ARMS                      No_PP            0MPP              NO PP                                   0
       17233294      ARMS                      Prepay           12MPP             HARD                                   12
       17233297      ARMS                      Prepay           36MPP             SOFT                                    0
       17233298      ARMS                      No_PP            0MPP              NO PP                                   0
       17233299      ARMS                      Prepay           12MPP             HARD                                   12
       17232984      ARMS                      No_PP            0MPP              NO PP                                   0
       17233201      ARMS                      Prepay           36MPP             SOFT                                    0
       17233202      ARMS                      No_PP            0MPP              NO PP                                   0
       17233203      ARMS                      Prepay           60MPP             SOFT                                    0
       17233205      ARMS                      No_PP            0MPP              NO PP                                   0
       17233208      ARMS                      No_PP            0MPP              NO PP                                   0
       17233213      ARMS                      No_PP            0MPP              NO PP                                   0
       17233215      ARMS                      No_PP            0MPP              NO PP                                   0
       17233217      ARMS                      No_PP            0MPP              NO PP                                   0
       17233220      ARMS                      No_PP            0MPP              NO PP                                   0
       17233223      ARMS                      No_PP            0MPP              NO PP                                   0
       17233224      ARMS                      Prepay           12MPP             HARD                                   12
       17233225      ARMS                      Prepay           12MPP             HARD                                   12
       17233228      ARMS                      No_PP            0MPP              NO PP                                   0
       17233230      ARMS                      No_PP            0MPP              NO PP                                   0
       17233231      ARMS                      No_PP            0MPP              NO PP                                   0
       17233232      ARMS                      No_PP            0MPP              NO PP                                   0
       17233234      ARMS                      No_PP            0MPP              NO PP                                   0
       17233237      ARMS                      Prepay           36MPP             SOFT                                    0
       17233244      ARMS                      Prepay           60MPP             SOFT                                    0
       17233246      ARMS                      No_PP            0MPP              NO PP                                   0
       17233247      ARMS                      No_PP            0MPP              NO PP                                   0
       17233248      ARMS                      Prepay           36MPP             SOFT                                    0
       17233258      ARMS                      Prepay           36MPP             SOFT                                    0
       17233259      ARMS                      Prepay           60MPP             SOFT                                    0
       17233261      ARMS                      No_PP            0MPP              NO PP                                   0
       17233263      ARMS                      Prepay           12MPP             HARD                                   12
       17233278      ARMS                      No_PP            0MPP              NO PP                                   0
       17233281      ARMS                      Prepay           36MPP             SOFT                                    0
       17233035      ARMS                      Prepay           60MPP             SOFT                                    0
       17247378      ARMS                      Prepay           12MPP             HARD                                   12
       17247379      ARMS                      Prepay           60MPP             SOFT                                    0
       17247299      ARMS                      No_PP            0MPP              NO PP                                   0
       17233027      ARMS                      No_PP            0MPP              NO PP                                   0
       17247339      ARMS                      Prepay           12MPP             HARD                                   12
       17247260      ARMS                      No_PP            0MPP              NO PP                                   0
       17247264      ARMS                      No_PP            0MPP              NO PP                                   0
       17247358      ARMS                      Prepay           12MPP             HARD                                   12
       17247244      ARMS                      No_PP            0MPP              NO PP                                   0
       17247332      ARMS                      No_PP            0MPP              NO PP                                   0
       17247336      ARMS                      Prepay           60MPP             SOFT                                    0
       17247338      ARMS                      Prepay           12MPP             HARD                                   12
       17247249      ARMS                      No_PP            0MPP              NO PP                                   0
       17247319      ARMS                      Prepay           36MPP             SOFT                                    0
       17247239      ARMS                      No_PP            0MPP              NO PP                                   0
       17247313      ARMS                      Prepay           36MPP             SOFT                                    0
       17247307      ARMS                      Prepay           12MPP             HARD                                   12
       17247308      ARMS                      No_PP            0MPP              NO PP                                   0
       17233473      ARMS                      No_PP            0MPP              NO PP                                   0
       17233474      ARMS                      No_PP            0MPP              NO PP                                   0
       17247200      ARMS                      No_PP            0MPP              NO PP                                   0
       17247205      ARMS                      No_PP            0MPP              NO PP                                   0
       17247207      ARMS                      No_PP            0MPP              NO PP                                   0
       17247220      ARMS                      No_PP            0MPP              NO PP                                   0
       17233450      ARMS                      No_PP            0MPP              NO PP                                   0
       17233371      ARMS                      Prepay           60MPP             SOFT                                    0
       17233375      ARMS                      Prepay           36MPP             SOFT                                    0
       17233380      ARMS                      No_PP            0MPP              NO PP                                   0
       17233463      ARMS                      Prepay           36MPP             SOFT                                    0
       17233382      ARMS                      Prepay           36MPP             SOFT                                    0
       17233386      ARMS                      Prepay           60MPP             SOFT                                    0
       17233468      ARMS                      Prepay           36MPP             SOFT                                    0
       17233469      ARMS                      No_PP            0MPP              NO PP                                   0
       17233471      ARMS                      No_PP            0MPP              NO PP                                   0
       17233472      ARMS                      No_PP            0MPP              NO PP                                   0
       17233194      ARMS                      Prepay           12MPP             HARD                                   12
       17233357      ARMS                      No_PP            0MPP              NO PP                                   0
       17233358      ARMS                      No_PP            0MPP              NO PP                                   0
       17233363      ARMS                      Prepay           60MPP             SOFT                                    0
       17233365      ARMS                      Prepay           60MPP             SOFT                                    0
       17233368      ARMS                      No_PP            0MPP              NO PP                                   0
       17233369      ARMS                      No_PP            0MPP              NO PP                                   0
       17233341      ARMS                      Prepay           36MPP             SOFT                                    0
       17233187      ARMS                      No_PP            0MPP              NO PP                                   0
       17233351      ARMS                      Prepay           60MPP             SOFT                                    0
       17233330      ARMS                      No_PP            0MPP              NO PP                                   0
       17233152      ARMS                      No_PP            0MPP              NO PP                                   0
       17233315      ARMS                      No_PP            0MPP              NO PP                                   0
       17233079      ARMS                      Prepay           36MPP             SOFT                                    0
       17233403      ARMS                      No_PP            0MPP              NO PP                                   0
       17233322      ARMS                      No_PP            0MPP              NO PP                                   0
       17233405      ARMS                      No_PP            0MPP              NO PP                                   0
       17233163      ARMS                      Prepay           36MPP             SOFT                                    0
       17233325      ARMS                      Prepay           36MPP             SOFT                                    0
       17233068      ARMS                      No_PP            0MPP              NO PP                                   0
       17233308      ARMS                      No_PP            0MPP              NO PP                                   0
       17233065      ARMS                      No_PP            0MPP              NO PP                                   0
       17233146      ARMS                      No_PP            0MPP              NO PP                                   0
       17233139      ARMS                      No_PP            0MPP              NO PP                                   0
       17233048      ARMS                      No_PP            0MPP              NO PP                                   0
       17233283      ARMS                      No_PP            0MPP              NO PP                                   0
       17233286      ARMS                      Prepay           36MPP             SOFT                                    0
       17232995      ARMS                      No_PP            0MPP              NO PP                                   0
       17233200      ARMS                      No_PP            0MPP              NO PP                                   0
       17233207      ARMS                      No_PP            0MPP              NO PP                                   0
       17233210      ARMS                      Prepay           12MPP             HARD                                   12
       17233222      ARMS                      Prepay           12MPP             HARD                                   12
       17233227      ARMS                      Prepay           36MPP             SOFT                                    0
       17233229      ARMS                      Prepay           12MPP             HARD                                   12
       17233238      ARMS                      Prepay           12MPP             HARD                                   12
       17233239      ARMS                      No_PP            0MPP              NO PP                                   0
       17233250      ARMS                      Prepay           60MPP             SOFT                                    0
       17233255      ARMS                      Prepay           12MPP             HARD                                   12
       17233270      ARMS                      Prepay           12MPP             HARD                                   12
       17233276      ARMS                      Prepay           60MPP             SOFT                                    0
       17233279      ARMS                      Prepay           12MPP             HARD                                   12
       17151971      ARMS                      No_PP            0MPP              NO PP                                   0
       17151933      ARMS                      No_PP            0MPP              NO PP                                   0
       17151935      ARMS                      Prepay           36MPP             HARD                                   36
       17151950      ARMS                      No_PP            0MPP              NO PP                                   0
       17151953      ARMS                      No_PP            0MPP              NO PP                                   0
       17151974      ARMS                      No_PP            0MPP              NO PP                                   0
       17151981      ARMS                      No_PP            0MPP              NO PP                                   0
       17151983      ARMS                      No_PP            0MPP              NO PP                                   0
       17151992      ARMS                      Prepay           36MPP             HARD                                   36
       17152002      ARMS                      No_PP            0MPP              NO PP                                   0
       17152005      ARMS                      No_PP            0MPP              NO PP                                   0
       17151917      ARMS                      No_PP            0MPP              NO PP                                   0
       17151913      ARMS                      No_PP            0MPP              NO PP                                   0
       17151976      ARMS                      Prepay           12MPP             HARD                                   12
       17151998      ARMS                      No_PP            0MPP              NO PP                                   0
       17152007      ARMS                      Prepay           12MPP             HARD                                   12

LOAN_SEQ             LIEN                 BALLOON           IO_FLAG          IO_            AMORT_
                                                                             PERIOD         TERM1
--------------------------------------------------------------------------------------------------------
       17151996      First Lien           No                Yes                    120              360
       17151960      First Lien           No                Yes                    120              360
       17151912      First Lien           No                Yes                    120              360
       17151914      First Lien           No                No                       0              360
       17151922      First Lien           No                Yes                    120              360
       17151924      First Lien           No                Yes                    120              360
       17151926      First Lien           No                Yes                    120              360
       17151927      First Lien           No                Yes                    120              360
       17151929      First Lien           No                Yes                    120              360
       17151931      First Lien           No                Yes                    120              360
       17151946      First Lien           No                Yes                    120              360
       17151925      First Lien           No                Yes                    120              360
       17151928      First Lien           No                Yes                    120              360
       17151930      First Lien           No                Yes                    120              360
       17151932      First Lien           No                Yes                    120              360
       17151934      First Lien           No                No                       0              360
       17151937      First Lien           No                Yes                    120              360
       17151938      First Lien           No                Yes                    120              360
       17151939      First Lien           No                Yes                    120              360
       17151940      First Lien           No                No                       0              360
       17151941      First Lien           No                Yes                    120              360
       17151942      First Lien           No                No                       0              360
       17151943      First Lien           No                Yes                    120              360
       17151944      First Lien           No                Yes                    120              360
       17151945      First Lien           No                Yes                    120              360
       17151947      First Lien           No                Yes                    120              360
       17151948      First Lien           No                Yes                    120              360
       17151949      First Lien           No                Yes                    120              360
       17151951      First Lien           No                Yes                    120              360
       17151954      First Lien           No                No                       0              360
       17151955      First Lien           No                Yes                    120              360
       17151956      First Lien           No                Yes                    120              360
       17151958      First Lien           No                Yes                    120              360
       17151961      First Lien           No                Yes                    120              360
       17151962      First Lien           No                Yes                    120              360
       17151963      First Lien           No                Yes                    120              360
       17151964      First Lien           No                Yes                    120              360
       17151965      First Lien           No                No                       0              360
       17151967      First Lien           No                Yes                    120              360
       17151969      First Lien           No                Yes                    120              360
       17151970      First Lien           No                Yes                    120              360
       17151972      First Lien           No                Yes                    120              360
       17151973      First Lien           No                Yes                    120              360
       17151975      First Lien           No                Yes                    120              360
       17151977      First Lien           No                Yes                    120              360
       17151978      First Lien           No                Yes                    120              360
       17152017      First Lien           No                Yes                    120              360
       17152018      First Lien           No                Yes                    120              360
       17152019      First Lien           No                Yes                    120              360
       17152020      First Lien           No                Yes                    120              360
       17152021      First Lien           No                Yes                    120              360
       17152022      First Lien           No                Yes                    120              360
       17152023      First Lien           No                Yes                    120              360
       17152024      First Lien           No                Yes                    120              360
       17152025      First Lien           No                Yes                    120              360
       17152026      First Lien           No                Yes                    120              360
       17152027      First Lien           No                Yes                    120              360
       17152028      First Lien           No                Yes                    120              360
       17152029      First Lien           No                No                       0              360
       17151979      First Lien           No                Yes                    120              360
       17151980      First Lien           No                Yes                    120              360
       17151982      First Lien           No                Yes                    120              360
       17151986      First Lien           No                Yes                    120              360
       17151987      First Lien           No                Yes                    120              360
       17151988      First Lien           No                Yes                    120              360
       17151989      First Lien           No                Yes                    120              360
       17151990      First Lien           No                Yes                    120              360
       17151991      First Lien           No                Yes                    120              360
       17151994      First Lien           No                Yes                    120              360
       17152000      First Lien           No                Yes                    120              360
       17152001      First Lien           No                Yes                    120              360
       17152003      First Lien           No                Yes                    120              360
       17152004      First Lien           No                Yes                    120              360
       17152006      First Lien           No                Yes                    120              360
       17152008      First Lien           No                No                       0              360
       17152009      First Lien           No                Yes                    120              360
       17152010      First Lien           No                Yes                    120              360
       17152011      First Lien           No                Yes                    120              360
       17152012      First Lien           No                Yes                    120              360
       17152013      First Lien           No                No                       0              360
       17152015      First Lien           No                Yes                    120              360
       17151898      First Lien           No                Yes                    120              360
       17151899      First Lien           No                Yes                    120              360
       17151902      First Lien           No                Yes                    120              360
       17151903      First Lien           No                Yes                    120              360
       17151904      First Lien           No                No                       0              360
       17151905      First Lien           No                Yes                    120              360
       17151906      First Lien           No                Yes                    120              360
       17151908      First Lien           No                Yes                    120              360
       17151909      First Lien           No                No                       0              360
       17151910      First Lien           No                No                       0              360
       17151916      First Lien           No                Yes                    120              360
       17151921      First Lien           No                Yes                    120              360
       17151923      First Lien           No                No                       0              360
       17151911      First Lien           No                Yes                    120              360
       17151957      First Lien           No                No                       0              360
       17151995      First Lien           No                Yes                    120              360
       17153681      First Lien           No                Yes                     60              360
       17153682      First Lien           No                Yes                     60              360
       17153683      First Lien           No                Yes                    120              360
       17153684      First Lien           No                Yes                     60              360
       17153685      First Lien           No                No                       0              360
       17153686      First Lien           No                Yes                     60              360
       17153688      First Lien           No                Yes                    120              360
       17153689      First Lien           No                Yes                     60              360
       17153690      First Lien           No                Yes                    120              360
       17153691      First Lien           No                Yes                    120              360
       17153692      First Lien           No                No                       0              360
       17153693      First Lien           No                Yes                     60              360
       17153694      First Lien           No                Yes                    120              360
       17153695      First Lien           No                No                       0              360
       17153696      First Lien           No                Yes                     60              360
       17153697      First Lien           No                Yes                     60              360
       17153698      First Lien           No                Yes                    120              360
       17153699      First Lien           No                No                       0              360
       17153700      First Lien           No                Yes                     60              360
       17153701      First Lien           No                Yes                    120              360
       17153702      First Lien           No                Yes                     60              360
       17153703      First Lien           No                Yes                     60              360
       17153704      First Lien           No                Yes                     60              360
       17153705      First Lien           No                Yes                     60              360
       17153706      First Lien           No                Yes                     60              360
       17153707      First Lien           No                Yes                    120              360
       17153708      First Lien           No                Yes                     60              360
       17153709      First Lien           No                Yes                     60              360
       17153710      First Lien           No                Yes                    120              360
       17153711      First Lien           No                Yes                     60              360
       17153712      First Lien           No                Yes                    120              360
       17153713      First Lien           No                Yes                     60              360
       17153714      First Lien           No                Yes                    120              360
       17153715      First Lien           No                Yes                    120              360
       17153716      First Lien           No                Yes                    120              360
       17153717      First Lien           No                Yes                    120              360
       17153718      First Lien           No                Yes                     60              360
       17153719      First Lien           No                Yes                     60              360
       17153720      First Lien           No                Yes                    120              360
       17153721      First Lien           No                Yes                     60              360
       17153722      First Lien           No                Yes                     60              360
       17153723      First Lien           No                Yes                     60              360
       17153726      First Lien           No                No                       0              360
       17153727      First Lien           No                Yes                     60              360
       17153728      First Lien           No                No                       0              360
       17153729      First Lien           No                Yes                     60              360
       17153537      First Lien           No                Yes                     60              360
       17153539      First Lien           No                Yes                     60              360
       17153540      First Lien           No                Yes                    120              360
       17153541      First Lien           No                Yes                     60              360
       17153542      First Lien           No                Yes                     60              360
       17153543      First Lien           No                Yes                     60              360
       17153544      First Lien           No                Yes                     60              360
       17153545      First Lien           No                No                       0              360
       17153546      First Lien           No                Yes                     60              360
       17153547      First Lien           No                Yes                     60              360
       17153548      First Lien           No                Yes                    120              360
       17153549      First Lien           No                Yes                    120              360
       17153550      First Lien           No                Yes                    120              360
       17153551      First Lien           No                Yes                     60              360
       17153552      First Lien           No                Yes                     60              360
       17153553      First Lien           No                Yes                    120              360
       17153554      First Lien           No                Yes                     60              360
       17153556      First Lien           No                Yes                    120              360
       17153557      First Lien           No                Yes                     60              360
       17153558      First Lien           No                Yes                     60              360
       17153559      First Lien           No                Yes                     60              360
       17153560      First Lien           No                Yes                     60              360
       17153561      First Lien           No                Yes                     60              360
       17153562      First Lien           No                Yes                     60              360
       17153563      First Lien           No                Yes                     60              360
       17153564      First Lien           No                Yes                     60              360
       17153565      First Lien           No                Yes                     60              360
       17153566      First Lien           No                Yes                     60              360
       17153567      First Lien           No                Yes                     60              360
       17153568      First Lien           No                Yes                     60              360
       17153569      First Lien           No                Yes                     60              360
       17153570      First Lien           No                Yes                    120              360
       17153571      First Lien           No                Yes                     60              360
       17153572      First Lien           No                Yes                     60              360
       17153573      First Lien           No                Yes                     60              360
       17153575      First Lien           No                Yes                     60              360
       17153576      First Lien           No                Yes                    120              360
       17153577      First Lien           No                Yes                    120              360
       17153578      First Lien           No                Yes                    120              360
       17153579      First Lien           No                No                       0              360
       17153580      First Lien           No                Yes                     60              360
       17153581      First Lien           No                Yes                     60              360
       17153582      First Lien           No                Yes                     60              360
       17153583      First Lien           No                Yes                     60              360
       17153584      First Lien           No                Yes                     60              360
       17153585      First Lien           No                Yes                     60              360
       17153586      First Lien           No                Yes                    120              360
       17153587      First Lien           No                Yes                     60              360
       17153588      First Lien           No                Yes                    120              360
       17153589      First Lien           No                Yes                    120              360
       17153591      First Lien           No                Yes                     60              360
       17153592      First Lien           No                No                       0              360
       17153593      First Lien           No                Yes                     60              360
       17153596      First Lien           No                Yes                    120              360
       17153597      First Lien           No                Yes                     60              360
       17153598      First Lien           No                Yes                    120              360
       17153599      First Lien           No                Yes                     60              360
       17153600      First Lien           No                Yes                     60              360
       17153601      First Lien           No                Yes                     60              360
       17153602      First Lien           No                Yes                     60              360
       17153603      First Lien           No                Yes                     60              360
       17153604      First Lien           No                Yes                     60              360
       17153605      First Lien           No                Yes                     60              360
       17153606      First Lien           No                Yes                     60              360
       17153608      First Lien           No                Yes                    120              360
       17153609      First Lien           No                Yes                     60              360
       17153610      First Lien           No                Yes                     60              360
       17153611      First Lien           No                Yes                     60              360
       17153612      First Lien           No                Yes                     60              360
       17153613      First Lien           No                Yes                     60              360
       17153614      First Lien           No                Yes                     60              360
       17153615      First Lien           No                Yes                     60              360
       17153616      First Lien           No                Yes                     60              360
       17153617      First Lien           No                Yes                    120              360
       17153618      First Lien           No                Yes                     60              360
       17153619      First Lien           No                Yes                     60              360
       17153620      First Lien           No                Yes                     60              360
       17153622      First Lien           No                No                       0              360
       17153623      First Lien           No                Yes                    120              360
       17153624      First Lien           No                No                       0              360
       17153625      First Lien           No                Yes                     60              360
       17153626      First Lien           No                No                       0              360
       17153627      First Lien           No                Yes                     60              360
       17153629      First Lien           No                Yes                    120              360
       17153631      First Lien           No                Yes                     60              360
       17153632      First Lien           No                Yes                     60              360
       17153633      First Lien           No                Yes                     60              360
       17153636      First Lien           No                Yes                    120              360
       17153637      First Lien           No                Yes                    120              360
       17153638      First Lien           No                Yes                     60              360
       17153639      First Lien           No                Yes                    120              360
       17153640      First Lien           No                Yes                     60              360
       17153641      First Lien           No                Yes                     60              360
       17153643      First Lien           No                Yes                     60              360
       17153644      First Lien           No                Yes                    120              360
       17153645      First Lien           No                No                       0              360
       17153646      First Lien           No                Yes                    120              360
       17153647      First Lien           No                Yes                    120              360
       17153648      First Lien           No                Yes                     60              360
       17153649      First Lien           No                Yes                     60              360
       17153650      First Lien           No                Yes                    120              360
       17153651      First Lien           No                No                       0              360
       17153652      First Lien           No                Yes                    120              360
       17153653      First Lien           No                No                       0              360
       17153654      First Lien           No                Yes                     60              360
       17153655      First Lien           No                Yes                    120              360
       17153656      First Lien           No                No                       0              360
       17153657      First Lien           No                Yes                     60              360
       17153658      First Lien           No                Yes                     60              360
       17153659      First Lien           No                Yes                    120              360
       17153660      First Lien           No                Yes                    120              360
       17153661      First Lien           No                Yes                     60              360
       17153662      First Lien           No                Yes                     60              360
       17153663      First Lien           No                Yes                     60              360
       17153664      First Lien           No                Yes                     60              360
       17153665      First Lien           No                Yes                     60              360
       17153666      First Lien           No                Yes                     60              360
       17153667      First Lien           No                Yes                     60              360
       17153668      First Lien           No                Yes                     60              360
       17153669      First Lien           No                Yes                     60              360
       17153670      First Lien           No                Yes                    120              360
       17153672      First Lien           No                Yes                     60              360
       17153674      First Lien           No                Yes                    120              360
       17153675      First Lien           No                Yes                    120              360
       17153676      First Lien           No                Yes                     60              360
       17153677      First Lien           No                No                       0              360
       17153679      First Lien           No                Yes                    120              360
       17153680      First Lien           No                Yes                     60              360
       17153494      First Lien           No                Yes                     60              360
       17153495      First Lien           No                Yes                     60              360
       17153497      First Lien           No                No                       0              360
       17153498      First Lien           No                Yes                    120              360
       17153499      First Lien           No                No                       0              360
       17153500      First Lien           No                Yes                     60              360
       17153501      First Lien           No                Yes                     60              360
       17153502      First Lien           No                Yes                     60              360
       17153503      First Lien           No                Yes                     60              360
       17153504      First Lien           No                Yes                     60              360
       17153505      First Lien           No                Yes                     60              360
       17153506      First Lien           No                Yes                     60              360
       17153507      First Lien           No                Yes                     60              360
       17153508      First Lien           No                Yes                     60              360
       17153509      First Lien           No                Yes                    120              360
       17153510      First Lien           No                Yes                     60              360
       17153512      First Lien           No                Yes                     60              360
       17153513      First Lien           No                Yes                     60              360
       17153514      First Lien           No                Yes                     60              360
       17153515      First Lien           No                Yes                     60              360
       17153516      First Lien           No                Yes                     60              360
       17153517      First Lien           No                Yes                    120              360
       17153518      First Lien           No                Yes                     60              360
       17153519      First Lien           No                Yes                     60              360
       17153520      First Lien           No                Yes                     60              360
       17153521      First Lien           No                Yes                    120              360
       17153522      First Lien           No                Yes                     60              360
       17153523      First Lien           No                Yes                     60              360
       17153524      First Lien           No                No                       0              360
       17153526      First Lien           No                Yes                    120              360
       17153527      First Lien           No                Yes                    120              360
       17153528      First Lien           No                Yes                    120              360
       17153529      First Lien           No                Yes                    120              360
       17153530      First Lien           No                Yes                     60              360
       17153531      First Lien           No                Yes                    120              360
       17153532      First Lien           No                Yes                     60              360
       17153534      First Lien           No                Yes                     60              360
       17153535      First Lien           No                Yes                     60              360
       17153536      First Lien           No                Yes                    120              360
       17153415      First Lien           No                Yes                    120              360
       17153416      First Lien           No                Yes                    120              360
       17153417      First Lien           No                Yes                    120              360
       17153418      First Lien           No                Yes                    120              360
       17153419      First Lien           No                Yes                    120              360
       17153421      First Lien           No                Yes                     60              360
       17153422      First Lien           No                No                       0              360
       17153424      First Lien           No                Yes                    120              360
       17153426      First Lien           No                No                       0              360
       17153427      First Lien           No                Yes                     60              360
       17153428      First Lien           No                No                       0              360
       17153429      First Lien           No                Yes                     60              360
       17153430      First Lien           No                Yes                    120              360
       17153431      First Lien           No                Yes                     60              360
       17153432      First Lien           No                No                       0              360
       17153433      First Lien           No                No                       0              360
       17153435      First Lien           No                Yes                     60              360
       17153436      First Lien           No                No                       0              360
       17153437      First Lien           No                Yes                    120              360
       17153438      First Lien           No                Yes                     60              360
       17153439      First Lien           No                Yes                    120              360
       17153440      First Lien           No                Yes                    120              360
       17153441      First Lien           No                Yes                    120              360
       17153442      First Lien           No                Yes                    120              360
       17153443      First Lien           No                Yes                    120              360
       17153444      First Lien           No                Yes                    120              360
       17153445      First Lien           No                No                       0              360
       17153446      First Lien           No                Yes                     60              360
       17153447      First Lien           No                Yes                    120              360
       17153448      First Lien           No                Yes                    120              360
       17153449      First Lien           No                Yes                    120              360
       17153450      First Lien           No                Yes                    120              360
       17153451      First Lien           No                No                       0              360
       17153452      First Lien           No                Yes                    120              360
       17153453      First Lien           No                Yes                    120              360
       17153454      First Lien           No                No                       0              360
       17153455      First Lien           No                Yes                     60              360
       17153456      First Lien           No                Yes                     60              360
       17153457      First Lien           No                Yes                     60              360
       17153458      First Lien           No                Yes                     60              360
       17153459      First Lien           No                Yes                     60              360
       17153460      First Lien           No                No                       0              360
       17153462      First Lien           No                Yes                     60              360
       17153463      First Lien           No                Yes                     60              360
       17153464      First Lien           No                Yes                     60              360
       17153465      First Lien           No                No                       0              360
       17153466      First Lien           No                Yes                     60              360
       17153467      First Lien           No                Yes                     60              360
       17153468      First Lien           No                Yes                     60              360
       17153471      First Lien           No                Yes                     60              360
       17153472      First Lien           No                Yes                    120              360
       17153473      First Lien           No                Yes                     60              360
       17153474      First Lien           No                Yes                     60              360
       17153475      First Lien           No                Yes                    120              360
       17153476      First Lien           No                Yes                     60              360
       17153477      First Lien           No                Yes                    120              360
       17153478      First Lien           No                No                       0              360
       17153479      First Lien           No                No                       0              360
       17153480      First Lien           No                Yes                     60              360
       17153482      First Lien           No                No                       0              360
       17153483      First Lien           No                Yes                     60              360
       17153484      First Lien           No                Yes                    120              360
       17153485      First Lien           No                Yes                    120              360
       17153486      First Lien           No                Yes                     60              360
       17153487      First Lien           No                Yes                     60              360
       17153488      First Lien           No                Yes                    120              360
       17153489      First Lien           No                Yes                     60              360
       17153490      First Lien           No                No                       0              360
       17153492      First Lien           No                Yes                    120              360
       17153493      First Lien           No                Yes                     60              360
       17153084      First Lien           No                Yes                     60              360
       17153085      First Lien           No                Yes                     60              360
       17153086      First Lien           No                Yes                     60              360
       17153088      First Lien           No                No                       0              360
       17153089      First Lien           No                Yes                     60              360
       17153090      First Lien           No                Yes                     60              360
       17153091      First Lien           No                Yes                     60              360
       17153092      First Lien           No                Yes                    120              360
       17153093      First Lien           No                Yes                     60              360
       17153101      First Lien           No                Yes                    120              360
       17153102      First Lien           No                No                       0              360
       17153103      First Lien           No                Yes                    120              360
       17153105      First Lien           No                Yes                     60              360
       17153106      First Lien           No                No                       0              360
       17153107      First Lien           No                Yes                     60              360
       17153108      First Lien           No                Yes                     60              360
       17153109      First Lien           No                Yes                    120              360
       17153110      First Lien           No                Yes                     60              360
       17153112      First Lien           No                Yes                     60              360
       17153113      First Lien           No                Yes                     60              360
       17153114      First Lien           No                No                       0              360
       17153115      First Lien           No                Yes                     60              360
       17153116      First Lien           No                Yes                    120              360
       17153117      First Lien           No                No                       0              360
       17153118      First Lien           No                Yes                     60              360
       17153119      First Lien           No                Yes                     60              360
       17153120      First Lien           No                No                       0              360
       17153121      First Lien           No                Yes                     60              360
       17153122      First Lien           No                No                       0              360
       17153123      First Lien           No                Yes                    120              360
       17153126      First Lien           No                Yes                     60              360
       17153127      First Lien           No                Yes                     60              360
       17153128      First Lien           No                Yes                    120              360
       17153129      First Lien           No                Yes                     60              360
       17153130      First Lien           No                Yes                    120              360
       17153131      First Lien           No                Yes                    120              360
       17153132      First Lien           No                Yes                    120              360
       17153134      First Lien           No                Yes                    120              360
       17153135      First Lien           No                Yes                     60              360
       17153136      First Lien           No                Yes                    120              360
       17153137      First Lien           No                Yes                    120              360
       17153138      First Lien           No                Yes                    120              360
       17153139      First Lien           No                Yes                    120              360
       17153140      First Lien           No                Yes                     60              360
       17153141      First Lien           No                Yes                     60              360
       17153142      First Lien           No                No                       0              360
       17153143      First Lien           No                Yes                     60              360
       17153145      First Lien           No                No                       0              360
       17153146      First Lien           No                Yes                    120              360
       17153147      First Lien           No                Yes                    120              360
       17153148      First Lien           No                Yes                    120              360
       17153149      First Lien           No                Yes                     60              360
       17153150      First Lien           No                Yes                     60              360
       17153151      First Lien           No                Yes                     60              360
       17153152      First Lien           No                Yes                    120              360
       17153153      First Lien           No                Yes                     60              360
       17153154      First Lien           No                Yes                     60              360
       17153156      First Lien           No                Yes                     60              360
       17153157      First Lien           No                Yes                     60              360
       17153158      First Lien           No                Yes                     60              360
       17153159      First Lien           No                Yes                     60              360
       17153160      First Lien           No                No                       0              360
       17153161      First Lien           No                Yes                     60              360
       17153162      First Lien           No                Yes                    120              360
       17153164      First Lien           No                Yes                    120              360
       17153165      First Lien           No                Yes                     60              360
       17153166      First Lien           No                Yes                     60              360
       17153167      First Lien           No                Yes                    120              360
       17153168      First Lien           No                Yes                     60              360
       17153170      First Lien           No                Yes                    120              360
       17153171      First Lien           No                Yes                     60              360
       17153172      First Lien           No                Yes                    120              360
       17153173      First Lien           No                No                       0              360
       17153174      First Lien           No                Yes                     60              360
       17153175      First Lien           No                Yes                     60              360
       17153176      First Lien           No                No                       0              360
       17153177      First Lien           No                Yes                    120              360
       17153179      First Lien           No                Yes                    120              360
       17153180      First Lien           No                Yes                    120              360
       17153181      First Lien           No                Yes                     60              360
       17153182      First Lien           No                Yes                     60              360
       17153183      First Lien           No                Yes                     60              360
       17153184      First Lien           No                Yes                    120              360
       17153186      First Lien           No                Yes                     60              360
       17153187      First Lien           No                Yes                     60              360
       17153188      First Lien           No                Yes                     60              360
       17153189      First Lien           No                Yes                     60              360
       17153190      First Lien           No                Yes                     60              360
       17153191      First Lien           No                Yes                     60              360
       17153192      First Lien           No                Yes                    120              360
       17153193      First Lien           No                Yes                     60              360
       17153194      First Lien           No                Yes                     60              360
       17153195      First Lien           No                Yes                     60              360
       17153196      First Lien           No                Yes                    120              360
       17153199      First Lien           No                Yes                     60              360
       17153200      First Lien           No                Yes                     60              360
       17153201      First Lien           No                No                       0              360
       17153202      First Lien           No                Yes                     60              360
       17153322      First Lien           No                Yes                    120              360
       17153323      First Lien           No                Yes                    120              360
       17153324      First Lien           No                Yes                    120              360
       17153326      First Lien           No                Yes                     60              360
       17153327      First Lien           No                Yes                    120              360
       17153328      First Lien           No                Yes                     60              360
       17153329      First Lien           No                Yes                    120              360
       17153330      First Lien           No                Yes                     60              360
       17153332      First Lien           No                No                       0              360
       17153333      First Lien           No                Yes                    120              360
       17153334      First Lien           No                No                       0              360
       17153335      First Lien           No                Yes                     60              360
       17153336      First Lien           No                Yes                     60              360
       17153337      First Lien           No                Yes                     60              360
       17153338      First Lien           No                Yes                    120              360
       17153339      First Lien           No                Yes                     60              360
       17153340      First Lien           No                Yes                     60              360
       17153341      First Lien           No                No                       0              360
       17153342      First Lien           No                Yes                    120              360
       17153343      First Lien           No                Yes                     60              360
       17153345      First Lien           No                Yes                     60              360
       17153346      First Lien           No                Yes                     60              360
       17153347      First Lien           No                Yes                     60              360
       17153348      First Lien           No                Yes                     60              360
       17153349      First Lien           No                Yes                    120              360
       17153350      First Lien           No                Yes                     60              360
       17153351      First Lien           No                Yes                    120              360
       17153352      First Lien           No                Yes                     60              360
       17153353      First Lien           No                Yes                     60              360
       17153354      First Lien           No                Yes                     60              360
       17153355      First Lien           No                Yes                     60              360
       17153356      First Lien           No                Yes                     60              360
       17153357      First Lien           No                Yes                    120              360
       17153358      First Lien           No                Yes                    120              360
       17153359      First Lien           No                Yes                     60              360
       17153360      First Lien           No                Yes                     60              360
       17153361      First Lien           No                Yes                    120              360
       17153362      First Lien           No                Yes                     60              360
       17153363      First Lien           No                Yes                    120              360
       17153364      First Lien           No                Yes                     60              360
       17153365      First Lien           No                Yes                    120              360
       17153366      First Lien           No                Yes                     60              360
       17153367      First Lien           No                No                       0              360
       17153369      First Lien           No                Yes                     60              360
       17153370      First Lien           No                Yes                    120              360
       17153371      First Lien           No                No                       0              360
       17153372      First Lien           No                Yes                     60              360
       17153373      First Lien           No                Yes                    120              360
       17153374      First Lien           No                Yes                     60              360
       17153375      First Lien           No                Yes                     60              360
       17153376      First Lien           No                Yes                     60              360
       17153377      First Lien           No                Yes                     60              360
       17153378      First Lien           No                Yes                     60              360
       17153379      First Lien           No                Yes                    120              360
       17153380      First Lien           No                Yes                    120              360
       17153381      First Lien           No                Yes                     60              360
       17153382      First Lien           No                Yes                    120              360
       17153383      First Lien           No                Yes                    120              360
       17153384      First Lien           No                Yes                     60              360
       17153385      First Lien           No                Yes                     60              360
       17153386      First Lien           No                Yes                    120              360
       17153387      First Lien           No                Yes                    120              360
       17153388      First Lien           No                No                       0              360
       17153389      First Lien           No                Yes                     60              360
       17153390      First Lien           No                Yes                     60              360
       17153391      First Lien           No                Yes                     60              360
       17153392      First Lien           No                Yes                     60              360
       17153393      First Lien           No                Yes                    120              360
       17153394      First Lien           No                Yes                     60              360
       17153395      First Lien           No                Yes                    120              360
       17153396      First Lien           No                Yes                     60              360
       17153397      First Lien           No                Yes                     60              360
       17153398      First Lien           No                Yes                    120              360
       17153399      First Lien           No                Yes                    120              360
       17153400      First Lien           No                Yes                    120              360
       17153401      First Lien           No                Yes                     60              360
       17153402      First Lien           No                Yes                    120              360
       17153403      First Lien           No                No                       0              360
       17153405      First Lien           No                Yes                     60              360
       17153406      First Lien           No                Yes                    120              360
       17153407      First Lien           No                Yes                    120              360
       17153408      First Lien           No                Yes                    120              360
       17153409      First Lien           No                Yes                     60              360
       17153410      First Lien           No                Yes                    120              360
       17153411      First Lien           No                Yes                     60              360
       17153412      First Lien           No                Yes                     60              360
       17153414      First Lien           No                No                       0              360
       17153210      First Lien           No                Yes                    120              360
       17153211      First Lien           No                Yes                     60              360
       17153212      First Lien           No                Yes                     60              360
       17153214      First Lien           No                Yes                    120              360
       17153215      First Lien           No                Yes                     60              360
       17153216      First Lien           No                Yes                     60              360
       17153217      First Lien           No                Yes                    120              360
       17153218      First Lien           No                Yes                    120              360
       17153219      First Lien           No                Yes                    120              360
       17153220      First Lien           No                Yes                    120              360
       17153221      First Lien           No                Yes                     60              360
       17153222      First Lien           No                Yes                    120              360
       17153223      First Lien           No                Yes                     60              360
       17153224      First Lien           No                Yes                     60              360
       17153225      First Lien           No                Yes                    120              360
       17153226      First Lien           No                No                       0              360
       17153227      First Lien           No                Yes                     60              360
       17153228      First Lien           No                Yes                    120              360
       17153229      First Lien           No                Yes                     60              360
       17153230      First Lien           No                Yes                     60              360
       17153231      First Lien           No                Yes                    120              360
       17153232      First Lien           No                Yes                     60              360
       17153233      First Lien           No                Yes                     60              360
       17153234      First Lien           No                Yes                    120              360
       17153235      First Lien           No                Yes                     60              360
       17153236      First Lien           No                Yes                     60              360
       17153237      First Lien           No                Yes                    120              360
       17153239      First Lien           No                Yes                     60              360
       17153240      First Lien           No                Yes                    120              360
       17153244      First Lien           No                Yes                     60              360
       17153245      First Lien           No                Yes                     60              360
       17153247      First Lien           No                Yes                     60              360
       17153249      First Lien           No                No                       0              360
       17153250      First Lien           No                Yes                     60              360
       17153251      First Lien           No                Yes                    120              360
       17153252      First Lien           No                Yes                     60              360
       17153253      First Lien           No                Yes                     60              360
       17153254      First Lien           No                Yes                     60              360
       17153255      First Lien           No                Yes                     60              360
       17153256      First Lien           No                No                       0              360
       17153257      First Lien           No                Yes                    120              360
       17153258      First Lien           No                Yes                    120              360
       17153259      First Lien           No                Yes                     60              360
       17153260      First Lien           No                No                       0              360
       17153261      First Lien           No                Yes                     60              360
       17153262      First Lien           No                Yes                     60              360
       17153263      First Lien           No                Yes                    120              360
       17153264      First Lien           No                Yes                     60              360
       17153267      First Lien           No                Yes                     60              360
       17153268      First Lien           No                Yes                    120              360
       17153269      First Lien           No                Yes                    120              360
       17153270      First Lien           No                Yes                    120              360
       17153272      First Lien           No                Yes                    120              360
       17153274      First Lien           No                Yes                     60              360
       17153275      First Lien           No                Yes                    120              360
       17153276      First Lien           No                Yes                    120              360
       17153277      First Lien           No                Yes                    120              360
       17153278      First Lien           No                No                       0              360
       17153279      First Lien           No                No                       0              360
       17153280      First Lien           No                No                       0              360
       17153281      First Lien           No                Yes                     60              360
       17153282      First Lien           No                Yes                    120              360
       17153283      First Lien           No                No                       0              360
       17153284      First Lien           No                No                       0              360
       17153285      First Lien           No                Yes                     60              360
       17153286      First Lien           No                Yes                    120              360
       17153287      First Lien           No                Yes                    120              360
       17153288      First Lien           No                Yes                    120              360
       17153289      First Lien           No                Yes                     60              360
       17153291      First Lien           No                Yes                    120              360
       17153292      First Lien           No                Yes                    120              360
       17153293      First Lien           No                Yes                    120              360
       17153294      First Lien           No                Yes                     60              360
       17153295      First Lien           No                Yes                    120              360
       17153296      First Lien           No                Yes                    120              360
       17153297      First Lien           No                Yes                    120              360
       17153298      First Lien           No                Yes                    120              360
       17153299      First Lien           No                Yes                     60              360
       17153300      First Lien           No                Yes                     60              360
       17153301      First Lien           No                Yes                    120              360
       17153302      First Lien           No                Yes                     60              360
       17153303      First Lien           No                No                       0              360
       17153304      First Lien           No                Yes                     60              360
       17153305      First Lien           No                Yes                     60              360
       17153306      First Lien           No                No                       0              360
       17153307      First Lien           No                Yes                    120              360
       17153308      First Lien           No                Yes                     60              360
       17153310      First Lien           No                Yes                    120              360
       17153311      First Lien           No                No                       0              360
       17153312      First Lien           No                Yes                     60              360
       17153313      First Lien           No                Yes                     60              360
       17153314      First Lien           No                Yes                    120              360
       17153316      First Lien           No                No                       0              360
       17153317      First Lien           No                Yes                     60              360
       17153318      First Lien           No                Yes                    120              360
       17153319      First Lien           No                Yes                     60              360
       17153320      First Lien           No                Yes                    120              360
       17153321      First Lien           No                Yes                    120              360
       17153203      First Lien           No                Yes                    120              360
       17153204      First Lien           No                Yes                    120              360
       17153205      First Lien           No                Yes                    120              360
       17153206      First Lien           No                Yes                     60              360
       17153207      First Lien           No                Yes                    120              360
       17153208      First Lien           No                Yes                    120              360
       16846361      First Lien           No                Yes                     60              360
       17153912      First Lien           No                Yes                    120              360
       17153913      First Lien           No                Yes                    120              360
       17153914      First Lien           No                No                       0              360
       17153915      First Lien           No                Yes                    120              360
       17153916      First Lien           No                Yes                    120              360
       17153917      First Lien           No                Yes                    120              360
       17153918      First Lien           No                Yes                    120              360
       17153919      First Lien           No                Yes                    120              360
       17153920      First Lien           No                Yes                    120              360
       17153921      First Lien           No                Yes                    120              360
       17153922      First Lien           No                Yes                    120              360
       17153923      First Lien           No                Yes                    120              360
       17153924      First Lien           No                Yes                    120              360
       17153925      First Lien           No                No                       0              360
       17153926      First Lien           No                Yes                    120              360
       17153928      First Lien           No                Yes                    120              360
       17153929      First Lien           No                Yes                    120              360
       17153930      First Lien           No                Yes                    120              360
       17153931      First Lien           No                Yes                    120              360
       17153932      First Lien           No                Yes                    120              360
       17153933      First Lien           No                No                       0              360
       17153934      First Lien           No                Yes                    120              360
       17153935      First Lien           No                Yes                    120              360
       17153936      First Lien           No                Yes                    120              360
       17153937      First Lien           No                Yes                    120              360
       17153938      First Lien           No                Yes                    120              360
       17153939      First Lien           No                Yes                    120              360
       17153940      First Lien           No                Yes                    120              360
       17153941      First Lien           No                No                       0              360
       17153942      First Lien           No                Yes                    120              360
       17153943      First Lien           No                Yes                    120              360
       17153944      First Lien           No                Yes                    120              360
       17153945      First Lien           No                Yes                    120              360
       17153946      First Lien           No                Yes                    120              360
       17153947      First Lien           No                Yes                    120              360
       17153948      First Lien           No                Yes                    120              360
       17153950      First Lien           No                Yes                    120              360
       17153951      First Lien           No                Yes                    120              360
       17153952      First Lien           No                No                       0              360
       17153953      First Lien           No                Yes                    120              360
       17153954      First Lien           No                Yes                    120              360
       17153955      First Lien           No                Yes                    120              360
       17153956      First Lien           No                Yes                    120              360
       17153957      First Lien           No                Yes                    120              360
       17153958      First Lien           No                Yes                    120              360
       17153959      First Lien           No                Yes                    120              360
       17153960      First Lien           No                Yes                    120              360
       17153961      First Lien           No                Yes                    120              360
       17153962      First Lien           No                Yes                    120              360
       17153963      First Lien           No                Yes                    120              360
       17153964      First Lien           No                Yes                    120              360
       17153965      First Lien           No                Yes                    120              360
       17153966      First Lien           No                Yes                    120              360
       17153968      First Lien           No                Yes                    120              360
       17153969      First Lien           No                No                       0              360
       17153970      First Lien           No                Yes                    120              360
       17153971      First Lien           No                Yes                    120              360
       17153972      First Lien           No                Yes                    120              360
       17153973      First Lien           No                Yes                    120              360
       17153974      First Lien           No                Yes                    120              360
       17153975      First Lien           No                Yes                    120              360
       17153976      First Lien           No                Yes                    120              360
       17153977      First Lien           No                Yes                    120              360
       17153978      First Lien           No                Yes                    120              360
       17153979      First Lien           No                No                       0              360
       17153980      First Lien           No                Yes                    120              360
       17153981      First Lien           No                No                       0              360
       17153982      First Lien           No                Yes                    120              360
       17153983      First Lien           No                No                       0              360
       17153984      First Lien           No                Yes                    120              360
       17153985      First Lien           No                Yes                    120              360
       17153986      First Lien           No                Yes                    120              360
       17153987      First Lien           No                Yes                    120              360
       17153988      First Lien           No                Yes                    120              360
       17153989      First Lien           No                Yes                    120              360
       17153990      First Lien           No                Yes                    120              360
       17153991      First Lien           No                Yes                    120              360
       17153992      First Lien           No                Yes                    120              360
       17153993      First Lien           No                No                       0              360
       17153994      First Lien           No                Yes                    120              360
       17153995      First Lien           No                Yes                    120              360
       17153996      First Lien           No                Yes                    120              360
       17153997      First Lien           No                Yes                    120              360
       17153998      First Lien           No                Yes                    120              360
       17153999      First Lien           No                No                       0              360
       17154000      First Lien           No                Yes                    120              360
       17154001      First Lien           No                Yes                    120              360
       17154002      First Lien           No                Yes                    120              360
       17154003      First Lien           No                Yes                    120              360
       17154004      First Lien           No                Yes                    120              360
       17154005      First Lien           No                Yes                    120              360
       17154007      First Lien           No                No                       0              360
       17154009      First Lien           No                No                       0              360
       17154010      First Lien           No                Yes                    120              360
       17154011      First Lien           No                Yes                    120              360
       17154012      First Lien           No                Yes                    120              360
       17154014      First Lien           No                No                       0              360
       17154015      First Lien           No                Yes                    120              360
       17154016      First Lien           No                Yes                    120              360
       17154017      First Lien           No                Yes                    120              360
       17154018      First Lien           No                Yes                    120              360
       17154019      First Lien           No                Yes                    120              360
       17154020      First Lien           No                Yes                    120              360
       17154021      First Lien           No                Yes                    120              360
       17154022      First Lien           No                Yes                    120              360
       17154023      First Lien           No                Yes                    120              360
       17154024      First Lien           No                Yes                    120              360
       17154025      First Lien           No                Yes                    120              360
       17154026      First Lien           No                No                       0              360
       17154027      First Lien           No                Yes                    120              360
       17154028      First Lien           No                Yes                    120              360
       17154029      First Lien           No                Yes                    120              360
       17154030      First Lien           No                Yes                    120              360
       17154032      First Lien           No                Yes                    120              360
       17154033      First Lien           No                Yes                    120              360
       17154034      First Lien           No                Yes                    120              360
       17154035      First Lien           No                Yes                    120              360
       17154036      First Lien           No                Yes                    120              360
       17154037      First Lien           No                Yes                    120              360
       17154038      First Lien           No                Yes                    120              360
       17154039      First Lien           No                Yes                    120              360
       17154040      First Lien           No                Yes                    120              360
       17154041      First Lien           No                Yes                    120              360
       17154042      First Lien           No                Yes                    120              360
       17154043      First Lien           No                Yes                    120              360
       17154044      First Lien           No                Yes                    120              360
       17154045      First Lien           No                Yes                    120              360
       17154046      First Lien           No                Yes                    120              360
       17154047      First Lien           No                Yes                    120              360
       17154048      First Lien           No                Yes                    120              360
       17154050      First Lien           No                Yes                    120              360
       17154051      First Lien           No                Yes                    120              360
       17154052      First Lien           No                Yes                    120              360
       17154053      First Lien           No                Yes                    120              360
       17154054      First Lien           No                Yes                    120              360
       17154055      First Lien           No                Yes                    120              360
       17154056      First Lien           No                Yes                    120              360
       17154057      First Lien           No                Yes                    120              360
       17154058      First Lien           No                Yes                    120              360
       17154059      First Lien           No                No                       0              360
       17154060      First Lien           No                No                       0              360
       17154061      First Lien           No                Yes                    120              360
       17154062      First Lien           No                Yes                    120              360
       17154063      First Lien           No                Yes                    120              360
       17154064      First Lien           No                Yes                    120              360
       17154065      First Lien           No                Yes                    120              360
       17154066      First Lien           No                No                       0              360
       17154067      First Lien           No                Yes                    120              360
       17154068      First Lien           No                No                       0              360
       17154069      First Lien           No                No                       0              360
       17154070      First Lien           No                Yes                    120              360
       17154072      First Lien           No                Yes                    120              360
       17154074      First Lien           No                Yes                    120              360
       17154075      First Lien           No                Yes                    120              360
       17154076      First Lien           No                No                       0              360
       17154077      First Lien           No                Yes                    120              360
       17154078      First Lien           No                Yes                    120              360
       17154081      First Lien           No                Yes                    120              360
       17154082      First Lien           No                Yes                    120              360
       17154083      First Lien           No                Yes                    120              360
       17154084      First Lien           No                Yes                    120              360
       17154085      First Lien           No                Yes                    120              360
       17154086      First Lien           No                No                       0              360
       17154087      First Lien           No                Yes                    120              360
       17154088      First Lien           No                Yes                    120              360
       17154089      First Lien           No                Yes                    120              360
       17154090      First Lien           No                Yes                    120              360
       17154091      First Lien           No                Yes                    120              360
       17154092      First Lien           No                Yes                    120              360
       17154093      First Lien           No                Yes                    120              360
       17154094      First Lien           No                Yes                    120              360
       17154095      First Lien           No                Yes                    120              360
       17154097      First Lien           No                Yes                    120              360
       17154098      First Lien           No                Yes                    120              360
       17153770      First Lien           No                Yes                    120              360
       17153771      First Lien           No                Yes                    120              360
       17153772      First Lien           No                Yes                    120              360
       17153773      First Lien           No                No                       0              360
       17153774      First Lien           No                Yes                    120              360
       17153775      First Lien           No                Yes                    120              360
       17153776      First Lien           No                No                       0              360
       17153777      First Lien           No                Yes                    120              360
       17153779      First Lien           No                Yes                    120              360
       17153781      First Lien           No                Yes                    120              360
       17153782      First Lien           No                Yes                    120              360
       17153783      First Lien           No                Yes                    120              360
       17153784      First Lien           No                No                       0              360
       17153785      First Lien           No                Yes                    120              360
       17153786      First Lien           No                Yes                    120              360
       17153787      First Lien           No                Yes                    120              360
       17153788      First Lien           No                Yes                    120              360
       17153789      First Lien           No                No                       0              360
       17153790      First Lien           No                Yes                    120              360
       17153792      First Lien           No                Yes                    120              360
       17153793      First Lien           No                Yes                    120              360
       17153794      First Lien           No                Yes                    120              360
       17153795      First Lien           No                Yes                    120              360
       17153796      First Lien           No                Yes                    120              360
       17153797      First Lien           No                Yes                    120              360
       17153798      First Lien           No                Yes                    120              360
       17153799      First Lien           No                Yes                    120              360
       17153800      First Lien           No                Yes                    120              360
       17153801      First Lien           No                Yes                    120              360
       17153802      First Lien           No                Yes                    120              360
       17153803      First Lien           No                Yes                    120              360
       17153804      First Lien           No                Yes                    120              360
       17153805      First Lien           No                Yes                    120              360
       17153806      First Lien           No                Yes                    120              360
       17153807      First Lien           No                Yes                    120              360
       17153808      First Lien           No                Yes                    120              360
       17153809      First Lien           No                No                       0              360
       17153810      First Lien           No                Yes                    120              360
       17153811      First Lien           No                Yes                    120              360
       17153812      First Lien           No                Yes                    120              360
       17153813      First Lien           No                Yes                    120              360
       17153814      First Lien           No                No                       0              360
       17153815      First Lien           No                Yes                    120              360
       17153816      First Lien           No                No                       0              360
       17153817      First Lien           No                No                       0              360
       17153818      First Lien           No                Yes                    120              360
       17153819      First Lien           No                Yes                    120              360
       17153820      First Lien           No                Yes                    120              360
       17153822      First Lien           No                Yes                    120              360
       17153823      First Lien           No                No                       0              360
       17153824      First Lien           No                Yes                    120              360
       17153825      First Lien           No                Yes                    120              360
       17153826      First Lien           No                Yes                    120              360
       17153827      First Lien           No                Yes                    120              360
       17153828      First Lien           No                Yes                    120              360
       17153829      First Lien           No                No                       0              360
       17153831      First Lien           No                Yes                    120              360
       17153832      First Lien           No                No                       0              360
       17153833      First Lien           No                No                       0              360
       17153834      First Lien           No                Yes                    120              360
       17153835      First Lien           No                Yes                    120              360
       17153836      First Lien           No                Yes                    120              360
       17153837      First Lien           No                Yes                    120              360
       17153838      First Lien           No                Yes                    120              360
       17153839      First Lien           No                Yes                    120              360
       17153840      First Lien           No                Yes                    120              360
       17153841      First Lien           No                Yes                    120              360
       17153843      First Lien           No                No                       0              360
       17153844      First Lien           No                Yes                    120              360
       17153845      First Lien           No                Yes                    120              360
       17153846      First Lien           No                Yes                    120              360
       17153848      First Lien           No                Yes                    120              360
       17153849      First Lien           No                Yes                    120              360
       17153850      First Lien           No                Yes                    120              360
       17153851      First Lien           No                Yes                    120              360
       17153852      First Lien           No                No                       0              360
       17153853      First Lien           No                Yes                    120              360
       17153854      First Lien           No                Yes                    120              360
       17153855      First Lien           No                No                       0              360
       17153856      First Lien           No                No                       0              360
       17153857      First Lien           No                Yes                    120              360
       17153858      First Lien           No                Yes                    120              360
       17153859      First Lien           No                Yes                    120              360
       17153860      First Lien           No                No                       0              360
       17153861      First Lien           No                No                       0              360
       17153862      First Lien           No                Yes                    120              360
       17153863      First Lien           No                Yes                    120              360
       17153864      First Lien           No                Yes                    120              360
       17153865      First Lien           No                Yes                    120              360
       17153866      First Lien           No                No                       0              360
       17153867      First Lien           No                Yes                    120              360
       17153868      First Lien           No                Yes                    120              360
       17153869      First Lien           No                Yes                    120              360
       17153870      First Lien           No                Yes                    120              360
       17153871      First Lien           No                Yes                    120              360
       17153872      First Lien           No                Yes                    120              360
       17153874      First Lien           No                Yes                    120              360
       17153875      First Lien           No                Yes                    120              360
       17153876      First Lien           No                No                       0              360
       17153878      First Lien           No                Yes                    120              360
       17153879      First Lien           No                No                       0              360
       17153880      First Lien           No                Yes                    120              360
       17153881      First Lien           No                Yes                    120              360
       17153882      First Lien           No                No                       0              360
       17153883      First Lien           No                No                       0              360
       17153884      First Lien           No                Yes                    120              360
       17153885      First Lien           No                Yes                    120              360
       17153886      First Lien           No                Yes                    120              360
       17153887      First Lien           No                Yes                    120              360
       17153889      First Lien           No                No                       0              360
       17153890      First Lien           No                Yes                    120              360
       17153891      First Lien           No                Yes                    120              360
       17153892      First Lien           No                Yes                    120              360
       17153893      First Lien           No                Yes                    120              360
       17153894      First Lien           No                Yes                    120              360
       17153895      First Lien           No                Yes                    120              360
       17153896      First Lien           No                Yes                    120              360
       17153897      First Lien           No                Yes                    120              360
       17153898      First Lien           No                Yes                    120              360
       17153900      First Lien           No                Yes                    120              360
       17153901      First Lien           No                Yes                    120              360
       17153902      First Lien           No                Yes                    120              360
       17153903      First Lien           No                Yes                    120              360
       17153904      First Lien           No                Yes                    120              360
       17153905      First Lien           No                Yes                    120              360
       17153906      First Lien           No                Yes                    120              360
       17153907      First Lien           No                Yes                    120              360
       17153908      First Lien           No                No                       0              360
       17153910      First Lien           No                No                       0              360
       17153749      First Lien           No                Yes                    120              360
       17153750      First Lien           No                No                       0              360
       17153751      First Lien           No                Yes                    120              360
       17153752      First Lien           No                Yes                    120              360
       17153753      First Lien           No                Yes                    120              360
       17153754      First Lien           No                Yes                    120              360
       17153755      First Lien           No                Yes                    120              360
       17153757      First Lien           No                Yes                    120              360
       17153758      First Lien           No                Yes                    120              360
       17153759      First Lien           No                No                       0              360
       17153760      First Lien           No                Yes                    120              360
       17153762      First Lien           No                Yes                    120              360
       17153763      First Lien           No                Yes                    120              360
       17153764      First Lien           No                Yes                    120              360
       17153765      First Lien           No                Yes                    120              360
       17153766      First Lien           No                Yes                    120              360
       17153767      First Lien           No                Yes                    120              360
       17153768      First Lien           No                Yes                    120              360
       17153769      First Lien           No                Yes                    120              360
       17233046      First Lien           No                Yes                    120              360
       17233120      First Lien           No                Yes                    120              360
       17233040      First Lien           No                Yes                    120              360
       17233041      First Lien           No                Yes                    120              360
       17233123      First Lien           No                Yes                    120              360
       17233042      First Lien           No                Yes                    120              360
       17233124      First Lien           No                Yes                    120              360
       17233043      First Lien           No                Yes                    120              360
       17233125      First Lien           No                Yes                    120              360
       17233044      First Lien           No                Yes                    120              360
       17233045      First Lien           No                Yes                    120              360
       17233116      First Lien           No                Yes                    120              360
       17233036      First Lien           No                Yes                    120              360
       17233118      First Lien           No                Yes                    120              360
       17233119      First Lien           No                Yes                    120              360
       17233038      First Lien           No                Yes                    120              360
       17233039      First Lien           No                Yes                    120              360
       17233033      First Lien           No                Yes                    120              360
       17233115      First Lien           No                Yes                    120              360
       17233034      First Lien           No                Yes                    120              360
       17233467      First Lien           No                Yes                    120              360
       17233409      First Lien           No                Yes                    120              360
       17233110      First Lien           No                Yes                    120              360
       17233030      First Lien           No                Yes                    120              360
       17233113      First Lien           No                Yes                    120              360
       17233032      First Lien           No                Yes                    120              360
       17233114      First Lien           No                Yes                    120              360
       17233028      First Lien           No                Yes                    120              360
       17233029      First Lien           No                Yes                    120              360
       17233108      First Lien           No                Yes                    120              360
       17233109      First Lien           No                Yes                    120              360
       17247380      First Lien           No                Yes                    120              360
       17233000      First Lien           No                Yes                    120              360
       17233001      First Lien           No                Yes                    120              360
       17233002      First Lien           No                Yes                    120              360
       17233003      First Lien           No                Yes                    120              360
       17233004      First Lien           No                Yes                    120              360
       17233005      First Lien           No                Yes                    120              360
       17233006      First Lien           No                Yes                    120              360
       17233007      First Lien           No                Yes                    120              360
       17247291      First Lien           No                Yes                    120              360
       17247373      First Lien           No                Yes                    120              360
       17233008      First Lien           No                Yes                    120              360
       17233009      First Lien           No                Yes                    120              360
       17233010      First Lien           No                Yes                    120              360
       17233011      First Lien           No                Yes                    120              360
       17233013      First Lien           No                Yes                    120              360
       17233014      First Lien           No                Yes                    120              360
       17233015      First Lien           No                Yes                    120              360
       17233016      First Lien           No                Yes                    120              360
       17233017      First Lien           No                Yes                    120              360
       17233018      First Lien           No                Yes                    120              360
       17247293      First Lien           No                Yes                    120              360
       17247294      First Lien           No                Yes                    120              360
       17233100      First Lien           No                Yes                    120              360
       17233020      First Lien           No                Yes                    120              360
       17233101      First Lien           No                Yes                    120              360
       17233021      First Lien           No                Yes                    120              360
       17233102      First Lien           No                Yes                    120              360
       17233022      First Lien           No                Yes                    120              360
       17233023      First Lien           No                Yes                    120              360
       17233105      First Lien           No                Yes                    120              360
       17233024      First Lien           No                Yes                    120              360
       17233106      First Lien           No                No                       0              360
       17233025      First Lien           No                Yes                    120              360
       17233107      First Lien           No                Yes                    120              360
       17247371      First Lien           No                Yes                    120              360
       17247365      First Lien           No                Yes                    120              360
       17247287      First Lien           No                Yes                    120              360
       17247288      First Lien           No                No                       0              360
       17247289      First Lien           No                Yes                    120              360
       17247284      First Lien           No                Yes                    120              360
       17247258      First Lien           No                Yes                    120              360
       17247259      First Lien           No                Yes                    120              360
       17247340      First Lien           No                Yes                    120              360
       17247342      First Lien           No                Yes                    120              360
       17247346      First Lien           No                No                       0              360
       17247348      First Lien           No                No                       0              360
       17247351      First Lien           No                Yes                    120              360
       17247270      First Lien           No                Yes                    120              360
       17247353      First Lien           No                Yes                    120              360
       17247272      First Lien           No                Yes                    120              360
       17247355      First Lien           No                Yes                    120              360
       17247356      First Lien           No                Yes                    120              360
       17247277      First Lien           No                Yes                    120              360
       17247278      First Lien           No                Yes                    120              360
       17247362      First Lien           No                Yes                    120              360
       17247322      First Lien           No                Yes                    120              360
       17247324      First Lien           No                Yes                    120              360
       17247331      First Lien           No                Yes                    120              360
       17247251      First Lien           No                Yes                    120              360
       17247333      First Lien           No                Yes                    120              360
       17247252      First Lien           No                Yes                    120              360
       17247253      First Lien           No                Yes                    120              360
       17247255      First Lien           No                Yes                    120              360
       17247256      First Lien           No                Yes                    120              360
       17247327      First Lien           No                Yes                    120              360
       17247328      First Lien           No                Yes                    120              360
       17247248      First Lien           No                Yes                    120              360
       17247237      First Lien           No                Yes                    120              360
       17247228      First Lien           No                Yes                    120              360
       17247309      First Lien           No                Yes                    120              360
       17247310      First Lien           No                Yes                    120              360
       17247312      First Lien           No                Yes                    120              360
       17247316      First Lien           No                Yes                    120              360
       17233391      First Lien           No                Yes                    120              360
       17233475      First Lien           No                Yes                    120              360
       17233476      First Lien           No                Yes                    120              360
       17233397      First Lien           No                Yes                    120              360
       17247204      First Lien           No                Yes                    120              360
       17247217      First Lien           No                Yes                    120              360
       17247218      First Lien           No                Yes                    120              360
       17247219      First Lien           No                Yes                    120              360
       17247225      First Lien           No                Yes                    120              360
       17233452      First Lien           No                Yes                    120              360
       17233456      First Lien           No                Yes                    120              360
       17233381      First Lien           No                Yes                    120              360
       17233432      First Lien           No                No                       0              360
       17233433      First Lien           No                Yes                    120              360
       17233190      First Lien           No                Yes                    120              360
       17233193      First Lien           No                Yes                    120              360
       17233438      First Lien           No                No                       0              360
       17233195      First Lien           No                Yes                    120              360
       17233196      First Lien           No                Yes                    120              360
       17233359      First Lien           No                Yes                    120              360
       17233198      First Lien           No                Yes                    120              360
       17233360      First Lien           No                Yes                    120              360
       17233361      First Lien           No                Yes                    120              360
       17233364      First Lien           No                Yes                    120              360
       17233366      First Lien           No                Yes                    120              360
       17233367      First Lien           No                Yes                    120              360
       17233180      First Lien           No                Yes                    120              360
       17233424      First Lien           No                No                       0              360
       17233343      First Lien           No                Yes                    120              360
       17233344      First Lien           No                Yes                    120              360
       17233345      First Lien           No                No                       0              360
       17233184      First Lien           No                Yes                    120              360
       17233185      First Lien           No                Yes                    120              360
       17233349      First Lien           No                Yes                    120              360
       17233189      First Lien           No                Yes                    120              360
       17233084      First Lien           No                Yes                    120              360
       17233327      First Lien           No                Yes                    120              360
       17233166      First Lien           No                Yes                    120              360
       17233086      First Lien           No                Yes                    120              360
       17233167      First Lien           No                Yes                    120              360
       17233087      First Lien           No                Yes                    120              360
       17233088      First Lien           No                Yes                    120              360
       17233169      First Lien           No                Yes                    120              360
       17233089      First Lien           No                Yes                    120              360
       17233413      First Lien           No                Yes                    120              360
       17233170      First Lien           No                Yes                    120              360
       17233171      First Lien           No                Yes                    120              360
       17233333      First Lien           No                No                       0              480
       17233091      First Lien           No                Yes                    120              360
       17233092      First Lien           No                Yes                    120              360
       17233173      First Lien           No                Yes                    120              360
       17233335      First Lien           No                Yes                    120              360
       17233093      First Lien           No                Yes                    120              360
       17233174      First Lien           No                Yes                    120              360
       17233094      First Lien           No                Yes                    120              360
       17233337      First Lien           No                No                       0              360
       17233095      First Lien           No                Yes                    120              360
       17233176      First Lien           No                Yes                    120              360
       17233177      First Lien           No                No                       0              360
       17233178      First Lien           No                No                       0              360
       17233179      First Lien           No                Yes                    120              360
       17233151      First Lien           No                Yes                    120              360
       17233071      First Lien           No                Yes                    120              360
       17233072      First Lien           No                Yes                    120              360
       17233073      First Lien           No                Yes                    120              360
       17233154      First Lien           No                Yes                    120              360
       17233074      First Lien           No                Yes                    120              360
       17233075      First Lien           No                Yes                    120              360
       17233156      First Lien           No                Yes                    120              360
       17233076      First Lien           No                Yes                    120              360
       17233319      First Lien           No                Yes                    120              360
       17233158      First Lien           No                Yes                    120              360
       17233078      First Lien           No                Yes                    120              360
       17233159      First Lien           No                Yes                    120              360
       17233080      First Lien           No                No                       0              360
       17233081      First Lien           No                Yes                    120              360
       17233162      First Lien           No                Yes                    120              360
       17233324      First Lien           No                Yes                    120              360
       17233406      First Lien           No                Yes                    120              360
       17233083      First Lien           No                Yes                    120              360
       17233407      First Lien           No                No                       0              360
       17233164      First Lien           No                Yes                    120              360
       17233069      First Lien           No                Yes                    120              360
       17233150      First Lien           No                Yes                    120              360
       17233067      First Lien           No                Yes                    120              360
       17233149      First Lien           No                Yes                    120              360
       17233066      First Lien           No                Yes                    120              360
       17233309      First Lien           No                Yes                    120              360
       17233141      First Lien           No                Yes                    120              360
       17233142      First Lien           No                Yes                    120              360
       17233304      First Lien           No                Yes                    120              360
       17233063      First Lien           No                Yes                    120              360
       17233144      First Lien           No                Yes                    120              360
       17233064      First Lien           No                Yes                    120              360
       17233145      First Lien           No                Yes                    120              360
       17233058      First Lien           No                Yes                    120              360
       17233059      First Lien           No                Yes                    120              360
       17233300      First Lien           No                Yes                    120              360
       17233301      First Lien           No                Yes                    120              360
       17233140      First Lien           No                Yes                    120              360
       17233302      First Lien           No                No                       0              360
       17233060      First Lien           No                Yes                    120              360
       17233051      First Lien           No                Yes                    120              360
       17233132      First Lien           No                Yes                    120              360
       17233052      First Lien           No                Yes                    120              360
       17233133      First Lien           No                Yes                    120              360
       17233054      First Lien           No                Yes                    120              360
       17233135      First Lien           No                Yes                    120              360
       17233136      First Lien           No                Yes                    120              360
       17233056      First Lien           No                Yes                    120              360
       17233137      First Lien           No                Yes                    120              360
       17233047      First Lien           No                No                       0              360
       17233128      First Lien           No                Yes                    120              360
       17233129      First Lien           No                Yes                    120              360
       17233049      First Lien           No                Yes                    120              360
       17233130      First Lien           No                Yes                    120              360
       17233050      First Lien           No                Yes                    120              360
       17233285      First Lien           No                Yes                    120              360
       17233288      First Lien           No                Yes                    120              360
       17233290      First Lien           No                Yes                    120              360
       17233292      First Lien           No                No                       0              360
       17233293      First Lien           No                Yes                    120              360
       17233295      First Lien           No                Yes                    120              360
       17233296      First Lien           No                Yes                    120              360
       17232973      First Lien           No                Yes                    120              360
       17232974      First Lien           No                Yes                    120              360
       17232977      First Lien           No                Yes                    120              360
       17232979      First Lien           No                Yes                    120              360
       17232980      First Lien           No                No                       0              360
       17232981      First Lien           No                Yes                    120              360
       17232982      First Lien           No                Yes                    120              360
       17232983      First Lien           No                Yes                    120              360
       17232985      First Lien           No                No                       0              360
       17232986      First Lien           No                Yes                    120              360
       17232987      First Lien           No                Yes                    120              360
       17232988      First Lien           No                Yes                    120              360
       17232989      First Lien           No                Yes                    120              360
       17232990      First Lien           No                Yes                    120              360
       17232991      First Lien           No                Yes                    120              360
       17232992      First Lien           No                Yes                    120              360
       17232994      First Lien           No                Yes                    120              360
       17232996      First Lien           No                Yes                    120              360
       17232997      First Lien           No                Yes                    120              360
       17232998      First Lien           No                Yes                    120              360
       17232999      First Lien           No                Yes                    120              360
       17233206      First Lien           No                Yes                    120              360
       17233211      First Lien           No                Yes                    120              360
       17233212      First Lien           No                Yes                    120              360
       17233214      First Lien           No                Yes                    120              360
       17233216      First Lien           No                Yes                    120              360
       17233218      First Lien           No                Yes                    120              360
       17233219      First Lien           No                Yes                    120              360
       17233221      First Lien           No                Yes                    120              360
       17233233      First Lien           No                Yes                    120              360
       17233235      First Lien           No                Yes                    120              360
       17233236      First Lien           No                Yes                    120              360
       17233240      First Lien           No                Yes                    120              360
       17233241      First Lien           No                Yes                    120              360
       17233242      First Lien           No                Yes                    120              360
       17233243      First Lien           No                Yes                    120              360
       17233245      First Lien           No                Yes                    120              360
       17233249      First Lien           No                Yes                    120              360
       17233251      First Lien           No                Yes                    120              360
       17233252      First Lien           No                Yes                    120              360
       17233253      First Lien           No                Yes                    120              360
       17233254      First Lien           No                Yes                    120              360
       17233256      First Lien           No                Yes                    120              360
       17233257      First Lien           No                Yes                    120              360
       17233260      First Lien           No                Yes                    120              360
       17233262      First Lien           No                Yes                    120              360
       17233264      First Lien           No                Yes                    120              360
       17233265      First Lien           No                Yes                    120              360
       17233266      First Lien           No                Yes                    120              360
       17233267      First Lien           No                Yes                    120              360
       17233268      First Lien           No                Yes                    120              360
       17233269      First Lien           No                Yes                    120              360
       17233271      First Lien           No                Yes                    120              360
       17233272      First Lien           No                No                       0              360
       17233273      First Lien           No                Yes                    120              360
       17233274      First Lien           No                Yes                    120              360
       17233275      First Lien           No                Yes                    120              360
       17233280      First Lien           No                Yes                    120              360
       17233282      First Lien           No                Yes                    120              360
       17247265      First Lien           No                Yes                    120              360
       17244992      First Lien           No                Yes                     84              360
       17244993      First Lien           No                Yes                     84              360
       17244994      First Lien           No                Yes                    120              360
       17244995      First Lien           No                Yes                     84              480
       17244996      First Lien           No                Yes                     84              360
       17244997      First Lien           No                Yes                     84              360
       17244998      First Lien           No                Yes                    120              360
       17244999      First Lien           No                Yes                    120              360
       17244990      First Lien           No                Yes                     84              360
       17244991      First Lien           No                Yes                    120              360
       17247375      First Lien           No                Yes                    120              360
       17247295      First Lien           No                Yes                    120              360
       17247376      First Lien           No                Yes                    120              360
       17247296      First Lien           No                No                       0              360
       17247377      First Lien           No                Yes                    120              360
       17247381      First Lien           No                Yes                    120              360
       17247382      First Lien           No                Yes                    120              360
       17247374      First Lien           No                Yes                    120              360
       17247370      First Lien           No                Yes                    120              360
       17247290      First Lien           No                Yes                    120              360
       17247367      First Lien           No                Yes                    120              360
       17247286      First Lien           No                Yes                    120              360
       17247283      First Lien           No                Yes                    120              360
       17247261      First Lien           No                Yes                    120              360
       17247343      First Lien           No                Yes                    120              360
       17247344      First Lien           No                Yes                    120              360
       17247263      First Lien           No                Yes                     84              360
       17247266      First Lien           No                Yes                    120              360
       17247349      First Lien           No                Yes                    120              360
       17247268      First Lien           No                Yes                    120              360
       17247269      First Lien           No                Yes                    120              360
       17247350      First Lien           No                Yes                    120              360
       17247271      First Lien           No                Yes                    120              360
       17247273      First Lien           No                Yes                    120              360
       17247274      First Lien           No                Yes                    120              360
       17247276      First Lien           No                No                       0              360
       17247357      First Lien           No                Yes                    120              360
       17247197      First Lien           No                Yes                     84              360
       17247198      First Lien           No                No                       0              360
       17247279      First Lien           No                Yes                    120              360
       17247280      First Lien           No                Yes                    120              360
       17247282      First Lien           No                Yes                    120              360
       17247320      First Lien           No                Yes                    120              360
       17247321      First Lien           No                Yes                    120              360
       17247240      First Lien           No                Yes                    120              360
       17247241      First Lien           No                Yes                     84              360
       17247242      First Lien           No                Yes                     84              360
       17247243      First Lien           No                Yes                    120              360
       17247254      First Lien           No                Yes                    120              360
       17247335      First Lien           No                Yes                    120              360
       17247326      First Lien           No                Yes                    120              360
       17247246      First Lien           No                Yes                     84              360
       17247247      First Lien           No                Yes                     84              360
       17247329      First Lien           No                Yes                    120              360
       17247317      First Lien           No                Yes                    120              360
       17247236      First Lien           No                Yes                    120              360
       17247318      First Lien           No                Yes                    120              360
       17247238      First Lien           No                Yes                    120              360
       17247311      First Lien           No                Yes                    120              360
       17247230      First Lien           No                Yes                    120              360
       17247231      First Lien           No                Yes                    120              360
       17247234      First Lien           No                Yes                    120              360
       17256615      First Lien           No                Yes                    120              360
       17256616      First Lien           No                Yes                    120              360
       17256617      First Lien           No                Yes                    120              360
       17256609      First Lien           No                Yes                    120              360
       17256618      First Lien           No                Yes                    120              360
       17256619      First Lien           No                Yes                    120              360
       17256610      First Lien           No                Yes                     84              360
       17256611      First Lien           No                Yes                    120              360
       17256613      First Lien           No                Yes                    120              360
       17255906      First Lien           No                Yes                    120              360
       17255907      First Lien           No                Yes                    120              360
       17255917      First Lien           No                Yes                    120              360
       17255908      First Lien           No                Yes                    120              360
       17255918      First Lien           No                Yes                    120              360
       17255909      First Lien           No                Yes                    120              360
       17255919      First Lien           No                Yes                    120              360
       17255885      First Lien           No                Yes                    120              360
       17255894      First Lien           No                Yes                     84              360
       17255896      First Lien           No                Yes                    120              360
       17255887      First Lien           No                Yes                    120              360
       17255888      First Lien           No                Yes                    120              360
       17255898      First Lien           No                Yes                    120              360
       17255899      First Lien           No                Yes                    120              360
       17255914      First Lien           No                Yes                    120              360
       17255915      First Lien           No                Yes                    120              360
       17255916      First Lien           No                Yes                    120              360
       17255912      First Lien           No                No                       0              360
       17255913      First Lien           No                Yes                    120              360
       17255904      First Lien           No                Yes                    120              360
       17255905      First Lien           No                Yes                    120              360
       17255882      First Lien           No                Yes                     84              360
       17255883      First Lien           No                Yes                    120              360
       17255884      First Lien           No                Yes                    120              360
       17255886      First Lien           No                Yes                    120              360
       17255889      First Lien           No                Yes                    120              360
       17255910      First Lien           No                Yes                    120              360
       17255911      First Lien           No                No                       0              360
       17255897      First Lien           No                Yes                    120              360
       17255900      First Lien           No                Yes                    120              360
       17255901      First Lien           No                Yes                    120              360
       17255902      First Lien           No                Yes                    120              360
       17255903      First Lien           No                Yes                    120              360
       17255880      First Lien           No                Yes                     84              360
       17255881      First Lien           No                Yes                     84              360
       17255895      First Lien           No                Yes                     84              360
       17255891      First Lien           No                Yes                     84              360
       17255893      First Lien           No                No                       0              360
       17255890      First Lien           No                Yes                     84              360
       17250575      First Lien           No                Yes                    120              360
       17250577      First Lien           No                Yes                    120              360
       17250578      First Lien           No                Yes                    120              360
       17250570      First Lien           No                Yes                     84              360
       17250562      First Lien           No                Yes                    120              360
       17247202      First Lien           No                Yes                     84              360
       17247203      First Lien           No                Yes                     84              360
       17247208      First Lien           No                Yes                    120              360
       17247209      First Lien           No                Yes                    120              360
       17247210      First Lien           No                Yes                     84              360
       17247211      First Lien           No                Yes                     84              360
       17247212      First Lien           No                Yes                    120              360
       17247214      First Lien           No                Yes                    120              360
       17247216      First Lien           No                Yes                     84              360
       17247300      First Lien           No                No                       0              360
       17247302      First Lien           No                Yes                    120              360
       17247221      First Lien           No                Yes                     84              360
       17247222      First Lien           No                Yes                     84              360
       17247303      First Lien           No                Yes                    120              360
       17247304      First Lien           No                Yes                    120              360
       17247223      First Lien           No                Yes                    120              360
       17247224      First Lien           No                Yes                     84              360
       17247306      First Lien           No                Yes                    120              360
       17244962      First Lien           No                No                       0              360
       17245030      First Lien           No                Yes                    120              360
       17245031      First Lien           No                Yes                    120              360
       17245032      First Lien           No                Yes                    120              360
       17245033      First Lien           No                Yes                    120              360
       17245034      First Lien           No                Yes                    120              360
       17245035      First Lien           No                Yes                    120              360
       17245036      First Lien           No                Yes                    120              360
       17245037      First Lien           No                Yes                    120              360
       17245038      First Lien           No                Yes                    120              360
       17245039      First Lien           No                Yes                    120              360
       17245040      First Lien           No                Yes                    120              360
       17245041      First Lien           No                Yes                    120              360
       17245042      First Lien           No                Yes                    120              360
       17245043      First Lien           No                Yes                    120              360
       17245044      First Lien           No                No                       0              360
       17245045      First Lien           No                Yes                    120              360
       17245046      First Lien           No                Yes                    120              360
       17245047      First Lien           No                No                       0              360
       17245048      First Lien           No                Yes                    120              360
       17245049      First Lien           No                Yes                    120              360
       17245050      First Lien           No                No                       0              360
       17245016      First Lien           No                Yes                    120              360
       17245017      First Lien           No                Yes                    120              360
       17245018      First Lien           No                Yes                    120              360
       17245019      First Lien           No                Yes                    120              360
       17245020      First Lien           No                Yes                    120              360
       17245021      First Lien           No                No                       0              360
       17245022      First Lien           No                Yes                    120              360
       17245023      First Lien           No                Yes                    120              360
       17245025      First Lien           No                Yes                    120              360
       17245026      First Lien           No                No                       0              360
       17245027      First Lien           No                Yes                    120              360
       17245028      First Lien           No                Yes                    120              360
       17245029      First Lien           No                Yes                    120              360
       17245004      First Lien           No                No                       0              360
       17245005      First Lien           No                Yes                    120              360
       17245006      First Lien           No                Yes                    120              360
       17245007      First Lien           No                Yes                    120              360
       17245008      First Lien           No                Yes                    120              360
       17245009      First Lien           No                Yes                    120              360
       17245010      First Lien           No                Yes                    120              360
       17245011      First Lien           No                Yes                    120              360
       17245012      First Lien           No                Yes                    120              360
       17245013      First Lien           No                No                       0              360
       17245014      First Lien           No                Yes                    120              360
       17245015      First Lien           No                Yes                    120              360
       17245000      First Lien           No                Yes                    120              360
       17245001      First Lien           No                Yes                    120              360
       17245002      First Lien           No                Yes                    120              360
       17245003      First Lien           No                Yes                    120              360
       17250580      First Lien           No                Yes                    120              360
       17250571      First Lien           No                Yes                    120              360
       17250569      First Lien           No                Yes                    120              360
       17250579      First Lien           No                Yes                    120              360
       17250560      First Lien           No                Yes                    120              360
       17250561      First Lien           No                Yes                    120              360
       17250558      First Lien           No                Yes                     84              360
       17250567      First Lien           No                No                       0              360
       17250568      First Lien           No                Yes                    120              360
       17250566      First Lien           No                Yes                     84              360
       17250576      First Lien           No                Yes                    120              360
       17250572      First Lien           No                Yes                    120              360
       17250557      First Lien           No                Yes                     84              360
       17250563      First Lien           No                Yes                    120              360
       17250581      First Lien           No                Yes                    120              360
       17250573      First Lien           No                Yes                    120              360
       17250564      First Lien           No                Yes                     84              360
       17250574      First Lien           No                No                       0              360
       17250565      First Lien           No                Yes                     84              360
       17244984      First Lien           No                Yes                    120              360
       17244985      First Lien           No                Yes                     84              360
       17244986      First Lien           No                Yes                     84              360
       17244987      First Lien           No                Yes                     84              360
       17244988      First Lien           No                Yes                     84              360
       17244989      First Lien           No                Yes                    120              360
       17244935      First Lien           No                Yes                    120              360
       17244936      First Lien           No                Yes                    120              360
       17244937      First Lien           No                Yes                    120              360
       17244938      First Lien           No                Yes                    120              360
       17244939      First Lien           No                Yes                    120              360
       17244940      First Lien           No                Yes                    120              360
       17244941      First Lien           No                Yes                    120              360
       17244942      First Lien           No                Yes                     84              360
       17244943      First Lien           No                Yes                    120              360
       17244944      First Lien           No                Yes                     84              360
       17244945      First Lien           No                Yes                    120              360
       17244946      First Lien           No                Yes                     84              360
       17244947      First Lien           No                Yes                    120              360
       17244948      First Lien           No                Yes                     84              360
       17244949      First Lien           No                Yes                     84              360
       17244950      First Lien           No                Yes                     84              360
       17244951      First Lien           No                Yes                     84              360
       17244952      First Lien           No                Yes                    120              360
       17244953      First Lien           No                Yes                     84              360
       17244954      First Lien           No                Yes                     84              360
       17244955      First Lien           No                Yes                     84              360
       17244956      First Lien           No                Yes                    120              360
       17244957      First Lien           No                Yes                     84              360
       17244958      First Lien           No                Yes                     84              360
       17244959      First Lien           No                Yes                    120              360
       17244960      First Lien           No                Yes                     84              360
       17244961      First Lien           No                Yes                     84              360
       17244963      First Lien           No                Yes                    120              360
       17244964      First Lien           No                Yes                    120              360
       17244965      First Lien           No                Yes                    120              360
       17244966      First Lien           No                Yes                    120              360
       17244967      First Lien           No                Yes                    120              360
       17244968      First Lien           No                Yes                     84              360
       17244969      First Lien           No                Yes                    120              360
       17244970      First Lien           No                Yes                    120              360
       17244971      First Lien           No                No                       0              360
       17244972      First Lien           No                Yes                    120              360
       17244973      First Lien           No                Yes                    120              360
       17244974      First Lien           No                Yes                    120              360
       17244975      First Lien           No                Yes                    120              360
       17244976      First Lien           No                Yes                    120              360
       17244977      First Lien           No                Yes                    120              360
       17244978      First Lien           No                No                       0              360
       17244979      First Lien           No                Yes                    120              360
       17244980      First Lien           No                Yes                    120              360
       17244981      First Lien           No                Yes                    120              360
       17244982      First Lien           No                Yes                    120              360
       17244983      First Lien           No                Yes                    120              360
       17256703      First Lien           No                Yes                     84              360
       17256709      First Lien           No                Yes                    120              360
       17233121      First Lien           No                Yes                    120              360
       17233122      First Lien           No                Yes                    120              360
       17233126      First Lien           No                Yes                    120              360
       17233117      First Lien           No                Yes                    120              360
       17233037      First Lien           No                Yes                    120              360
       17233460      First Lien           No                Yes                    120              360
       17233451      First Lien           No                Yes                    120              360
       17233111      First Lien           No                Yes                    120              360
       17233031      First Lien           No                Yes                    120              360
       17233112      First Lien           No                Yes                    120              360
       17247297      First Lien           No                Yes                    120              360
       17247298      First Lien           No                Yes                    120              360
       17247372      First Lien           No                Yes                    120              360
       17247292      First Lien           No                Yes                    120              360
       17233019      First Lien           No                Yes                    120              360
       17233103      First Lien           No                Yes                    120              360
       17233104      First Lien           No                Yes                    120              360
       17233026      First Lien           No                Yes                    120              360
       17247366      First Lien           No                Yes                    120              360
       17247285      First Lien           No                Yes                    120              360
       17247368      First Lien           No                Yes                    120              360
       17247369      First Lien           No                Yes                    120              360
       17247363      First Lien           No                Yes                    120              360
       17247364      First Lien           No                Yes                    120              360
       17247341      First Lien           No                Yes                    120              360
       17247262      First Lien           No                Yes                    120              360
       17247345      First Lien           No                Yes                    120              360
       17247347      First Lien           No                Yes                    120              360
       17247267      First Lien           No                Yes                    120              360
       17247352      First Lien           No                Yes                    120              360
       17247354      First Lien           No                Yes                    120              360
       17247275      First Lien           No                Yes                    120              360
       17247359      First Lien           No                Yes                    120              360
       17247360      First Lien           No                Yes                    120              360
       17247361      First Lien           No                Yes                    120              360
       17247281      First Lien           No                No                       0              360
       17247323      First Lien           No                Yes                    120              360
       17247325      First Lien           No                No                       0              360
       17247250      First Lien           No                Yes                    120              360
       17247334      First Lien           No                Yes                    120              360
       17247337      First Lien           No                Yes                    120              360
       17247257      First Lien           No                Yes                    120              360
       17247245      First Lien           No                Yes                    120              360
       17247330      First Lien           No                Yes                    120              360
       17247229      First Lien           No                Yes                    120              360
       17247232      First Lien           No                Yes                    120              360
       17247314      First Lien           No                Yes                    120              360
       17247233      First Lien           No                Yes                    120              360
       17247315      First Lien           No                Yes                    120              360
       17247215      First Lien           No                Yes                    120              360
       17233392      First Lien           No                Yes                    120              360
       17233393      First Lien           No                Yes                    120              360
       17233394      First Lien           No                Yes                    120              360
       17233395      First Lien           No                Yes                    120              360
       17233396      First Lien           No                Yes                    120              360
       17233398      First Lien           No                Yes                    120              360
       17233399      First Lien           No                Yes                    120              360
       17247201      First Lien           No                Yes                    120              360
       17247206      First Lien           No                No                       0              360
       17247213      First Lien           No                Yes                    120              360
       17247301      First Lien           No                Yes                    120              360
       17247305      First Lien           No                Yes                    120              360
       17233370      First Lien           No                Yes                    120              360
       17233453      First Lien           No                Yes                    120              360
       17233372      First Lien           No                Yes                    120              360
       17233454      First Lien           No                No                       0              360
       17233373      First Lien           No                Yes                    120              360
       17233455      First Lien           No                Yes                    120              360
       17233374      First Lien           No                Yes                    120              360
       17233457      First Lien           No                Yes                    120              360
       17233376      First Lien           No                Yes                    120              360
       17233458      First Lien           No                Yes                    120              360
       17233377      First Lien           No                Yes                    120              360
       17233459      First Lien           No                Yes                    120              360
       17233378      First Lien           No                Yes                    120              360
       17233379      First Lien           No                Yes                    120              360
       17233461      First Lien           No                No                       0              480
       17233462      First Lien           No                Yes                    120              360
       17233464      First Lien           No                Yes                    120              360
       17233383      First Lien           No                Yes                    120              360
       17233384      First Lien           No                Yes                    120              360
       17233466      First Lien           No                Yes                    120              360
       17233385      First Lien           No                Yes                    120              360
       17233387      First Lien           No                Yes                    120              360
       17233388      First Lien           No                Yes                    120              360
       17233389      First Lien           No                Yes                    120              360
       17233470      First Lien           No                No                       0              360
       17233390      First Lien           No                Yes                    120              360
       17233352      First Lien           No                Yes                    120              360
       17233434      First Lien           No                Yes                    120              360
       17233191      First Lien           No                Yes                    120              360
       17233353      First Lien           No                Yes                    120              360
       17233435      First Lien           No                Yes                    120              360
       17233192      First Lien           No                No                       0              360
       17233354      First Lien           No                Yes                    120              360
       17233436      First Lien           No                Yes                    120              360
       17233355      First Lien           No                Yes                    120              360
       17233437      First Lien           No                Yes                    120              360
       17233356      First Lien           No                No                       0              360
       17233439      First Lien           No                Yes                    120              360
       17233199      First Lien           No                Yes                    120              360
       17233440      First Lien           No                No                       0              360
       17233441      First Lien           No                Yes                    120              360
       17233443      First Lien           No                Yes                    120              360
       17233362      First Lien           No                Yes                    120              360
       17233444      First Lien           No                Yes                    120              360
       17233445      First Lien           No                Yes                    120              360
       17233446      First Lien           No                Yes                    120              360
       17233447      First Lien           No                Yes                    120              360
       17233448      First Lien           No                Yes                    120              360
       17233449      First Lien           No                Yes                    120              360
       17233421      First Lien           No                Yes                    120              360
       17233340      First Lien           No                Yes                    120              360
       17233422      First Lien           No                Yes                    120              360
       17233423      First Lien           No                Yes                    120              360
       17233342      First Lien           No                Yes                    120              360
       17233181      First Lien           No                Yes                    120              360
       17233425      First Lien           No                Yes                    120              360
       17233182      First Lien           No                Yes                    120              360
       17233426      First Lien           No                Yes                    120              360
       17233183      First Lien           No                Yes                    120              360
       17233427      First Lien           No                Yes                    120              360
       17233346      First Lien           No                Yes                    120              360
       17233428      First Lien           No                Yes                    120              360
       17233347      First Lien           No                Yes                    120              360
       17233429      First Lien           No                Yes                    120              360
       17233186      First Lien           No                Yes                    120              360
       17233348      First Lien           No                Yes                    120              360
       17233188      First Lien           No                Yes                    120              360
       17233430      First Lien           No                Yes                    120              360
       17233431      First Lien           No                Yes                    120              360
       17233350      First Lien           No                Yes                    120              360
       17233408      First Lien           No                Yes                    120              360
       17233165      First Lien           No                Yes                    120              360
       17233085      First Lien           No                Yes                    120              360
       17233328      First Lien           No                Yes                    120              360
       17233329      First Lien           No                Yes                    120              360
       17233168      First Lien           No                Yes                    120              360
       17233410      First Lien           No                Yes                    120              360
       17233411      First Lien           No                Yes                    120              360
       17233412      First Lien           No                Yes                    120              360
       17233331      First Lien           No                Yes                    120              360
       17233332      First Lien           No                Yes                    120              360
       17233414      First Lien           No                Yes                    120              360
       17233090      First Lien           No                Yes                    120              360
       17233415      First Lien           No                Yes                    120              360
       17233172      First Lien           No                Yes                    120              360
       17233334      First Lien           No                Yes                    120              360
       17233416      First Lien           No                Yes                    120              360
       17233417      First Lien           No                Yes                    120              360
       17233336      First Lien           No                Yes                    120              360
       17233418      First Lien           No                Yes                    120              360
       17233175      First Lien           No                Yes                    120              360
       17233419      First Lien           No                Yes                    120              360
       17233338      First Lien           No                Yes                    120              360
       17233339      First Lien           No                Yes                    120              360
       17233098      First Lien           No                Yes                    120              360
       17233099      First Lien           No                Yes                    120              360
       17233420      First Lien           No                Yes                    120              360
       17233314      First Lien           No                Yes                    120              360
       17233153      First Lien           No                Yes                    120              360
       17233316      First Lien           No                Yes                    120              360
       17233155      First Lien           No                Yes                    120              360
       17233317      First Lien           No                Yes                    120              360
       17233318      First Lien           No                Yes                    120              360
       17233157      First Lien           No                Yes                    120              360
       17233077      First Lien           No                Yes                    120              360
       17233400      First Lien           No                Yes                    120              360
       17233401      First Lien           No                Yes                    120              360
       17233320      First Lien           No                Yes                    120              360
       17233402      First Lien           No                Yes                    120              360
       17233321      First Lien           No                Yes                    120              360
       17233160      First Lien           No                Yes                    120              360
       17233404      First Lien           No                Yes                    120              360
       17233161      First Lien           No                Yes                    120              360
       17233323      First Lien           No                Yes                    120              360
       17233082      First Lien           No                Yes                    120              360
       17233326      First Lien           No                Yes                    120              360
       17233310      First Lien           No                Yes                    120              360
       17233311      First Lien           No                Yes                    120              360
       17233312      First Lien           No                Yes                    120              360
       17233070      First Lien           No                Yes                    120              360
       17233313      First Lien           No                Yes                    120              360
       17233148      First Lien           No                Yes                    120              360
       17233061      First Lien           No                Yes                    120              360
       17233143      First Lien           No                Yes                    120              360
       17233305      First Lien           No                No                       0              360
       17233306      First Lien           No                Yes                    120              360
       17233307      First Lien           No                Yes                    120              360
       17233138      First Lien           No                Yes                    120              360
       17233303      First Lien           No                Yes                    120              360
       17233053      First Lien           No                Yes                    120              360
       17233134      First Lien           No                No                       0              360
       17233055      First Lien           No                Yes                    120              360
       17233057      First Lien           No                No                       0              360
       17233131      First Lien           No                Yes                    120              360
       17233284      First Lien           No                Yes                    120              360
       17233287      First Lien           No                Yes                    120              360
       17233289      First Lien           No                Yes                    120              360
       17233291      First Lien           No                Yes                    120              360
       17233294      First Lien           No                Yes                    120              360
       17233297      First Lien           No                Yes                    120              360
       17233298      First Lien           No                Yes                    120              360
       17233299      First Lien           No                Yes                    120              360
       17232984      First Lien           No                Yes                    120              360
       17233201      First Lien           No                Yes                    120              360
       17233202      First Lien           No                Yes                    120              360
       17233203      First Lien           No                Yes                    120              360
       17233205      First Lien           No                Yes                    120              360
       17233208      First Lien           No                No                       0              360
       17233213      First Lien           No                Yes                    120              360
       17233215      First Lien           No                Yes                    120              360
       17233217      First Lien           No                Yes                    120              360
       17233220      First Lien           No                Yes                    120              360
       17233223      First Lien           No                Yes                    120              360
       17233224      First Lien           No                Yes                    120              360
       17233225      First Lien           No                No                       0              360
       17233228      First Lien           No                Yes                    120              360
       17233230      First Lien           No                No                       0              360
       17233231      First Lien           No                Yes                    120              360
       17233232      First Lien           No                Yes                    120              360
       17233234      First Lien           No                No                       0              360
       17233237      First Lien           No                Yes                    120              360
       17233244      First Lien           No                Yes                    120              360
       17233246      First Lien           No                Yes                    120              360
       17233247      First Lien           No                Yes                    120              360
       17233248      First Lien           No                Yes                    120              360
       17233258      First Lien           No                Yes                    120              360
       17233259      First Lien           No                Yes                    120              360
       17233261      First Lien           No                Yes                    120              360
       17233263      First Lien           No                Yes                    120              360
       17233278      First Lien           No                Yes                    120              360
       17233281      First Lien           No                Yes                    120              360
       17233035      First Lien           No                Yes                    120              360
       17247378      First Lien           No                Yes                    120              360
       17247379      First Lien           No                Yes                    120              360
       17247299      First Lien           No                No                       0              360
       17233027      First Lien           No                Yes                    120              360
       17247339      First Lien           No                Yes                    120              360
       17247260      First Lien           No                Yes                    120              360
       17247264      First Lien           No                Yes                    120              480
       17247358      First Lien           No                Yes                    120              360
       17247244      First Lien           No                Yes                    120              360
       17247332      First Lien           No                Yes                    120              360
       17247336      First Lien           No                Yes                    120              360
       17247338      First Lien           No                Yes                    120              360
       17247249      First Lien           No                Yes                    120              360
       17247319      First Lien           No                Yes                    120              360
       17247239      First Lien           No                Yes                    120              360
       17247313      First Lien           No                Yes                    120              360
       17247307      First Lien           No                Yes                    120              360
       17247308      First Lien           No                Yes                    120              360
       17233473      First Lien           No                Yes                    120              360
       17233474      First Lien           No                Yes                    120              360
       17247200      First Lien           No                Yes                    120              360
       17247205      First Lien           No                Yes                    120              360
       17247207      First Lien           No                Yes                    120              360
       17247220      First Lien           No                Yes                    120              360
       17233450      First Lien           No                Yes                    120              360
       17233371      First Lien           No                Yes                    120              360
       17233375      First Lien           No                Yes                    120              360
       17233380      First Lien           No                Yes                    120              360
       17233463      First Lien           No                No                       0              360
       17233382      First Lien           No                Yes                    120              360
       17233386      First Lien           No                No                       0              360
       17233468      First Lien           No                Yes                    120              360
       17233469      First Lien           No                Yes                    120              360
       17233471      First Lien           No                No                       0              360
       17233472      First Lien           No                Yes                    120              360
       17233194      First Lien           No                Yes                    120              360
       17233357      First Lien           No                Yes                    120              360
       17233358      First Lien           No                Yes                    120              360
       17233363      First Lien           No                No                       0              360
       17233365      First Lien           No                Yes                    120              360
       17233368      First Lien           No                Yes                    120              360
       17233369      First Lien           No                Yes                    120              360
       17233341      First Lien           No                Yes                    120              360
       17233187      First Lien           No                Yes                    120              360
       17233351      First Lien           No                Yes                    120              360
       17233330      First Lien           No                Yes                    120              360
       17233152      First Lien           No                Yes                    120              360
       17233315      First Lien           No                Yes                    120              360
       17233079      First Lien           No                Yes                    120              360
       17233403      First Lien           No                Yes                    120              360
       17233322      First Lien           No                Yes                    120              360
       17233405      First Lien           No                Yes                    120              360
       17233163      First Lien           No                Yes                    120              360
       17233325      First Lien           No                Yes                    120              360
       17233068      First Lien           No                Yes                    120              360
       17233308      First Lien           No                Yes                    120              360
       17233065      First Lien           No                Yes                    120              360
       17233146      First Lien           No                Yes                    120              360
       17233139      First Lien           No                Yes                    120              360
       17233048      First Lien           No                Yes                    120              360
       17233283      First Lien           No                Yes                    120              360
       17233286      First Lien           No                No                       0              360
       17232995      First Lien           No                Yes                    120              360
       17233200      First Lien           No                Yes                    120              360
       17233207      First Lien           No                Yes                    120              360
       17233210      First Lien           No                Yes                    120              360
       17233222      First Lien           No                Yes                    120              360
       17233227      First Lien           No                Yes                    120              360
       17233229      First Lien           No                Yes                    120              360
       17233238      First Lien           No                Yes                    120              360
       17233239      First Lien           No                Yes                    120              360
       17233250      First Lien           No                Yes                    120              360
       17233255      First Lien           No                Yes                    120              360
       17233270      First Lien           No                Yes                    120              360
       17233276      First Lien           No                Yes                    120              360
       17233279      First Lien           No                Yes                    120              360
       17151971      First Lien           No                Yes                    120              360
       17151933      First Lien           No                Yes                    120              360
       17151935      First Lien           No                Yes                    120              360
       17151950      First Lien           No                Yes                    120              360
       17151953      First Lien           No                Yes                    120              360
       17151974      First Lien           No                Yes                    120              360
       17151981      First Lien           No                Yes                    120              360
       17151983      First Lien           No                Yes                    120              360
       17151992      First Lien           No                Yes                    120              360
       17152002      First Lien           No                Yes                    120              360
       17152005      First Lien           No                Yes                    120              360
       17151917      First Lien           No                Yes                    120              360
       17151913      First Lien           No                No                       0              360
       17151976      First Lien           No                Yes                    120              360
       17151998      First Lien           No                Yes                    120              360
       17152007      First Lien           No                Yes                    120              360

EXHIBIT C

[RESERVED]

EXHIBIT D-1
REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.
1015 10th Avenue S.E.
Minneapolis, MN 55414-0031
Attn:  Inventory Control

RE:	Custodial Agreement, dated as of
May 31, 2007, among SAMI II,
EMC Mortgage Corporation, as a Seller and Master Servicer,
Master Funding LLC, as a Seller,
Wells Fargo Bank, N.A., as Securities Administrator,
Wells Fargo Bank, N.A., as Custodian,
and Citibank, N.A., as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation Reason: ______________________

_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT D-2
REQUEST FOR RELEASE OF DOCUMENTS

To:	Treasury Bank, A Division of Countrywide Bank FSB
4100 E. Los Angeles Avenue
Simi Valley, California 93063
Facsimile:  (805) 577-6069

RE:	Custodial Agreement, dated as of
May 31, 2007, among SAMI II,
EMC Mortgage Corporation, as a Seller and Master Servicer,
Master Funding LLC, as a Seller,
Wells Fargo Bank, N.A., as Securities Administrator,
Treasury Bank, A Division of Countrywide Bank, FSB, as custodian, and Citibank, N.A., as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation Reason: ______________________

_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT E-1

FORM OF TRANSFEREE AFFIDAVIT AND AGREEMENT

Affidavit pursuant to
Section 860E(e)(4) of
the Internal Revenue
Code of 1986, as
amended, and for other purposes

STATE OF NEW YORK                     )
) ss:
COUNTY OF NEW YORK                 )

The undersigned is the [Title of Officer] of [_________] (the “Investor”), the proposed transferee of an ownership interest in the Bear Stearns Arm Trust Mortgage Pass-Through Certificates, Series 2007-4, Class [R-I][R-II][R-III][R-IV] Certificates (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Agreement”), among Structured Asset Mortgage Investments II Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation, as seller and as master servicer, and Citibank, N.A., as trustee (the “Trustee”), and makes this affidavit on behalf of the Investor for the benefit of the Depositor, the Securities Administrator, the Certificate Registrar and the Trustee.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.  The Investor is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Investor is not acquiring its ownership interest in the Certificates for the account of a Person other than a Permitted Transferee.

2.  The Investor has been advised and understands that (i) a tax will be imposed on transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if a subsequent transferee furnishes to such Person an affidavit that such subsequent transferee is a Permitted Transferee, and at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

3.  The Investor has been advised and understands that a tax will be imposed on a “pass-through entity” holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity.  The Investor understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury regulations, Persons holding interests in pass-through entities as a nominee for another Person.)

4.  The Investor has reviewed the provisions of Section 5.05 of the Agreement and understands the legal consequences of the acquisition of an ownership interest in the Certificates, including, without limitation, the restrictions on subsequent transfers and the provisions regarding voiding any prohibited transfers and mandatory sales.  The Investor expressly agrees to be bound by, and to abide by, such provisions of the Agreement and the restrictions noted on the face of the Certificates.  The Investor understands and agrees that any breach of any of the representations included herein shall render the transfer of the Certificates to the Investor contemplated hereby null and void. The Investor consents to any amendment of the Agreement that shall be deemed necessary by the Tax Matters Person, the Trustee, the Securities Administrator or the Depositor (upon advice of nationally recognized counsel) to constitute a reasonable arrangement to ensure that the Certificates will not be owned directly or indirectly by a Person other than a Permitted Transferee.

5.  The Investor agrees not to transfer the Certificates, or cause the transfer of the Certificates by a Person for whom the Investor is acting as nominee, trustee or agent, in each case unless it has received an affidavit and agreement in substantially the same form as this affidavit and agreement containing these same representations and covenants from the subsequent transferee.  In connection with any such transfer by the Investor, the Investor agrees to deliver to the  Securities Administrator, the Certificate Registrar and the Depositor an affidavit substantially in the form set forth as Exhibit P to the Agreement to the effect that the Investor has no actual knowledge that the Person to which the transfer is to be made is not a Permitted Transferee.

6.  The Investor has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes associated with holder an ownership interest in the Certificates may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due.  The Investor does not have the intention, and no purpose of the transfer of the Certificates to the Investor is, to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

7.  The Investor’s U.S. taxpayer identification number is #[__________].

8.  The Investor is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “United State Person”).

9.  The Investor is aware that the Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated under Section 860E of the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

10.  The Investor will not cause income from the Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

11.  Check one of the following:
☐   The transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(7) and (8) and, accordingly:

(i)           the present value of the anticipated tax liabilities associated with holding the Certificates does not exceed the sum of:

(a) the present value of any consideration given to the Investor to acquire such Certificates;

(b) the present value of the expected future distributions on such Certificates; and

(c) the present value of the anticipated tax savings associated with holding such Certificates as the related REMIC generates losses; and

(ii)           the transfer of the Certificates will not result in such Certificates being held, directly or indirectly, by a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

For purposes of the calculation in clause (i) above, (x) the Investor is assumed to pay tax at the highest rate currently specified in Section 11(b)(1) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Investor has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (y) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Investor.

☐   The transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(5) and (6) and, accordingly:

(i)	the Investor is an “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), as to which income from the Certificates will only be taxed in the United States;

(ii)
at the time of the transfer, and at the close of the Investor’s two fiscal years preceding the fiscal year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a “related person” to the Investor within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii) and any other asset the principal purpose of which is to permit the Investor to satisfy the condition of this clause (ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Investor will transfer the Certificates only to another “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction in which the requirements of U.S. Treasury Regulation Sections 1.860E-1(c)(4)(i), (ii) and (iii) and -1(c)(5) are satisfied and, accordingly, the subsequent transferee provides a similar affidavit with this box checked; and

(iv)
the Investor determined the consideration paid to it to acquire the Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith and has concluded that such consideration, together with other assets of the Investor, will be sufficient to cover the taxes associated with the Certificates.

☐   None of the above.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its managing director as of the ___ day of ___________, 2____.

[__________________________]

By:_________________________
Name:
Title:

[Address]

Address of Investor for
receipt of tax
information:
[_________]

Personally appeared before me the above-named ____________, known or proved to me to be the same person who executed the foregoing instrument and to be the Managing Director of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of ___________, 2____.

________________________
NOTARY PUBLIC

COUNTY OF NEW YORK
STATE OF NEW YORK

My commission expires the  ___ day of _____________, ______.

[SEAL]

EXHIBIT E-2

FORM OF TRANSFEROR CERTIFICATE

______________,200___

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

Attention: Structured Asset Mortgage Investments II Inc. 2007-4

Re:	Structured Asset Mortgage Investments II Inc. Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4, Class

Ladies and Gentlemen:

In connection with the sale by ___________ (the “[Transferor]”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor (the “Depositor”), EMC Mortgage Corporation, as master servicer and seller, Wells Fargo Bank, National Association, as securities administrator and Citibank, N.A., as trustee (the “Trustee”). The [Transferor] hereby certifies, represents and warrants to, a covenants with, the Depositor, the Certificate Registrar and the Trustee that:

Neither the [Transferor] nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The [Transferor] will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The [Transferor] has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

([Transferor])

By:
Name:
Title:

EXHIBIT F-1

FORM OF INVESTMENT LETTER

 [Date]
[SELLER]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

Re:
Structured Asset Mortgage Investments II Inc., Bear Stearns ARM Trust, Series 2007-4 Mortgage Pass-Through Certificates (the “Certificates”), including the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)
we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)
we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)
we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B)           if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if the Securities Administrator so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, or PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) have attached hereto the opinion specified in Section 5.07 of the Agreement.

(ix)
We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE CERTIFICATE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION PROVIDED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.”

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of May 1, 2007, among Structured Asset Mortgage Investments II Inc., EMC Mortgage Corporation as seller and master servicer , Wells Fargo Bank, N.A. as securities administrator, and Citibank, N.A., as Trustee (the “Pooling and Servicing Agreement”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

EXHIBIT F-2

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]	[Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

Re:	Structured Asset Mortgage Investments II Inc., Bear Stearns ARM Trust, Series 2007-4 Mortgage Pass-Through Certificates, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.
It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.	The dollar amount set forth above is:

a.	greater than $100 million and the undersigned is one of the following entities:

(x)	[ ]	an insurance company as defined in Section 2(13) of the Act[1]; or

(y)	[ ]	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(z)	[ ]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

1           A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

(aa)	[ ]
a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)	[ ]	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(cc)	[ ]
a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)	[ ]	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(ee)	[ ]	an investment adviser registered under the Investment Advisers Act; or

b.	[ ]	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	[ ]
less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	[ ]
less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[ ]	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Structured Asset Mortgage Investments II Inc., Wells Fargo Bank, N.A., EMC Mortgage Corporation and Citibank, N.A., as Trustee, pursuant to Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) has attached hereto the opinion specified in Section 5.07 of the Agreement.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

NOMINEE ACKNOWLEDGMENT

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:
Attorney-in-fact]

EXHIBIT G-1

FORM OF WELLS FARGO CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement’), dated as of May 31, 2007, by and among CITIBANK, N.A., not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION, as a seller (in such capacity, “EMC”) and as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as securities administrator (in such capacity, the “Securities Administrator”) and custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”) and MASTER FUNDING LLC, as a seller (“Master Funding”, and together with EMC, the “Sellers”).

WITNESSETH THAT:

WHEREAS, the Depositor, EMC, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of May 1, 2007, relating to the issuance of Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4 (as in effect on the date of this agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Sellers or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Sellers, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1  Custodian to Act as Agent: Acceptance of Mortgage Files.  The  Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)), receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2  Recordation of Assignments.  If any Mortgage File includes one or more assignments of Mortgage to the Trustee in  a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee and the Custodian pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3  Review of Mortgage Files.

(a)  On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Depositor, EMC (on its own behalf and on behalf of Master Funding), the Master Servicer and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(b)  Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Depositor, EMC (on its own behalf and on behalf of Master Funding), the Master Servicer and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)  Not later than 180 days after the Closing Date, the Trustee or the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Depositor, EMC (on its own behalf and on behalf of Master Funding), the Master Servicer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(d)  In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4  Notification of Breaches of Representations and Warranties.  Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the related Servicer and the Trustee.

Section 2.5  Custodian to Cooperate: Release of Mortgage Files.  Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefore has been deposited in the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

Upon the Custodian’s receipt of a request for release (a “Request for Release”) substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the related Servicer (or if the Servicer does not, the Master Servicer) shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in  the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that a Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be followed by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller and the related Mortgage Note shall be endorsed without recourse by the Trustee and be returned to the Seller; provided, however, that in the case of a Mortgage Loan that is registered on the MERS System or has been assigned in blank pursuant to clause (iii) of Section 2.01 of the Pooling and Servicing Agreement, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

Section 2.6  Assumption Agreements.  In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III

CONCERNING THE CUSTODIAN

Section 3.1  Custodian as Bailee and Agent of the Trustee.  With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Depositor, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2  Reserved.

Section 3.3  Custodian May Own Certificates.  The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4  Custodian’s Fees and Expenses.  The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian pursuant to an agreement between the Master Servicer and the Custodian, and the Custodian will be entitled to be paid or reimbursed by the Trust upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Section 3.5  Custodian May Resign Trustee May Remove Custodian.  The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.6  Merger or Consolidation of Custodian.  Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7  Representations of the Custodian.  The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV

COMPLIANCE WITH REGULATION AB

Section 4.1  Intent of the parties; Reasonableness.  The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act.  Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable.  The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

Section 4.2  Additional Representations and Warranties of the Custodian.

(a)  The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

(b)  If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3  Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor 's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4  Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year in which a report on Form 10-K is requested to be filed with respect to the certificates, the Custodian shall:

(a)           deliver to the Depositor, the Master Servicer and the Securities Administrator a report (in form and substance reasonably satisfactory to the Depositor) regarding the Custodian’s assessment of compliance with the Applicable Servicing Criteria as set forth in Exhibit Four during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Depositor and the Securities Administrator and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

(b)           deliver to the Depositor, the Master Servicer and the Securities Administrator, a report of a registered public accounting firm reasonably acceptable to the Master Servicer, the Depositor and the Securities Administrator that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

Section 4.5  Indemnification; Remedies.

(a)  The Custodian shall indemnify the Depositor, each affiliate of the Depositor, EMC and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A)  any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV; or

(iii) the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Article IV.

In the case of any failure of performance described in clause (ii) above, the Custodian shall promptly reimburse the Depositor, the Master Servicer and the Securities Administrator for all costs reasonably incurred by any of such Persons in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

In no event shall the Custodian or its directors, officers, and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1  Notices.  All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2  Amendments.   No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Securities Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.3  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE  GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.4  Recordation of Agreement.  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.5  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: Telecopy: Confirmation:	CITIBANK N.A., not individually but solely as Trustee By: ________________________________ Name: Title:
Address: 383 Madison Avenue New York, New York 10179	STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. By: ________________________________ Name: Title:
Address: 2780 Lake Vista Drive Lewisville, Texas 75067 (214) 626-4889 Attention: Michelle Viner	EMC MORTGAGE CORPORATION, as Master Servicer and Seller By: ________________________________ Name: Title:
Address: 2780 Lake Vista Drive, Lewisville, Texas 75067 Facsimile: (214) 626-4889 Attention: Mark Novachek	MASTER FUNDING LLC, as Seller By: ________________________________ Name: Title:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator By:___________________________ Name: Title:
Address: 1015 Tenth Avenue SE Minneapolis, Minnesota 55414	WELLS FARGO BANK, N.A., as Custodian By: ________________________________ Name: Title:

CUSTODIAL AGREEMENT

STATE OF NEW YORK                                     )
)ss.:
COUNTY OF NEW YORK                                 )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared ______________, known to me to be a ________________ of Citibank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF TEXAS                              )
) ss.:
COUNTY OF                                         )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared __________________known to me to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF TEXAS                              )
) ss.:
COUNTY OF                                         )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared __________________known to me to be an authorized representative of Master Funding LLC, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF NEW YORK                                     )
)ss.:
COUNTY OF NEW YORK                                 )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared Baron Silverstein known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND                   )
)ss.:
COUNTY OF HOWARD                    )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared _______________________, known to me to be a(n) _______________ of Wells Fargo Bank, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MINNESOTA                  )
)ss.:
COUNTY OF HENNEPIN                   )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared _______________________, known to me to be a(n) _______________ of Wells Fargo Bank, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

May 31, 2007

Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York 10013 Attn: Structured Finance Agency & Trust, BSARM 2007-4	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Janan Weeks
Email: jweeks@bear.com
Facsimile: (214) 626-3704

With a copy to:
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Michelle Viner
Email:  mviner@bear.com
Facsimile: (214) 626-4889

Attention:  Structured Asset Mortgage Investments II Inc.
Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Re:	Custodial Agreement, dated as of May 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc., EMC Mortgage Corporation, Wells Fargo Bank, National Association and Master Funding LLC relating to Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement and, subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By: ___________________________________________________________
Name:
Title:

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

___________, 20__

Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York 10013 Attn: Structured Finance Agency & Trust, BSARM 2007-4	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Janan Weeks
Email: jweeks@bear.com
Facsimile: (214) 626-3704

With a copy to:
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Michelle Viner
Email:  mviner@bear.com
Facsimile: (214) 626-4889

Attention:  Structured Asset Mortgage Investments II Inc.
Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Re:
 Custodial Agreement, dated as of May 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc., EMC Mortgage Corporation, Wells Fargo Bank, National Association and Master Funding LLC relating to Bear Stearns ARM Trust 2007-4,
Mortgage Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and, subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By: ___________________________________________________________
Name:
Title:

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

_______, 20__

Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York 10013 Attn: Structured Finance Agency & Trust, BSARM 2007-4	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Janan Weeks
Email: jweeks@bear.com
Facsimile: (214) 626-3704

With a copy to:
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Michelle Viner
Email:  mviner@bear.com
Facsimile: (214) 626-4889

Attention: Structured Asset Mortgage Investments II Inc.
Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Re:
Custodial Agreement, dated as of May 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc., EMC Mortgage Corporation, Wells Fargo Bank, National Association and Master Funding LLC relating to Bear Stearns ARM Trust 2007-4,
Mortgage Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, N.A.

By: ___________________________________________________________
Name:
Title:

EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT G-2

FORM OF TREASURY BANK CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement”), dated as of May 31, 2007, by and among CITIBANK, N.A., not individually but solely as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION, as a seller (in such capacity, “EMC”) and master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as securities administrator, TREASURY BANK, A DIVISION OF COUNTRYWIDE BANK FSB, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian") and MASTER FUNDING LLC, as a seller (“Master Funding”, and together with EMC, the “Sellers”).

WITNESSETH THAT:

WHEREAS, the Depositor, EMC, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of May 1, 2007, relating to the issuance of Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4 (as in effect on the date of this agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments relating to the mortgage loans (herein referred to as the “Mortgage Loans”) listed on Schedule I hereto (the “Mortgage Loan Schedule”) delivered by (i) the Depositor, the Seller or the Master Servicer under the Pooling and Servicing Agreement and (ii) the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Custodian hereby agree as follows:

ARTICLE I.
DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II.
CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1.         Custodian to Act as Agent: Acceptance of Mortgage Files.  The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2.         Recordation of Assignments.  If any Mortgage File relating to the Mortgage Loans includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee and the Custodian pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered, at the direction of the Depositor (in written or electronic format), by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3.          Review of Mortgage Files.

(a)           On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Depositor, EMC (on its own behalf and on behalf of Master Funding), the Master Servicer and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans.

(b)           Within 90 days of the Closing Date (or, with respect to any Substitute Mortgage Loans, within 5 Business Days after the receipt by the Trustee or the Custodian thereof), the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document relating to the Mortgage Loans, and shall execute and deliver to the Depositor, EMC (on its own behalf and on behalf of Master Funding), the Master Servicer and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification.  The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)           Not later than 180 days after the Closing Date (or, with respect to any Substitute Mortgage Loans, within 5 Business Days after the receipt by the Trustee or the Custodian thereof), the Custodian shall review the Mortgage Files relating to the Mortgage Loans as provided in Section 2.02 of the Pooling and Servicing Agreement and execute and deliver to the Depositor, EMC (on its own behalf and on behalf of Master Funding), the Master Servicer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of such Mortgage Files.

(d)           In reviewing the Mortgage Files relating to the Mortgage Loans as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the requesting party with a list of all of the documents missing from the Mortgage Loans then contained in the Mortgage Files.

Section 2.4.          Notification of Breaches of Representations and Warranties.  Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Master Servicer, the applicable Servicer and the Trustee.

Section 2.5.          Custodian to Cooperate: Release of Mortgage Files.  Upon receipt of written notice from the Master Servicer or the Trustee that the Sellers have repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the Repurchase Price therefor has been deposited in the Distribution Account, and a Request for Release (as defined below), the Custodian agrees to promptly release to the Sellers the related Mortgage File.

Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement signed by an officer of the related Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by such Servicer upon request, as such list may from time to time be amended (each, a “Servicing Officer”) stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees to promptly release to such Servicer the related Mortgage File.  The Depositor shall deliver to the Custodian, and the Custodian agrees to accept, the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan, which documents the Custodian will review to the extent provided in Article II of the Pooling and Servicing Agreement.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall (or if the related Servicer does not, then the Master Servicer may) deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the related Mortgage File be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the related Mortgage Loan under any of the Insurance Policies.  Upon receipt of the foregoing, the Custodian shall deliver such Mortgage File to the related Servicer.  All Mortgage Files so released to the related Servicer shall be held by it in trust for the Trustee for the use and benefit of all present and future Certificateholders.  The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by such Servicer no longer exists, unless (i) such Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the related Mortgage Loan have been deposited in the Distribution Account or (ii) such Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that a Servicer or the Master Servicer is required to deliver to the Custodian a Request for Release, such Servicer or the Master Servicer shall deliver two copies of the Request for Release if delivered in hard copy or such Servicer or the Master Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed such Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, the assignment of mortgage and the related Mortgage Note shall be returned to the related Servicer or the Master Servicer, as applicable, for execution and endorsement, respectively, pursuant to a power of attorney from the Trustee and for delivery to the Sellers.  If the related Servicer or the Master Servicer does not have a power of attorney from the Trustee to execute the applicable assignment and to endorse the related Mortgage Note, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, executed by the Trustee to the Sellers and the related Mortgage Note shall be endorsed without recourse by the Trustee (if not in blank) and be returned to the related Servicer or the Master Servicer, as applicable, for delivery to the Sellers; provided, however, that in the case of a Mortgage Loan that is registered on the MERS® System, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee, or by the related Servicer or the Master Servicer pursuant to a power of attorney from the Trustee, shall be required.  In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan and if the related Servicer or the Master Servicer does not have a power of attorney from the Trustee to execute the applicable certificate of satisfaction or similar instrument, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer or the Master Servicer, as applicable.

Section 2.6.          Assumption Agreements.  In the event that any assumption agreement,  substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption agreement, substitution of liability agreement or sale of servicing agreement has been completed by forwarding to the Custodian the original of such assumption agreement, substitution of liability agreement or sale of servicing agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III.
CONCERNING THE CUSTODIAN

Section 3.1.          Custodian as Bailee and Agent of the Trustee.  With respect to each Mortgage Note and other documents constituting each Mortgage File relating to the Mortgage Loans which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage File for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  Except upon compliance with the provisions of Section 2.5 of this Agreement with respect to any Mortgage Loan, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Depositor, the Sellers, any Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2.          [Reserved.]

Section 3.3.          Custodian May Own Certificates.  The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4.          Custodian's Fees and Expenses.  The Depositor covenants and agrees to cause EMC to pay the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian pursuant to a letter agreement between the Custodian and EMC.  In addition, EMC will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith, or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Section 3.5.          Custodian May Resign; Trustee May Remove Custodian.  The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans.  Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Depositor, the Master Servicer, the Servicers and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian.  If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time with the consent of the Master Servicer.  In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.  Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with any Servicer or the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian.  The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian.  No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.6.          Merger or Consolidation of Custodian.  Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder (provided such Person shall satisfy the requirements set forth in Section 3.7), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7.          Representations of the Custodian.  The Custodian hereby represents, and any successor Custodian hereunder shall represent, that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

Section 3.8.          Duties and Obligations of the Custodian.

(a)           The Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

(b)           The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection or any lien upon or security interest in the Mortgage Files.

(c)           Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice, and shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Custodian is a signatory party to that document or agreement.

(d)           The Custodian may rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, magnetic tape, letter, telegram or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms prima facie to the requirements of this Custodial Agreement.

(e)           The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission.

(f)           The Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Mortgage Files.

(g)           The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

ARTICLE IV.
COMPLIANCE WITH REGULATION AB

Section 4.1.          Intent of the parties; Reasonableness.  The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor, the Master Servicer and the Securities Administrator with the provisions of Regulation AB and related rules and regulations of the Commission.  The Depositor, the Master Servicer and the Securities Administrator shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act.  Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and the Custodian agrees to comply with requests made by the Depositor, the Master Servicer and the Securities Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable, unless otherwise advised in writing by counsel.  The Custodian shall cooperate reasonably with the Depositor, the Master Servicer and the Securities Administrator to deliver to the Depositor and the Master Servicer (including any of their respective assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor, the Master Servicer and the Securities Administrator to permit the Depositor, the Master Servicer and the Securities Administrator to comply with the provisions of Regulation AB.

Section 4.2.          Additional Representations and Warranties of the Custodian.

(a)           The Custodian hereby represents and warrants that the information with respect to the Custodian set forth in the Prospectus Supplement under the caption "Description of the Certificates—The Custodians—Treasury Bank" (the "Custodian Disclosure") does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it that would affect or interfere with the performance of its obligations hereunder; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer (other than Countrywide Home Loan Servicing LP), trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the securitization transaction contemplated by the Pooling and Servicing Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party") that would affect or interfere with the performance of its obligations hereunder and have not been previously disclosed to the Depositor and the Trustee.

(c)           If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (1) of this section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3.          Additional Information to Be Provided by the Custodian.  For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor’s reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor, the Securities Administrator and the Master Servicer in writing of any material litigation or governmental proceedings pending against the Custodian (including any such proceedings known to be contemplated by the governmental authorities) that would be material to Certificateholders, and (b) provide to the Depositor, Securities Administrator and the Master Servicer a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor, the Securities Administrator or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4.          Report on Assessment of Compliance and Attestation.  On or before March 15 of each calendar year in which a Form 10-K is required to be filed with respect to the Trust, the Custodian shall:

(a)           deliver to the Depositor, the Master Servicer and the Securities Administrator a report (in form and substance reasonably satisfactory to the Depositor) regarding the Custodian’s assessment of compliance with the Applicable Servicing Criteria as set forth in Exhibit Four during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Depositor and the Securities Administrator and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

(b)           deliver to the Depositor, the Master Servicer and the Securities Administrator, a report of a registered public accounting firm reasonably acceptable to the Master Servicer, the Depositor and the Securities Administrator that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

Section 4.5.          Indemnification; Remedies.

(a)           The Custodian shall indemnify the Depositor, each affiliate of the Depositor, the Master Servicer, the Securities Administrator and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing (each, an “Indemnified Party”), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)           (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii)           any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV; or

(iii)           the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Article IV.

(b)           In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor, the Securities Administrator and the Master Servicer for all costs reasonably incurred by the Depositor and the Master Servicer, respectively, in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

(c)           In no event shall the Custodian or its directors, officers and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Custodian agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other.  This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

ARTICLE V.
MISCELLANEOUS PROVISIONS

Section 5.1.         Notices.  All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2.         Amendments.  No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement.  The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.3.         GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

Section 5.4.         Recordation of Agreement.  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.5.         Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signature page follows]

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: Structured Finance Agency & Trust BSARM 2007-4 Telecopy: (212) 816-5527	CITIBANK, N.A., not individually but solely as Trustee By:___________________________________ Name: Title:
Address: 383 Madison Avenue New York, New York 10179	STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. By:___________________________________ Name: Title:
Address: 2780 Lake Vista Drive Lewisville, Texas 75067 (214) 626-4889 Attention: Michelle Viner	EMC MORTGAGE CORPORATION, as Master Servicer and Seller By:___________________________________ Name: Title:
Address: 2780 Lake Vista Drive, Lewisville, Texas 75067 Facsimile: (214) 626-4889 Attention: Mark Novachek	MASTER FUNDING LLC, as Seller By:___________________________________ Name: Title:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator By:___________________________________ Name: Title:
Address: 4100 E. Los Angeles Avenue Simi Valley, California 93063 Attention: Teresita Que Telephone: (805) 577-6028 Facsimile: (805) 577-6069	TREASURY BANK, A DIVISION OF COUNTRYWIDE BANK FSB, as Custodian By:___________________________________ Name: Title:

STATE OF NEW YORK                     )
)ss:
COUNTY OF NEW YORK                 )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared _____________________, known to me to be an _____________________ of Citibank, N.A., a national banking association organized under the laws of the United States of America, that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF MARYLAND                   )
) ss:
COUNTY OF HOWARD                    )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared _____________, known to me to be a(n) ______________ of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF NEW YORK                     )
)ss:
COUNTY OF NEW YORK                 )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS             )
) ss.:
COUNTY OF                        )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared __________________known to me to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF TEXAS              )
) ss.:
COUNTY OF                        )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared __________________known to me to be an authorized representative of Master Funding LLC, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF CALIFORNIA                  )
) ss:
COUNTY OF ___________              )

On the 31st day of May, 2007 before me, a notary public in and for said State, personally appeared ______________, known to me to be a __________________ of Treasury Bank, a division of Countrywide Bank FSB, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

SCHEDULE 1

Mortgage Loans

[Provided upon Request]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

May 31, 2007

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Janan Weeks
Email: jweeks@bear.com
Facsimile: (214) 626-3704

With a copy to:
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Michelle Viner
Email:  mviner@bear.com
Facsimile: (214) 626-4889

Attention: Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Re:
Custodial Agreement, dated as of May 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc., EMC Mortgage Corporation, Treasury Bank, a division of Countrywide Bank FSB and Master Funding LLC relating to Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement (other than with respect to clause (b)(v) thereof, for which no review has been made) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

TREASURY BANK, A DIVISION OF COUNTRYWIDE BANK, FSB By:______________________________________ Name: Title:

SCHEDULE A TO EXHIBIT ONE

Exceptions

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

_________ ___, 200__

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn:  Structured Finance—Agency & Trust, BSARM 2007-4

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Janan Weeks
Email: jweeks@bear.com
Facsimile: (214) 626-3704

With a copy to:
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Michelle Viner
Email:  mviner@bear.com
Facsimile: (214) 626-4889

Attention: Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Re:	Custodial Agreement, dated as of May 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc., EMC Mortgage Corporation, Treasury Bank, a division of Countrywide Bank FSB and Master Funding LLC relating to Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement (other than with respect to clause (b)(v) thereof, for which no review has been made) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

TREASURY BANK, A DIVISION OF COUNTRYWIDE BANK FSB By:______________________________________ Name: Title:

SCHEDULE A TO EXHIBIT TWO

Exceptions

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

__________ ____, 200__

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn:  Structured Finance—Agency & Trust, BSARM 2007-4

Structured Asset Mortgage Investments II Inc.
383 Park Avenue
New York, New York 10179

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Janan Weeks
Email: jweeks@bear.com
Facsimile: (214) 626-3704

With a copy to:
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
Attention: Michelle Viner
Email:  mviner@bear.com
Facsimile: (214) 626-4889

Attention:  Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Re:
Custodial Agreement, dated as of May 31, 2007, by and among Citibank, N.A., Structured Asset Mortgage Investments II Inc., EMC Mortgage Corporation, Treasury Bank, a division of Countrywide Bank FSB and Master Funding LLC relating to Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement (other than with respect to clause (b)(v) thereof, for which no review has been made) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that an original of each document related thereto required to be recorded has been returned from the related recording office with evidence of recording thereon, or a certified copy has been obtained from the related recording office, with any exceptions listed in Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

TREASURY BANK, A DIVISION OF COUNTRYWIDE BANK, FSB By:______________________________________ Name: Title:

SCHEDULE A TO EXHIBIT THREE

Exceptions

EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”;

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and identification, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT H-1

COUNTRYWIDE SERVICING AGREEMENT

EMC Mortgage Corporation,

Purchaser

and

Countrywide Home Loans, Inc.,

Company

SELLER’S WARRANTIES AND SERVICING AGREEMENT

Dated as of September 1, 2002

Residential Adjustable Rate Mortgage Loans

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01	Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.
Section 2.02	Books and Records; Transfers of Mortgage Loans.
Section 2.03	Delivery of Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 3.01	Company Representations and Warranties.
Section 3.02	Representations and Warranties Regarding Individual Mortgage Loans.
Section 3.03	Remedies for Breach of Representations and Warranties.
Section 3.04	Indemnification.
Section 3.05	Repurchase Upon Conversion.
Section 3.06	Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC
Section 3.07	Review of Mortgage Loans

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01	Company to Act as Servicer.
Section 4.02	Liquidation of Mortgage Loans.
Section 4.03	Collection of Mortgage Loan Payments.
Section 4.04	Establishment of and Deposits to Custodial Account.
Section 4.05	Permitted Withdrawals From Custodial Account.
Section 4.06	Establishment of and Deposits to Escrow Account.
Section 4.07	Permitted Withdrawals From Escrow Account.
Section 4.08	Payment of Taxes, Insurance and Other Charges.
Section 4.09	Protection of Accounts.
Section 4.10	Maintenance of Hazard Insurance.
Section 4.11	Maintenance of Mortgage Impairment Insurance.
Section 4.12	Maintenance of Fidelity Bond and Errors and Omissions Insurance.
Section 4.13	Inspections.
Section 4.14	Restoration of Mortgaged Property.
Section 4.15	Maintenance of PMI and LPMI Policy; Claims.
Section 4.16	Title, Management and Disposition of REO Property.
Section 4.17	Real Estate Owned Reports.
Section 4.18	Liquidation Reports.
Section 4.19	Reports of Foreclosures and Abandonments of Mortgaged Property.
Section 4.20	Notification of Adjustments.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01	Remittances.
Section 5.02	Statements to Purchaser.
Section 5.03	Monthly Advances by Company.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01	Transfers of Mortgaged Property.
Section 6.02	Satisfaction of Mortgages and Release of Mortgage Files.
Section 6.03	Servicing Compensation.
Section 6.04	Annual Statement as to Compliance.
Section 6.05	Annual Independent Public Accountants’ Servicing Report.
Section 6.06	Right to Examine Company Records.

ARTICLE VII

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01	Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.
Section 7.02	Purchaser’s Repurchase and Indemnification Obligations.

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01	Provision of Information.
Section 8.02	Financial Statements; Servicing Facility.

ARTICLE IX

THE COMPANY

Section 9.01	Indemnification; Third Party Claims.
Section 9.02	Merger or Consolidation of the Company.
Section 9.03	Limitation on Liability of Company and Others.
Section 9.04	Limitation on Resignation and Assignment by Company.

ARTICLE X

DEFAULT

Section 10.01	Events of Default.
Section 10.02	Waiver of Defaults.

ARTICLE XI

TERMINATION

Section 11.01	Termination.
Section 11.02	Termination Without Cause.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Successor to Company.
Section 12.02	Amendment.
Section 12.03	Governing Law.
Section 12.04	Duration of Agreement.
Section 12.05	Notices.
Section 12.06	Severability of Provisions.
Section 12.07	Relationship of Parties.
Section 12.08	Execution; Successors and Assigns.
Section 12.09	Recordation of Assignments of Mortgage.
Section 12.10	Assignment by Purchaser.
Section 12.11	No Personal Solicitation.

EXHIBITS

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C	MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1	FORM OF CUSTODIAL ACCOUNT
CERTIFICATION
EXHIBIT D-2	FORM OF CUSTODIAL ACCOUNT
LETTER AGREEMENT
EXHIBIT E-1	FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2	FORM OF ESCROW ACCOUNT
LETTER AGREEMENT
EXHIBIT F	FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H	UNDERWRITING GUIDELINES

This is a Seller’s Warranties and Servicing Agreement for residential adjustable rate first lien mortgage loans, dated and effective as of September 1, 2002, and is executed between EMC Mortgage Corporation, as purchaser (the “Purchaser”), and Countrywide Home Loans, Inc., as seller and servicer (the “Company”).

W I T N E S S E T H:

WHEREAS, from time to time the Purchaser has agreed to purchase from the Company and from time to time the Company has agreed to sell to the Purchaser certain Mortgage Loans (excluding the right to service the Mortgage Loans which the Company expressly retains);

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed hereto as Exhibit A;
WHEREAS, the Company has agreed to service, from time to time, certain of the Mortgage Loans acquired by the Purchaser in accordance with the terms and provisions of this Agreement; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans which from time to time are subject to this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Agency Transfer:  The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as “servicer thereunder”.

Agreement:  This Seller’s Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Approved Flood Certification Provider:  Any provider acceptable to Fannie Mae and Freddie Mac.

Assignment and Conveyance: An Assignment and Conveyance in the form of Exhibit 6 to the Mortgage Loan Purchase Agreement dated as of the date hereof, by and between the Seller and the Purchaser.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF:  The Bank Insurance Fund, or any successor thereto.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York or California are authorized or obligated by law or executive order to be closed.

Closing Date: The date set forth on the related Confirmation on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Company:  Countrywide Home Loans, Inc., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation:  The trade confirmation letter between the parties hereto which relates to the Mortgage Loans on the related Closing Date.

Convertible Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan at any time between the first anniversary and the fifth anniversary of the origination of the mortgage loan.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: That certain Custodial Agreement, dated as of November 23,1999 by and between the Purchaser and Wells Fargo Bank Minnesota, N.A.

Custodian:  The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: The date set forth on the related Confirmation.

Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Determination Date:  The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Disqualified Organization:  An organization defined as such in Section 860E(e) of the Code.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

Due Period:  With respect to each Remittance Date, the prior calendar month.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)  direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii)  federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.;

(iii)  investments and securities otherwise acceptable to Fannie Mae and Freddie Mac.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

First Remittance Date:  As stated in the related Mortgage Loan Purchase Agreement.

5/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first five (5) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

GEMICO:  General Electric Mortgage Insurance Corporation or any successor thereto.

Gross Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth on the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

Index: With respect to any individual Treasury Rate Mortgage Loan, and with respect to any individual 10/1 ARM Mortgage Loan, 5/1 ARM Mortgage Loan or 3/1 ARM Mortgage Loan commencing from and after the 120th Monthly Payment, sixtieth Monthly Payment, or the thirty-sixth Monthly Payment thereof, respectively, Index shall mean a rate per annum equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical release No. H 15 (519) or any similar publication as available 45 days prior to the Interest Rate Adjustment Date. With respect to any individual LIBOR Mortgage Loan, Index shall mean a rate per annum equal to the average of interbank offered rates for twelve month U.S. dollar denominated deposits in the London market as determined as set forth in the related Mortgage Note. With respect to any individual CD Mortgage Loan, Index shall mean a rate per annum equal to the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Federal Reserve Board in statistical release No. H 15 (519) or similar publication as available 45 days prior to the Interest Rate Adjustment Date.

Initial Rate Cap: With respect to each Mortgage Loan and the initial Interest Rate Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

LIBOR Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted annually based upon the rate per annum equal to the average of interbank offered rates for twelve month U.S. dollar denominated deposits in the London market as published in The Wall Street Journal.

Lifetime Mortgage Interest Rate Cap: With respect to each Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate cannot be adjusted. The Mortgage Interest Rate during the term of a Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Mortgage Loan by more than 5% per

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

LPMI Loan:  A Mortgage Loan with a LPMI Policy.

LPMI Policy: A policy of primary mortgage guaranty insurance issued by another Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Confirmation and related Mortgage Loan Schedule.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Monthly Advance:  The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate at which Interest accrues on any Mortgage Loan as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related Initial Rate Cap, Lifetime Mortgage Interest Rate Cap and Periodic Rate Cap, if any, of the related Mortgage Note.

Mortgage Loan: An individual Convertible or Non-Convertible, Treasury Rate, LIBOR, 5/1 ARM, or 3/1 ARM Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, REO disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Exhibit C hereto.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Company on a Closing Date.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed hereto as Annex A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied a second home, or an investment property; (5) the number and type of residential units constituting the Mortgaged Property; (6) the original months to maturity; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the initial Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the Cut-off Date; (12) the last payment date on which a payment was actually applied to the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) a code indicating the documentation style (i.e. full, alternative or reduced); (17) the Interest Rate Adjustment Date; (18) the Gross Margin; (19) the lifetime maximum Mortgage Interest Rate under the terms of the Mortgage Note; (20) the date the Mortgage Loan was originated; (21) the Periodic Rate Cap; (22) a code indicating the company providing private mortgage insurance; (23) a code indicating if the Mortgage Loan is convertible; (24) the Servicing Fee Rate; (25) the LPMI Fee, if any; and (26) the Initial Rate Cap. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule may consist of multiple reports that collectively set forth all of the required information.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Non-Convertible Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which does not contain a provision whereby the Mortgagor may convert the Mortgage Loan to a fixed-rate mortgage loan.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as “servicer” (with or without a master servicer) thereunder.

Periodic Rate Cap: With respect to each Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI:  PMI Mortgage Insurance Co., or any successor thereto.

PMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Pool Insurer:  Any of GEMICO, PMI or UGI.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in the “Money Rates” section of TheWallStreetJournal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The month preceding the month in which the related Remittance Date occurs.

Purchaser:  EMC Mortgage Corporation or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualified Depository:  A depository the accounts of which are insured by the FDIC through the BIF or the SAIF or the debt obligations of which are rated AA (or the equivalent rating category) or better by national recognized statistical rating organization.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02; (v) use the same Index for determining the Mortgage Interest Rate as the Deleted Mortgage Loan; (vi) have the same provision with respect to convertibility as the Deleted Mortgage Loan; and (viii) be a REMIC Eligible Mortgage Loan.

Rating Agency:  Any of Fitch, Moody’s or Standard & Poor’s or their respective successors designed by the Purchaser.

Reconstitution Agreements:  The agreement or agreements entered into by the Purchaser, the Company, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers’ & Servicers’ Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee due the Company in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Company with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Company, shall not material increase the Company’s obligations or diminish the Company’s rights hereunder and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company’s servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

Record Date:  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Documents:  The document or documents creating and governing the administration of a REMIC.

REMIC Eligible Mortgage Loan:  A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including without limitation, foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: 0.25% per annum with respect to the period prior to the initial Interest Adjustment Date and, for the 5/1 7/1 and 10/1 ARM Loans 0.375% thereafter.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit B the originals of which are delivered to the Custodian pursuant to Section 2.01.

Servicing Officer:  Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

7/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first seven (7) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer:  Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement:  An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

10/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first ten (10) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

3/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first three (3) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan.

Treasury Rate Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted based upon the weekly average yield on U.S. Treasury securities.

Underwriting Guidelines:  The underwriting guidelines of the Company with respect to mortgage loans similar to the Mortgage Loans, attached hereto as  Exhibit H.

UGI:  United Guaranty Residential Insurance Company or any successor thereto.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01	Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

The Company, on each Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans in the related Mortgage Loan Package, excluding the right to service the Mortgage Loans which the Company expressly retains. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents for each Mortgage Loan in the Mortgage Loan Package to the Custodian.

The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03, 3.05, 3.07, or 6.02.

Section 2.02	Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans in a Mortgage Loan Package including but not limited to all funds received on or in connection with the Mortgage Loan, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company, and (ii) with respect to each Mortgage Loan Package, in no event shall there be more than five Persons at any given time having the status of “Purchaser” hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  Purchaser shall not to transfer to any assignee any pool of Mortgage Loans with a aggregate outstanding principal balance of less than $10,000,000 without the consent of the Company; provided, however, if the Company fails to consent to the transfer of a pool of Mortgage Loans as contemplated in this sentence, Purchaser shall have the right to purchase the servicing rights associated with such Mortgage Loans at a price to mutually agreed to by Purchaser and Company, exercising good faith.

Section 2.03	Delivery of Documents.

On or before the date which is agreed upon by the Purchaser and the Company in the related Confirmation, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package a list of which is attached to the related Assignment and Conveyance.

On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for maintaining the Custodial Agreement for the benefit of the Purchaser. Purchaser shall pay all fees and expenses of the Custodian.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation.

In the event an Officer’s Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 180 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

On or prior to the date which is three Business Days prior to the related Closing Date, the Company shall deliver to the Purchaser the related Mortgage Loan Schedule.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

Section 3.01	Company Representations and Warranties.

The Company represents and warrants to the Purchaser that as of each Closing Date:

(a)  Due Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)  Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)  Ability to Service.  The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)  Reasonable Servicing Fee.  The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(f)  Ability to Perform.  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g)  No Litigation Pending.  There is no action, suit, proceeding or investigation pending or to the best of the Company’s knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)  No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(i)  Selection Process.  The Mortgage Loans were selected from among the adjustable rate one- to four-family mortgage loans in the Company’s portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)  Pool Characteristics.  With respect to each Mortgage Loan Package, the Mortgage Loan characteristics set forth on Exhibit 2 to the related Assignment and Conveyance are true and complete.

(k)  No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(l)  Sale Treatment.  The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(m)  Financial Statements. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s most recent financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(n)  No Brokers’ Fees.  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(o)  Origination.  The Company’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company’s Underwriting Guidelines, and is in no way made as a result of  Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

(p)  MERS.  The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

Section 3.02	Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a)  Mortgage Loans as Described.  The information set forth in each Mortgage Loan Schedule is complete, true and correct in all material respects;

(b)  Payments Current.  All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been more than 30 days delinquent at any time in the twelve months prior to the related Closing Date. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c)  No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance.  Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.10. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor’s or any Subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(g)  Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

(h)  No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property.  The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Company’s Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

(j)  Valid First Lien.  The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)  the lien of current real property taxes and assessments not yet due and payable;

(2)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(k)  Validity of Mortgage Documents.  The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud was committed by the Company, or to the Company's knowledge by any other person including the Mortgagor, in connection with the origination or servicing of the Mortgage Loan.  The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)  Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership.  The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(n)  Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(o)  LTV, PMI Policy. Any Mortgage Loan with an LTV over 80% has a PMI Policy insuring, as to payment defaults, the excess LTV over 71% (or such other percentage as stated in the related Confirmation) of the Appraised Value until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the Company is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any insurance premium excluded any premium for the LPMI Policy;

(p)  Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(q)  No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(r)  No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms.  The Mortgage Loan was originated by either i) the Company, which is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or ii) an entity that is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or state authority.  The interest rate on the related Mortgage Note is adjusted annually in the case of Treasury Rate Mortgage Loans and LIBOR Mortgage Loans on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, subject to the Initial Rate Cap, Periodic Rate Cap and the Lifetime Mortgage Interest Rate Cap as set forth in the Mortgage Note. The Mortgage Interest Rate for a 5/1 ARM Mortgage Loan and a 3/1 ARM Mortgage Loan is adjusted annually commencing from and after the sixtieth Monthly Payment and the thirty-sixth Monthly Payment, respectively, in the same manner as a Treasury Rate Mortgage Loan and LIBOR Mortgage Loan, provided, however, that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for such 5/1 ARM Mortgage Loan (the Initial Rate Cap does apply). The Mortgage Note is payable each month in monthly installments of principal and interest, with interest in arrears, and requires Monthly Payments sufficient to amortize the original principal balance of the Mortgage Loan over a term of no more than 30 years. Each Convertible Mortgage Loan contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan at any time between the first and fifth anniversary of the origination of the Mortgage Loan. No Mortgage Loan has a provision for negative amortization;

(u)  Customary Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(v)  Conformance with Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Company’s Underwriting Guidelines in effect at the time the Mortgage Loan was originated.;

(w)  Occupancy of the Mortgaged Property.  As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(x)  No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(y)  Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchasers to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment.  The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)  Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Company’s Underwriting Guidelines with respect to such condominium or planned unit development;

(cc)  Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd)  Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

(ee)  No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ff)  Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(gg)  Mortgaged Property Undamaged.  There is no proceeding pending or, to the best of the Company’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; and

(hh)  Collection Practices; Escrow Deposits.  The origination, servicing  and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(ii)  Appraisal.  The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae, Freddie Mac or Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(jj)  Soldiers’ and Sailors’ Relief Act.  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;

(kk)  Environmental Matters.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Company’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(ll)  No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(mm)  Insurance. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(nn)  Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.

(oo)  Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” or “predatory” loans under any other applicable state, federal or local law.

(pp)  Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans.

(qq)   Single Premium Credit Life Insurance.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

(rr)  Tax Service Contract The Company has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(ss)  Flood Certification Contract. The Company has obtained a life of loan, transferable flood certification contract with a Approved Flood Certification Provider for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(tt)  FICO Scores. Each Mortgage Loan has a non-zero FICO score;

(uu)  Prepayment Fee.  With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Company, and each prepayment penalty in permitted pursuant to federal, state and local law.  No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated.  Except as otherwise set forth in the related Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

(vv)  Recordation.  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

(ww)  Leaseholds.                                If the Mortgaged Property is subject to a ground lease or any other type of leasehold interest, the ground lease or other leasehold interest exceeds the remaining term of the related Mortgage Loan.

Section 3.03	Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the Company’s knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser’s option and subject to Section 3.06, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser’s option and subject to Section 3.06, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

Section 3.04	Indemnification.

The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related any assertion based on, grounded upon resulting from a Breach of any of the Company’s representations and warranties contained herein. In addition to the obligations of the Company set forth in this Section 3.04, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.  The provisions of this Section 3.04 shall survive termination of this Agreement.

It is understood and agreed that the obligations of the Company set forth in Sections 3.03 and 3.04 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

Section 3.05	Repurchase Upon Conversion.

In the event the Mortgagor under any Convertible Mortgage Loan elects to convert said Mortgage Loan to a fixed rate mortgage loan, as provided in the related Mortgage Note, then the Company shall repurchase the related Mortgage Loan in the month the conversion takes place and in the manner prescribed in Section 3.04 at the Repurchase Price.

Section 3.06	Restrictions and Requirements Applicable in the Event that a Mortgage Loan is Acquired by a REMIC

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage Loan:

(A)	Repurchase of Mortgage Loans.

With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Subsection 3.03, 3.05, 3.07 or 7.02 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

(B)	General Servicing Obligations.

The Company shall sell any REO Property within two years after its acquisition by the REMIC unless (i) the Company applies for an extension of such two-year period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such two year period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

(C)	Additional Covenants.

In addition to the provision set forth in this Section 3.06, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Company shall amend this Agreement such that it will meet all Rating Agency requirements.

Section 3.07	Review of Mortgage Loans

From the related Closing Date until the date 15 days after the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs and other property evaluations on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO or property evaluation reviews to be communicated to the Company for a period up to 15 days after the related Closing Date.  In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser’s sole determination (i) fails to conform to the Underwriting Guidelines, (ii) the value of the Mortgaged Property pursuant to any BPO or property evaluation varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the Mortgage Property or (B) the purchase price of the Mortgaged Property as of the date of origination (a “Value Issue”), (iii) the Mortgage Loan is underwritten without verification of the Borrower’s income and assets and there is no credit report and credit score or (iv) the Purchaser deems the Mortgage Loan not to be an acceptable credit risk. The Company shall repurchase the rejected Mortgage Loan in the manner prescribed in Section 3.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan; provided, that, in the event that the Purchaser rejects a Mortgage Loan due to a Value Issue, the Company may submit to the Purchaser an additional property evaluation for purposes of demonstrating that the Mortgage Loan does not have a Value Issue.  If the Purchaser and the Company fail to resolve such Value Issue within two weeks of the Purchaser presenting such Value Issue to the Company, then Company shall have the right to promptly (a) substitute such Mortgage Loan with a Qualified Substitute Mortgage Loan meeting all the terms hereof, or (b) repurchase such Mortgage Loan in the manner prescribed in Section 3.03.  Any rejected Mortgage Loan shall be removed from the terms of this Agreement.  The Company shall make available all files required by Purchaser in order to complete its review, including capturing all CRA/HMDA required data fields.  Any review performed by the Purchaser prior to the related Closing Date does not limit the Purchaser’s rights or the Company’s obligations under this section. To the extent that the Purchaser’s review discloses that the Mortgage Loans do not conform to the Underwriting Guidelines or the terms set forth in the Purchaser Price and Terms Letter, the Purchaser may in its sole discretion increase its due diligence review and obtain additional BPO’s or other property evaluations.  The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01	Company to Act as Servicer.

The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate change the Index, Lifetime Mortgage Interest Rate Cap, Initial Rate Cap or Gross Margin of any Mortgage Loan, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02	Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company’s obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03	Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04	Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Countrywide Home Loans, Inc. in trust for EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors”. The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee):

(i)  all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)  all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)  all Liquidation Proceeds;

(iv)  all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10, Section 4.11, Section 4.14 and Section 4.15;

(v)  all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)  any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.03, 6.01 or 6.02;

(vii)  any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03, 3.05 or 3.07 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)  with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(ix)  any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(x)  any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05	Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)  to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)  to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.05, 3.07 or 6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)  to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.05, 3.07 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

(iv)  to pay itself interest on funds deposited in the Custodial Account;

(v)  to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

(vi)  to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)  to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii)  to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06	Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Countrywide Home Loans, Inc., in trust for the EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein:

(i)  all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)  all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07	Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)  to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)  to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)  for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)  for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)  to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)  to withdraw funds deposited in error.

Section 4.08	Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09	Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Upon any such transfer, the Company shall promptly notify the Purchaser and deliver to the Purchaser a Custodial Account Certification or Escrow Account Certification (as applicable) in the form of Exhibit D-1 or E-1 to this agreement.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

Section 4.10	Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If a Mortgaged Property is located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11	Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 4.12	Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 4.13	Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14	Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)  the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)  the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)  the Company shall verify that the Mortgage Loan is not in default; and

(iv)  pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Custodial Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15	Maintenance of PMI and LPMI Policy; Claims.

(a) With respect to each Mortgage Loan with a LTV in excess of 95%, the Company shall:

(i)  with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

 (ii) with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy.  Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(b)           In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

(c)           Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place.  In any event, the Company agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

Section 4.16	Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17	Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18	Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19	Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 4.20	Notification of Adjustments.

With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  The Company shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company, or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01	Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02	Statements to Purchaser.

Not later than the 10th day of each calendar month, the Company shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto electronic medium mutually acceptable to the parties as  to  the preceding calendar month and the Due Period in the month of remittance

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.  Nothing in this Section 5.02 shall be deemed to require the Company to prepare any federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions.

Section 5.03	Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, either (a) the Company shall deposit in the Custodial Account from its own funds or (b) if funds are on deposit in the Custodial Account which are not required to be remitted on the related Remittance Date, the Company may make an appropriate entry in its records that such funds shall be applied toward the related Monthly Advance (provided, that any funds so applied shall be replaced by the Company no later than the Business Day immediately preceding the next Remittance Date), in each case, in an aggregate amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

 In no event shall the Company be obligated to make an advance under this section 5.03 if at the time of such advance it deems such advance to be non-recoverable.  The Company shall promptly deliver an officer’s certificate to the Purchaser upon determining that any advance is non-recoverable.  In the event that upon liquidation of the Mortgage Loan, the Liquidation Proceeds are insufficient to reimburse the Company for any Monthly Advances, the Company shall notify the related Purchaser of such shortfall by registered mail with sufficient supporting documentation and shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01	Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, a portion of such fee, up to an amount equal to one percent (1.0%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Company as additional servicing compensation, and any portion thereof in excess one percent (1.0%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption or substitution of liability, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the Index, the Lifetime Mortgage Interest Rate Cap, the Initial Rate Cap or the Gross Margin of any Mortgage Loan, nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02	Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.  In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03	Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges and Prepayment Penalties, shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full, the Company shall not waive, and shall not permit the waiver of, any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Company determines that such waiver would maximize recovery of Liquidations Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) (A) the enforeceability therefore is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or (B) the enforceability is otherwise limited or prohibited by applicable law.

Section 6.04	Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before May 31 each year beginning May 31, 2003, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05	Annual Independent Public Accountants’ Servicing Report.

On or before May 31st of each year beginning May 31, 2003, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.06	Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

ARTICLE VII

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01	Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates.

The Purchaser and the Company agree that with respect to any Pass-Through Transfer, Whole Loan Transfer or Agency Transfers, as applicable, the Company shall cooperate with the Purchaser in effecting such transfers and shall negotiate in good faith and execute any Reconstitution Agreement required to effectuate the foregoing; provided that, such Reconstitution Agreement shall not materially increase the Company’s obligations or liabilities hereunder, nor diminish any of the Company’s rights, and provide to any master servicer or the trustee, as applicable, and/or the Purchaser any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser, trustee or a master servicer shall reasonable request as to the related Mortgage Loans.  Purchaser shall reimburse Company for any and all costs or expenses incurred by Company (i) in obtaining “accountant comfort letters” with respect to information supplied in response to Purchaser requests, (ii) in connection with any due diligence performed in connection with a Pass-Through or Whole Loan Transfer or (iii) making the Mortgage Loan Documents or Servicing Files available to parties participating in a Pass-Through or Whole Loan Transfer, including without limitation, shipping costs.  Such information may be included in any disclosure document prepared in connection with the Pass-Through Transfer, Whole Loan Transfer or Agency Transfer, as applicable; provided, however, that Company shall indemnify the Purchaser against any liability arising from any material omissions or misstatements in any information supplied by the Company and included in a disclosure document; and provided, further, that the Purchaser shall indemnify the Company against any liability arising from any information included in a disclosure document that was not supplied by the Company.  The Company shall execute any Reconstitution Agreements required within a reasonable period of time after receipt of such agreements which time shall be sufficient for the Company and the Company’s counsel to review such agreements.  Company shall use its Best Efforts to complete such review within ten (10) Business Days after mutual agreement as to the terms thereof, but such time shall not exceed fifteen (15) Business Days after mutual agreement as to the terms thereof.

The Company shall not be required to restate any representations and warranties as of the date of any Pass-Through Transfer, Whole Loan Transfer or Agency Transfers other than the representations and warranties set forth in Section 3.01 (provided, that the Company shall not be required to restate the representation and warranty set forth in Section 3.01(j)).

In the event of any Agency Transfer, Pass-Through or Whole Loan Transfer, the Company shall have no obligation to pay any custodial fees charged by the Agency.

Section 7.02	Purchaser’s Repurchase and Indemnification Obligations.

Upon receipt by the Company of notice from Fannie Mae, Freddie Mac or the trustee of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer, the Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, or the trustee related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, or the trustee.

The Purchaser shall repurchase from the Company any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer with respect to which the Company has been required by Fannie Mae, Freddie Mac, or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to Fannie Mae, Freddie Mac, or the trustee in any Reconstitution Agreement and not due to a breach of the Company’s representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the Company to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, or the trustee, including, but not limited to, reasonable and necessary attorneys’ fees.

At the time of repurchase, the Custodian and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser’s instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the related Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Company and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement.

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01	Provision of Information.

During the term of this Agreement and provided such request will cause the Company to violate any applicable law or statute, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.  Purchaser shall pay any costs related to any special reports.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02	Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.  Unless requested the Purchaser, the Company shall not be required to deliver any documents which are publicly available on EDGAR.

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company’s servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE IX

THE COMPANY

Section 9.01	Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01, and/or (b) comply with applicable law. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree in the amount of $5,000 or less, which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law.

Section 9.02	Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the FDIC through the BIF or the SAIF, and (iii) which is a Fannie Mae-approved company in good standing.

Section 9.03	Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 9.04	Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser; provided, however, that the Company may assign its right and obligations hereunder to any entity that is directly or indirectly owned or controlled by the Company and the Company guarantees the performance by such entity of all obligations hereunder.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE X

DEFAULT

Section 10.01	Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i)  any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii)  failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii)  failure by the Company to maintain its license to do business in any jurisdiction where the Mortgage Property is located if such license is necessary for the Company to legally service the related Mortgage Loan; or

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)  the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)  the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)  the Company ceases to meet the qualifications of a Fannie Mae lender or servicer; or

(viii)  the Company fails to maintain a minimum net worth of $25,000,000; or

(ix)  the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02	Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01	Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02	Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 2.0% of the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 90 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03, 3.04, 3.05 and 3.07, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.07 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (f), (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02	Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 12.03	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.04	Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05	Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)  if to the Company:

Countrywide Home Loans, Inc.,
4500 Park Grenada
Calabasas, CA 91302
Attention: David Spector

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(ii)  if to Purchaser:

EMC Mortgage Corporation
Mac Arthur Ridge II
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75014-1358
Attention:  Ralene Ruyle

Section 12.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07	Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08	Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09	Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option accordance with Section 14 of the Purchase Agreement.

Section 12.10	Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11	No Personal Solicitation.

From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Company may solicit any Mortgagor for whom the Company has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Company or any of its affiliates which (i) concern optional insurance products or other additional projects, (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, (iii) are directed to mortgagors who have a specific type of mortgage (i.e., balloon Mortgage Loans, LIBOR Mortgage Loans, etc.) or (iv) directed to those mortgagors whose mortgages fall within specific interest rate ranges shall not constitute solicitation under this Section 12.11 nor is the Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.  Notwithstanding the foregoing, the following solicitations, if undertaken by the Company or any affiliate of the Company, shall not be prohibited under this Section 12.11: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements; (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to Mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Company.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION

By:
Name:	Ralene Ruyle
Title:	President

COUNTRYWIDE HOME LOANS, INC.

By:
Name:
Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF __________	)

On the __ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of EMC Mortgage Corporation, the federal savings association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF	)
	)	ss.:
COUNTY OF __________	)

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Countrywide Home Loans, Inc. the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Section 2.01 and 2.03 of the Seller’s Warranties and Servicing Agreement to which this Exhibit is attached (the “Agreement”):

1.
The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________ without recourse” and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: “Countrywide Home Loans, Inc., successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: “Countrywide Home Loans, Inc., formerly known as [previous name]”).

2.	The original of any guarantee executed in connection with the Mortgage Note (if any).

3.
The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

4.	The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

5.
The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “Countrywide Home Loans, Inc., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “Countrywide Home Loans, Inc., formerly known as [previous name].”

6.
Originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.	The original mortgagee policy of title insurance or attorney’s opinion of title and abstract of title.

8.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

9.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

10.	Residential loan application.

11.	Mortgage Loan closing statement.

12.	Verification of employment and income.

13.	Verification of acceptable evidence of source and amount of downpayment.

14.	Credit report on the Mortgagor.

15.	Residential appraisal report.

16.	Photograph of the Mortgaged Property.

17.	Survey of the Mortgaged Property.

18.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

19.	All required disclosure statements.

20.	If available, termite report, structural engineer’s report, water potability and septic certification.

21.	Sales contract.

22.
Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

In the event an Officer’s Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 180 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

MORTGAGE LOAN DOCUMENTS

The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Seller’s Warranties and Servicing Agreement to which this Exhibit is annexed (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ___________, without recourse” and signed in the name of the Company by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “Countrywide Home Loans, Inc., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “Countrywide Home Loans, Inc., formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(d)  the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

(e)  the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank, or the original Assignment of Mortgage in recordable form into MERS. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “Countrywide Home Loans, Inc., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “Countrywide Home Loans, Inc., formerly known as [previous name];”

(f)  the originals of all intervening assignments of mortgage with evidence of recording thereon, including warehousing assignments, if any;

(g)  the original mortgagee title insurance policy;

(h)  such other documents as the Purchaser may require.

EXHIBIT D-1

CUSTODIAL ACCOUNT CERTIFICATION

_____________________, 200_

Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account:            Countrywide Home Loans, Inc. in trust for the Purchaser

Account Number:          _______________

Address of office or branch
of the Company at
which Account is maintained:

Countrywide Home Loans, Inc.

Company

By:

Name:

Title:

EXHIBIT D-2

CUSTODIAL ACCOUNT LETTER AGREEMENT

_________________, 200_

To:

(the “Depository”)

As Company under the Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “[Servicer] in trust for the Purchaser - Residential Adjustable Rate Mortgage Loans.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[COUNTRYWIDE HOME LOANS, INC.]

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:

Name:

Title:

Date:

EXHIBIT E-1

ESCROW ACCOUNT CERTIFICATION

__________________, 200_

Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account:                             “Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors.”

Account Number:                            _______________

Address of office or branch
of the Company at
which Account is maintained:

[COUNTRYWIDE HOME LOANS, INC.]

By:

Name:

Title:

EXHIBIT E-2

ESCROW ACCOUNT LETTER AGREEMENT

___________________, 200_

To:

(the “Depository”)

As Company under the Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002 Residential Adjustable Rate Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as “[Servicer], in trust for the Purchaser - Residential Adjustable Rate Mortgage Loans.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

[COUNTRYWIDE HOME LOANS, INC.]

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository

By:

Name:

Title:

Date:

EXHIBIT F

MONTHLY REMITTANCE ADVICE

EXHIBIT G

ASSIGNMENT AND ASSUMPTION

_________________, 200_

ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a ___________________ corporation having an office at __________________ (“Assignor”) and _________________________________, a __________________ corporation having an office at __________________ (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, in, to and under that certain Seller’s Warranties and Servicing Agreement, Residential Adjustable Rate Mortgage Loans (the “Seller’s Warranties and Servicing Agreement”), dated as of September 1, 2002, by and between EMC Mortgage Corporation (the “Purchaser”), and Countrywide Home Loans, Inc. (the “Company”), and the Mortgage Loans delivered thereunder by the Company to the Assignor.

2.  The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller’s Warranties and Servicing Agreement or the Mortgage Loans;

c.  The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller’s Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller’s Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller’s Warranties and Servicing Agreement or the Mortgage Loans; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “33 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

a.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller’s Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder;

b.  The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c.  The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d.  The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any Person authorized to act therefor has offered the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

e.  The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f.  The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

g.  Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h.  Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i.  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Seller’s Warranties and Servicing Agreement is:

Attention:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller’s Warranties and Servicing Agreement are:

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
By:	By:

Its:	Its:

EXHIBIT H

UNDERWRITING UIDELINES

EXHIBIT I

ACKNOWLEDGMENT AGREEMENT

On this ____ day of ____________, 200_, EMC Mortgage Corporation, (the “Purchaser”) as the Purchaser under that certain Seller’s Warranties and Servicing Agreement dated as of September 1, 2002, (the “Agreement”), does hereby contract with Countrywide Home Loans Inc. (the “Company”) as Company under the Agreement, for the servicing responsibilities related to the Mortgage Loans listed on the related Mortgage Loan Schedule attached hereto. The Company hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the related Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Company by the Purchaser in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the related Closing Date shall be ___________________.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PURCHASER: EMC MORTGAGE CORPORATION

By:
Name:
Title:

SELLER: COUNTRYWIDE HOME LOANS, INC.

By:
Name:
Title:

AMENDMENT NUMBER ONE
to the
SELLER’S WARRANTIES AND SERVICING AGREEMENT
dated as of September 1, 2002
by and between
COUNTRYWIDE HOME LOANS, INC.
Company,
and
EMC MORTGAGE CORPORATION
Purchaser

This AMENDMENT NUMBER ONE is made this 1st day of January, 2003, by and between COUNTRYWIDE HOME LOANS, INC., having an address at 4500 Park Granada, Calabasas, California 91302 (the “Company”) and EMC MORTGAGE CORPORATION, having an address at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75014-1358(the “Purchaser”), to the Seller’s Warranties and Servicing Agreement, dated as of September 1,2002, by and between the Company and the Purchaser (the “Agreement”).

RECITALS

WHEREAS, the Company and the Purchaser have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.  Amendments. Effective as of January 1, 2003, the Agreement is hereby modified by making the following additions, deletions or modifications:

A)
All references to “Residential Adjustable Rate Mortgage Loans” are hereby deleted in their entirety and replaced with “Residential Fixed and Adjustable Rate Mortgage Loans” in the following sections: (i) the cover page, (ii) Section 4.04, (iii) Section 4.06, (iv) Exhibit D-1, (v) Exhibit D-2, (vi) Exhibit E-1, (vii) Exhibit E-2, and (viii) Exhibit G.

B)
The references to “adjustable rate” are hereby deleted and replaced with “fixed and adjustable rate” in the following sections: (i) the introductory sentence of the Agreement, and (ii) Section 3.01(i).

C)	The definition of “Convertible Mortgage Loan” is hereby deleted in its entirety.

D)	The definition of “5/1 ARM Mortgage Loan” is hereby deleted in its entirety.

E)	The definition of “Gross Margin” is hereby modified by deleting it in its entirety and replacing it with the following:

Gross Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth on the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

F)	The definition of “Index” is hereby modified by deleting it in its entirety and replacing it with the following:

Index: With respect to any adjustable rate Mortgage Loan, the index identified on the related Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

G)	The definition of “Initial Rate Cap” is hereby modified by deleting it in its entirety and replacing it with the following:

Initial Rate Cap: With respect to each adjustable rate Mortgage Loan and the initial Interest Rate Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such adjustable rate Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

H)	The definition of “LIBOR Mortgage Loan” is hereby deleted in its entirety.

I)	The definition of “Lifetime Mortgage Interest Rate Cap” is hereby modified by deleting it in its entirety and replacing it with the following:

Lifetime Mortgage Interest Rate Cap: With respect to each adjustable rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate cannot be adjusted.

J)	The definition of “Mortgage Interest Rate” is hereby modified by deleting it in its entirety and replacing it with the following:

Mortgage Interest Rate: The annual rate at which Interest accrues on any Mortgage Loan, and with respect to adjustable rate Mortgage Loans, the annual rate at which Interest accrues as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related Initial Rate Cap, Lifetime Mortgage Interest Rate Cap and Periodic Rate Cap, if any, of the related Mortgage Note.

K)	The definition of “Mortgage Loan” is hereby modified by deleting it in its entirety and replacing it with the following:

Mortgage Loan: An individual fixed or adjustable rate Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, REO disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

L)	The definition of “Non-Convertible Mortgage Loan” is hereby deleted in its entirety.

M)	The definition of “Servicing Fee Rate” is hereby modified by deleting it in its entirety and replacing it with the following:

Servicing Fee Rate: (i) 0.25% per annum with respect to fixed rate Mortgage Loans and certain adjustable rate Mortgage Loans as specified on the Mortgage Loan Schedule, (ii) 0.375% per annum with respect to certain adjustable rate Mortgage Loans as specified on the Mortgage Loan Schedule, and (iii) 0.25% with respect to certain adjustable rate Mortgage Loans for the period prior to the initial Interest Rate Adjustment Date and 0.375% for the period following the initial Interest Rate Adjustment Date as specified in the Mortgage Loan Schedule.

N)	The definition of “7/1 ARM Mortgage Loan” is hereby deleted in its entirety.

O)	The definition of “10/1 ARM Mortgage Loan” is hereby deleted in its entirety.

P)	The definition of “3/1 ARM Mortgage Loan” is hereby deleted in its entirety.

Q)	The definition of “Treasury Rate Mortgage Loan” is hereby deleted in its entirety.

R)	Section 3.01(c) is hereby modified by deleting the subpart in its entirety and replacing it with the following:

(c)
No Conflicts; No Default. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans. The Company is not in default, and has received no notice of default, under this Agreement;

S)	Section 3.01(d) is hereby modified by deleting the subpart in its entirety and replacing it with the following:

(d)
Ability to Service. The Company is an approved seller/servicer of conventional residential mortgage loans for the United States Department of Housing and Urban Development (“HUD”), Fannie Mae, Freddie Mac, or any successor thereto, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with HUD, Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either HUD, Fannie Mae or Freddie Mac;

T)	The following shall be inserted as the last sentence of Section 3.02(f):

“To the best of Company’s knowledge, the Mortgaged Property is free of material damage ;”

U)	The first sentence of Section 3.02(k) is hereby modified by deleting the sentence in its entirety and replacing it with the following:

(k)
Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, on forms generally acceptable to Fannie Mae and Freddie Mac, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.

V)	The following shall be inserted as the last sentence of Section 3.02(m):

“Upon recordation of the Mortgage Note, Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note. Upon the sale of the Mortgage Loans, Purchaser will own such Mortgage Loans free and clear of any encumbrance, equity, participation interest, pledge, change, claim or security interest.”

W)	Section 3.02(t) is hereby modified by deleting the subpart in its entirety and replacing it with the following:

(t)
Origination; Payment Terms. The Mortgage Loan was originated by either i) the Company, which is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or ii) an entity that is a FNMA-approved, FHLMC-approved and HUD-approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or state authority. The Mortgage Interest Rate for an adjustable rate Mortgage Loan is adjusted as set forth in the related Mortgage Note. The Mortgage Note is payable each month in monthly installments of principal and interest, with interest in arrears, and requires Monthly Payments sufficient to amortize the original principal balance of the Mortgage Loan over a term of no more than 30 years. Each convertible Mortgage Loan contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan. No Mortgage Loan has a provision for negative amortization;

X)	Section 3.05 is hereby modified by deleting the section in its entirety and replacing it with the following:

Section 3.05 Repurchase Upon Conversion.

In the event the Mortgagor under any convertible Mortgage Loan elects to convert said Mortgage Loan to a fixed rate mortgage loan, as provided in the related Mortgage Note, then the Company shall repurchase the related Mortgage Loan in the month the conversion takes place and in the manner prescribed in Section 3.04 at the Repurchase Price.

Y)	The following shall be inserted as the last sentence of Section 9.01:

“All indemnification provisions of this Agreement, including but not limited to those set forth in this Section 9.01, shall survive the termination of this Agreement.”

SECTION 2.  Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3.  Governing Law. THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 4.  Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 5.  Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Purchaser have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

COUNTRYWIDE HOME LOANS, INC.
(Company)

By:
Name:
Title:

EMC MORTGAGE CORPORATION
(Purchaser)

By:
Name:
Title:

This AMENDMENT No. 2 (the “Amendment”) is made this 1st day of September, 2004, by and between EMC Mortgage Corporation (the “Purchaser”) and Countrywide Home Loans, Inc. (the “Company”), to the Seller’s Warranties and Servicing Agreement dated as of September 1, 2002 (the “SWS Agreement”), by and between the Purchaser and the Company.

WHEREAS, the Purchaser and the Company desire to amend the SWS Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agrees as follows:

SECTION 1.           Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the SWS Agreement.

SECTION 2.           Amendment. Effective as of September 1, 2004 the SWS Agreement is hereby amended as follows:

(a)           The following definition of Qualified Depository is modified by adding the word “fully” to it and now reads as follows:

Qualified Depository: A depository the accounts of which are fully insured by the FDIC through BIF or SAIF or the debt obligations of which are rated AA (or the equivalent rating category) or better by a national recognized statistical rating organization.

(b)           The following definition is added to Article I of the SWS Agreement:

Master Servicer: Wells Fargo Bank, National Association, or its successors in interest.

(c)           The definition of Business Day is deleted in its entirety and replaced with the following:

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, California, Texas, Maryland or Minnesota, or (iii) a day on which banks in the States of New York, California, Texas, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

(d)           Clause (d) of Section 3.01 of the SWS Agreement is deleted in its entirety and replaced with the following:

(d)           Ability to Service. The Company is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)           Section 3.02(oo) of the SWS Agreement is hereby deleted in its entirety and replaced with the following:

(oo)
No HOEPA or “High Cost” Loans. No Mortgage Loan is classified as a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a “high cost home,” “covered,” “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or any other statute or regulation providing assignee liability to holders of such mortgage loans.

(f)            The following representations and warranties are added to Section 3.02 of the SWS Agreement:

(xx)	No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is secured by Mortgaged Property located in the State of Georgia;

(yy)	No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(zz)
With respect to each Mortgage Loan, accurate and complete information regarding the borrower credit files related to such Mortgage Loan has been furnished on a monthly basis to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the applicable implementing regulations.

(g)           The following shall be added as the second sentence of the third paragraph of Section 4.01 of the SWS Agreement:

In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the applicable implementing regulations, on a monthly basis.

(h)           Section 6.04 of the SWS Agreement is deleted in its entirety and replaced with the following:

Section 6.04     Annual Statement as to Compliance.

The Company will deliver to the Master Servicer on or before March 15 of each year, beginning with March 15, 2005 an Officer’s Certificate in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, (ii) the Company has fully complied with the servicing provisions of this Agreement and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. (“Annual Statement of Compliance”)

(i)           Section 6.05 of the SWS Agreement is deleted in its entirety and replaced with the following:

Section 6.05     Annual Independent Certified Public Accountants’ Servicing Report.

On or before March 15 of each year, beginning with March 15, 2005, the Company at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Company generally that include a sampling of the Mortgage Loans, the provisions of Article II and Article IV of this Agreement have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. (“Annual Independent Public Accountant’s Servicing Report”)

(j)           The following is added as Section 6.07 of the SWS Agreement:

Section 6.07     Annual Certification.

(a)           For so long as (1) the Mortgage Loans are being master serviced by the Master Servicer and (2) the Master Servicer is required by Section 302 of the Sarbanes-Oxley Act of 2002 to provide an annual certification, by March 15th of each year, beginning with March 15, 2005 (or if not a Business Day, the immediately preceding Business Day), an officer of the Company shall execute and deliver an Officer’s Certificate to the Master Servicer for the benefit of such Master Servicer and its officers, directors and affiliates, certifying as to the following matters:

(i)           Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such statements or reports;

(ii)          Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Company under this Servicing Agreement has been provided to the Master Servicer;

(iii)         I am responsible for reviewing the activities performed by the Company under the Servicing Agreement and based upon my knowledge and the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance, fulfilled its obligations under this Servicing Agreement; and

(iv)         I have disclosed to the Master Servicer all significant deficiencies relating to the Company’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

(b)          The Company shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Company or any of its officers, directors, agents or affiliates of its obligations under this Section 6.07 or the negligence, bad faith or willful misconduct of the Company in connection therewith. If the indemnification provided for herein is unavailable in whole or in part for any reason, then the Company agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Company, in connection with a breach of the Company’s obligations under this Section 6.07 or the Company’s negligence, bad faith or willful misconduct in connection therewith.

(k)           Section 10.01 is hereby modified by adding the word “or” at the end of clause (ix) thereof and inserting the following as clause (x):

(x)           failure by the Company to duly perform, within the required time period, its obligations under Section 6.04, 6.05 or 6.07 which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by any party to this Servicing Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans.

(l)           Section 12.03 of the SWS Agreement is deleted in its entirety and replaced with the following:

Section 12.03     Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 3.      Effect of Amendment. Upon execution of this Amendment, the SWS Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Purchaser and the Company shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the SWS Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the SWS Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4.      Binding Effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Purchaser and the Company.

SECTION 5.      Severability of Provisions. If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 6.       Section Headings. The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 7.      Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together by one and the same agreement.

SECTION 8.      Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Amendment to the SWS Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

COUNTRYWIDE HOME LOANS, INC.

By:
Name:
Title:

EXECUTION VERSION
AMENDMENT REG AB
TO THE MASTER MORTGAGE LOAN PURCHASEAND SERVICING AGREEMENT

This is Amendment Reg AB (“Amendment Reg AB”), dated as of January 1, 2006, by and between EMC Mortgage Corporation (the “Purchaser”), and Countrywide Home Loans, Inc. (the “Company”) to that certain Seller’s Warranties and Servicing Agreement dated as of September 1, 2002 by and between the Company and the Purchaser (as amended, modified or supplemented, the “Existing Agreement”).

W I T N E S S E T H

WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreement be amended to reflect agreed upon revisions to the terms of the Existing Agreement.

Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement. The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Section 2(g)(i)(A)(1).

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Company to the Designated Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company or the Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2(c)(iii).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item 1105 of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term “Subservicer” shall not include any master servicer other than the Company, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction, nor any “back-up servicer” or trustee performing servicing functions on behalf of a Securitization Transaction engaged at the request of a Depositor, Purchaser, or investor in a Securitization Transaction.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2. The Purchaser and the Company agree that the Existing Agreement is hereby amended by adding the following provisions:

(a) Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the parties acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. The parties agree over time to negotiate in good faith with respect to the provision of comparable disclosure in private offerings. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff. The Company agrees to negotiate in good faith with the Purchaser or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Purchaser, including, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance, in the Purchaser’s or Depositor’s reasonable determination.

The Purchaser agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Purchaser will make all reasonable efforts to limit requests for information, reports or any other materials to items the Purchaser reasonably believes is required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

(b) Additional Representations and Warranties of the Company.

(i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c) Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

(i) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) to the extent material, a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; if material, information regarding the size and composition of the originator’s origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a brief description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

(D) a description of any affiliation or relationship between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing or in the related Reconstitution Agreement within five Business Days in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(ii) If so requested by the Purchaser or any Depositor, and required by Regulation AB or as otherwise agreed upon by the Company, the Purchaser and/or the Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format.

Promptly following notice or discovery of a material error (as determined in Company’s sole discretion), in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), agreed-upon procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or, if applicable, Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii) If reasonably requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
(2) the extent of outsourcing the Servicer utilizes;
(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
(5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide notice within two (2) Business Days to the Purchaser, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under the Agreement or any Reconstitution Agreement that qualifies as an “entry into a material definitive agreement” under Item 1.01 of the form 8-K, and (b) provide prompt notice to the Purchaser, the Master Servicer and the Depositor of (1) any Event of Default under the terms of the Agreement or any Reconstitution Agreement to the extent not known by such Purchaser, Master Servicer or Depositor, and (2) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

(v) To the extent the Purchaser or any Depositor does not itself have an affiliation or relationship required to be disclosed under Item 1119 of Regulation AB that develops following the closing date of a Securitization Transaction, the Company shall provide to the Purchaser and any Depositor a description of any such affiliation or relationship involving the Company, any Subservicer or any Third-Party Originator no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

(v) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company, the Company shall, to the extent the Company has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(a) any material modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(b) material breaches of Mortgage Loan representations or warranties or transaction covenants under the Existing Agreement, as amended herein (Item 1121(a)(12) of Regulation AB): and

(c) information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases) and any material changes in origination, underwriting, or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(vii) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if reasonably requested by the Purchaser or any Depositor, the Company shall provide such information which is available to the Company, regarding the servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(d) Servicer Compliance Statement.

On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e) Report on Assessment of Compliance and Attestation.

(i) On or before March 5 of each calendar year, commencing in 2007, the Company shall:

(A) deliver to the Purchaser and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit A hereto (wherein “investor” shall mean the Master Servicer) delivered to the Purchaser concurrently with the execution of this Agreement;

(B) deliver to the Purchaser and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C) if required by Regulation AB, cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (A) and (B) of this Section 2(e)(i); and

(D) deliver or, if required by Regulation AB, cause each Subservicer and Subcontractor described in Section 2(e)(i)(C) above to deliver to the Purchaser, Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request deliver of a certification under clause (D) above unless the Purchaser, Depositor or any other Person is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit A hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

(iii) If reasonably requested by the Purchaser or any Depositor, the Company shall provide to the Purchaser, any Master Servicer or any Depositor, evidence of the authorization of the person signing any certification or statement pursuant to Section 2(d) or 2(e) of this Agreement.

(f) Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

(i) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. If required by Regulation AB, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), and 2(e) of this Agreement , and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

(ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, the Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B) of this paragraph.

The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement. The Company shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and certificate required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

(g) Indemnification; Remedies.

(i) The Company shall indemnify the Purchaser and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)(1) any untrue statement of a material fact contained or alleged to be contained in any written information, written report, certification or other material provided under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the “Company Information”), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(B) any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity; or

(C) any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

(ii) (A) Any failure by the Company, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB , which continues unremedied for three Business Days after receipt by the Company and the applicable Subservicer, Subcontractor, or Third-Party Originator of written notice of such failure from the Purchaser or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided, however it is understood that the Company shall retain any rights pursuant to which it may be entitled to receive reimbursement for unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(B) Any failure by the Company, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter required under Regulation AB when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall retain any rights pursuant to which it may be entitled to receive reimbursement for unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(C) The Company shall promptly reimburse the Purchaser (or any affected designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Company, the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii) The Purchaser agrees to indemnify and hold harmless the Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission with respect to a Securitization Transaction or the omission or alleged omission to state in any filing with the Commission with respect to a Securitization Transaction a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission with respect to a Securitization Transaction other than the Company Information.

(iv) If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities uncured by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

(v) This indemnification shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

3.  Notwithstanding any other provision of this Amendment Reg AB, the Company shall seek the consent of the Purchaser for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreement.

4.  The Existing Agreement is hereby amended by adding the Exhibits attached hereto as Exhibit A and Exhibit B to the end thereto. References in this Amendment Reg AB to “this Agreement” or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this Amendment Reg AB. Except as expressly amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

5. All notification pursuant to Section 2(c)(iv) should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

All notification pursuant to Section 2(c)(iv)(4) should be sent to:

EMC Mortgage Corporation
Two Mac Arthur Ridge
909 Hidden Ridge Drive, Suite 200
Irving, TX 75038
Attention: Associate General Counsel for Loan Administration
Facsimile: (972) 831-2555

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

All notifications to any Master Servicer, to the extent such “Master Servicer” is Wells Fargo, should be sent to:

UPS/FedEx Delivery:

9062 Old Annapolis Road
Columbia, MD 21045
Attention: Corporate Trust Group, [Insert Deal Name]

USPS Delivery:

P.O. Box 98
Columbia, MD 21046
Attention: Corporate Trust Group, [Insert Deal Name]

6. This Amendment Reg AB shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligation Law), and the obligations, rights and remedies of the parties hereunder shall be determined accordance with such laws.

7. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION Purchaser

By:
Name:
Title:

COUNTRYWIDE HOME LOANS, INC. Company

By:
Name:
Title:

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]
Date:

By:
Name:
Title:

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of Countrywide Home Loans, Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

[Intentionally Left Blank]

(5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT H-2

EMC SERVICING AGREEMENT

______________________________________________________________________________

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Owner

and

EMC MORTGAGE CORPORATION
Servicer

SERVICING AGREEMENT

Dated as of May 1, 2007

Bear Stearns ARM Trust,
Mortgage Pass-Through Certificates
Series 2007-4

_________________________________________________________________

EXHIBITS

Exhibit A	Mortgage Loan Schedule

Exhibit B	Custodial Account Letter Agreement

Exhibit C	Escrow Account Letter Agreement

Exhibit D	Form of Request for Release

Exhibit E	Remittance Overview Report

Exhibit F	Remittance Summary Report

Exhibit G	Form of Owner Certification

Exhibit H	Summary of Regulation AB Servicing Criteria

Exhibit I	Summary of Applicable Regulation AB Requirements

Exhibit J	Servicing Criteria to be Addressed in Assessment of Compliance

Exhibit K	Default Overview Report

Exhibit L	Delinquent Summary Report

Exhibit M	Calculation of Gain-Loss Delinquent Loans

Exhibit N	Modified Loans Report

Exhibit O	Claims Submitted Report

Exhibit P	Loss Severity Summary Report

THIS IS A SERVICING AGREEMENT, dated as of May 1, 2007, and is executed between Structured Asset Mortgage Investments II Inc. (the "Owner") and EMC Mortgage Corporation (the "Servicer").

W I T N E S S E T H :

WHEREAS, the Owner is the owner of the Mortgage Loans;

WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.    Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices:   The procedures, including prudent collection and loan administration procedures, and the standard of care (i) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgage Properties are located or (ii) in accordance with the Fannie Mae Guide or Freddie Mac Guide, subject to any variances negotiated with Fannie Mae or Freddie Mac and subject to the express provisions of this Agreement.  Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

Adjustment Date:  As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

Agreement:  This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

ARM Loans: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps and which may permit conversion to fixed interest rates.

Business Day:   Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the States of Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities, or (iii) a day on which banks in the States of Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities are authorized or obligated by law or executive order to be closed.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission or SEC:  The Securities and Exchange Commission.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account:   One or more demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "BSARM 2007-4 Custodial Account in trust for SAMI II, Owner of Whole Loan Mortgages and various Mortgagors" established at a Qualified Depository, each of which accounts shall be held by such Qualified Depository in a fiduciary capacity, separate and apart from its funds and general assets.

Custodians:  Wells Fargo Bank, N.A. and Treasury Bank, a Division of Countrywide Bank, FSB, or such other custodian as Owner shall designate.

Cut-off Date:  With respect to any Mortgage Loan, the opening of business on the first day of the month in which the related closing date with respect to such Mortgage Loan occurs.

Delinquent:  As defined in the related pooling and servicing agreement.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Pass-Through Transfer.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

Due Date:   Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

Due Period:   With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Escrow Account:   The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "BSARM 2007-4 Escrow Account, in trust for SAMI II, Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

Escrow Payments:   With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default:   Any one of the conditions or circumstances enumerated in Section 9.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Fannie Mae:  Fannie Mae, or any successor thereto.

Fannie Mae Guide:   The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

FIRREA:   The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

Freddie Mac:  Freddie Mac, or any successor thereto.

Freddie Mac Guide:   The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

Full Principal Prepayment:  A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

GAAP:  Generally accepted accounting procedures, consistently applied.

HUD:   The United States Department of Housing and Urban Development or any successor.

Index:  With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

Insurance Proceeds:   With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap:   With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

Liquidation Proceeds:   Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, and any other amounts received with respect to an REO Property pursuant to Section 4.13.

Margin:  With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

Master Servicer:  EMC Mortgage Corporation, its successors in interest and assigns, or any successor thereto designated by the Owner.

Monthly Advance:   The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

Monthly Payment:   With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Interest Rate:   The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

Mortgage Loan:   An individual Mortgage Loan described herein and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The original mortgage loan legal documents held by the Custodian.

Mortgage Loan Remittance Rate:   With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule:  The schedule of Mortgage Loans attached hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Net Liquidation Proceeds:  As to any Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Advances, Servicing Fees and Monthly Advances and expenses incurred by the Servicer in connection with the liquidation of the Mortgage Loan and the related Mortgaged Property.

Nonrecoverable Advance:  Any advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance proposed to be made by the Servicer in respect of a Mortgage Loan or REO Property which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds or Insurance Proceeds on such Mortgage Loan or REO Property as provided herein.  The determination by the Servicer that it has made a Nonrecoverable Advance, or that a proposed advance may constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

Officer's Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

Owner:  Structured Asset Mortgage Investments II Inc., its successors in interest and assigns (including the Trustee in connection with a Pass-Through Transfer).

Partial Principal Prepayment:  A Principal Prepayment by a Mortgagor of a partial principal balance of a Mortgage Loan.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Periodic Rate Cap:   With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

Permitted Investments:  Any one or more of the following obligations or securities:

(i)
direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)
(a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including any Trustee or the Master Servicer) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)
repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)
securities bearing interest or sold at a discount issued by any corporation (including any Trustee or the Master Servicer) incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi)	any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

(vii)
any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities (including money market or common trust funds for which any Trustee or the Master Servicer or any affiliate thereof acts as a manager or an advisor) and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Interest Excess: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Remittance Date occurs and the Determination Date of the calendar month in which such Remittance Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

Prepayment Interest Shortfall: With respect to any Remittance Date, for each such Mortgage Loan that was the subject of a Principal Prepayment during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Remittance Date occurs, an amount equal to interest (to be paid by the Servicer out of its own funds without reimbursement therefor) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Remittance Date.

Prepayment Period: As to any Remittance Date, (a) in the case of Full Principal Prepayments, the period commencing on the 16th day of the month prior to the month in which the related Remittance Date occurs and ending on the 15th day of the month in which such Remittance Date occurs, and (b) in the case of Partial Principal Prepayments or other recoveries, the preceding calendar month.

Primary Mortgage Insurance Policy:   Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

Prime Rate: The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.  Partial Principal Prepayments shall be applied in accordance with the terms of the related Mortgage Note.

Qualified Appraiser:   An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Depository:   (a) The Custodian, (b) a depository, the accounts of which are insured by the FDIC and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by either of Moody’s Investors Service, Inc. or Fitch, Inc., or (c) a depository, the short-term debt obligations, or other short-term deposits of which are rated at least ‘A-2’ and the long-term unsecured debt obligations of which are rated at least ‘AA-’ by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies Inc.

Qualified Insurer:   An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agency:  Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies Inc., and Fitch Ratings.

Reconstitution Agreement:  Any agreement involving any Pass-Through Transfer or Whole Loan Transfer.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Provisions:  The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The Remittance Date shall be the 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition:   The final sale by the Servicer of any REO Property.

REO Disposition Proceeds:   Amounts received by the Servicer in connection with a related REO Disposition.

REO Property:   A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

SAMI II: Structured Asset Mortgage Investments II Inc.

Sarbanes Certification: A certification required pursuant to The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations or amendments thereof by the Commission’s staff).

Securities Act:  The Securities Act of 1933, as amended.

Servicer:  EMC Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

Servicing Advances:   All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

Servicing Criteria:  As of any date of determination, the “servicing criteria” set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit H for convenience of reference only.  In the event of a conflict or inconsistency between the terms of Exhibit H and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Owner, the Servicer and any Person that will be responsible for signing any Sarbanes Certification with respect to a Pass-Through Transfer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit H).

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual servicing fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable from the interest portion of such Monthly Payment collected by the Servicer or as otherwise provided under Section 4.05.

Servicing Fee Rate:  The Servicing Fee Rate shall be a rate per annum equal to 0.25%.

Servicing File:  The documents, records and other items pertaining to a particular Mortgage Loan and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

Servicing Officer:   Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due and received or for which a Monthly Advance has been made, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing Principal Prepayments.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Trustee:  The Person appointed as trustee in connection with any Pass-Through Transfer.

Whole Loan Transfer:  The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

ARTICLE II
SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01.    Servicing of Mortgage Loans.

The Servicer does hereby agree to service the Mortgage Loans in accordance with the terms of this Agreement.  The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

Section 2.02.    Maintenance of Servicing Files.

The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans.  The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only.  The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans.  Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner.  The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

Section 2.03.    Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner.  In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File (or copies thereof) during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

Section 2.04.    Transfer of Mortgage Loans.

No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04.  The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Sections 10.02 and 11.12, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer.  The Owner shall advise the Servicer in writing of the transfer.  Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.05.    Delivery of Mortgage Loan Documents.

The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within 4 week(s) of their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation within 4 week(s) after its execution, and shall provide the original of any document submitted for recordation or a copy of  a recorded document if the original is not available.  If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian.  If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D.  The Custodian shall deliver to the Servicer within five (5) Business Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SERVICER

The Servicer represents, warrants and covenants to the Owner that as of the date hereof or as of such date specifically provided herein:

(a)    The Servicer is a validly existing corporation in good standing under the laws of the State of its organization and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b)    The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c)    None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or materially conflict with or result in a breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(d)    There is no litigation pending or, to the Servicer's knowledge, threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

(e)    No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

(f)    The Servicer is an approved seller/servicer of residential mortgage loans for Fannie Mae and Freddie Mac.  The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(g)  As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Owner, the Master Servicer and any Depositor, or disclosed in any public filing: (1) no default or servicing related performance trigger has occurred as to any other Pass-Through Transfer due to any act or failure to act of the Servicer; (2) no material noncompliance with applicable servicing criteria as to any other Pass-Through Transfer has occurred, been disclosed or reported by the Servicer; (3) the Servicer has not been terminated as servicer in a residential mortgage loan Pass-Through Transfer, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Servicer’s servicing policies and procedures for similar loans have occurred in the preceding three years; (5) there are no aspects of the Servicer’s financial condition that could have a material adverse impact on the performance by the Servicer of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Servicer that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Servicer of a type that are described under Item 1119 of Regulation AB;

(h)  If so requested by the Owner, the Master Servicer or any Depositor on any date, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in clause (g) of this Article or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party;

(i)  Notwithstanding anything to the contrary in the Agreement, the Servicer shall (or shall cause each Subservicer) (i) immediately notify the Owner, the Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (7) of paragraph (g) of this Article (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships;

(j)  As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner, the Master Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner, the Master Servicer and such Depositor, all information reasonably requested by the Owner, the Master Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities; and

(k)           Servicer has delivered to the Owner and the Master Servicer financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto.  There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement.

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01.    Servicer to Act as Servicer.

The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account.  In addition, the Servicer shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities.  In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.  The Owner may, at its option, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

Consistent with and in addition to the terms set forth in this Agreement and the related Assignment and Conveyance Agreement, if a Mortgage Loan is in default or such default is reasonably foreseeable, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor, including without limitation, to (1) capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, (2) defer such amounts to a later date or the final payment date of such Mortgage Loan, (3) extend the maturity of any such Mortgage Loan, (4) amend the related Mortgage Loan to reduce the related Mortgage Interest Rate with respect to any Mortgage Loan, (5) convert the Mortgage Interest Rate on any Mortgage Loan from a fixed rate to an adjustable rate or vice versa, (6) with respect to a Mortgage Loan with an initial fixed rate period followed by an adjustable rate period, extend the fixed period and reduce the adjustable rate period, and/or (7) forgive the amount of any interest, principal or servicing advances owed by the related Mortgagor; provided that in the Servicer's reasonable and prudent determination, such waiver, modification, postponement or indulgence: (A) is not materially adverse to the interests of the Purchaser on a present value basis using reasonable assumptions (including taking into account any estimated Realized Loss that might result absent such action); and (B) does not amend the related Mortgage Note to extend the maturity thereof later than the date of the Latest Possible Maturity Date (as such term is defined in the related pooling and servicing agreement); provided, further, with respect to any Mortgage Loan that is not in default or if default is not reasonably foreseeable, unless the Servicer has provided to the Purchaser a certification addressed to the Purchaser, based on the advice of counsel or certified public accountants that have a national reputation with respect to taxation of REMICs that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of the REMICS and has obtained the prior written consent of the Purchaser, the Servicer shall not permit any modification with respect to any Mortgage Loan.  Notwithstanding the foregoing, for any waiver, modification, postponement or indulgence (not including any partial releases, assumptions of mortgages or modifications of any Mortgage Loan that is done in connection with compliance with the Relief Act) which the Servicer reasonably anticipates may result in a realized loss of 20% or more of the outstanding principal balance of a Mortgage Loan, the Servicer shall present such proposed waiver, modification, postponement or indulgence, together with any supporting documentation, to the Master Servicer for consideration and approval.  The Servicer shall submit all waivers, modifications or variances of the terms of any Mortgage Loan with respect to partial releases, assumptions of mortgages or for modifications done in furtherance of compliance with Relief Act, together with any supporting documentation, to the Master Servicer for consideration and approval.

  In the event of any such waiver, modification, postponement or indulgence which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer.  Any such subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac.  The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself.  In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer.  The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans.  The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses.  For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

Section 4.02.    Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Servicer shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.

Section 4.03.    Realization Upon Defaulted Mortgage Loans.

The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. In determining the delinquency status of any Mortgage Loan, the Servicer will apply the definition of Delinquent as such term is defined under the related pooling and servicing agreement.  The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05.  The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor as provided in Section 4.05.  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector.  Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.  After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

Section 4.04.       Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts.  Each Custodial Account shall be established with a Qualified Depository.  To the extent such funds are not deposited in a Custodial Account, such funds may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer).  Custodial Accounts will be reconciled within 45 calendar days after the bank statement cut-off date.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments.  The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, out of the Servicer's own funds, with no right to reimbursement therefor.

The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account or Accounts no later than 48 hours after receipt and identification of funds and retain therein the following payments and collections:

(i)           all payments on account of principal, including Principal Prepayments (exclusive of Prepayment Charges) and penalties, on the Mortgage Loans received after the Cut-off Date;

(ii)           all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

(iii)           all Liquidation Proceeds received after the Cut-off Date;

(iv)           any net amounts received by the Servicer after the Cut-off Date in connection with any REO Property pursuant to Section 4.13;

(v)           all Insurance Proceeds received after the Cut-off Date including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

(vi)           all Condemnation Proceeds affecting any Mortgaged Property received after the Cut-off Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

(vii)           any Monthly Advances as provided in Section 5.03;

(viii)         any amounts received after the Cut-off Date and required to be deposited in the Custodial Account pursuant to Section 6.02; and

(ix)           with respect to each full or partial Principal Prepayment received after the Cut-off Date, any Prepayment Interest Shortfalls, to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Charges and assumption fees, to the extent permitted by Section 6.01, and all Prepayment Interest Excess need not be deposited by the Servicer in the Custodial Account.

Section 4.05.    Permitted Withdrawals From the Custodial Account.

The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

(i)           to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii)           to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

(iii)           to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan; provided, however, the Servicer must provide documentation to the Master Servicer supporting Servicing Advances related to Liquidation Proceeds prior to withdrawing such amounts from the Custodial Account;

(iv)           to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) the Servicing Fee from that portion of any payment recovery attributable to interest on a particular Mortgage Loan;

(v)           to reimburse itself for any Nonrecoverable Advances;

(vi)           to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

(vii)           to reimburse itself as provided in Section 8.03 hereof;

(viii)          to remove funds inadvertently placed in the Custodial Account in error by the Servicer; and

(ix)           to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 4.06.    Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts.  Each Escrow Account shall be established with a Qualified Depository.  To the extent such funds are not deposited in an Escrow Account, such funds may be invested in Permitted Investments.  Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Owner upon request.  The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments.  The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than 48 hours after receipt of funds and retain therein:

(i)           all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

(ii)           all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii)           all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07.  Except as provided in Section 4.07, the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

Section 4.07.    Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer only:

(i)           to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

(ii)           to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii)           to refund to the Mortgagor any funds as may be determined to be overages;

(iv)           for transfer to the Custodial Account in connection with an acquisition of REO Property;

(v)           for application to restoration or repair of the Mortgaged Property;

(vi)           to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)           to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

(viii)          to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

(ix)           to clear and terminate the Escrow Account on the termination of this Agreement.

As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Section 4.08.    Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance Policies, Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor when due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which Fannie Mae no longer requires such insurance to be maintained.  The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer.  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy.  If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09.    Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time.  The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer. If any one of the investment ratings of a Qualified Depository holding funds or Eligible Investments in the Custodial Account or Escrow Account is downgraded by the issuing rating agency, the Servicer shall, within three (3) Business Days of receipt of notice of the downgrading, transfer all such accounts, funds and Permitted Investments to a different Qualified Depository in accordance with this Agreement.

Section 4.10.    Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

Section 4.11     Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

Section 4.12.    Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide.  The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner.  The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.  The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

Section 4.13.    Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee.  Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

The Servicer shall assume the responsibility for marketing each REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel (at the Servicer's expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold or managed in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

The Servicer shall deposit or cause to be deposited, on a daily basis in each Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof.  The Servicer shall maintain separate records with respect to each REO Property identifying all deposits and withdrawals from the Custodial Account for each REO Property.

The Servicer shall furnish to the Owner on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operating statement shall be accompanied by such other information as the Owner shall reasonably request.

The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner.  The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall be entitled to reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees or Monthly Advances made.  Such reimbursement will be subject to Master Servicer approval of claims submitted within 90 days of liquidation (such approval will be rendered within 30 days of the Master Servicer’s receipt of the complete claim of loss notification package), and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the proceeds of such sale deposited in the Custodial Account shall be distributed to the Purchaser.

The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection.  Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

Section 4.14.    Notification of Adjustments.

With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  The Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused to the Owner thereby.

ARTICLE V
PAYMENTS TO THE OWNER

Section 5.01.    Remittances.

On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts credited to the Custodial Account as of the close of business on the last day of the calendar month preceding the Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, except (a) Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the Remittance Date of such month, and (b) Full Principal Prepayments received after the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and (iii) all Prepayment Interest Shortfalls the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts attributable to Monthly Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be remitted to the Owner by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.02      Statements to the Owner and the Master Servicer.

The Servicer shall furnish to the Owner and the Master Servicer an individual Mortgage Loan accounting report (a ”Report”), as of the last Business Day of each month and the end of the related Prepayment Period, as applicable, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, such Report shall be received by the Owner and the Master Servicer no later than the fifth Business Day of the month of the related Remittance Date (or, with respect to information as to Full Principal Prepayments and prepayment penalties no later than one (1) Business Day after the end of each Prepayment Period), a report in an Excel (or compatible) electronic format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and which shall provide the information required to be contained in the monthly statements to certificateholders as specified in the related pooling and servicing Agreement, to the extent applicable to the Servicer.

In addition, the Servicer shall provide to the Master Servicer and the Owner such other information known or available to the Servicer that is necessary in order to provide the distribution and pool performance information as required under Regulation AB, as amended from time to time, as determined by the Owner in its sole discretion.  The Servicer shall also provide a monthly report, in the form of Exhibit E and Exhibit F hereto, or such other form as is mutually acceptable to the Servicer, the Owner and the Master Servicer, Exhibit K and Exhibit L with respect to defaulted mortgage loans, Exhibit M with respect to realized losses and gains, Exhibit N with respect to modified mortgage loans, Exhibit O with respect to claims submitted and Exhibit P with respect to loss severity, with each such report.

The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner or the Master Servicer pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Owner and the Master Servicer with such information concerning the Mortgage Loans as is necessary for the Owner and the Master Servicer to prepare its federal income tax return as Owner and the Master Servicer may reasonably request from time to time.

In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner and the Master Servicer at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

Section 5.03.    Monthly Advances by the Servicer.

Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of Monthly Payments, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related Determination Date; provided, however, that the amount of any such deposit may be reduced by the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account.  Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and Principal Prepayments received or made in the month of such Remittance Date, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan.  In such latter event, the Servicer shall deliver to the Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

Section 5.04.    Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree.  The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

ARTICLE VI
GENERAL SERVICING PROCEDURES

Section 6.01.    Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.  If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed.  The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof.  All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02.    Satisfaction of Mortgages and Release of Mortgage Loan Documents.

Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian.  Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within one Business Day to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, the Custodian shall release the portion of the Mortgage Loan Documents held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

Section 6.03.    Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee.  Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 6.04.     Annual Statement as to Compliance; Annual Certification.

(a)           The Servicer will deliver to the Owner and the Master Servicer, not later than March 15th of each calendar year beginning in 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof.  Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.  Copies of such statement shall be provided by the Servicer to the Owner upon request and by the Owner to any Person identified as a prospective purchaser of the Mortgage Loans.  In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall deliver an Annual Statement of Compliance of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.

(b)           With respect to the Mortgage Loans, by March 15th of each calendar year beginning in 2008, an officer of the Servicer shall execute and deliver an Officer’s Certificate (an “Annual Certification”) to the Owner, the Master Servicer, the Trustee, and any related Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, in the form attached hereto as Exhibit G.  In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer or a Subcontractor, to the extent such Subcontractor is “participating in the servicing function” pursuant to Item 1122 of Regulation AB, the Servicer shall deliver an Annual Certification as to each such Subservicer and Subcontractor, as and when required with respect to the Servicer.

In the event the Servicer or any Subservicer or Subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a Subservicer or Subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 6.04 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 6.04 or Section 6.09 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 6.04 or Section 6.09 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Upon request by the Owner or the Master Servicer, the Servicer will deliver to such requesting party a copy of the audited (if such financial statements are available, otherwise unaudited) financial statements of the Servicer for the most recent fiscal year of the Servicer.

Section 6.05.     [Reserved]

Section 6.06.    Owner's Right to Examine Servicer Records.

The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

Section 6.07.  Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 6.08.  Non-solicitation.

The Servicer shall not knowingly conduct any solicitation exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans.  It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section.  Nothing contained herein shall prohibit the Servicer from (i) distributing to Mortgagors any general advertising including information brochures, coupon books, or other similar documentation which indicates services the Servicer offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor's request.

Section 6.09.     Assessment of Compliance with Servicing Criteria.

On and after January 1, 2007, the Servicer shall service and administer, and shall cause each subservicer to service or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

With respect to the Mortgage Loans, the Servicer shall deliver to the Owner or its designee, the Master Servicer, the Trustee, and any Depositor on or before March 15th of each calendar year beginning in 2008, a report (an “Assessment of Compliance”) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, or as otherwise required by the Master Servicer, which as of the date hereof, require a report by an authorized officer of the Servicer that contains the following:

(a)           A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

(b)           A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

(c)           An assessment by such officer of the Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

(d)           A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)           A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit J hereto.

With respect to the Mortgage Loans, on or before March 15th of each calendar year beginning in 2008, the Servicer shall furnish to the Owner or its designee, the Master Servicer, the Trustee and any Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Servicer shall cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 11.15 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner, the Master Servicer, the Trustee and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Section 6.09.

In the event the Servicer or any Subservicer or Subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement in the case of a Subservicer or Subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 6.09 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 6.10.    Intent of the Parties; Reasonableness.

The Owner and the Servicer acknowledge and agree that a purpose of clause (g) of Article III, Sections 5.02, 6.04, 6.09 and 10.02 of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Owner, the Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

ARTICLE VII
REPORTS TO BE PREPARED BY SERVICER

Section 7.01.    Servicer Shall Provide Information as Reasonably Required.

The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement.  The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

ARTICLE VIII
THE SERVICER

Section 8.01.    Indemnification; Third Party Claims.

The Servicer agrees to indemnify the Owner, its successors and assigns, any agent of the Owner, and the Master Servicer, and hold each of such Persons harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Person may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein.  The Servicer shall immediately notify the Owner or other indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and such other Indemnified Person and with counsel reasonably satisfactory to the Owner and such Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other indemnified Person in respect of such claim but failure to so notify the Owner and such other indemnified Person shall not limit its obligations hereunder.  The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner and such other indemnified Person unless such settlement includes an unconditional release of the Owner and such other indemnified Person from all liability that is the subject matter of such claim.  The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02.    Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

Section 8.03.    Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of gross negligence or any breach of the terms and conditions of this Agreement.  The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Custodial Account pursuant to Section 4.05.

Section 8.04.    Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05.    No Transfer of Servicing.

With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

ARTICLE IX
DEFAULT

Section 9.01.    Events of Default.

In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

(i)           any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for one (1) Business Day after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or

(ii)           any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than those described in clause (ix) hereof), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(iii)           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)           the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)           the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)           the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the date hereof) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

(vii)           the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

(viii)        the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

(ix)           failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04, 6.09 or any of clauses (v) through (viii) of Section 10.02;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to the Master Servicer for such Pass-Through Transfer) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.  On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01.  Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer, if the termination and/or transfer of servicing is for cause related to a servicer default. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 9.02.    Waiver of Defaults.

The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X
TERMINATION

Section 10.01.    Termination.

The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

Section 10.02.     Cooperation of Servicer with a Reconstitution.

The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, on or after the related closing date, on one or more dates (each a "Reconstitution Date") at the Owner's sole option, the Owner may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a)           one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

(b)           one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

The Servicer agrees to execute in connection with any agreements among the Owner, the Servicer, and any servicer in connection with a Whole Loan Transfer, an assignment, assumption and recognition agreement, or, at Owner’s request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties.  It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Servicer than are contained in this Agreement.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Owner, the Servicer agrees (1) to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Owner; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date").

In addition, the Servicer shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

(i)           any and all information and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner or any such other participant shall request upon reasonable demand;

(ii)           such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably agreed upon by the Servicer and the Owner or any such other participant;

(iii)           within 5 Business Days after request by the Owner, the information with respect to the Servicer (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion.  In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall provide the information required pursuant to this clause with respect to the Subservicer;

(iv)           within 5 Business Days after request by the Owner,

(a) information regarding any legal proceedings pending (or known to be contemplated) against the Servicer (as servicer) and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion,

(b) information regarding affiliations with respect to the Servicer (as servicer) and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion, and

(c) information regarding relationships and transactions with respect to the Servicer (as servicer) and each Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit I for convenience of reference only, as determined by Owner in its sole discretion;

(v)           for the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) provide prompt notice to the Owner, the Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Servicer or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships;

(vi)           as a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, the Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

(vii)           in addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Pass-Through Transfer that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)           any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)           material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

(viii)                      the Servicer shall provide to the Owner, the Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder.

In the event of a conflict or inconsistency between the terms of Exhibit I and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

The Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each issuing entity; each Person (including, but not limited to, the Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under this Section 10.02 by or on behalf of the Servicer, or provided under this Section 10.02, Sections 6.04 and 6.09 and by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii) any breach by the Servicer of its obligations under this Section 10.02, including particularly any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 10.02, including any failure by the Servicer to identify pursuant to Section 11.15 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Servicer of a representation or warranty set forth in Section Article III or in a writing furnished pursuant to clause (h) of Article III and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to clause (h) of Article III to the extent made as of a date subsequent to such closing date; or

(iv) the negligence bad faith or willful misconduct of the Servicer in connection with its performance under this Section 10.02.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered pursuant to this Section or Section 6.04 or Section 6.09 as required by the Servicer, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 10.03.    Master Servicer.

The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Owner, shall have the same rights as the Owner to enforce the obligations of the Servicer under this Agreement.  The Master Servicer, or the entity specified in the related pooling and servicing agreement, shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement if such failure constitutes an Event of Default as provided in Article IX of this Agreement.  Notwithstanding anything to the contrary, in no event shall the Master Servicer assume any of the obligations of the Owner under this Agreement.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.01.    Successor to the Servicer.

Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree.  In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds.  The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.  The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Monthly Advances and Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

All reasonable costs and expenses incurred in connection with replacing the Servicer upon its resignation or the termination of the Servicer in accordance with the terms of this Agreement, including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement, shall be payable on demand by the resigning or terminated Servicer without any right of reimbursement therefor.

Section 11.02.    Amendment.

This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

Section 11.03.    Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Owner's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

Section 11.04.    Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.  THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.05.    Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i)	if to the Servicer:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: General Counsel
Telecopier No.: (469) 759-4714

(ii)	if to the Owner:

Bear, Stearns & Co. Inc.
383 Madison Ave.
New York, New York 10179
Attention: Global Credit Administration
Telecopier No.: (212) 272-3751

(iii)	if to the Master Servicer:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: Michelle Viner
Telecopier No.: (214) 626-4889
Email: mviner@bear.com

or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06.    Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07.    Exhibits

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08.    General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)           references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)           a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)           the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)           the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 11.09.    Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10.    Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party.  Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

Section 11.11.    Assignment by the Owner.

The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans.  In no event shall Owner sell a partial interest in any Mortgage Loan.  All references to the Owner in this Agreement shall be deemed to include its assignees or designees.  It is understood and agreed between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

Section 11.12.    No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

Section 11.13.    Execution, Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

Section 11.14.    Entire Agreement.

Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein.  This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

Section 11.15. Use of Subservicers and Subcontractors.

(a)           The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the servicers of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (d) of this Section.  The Servicer must notify the Owner, the Master Servicer and any Depositor in writing of any affiliations or relationships that develop following the closing date between the Servicer or any Subservicer.

(b)           The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with clauses (g) and (j) of Article III, Sections 6.04, 6.09 and 10.02 of this Agreement to the same extent as if such Subservicer were the Owner, and to provide the information required with respect to such Subservicer under Section 3.01(i) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner, the Master Servicer and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.09, any Annual Certification required under Section 6.04(b), any Additional Form 10-D Disclosure and any Form 8-K Disclosure Information, as and when required to be delivered.

(c)           The Servicer shall promptly upon request provide to the Owner, the Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Owner, the Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d)           As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 6.07 and 10.02 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any Assessment of Compliance and Attestation Report and other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.09 (and any Annual Certification required under Section 6.09(b)), in each case as and when required to be delivered.

11.16.    Third Party Beneficiary

For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

EMC MORTGAGE CORPORATION, as Servicer

By:
Name:
Title:

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Owner

By:
Name:	Baron Silverstein
Title:	Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT
(date)

To:______________________
_________________________
_________________________
    (the "Depository")

As "Servicer" under the Servicing Agreement, dated as of May 1, 2007, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "EMC Custodial Account, in trust for SAMI II, Owner of Whole Loan Mortgages, and various Mortgagors."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

By:
Name:
Title:

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[ ] (name of Depository)

By:
Name:
Title:

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

(date)

To:___________________________
______________________________
______________________________
       (the "Depository")

As "Servicer" under the Servicing Agreement, dated as of May 1, 2007 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "EMC Escrow Account, in trust for SAMI II, Owner of Whole Loan Mortgages, and various Mortgagors."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

By:
Name:
Title:

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[ ] (name of Depository)

By:
Name:
Title:

EXHIBIT D

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.

1015 10th Avenue Southeast, MS 0031

Minneapolis, Minnesota 55414

Attn: ________________

Treasury Bank, a Division of Countrywide Bank, FSB

4100 East Los Angeles Avenue

Simi Valley, California 93063

Attn: ________________

Re:	Custodial Agreement dated as of May 31, 2007, between EMC Mortgage Corporation and [Wells Fargo Bank, N.A.] [Treasury Bank, a Division of Countrywide Bank, FSB], as Custodian

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______	1.	Mortgage Paid in Full
_______	2.	Foreclosure
_______	3.	Substitution
_______	4.	Other Liquidation (Repurchases, etc.)
_______	5.	Nonliquidation [Reason:______________________________]

Address to which Custodian should

Deliver the Custodian's Mortgage File:

By:
(authorized signer)
Issuer:

Address:

Date:

Custodian

[Wells Fargo Bank, N.A.] [Treasury Bank, a Division of Countrywide Bank, FSB]

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Custodian:

Custodian:	Date:

EXHIBIT E

EMC FORM – REMITTANCE OVERVIEW REPORT

Remittance Overview Report:  Provides loan level detail regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Deal Name	VARCHAR (15)
Master Servicer Loan Number	NUMERIC (9,0)
Current Investor Category	VARCHAR (5)
Original Investor Category	VARCHAR (5)
Servicer Loan Number	VARCHAR (15)
Cutoff Date	DATE (MM/DD/YYYY)
Loan Next Due Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Pending Interest Rate	NUMERIC (7,7)
Servicing Fee Rate	NUMERIC (7,7)
MI Rate	NUMERIC (7,7)
Scheduled P&I Amount (P & I Constant)	NUMERIC (12,2)
ARM Index	NUMERIC (7,7)
Pending ARM Index	NUMERIC (7,7)
Beginning Scheduled Principal Balance	NUMERIC (12,2)
Actual Principal Remitted	NUMERIC (12,2)
Actual Principal Curtailment Remitted	NUMERIC (12,2)
Curtailment Adjustment Remitted	NUMERIC (12,2)
Liquidation Principal Remitted	NUMERIC (12,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (12,2)
Scheduled Gross Interest	NUMERIC (12,2)
Actual Interest Remitted	NUMERIC (12,2)
Scheduled Service Fee Amount	NUMERIC (12,2)
Soldiers and Sailors Variance	NUMERIC (12,2)
Net Interest Not Advanced	NUMERIC (12,2)
Prepayment Penalty Remitted	NUMERIC (12,2)
PMI Premium Remitted	NUMERIC (12,2)
Additional Fees Remitted	NUMERIC (12,2)
Ending Scheduled Balance	NUMERIC (12,2)
Actual Amount Remitted Total (each loan)	NUMERIC (12,2)
Beginning Actual Balance	NUMERIC (12,2)
Actual Principal Collected	NUMERIC (12,2)
Actual Curtailments Collected	NUMERIC (12,2)
Curtailment Adjustment Collected	NUMERIC (12,2)
Gross Interest Collected	NUMERIC (12,2)
Net Interest Collected	NUMERIC (12,2)
Service Fee Collected	NUMERIC (12,2)
Actual Ending Principal Balance	NUMERIC (12,2)
Liquidation Date	DATE (MM/DD/YYYY)
Liquidation Type	VARCHAR (1)
Gross Liquidation Proceeds	NUMERIC (12,2)
Liquidation Expenses	NUMERIC (12,2)
Principal and Interest Advanced Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Calculated Loss to Trust	NUMERIC (12,2)
Net Interest Remitted	NUMERIC (12,2)
Collected Interest Not Remitted	NUMERIC (12,2)
Ending Advance Balance	NUMERIC (12,2)
Soldiers and Sailors Flag	VARCHAR (1)
Soldiers and Sailors Old Rate	NUMERIC (7,7)
Soldiers and Sailors Old P & I	NUMERIC (12,2)
Modified Date	DATE (MM/DD/YYYY)
Stop Advance Flag
Stop Advance Date	DATE (MM/DD/YYYY)
BPO Value	NUMERIC (12,2)
Cash Flow Group	VARCHAR (2)
MSP Principal Balance	NUMERIC (12,2)
Debt Forgiven / Charged Off	NUMERIC (12,2)
Mortgagor PITI Payment	NUMERIC (12,2)
Bankruptcy Status	VARCHAR (2)
Foreclosure Status	VARCHAR (2)
Modification Status
Interest Only Loan	VARCHAR (2)
Escrowed Loan	VARCHAR (2)
Monthly Escrow Deposit	NUMERIC (12,2)
Escrow Balance	NUMERIC (12,2)
Escrow Advance Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Mortgagor Recoverable Corporate Expense Balance	NUMERIC (12,2)
Non-Recoverable Corporate Expense Balance	NUMERIC (12,2)
HUD 235 Loan Status	VARCHAR (2)
HUD 235 Balance	NUMERIC (12,2)
Late Charge Balance	NUMERIC (12,2)
Buydown Loan Status	VARCHAR (2)
Monthly Buydown Amount	NUMERIC (12,2)
Monthly Buydown Funds Balance	NUMERIC (12,2)
Prepayment Penalty Amount Waived	NUMERIC (12,2)
Prepayment Penalty Waived Reason Code	VARCHAR (3)
Material Breach Status	VARCHAR (3)
Material Breach Code	VARCHAR (3)
Prefunding Date	DATE (MM/DD/YYYY)
3rd Party Recoverable Expenses	NUMERIC (12,2)

EXHIBIT F

EMC FORM – REMITTANCE SUMMARY REPORT

Remittance Summary Report:  Provides summary data at a deal (investor/category) level regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Deal	VARCHAR (15)
Investor	VARCHAR (5)
Category	VARCHAR (5)
Principal Remitted	NUMERIC (15,2)
Curtailments Remitted	NUMERIC (15,2)
Curtailment Adjustments Remitted	NUMERIC (15,2)
Liquidation Proceeds Remitted	NUMERIC (15,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (15,2)
Principal Amounts Called/Collapsed	NUMERIC (15,2)
Total Principal Remitted	NUMERIC (15,2)
Interest Remitted	NUMERIC (15,2)
PMI Premiums Remitted	NUMERIC (15,2)
Soldiers and Sailors Difference	NUMERIC (15,2)
Net Interest Not Advanced	NUMERIC (15,2)
Non Comp Interest Remitted	NUMERIC (15,2)
Prepayment Penalties Remitted	NUMERIC (15,2)
Total Interest Remitted	NUMERIC (15,2)
Arrearage Amount Remitted	NUMERIC (15,2)
Aggregate Loss to Trust Total Manual Adjustments	NUMERIC (15,2)
Debt Forgiven/ Charged Off	NUMERIC (15,2)
Additional Fees Collected	NUMERIC (15,2)
Total Remittance	NUMERIC (15,2)

EXHIBIT G

FORM OF SERVICER CERTIFICATION

Re:           The [_____] agreement dated as of [_____l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, Officer’s Certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

EXHIBIT H

SUMMARY OF REGULATION AB
SERVICING CRITERIA

NOTE: This Exhibit H is provided for convenience of reference only.  In the event of a conflict or inconsistency between the terms of this Exhibit H and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(a)	General servicing considerations.

(1)  Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

(2)  If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

(3)  Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

(4)  A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(b)	Cash collection and administration.

(1)  Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

(2)  Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(3)  Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(4)  The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

(5)  Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(6)  Unissued checks are safeguarded so as to prevent unauthorized access.

(7)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(c)	Investor remittances and reporting.

(1)  Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(2)  Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

(3)  Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

(4)  Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

(d)	Mortgage Loan administration.

(1)  Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

(2)  Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(3)  Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(4)  Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(5)  The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

(6)  Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

(7)  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(8)  Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(9)  Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

(10)  Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

(11)  Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(12)  Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

(13)  Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(14)  Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

(15)  Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT I

SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit I is provided for convenience of reference only.  In the event of a conflict or inconsistency between the terms of this Exhibit I and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1108(b) and (c)

Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-a description of the Owner’s form of organization;

-a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Servicer that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Servicer, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Servicer, and the extent of outsourcing the Servicer uses;

-a description of any material changes to the Servicer’s policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

-information regarding the Servicer’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

-any special or unique factors involved in servicing loans of the same type as the Mortgage Loans, and the Servicer’s processes and procedures designed to address such factors;

-statistical information regarding principal and interest advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years; and

-the Owner’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1117

-describe any legal proceedings pending against the Servicer or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

-describe any affiliations of the Servicer, each other originator of the Mortgage Loans and each Subservicer with the sponsor, depositor, issuing entity, trustee, any originator, any other servicer, any significant obligor, enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

-describe any business relationship, agreement, arrangement, transaction or understanding entered into outside of the ordinary course of business or on terms other than those obtained in an arm’s length transaction with an unrelated third party, apart from the Pass-Through Transfer, between the Servicer, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates, and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years, that may be material to the understanding of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

-describe any business relationship, agreement, arrangement, transaction or understanding involving or relating to the Mortgage Loans or the Pass-Through Transfer, including the material terms and approximate dollar amount involved, between the Servicer, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

EXHIBIT J

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE
(RMBS unless otherwise noted)

Key:
X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

RegAB Reference	Servicing Criteria	Servicers

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF OWNER] [NAME OF SUBSERVICER]

Date:

By:
Name:
Title:

EXHIBIT K

EMC FORM – DEFAULT OVERVIEW REPORT

Default Overview Report:  Provides loan level detail regarding the defaulted loans that are being serviced and reported to EMC Master Servicing.  The report contains the following data fields in the order below:

Field	Field Description
Servicer loan number	VARCHAR (15)
SBO loan number	VARCHAR (9)
Zip Code	VARCHAR (5)
Original loan amount	NUMERIC (12,2)
Original value amount	NUMERIC (12,2)
Origination date	DATE (MM/DD/YYYY)
Loan type	VARCHAR (2)
Actual due date	DATE (MM/DD/YYYY)
Current loan amount	NUMERIC (12,2)
Corporate expense balance	NUMERIC (12,2)
Escrow balance/advance balance	NUMERIC (12,2)
Suspense balance	NUMERIC (12,2)
Restricted escrow balance	NUMERIC (12,2)
Current Value date	DATE (MM/DD/YYYY)
Current value amount	NUMERIC (12,2)
Current value source	VARCHAR (15)
VA LGC/ FHA Case number	VARCHAR (15)
% of MI coverage	NUMERIC (7,7)
MI certificate number	VARCHAR (15)
LPMI Cost	NUMERIC (7,7)
Occupancy status	VARCHAR (1)
First vacancy date	DATE (MM/DD/YYYY)
Property condition	VARCHAR (2)
Property type	VARCHAR (2)
Delinquency flag	VARCHAR (2)
Reason for default	VARCHAR (2)
FNMA action code	VARCHAR (3)
FNMA delinquency reason code	VARCHAR (3)
Loss mit flag	VARCHAR (2)
Loss mit type	VARCHAR (2)
Loss mit approval date	DATE (MM/DD/YYYY)
Loss mit removal date	DATE (MM/DD/YYYY)
Repay first due date	DATE (MM/DD/YYYY)
Repay next due date	DATE (MM/DD/YYYY)
Repay plan broken/reinstated/closed date	DATE (MM/DD/YYYY)
Repay plan created date	DATE (MM/DD/YYYY)
Foreclosure flag	VARCHAR (2)
Foreclosure attorney referral date	DATE (MM/DD/YYYY)
Actual first legal date	DATE (MM/DD/YYYY)
Date FC sale scheduled	DATE (MM/DD/YYYY)
Foreclosure actual sale date	DATE (MM/DD/YYYY)
Actual redemption end date	DATE (MM/DD/YYYY)
Actual eviction complete date	DATE (MM/DD/YYYY)
Actual eviction start date	DATE (MM/DD/YYYY)
Bankruptcy flag	VARCHAR (2)
Actual bankruptcy start date	DATE (MM/DD/YYYY)
Bankruptcy chapter	VARCHAR (2)
Bankruptcy Case Number	VARCHAR (15)
Post petition due date	DATE (MM/DD/YYYY)
Actual discharge date	DATE (MM/DD/YYYY)
Date relief/dismissal granted	DATE (MM/DD/YYYY)
Actual MI claim filed date	DATE (MM/DD/YYYY)
Actual MI claim amount filed	NUMERIC (12,2)
MI claim amount paid	NUMERIC (12,2)
MI claim funds received date	DATE (MM/DD/YYYY)
Title approval letter received date	DATE (MM/DD/YYYY)
Title package HUD/VA date	DATE (MM/DD/YYYY)
FHA 27011A transmitted date	DATE (MM/DD/YYYY)
FHA Part A funds received date	DATE (MM/DD/YYYY)
FHA 27011 B transmitted date	DATE (MM/DD/YYYY)
FHA Part B funds received date	DATE (MM/DD/YYYY)
VA NOE submitted date	DATE (MM/DD/YYYY)
VA first funds received amount	NUMERIC (12,2)
VA first funds received date	DATE (MM/DD/YYYY)
VA claim funds received date	DATE (MM/DD/YYYY)
VA claim submitted date	DATE (MM/DD/YYYY)
VA claims funds received amount	NUMERIC (12,2)
REO flag	VARCHAR (2)
REO repaired value	NUMERIC (12,2)
REO value (as is)	NUMERIC (12,2)

Field	Field Description
REO value date	DATE (MM/DD/YYYY)
REO value source	VARCHAR (15)
REO original list date	DATE (MM/DD/YYYY)
REO original list price	NUMERIC (12,2)
REO list price adjustment amount	NUMERIC (12,2)
REO list price adjustment date	DATE (MM/DD/YYYY)
Date REO offer received	DATE (MM/DD/YYYY)
Date REO offer accepted	DATE (MM/DD/YYYY)
REO scheduled close date	DATE (MM/DD/YYYY)
REO actual closing date	DATE (MM/DD/YYYY)
REO sales price	NUMERIC (12,2)
REO net sales proceeds	NUMERIC (12,2)
Estimated loss	NUMERIC (12,2)

EXHIBIT L

EMC FORM – DELINQUENCY SUMMARY REPORT

Delinquency Summary Report:  Provides summary data at the servicer investor level regarding loan performance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Servicer Investor Number	VARCHAR (5)
Mortgage Group	VARCHAR (1)
Performance type (Current, 30 days, 60 days, 90+ days, Foreclosure, Bankruptcy or PIF)	VARCHAR (6)
Count of Loans	NUMERIC (10,0)
Percent of Investor Number	NUMERIC (7,7)
Deal UPB	NUMERIC (14,2)
Percent of Deal UPB	NUMERIC (7,7)
Arrears Balance	NUMERIC (14,2)
Percent of Arrears Balance	NUMERIC (7,7)
Foreclosure Quick Sale	NUMERIC (12,2)
REO Book Value	NUMERIC (12,2)

EXHIBIT M

EMC FORM - CALCULATION OF GAIN-LOSS DELINQUENT LOANS

EMC Master Servicing Calculation of Gain/Loss on Delinquent Loan Worksheet

Date:

Prepared By	Phone Number	Email Address

Servicer Loan Number	Servicer Address	EMC Loan Number

Borrower Name	Property Address

Liquidation Type	REO	Third Party	Short Sale	Charge off	Deed In Lieu

Has this loan been previously modified?	Yes	No
Has this loan been crammed down in a bankruptcy?	Yes	No

If “Yes”, provide amount _______________________________

Liquidation and Acquisition Expenses:

 Amounts requiring Amortization Schedule for backup:

Actual Unpaid Principal Balance of Mortgage Loan
Interest Accrued at Net Rate Less Servicing Fees
Accrued Servicing Fees

Amounts requiring Additional backup:

Attorney’s Fees	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Attorney’s Costs	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Taxes	Payment history showing disbursements
Property Maintenance	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Property Inspection	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
PMI/Hazard Insurance Premiums	Payment history showing disbursements
Utility Expenses	Payment history showing disbursements
Appraisal/BPO Expenses	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
HOA Dues	Payment history showing disbursements
Cash For Keys	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Miscellaneous (itemized)	Requires Itemization and supporting detail
Total Expenses	------------------------------------------------

Credits to Loan:

Escrow Balance/Advance	Payment history showing disbursements and ending balance
Rental Receipts	Payment history showing application of funds to loan
Hazard Claim Proceeds	Payment history showing credit to account
PMI Funds	EOB document
Government Insurance Funds (Part A Funds)	EOB document
REO Proceeds	HUD 1 Settlement Statement
Government Insurance Funds (Part B Funds)	EOB document
Pool Insurance Proceeds	Payment history showing credit to account
Other Credits (itemized)	Payment history showing credit to account
Total Credits	------------------------------------------------

Total Realized Loss (or Amount of Gain)	$________________

NOTE:  Do not combine or net remit items.  All expenses and credits should be documented individually.   Claim packages are due by the fifth business day of the month following receipt of liquidation proceeds.  Late claims may result in delayed claim payment.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

EXHIBIT N

EMC FORM - MODIFIED LOANS REPORT

Modified Loans Report:   Provides loan level data regarding all loans that the Servicer has modified with the first modified payment due within thirty days following the end of the reporting cycle.  The report contains the following data fields in the order below:

Field Description	Field Description
Loan	VARCHAR (15)
Investor	VARCHAR (5)
Original Category	VARCHAR (5)
Current Category	VARCHAR (5)
Stop Adv Flag	VARCHAR (3)
Modified Due Date	DATE (MM/DD/YYYY)
Mod Loan Curtailment	NUMERIC (15,2)
Mod Loan Curt Adjustment	NUMERIC (15,2)
Principal Advanced Capped	NUMERIC (15,2)
Net Interest Advanced Capped	NUMERIC (15,2)
Service Fee Advanced Capped	NUMERIC (15,2)
Third Party Bal Capped	NUMERIC (15,2)
Amount of Other Capped	NUMERIC (15,2)
Borrower Interest Contribution	NUMERIC (15,2)
Borrower Fee Code Arrearage Contribution	NUMERIC (15,2)
Borrower Principal Contribution	NUMERIC (15,2)
Amt Forgiven	NUMERIC (15,2)
Beg Delq Prin Bal	NUMERIC (15,2)
Beg Delq Int Bal	NUMERIC (15,2)
Beg Pre Prin Bal	NUMERIC (15,2)
Beg Pre Int Bal	NUMERIC (15,2)
Excess Int Adjust	NUMERIC (15,2)
Excess Interest on Mod	NUMERIC (15,2)

EXHIBIT O

EMC FORM - CLAIMS SUBMITTED REPORT

Claims Submitted Report:  Provides loan level detail regarding claims submitted by the servicer’s investor number that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Loan Number	VARCHAR (15)
Mortgage Group	VARCHAR (1)
Liquidation Type	VARCHAR (1)
Escrow Balance or Advance Balance	NUMERIC (12,2)
Corporate Expense Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Replacement Reserve Balance	NUMERIC (12,2)
Suspense Balance	NUMERIC (12,2)
Third Party Expense Balance	NUMERIC (12,2)
Charge Off Amount	NUMERIC (12,2)
Side Note Collections	NUMERIC (12,2)
Claim Amount Submitted	NUMERIC (12,2)

EXHIBIT P

EMC FORM - LOSS SEVERITY SUMMARY REPORT

Loss Severity Summary Report:  Provides summary data at the deal level regarding loss severity that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Month End	DATE (MM/DD/YYYY)
Deal Name	VARCHAR (15)
Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Mortgage Group	VARCHAR (1)
Loan Number	VARCHAR (15)
Liquidation Type	VARCHAR (1)
Loan Due Date	DATE (MM/DD/YYYY)
PIF Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Service Fee Rate	NUMERIC (7,7)
P & I Constant	NUMERIC (12,2)
Scheduled Beginning Balance	NUMERIC (12,2)
Arrearage Balance	NUMERIC (12,2)
Total Legal and Other Expenses	NUMERIC (12,2)
Scheduled Advanced Interest	NUMERIC (12,2)
Scheduled Liquidated Amount	NUMERIC (12,2)
Gross Liquidation Proceeds	NUMERIC (12,2)
P & I Advance Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Net Liquidation Proceeds	NUMERIC (12,2)
Scheduled Net Interest	NUMERIC (12,2)
Net Liquidated Funds Remitted	NUMERIC (12,2)
Total Loss (Gain) Amount	NUMERIC (12,2)
Total Loss (Gain) to Trust	NUMERIC (12,2)
Total Loss (Gain) to Servicer	NUMERIC (12,2)
Total Loss Severity %	NUMERIC (7,7)
Total Loss Severity % to Trust	NUMERIC (7,7)
Total Liquidated Remitted	NUMERIC (12,2)
Claim on Trust Loss	NUMERIC (12,2)
Claim on Servicer Loss	NUMERIC (12,2)
Total Claim Amount	NUMERIC (12,2)

EXHIBIT H-3

WELLS FARGO SERVICING AGREEMENT

  EXECUTION COPY
October 28, 2004

EMC MORTGAGE CORPORATION

Purchaser

and

WELLS FARGO BANK, N.A.

Company

AMENDED AND RESTATED MASTER
SELLER'S WARRANTIES AND SERVICING AGREEMENT

Dated as of November 1, 2005

Fixed Rate and Adjustable Rate Mortgage Loans

ARTICLE I
DEFINITIONS
ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS
ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH
ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
ARTICLE V
PAYMENTS TO PURCHASER
ARTICLE VI
GENERAL SERVICING PROCEDURES
ARTICLE VII
COMPANY TO COOPERATE
ARTICLE VIII
THE COMPANY
ARTICLE IX
SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS
ARTICLE X
DEFAULT
ARTICLE XI
TERMINATION
ARTICLE XII
MISCELLANEOUS PROVISIONS

EXHIBITS

Exhibit A	Form of Assignment and Conveyance
Agreement
Exhibit B	Custodial Agreement
Exhibit C	Contents of Each Retained Mortgage File,
Servicing File and Custodial Mortgage File
Exhibit D	Servicing Criteria
Exhibit E	Form of Sarbanes Certification
Exhibit F	Form of Sarbanes-Oxley Back-Up
Certification
Exhibit G	Form of Assignment, Assumption and
Recognition Agreement

This is an Amended and Restated Master Seller's Warranties and Servicing Agreement for residential first mortgage loans, dated and effective as of November 1, 2005, and is executed between EMC Mortgage Corporation, as purchaser (the "Purchaser"), and Wells Fargo Bank, N.A., as seller and servicer (the "Company").

WITNESSETH

WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser from time to time (each a “Transaction”) certain residential Mortgage Loans which shall be delivered as whole loans (each a “Loan Package”) on various dates (each a “Closing Date”) as provided for in certain Assignment and Conveyance Agreements by and between the Purchaser and the Company as executed from time to time; and

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Adjustment Date:  As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency/Agencies:  Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

Agency Transfer:  Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

Agreement:  This Amended and Restated Master Seller's Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Appraised Value:  With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

Assignment and Conveyance Agreement:                                                                                     With respect to each Transaction, the agreement between the Purchaser and the Company conveying to the Purchaser all the right, title and interest of the Company in and to the related Mortgage Loans listed on the related Mortgage Loan Schedule, a form of which is attached hereto as Exhibit A.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, including assignment of the MIN Number which will appear either on the Mortgage or the Assignment of Mortgage to MERS.

Assignment of Mortgage Note and Pledge Agreement:  With respect to a Cooperative Loan, an assignment of the Mortgage Note and Pledge Agreement.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located or are authorized or obligated by law or executive order to be closed.

Buydown Agreement:  An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds:   In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan:  Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full Monthly Payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period:  The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Closing Date:  The date or dates, set forth in the related Commitment Letter, on which from time to time the Purchaser shall purchase and the Company shall sell the Mortgage Loans listed on the related Mortgage Loan Schedule for each Transaction.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission:  The United States Securities and Exchange Commission.

Commitment Letter:  The commitment letter executed in relation to each Transaction that sets forth, among other things, the Purchase Price for the related Mortgage Loans.

Company:  Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Company Information:  As defined in Section 9.01(f)(i)(A).

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative:  The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.

Cooperative Apartment:  The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Company if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

Cooperative Shares:  The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

Covered Loan:  A Mortgage Loan categorized as “Covered” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement:  The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which is annexed hereto as Exhibit B.

Custodial Mortgage File:  The items referred to as items (1), (2), (4), (5) and (10) in Exhibit C annexed hereto to be delivered by the Company to the Custodian on the related Closing Date with respect to a particular Mortgage Loan, and any additional documents required to be added to the Custodial Mortgage File and delivered to the custodian pursuant to this Agreement.

Custodian:  The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: With respect to each Transaction, the first day of the month in which the related Closing Date occurs.

Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date:  The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

Electronic Data File:  The final electronic file of the Mortgage Loans, in relation to each Transaction, provided by Company to the Purchaser on or before the related Closing Date.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Fannie Mae:  The Federal National Mortgage Association or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

Freddie Mac:  The Federal Home Loan Mortgage Corporation or any successor thereto.

Gross Margin:  With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Interest Rate, as set forth in the Mortgage Loan Schedule.

High Cost Loan:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as “High Cost” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

Home Loan:  A Mortgage Loan categorized as “Home Loan” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

Incremental Interest:  As to any Incremental Rate Mortgage Loan, the amount of interest accrued on such Mortgage Loan attributable to the Incremental Rate; provided, however, that with respect to any payment of interest received in respect of such a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Incremental Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Incremental Interest with respect thereto.

Incremental Rate:  For an Incremental Rate Mortgage Loan, the per annum increase to the initial Mortgage Interest Rate set forth in the addendum to the related Mortgage Note, which increase takes effect upon the occurrence of certain specified conditions prior to the first Adjustment Date and remains in effect until the first Adjustment Date.

Incremental Rate Mortgage Loan:  A Mortgage Loan for which the related Mortgage Note includes an addendum that allows for an increase to the initial Mortgage Interest Rate upon the occurrence of certain specified conditions.

Index: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest thereon.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan:  A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period set forth in the related Mortgage Note.

Lender Paid Mortgage Insurance Policy or LPMI Policy:  A PMI Policy for which the Company pays all premiums from its own funds, without reimbursement therefor.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  Mortgage Identification Number used to identify mortgage loans registered under MERS.

Monthly Advance:  The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date, required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan or in the case of an Interest Only Mortgage Loan, payments of (i) interest, or (ii) principal and interest, if applicable, on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan:  An individual mortgage loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Retained Mortgage File, the Custodial Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related Security Instrument and the originals of any required addenda and riders, the original related Assignment and any original intervening related Assignments, the original related title insurance policy and evidence of the related PMI Policy, if any.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule:  With respect to each Transaction, a schedule of Mortgage Loans, which shall be attached to the related Assignment and Conveyance Agreement, setting forth the following information with respect to each Mortgage Loan: (1) the Company’s Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, a Cooperative Loan, planned unit development or condominium; (4) the current Mortgage Interest Rate; (5) the current net Mortgage Interest Rate; (6) the current Monthly Payment; (7) the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the related Cut-off Date after deduction of payments of principal due on or before the related Cut-off Date whether or not collected; (11) the Loan-to-Value; (12) the next Adjustment Date; (13) the lifetime Mortgage Interest Rate cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) a code indicating whether the Mortgage Loan contains pledged assets; (17) a code indicating whether the Mortgage Loan has balloon payments; (18) a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan; (16) a field indicating whether the Mortgage Loan is a Home Loan; and (17) the Servicing Fee.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

Mortgagor:  The obligor on a Mortgage Note.

Officer's Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

Periodic Interest Rate Cap:  As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Agreement:  With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

Pledge Instruments:  With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

PMI Policy:  A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.  The premiums on a PMI Policy may be paid by the Mortgagor or by the Company from its own funds, without reimbursement.  If the premiums are paid by the Company, the PMI Policy is an LPMI Policy.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The month preceding the month in which the related Remittance Date occurs.

Project:  With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease:  With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchaser:  EMC Mortgage Corporation, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Purchase Price:  The purchase price for each Loan Package shall be as stated in the related Commitment Letter.

Qualified Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchased or post-purchased quality assurance procedures (which may involve, among other things, review of a sample or mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Qualified Depository:  A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Group or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than two percent (2%) greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan and (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02.

Rating Agency/Agencies:  Any nationally recognized statistical Rating Agency, or its successors, including Standard & Poor’s, a division of The McGraw-Hill Companies, Moody’s Investors Service, Inc. and Fitch Ratings.

Recognition Agreement:  An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization Transaction.

Reconstitution Date:  The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Securitization Transaction, Agency Transfer or Whole Loan Transfer pursuant to Section 9.01 hereof.  The Reconstitution Date shall be such date as the Purchaser shall designate.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  Unless agreed otherwise by the Purchaser and the Company, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

Retained Mortgage File:  The items referred to as items (3), (6), (7), (8) and (9) in Exhibit C annexed hereto with respect  to a particular Mortgage Loan that are not required to be delivered to the Custodian pursuant to this Agreement, and any additional documents required to be added to the Retained Mortgage File pursuant to this Agreement.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  The per annum percentage for each Mortgage Loan, as stated in the Commitment Letter.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Retained Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

Servicing Officer:  Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stock Certificate:  With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power:  With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Subsidy Account:  An account maintained by the Company specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

Subsidy Funds:  With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

Subsidy Loan:  Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.  Each Subsidy Loan will be identified as such in the related Electronic Data File.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Time$aver® Mortgage Loan:  A Mortgage Loan which has been refinanced pursuant to a Company program that allows a rate/term refinance of an existing Company serviced loan with minimal documentation.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transaction or Agency Transfer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01	Conveyance of Mortgage Loans; Possession of Custodial Mortgage Files; Maintenance of Retained Mortgage Files and Servicing Files.

Pursuant to an Assignment and Conveyance Agreement, on the related Closing Date, the Company, simultaneously with the payment of the Purchase Price by the Purchaser, shall thereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement and the related Assignment and Conveyance Agreement, all the right, title and interest of the Company in and to the Mortgage Loans listed on the respective Mortgage Loan Schedule annexed to such Assignment and Conveyance Agreement, together with the Retained Mortgage Files and Custodial Mortgage Files and all rights and obligations arising under the documents contained therein.  Pursuant to Section 2.03, the Company shall deliver the Custodial Mortgage File for each Mortgage Loan comprising the related Loan Package to the Custodian.

The contents of each Retained Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof.  The Company shall maintain a Servicing File consisting of a copy of the contents of each Custodial Mortgage File and the originals of the documents in each Retained Mortgage File not delivered to the Custodian.  The possession of each Retained Mortgage File and Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only.  Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity.  The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02.  All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the Purchaser other than any related recording costs (especially in instances of breach).

In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser as beneficial owner of such Mortgage Loans.

Section 2.02	Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser in the related Loan Package on each Closing Date, all rights arising out of such Mortgage Loans including but not limited to all funds received on or in connection with such Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of such Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of such Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company.  The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser.  In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and records of periodic inspections as required by Section 4.13.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of such Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan.  The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans.  The Purchaser also shall advise the Company of the transfer.  Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  Such notification of a transfer shall include a final loan schedule which shall be received by the Company no fewer than five (5) Business Days before the last Business Day of the month.  If such notification is not received as specified above, the Company’s duties to remit and report as required by Section 5 shall begin with the next Due Period.

Section 2.03	Custodial Agreement; Delivery of Documents.

On each Closing Date with respect to each Mortgage Loan comprising the related Loan Package, the Company shall deliver and release to the Custodian the related Custodial Mortgage File as set forth in Exhibit C attached hereto.

The Custodian shall certify its receipt of any Mortgage Loan Documents actually received on or prior to such Closing Date and as required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.  The Purchaser will be responsible for the fees and expenses of the Custodian.

Upon the Purchaser’s request, the Company shall deliver to Purchaser or its designee within ten (10) days after such request such contents of the Retained Mortgage file so requested.  In the event that the company fails to deliver to the Purchaser or its designee the requested contents of the Retained Mortgage File within such ten-day period, and if the Company does not cure such failure within five (5) days following receipt of written notification of such failure, the Company shall repurchase each related Mortgage Loan at the price and in the manner specified in Section 3.03.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

In the event the public recording office is delayed in returning any original document which the Company is required to deliver at any time to the Custodian in accordance with the terms of the Custodial Agreement or which the Company is required to maintain in the related Retained Mortgage File, the Company shall deliver to the Custodian or to the Retained Mortgage File, as applicable, within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Company will be required to deliver such document to the Custodian or to the Retained Mortgage File, as applicable, by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Company immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank.  Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01	Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent.  The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(i)	Selection Process.

The Mortgage Loans were selected from among either the outstanding fixed rate or adjustable rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(m)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans; and

(n)	MERS.

The Company is a member of MERS in good standing.

Section 3.02	Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a)	Mortgage Loans as Described.

The information set forth in the respective Mortgage Loan Schedule and the information contained on the respective Electronic Data File delivered to the Purchaser is true and correct;

(b)	Payments Current.

All payments required to be made up to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment under any Mortgage Loan has been thirty (30) days delinquent more than one time within twelve (12) months prior to the related Closing Date;

(c)	No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  The Seller has not advanced funds, or induced, solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement was delivered to the Custodian pursuant to the terms of the Custodial Agreement;

(e)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(g)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(h)	No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(i)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit and privacy protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(j)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single, contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a Cooperative Apartment, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae requirements, or the underwriting guidelines of the company, regarding such dwellings, and no residence or dwelling is a mobile home.  As of the respective date of the appraisal for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the underwriting guidelines of the Company and, to the best of the Company’s knowledge, since the date of such appraisal, no portion of the Mortgage Property has been used for commercial purposes outside of the underwriting guidelines of the Company;

(k)	Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)	the lien of current real property taxes and assessments not yet due and payable;

(2)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(l)	Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)	Consolidation of Future Advances.

Any future advances made prior to the related Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Seller shall not make future advances after the related Cut-Off Date;

(n)	Ownership.

The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser.  The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(o)	Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(p)	LTV, PMI Policy.

Except as indicated on the Electronic Data File, those Mortgage Loans with an LTV greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgage pays all premiums, the coverage will remain in place until (i) the LTV is decreased to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC 4901, et seq.  All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.  Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor or in the case of an LPMI Policy, obligates the Company, thereunder to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith.  No prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such PMI Policy;

(q)	Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment.  The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(r)	No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(s)	No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(t)	Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan.  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than 2.00% on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan.  Each adjustable rate Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided however, with respect to any Interest Only Mortgage Loans, the Mortgage Note allows a Monthly Payment of interest only during the period prior to the first Adjustment Date and upon the first adjustment to the Mortgage Interest Rate, the Mortgage Note requires a Monthly Payment of principal and interest, sufficient to fully amortize the outstanding principal balance over the then remaining term of such Mortgage Loan.  As to each adjustable rate Mortgage Loan, if the related Mortgage Interest Rate changes on an adjustment date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan.  No Mortgage Loan contains terms or provisions which would result in negative amortization;

(v)	Customary Provisions.

The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(w)	Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

(x)	No Additional Collateral.

The Mortgage Note is not and has not been secured by any collateral, pledged account, except as indicated on the Electronic Data File, or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (k) above;

(y)	Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(z)	Acceptable Investment.

The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)	Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment upon the insertion of the name of the assignee and recording information is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(bb)	Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc)	Collection Practices; Escrow Deposits.

The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper.  With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal law.  No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(dd)	No Condemnation.

There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(ee)	The Appraisal.

The Servicing File contains an appraisal of the related Mortgaged Property.  As to each Time$aver® Mortgage Loan, the appraisal may be from the original of the existing Company-serviced loan, which was refinanced via such Time$aver® Mortgage Loan.  The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ff)	Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, and (ii) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy.  If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project.  If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg)	Servicemembers’ Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act, as amended;

(hh)	No Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ii)	No Construction Loans.

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj)	Underwriting.

Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Company, which were in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(kk)	Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i)
On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines;

(ii)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae or Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

(iii)	The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

(iv)	As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements.

(ll)	Delivery of Custodial Mortgage Files.

Any documents required to be delivered by the Company under this Agreement have been delivered to the Custodian.  The Company is in possession of a complete, true and accurate Retained Mortgage File and Custodial Mortgage File in compliance with Exhibit C hereto;

(mm)	No Violation of Environmental Laws.

There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(nn)	No Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and to the best of the Company’s knowledge, as of the related Closing Date, the Company has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding;

(oo)	HOEPA.

No Mortgage Loan is a High Cost Loan or Covered Loan;

(pp)	Cooperative Loans.

With respect to each Cooperative Loan:

(i)
The Cooperative Shares are held by a person as a tenant-stockholder in a Cooperative.  Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same.  The Proprietary Lease term expires no less than five years after the Mortgage Loan term or such other term acceptable to Fannie Mae or Freddie Mac;

(ii)
A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

(iii)
(a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (d) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of the Fannie Mae Guidelines; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(iv)	The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(v)
Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(qq)	Georgia Fair Lending Act.

There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;

(rr)	Methodology.

The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

(ss)	Imposition of a Premium.

With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (ii) notwithstanding any state or federal law to the contrary, the Company shall recommend that such prepayment premium is not imposed in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

(tt)	Single Premium Credit Life.

No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, disability, accident, unemployment or health insurance products) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit insurance policy (e.g. life, disability, accident, unemployement or health insurance product) as part of the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

No Arbitration Provision.

With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(ww)	Credit Reporting.

With respect to each Mortgage Loan, the Company has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and

(xx)	Illinois Interest Act.

Any Mortgage Loan with a Mortgaged Property in the State of Illinois complies with the Illinois Interest Act.

Section 3.03	Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Custodial Mortgage Files or Retained Mortgage File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price.  However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the related Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date.  If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS® System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan.  In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement.  In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution.  The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03.  No substitution will be made in any calendar month after the Determination Date for such month.  The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company.  With respect to any Deleted Mortgage loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01.  Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company representations and warranties contained in this Agreement.  It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

In the event a Mortgage Loan pays off in full on or before the related Closing Date, the Company must repay the Purchaser the difference between the Unpaid Principal Balance of such Mortgage Loan as of the date of pay off and the Unpaid Principal Balance multiplied by the purchase price percentage adjusted, if necessary in accordance with the Commitment Letter.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01	Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subcontractor, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.  The Company shall be responsible for any and all acts of a Subcontractor, and the Company’s utilization of a Subcontractor shall in no way relieve the liability of the Company under this Agreement.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03.  Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, with written consent of the Purchaser, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

The Company shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

The Company shall apply any Principal Prepayment on an Interest Only Mortgage Loan to the then-outstanding principal balance, at which time the interest-only payment feature shall be extinguished.  The related Monthly Payment shall thereafter consist of both principal and interest components, and the amount of such Monthly Payment shall not change prior to the next Adjustment Date.

Section 4.02	Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within three (3) Business Days of receiving such notice.  In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector.  The cost for such inspection or review shall be borne by the Purchaser.  Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof.  In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03	Collection of Mortgage Loan Payments.

Continuously from the related Cut-off Date until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04	Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A. in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans - P & I."  The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account.  Any funds deposited into the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

The Company shall deposit in the Custodial Account within one (1) Business Day of Company’s receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto:

(i)	all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)	all Liquidation Proceeds;

(iv)
all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v)	all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)	any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

(vii)
any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)
with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

(ix)	any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

(x)	any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16; and

(xi)	an amount from the Subsidy Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Note.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05	Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)	to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)
to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)
to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan.  Upon Purchaser's request, the Company shall provide documentation supporting the Company's Servicing Advances;

(iv)	to pay itself interest on funds deposited in the Custodial Account;

(v)	to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

(vi)
to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)	to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(viii)	to remove funds inadvertently placed in the Custodial Account by the Company; and

(ix)	to clear and terminate the Custodial Account upon the termination of this Agreement.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date.  The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06	Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for the Purchaser and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors - T & I."  The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account.  Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

The Company shall deposit in the Escrow Account or Accounts within one (1) Business Days of Company’s receipt, and retain therein:

(i)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii)	all payments on account of Buydown Funds.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07.  The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07                                Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)
to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)
to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)	for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)	to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)	to remove funds inadvertently placed in the Escrow Account by the Company;

(viii)	to remit to Purchaser payments on account of Buydown Funds as applicable; and

(ix)	to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08	Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.  The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09	Protection of Accounts.

The Company may transfer the Custodial Account, the Subsidy Account or the Escrow Account to a different Qualified Depository from time to time with prior written notice to Purchaser.

Section 4.10	Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy.  In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Company shall immediately force place the required coverage on the Mortgagor’.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11	Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10.  The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices.  Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor.  Upon request of the Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12	Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees").  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be with a company acceptable to Fannie Mae or Freddie Mac and in amounts at least equal to the amounts acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 4.13	Inspections.

If any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.  The Company shall keep a record of each such inspection and shall provide the Purchaser with copies of such upon request.

Section 4.14	Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.  For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)	the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)	the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

(iii)	the Company shall verify that the Mortgage Loan is not in default; and

(iv)	pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15	Maintenance of PMI Policy; Claims.

Except as indicated on the Electronic Data File, with respect to each Mortgage Loan with an LTV in excess of 80% at the time of origination, the Company shall, without any cost to the Purchaser maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring a portion of the unpaid principal balance of the Mortgage Loan as to payment defaults.  If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC 4901, et seq.  In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy.  If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16	Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Purchaser shall have the option to manage and operate the REO Property provided the Purchaser gives written notice of its intention to do so within thirty (30) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure. The election by the Purchaser to manage the REO Property shall not constitute a termination of any rights of the Company pursuant to Section 11.02.  Upon the Company's receipt of such written notice, it shall be relived of any obligation to manage, conserve, protect, operate, dispose or sell the Mortgaged Property for the Purchaser, or its designee.  All such duties will become the obligation of the Purchaser, or its designee.  In such connection, upon the Mortgaged Property being acquired on behalf of the Purchaser, or its designee, the Company shall fully cooperate with Purchaser to transfer management of the REO Property to Purchaser, or its designee, and shall immediately submit a statement of expenses to the Purchaser for reimbursement within 30 days for all Monthly Advances and Servicing Advances.  If Company does not receive reimbursement of such expenses from the Purchaser within the 30-days of the statement of expenses, Company shall be permitted to withdraw such amount from the Custodial Account pursuant to Section 4.05.

In the event the Purchaser does not elect to manage an REO Property, the Company shall manage, conserve and protect the related REO Property for the Purchaser.  The Company, either itself or through an agent selected by the Company, shall manage the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser.  The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03.  On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17	Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18	Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19	Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.  The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20	Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Company shall have deposited into the Escrow  Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement).  With respect to each Buydown Mortgage Loan, the Company will distribute to the Purchaser on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account.  Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan.  If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Company shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement.  If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.21	Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments.  Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.22	Confidentiality/Protection of Customer Information.

The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the “Interagency Guidelines”).  For purposes of this Section 4.22, the term “Customer Information” shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.23	Fair Credit Reporting Act

The Company, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Section 4.24	Establishment of and Deposits to Subsidy Account.

The Company shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of residential Mortgage Loans, and various Mortgagors.”  The Subsidy Account shall be an eligible deposit account established with an eligible institution.

The Company shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

(i)	to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(xi);

(ii)	to transfer funds to another eligible institution in accordance with Section 4.09 hereof;

(iii)	to withdraw funds deposited in error; and

(iv)	to clear and terminate the Subsidy Account upon the termination of this Agreement.

Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow Account as the Subsidy Account to the extent that the Company can separately identify any Subsidy Funds deposited therein.

Section 4.25	Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section 4.25.  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.25.

(a)           It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.25 and with Sections 6.04, 6.06, 9.01(e)(iii), 9.01(e)(v) and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.01(e)(iv) of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

(b)           It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.06 and 9.01(f) of this Agreement to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01	Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, and  minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser, both inclusive.  Such interest shall be remitted by wire transfer of immediately available funds within one Business Day following agreement by the Purchaser and the Company of the penalty amount. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02	Statements to Purchaser.

Not later than the Remittance Date, the Company shall furnish to the Purchaser a monthly remittance advice in the standard form of electronic Alltel® file, as to the period ending on the last day of the preceding month.  If requested by the Purchaser prior to the related Closing Date, the first monthly remittance advice due to the Purchaser following such Closing Date shall be furnished by the 12th calendar day, or if such day is not a Business Day, then the preceding Business Day.

Section 5.03	Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01.  Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date.  The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan.  In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01	Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, immediately notify the Purchaser and exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other materials terms shall be changed without Purchaser’s consent.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02	Satisfaction of Mortgages and Release of Mortgage Loan Documents.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser.  The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03	Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee.  The Servicing Fee shall be payable monthly and shall be computed on the basis of the outstanding principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account.  The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04	Annual Statements as to Compliance.

(i)           The Company shall deliver to the Purchaser, on or before February 28, 2006, an Officer's Certificate, stating that (x) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (y) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

(ii)           On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (a) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05	Annual Independent Public Accountants' Servicing Report.

Except with respect to Securitization Transactions occurring on or after January 1, 2006, on or before February 28, 2006, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements  have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.  By providing Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Company shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06	Report on Assessment of Compliance and Attestation.

With respect to any Mortgage Loans that are the subject of a Securitization Transaction occurring on or before March 1 of each calendar year, commencing in 2007, the Company shall:

(i)
deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit D hereto;

(ii)
deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer and each Subcontractor, determined by the Company pursuant to Section 425(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and such Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section 6.06; and

(iv)
deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit E.

The Company acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 6.07	Remedies.

(i)           Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Article 9, Section 6.04, Section 6.05 or Section 6.06, or any breach by the Company of a representation or warranty set forth in Section 9.01(e)(iv)(A), or in a writing furnished pursuant to Section 9.01(e)(iv)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(iv)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent than any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)           Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 6.04, Section 6.05 or Section 6.06, including any failure by the Company to identify any Subcontract “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(iii)           The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08	Right to Examine Company Records.

The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.  The Purchaser shall pay its own expenses associated with such examination.

Section 6.09	Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

COMPANY TO COOPERATE

Section 7.01	Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein.  All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02	Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed two (2) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations.  The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE COMPANY

Section 8.01	Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement.  The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.  The Company shall follow any written instructions received from the Purchaser in connection with such claim.  The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02	Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie Mae/Freddie Mac-approved company in good standing and has a net worth of no less than $25 million.  Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 8.03	Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement.  The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04	Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchaser will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company.  Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder (other than pursuant to Section 4.01) or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE IX

SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS

Section 9.01	Securitization Transactions; Whole Loan Transfers and Agency Transfers

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan Transfers, Agency Transfer or Securitization Transactions, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the Reconstitution Date, the Mortgage Loans transferred may cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer, Agency Transfer or Securitization Transaction in accordance with this Section 9.01.  In connection therewith:

(a)
the Company shall make all representations and warranties with respect to the Mortgage Loans as of the related Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer, Agency Transfer or Securitization Transaction;

(b)
the Company shall negotiate in good faith and execute any seller/servicer agreements required to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

(c)	the Company shall provide as applicable:

(i)
any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

(ii)
such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any Rating Agency or the Purchaser, as the case may be, in connection with such Whole Loan Transfers, Agency Transfers or Securitization Transactions.  The Purchaser shall pay all third party costs associated with the preparation of such information.  The Company shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Seller and Seller's counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a Servicing Fee for each Mortgage Loan, at no less than the applicable Servicing Fee Rate; and

(iii)	at any time as required by any Rating Agency, such additional documents from the related Retained Mortgage File to the Custodian as may be required by such Rating Agency;

(d)
the Company shall with respect to any Mortgage Loans that are subject to a Securitization Transaction occurring on or before December 31, 2005,in which the filing of a Sarbanes-Oxley Certification directly with the Commission is required, by February 28, 2006, or in connection with any additional Sarbanes-Oxley Certification required to be filed upon thirty (30) days written request, an officer of the Company shall execute and deliver an Officer’s Certification substantially in the form attached hereto as Exhibit F, to the entity filing the Sarbanes-Oxley Certification directly with the Commission (such as the Purchaser, any master servicer, any trustee or any depositor) for the benefit of such entity and such entity’s affiliates and the officers, directors and agents of such entity and such entity’s affiliates, and shall indemnify such entity or persons arising out of any breach of Company’s obligations or representations relating thereto as provided in such Officer’s Certification.

(e)
the Company shall, in connection with any Securitization Transaction occurring on or after January 1, 2006, the Company shall (1) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vii) of this subsection (e), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this subsection (e).

(i)
if so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (1) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)	the originator’s form of organization;

(B)
a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

(D)
a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of a Securitization Transaction:

(1)	the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(ii)
If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (1) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator.  Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii)
If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

(A)	the Servicer’s form of organization;

(B)
a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)
whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)	the extent of outsourcing the Servicer utilizes;

(3)
whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)	whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)	such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)
a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)
information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)
information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)	a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)
a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)
information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)
If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (1) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v)
As a condition to the succession to the Company or any Subservicer as servicer or Subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)	(A)
The Company shall represent to the Purchaser, as of the date on which information is first provided to the Purchaser under this Section 9.01(e) that, except as disclosed in writing to the Purchaser prior to such date: (1) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (2) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (4) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (7) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(B)
If so requested by the Purchaser on any date following the date on which information is first provided to the Purchaser under this Section 9.01(e), the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(vii)
In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Company shall provide such information reasonably available to the Company regarding the performance of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

(f)
the Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction; each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under Sections 9.01(c) and (e) by or on behalf of the Company, or provided under Sections 9.01(c) and (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)
any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 9.01(c) and (e), including any failure by the Company to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Company of a representation or warranty set forth in Section 9.01(e)(iv)(A) or in a writing furnished pursuant to Section 9.01(e)(iv)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(iv)(B) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

(g)
the Purchaser and each Person who controls the Purchaser shall indemnify the Company, each affiliate of the Company, each Person who controls any of such parties or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any offering circular, any computational materials, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or (B) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Company Information.

The Purchaser and the Company acknowledge and agree that the purpose of Section 9.01(e) is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers, Agency Transfer or Securitization Transactions.  The Company shall pay all preparation and recording costs associated with the initial Assignment of Mortgage.  The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company's receipt thereof.  Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.  If required at any time by a Rating Agency, Purchaser or successor purchaser in connection with any Whole Loan Transfer, Agency Sale or Securitization Transaction, the Company shall deliver such additional documents from its Retained Mortgage File within thirty (30) Business Days to the Custodian, successor purchaser or other designee of the Purchaser as said Rating Agency, Purchaser or successor purchaser may require.

All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan Transfers, Agency Transfer or Securitization Transactions or (ii) that are subject to a Securitization for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X

DEFAULT

Section 10.01	Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i)
any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii)
failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

(iii)	failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)
the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)
the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations; or

(vii)	the Company ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

(viii)
the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense.  The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account, Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02	Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01	Termination.

This Agreement shall terminate upon either:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02	Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause as provided in this Section 11.02.  Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

The Company shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to:  (i)  2.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of .25% is paid per annum, (ii)  3.25% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of .375% is paid per annum, and (iii)  3.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of .44% or greater is paid per annum.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Successor to Company.

Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01 (ii) or 11.02 the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsection (h) with respect to the sale of the Mortgage Loans and subsections (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Servicing Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02	Amendment.

This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser.  This provision is a material inducement for the Purchaser to enter into this Agreement.

Section 12.04	Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.  This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05	Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)	if to the Company with respect to servicing and investor reporting issues:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-0001
Attention:  John B. Brown, MAC X2401-042

If to the Company with respect to all other issues:

Wells Fargo Bank, N.A.
7430 New Technology Way
Frederick, MD  21703
Attention:  Structured Finance Manager, MAC X3906-012

In each instance with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-0001
Attention:  General Counsel, MAC X2401-06T

or such other address as may hereafter be furnished to the Purchaser in writingby the Company;

(ii)	if to Purchaser:

EMC Mortgage Corporation
Mac Arthur Ridge II
909 Hidden Ridge Dr., Suite 200
Irving, TX  75038
Attention:  Ralene Ruyle

With a copy to:

Bear Stearns Mortgage Capital Corp.
383 Madison Avenue
New York, NY  10179
Attention:  Baron Silverstein

Section 12.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07	Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08	Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09	Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10	Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form attached as Exhibit G and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11	Solicitation of Mortgagor.

Neither party shall, after the related Closing Date, take any action to solicit the refinancing of any Mortgage Loan.  It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION Purchaser	WELLS FARGO BANK, N.A. Company
By:_______________________________	By:_______________________________

Name:_____________________________	Name:_____________________________

Title:______________________________	Title:______________________________

STATE OF	)
	)	ss:
COUNTY OF ___________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared, known to me to be of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF	)
	)	ss:
COUNTY OF	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of EMC Mortgage Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT A

FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

On this _____ day of __________, 20___, Wells Fargo Bank, N.A. (the "Seller") as the Seller under that certain Amended and Restated Master Mortgage Loan Purchase Agreement, ("Purchase Agreement") and as the Company under that certain Amended and Restated Master Seller's Warranties and Servicing Agreement (the "Servicing Agreement") each dated as of _______________, 20___, (collectively, the "Agreements") does hereby sell, transfer, assign, set over and convey to EMC Mortgage Corporation as the Purchaser (the "Purchaser") under the Purchase Agreement, and Purchaser hereby accepts from Seller, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the Custodial Mortgage Files and Retained Mortgage Files and all rights and obligations arising under the documents contained therein.  Pursuant to Section 2.03 of the Servicing Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased. The Servicing Files retained by the Seller pursuant to Section 2.01 of the Servicing Agreement shall be appropriately marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

EMC Mortgage Corporation Purchaser	Wells Fargo Bank, N.A. Company
By:_______________________________	By:_______________________________

Name:_____________________________	Name:_____________________________

Title:______________________________	Title:______________________________

EXHIBIT B

CUSTODIAL AGREEMENT

EXHIBIT C

CONTENTS OF EACH RETAINED MORTGAGE FILE,
SERVICING FILE AND CUSTODIAL MORTGAGE FILE

With respect to each Mortgage Loan, the Retained Mortgage File and Custodial Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Retained Mortgage File or Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Seller's Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):

1.
The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of   without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form:  "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form:  "[Company], formerly know as [previous name]").

2.	The original of any guarantee executed in connection with the Mortgage Note (if any).

3.
The original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation.  If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

Further, with respect to MERS Mortgage Loans, (a) the Mortgage names MERS as the Mortgagee and (b) the requirements set forth in the Electronic Tracking Agreement have been satisfied, with a conformed recorded copy to follow as soon as the same is received by the Company.

4.	the originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

5.
The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).  The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in the Custodial Agreement.  If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser.  If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank.  If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]."  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]."

6.
Originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.	The electronic form of PMI Policy as identified by certificate number.

8.	The original mortgagee policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

9.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

10.           Original power of attorney, if applicable.

11.	For each Cooperative Loan, the original or a seller certified true copy of the following:

The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Purchaser;

Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Company;

Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

Cooperative Shares with a Stock Certificate in blank attached;

Original Proprietary Lease;

Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company’s agent(s):

12.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

13.	Residential loan application.

14.	Mortgage Loan closing statement.

15.	Verification of employment and income, unless originated under the Company's Limited Documentation program, Fannie Mae Timesaver Plus.

16.	Verification of acceptable evidence of source and amount of down payment.

17.	Credit report on the Mortgagor.

18.	Residential appraisal report.

19.	Photograph of the Mortgaged Property.

20.	Survey of the Mortgage property, if required by the title company or applicable law.

21.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

22.	All required disclosure statements.

23.	If available, termite report, structural engineer's report, water potability and septic certification.

24.	Sales contract, if applicable.

25.
Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

26.	Amortization schedule, if available.

27.	Payment history for any Mortgage Loan that has been closed for more than 90 days.

In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.  The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT D

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
Pool Asset Administration (cont’d)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT E

FORM OF SARBANES CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of Servicer], certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)           Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)           Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5)  The Compliance Statement, the Servicing Assessment and the Attestation Report required to be provided by the Servicer pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT F

FORM OF SARBANES-OXLEY BACK-UP CERTIFICATION

I, ______________________, Vice President of Wells Fargo Bank, N.A. (the "Servicer"), certify to __________________, and its officers, directors, agents and affiliates (the "Sarbanes Certifying Party"), and with the knowledge and intent that they will rely upon this certification, that:

(i)
Based on my knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to the Sarbanes Certifying Party which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the Securities and Exchange Commission with respect to the Securitization, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)	The servicing information required to be provided to the Sarbanes Certifying Party by the Servicer under the relevant servicing agreement has been provided to the Sarbanes Certifying Party;

(iii)
I am responsible for reviewing the activities performed by the Servicer under the relevant servicing agreement and based upon the review required by the relevant servicing agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying Party, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreement; and

(iv)
I have disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the relevant servicing agreement.

(v)
The Servicer shall indemnify and hold harmless the Sarbanes Certifying Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Sarbanes Certifying Party on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Certification or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:	By:
Name:
Title:

EXHIBIT G

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

____________, 20__

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated ___________________, 20____ between _________________, a _________________ corporation having an office at _________________ ("Assignor") and _________________, having an office at _________________ ("Assignee"):

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledge, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Seller's Warranties and Servicing Agreement, (the "Seller's Warranties and Servicing Agreement"), dated as of _________________, by and between _________________ (the "Purchaser"), and _________________ (the "Company"), and the Mortgage Loans delivered thereunder by the Company to the Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of _________________, by and among the Company, the Purchaser and _________________ (the "Custodian").

2.           The Assignor warrants and represents to, and covenants with, the Assignee that:

a.           The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.           The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller's Warranties and Servicing Agreement or the Mortgage Loans;

c.           The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller's Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's Warranties and Servicing Agreement.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

d.           Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3.           That Assignee warrants and represent to, and covenants with, the Assignor and the Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

a.           The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

b.           The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c.           The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d.           The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person.  In this connection, neither the Assignee nor any person authorized to act therefor has offered to Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission Regulation D, promulgated under the Securities Act;

e.           The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f.           The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

g.           Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h.           Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i.           The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Seller's Warranties and Servicing Agreements is

Attention: _________________
The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

Attention: _________________

4.           From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Seller’s Warranties and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Seller’s Warranties and Servicing Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
By: _______________________________	By: _____________________________
Name: _____________________________ Its: _______________________________ Tax Payer Identification No.: __________________________________	Name: _____________________________ Its: _______________________________ Tax Payer Identification No.: __________________________________

MASTER MORTGAGE LOAN PURCHASE AGREEMENT

This is an Amended and Restated Master Mortgage Loan Purchase Agreement (the "Agreement"), dated as of November 1, 2005 by and between EMC Mortgage Corporation, having an office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas  75038 (the "Purchaser") and Wells Fargo Bank, N.A., having an office at 1 Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

WITNESSETH

WHEREAS, the Seller agrees to sell, and the Purchaser agrees to purchase, from time to time certain conventional residential mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein:

WHEREAS, the Mortgage Loans shall be delivered as pools of whole loans (each a “Loan Package”) on various dates as provided herein (each a “Closing Date”); and

WHEREAS, the parties intend hereby to set forth the terms and conditions upon which the proposed Transactions will be effected.

NOW THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.  All capitalized terms not otherwise defined herein have the respective meanings set forth in the Amended and Restated Master Seller's Warranties and Servicing Agreement, dated as of the date herewith (the“Master Seller's Warranties and Servicing Agreement").

SECTION 2.  Agreement to Purchase.  The Seller agrees to sell, and the Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate principal balance on the applicable related Cut-off Date in an amount as set forth in the related Commitment Letters or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans in the related Loan Package accepted by the Purchaser on the related Closing Date.  The Mortgage Loans will be delivered pursuant to the Master Seller's Warranties and Servicing Agreement.

SECTION 3.  Mortgage Schedules.  The Seller will provide the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement for each Transaction (the "Mortgage Loan Schedule").  Each Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" under the Master Seller's Warranties and Servicing Agreement.

SECTION 4.  Purchase Price.  The purchase price for each Loan Package (the "Purchase Price") shall be the percentage of par as stated in the related Commitment Letter, multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed in the related Loan Package, after application of scheduled payments of principal for such related Loan Package due on or before the related Cut-off Date whether or not collected.  The purchase price for a Loan Package may be adjusted as stated in the related Commitment Letter.

In addition to the Purchase Price, the Purchaser shall pay to the Seller, at closing, accrued interest on the initial principal amount of the Mortgage Loans at the weighted average Mortgage Loan Remittance Rate for each Loan Package from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

With respect to each Loan Package, the Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date).  The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected.  Therefore, payments of scheduled principal and interest prepaid for a due date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date.  Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser.  The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

SECTION 5.  Examination of Mortgage Files.  Prior to each Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination, the Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Mortgage Files available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller.  Such examination may be made by the Purchaser or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time before or after such related Closing Date, upon prior reasonable notice to the Seller.  The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided under the Master Seller's Warranties and Servicing Agreement.

Prior to Seller’s receipt of the Purchase Price, the Purchaser shall cause the Custodian to act as bailee for the sole and exclusive benefit of the Seller pursuant to the Custodial Agreement and act only in accordance with Seller’s instructions.  Upon the Seller’s receipt of the Purchase Price, the Seller shall provide notification to the Custodian to release ownership of the Mortgage Loan Documents contained in the Custodial Mortgage File.  Such notification shall be in a form of a written notice by facsimile or other electronic media, with a copy sent to the Purchaser.  Subsequent to such release, such Mortgage Loan Documents shall be retained by the Custodian for the benefit of the Purchaser.  All Mortgage Loan Documents related to Mortgage Loans not purchased by the Purchaser on the Closing Date, shall be maintained by the Custodian for the benefit of the Seller and shall be returned to the Seller within two (2) Business Days after the Closing Date.

SECTION 6.  Representations, Warranties and Agreements of Seller.  The Seller agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Section 3.01 and 3.02 of the Master Seller's Warranties and Servicing Agreement, as of each related Closing Date.  The meaning of the term "Agreement" as used in Sections 3.01 and 3.02 of the Master Seller's Warranties and Servicing Agreement shall include this Agreement.  The Seller, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the related Closing Date:

a)neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

b)the Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

SECTION 7.  Representation, Warranties and Agreement of Purchaser.  The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the related Closing Date.

a)    the Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

b)    the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person;

c)    the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

d)    the Purchaser has been furnished with all information regarding the Mortgage Loans which it has requested from the Seller or the Company; and

e)    neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

SECTION 8.  Closing.  The closing for the purchase and sale of each Loan Package shall take place on the related Closing Date.  At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

The closing shall be subject to each of the following conditions:

a)           all of the representations and warranties of the Seller under this Agreement and under the Master Seller's Warranties and Servicing Agreement shall be true and correct as of such related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Master Seller's Warranties and Servicing Agreement;

b)           the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

c)           the Seller shall have delivered and released to the Custodian under the Master Seller's Warranties and Servicing Agreement all documents required pursuant to the related Custodial Agreement, and

d)           all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on such related Closing Date the applicable Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9.  Closing Documents.  With respect to the Mortgage Loans, the Closing Documents shall consist of the following documents:

On the initial Closing Date:

1.	the Master Seller's Warranties and Servicing Agreement, in three counterparts;

2.	this Agreement in two counterparts;

3.
the Custodial Agreement, dated as November 30, 1999, by and between EMC Mortgage Corporation as Owner, and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.) attached as an exhibit to the Master Seller's Warranties and Servicing Agreement;

4.
the Mortgage Loan Schedule for the related Loan Package, one copy to be attached to each counterpart of the Master Seller's Warranties and Servicing Agreement, to each counterpart of this Agreement, and to each counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto;

5.	a Receipt and Certification, as required under the Custodial Agreement;

6.	an Opinion of Counsel of the Seller, in the form of Exhibit 1 hereto; and

7.	an Assignment and Conveyance Agreement for the related Mortgage Loans.

On each subsequent Closing Date, the following documents:

1.	the Mortgage Loan Schedule for the related Loan Package;

2.	an Assignment and Conveyance Agreement for the related Mortgage Loans; and

3.	a Receipt and Certification, as required under the Custodial Agreement.

SECTION 10. Costs.  The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys and the costs and expenses associated with the Custodian.  The Seller shall be responsible for reasonable costs and expenses associated with any preparation of the initial assignments of mortgage.  All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for title policy endorsements and continuations and the Seller's attorney fees, shall be paid by the Seller.

SECTION 11. Servicing  The Mortgage Loans shall be serviced by the Seller in accordance with the terms of the Master Seller's Warranties and Servicing Agreement.  The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate.

SECTION 12.  Financial Statements.  The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers a Consolidated Statement of Operations of the Seller for the most recently completed two fiscal years respecting which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations.  The Purchaser shall also make available any comparable interim statements to the extent any such statements have been prepared by the seller in a format intended or otherwise suitable for the public at large.  The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above.  The Seller shall also make available information on its servicing performance with respect to loans in its own portfolio and loans serviced for others (if any), including foreclosure and delinquency ratios.

The Seller also agrees to allow access to a knowledgeable (as shall be determined by the Seller) financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 13. Mandatory Delivery.  The sale and delivery on each Closing Date of the related Mortgage Loans described on the respective Mortgage Loan Schedules is mandatory, it being specifically understood and agreed that each Mortgage Loan must be unique and identifiable on such related Closing Date and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver the Mortgage Loans on or before such related Closing Date.  All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 14.  Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice of communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 15. Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

SECTION 16. Counterparts.  This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 17. Place of Delivery and Governing Law.  This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in State of New York.  The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

Each of the Seller and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Seller or the Purchaser.  This provision is a material inducement for the Purchaser to enter into this Agreement.

SECTION 18. Further Agreements.  The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Without limiting the generality of the foregoing, the Seller shall reasonably cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser.  In that connection, the Seller shall provide to the Purchaser:  (i)  any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request, and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser in connection with such resales.  The requirement of the Seller pursuant to (ii) above shall terminate on the related Closing Date, except as provided pursuant to Article IX of the Master Seller’s Warranties and Servicing Agreement.  Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Purchaser in writing of the estimated amount of such expense.  The Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

SECTION 19. Intention of the Parties.  It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, an undivided 100% ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security.  Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans.   The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 20.  Successors and Assigns; Assignment of Purchase Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser.  This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

SECTION 21.  Waivers; Other Agreements.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 22.  Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 23.  General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a)    the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b)    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c)    references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d)    a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e)    the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

f)    the term "include" or "including" shall mean without limitation by reason of enumeration.

SECTION 24.  Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
[Signatures Follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

EMC MORTGAGE CORPORATION (Purchaser)

By:
Name:
Title:

WELLS FARGO BANK, N.A. (Seller)

By:
Name:
Title:

EXHIBIT 1

FORM OF OPINION OF COUNSEL

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Re:           Mortgage Loan Sale by Wells Fargo Bank, N.A. (the “Company”) to ________ (the “Purchaser”) of first lien mortgage loans (the “Mortgage Loans”) pursuant to that certain Master Seller’s Warranties and Servicing Agreement and Master Mortgage Loan Purchase Agreement by and between the Company and the Purchaser, dated as of ______, 20__.

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the “Company”), with respect to certain matters in connection with the sale by the Company of Mortgage Loans pursuant to that certain Master Seller’s Warranties and Servicing Agreement  and Master Mortgage Loan Purchase Agreement by and between the Company and @ (the “Purchaser”), dated as of @, 2003, (the “Agreements”), which sale is in the form of whole Mortgage Loans.  Capitalized terms not otherwise defined herein have the meanings set forth in the Master Seller’s Warranties and Servicing Agreement.

I have examined the following documents:

1.	the Master Seller’s Warranties and Servicing Agreement;

2.	the Master Mortgage Loan Purchase Agreement;

3.	the Custodial Agreement;

4.	the form of endorsement of the Mortgage Notes; and

5.	such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreements.  I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.	The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2.
The Company has the power to engage in the transactions contemplated by the Agreements, the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Agreements, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3.
Each person who, as an officer or attorney-in-fact of the Company, signed  (a)  the Agreements, each dated as of @, 20__, by and between the Company and the  Purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreements was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.
Each of the Agreements, the Custodial Agreement, and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, convervatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

5.
The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements and the Custodial Agreement, and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Agreements, and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements and the Custodial Agreement.

9.
For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities.  The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreements.

10.
The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser.  Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser’s direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser’s direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,
@
@

@/@

EXHIBIT I-1

FORM OF COUNTRYWIDE ASSIGNMENT AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (the “Agreement”) is made and entered into as of May 31, 2007 (the “Effective Date”), among EMC Mortgage Corporation, having an address at 2780 Lake Vista Drive, Lewisville, Texas 75067 (the “Assignor”), Citibank, N.A., not individually but solely as Trustee for the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4, having an address at 388 Greenwich Street, 14th Floor, New York, New York 10013 (the “Assignee”) and Countrywide Home Loans Servicing LP, having an address at 400 Countrywide Way, Simi Valley, California 93065 (the “Company”).

WHEREAS, the Assignor has acquired certain mortgage loans set forth on Attachment 1 (the “Mortgage Loans”) from Countrywide Home Loans, Inc. (the “Seller”) pursuant to that certain Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, as amended by Amendment No. 1, dated January 1, 2003, Amendment No. 2, dated September 1, 2004 and as amended by Amendment Reg AB to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of January 1, 2006, by and between the Assignor and Countrywide Home Loans, Inc. (the “SWS Agreement”); and

WHEREAS, the Seller has assigned its rights and obligations under the SWS Agreement to the Company and the Company is currently servicing the Mortgage Loans for the benefit of the Assignor in accordance with the terms and conditions of the SWS Agreement.

For and in consideration of the mutual promises and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  Defined terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the SWS Agreement.

2.  The Company recognizes the Assignor as owner of the Mortgage Loans and acknowledges that it is currently servicing the Mortgage Loans for the benefit of the Assignor.  From and after the date hereof, the Company agrees that it will service the Mortgage Loans pursuant to the terms of the SWS Agreement (as modified herein) which terms are incorporated herein by reference.

3.  The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title, interest and obligations of the Assignor, as purchaser, in, to and under (a) the Mortgage Loans and (b) the SWS Agreement with respect to the Mortgage Loans.

4.  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any and all obligations of the Assignor with respect to any mortgage loans subject to the SWS Agreement which are not Mortgage Loans and are not the subject of this Agreement.

5.  The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

(a)
Attached hereto as Attachment 2 is a true and accurate copy of the servicing provisions of the SWS Agreement (Articles IV, V, and VI), which is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any material respect, nor has any notice of termination been given thereunder;

(b)
The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the SWS Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignor’s interests, rights and obligations under the SWS Agreement, except as otherwise set forth herein, as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

(c)	There are no known offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the SWS Agreement;

(d)	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

(e)
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(f)
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignor. This Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(h)
The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the SWS Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

6.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof:

(a)
The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans as trustee on behalf of the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4;

(b)
The Assignee has full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignee. This Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)
The Assignee assumes for the benefit of each of the Assignor and the Company all of the Assignor’s rights and obligations as “Purchaser” thereunder but solely with respect to such Mortgage Loans; provided however, that the Assignee is assuming such obligations solely in its capacity as trustee for Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 and not individually, and any recourse against the Assignee in respect of such obligations shall be limited solely to the assets it may hold as trustee of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4.

7.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

(a)
The SWS Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any material respect, except as contemplated herein, nor has any notice of termination been given thereunder;

(b)
The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the SWS Agreement;

(c)
The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s formation documents or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

(e)
The Company shall establish a Custodial Account and an Escrow Account under the SWS Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established in favor of the Assignor; and

8.  The Company hereby restates the representations and warranties set forth in Section 2(b) of the Amendment Reg AB as of the date hereof.

Each such notice/update required to be sent to the Depositor as set forth in the Amendment Reg AB shall be sent to the Assignor by e-mail to regABnotifications@bear.com.  Additionally, all such notifications should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067-3884
Attention:  Michelle Viner
Facsimile:  (214) 626-4889
Email: mviner@bear.com

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, New York 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067-3884
Attention:  General Counsel
Facsimile:  (469) 759-4714

9.  The Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of the Assignor set forth in this Agreement or the breach of any covenant or condition contained herein.

Recognition of the Assignee

10.  From and after the date hereof, the Company shall recognize the Assignee as owner of the Mortgage Loans, and acknowledges that the Mortgage Loans will be part of a REMIC, and will service the Mortgage Loans in accordance with the SWS Agreement.  It is the intention of the Assignor, the Company and the Assignee that this Agreement shall be binding upon and for the benefit of the respective permitted successors and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the SWS Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Assignee, which shall not be unreasonably withheld.

11.  Notwithstanding any term hereof to the contrary, the execution and delivery of this Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4.

Modification of the SWS Agreement:

12.  The Company and the Assignor hereby amend the SWS Agreement as follows:

(a)  Section 6.04, 6.05 and 6.07 and clause (x) of Section 10.01, all as added by Amendment No. 2 to the Servicing Agreement are deleted in their entirety.

(b)  The definition of Remittance Date is deleted in its entirety and replaced with the following:

Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding) of any month, beginning with the First Remittance Date.

(c)  The definition of Master Servicer is deleted in its entirety and replaced with the following:

Master Servicer: EMC Mortgage Corporation, or its successors in interest.

(d)  The definition of Servicing Fee Rate is deleted in its entirety and replaced with the following:

Servicing Fee Rate: A per annum rate equal to 0.25%.

(e)  The definition of Principal Prepayment is deleted in its entirety and replaced with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan in full or partial which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial principal Prepayments shall be applied in accordance with the terms of the related Mortgage Note.

(f)  The second paragraph of Section 4.01 of the SWS Agreement shall be deleted in its entirety and replaced with the following:

Consistent with and in addition to the terms set forth in this Agreement, if a Mortgage Loan is in default or such default is reasonably foreseeable, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, including without limitation, to (1) capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, (2) defer such amounts to a later date or the final payment date of such Mortgage Loan, (3) extend the maturity of any such Mortgage Loan, (4) amend the related Mortgage Note to reduce the related Mortgage Rate with respect to any Mortgage Loan, (5) convert the Mortgage Rate on any Mortgage Loan from a fixed rate to an adjustable rate or vice versa, (6) with respect to a mortgage loan with an initial fixed rate period followed by an adjustable rate period, extend the fixed period and reduce the adjustable rate period, and/or (7) forgive the amount of any interest, principal or servicing advances owed by the related Mortgagor; provided that, in the Company’s reasonable and prudent determination, such waiver, modification, postponement or indulgence: (A) is not materially adverse to the interests of the Owner on a present value basis using reasonable assumptions (including taking into account any estimated Realized Loss that might result absent such action); and (B) does not amend the related Mortgage Note to extend the maturity thereof later than the date of the Latest Possible Maturity Date (as such term is defined in the related pooling and servicing agreement); provided, further, with respect to any Mortgage Loan that is not in default or if default is not reasonably foreseeable, unless the Company has provided to the Owner a certification addressed to the Owner, based on the advice of counsel or certified public accountants that have a national reputation with respect to taxation of REMICs that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of the REMICs and has obtained the prior written consent of the Owner, the Company shall not permit any modification with respect to any Mortgage Loan.  Notwithstanding the foregoing, for any waiver, modification, postponement or indulgence (not including any partial releases, assumptions of mortgages or modifications of any Mortgage Loan that is done in connection with compliance with the Relief Act) which the Company reasonably anticipates may result in a realized loss of 20% or more of the outstanding principal balance of a Mortgage Loan, the Company shall present such proposed waiver, modification, postponement or indulgence, together with any supporting documentation, to the Master Servicer for consideration and approval.  The Company shall submit all waivers, modifications or variances of the terms of any Mortgage Loan with respect to partial releases, assumptions of mortgages or for modifications done in furtherance of compliance with the Relief Act, together with any supporting documentation, to the Master Servicer for consideration and approval.

In the event of any such waiver, modification, postponement or indulgence which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

(g)  The first sentence of Section 5.02 of the SWS Agreement is hereby deleted and replaced with the following:

Not later than the 5th business day of each calendar month, the Company shall provide a monthly report substantially in the form of Exhibit I and Exhibit J, with respect to remittances, Exhibit K, with respect to realized losses and gains, Exhibit L, with respect to defaulted mortgage loans, Exhibit M, with respect to modified mortgage loans, Exhibit N, with respect to claims submitted and Exhibit O, with respect to loss severity, with each such report.

(h)  Exhibit F to the SWS Agreement is hereby deleted in its entirety and replaced with the reporting exhibits attached hereto as Attachment 3 in formats mutually agreeable to the Company and the Master Servicer.  Notwithstanding the foregoing, the Company is not required to report data relating to prepayment charges or penalties.

(i)  The SWS Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Attachment 4.

(j)  The SWS Agreement is hereby amended as of the date hereof by inserting a new Exhibit J, a copy of which is annexed hereto as Attachment 5.

(k)  The SWS Agreement is hereby amended as of the date hereof by inserting a new Exhibit K, a copy of which is annexed hereto as Attachment 6.

(l)  The SWS Agreement is hereby amended as of the date hereof by inserting a new Exhibit L, a copy of which is annexed hereto as Attachment 7.

(m)  The SWS Agreement is hereby amended as of the date hereof by inserting a new Exhibit M, a copy of which is annexed hereto as Attachment 8.

(n)  The SWS Agreement is hereby amended as of the date hereof by inserting a new Exhibit N, a copy of which is annexed hereto as Attachment 9.

(o)  The SWS Agreement is hereby amended as of the date hereof by inserting a new Exhibit O, a copy of which is annexed hereto as Attachment 10.

13.  The Company hereby acknowledges that EMC Mortgage Corporation (the “Master Servicer”) has been appointed as the master servicer of the Mortgage Loans pursuant to the pooling and servicing agreement for the Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4, and therefore has the right to enforce on behalf of the Assignee all obligations of the Company under the SWS Agreement.  Such right will include, without limitation, the right to terminate the Servicer under the SWS Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the SWS Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the SWS Agreement, the right to examine the books and records of the Company and the right to exercise certain rights of consent and approval relating to actions taken by the Company; provided, however, all parties hereto agree that such enforcement of a right shall only be exercised by one party.  Notwithstanding the foregoing, it is understood that the Company shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Assignor and the Assignee against any losses, damages, penalties, fines, forfeiture, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Company which were taken or omitted upon the instruction or direction of the Master Servicer or Assignee, as applicable, or (ii) the failure of the Assignee or the Assignee’s designee, as applicable, to perform the obligations of “Purchaser” under the SWS Agreement, as modified by the Agreement.

The Company shall make all distributions under the SWS Agreement to the Master Servicer by wire transfer of immediately available funds to:

EMC Master Servicing Remittances
Bank:  Chase Bank of Texas
Branch:  Irving, Texas
Account Name:  EMC Mortgage Corporation
ABA # 113000609
ACCOUNT # 000000709377717
Reference: M/S Remittance May 1, 2007 Remit for Countrywide Home Loans Servicing LP.
Attention:  LSBO Group-MS

and the Company shall deliver all reports required to be delivered under the SWS Agreement to the Master Servicer at:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas  75067
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

14.  Notices:

The Assignor’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Agreement is:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas  75067
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Agreement is:

Citibank, N.A.
as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust – BSARM 2007-4
Telecopier No.: (410) 715-2380

The Company’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Agreement is:

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065
Attention: John Lindberg, Rachel Meza, Eric Varnen and Yuan Li

Miscellaneous:

15.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

16.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

17.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

18.  This Agreement shall inure to the benefit of the permitted successors and assigns of the parties hereto. Any entity into which the Assignor, the Assignee, or the Company may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, the Assignee, or the Company, respectively, hereunder.

19.  This Agreement shall survive the conveyance of the Mortgage Loans, the assignment of the SWS Agreement to the extent of the Mortgage Loans by the Assignor to the Assignee and the termination of the SWS Agreement.

20.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

21.  In the event that any provision of this Agreement conflicts with any provision of the SWS Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION Assignor

By:
Name:
Title:

CITIBANK, N.A., not individually but solely as trustee for the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4

By:
Name:
Title:

COUNTRYWIDE HOME LOANS SERVICING LP By: Countrywide GP, Inc., its General Partner

By:
Name:
Title:

Acknowledged and Agreed: EMC MORTGAGE CORPORATION Master Servicer

By:
Name:
Title:

Attachment 1

Mortgage Loans

[Provided Upon Request]

Attachment 2

Articles IV, V, and VI of the SWS Agreement.

[Provided Upon Request]

Attachment 3

EXHIBIT F to the SWS Agreement

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Attachment 4

EXHIBIT I to the SWS Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

Remittance Overview Report:  Provides loan level detail regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Deal Name	VARCHAR (15)
Master Servicer Loan Number	NUMERIC (9,0)
Current Investor Category	VARCHAR (5)
Original Investor Category	VARCHAR (5)
Servicer Loan Number	VARCHAR (15)
Cutoff Date	DATE (MM/DD/YYYY)
Loan Next Due Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Pending Interest Rate	NUMERIC (7,7)
Servicing Fee Rate	NUMERIC (7,7)
MI Rate	NUMERIC (7,7)
Scheduled P&I Amount (P & I Constant)	NUMERIC (12,2)
ARM Index	NUMERIC (7,7)
Pending ARM Index	NUMERIC (7,7)
Beginning Scheduled Principal Balance	NUMERIC (12,2)
Actual Principal Remitted	NUMERIC (12,2)
Actual Principal Curtailment Remitted	NUMERIC (12,2)
Curtailment Adjustment Remitted	NUMERIC (12,2)
Liquidation Principal Remitted	NUMERIC (12,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (12,2)
Scheduled Gross Interest	NUMERIC (12,2)
Actual Interest Remitted	NUMERIC (12,2)
Scheduled Service Fee Amount	NUMERIC (12,2)
Soldiers and Sailors Variance	NUMERIC (12,2)
Net Interest Not Advanced	NUMERIC (12,2)
Prepayment Penalty Remitted	NUMERIC (12,2)
PMI Premium Remitted	NUMERIC (12,2)
Additional Fees Remitted	NUMERIC (12,2)
Ending Scheduled Balance	NUMERIC (12,2)
Actual Amount Remitted Total (each loan)	NUMERIC (12,2)
Beginning Actual Balance	NUMERIC (12,2)
Actual Principal Collected	NUMERIC (12,2)
Actual Curtailments Collected	NUMERIC (12,2)
Curtailment Adjustment Collected	NUMERIC (12,2)
Gross Interest Collected	NUMERIC (12,2)
Net Interest Collected	NUMERIC (12,2)
Service Fee Collected	NUMERIC (12,2)
Actual Ending Principal Balance	NUMERIC (12,2)
Liquidation Date	DATE (MM/DD/YYYY)
Liquidation Type	VARCHAR (1)
Gross Liquidation Proceeds	NUMERIC (12,2)
Liquidation Expenses	NUMERIC (12,2)
Principal and Interest Advanced Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Calculated Loss to Trust	NUMERIC (12,2)
Net Interest Remitted	NUMERIC (12,2)
Collected Interest Not Remitted	NUMERIC (12,2)
Ending Advance Balance	NUMERIC (12,2)
Soldiers and Sailors Flag	VARCHAR (1)
Soldiers and Sailors Old Rate	NUMERIC (7,7)
Soldiers and Sailors Old P & I	NUMERIC (12,2)
Modified Date	DATE (MM/DD/YYYY)
Stop Advance Flag
Stop Advance Date	DATE (MM/DD/YYYY)
BPO Value	NUMERIC (12,2)
Cash Flow Group	VARCHAR (2)
MSP Principal Balance	NUMERIC (12,2)
Debt Forgiven / Charged Off	NUMERIC (12,2)
Mortgagor PITI Payment	NUMERIC (12,2)
Bankruptcy Status	VARCHAR (2)
Foreclosure Status	VARCHAR (2)
Modification Status
Interest Only Loan	VARCHAR (2)
Escrowed Loan	VARCHAR (2)
Monthly Escrow Deposit	NUMERIC (12,2)
Escrow Balance	NUMERIC (12,2)
Escrow Advance Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Mortgagor Recoverable Corporate Expense Balance	NUMERIC (12,2)
Non-Recoverable Corporate Expense Balance	NUMERIC (12,2)
HUD 235 Loan Status	VARCHAR (2)
HUD 235 Balance	NUMERIC (12,2)
Late Charge Balance	NUMERIC (12,2)
Buydown Loan Status	VARCHAR (2)
Monthly Buydown Amount	NUMERIC (12,2)
Monthly Buydown Funds Balance	NUMERIC (12,2)
Prepayment Penalty Amount Waived	NUMERIC (12,2)
Prepayment Penalty Waived Reason Code	VARCHAR (3)
Material Breach Status	VARCHAR (3)
Material Breach Code	VARCHAR (3)
Prefunding Date	DATE (MM/DD/YYYY)
3rd Party Recoverable Expenses	NUMERIC (12,2)

Attachment 5

EXHIBIT J to the SWS Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

Remittance Summary Report:  Provides summary data at a deal (investor/category) level regarding the remittance that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Deal	VARCHAR (15)
Investor	VARCHAR (5)
Category	VARCHAR (5)
Principal Remitted	NUMERIC (15,2)
Curtailments Remitted	NUMERIC (15,2)
Curtailment Adjustments Remitted	NUMERIC (15,2)
Liquidation Proceeds Remitted	NUMERIC (15,2)
Principal Not Advanced (stop advance loans only)	NUMERIC (15,2)
Principal Amounts Called/Collapsed	NUMERIC (15,2)
Total Principal Remitted	NUMERIC (15,2)
Interest Remitted	NUMERIC (15,2)
PMI Premiums Remitted	NUMERIC (15,2)
Soldiers and Sailors Difference	NUMERIC (15,2)
Net Interest Not Advanced	NUMERIC (15,2)
Non Comp Interest Remitted	NUMERIC (15,2)
Prepayment Penalties Remitted	NUMERIC (15,2)
Total Interest Remitted	NUMERIC (15,2)
Arrearage Amount Remitted	NUMERIC (15,2)
Aggregate Loss to Trust Total Manual Adjustments	NUMERIC (15,2)
Debt Forgiven/ Charged Off	NUMERIC (15,2)
Additional Fees Collected	NUMERIC (15,2)
Total Remittance	NUMERIC (15,2)

Attachment 6

EXHIBIT K to the SWS Agreement

EMC Master Servicing Calculation of Gain/Loss on Delinquent Loan Worksheet

Date:

Prepared By	Phone Number	Email Address

Servicer Loan Number	Servicer Address	EMC Loan Number

Borrower Name	Property Address

Liquidation Type	REO	Third Party	Short Sale	Charge off	Deed In Lieu

Has this loan been previously modified?                                                                                                            Yes                                No

Has this loan been crammed down in a bankruptcy?                                                                                       Yes                                No

If “Yes”, provide amount _______________________________

Liquidation and Acquisition Expenses:

 Amounts requiring Amortization Schedule for backup:

Actual Unpaid Principal Balance of Mortgage Loan
Interest Accrued at Net Rate Less Servicing Fees
Accrued Servicing Fees

Amounts requiring Additional backup:

Attorney’s Fees	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Attorney’s Costs	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Taxes	Payment history showing disbursements
Property Maintenance	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Property Inspection	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
PMI/Hazard Insurance Premiums	Payment history showing disbursements
Utility Expenses	Payment history showing disbursements
Appraisal/BPO Expenses	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
HOA Dues	Payment history showing disbursements
Cash For Keys	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Miscellaneous (itemized)	Requires Itemization and supporting detail
Total Expenses	------------------------------------------------

Credits to Loan:

Escrow Balance/Advance	Payment history showing disbursements and ending balance
Rental Receipts	Payment history showing application of funds to loan
Hazard Claim Proceeds	Payment history showing credit to account
PMI Funds	EOB document
Government Insurance Funds (Part A Funds)	EOB document
REO Proceeds	HUD 1 Settlement Statement
Government Insurance Funds (Part B Funds)	EOB document
Pool Insurance Proceeds	Payment history showing credit to account
Other Credits (itemized)	Payment history showing credit to account
Total Credits	------------------------------------------------

Total Realized Loss (or Amount of Gain)	$________________

NOTE:  Do not combine or net remit items.  All expenses and credits should be documented individually.   Claim packages are due by the fifth business day of the month following receipt of liquidation proceeds.  Late claims may result in delayed claim payment.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

Attachment 7

EXHIBIT L to the SWS Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

Default Overview Report:  Provides loan level detail regarding the defaulted loans that are being serviced and reported to EMC Master Servicing.  The report contains the following data fields in the order below:

Field	Field Description
Servicer loan number	VARCHAR (15)
SBO loan number	VARCHAR (9)
Zip Code	VARCHAR (5)
Original loan amount	NUMERIC (12,2)
Original value amount	NUMERIC (12,2)
Origination date	DATE (MM/DD/YYYY)
Loan type	VARCHAR (2)
Actual due date	DATE (MM/DD/YYYY)
Current loan amount	NUMERIC (12,2)
Corporate expense balance	NUMERIC (12,2)
Escrow balance/advance balance	NUMERIC (12,2)
Suspense balance	NUMERIC (12,2)
Restricted escrow balance	NUMERIC (12,2)
Current Value date	DATE (MM/DD/YYYY)
Current value amount	NUMERIC (12,2)
Current value source	VARCHAR (15)
VA LGC/ FHA Case number	VARCHAR (15)
% of MI coverage	NUMERIC (7,7)
MI certificate number	VARCHAR (15)
LPMI Cost	NUMERIC (7,7)
Occupancy status	VARCHAR (1)
First vacancy date	DATE (MM/DD/YYYY)
Property condition	VARCHAR (2)
Property type	VARCHAR (2)
Delinquency flag	VARCHAR (2)
Reason for default	VARCHAR (2)
FNMA action code	VARCHAR (3)
FNMA delinquency reason code	VARCHAR (3)
Loss mit flag	VARCHAR (2)
Loss mit type	VARCHAR (2)
Loss mit approval date	DATE (MM/DD/YYYY)
Loss mit removal date	DATE (MM/DD/YYYY)
Repay first due date	DATE (MM/DD/YYYY)
Repay next due date	DATE (MM/DD/YYYY)
Repay plan broken/reinstated/closed date	DATE (MM/DD/YYYY)
Repay plan created date	DATE (MM/DD/YYYY)
Foreclosure flag	VARCHAR (2)
Foreclosure attorney referral date	DATE (MM/DD/YYYY)
Actual first legal date	DATE (MM/DD/YYYY)
Date FC sale scheduled	DATE (MM/DD/YYYY)
Foreclosure actual sale date	DATE (MM/DD/YYYY)
Actual redemption end date	DATE (MM/DD/YYYY)
Actual eviction complete date	DATE (MM/DD/YYYY)
Actual eviction start date	DATE (MM/DD/YYYY)
Bankruptcy flag	VARCHAR (2)
Actual bankruptcy start date	DATE (MM/DD/YYYY)
Bankruptcy chapter	VARCHAR (2)
Bankruptcy Case Number	VARCHAR (15)
Post petition due date	DATE (MM/DD/YYYY)
Actual discharge date	DATE (MM/DD/YYYY)
Date relief/dismissal granted	DATE (MM/DD/YYYY)
Actual MI claim filed date	DATE (MM/DD/YYYY)
Actual MI claim amount filed	NUMERIC (12,2)
MI claim amount paid	NUMERIC (12,2)
MI claim funds received date	DATE (MM/DD/YYYY)
Title approval letter received date	DATE (MM/DD/YYYY)
Title package HUD/VA date	DATE (MM/DD/YYYY)
FHA 27011A transmitted date	DATE (MM/DD/YYYY)
FHA Part A funds received date	DATE (MM/DD/YYYY)
FHA 27011 B transmitted date	DATE (MM/DD/YYYY)
FHA Part B funds received date	DATE (MM/DD/YYYY)
VA NOE submitted date	DATE (MM/DD/YYYY)
VA first funds received amount	NUMERIC (12,2)
VA first funds received date	DATE (MM/DD/YYYY)
VA claim funds received date	DATE (MM/DD/YYYY)
VA claim submitted date	DATE (MM/DD/YYYY)
VA claims funds received amount	NUMERIC (12,2)
REO flag	VARCHAR (2)
REO repaired value	NUMERIC (12,2)
REO value (as is)	NUMERIC (12,2)
REO value date	DATE (MM/DD/YYYY)
REO value source	VARCHAR (15)
REO original list date	DATE (MM/DD/YYYY)
REO original list price	NUMERIC (12,2)
REO list price adjustment amount	NUMERIC (12,2)
REO list price adjustment date	DATE (MM/DD/YYYY)
Date REO offer received	DATE (MM/DD/YYYY)
Date REO offer accepted	DATE (MM/DD/YYYY)
REO scheduled close date	DATE (MM/DD/YYYY)
REO actual closing date	DATE (MM/DD/YYYY)
REO sales price	NUMERIC (12,2)
REO net sales proceeds	NUMERIC (12,2)
Estimated loss	NUMERIC (12,2)

Attachment 8

EXHIBIT M to the SWS Agreement

Modified Loans Report:   Provides loan level data regarding all loans that the Servicer has modified with the first modified payment due within thirty days following the end of the reporting cycle.  The report contains the following data fields in the order below:

Field Description	Field Description
Loan	VARCHAR (15)
Investor	VARCHAR (5)
Original Category	VARCHAR (5)
Current Category	VARCHAR (5)
Stop Adv Flag	VARCHAR (3)
Modified Due Date	DATE (MM/DD/YYYY)
Mod Loan Curtailment	NUMERIC (15,2)
Mod Loan Curt Adjustment	NUMERIC (15,2)
Principal Advanced Capped	NUMERIC (15,2)
Net Interest Advanced Capped	NUMERIC (15,2)
Service Fee Advanced Capped	NUMERIC (15,2)
Third Party Bal Capped	NUMERIC (15,2)
Amount of Other Capped	NUMERIC (15,2)
Borrower Interest Contribution	NUMERIC (15,2)
Borrower Fee Code Arrearage Contribution	NUMERIC (15,2)
Borrower Principal Contribution	NUMERIC (15,2)
Amt Forgiven	NUMERIC (15,2)
Beg Delq Prin Bal	NUMERIC (15,2)
Beg Delq Int Bal	NUMERIC (15,2)
Beg Pre Prin Bal	NUMERIC (15,2)
Beg Pre Int Bal	NUMERIC (15,2)
Excess Int Adjust	NUMERIC (15,2)
Excess Interest on Mod	NUMERIC (15,2)

Attachment 9

EXHIBIT N to the SWS Agreement

Claims Submitted Report:  Provides loan level detail regarding claims submitted by the servicer’s investor number that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Loan Number	VARCHAR (15)
Mortgage Group	VARCHAR (1)
Liquidation Type	VARCHAR (1)
Escrow Balance or Advance Balance	NUMERIC (12,2)
Corporate Expense Balance	NUMERIC (12,2)
Restricted Escrow Balance	NUMERIC (12,2)
Replacement Reserve Balance	NUMERIC (12,2)
Suspense Balance	NUMERIC (12,2)
Third Party Expense Balance	NUMERIC (12,2)
Charge Off Amount	NUMERIC (12,2)
Side Note Collections	NUMERIC (12,2)
Claim Amount Submitted	NUMERIC (12,2)

Attachment 10

EXHIBIT O to the SWS Agreement

Loss Severity Summary Report:  Provides summary data at the deal level regarding loss severity that will be submitted to EMC Master Servicing and contains the following data fields in the order below:

Field	Field Description
Month End	DATE (MM/DD/YYYY)
Deal Name	VARCHAR (15)
Servicer Investor Number	VARCHAR (5)
Servicer Investor Category	VARCHAR (5)
Mortgage Group	VARCHAR (1)
Loan Number	VARCHAR (15)
Liquidation Type	VARCHAR (1)
Loan Due Date	DATE (MM/DD/YYYY)
PIF Date	DATE (MM/DD/YYYY)
Gross Interest Rate	NUMERIC (7,7)
Net Interest Rate	NUMERIC (7,7)
Service Fee Rate	NUMERIC (7,7)
P & I Constant	NUMERIC (12,2)
Scheduled Beginning Balance	NUMERIC (12,2)
Arrearage Balance	NUMERIC (12,2)
Total Legal and Other Expenses	NUMERIC (12,2)
Scheduled Advanced Interest	NUMERIC (12,2)
Scheduled Liquidated Amount	NUMERIC (12,2)
Gross Liquidation Proceeds	NUMERIC (12,2)
P & I Advance Balance	NUMERIC (12,2)
Delinquent Service Fee	NUMERIC (12,2)
Net Liquidation Proceeds	NUMERIC (12,2)
Scheduled Net Interest	NUMERIC (12,2)
Net Liquidated Funds Remitted	NUMERIC (12,2)
Total Loss (Gain) Amount	NUMERIC (12,2)
Total Loss (Gain) to Trust	NUMERIC (12,2)
Total Loss (Gain) to Servicer	NUMERIC (12,2)
Total Loss Severity %	NUMERIC (7,7)
Total Loss Severity % to Trust	NUMERIC (7,7)
Total Liquidated Remitted	NUMERIC (12,2)
Claim on Trust Loss	NUMERIC (12,2)
Claim on Servicer Loss	NUMERIC (12,2)
Total Claim Amount	NUMERIC (12,2)

EXHIBIT I-2

FORM OF EMC ASSIGNMENT AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (the “AAR Agreement”) is made and entered into as of May 31, 2007 (the “Closing Date”), among Structured Asset Mortgage Investments II Inc. (the “Assignor”), Citibank, N.A., not individually but solely as trustee for the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 (the “Assignee”) and EMC Mortgage Corporation (the “Company”).

Whereas, the Assignor and the Company entered into that certain Servicing Agreement, dated as of May 1, 2007 (the “Servicing Agreement”), pursuant to which the Company agreed to service certain mortgage loans (the “Mortgage Loans”) on behalf of the Assignor.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the “Assigned Loans”) shall be subject to the terms of this AAR Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Assignment and Assumption

1.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest as in, to and under the Assigned Loans, and as they relate to the Assigned Loans, the Servicing Agreement.  Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest in, to and under the Servicing Agreement with respect to any other mortgage loan other than the Assigned Loans.  Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

The Assignor acknowledges and agrees that upon execution of this AAR Agreement, with respect to the Assigned Loans, the Assignee shall become the “Owner” under the Servicing Agreement, and all representations, warranties and covenants by the “Servicer” to the “Owner” under the Servicing Agreement including, but not limited to, the rights to receive indemnification, shall accrue to the Assignee by virtue of this AAR Agreement.

Representations, Warranties and Covenants

2.  The Assignor warrants and represents to, and covenants with, the Assignee and the Company as of the date hereof that:

a.
Attached hereto as Attachment 2 is a true and correct copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.
The Assignor was the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreement they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Assigned Loan, as well as any and all of the Assignee’s interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

c.	There are no offsets, counterclaims or other defenses available to the Company with respect to the Servicing Agreement;

d.	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

e.
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This AAR Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the parties hereto, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

g.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

h.
There is no action, suit, proceeding, investigation or litigation pending or, to the Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignor, would adversely affect the Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof that:

a.
The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4;

b.
The Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee. This AAR Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the parties hereto, will constitute the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

d.
There is no action, suit, proceeding, investigation or litigation pending or, to the Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignee, would adversely affect the Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

e.	The Assignee assumes for the benefit of each of Assignor and Company all of the Assignor’s rights as “Owner” under the Servicing Agreement but solely with respect to the Assigned Loans.

4.  Company warrants and represents to, and covenants with, the Assignee and the Assignor, as of the date hereof, that:

a.
Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.
The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement;

c.
The Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Company. This AAR Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.
The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor;

f.
Pursuant to Section 10.02 of the Servicing Agreement, the Company hereby restates the representations and warranties set forth in Article III of the Servicing Agreement with respect to the Company and/or the Assigned Loans; and

g.
Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

5.  The Company warrants and represents to, and covenants with the Assignor as of the date hereof:

(a)  The Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

(b)  No material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

(c)  The Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

(d)  No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Servicing Agreement and this AAR Agreement for mortgage loans of a type similar to the Assigned Loans have occurred during the three-year period immediately preceding the date hereof;

(e)  There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Servicing Agreement and this AAR Agreement;

(f)  There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

(g)  There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this Securitization Transaction and any party thereto of a type described in Item 1119 of Regulation AB.

Notwithstanding anything to the contrary in the Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify the Assignor and SAMI II in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Assigned Loans, (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor or SAMI II with respect to the Securitization Transaction and (ii) provide to the Assignor and SAMI II a description of such proceedings, affiliations or relationships

6.  The Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of the Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

7.  From and after the date hereof, the Company shall recognize the Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of the Assignor, the Company and the Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Assignee.

8.  The Company shall prepare for and deliver to the Assignee and EMC Mortgage Corporation, as master servicer (in such capacity, the “Master Servicer”) a statement with respect to each mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Assigned Loan (“REO Property”) that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Assignee to comply with the reporting requirements of the REMIC provisions of the Code.  The net monthly rental income, if any, from such REO Property shall be deposited in the related collection account no later than the close of business on each determination date.  The Company shall perform, or cause to be performed, the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.  In the event that Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 acquires any REO Property as aforesaid or otherwise in connection with a default or default becoming reasonably foreseeable on an Assigned Loan, the Company shall cause such REO Property to be disposed prior to three years after its acquisition by Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 or, at the expense of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Assignee shall have been supplied with an opinion of counsel addressed to the Assignee rendered by nationally recognized tax counsel specializing in such matters (such opinion not to be an expense of the Assignee) to the effect that the holding by Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC, in which case Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 may continue to hold such REO Property (subject to any conditions contained in such opinion of counsel). Notwithstanding any other provision of the Servicing Agreement, no REO Property acquired by Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such REO Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 with respect to the imposition of any such taxes.

9.  Notwithstanding any term hereof to the contrary, the execution and delivery of this AAR Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4.

Miscellaneous

10.  All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

a.	In the case of the Company,
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX  75067-3884
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

b.	In the case of the Assignor,
Structured Asset Mortgage Investments II Inc.
383 Madison Avenue,
New York, New York 10179
Attention:  Deirdre Burke
Telecopier No.: (212) 272-7646

c.	In the case of the Assignee,
Citibank, N.A., as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust – BSARM 2007-4
Telecopier No.: (410) 715-2380

11.  The Company hereby acknowledges that EMC Mortgage Corporation has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among the Assignor, the Assignee, Wells Fargo Bank, N.A., as securities administrator and the Company, as seller and master servicer, and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the Servicing Agreement.  Such right will include, without limitation, the right to terminate the Company under the Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.  The Company shall make all distributions under the Servicing Agreement, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

EMC Master Servicing Remittances
Bank:  Chase Bank of Texas
Branch:  Irving, Texas
Account Name:  EMC Mortgage Corporation
ABA # 113000609
ACCOUNT # 000000709377717
Reference: M/S Remittance May 1, 2007 Remit for EMC Mortgage Corporation
Attention:  LSBO Group-MS

and the Company shall deliver all reports required to be delivered under the Servicing Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 10 herein and to the Master Servicer at:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX  75067-3884
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

12.  THIS AAR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

13.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Assignor, the Assignee or the Company may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, the Assignee or the Company, respectively, hereunder.

15.  This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignments of the Servicing Agreement to the extent of the Assigned Loans by the Assignor to the Assignee and the termination of the Servicing Agreement.

16.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement on the date first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., the Assignor		CITIBANK, N.A., not individually but solely as trustee for the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4, the Assignee

By:		By:
Name:	Baron Silverstein	Name:
Title:	Vice President	Title:

EMC MORTGAGE CORPORATION, the Company and Master Servicer

By:
Name:
Title:

Attachment I

Assigned Loans

Attachment II

Servicing Agreement

EXHIBIT I-3

FORM OF WELLS FARGO ASSIGNMENT AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the “Assignment and Assumption Agreement”), dated as of May 31, 2007, among EMC Mortgage Corporation, a Delaware corporation (the “Assignor”), Citibank, N.A., not individually but solely as trustee for the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 (the “Assignee”) and Wells Fargo Bank, N.A. (the “Company”).

Whereas the Assignor purchased certain mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”) from the Company pursuant to that certain (i) Amended and Restated Master Mortgage Loan Purchase Agreement dated as of November 1, 2005, by and between the Company and the Assignor, (ii) Amended and Restated Master Seller’s Warranties and Servicing Agreement dated as of November 1, 2005 (the “Warranties and Servicing Agreement” or the “Agreement”) and those certain (iii) Assignment and Conveyance Agreements (WF07-PA10 and WF07-PA11) both dated as of April 27, 2007 between the Company and the Assignor (the “Assignment and Conveyance Agreements”);

Whereas the Assignor and the Company entered into that certain Warranties and Servicing Agreement pursuant to which the Company agrees to service the Mortgage Loans.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans now serviced by the Company for the Assignor and its successors and assigns pursuant to the Warranties and Servicing Agreement shall be subject to the terms of this Assignment and Assumption Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Warranties and Servicing Agreement.

Assignment and Assumption

1.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans and (b) the Warranties and Servicing Agreement with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Warranties and Servicing Agreement with respect to any mortgage loan other than the Mortgage Loans listed on Exhibit A.  Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section 3.02 of the Warranties and Servicing Agreement, and any obligation of the Company to cure, repurchase or substitute for a mortgage loan, and to indemnify the Assignor with respect to a breach of such representations and warranties pursuant to Section 3.03 of the Warranties and Servicing Agreement, and the Assignor is retaining the right to enforce the representations and warranties and the obligations of the Company set forth in those sections against the Company.  Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Warranties and Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Representations Warranties and Covenants

2.  The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Warranties and Servicing Agreement and the Assignment and Conveyance Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Warranties and Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignee’s interests, rights and obligations under the Warranties and Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

(c)	There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the Warranties and Servicing Agreement;

(d)	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

(e)
The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(f)
The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(h)
The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Warranties and Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof:

(a)
The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4;

(b)
The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject.  The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)
The Assignee assumes all of the rights of the Purchaser under the Warranties and Servicing Agreement with respect to the Mortgage Loans other than the right to enforce the obligations of the Company under the Warranties and Servicing Agreement.

4.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

(a)
Attached hereto as Exhibit B are true and accurate copies of the Warranties and Servicing Agreement and the Assignment and Conveyance Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Warranties and Servicing Agreement;

(c)
The Company has full power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.  The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on part of the Company.  This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(e)
The Company shall establish a Custodial Account and an Escrow Account under the Warranties and Servicing Agreement in favor of the Assignee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Warranties and Servicing Agreement in favor of the Assignor; and

(f)
Pursuant to Section 9.01 of the Warranties and Servicing Agreement, the Company hereby restates the representations and warranties set forth in Section 3.01 of the Warranties and Servicing Agreement with respect to the Company as of the date hereof as amended by Section 10.

5.  The Company warrants and represents to, and covenants with, the Assignor and Structured Asset Mortgage Investments II Inc. (“SAMI II”) as of the date hereof:

(a)
The Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

(b)
Except as indicated on the Company’s 2006 Certification Regarding Compliance with Applicable Servicing Criteria, no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

(c)	The Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

(d)
No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Warranties and Servicing Agreement and this Assignment and Assumption Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof;

(e)
There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Warranties and Servicing Agreement and this Assignment and Assumption Agreement;

(f)	There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

(g)
There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this Securitization Transaction and any party thereto of a type described in Item 1119 of Regulation AB.

6.  The Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of the Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition contained herein.

7.  The Company hereby acknowledges that EMC Mortgage Corporation and any successor thereto (the “Master Servicer”), has been appointed as master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement dated as of May 1, 2007 the “Pooling and Servicing Agreement”), among SAMI II, the Assignor, as seller and Master Servicer, Wells Fargo Bank, N.A. as securities administrator and the Assignee, and therefore has the right to enforce all obligations of the Company under the Warranties and Servicing Agreement.  Such right will include, without limitation, the right to receive all remittances required to be made by the Company under the Warranties and Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Warranties and Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.  The Company hereby acknowledges that the Master Servicer shall be obligated to notify the Assignee in accordance with the Pooling and Servicing Agreement upon the discovery of an event of default by the Company of its obligations under the Warranties and Servicing Agreement and the Assignee shall have the right to terminate the Company as servicer under the Warranties and Servicing Agreement upon the occurrence of such an event of default.

8.  Notwithstanding any term hereof to the contrary, the execution and delivery of this Assignment and Assumption Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 and not individually, and any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Assignment and Assumption Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4.

Recognition of Assignee

9.  From and after the date hereof, the Company shall recognize the Assignee as owner of the Mortgage Loans and will service the Mortgage Loans for the Assignee as if the Assignee and the Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Warranties and Servicing Agreement (as modified herein), the terms of which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein or in the Warranties and Servicing Agreement, the Company acknowledges that the Mortgage Loans will be part of a REMIC and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of the Assignor, the Company and the Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Warranties and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Assignee.

The Company shall prepare for and deliver to the Master Servicer for the benefit of the Assignee a statement with respect to each mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”) that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Assignee to comply with the reporting requirements of the REMIC provisions of the Code.  The net monthly rental income, if any, from such REO Property shall be deposited in the related collection account no later than the close of business on each determination date.  The Company shall perform, or cause to be performed, the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.  In the event that Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 acquires any REO Property as aforesaid or otherwise in connection with a default or default becoming reasonably foreseeable on an Mortgage Loan, the Company shall cause such REO Property to be disposed prior to three (3) years after its acquisition by Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 or, at the expense of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4, request more than sixty (60) days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Assignee shall have been supplied with an opinion of counsel addressed to the Assignee rendered by nationally recognized tax counsel specializing in such matters (such opinion not to be an expense of the Assignee) to the effect that the holding by Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC, in which case Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 may continue to hold such REO Property (subject to any conditions contained in such opinion of counsel). Notwithstanding any other provision of the Servicing Agreement, no REO Property acquired by Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such REO Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4 with respect to the imposition of any such taxes.

Modification of the Warranties and Servicing Agreement

10.  The Company and the Assignor hereby amend the Warranties and Servicing Agreement as follows:

(a)	The following definitions shall be added to Article I of the Warranties and Servicing Agreement:

Assignee: Citibank, N.A., as trustee for the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Nonrecoverable Advance: Any advance previously made by the Company pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.  The determination by the Company that it has made a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note. Notwithstanding any provision of the Warranties and Servicing Agreement to the contrary, and solely with respect to the Mortgage Loans, any prepayment penalties collected shall be retained by the Company.

Trustee: Citibank, N.A.

(b)	The definition of Servicing Fee Rate in Article I of the Warranties and Servicing Agreement is deleted in its entirety and replaced with the following:

Servicing Fee Rate: A per annum rate equal to 0.25%.

(c)	The definition of Principal Prepayment in Article I of the Warranties and Servicing Agreement is deleted in its entirety and replaced with the following:

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

(d)	The definition of Remittance Date in Article I of the Warranties and Servicing Agreement is deleted in its entirety and replaced with the following:

Remittance Date:  The 18th calendar day (or if such 18th calendar day is not a Business Day, then the preceding Business Day) of any month.

(e)	The definition of “Qualified Depository” in the Warranties and Servicing Agreement shall be modified by deleting the word “A-1” and replacing it with the word “A-1+”.

(f)	Article III of the Agreement is hereby amended effective as of the date hereof as follows:

(1)	Section 3.01(b) is amended by replacing the “,” after the word “loans” in the third line, with a “.”, and deleting the remainder of the sentence.

(2)	Section 3.01(c) is amended by deleting, “the sale of the Mortgage Loans to the Purchaser”.

(3)	Section 3.01(f) is amended by adding a “.” after, “The Company is solvent.” And deleting the remainder of the paragraph.

(4)	Section 3.01(h) is amended by deleting, “or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement.

(5)	Section 3.01(i) is deleted in its entirety.

(6)	Section 3.01(k) is deleted in its entirety.

(7)	by deleting Section 3.01(l) in its entirety and replacing it with the following:

(1)  No Material Change.

There has been no material adverse change in the servicing policies and procedures, business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(8)	Section 3.01(m) is deleted in its entirety.

(g)	Article IV of the Agreement is hereby amended effective as of the date hereof by adding “, other than Servicing Advances,” after “future advances” in the second paragraph of Section 4.01.

(h)
Article IV of the Agreement is hereby amended effective as of the date hereof by deleting “the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within three (3) Business Days of receiving such notice” in first paragraph of Section 4.02.

(i)	Section 4.01 of the Purchase Agreement is hereby amended by changing the first sentence of the second paragraph to the following:

Consistent with and in addition to the terms set forth in this Agreement and the related Assignment and Conveyance Agreement, if a Mortgage Loan is in default or such default is reasonably foreseeable, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor, including without limitation, to (1) capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, (2) defer such amounts to a later date or the final payment date of such Mortgage Loan, (3) extend the maturity of any such Mortgage Loan, (4) amend the related Mortgage Loan to reduce the related Mortgage Interest Rate with respect to any Mortgage Loan, (5) convert the Mortgage Interest Rate on any Mortgage Loan from a fixed rate to an adjustable rate or vice versa, (6) with respect to a Mortgage Loan with an initial fixed rate period followed by an adjustable rate period, extend the fixed period and reduce the adjustable rate period, and/or (7) forgive the amount of any interest, principal or servicing advances owed by the related Mortgagor; provided that in the Company's reasonable and prudent determination, such waiver, modification, postponement or indulgence: (A) is not materially adverse to the interests of the Purchaser on a present value basis using reasonable assumptions (including taking into account any estimated Realized Loss that might result absent such action); and (B) does not amend the related Mortgage Note to extend the maturity thereof later than the date of the Latest Possible Maturity Date (as such term is defined in the related pooling and servicing agreement); provided, further, with respect to any Mortgage Loan that is not in default or if default is not reasonably foreseeable, unless the Company has provided to the Purchaser a certification addressed to the Purchaser, based on the advice of counsel or certified public accountants that have a national reputation with respect to taxation of REMICs that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of the REMICS and has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan.  Notwithstanding the foregoing, for any waiver, modification, postponement or indulgence (not including any partial releases, assumptions of mortgages or modifications of any Mortgage Loan that is done in connection with compliance with the Relief Act) which the Company reasonably anticipates may result in a realized loss of 20% or more of the outstanding principal balance of a Mortgage Loan, the Company shall present such proposed waiver, modification, postponement or indulgence, together with any supporting documentation, to the Master Servicer for consideration and approval.  The Company shall submit all waivers, modifications or variances of the terms of any Mortgage Loan with respect to partial releases, assumptions of mortgages or for modifications done in furtherance of compliance with Relief Act, together with any supporting documentation, to the Master Servicer for consideration and approval.

(j)	Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following as the last paragraph of Section 4.02:

On each Remittance Date, the Company shall remit to the Master Servicer all Liquidation Proceeds and Insurance Proceeds, along with any Servicing Advances and Advances, such that the sum of the foregoing at least equals in the aggregate the outstanding Stated Principal Balance of the related Mortgage Loans.  The Company shall fully reimburse itself, from the Custodial Account, for Servicing Advances and Monthly Advances related to Liquidation Proceeds on the Remittance Date after such Servicing Advances and Monthly Advances are approved; provided, however, the Company must provide documentation in the form of Exhibit K hereto to the Master Servicer seeking approval within ninety (90) days of final liquidation of a Mortgage Loan.   The Master Servicer shall provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim and all required documentation.  The Company’s obligation to make such Servicing Advances and Monthly Advances as to any Mortgage Loan shall continue through the final liquidation of the Mortgaged Property, unless the Company deems such advance nonrecoverable and submits an officer’s certificate in accordance with Section 5.03.

(k)	Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following paragraph to Section 4.03:

The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.  If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, such prepayment penalty shall not be imposed in any instance where the mortgage loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default, notwithstanding that the terms of the mortgage loan or state or federal law might permit the imposition of such penalty.

(l)	Article IV of the Agreement is hereby amended by replacing the second paragraph of Section 4.04 with the following:

The Company shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account within (2) Business Days after the Company’s receipt of such funds, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto:

(m)	The following is added as Subsection 4.05(x) of the Warranties and Servicing Agreement:

“(x)  to reimburse itself for any Nonrecoverable Advances upon prior approval from the Master Servicer.  The Master Servicer shall provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim; provided, however, such claim must be complete with all supporting documentation.”

(n)	The following is added as the last paragraph of Section 4.05:

“Notwithstanding the foregoing, the Company’s right to reimbursement pursuant to clauses (ii), (iii), (vii) and (x) above shall be subject to the prior approval of the Master Servicer.  The Master Servicer shall provide such approval or denial to the Company no later than thirty (30) days after receipt of such claim; provided, however, the Company must submit such claim with all supporting documentation in order for the Master Servicer to approve or deny such claim within such time period.  Pending such approval, such funds shall be remitted by the Company to the Master Servicer to the extent such funds, in addition to any Servicing Advances and Advances, constitute an amount equal to the outstanding Stated Principal Balance of the related Mortgage Loan plus any accrued interest due and owing on such Mortgage Loan.”

(o)	Article IV of the Agreement is hereby amended by replacing the second paragraph of Section 4.06 with the following:

“The Company shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts within two (2) Business Days after the Company’s receipt of such funds, and retain therein:”

(p)	Article IV of the Agreement is hereby amended by replacing Section 4.13 with the following:

“The Company or its agent shall inspect the Mortgaged Property as often as deemed necessary by the Company in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer, to assure itself that the value of the Mortgaged Property is being preserved.  The Company shall keep a record of each such inspection and, upon request, shall provide the Purchaser with an electronic report of each such inspection.”

(q)	Article IV of the Agreement is hereby amended by replacing Section 4.25 with the following:

“The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section 4.25.  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.25.

(a)           It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.25 and with Sections 6.04, 6.06, 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi), 9.01(e)(vii), 9.01(e)(viii) and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.01(e)(iv) of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

(b)           It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.06 and 9.01(f) of this Agreement to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 6.06, in each case as and when required to be delivered.”

(r)	Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

“Section 5.02	Statements to the Purchaser.

No later than the tenth (10th) calendar day, the Company shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit I, which data shall reflect information as to the period ending on the last day of the preceding month, Exhibit J with respect to defaulted mortgage loans, Exhibit K with respect to realized losses and gains, Exhibit L with respect to modified mortgage loans and Exhibit M with respect to claims submitted, with each such report.”

(s)	Section 5.03 (Monthly Advances by the Company) is hereby amended by adding as the last sentence of the paragraph:

“The Company shall not have an obligation to advance amounts in respect to shortfalls in excess of what is required under the Servicemembers Civil Relief Act or similar state and local laws for all applicable Mortgage Loans.”

(t)
Section 6.02 (Satisfaction of Mortgages and Release of Mortgage Loan Documents) is hereby amended by adding “(other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement)” after “secured by the Mortgage” in the second paragraph.

(u)	Section 6.04 (Annual Statements as to Compliance) is hereby amended as follows:

(1)	delete paragraph (i) in its entirety;

(2)	delete the reference to “(ii)” at the beginning of the section paragraph;

(3)	delete the references to “the Purchaser and any Depositor” and replace each with “the Master Servicer”; and

(4)	add the following paragraph to the end of the section:

“In the event the Company or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 6.04 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.”

(v)	Section 6.05 (Annual Independent Public Accountants’ Servicing Report) is deleted in its entirety.

(w)
Section 6.06 (Report on Assessment of Compliance and Attestation) is hereby amended by replacing the references to “the Purchaser and any Depositor” with “the Master Servicer”, “the Purchaser and such Depositor” with “the Master Servicer”, “Section 425(b)” with “Section 4.25(b)” and “paragraphs (a) and (b)” with “paragraphs (i) and (ii)”.

(x)	Section 6.06 is hereby amended by adding the following paragraph at the end of the section:

“In the event the Company or any subservicer or subcontractor engaged by it is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 6.06 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.”

(y)
Section 6.07(i) is hereby amended by replacing the reference to “Section 9.01(e)(iv)(A)” with “Section 9.01(e)(vi)(A)”, “Section 9.01(e)(iv)(B)” with “Section 9.01(e)(vi)(B)” and deleting the reference to “Section 6.05”.

(z)
Section 6.07(ii) is hereby amended by replacing the references to “Purchaser or Depositor” with “Purchaser, any Master Servicer or any Depositor”, “Subcontract” with “Subcontractor” and deleting the reference to “Section 6.05”.

(aa)	The following are added as the second, third and fourth paragraphs of Section 6.09 of the Warranties and Servicing Agreement:

“Notwithstanding anything in this Agreement to the contrary, the Company (a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder).

Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Company will obtain an Opinion of Counsel reasonably acceptable to the Trustee with respect to whether such action could result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”), and the Company shall not take any such action or cause the Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

The Company shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in the REMIC. The Company shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

(bb)	Article IX of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by deleting in its entirety Section 9.01(d).

(cc)	Article IX of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by replacing Section 9.01(e)(iv) with the following:

(iv)           For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer to) (1) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company or any Subservicer and any of the parties specified in Section 9.01(e)(iii)(J) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement, and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Each such notice/update pursuant to this Section 9.01(e)(iv) should be sent by e-mail to regABnotifications@bear.com. Additionally, all notifications pursuant to this Section 9.01(e)(iv), other than those pursuant to Section 9.01(e)(iv)(A), should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

Notifications pursuant to Section 9.01(e)(iv)(A) should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention:  General Counsel
Facsimile:  (469) 759-4714

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention:  Global Credit Administration
Facsimile:  (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

(dd)
Section 9.01(e)(v) of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof, by replacing the references to “the Purchaser and any Depositor” with “the Purchaser, the Master Servicer and any Depositor” and “the Purchaser and such Depositor” with “the Purchaser, the Master Servicer and such Depositor”.

(ee)	The third paragraph of Section 9.01 of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by replacing such section with the following:

The Purchaser and the Company acknowledge and agree that the purpose of Section 9.01(e) is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser, the Master Servicer nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, the Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

(ff)	Section 9.01(e)(vii) of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by replacing such section with the following:

(vii) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)           any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)           material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(gg)	Article IX of the Agreement is hereby amended effective as of the date hereof by inserting the following new Section 9.01(e)(viii) as follows:

(viii) The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder.

(hh)	Article IX of the Agreement is hereby amended effective as of the date hereof by inserting the following after Section 9.01(e)(iii)(H) in its entirety as follows:

(I)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(ii)	Article IX of this Agreement is hereby amended by replacing Section 9.01(f) with the following:

(f)
the Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction; each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)
(A)     any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under Sections 4.25, 5.02, 6.04, 6.06 or 9.01(c) or (e) by or on behalf of the Company, or provided under Sections 9.01(c) or (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)
any breach by the Company of its obligations under this Section 9.01(f), including any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.25, 5.02, 6.04, 6.06 or 9.01(c) or (e), including any failure by the Company to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)
any breach by the Company of a representation or warranty set forth in Section 9.01(e)(vi)(A) or in a writing furnished pursuant to Section 9.01(e)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(e)(vi)(B) to the extent made as of a date subsequent to such closing date; or

(iv)	the negligence, bad faith or willful misconduct of the Company in connection with its performance under Sections 4.25, 6.04, 6.06, 6.07 or 9.01.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party ins such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(jj)
Article X of the Agreement is hereby amended effective as of the date hereof by replacing the reference to “Custodial Agreement” in Section 10.01(ii) with “Custodial Agreement (if no specific grace period or notification requirement is applicable therein)”.

(kk)	Article X of the Agreement is hereby amended effective as of the date hereof by replacing the last paragraph of Section 10.01 with the following paragraph (new next underlined):

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense.  The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account, Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(ll)	The first sentence of Section 12.03 of the Warranties and Servicing Agreement is deleted in its entirety and replaced with the following:

Section 12.03          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(mm)	A new Section 12.12 (Third Party Beneficiary) is hereby added to the Warranties and Servicing Agreement.

Section 12.12          Third Party Beneficiary.

For Purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

(nn)	Exhibit D of the Warranties and Servicing Agreement is hereby amended as of the date hereof by deleting in its entirety and inserting a new Exhibit D, a copy of which is annexed hereto as Exhibit H.

(oo)	The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Exhibit C.

(pp)	The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit J, a copy of which is annexed hereto as Exhibit D.

(qq)
The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit K, a copy of which is annexed hereto as Exhibit E, or such other format as mutually agreed upon between the Company and the Master Servicer.

(rr)	The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit L, a copy of which is annexed hereto as Exhibit F.

(ss)	The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit M, a copy of which is annexed hereto as Exhibit G.

11.  A copy of all assessments, attestations, reports and certificates required to be delivered by the Servicer under this Assignment and Assumption Agreement and the Agreement shall be delivered to the Master Servicer by the date(s) specified herein or therein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

12.  Distributions shall be made by wire transfer of immediately available funds to:

EMC Master Servicing Remittances
Bank:  Chase Bank of Texas
Branch:  Irving, Texas
Account Name:  EMC Mortgage Corporation
ABA # 113000609
ACCOUNT # 000000709377717
Reference: M/S Remittance for Wells Fargo Bank, N.A.
Attention:  LSBO Group-MS

and the Company shall deliver all reports required to be delivered under the Warranties and Servicing Agreement to the Master Servicer at:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas  75067
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

13.  Notices:

The Assignor’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas  75067
Attention: Michelle Viner
Facsimile: (214) 626-4889
Email: mviner@bear.com

With a copy to:

Bear Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attention: Deirdre Burke

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Citibank, N.A., as trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust – BSARM 2007-4

Telecopy: (410) 715-2380

The Company’s address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wells Fargo Bank, N.A.
1 Home Campus
MAC X2302-033
Des Moines, Iowa 50328-0001
Attention: John B. Brown

With a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel - MAC X2401-06T

Miscellaneous:

14.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

15.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New General Obligations Law, but otherwise without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

16.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

17.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Assignor, the Assignee or the Company may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, the Assignee or the Company, respectively, hereunder.

18.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Warranties and Servicing Agreement to the extent of the Mortgage Loans by the Assignor to the Assignee and the termination of the Warranties and Servicing Agreement.

19.  This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

20.  In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Warranties and Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

21.  Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: Wells Fargo Bank, N.A., 1 Home Campus, MAC X2302-033, Des Moines, Iowa 50328-0001 Attention: John B. Brown. In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian’s name, address and contact information shall be provided to the Company at the aforementioned address.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

CITIBANK, N.A., not individually but solely as Trustee for the holders of Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4

By:
Name:
Title:

EMC MORTGAGE CORPORATION Assignor and Master Servicer

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Company

By:
Name:
Title:

Acknowledged and Agreed

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:
Name:	Baron Silverstein
Title:	Vice President

Exhibit A

Mortgage Loans

[Provided upon request]

Exhibit B

Amended and Restated Master Seller’s Warranties and Servicing Agreement dated as of November 1, 2005, between Wells Fargo and EMC.

[Provided upon request]

Exhibit C

EXHIBIT I to the Warranties and Servicing Agreement

REMITTANCE OVERVIEW REPORT

FIELD	FIELD	FIELD
#	NAME	DEFINITION

Current Monthly Remit File reported by Investor Services to Master Servicers & Investors:

1	S50YDATE	Cutoff Date
2	CLIENT	WF Client Number
3	INVNUM	WF Investor Number
4	CATNUM	WF Category Number
5	POOLNUM	Pool Number
6	LOANNUMBER	WF Loan Number
7	INVLNNO	Investor Loan Number
8	SCHPRIN	Scheduled Principal Payment
9	SCHNETINT	Scheduled Net Interest Amount
10	CURTDATE	Curtailment Date
11	CURTCOL	Total Curtailment Amount
12	CURTADJ	Total Curtailment Int Adjustment Amount
13	CURTREMIT	Total Curtailment Remittance Amount
14	INTRATE	Interest Rate
15	SFRATE	Service Fee Rate
16	YIELD	Pass Through Rate
17	PANDI	Principal and Interest Payment
18	BEGSCHPB	Beginning Scheduled Balance
19	ENDSCHPB	Ending Scheduled Balance
20	BEGPB	Beginning Principal Balance
21	ENDPB	Ending Principal Balance
22	DUEDATE	Due Date
23	PRINCOL	Principal Collected
24	INTCOL	Interest Collected
25	SFCOL	Service Fee Collected
26	BUYDOWN	Buydown Amount
27	SCHREMIT	Schedule Principal and Net Interest Remittance Amount
28	TYPE	Populated if "ARM" loan
29	PIFDATEPAID	Payoff Date
30	PIFPRINPAID	Payoff Principal Paid
31	PIFNETINTPAID	Payoff Net Interest Paid
32	PIFPENALTYINTPAID	Payoff Prepayment Penalty Paid
33	PIFREMIT	Total Payoff Remittance Amount
34	PENDING	Pending Transfer Flag
35	MESSAGE	Messages
36	SORTABLELOANNUMBER	Loan Number
37	NOTES	Loan Notes from Reporter
38	PRINDIFF	Loan Sale Difference
39	PRINADJ	Loan Sale Difference Interest Adjustment

Additional Fields to be added as a result of REG AB (per CTS):

40	SSCRAREMIT	Soldiers and Sailors Remittance Amount
41	CLAIMSREMIT	Claims Remittance Amount
42	MISCREMIT	Miscellaneous Remittance Amount
43	TOTALREMIT	Total Remittance Amount
44	PPPAMOUNT	Prepayment Penalty Calculated Amount
45	PPPWAIVED	Prepayment Penalty Waived Amount
46	PPPPAIDBYBORROWER	Prepayment Penalty Paid by the Borrower
47	PPPPAIDBYSERVICER	Prepayment Penalty Paid by the Servicer
48	MODEFFDATE	Modification Effective Date
49	MODTYPE	Modification Type (See Mod Type tab)
50	ACTIONCODE	Action Code (See Action Code Tab - Just 63 & 65)
51	ACTUALDUEDATE	Actual loan due date
52	ACTUALPRINBAL	Actual Loan Principal Balance

Calculation:
TotalRemit = Remit + PIFRemit + CurtRemit + SSCRARemit + ClaimsRemit + MiscRemit

Exhibit D

EXHIBIT J to the Warranties and Servicing Agreement

STANDARD FILE LAYOUT - DEFAULT DETAIL REPORT

WF Client ID
WF Loan Number
MAN
Bankrupt_Status
Delq_Paymt_Count
% of MI Coverage
Actual MI Claim Filed Date
Actual Bankruptcy Start Date
Actual MI Claim Amount Filed
Actual Discharge Date
Actual Due Date
Actual Eviction Complete Date
Actual Eviction Start Date
Actual First Legal Date
Actual Redemption End Date
Bankruptcy Chapter
Bankruptcy Flag
Bankruptcy Case Number
MI Claim Amount Paid
MI Claim Funds Received Date
Current Loan Amount
Date FC Sale Scheduled
Date Relief_Dismissal Granted
Date REO Offer Accepted
Date REO Offer Received
Delinquency Value
Delinquency Value Source
Delinquency Value Date
Delinquency Flag
Foreclosure Flag
Corporate Expense Balance
Foreclosure Attorney Referral Date
Foreclosure valuation amount
Foreclosure Valuation Date
Foreclosure Valuation Source
FHA 27011A Transmitted Date
FHA 27011B Transmitted Date
VA LGC_FHA Case Number
FHA Part A Funds Received Date
Foreclosure Actual Sale Date
Servicer Loan Number
Loan Type
Loss Mit Approval Date
Loss Mit Flag
Loss Mit Removal Date
Loss Mit Type
Loss Mit Value
Loss Mit Value Date
Loss Mit Value Source
MI Certificate Number
LPMI Cost
Occupancy Status
First Time Vacancy_Occupancy Status Date
Original Loan Amount
Original Value Amount
Origination Date
FHA Part B Funds Received Date
Post Petition Due Date
Property Condition
Property Type
Reason for Default
REO Repaired Value
REO List Price Adjustment Amount
REO List Price Adjustment Date
REO Value As Is
REO Actual Closing Date
REO Flag
REO Original List Date
REO Original List Price
REO Net Sales Proceeds
REO Sales Price
REO Scheduled Close Date
REO Value Date
REO Value Source
Repay First Due Date
Repay Next Due Date
Repay plan broken/reinstated/closed date
Repay Plan Created Date
SBO Loan Number
Escrow Balance/advance balance
Title approval letter received date
Title Package HUD/VA Date
VA Claim Funds Received Date
VA claim Submitted Date
VA First Funds Received Amount
VA First Funds Received Date
VA NOE Submitted Date
Zip Code
FNMA Delinquency status code
FNMA Delinquency Reason Code
Suspense Balance
Restricted Escrow Balance
Investor Number
Acq_Date

Exhibit E

EXHIBIT K to the Warranties and Servicing Agreement

The Company shall provide the Master Servicer with this Exhibit in the format below or such other format as mutually agreed upon between the Company and the Master Servicer.

EMC MASTER SERVICING CALCULATION OF GAIN/LOSS ON DELINQUENT LOAN WORKSHEET

Date:

Prepared By	Phone Number	Email Address

Servicer Loan Number	Servicer Address	EMC Loan Number

Borrower Name	Property Address

Liquidation Type	REO	Third Party	Short Sale	Charge off	Deed In Lieu

Has this loan been previously modified?                                               Yes                               No
Has this loan been crammed down in a bankruptcy?                          Yes                               No

If “Yes”, provide amount _______________________________

Liquidation and Acquisition Expenses:

 Amounts requiring Amortization Schedule for backup:

Actual Unpaid Principal Balance of Mortgage Loan
Interest Accrued at Net Rate Less Servicing Fees
Accrued Servicing Fees

Amounts requiring Additional backup:

Attorney’s Fees	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Attorney’s Costs	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Taxes	Payment history showing disbursements
Property Maintenance	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Property Inspection	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
PMI/Hazard Insurance Premiums	Payment history showing disbursements
Utility Expenses	Payment history showing disbursements
Appraisal/BPO Expenses	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
HOA Dues	Payment history showing disbursements
Cash For Keys	Corporate advance history defining amounts paid, reimbursed, payee and reason codes
Miscellaneous (itemized)	Requires Itemization and supporting detail
Total Expenses	------------------------------------------------

Credits to Loan:

Escrow Balance/Advance	Payment history showing disbursements and ending balance
Rental Receipts	Payment history showing application of funds to loan
Hazard Claim Proceeds	Payment history showing credit to account
PMI Funds	EOB document
Government Insurance Funds (Part A Funds)	EOB document
REO Proceeds	HUD 1 Settlement Statement
Government Insurance Funds (Part B Funds)	EOB document
Pool Insurance Proceeds	Payment history showing credit to account
Other Credits (itemized)	Payment history showing credit to account
Total Credits	------------------------------------------------

Total Realized Loss (or Amount of Gain)	$________________

NOTE:  Do not combine or net remit items.  All expenses and credits should be documented individually.   Claim packages are due by the fifth business day of the month following receipt of liquidation proceeds.  Late claims may result in delayed claim payment.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

Exhibit F

EXHIBIT L to the Warranties and Servicing Agreement

MODIFIED LOANS REPORT

Servicer Loan Number	SBO Number	Modification Date	Modification Reason	New effective Interest Rate Date	New effective Modified Payment amount date	Modification Effective date	Modified Balance	New Effective Modified Interest Rate	New Effective Modified Payment Amount

Modified Maturity Date	Capitalized Interest	New Modified Servicer Service Fee Rate	New Modified Investor Serivce Fee Rate	Fixed Service Fee Rate	Convert to Fixed Rate Loan	Modify to Fixed Rate Characteristics	Total Amount Capitalized

Exhibit G

EXHIBIT M to the Warranties and Servicing Agreement

CLAIMS SUBMITTED REPORT

Client	Loan Number	Inv_Loan_Number	Mortgagor Name	Inv Id	Inv Name	Claim type	F/C Sale Held	Prop Sold To 3rd Pty	Ratified	Rcv 3rd Party Sale $	Eviction Rq To Atty	Tenants Vacated

Part A Submit	Partial Funds Rec’d	Title Pkg To Hud	Title Aprvl	Part B-E Submit	Final Funds Rec’d	Claim To Inv	Remittance Letter	Report Date	Aged Days	WFHM Status	WFHM Comment

EMC Claims Pending Payment
Total Claims Filed
0-29
30-59
60-89
90 +_

Exhibit H

EXHIBIT D to the Warranties and Servicing Agreement

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT J

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of May 31, 2007, as amended and supplemented by any and all amendments hereto (collectively, the “Agreement”), by and among EMC MORTGAGE CORPORATION, a Delaware corporation (“EMC” or a “Seller”), MASTER FUNDING LLC, a Delaware limited liability company (“Master Funding” or a “Seller”, and together with EMC, the “Sellers”) and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, each Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured primarily by one- to four-family residential properties and individual condominium units (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4 (the “Certificates”), under a pooling and servicing agreement, to be dated as of  May 1, 2007 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, EMC, as seller and as master servicer (in such capacity, the “Master Servicer”), Wells Fargo Bank, N.A., as securities administrator, Citibank, N.A., as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-140247) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated May [__], 2007, to the Prospectus, dated March 20, 2007, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement dated as of March 28, 2007 to an underwriting agreement dated February 26, 2007, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1.  Definitions.  Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price:  With respect to EMC and the sale of the EMC Mortgage Loans, cash in an amount equal to $______ (plus $______ in accrued interest)1. With respect to Master Funding and the sale of the Master Funding Mortgage Loans, cash in an amount equal to $______ (plus $______ in accrued interest).2

2 Please contact Bear, Stearns & Co. Inc. for Purchase Price.

Bear Stearns:  Bear, Stearns & Co. Inc.

Closing Date:  May 31, 2007.

Cut-off Date:  May 1, 2007

Cut-off Date Balance:  $[•]

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

Due Date:  With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

EMC:  EMC Mortgage Corporation.

EMC Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule for which EMC is the applicable Seller.

Fitch:  Fitch, Inc., or its successors in interest.

Master Funding:  Master Funding LLC.

Master Funding Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Master Funding is the applicable Seller.

Master Servicer:  EMC Mortgage Corporation

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System:  The system of recording transfers of Mortgages electronically maintained by MERS.

Mortgage:  The mortgage, deed of trust or other instrument creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File:  The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

Mortgage Interest Rate:  The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor:  The obligor(s) on a Mortgage Note.

Net Rate:  For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less the sum of (i) the Servicing Fee Rate, (ii) the Securities Administrator Fee Rate, (iii) with respect to the Mortgage Loans serviced by Countrywide, the Master Servicing Fee Rate and (iv) the rate at which the Lender-Paid PMI Rate is calculated (if applicable).

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.

Person:  Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price:  With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by EMC (on its own behalf as a Seller and on behalf of Master Funding) pursuant to this Agreement or Article II of the Pooling and Servicing Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the related Servicer of the Mortgage Loan and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies:  Standard & Poor’s and Fitch, each a “Rating Agency.”

Securities Act:  The Securities Act of 1933, as amended.

Security Instrument:  A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of  trust, deed to secure debt or security deed, including any riders or addenda thereto.

Servicing Agreements:  Shall have the meaning assigned to such term in the Pooling and Servicing Agreement.

Standard & Poor’s:  Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Substitute Mortgage Loan:  A mortgage loan substituted for a Deleted Mortgage Loan which must meet, on the date of such substitution, the requirements stated herein and in the Pooling and Servicing Agreement with respect to such substitution; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Value:  The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Section 2.  Purchase and Sale of the Mortgage Loans and Related Rights.

(a)  Upon satisfaction of the conditions set forth in Section 11 hereof, each Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans sold by such Seller having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

(b)  The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)  Upon the satisfaction of the conditions set forth in Section 11 hereof, on the Closing Date, the Purchaser shall pay to each respective Seller the related Acquisition Price for the Mortgage Loans sold by such Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by such Seller.

(d)  In addition to the foregoing, on the Closing Date each Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements (other than its right to enforce the representations and warranties set forth therein).

Section 3.  Mortgage Loan Schedule.  EMC (on its own behalf as a Seller and on behalf of Master Funding) agrees to provide to the Purchaser as of the date hereof a listing of the Mortgage Loans (the “Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the respective Seller.  The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date and shall be in form and substance mutually agreed to by EMC (on its own behalf as a Seller and on behalf of Master Funding) and the Purchaser.

Section 4.  Mortgage Loan Transfer.

(a)  The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest due on or before the Cut-off Date but received after the Cut-off Date.  Each Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereon, other than scheduled principal and interest due after the Cut-off Date but received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the related Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

(b)  Pursuant to various conveyance documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders.  In connection with the transfer and assignment of the Mortgage Loans, each Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and such Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of the respective Custodian’s Mortgage File, provided, however, that in lieu of the foregoing, each Seller may deliver the following documents, under the circumstances set forth below: (i) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the related Seller in time to permit their delivery as specified above, the related Seller may deliver a true copy thereof with a certification by the Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (ii) in lieu of the Security Instrument, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from such Seller to such effect), such Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (iii) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the related Seller may deliver lost note affidavits and indemnities of such Seller; and (iv) the related Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and such Seller, between such Seller and the Depositor, and between the Depositor and the Trustee; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, such Seller, in lieu of delivering the above documents, may deliver to the Trustee or the respective Custodian, on its behalf, a certification by such Seller or the Master Servicer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date.  Each Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the related Custodian on behalf of the Trustee, promptly after they are received.  EMC (on its own behalf as a Seller and on behalf of Master Funding) shall cause the Mortgage and intervening assignments, if any, and the assignment of the Security Instrument to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)  In connection with the assignment of any Mortgage Loan registered on the MERS® System, EMC (on its own behalf as a Seller and on behalf of Master Funding) further agrees that it will cause, at EMC’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the related Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans.  EMC (on its own behalf as a Seller and on behalf of Master Funding) further agrees that it will not, and will not permit any Servicer or the Master Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)  Each Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to Citibank, N.A., as Trustee for the Certificateholders, on the date hereof.

Section 5.  Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, each Seller will have made the related Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the related Seller and/or such Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the related Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, each Seller shall make the related Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm such Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, each Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the related Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the related Seller and/or such Seller’s custodian) and to make available personnel knowledgeable about the related Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Closing Date the respective Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, will acknowledge receipt of each Mortgage Loan, by delivery to EMC (on its own behalf as a Seller and on behalf of Master Funding), the Purchaser and the Trustee of an initial certification in the form attached as Exhibit One to the related Custodial Agreement.

(c)  Pursuant to the Pooling and Servicing Agreement, within 90 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or respective Custodian thereof), the Trustee will review or shall cause the respective Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to EMC (on its own behalf as a Seller and on behalf of Master Funding), the Purchaser and the Trustee an interim certification substantially in the form of Exhibit Two to the related Custodial Agreement.  If the Trustee or respective Custodian, as its agent, finds any document listed on Exhibit 1 not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Mortgage Loan Schedule or to appear defective on its face (a “Material Defect”), the Trustee or the respective Custodian, as its agent, shall promptly notify EMC of such Material Defect. EMC (on its own behalf as a Seller and on behalf of Master Funding) shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the respective Custodian, on its behalf, of the Material Defect and if EMC (on its own behalf as a Seller and on behalf of Master Funding) fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, EMC (on its own behalf as a Seller and on behalf of Master Funding) will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided,however, that if such defect relates solely to the inability of EMC (on its own behalf as a Seller and on behalf of Master Funding) to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan if EMC (on its own behalf as a Seller and on behalf of Master Funding) delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that EMC (on its own behalf as a Seller and on behalf of Master Funding) cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that EMC (on its own behalf as a Seller and on behalf of Master Funding) shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the respective Custodian, as its agent, shall be effected by EMC (on its own behalf as a Seller and on behalf of Master Funding) within thirty days of its receipt of the original recorded document.

(d)  Pursuant to the Pooling and Servicing Agreement, within 180 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or respective Custodian thereof) the Trustee will review or cause the respective Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to EMC (on its own behalf as a Seller and on behalf of Master Funding), the Purchaser and the Trustee a final certification substantially in the form of Exhibit Three to the related Custodial Agreement.  If the Trustee or respective Custodian, as its agent, finds a Material Defect, the Trustee or the respective Custodian, as its agent, shall promptly notify EMC of such Material Defect. EMC (on its own behalf as a Seller and on behalf of Master Funding) shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the respective Custodian, as its agent, of the Material Defect and if EMC (on its own behalf as a Seller and on behalf of Master Funding) fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, EMC (on its own behalf as a Seller and on behalf of Master Funding) will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of EMC (on its own behalf as a Seller and on behalf of Master Funding) to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan if EMC (on its own behalf as a Seller and on behalf of Master Funding) delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that EMC (on its own behalf as a Seller and on behalf of Master Funding) cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that EMC (on its own behalf as a Seller and on behalf of Master Funding) shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the respective Custodian, as its agent, shall be effected by EMC (on its own behalf as a Seller and on behalf of Master Funding) within thirty days of its receipt of the original recorded document.

(e)  At the time of any substitution, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee in accordance with the terms of the Pooling and Servicing Agreement shall (i) assign to EMC (on its own behalf as a Seller and on behalf of Master Funding) and cause the respective Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the respective Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in EMC (on its own behalf as a Seller and on behalf of Master Funding) title to such Deleted Mortgage Loan.

Section 6.  Recordation of Assignments of Mortgage.

(a)  EMC (on its own behalf as a Seller and on behalf of Master Funding) shall cause each assignment of the Security Instrument from the Sellers to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Trustee (with a copy to the respective Custodian) which states that the recordation of such assignments is not necessary to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the related Seller and its successors and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by EMC (on its own behalf as a Seller and on behalf of Master Funding) in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the portion of the Trust related to such Classes, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to EMC and (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

While each such Mortgage or assignment is being recorded, if necessary, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by EMC.

(b)  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by each Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by such Seller to the Purchaser to secure a debt or other obligation of that Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of such Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by such Seller to the Purchaser of a security interest in all of such Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. EMC (on its own behalf as a Seller and on behalf of Master Funding) and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Section 7.  Representations and Warranties of Seller Concerning the Mortgage Loans.  EMC hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan:

(i)	the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

(ii)
immediately prior to the transfer to the Purchaser, the related Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and such Seller has full right and authority to sell or assign the same pursuant to this Agreement;

(iii)
each Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

(iv)
there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the related Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(v)
the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

(vi)	no selection procedure reasonably believed by the related Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

(vii)
each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(viii)
there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in xiii below;

(ix)
there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(x)	there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(xi)
the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(xii)	the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(xiii)
a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring such Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan; and the related Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(xiv)
at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC;

(xv)
the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the related Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense;

(xvi)
each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7)  and (9) without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

(xvii)
none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xviii)	the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

(xix)
no Mortgage Loan (a) is a “high cost loan” or “covered loan” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 6.0, Appendix E, attached hereto as Exhibit 6 or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

(xx)	each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

(xxi)
each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

(xxii)
the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

(xxiii)	the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(xxiv)
with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the related Seller and each prepayment penalty is permitted pursuant to federal, state and local law.  In addition, with respect to each Mortgage Loan (i) no Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated and (ii) such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan.

(xxv)
if any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan; and

(xxvi)
each Mortgage Loan was originated (a)  by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (b) by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (c) by a mortgage broker or correspondent lender in a manner such that the related Mortgage Loan would be regarded for purposes of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, as having been originated by an entity described in clauses (a) or (b) above.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the related Seller as to any Substitute Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the EMC, the Purchaser or the Trustee of a breach of any representation or warranty of the EMC set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. It is understood and agreed that a breach of any one of the representations contained in clauses (xvii) or (xix)(b) above will be deemed to materially adversely affect the interests of the related Certificateholders. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the EMC, or the date the EMC is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the EMC will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of the EMC to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the EMC to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof.

Any cause of action against EMC or relating to or arising out of a breach by EMC of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by EMC or notice thereof by the party discovering such breach and (ii) failure by EMC to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

Section 8.  Representations and Warranties Concerning EMC.  As of the date hereof and as of the Closing Date, EMC represents and warrants to the Purchaser and Master Funding as to itself in the capacity indicated as follows:

(a)  EMC (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on EMC’s business as presently conducted or on the EMC’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  EMC has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by EMC of this Agreement have been duly authorized by all necessary action on the part of EMC; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on EMC or its properties or the charter or by-laws of EMC, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on EMC’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by EMC of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)  this Agreement has been duly executed and delivered by EMC and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of EMC enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of EMC, threatened against EMC, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of EMC will be determined adversely to EMC and will if determined adversely to EMC materially and adversely affect EMC’s ability to perform its obligations under this Agreement; and EMC is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  EMC’s Information (as defined in Section 14(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 9.  Representations and Warranties Concerning the Purchaser.  As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Sellers as follows:

(a)  the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Sellers, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 10.  Representations and Warranties Concerning Master Funding.  As of the date hereof and as of the Closing Date, Master Funding represents and warrants to EMC and the Purchaser as follows:

(a)  Master Funding (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on Master Funding’s business as presently conducted or on Master Funding’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  Master Funding has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  The execution and delivery by Master Funding of this Agreement has been duly authorized by all necessary action on the part of Master Funding; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Master Funding or its properties or the written consent of the sole member or limited liability company agreement of Master Funding, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Master Funding’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  The execution, delivery and performance by Master Funding of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)  This Agreement has been duly executed and delivered by Master Funding and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of Master Funding enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)  There are no actions, suits or proceedings pending or, to the knowledge of Master Funding, threatened against Master Funding, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of Master Funding could reasonably be expected to be determined adversely to Master Funding and if determined adversely to Master Funding materially and adversely affect Master Funding’s ability to perform its obligations under this Agreement; and Master Funding is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

Section 11.  Conditions to Closing.

(a)  The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i)  Each of the obligations of each Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of each Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of each of the Sellers.

(ii)  The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories (other than the Purchaser) as required pursuant to the respective terms thereof:

(1)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(2)  A certificate of an officer of EMC dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of EMC authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of EMC;

(3)  A certificate of an officer of Master Funding dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of Master Funding authorizing the transactions contemplated by this Agreement, together with copies of the written consent of the sole member, limited liability company agreement and certificate of good standing of Master Funding;

(4)  One or more opinions of counsel from the Sellers’ counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(5)  A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A the rating set forth on Schedule A; and

(6)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(iii)  The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(iv)  Each Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

(b)  The obligations of each Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i)  The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and each Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(ii)  Each Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to each Seller, duly executed by all signatories other than the related Seller as required pursuant to the respective terms thereof:

The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to EMC, and all documents required thereby duly executed by all signatories;

A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to each Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser’s articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to each Seller;

Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

Section 12.  Fees and Expenses.  Subject to Section 17 hereof, EMC (on its own behalf as a Seller and on behalf of Master Funding) shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Sellers’ attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the respective Custodian, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from each Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. EMC (on its own behalf as a Seller and on behalf of Master Funding) additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

Section 13.  Accountants’ Letters.

(a)  Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary of Prospectus Supplement—The Mortgage Loans” and “The Mortgage Pool”, “The Sponsor” and in Schedule A thereto. EMC (on its own behalf as a Seller and on behalf of Master Funding) will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield On The Certificates” in the Prospectus Supplement.

(b)  To the extent statistical information with respect to the Master Servicer’s or a Servicer’s servicing portfolio is included in the Prospectus Supplement under the caption “The Master Servicer and the Servicers,” a letter from the certified public accountant for the Master Servicer and such Servicer or Servicers will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by EMC and the Purchaser, with respect to such statistical information.

Section 14.  Indemnification.

EMC (on its own behalf as a Seller and on behalf of Master Funding) shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Sellers’ Information as identified in Exhibit 3, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by EMC (on its own behalf as a Seller and on behalf of Master Funding) and in which additional Sellers’ Information is identified), in reliance upon and in conformity with Sellers’ Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by EMC in Section 7 or Section 8 or by Master Funding in Section 10 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by EMC (on its own behalf as a Seller and on behalf of Master Funding) to perform its obligations under this Agreement; and EMC (on its own behalf as a Seller and on behalf of Master Funding) shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which EMC or Master Funding otherwise may have to the Purchaser or any other such indemnified party.

(a)  The Purchaser shall indemnify and hold harmless each Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Purchaser shall reimburse each Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Sellers, or any other such indemnified party,

(b)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 14 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(c)  If the indemnification provided for in paragraphs (a) and (b) of this Section 14 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 14, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Sellers on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(d)  The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

Section 15.  Notices.  All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to EMC shall be directed to EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067, Facsimile: (214) 626-4889, Attention: Michelle Viner; notices to Master Funding shall be directed to Master Funding LLC, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (214) 626-4889) Attention: Mark Novachek; and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212) 272-7206), Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 16.  Transfer of Mortgage Loans.  The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Sellers, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 12, 14 and 18 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Sellers shall be the cure, purchase or substitution obligations of EMC contained in Sections 5 and 7 hereof.

Section 17.  Termination.  This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 11(a) hereof are not fulfilled as and when required to be fulfilled or (c) by any Seller, if the conditions to the Sellers’ obligation to close set forth under Section 11(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), EMC (on its own behalf as a Seller and on behalf of Master Funding) shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

Section 18.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Sellers submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, EMC’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule and any Substitute Mortgage Loan.

Section 19.  Severability.  If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

Section 20.  Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 21.  Amendment.  This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 22.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 23.  Further Assurances.  Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 24.  Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by each of the Sellers and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 14 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Sellers acknowledge and agree that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to EMC’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which any Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving such Seller), any person resulting from a change in form of such Seller or any person succeeding to the business of such Seller, shall be considered the “successor” of such Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 25.  The Sellers and the Purchaser.  The Sellers and the Purchaser will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

Section 26.  Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 27.  No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By: _______________________________________
Name:
Title:

MASTER FUNDING LLC

By: _______________________________________
Name:
Title:

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By: _______________________________________
Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

(b)           with respect to each Mortgage Loan:

(i)           The original Mortgage Note, endorsed without recourse to the order of the Trustee or to blank and showing to the extent available to the Mortgage Loan Sellers an unbroken chain of endorsements from the related originator, at the time they made the initial endorsement, to the last endorsee up to and including the point the sponsor acquired such mortgage loan;

(ii)           The original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or, if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the related Seller in time to permit their recording as specified in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(iii)           unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “Citibank, N.A., as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if (A) the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the related Seller in time to permit their delivery as specified in Section 2.01(b) of the Pooling and Servicing Agreement, the related Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” or (B) the related Mortgaged Property is located in a state other than Maryland and an Opinion of Counsel has been provided as set forth in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(iv)           all intervening assignments of the Security Instrument, if applicable, with evidence of recording thereon;

(v)           the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)           the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(vii)           originals of all modification agreements, if applicable and available.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(a)           the loan number;

(b)           [Reserved];

(c)           the city, state and zip code of the Mortgaged Property;

(d)           the property type;

(e)           the Mortgage Interest Rate;

(f)           the Servicing Fee Rate;

(g)           the Net Rate;

(h)           the original term;

(i)           the maturity date;

(j)           the stated remaining term to maturity;

(k)           the original principal balance;

(1)           the first payment date;

(m)           the principal and interest payment in effect as of the Cut-off Date;

(n)           the unpaid principal balance as of the Cut-off Date;

(o)           the Loan-to-Value Ratio at origination;

(p)           paid-through date;

(q)           the insurer of any Primary Mortgage Insurance Policy;

(r)           the Gross Margin, if applicable;

(s)           the Maximum Lifetime Mortgage Rate, if applicable;

(t)           the Minimum Lifetime Mortgage Rate, if applicable;

(u)           the Periodic Rate Cap, if applicable;

(v)           the number of days delinquent, if any;

(w)           which Mortgage Loans adjust after an initial fixed-rate period of three, five, seven or ten years;

(x)           the Loan Group;

(y)           the Prepayment Charge Loans; and

(z)           the Servicer.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3

SELLERS’ INFORMATION

All information in the Prospectus Supplement described under the following Sections: “SUMMARY OF PROSPECTUS SUPPLEMENT — The Mortgage Loans,” “THE MORTGAGE POOL,” “THE SPONSOR” and “SCHEDULE A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Sellers’ Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

APPENDIX E – STANDARD & POOR’S ANTI-PREDATORY
LENDING CATEGORIZATION

REVISED March 1, 2007

APPENDIX E - Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 etseq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 etseq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 etseq.
Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 etseq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 etseq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 etseq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 etseq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 etseq. Effective January 1, 2005; amended by 2005 H.B. 1179, effective July 1, 2005.	High Cost Home Loans
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 etseq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 etseq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 etseq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 etseq. and 209 C.M.R. §§ 40.01 etseq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 etseq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 etseq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E etseq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 etseq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 etseq. Effective December 31, 2006.	High Cost Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 etseq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 etseq. Effective January 1, 2007.	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 etseq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E etseq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 etseq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	S&P	Fitch
Class I-1A-1	[AAA	AAA
Class I-1A-2	AAA	AAA
Class I-1X-1	AAA	AAA
Class I-2A-1	AAA	AAA
Class I-2A-2	AAA	AAA
Class I-2X-1	AAA	AAA
Class II-1A-1	AAA	AAA
Class II-1A-2	AAA	AAA
Class II-1X-1	AAA	AAA
Class II-2A-1	AAA	AAA
Class II-2A-2	AAA	AAA
Class II-2X-1	AAA	AAA
Class R-I	AAA	AAA
Class R-II	AAA	AAA
Class R-III	AAA	AAA
Class R-IV	AAA	AAA
Class I-B-1	AA	NR
Class I-B-2	A	NR
Class I-B-3	BBB	NR
Class II-B-1	AA	NR
Class II-B-2	A	NR
Class II-B-3	BBB	NR]

None of the above ratings has been lowered since the respective dates of such letters.

Private Certificates

Class	S&P	Fitch
I-B-4	[BB	NR
I-B-5	B	NR
I-B-6	NR	NR
II-B-4	BB	NR
II-B-5	B	NR
II-B-6	NR	NR]

None of the above ratings has been lowered since the respective dates of such letters.

SCHEDULE B

MORTGAGE LOAN SCHEDULE

[Provided upon request]

EXHIBIT K

[RESERVED]

EXHIBIT L

FORM OF CERTIFICATION TO BE
PROVIDED BY THE SECURITIES ADMINISTRATOR TO DEPOSITOR

Re:	_______________________________ Trust 200_-____(the “Trust”), Mortgage Pass-Through Certificates, Series 200_-____, issued pursuant to the Pooling and Servicing Agreement, dated as of ________ 1, 200_, among ____________________________, as Depositor, Wells Fargo Bank, National Association, as Securities Administrator and ___________________________________

The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2)           To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Securities Administrator’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3)           To my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

(4)           I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5)           The report on assessment of compliance with servicing criteria applicable to the Securities Administrator for asset-backed securities of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report.  Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Securities Administrator has reasonably relied on information provided to it by the following unaffiliated parties:  [names of servicer(s), master servicer, subservicer, depositor, trustee, custodian(s)]

Date:_______________________________

___________________________________
[Signature]
[Title]

EXHIBIT M

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer – transaction party having borrower contact
Master Servicer – aggregator of pool assets
Securities Administrator – waterfall calculator
Back-up Servicer – named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian – safe keeper of pool assets
Trustee – fiduciary of the transaction

Note:  The definitions above describe the essential function that the party performs, rather than the party’s title.  So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:         X – obligation
[X] – under consideration for obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Securities Admin	Custodian	Trustee (nominal)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X		X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.  (In this transaction there is no external enhancement or other support.)
		X		X

EXHIBIT N

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 4.18 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statement to Certificateholders” are required to be included in the periodic Distribution Date statement under Section 6.06, provided by the Securities Administrator based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.						(nominal)
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (Monthly Statements to Certificateholders)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (Monthly Statements to Certificateholders)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (Monthly Statements to Certificateholders)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (Monthly Statements to Certificateholders)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (Monthly Statements to Certificateholders)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (Monthly Statements to Certificateholders)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (Monthly Statements to Certificateholders)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (Monthly Statements to Certificateholders)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (Monthly Statements to Certificateholders)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (Monthly Statements to Certificateholders)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (Monthly Statements to Certificateholders)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
					X (Monthly Statements to Certificateholders)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X	X (Monthly Statements to Certificateholders)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X	X	X (Monthly Statements to Certificateholders)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (Monthly Statements to Certificateholders)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (Monthly Statements to Certificateholders)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X			X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
								X	X
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) –Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold						X
		Obtain required financial information or effecting incorporation by reference						X
Item 1115(b) – Derivative Counterparty Financial Information*
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Notify derivative counterparty of significance percentage and request required financial information			X
		Obtain required financial information or effecting incorporation by reference						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X			X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X			X	X
Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Monthly Statement to Certificateholders
				X	X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement			X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]						X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
			X	X	X			X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.					X (to the extent of a new trustee)
		Reg AB disclosure about any new securities administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support [In this transaction there is no external enhancement or other support.]
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.
					X			X
		Reg AB disclosure about any new enhancement provider is also required.						X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X	X		X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) –Significant Obligor Financial Information						X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold						X
		Obtain required financial information or effecting incorporation by reference						X
Item 1115(b) – Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Notify derivative counterparty of significance percentage and request required financial information			X
		Obtain required financial information or effecting incorporation by reference						X
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
Trustee
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X
		Custodian				X
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 – Servicer Compliance Statement	X	X	X

EXHIBIT O

Additional Disclosure Notification

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services – BSARM 2007-4-SEC REPORT PROCESSING

RE:  **Additional Form [  ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 4.18 of the Pooling and Servicing Agreement, dated as of May 1, 2007, among Structured Asset Mortgage Investments II Inc. as depositor (the “Depositor”), EMC Mortgage Corporation as seller and master servicer (in such capacity, the “Master Servicer”), Wells Fargo Bank, N.A. as securities administrator (the “Securities Administrator”) and Citibank, N.A., as Trustee (the “Pooling and Servicing Agreement”). The undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

Any inquiries related to this notification should be directed to [    ], phone number:  [    ]; email address:  [    ].

[NAME OF PARTY] as [role]
By:
Name:
Title:

EXHIBIT P

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned is the [Title of Officer] of [Name of Transferor] (the “Owner”), the proposed transferor of an ownership interest in the Bear Stearns Arm Trust Mortgage Pass-Through Certificates, Series 2007-4, Class [R-I][R-II][R-III][R-IV] Certificates (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Agreement”), among Structured Asset Mortgage Investments II Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation, as seller and as master servicer, and Citibank, N.A., as trustee (the “Trustee”), and makes this affidavit on behalf of the Investor for the benefit of the Depositor, the Securities Administrator, the Certificate Registrar and the Trustee.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.           The Owner is not transferring the Certificates to impede the assessment or collection of any tax.

2.           The Owner has no actual knowledge that the proposed transferee of the Certificates: (i) has insufficient assets to pay any taxes that would be owed by such transferee as Holder of the Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Certificates remains outstanding; and (iii) is not a Permitted Transferee or a “United States person” within the meaning of Section 7701(a)(30) of the Code .

3.           The Owner understands that the proposed transferee has delivered to the Securities Administrator, the Certificate Registrar and the Depositor a transfer affidavit and agreement in the form attached to the Agreement as Exhibit E.  The Owner does not know or believe that any representation contained therein is false.

4.           At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the proposed transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the proposed transferee will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of the Certificate may not be respected for U.S. federal income tax purposes (and the Owner may continue to be liable for U.S. federal income taxes associated therewith) unless the Owner has conducted such an investigation.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF OWNER]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT Q

FORM OF SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of [___________], 2007, as amended and supplemented by any and all amendments hereto (collectively, the “Agreement”), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (the “Mortgage Loan Seller”) and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured primarily by one- to four-family residential properties and individual condominium units (collectively, the “Subsequent Mortgage Loans”) as described herein. The Purchaser intends to deposit the Subsequent Mortgage Loans into a trust fund (the “Trust Fund”) created under a pooling and servicing agreement, to be dated as of  May 1, 2007 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, EMC, as seller and as master servicer (in such capacity, the “Master Servicer”), Wells Fargo Bank, N.A., as securities administrator, Citibank, N.A., as trustee (the “Trustee”) pursuant to which Bear Stearns ARM Trust 2007-4, Mortgage Pass-Through Certificates, Series 2007-4 (the “Certificates”) were created.

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-140247) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated May [__], 2007, to the Prospectus, dated March 20, 2007, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement dated as of March 28, 2007 to an underwriting agreement dated February 26, 2007, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1.  Definitions.  Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $______ (plus $______ in accrued interest).3

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: May 31, 2007.

Deleted Subsequent Mortgage Loan: A Subsequent Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

Due Date: With respect to each Subsequent Mortgage Loan, the date in each month on which its scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

EMC: EMC Mortgage Corporation.

Fitch: Fitch, Inc., or its successors in interest.

Master Servicer: EMC Mortgage Corporation

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Subsequent Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less the sum of (i) Servicing Fee Rate, (ii) the Securities Administrator, (iii) with respect to the Mortgage Loans serviced by Countrywide, the Master Servicing Fee Rate and (iv) the rate at which the Lender-Paid PMI Rate is calculated (if applicable).

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller pursuant to this Agreement or Article II of the Pooling and Servicing Agreement, an amount equal to the sum of (i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, plus (c) any unreimbursed Monthly Advances and servicing advances payable to the related Servicer of the Mortgage Loan and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s and Fitch, each a “Rating Agency.”

Securities Act: The Securities Act of 1933, as amended.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of  trust, deed to secure debt or security deed, including any riders or addenda thereto.

Servicing Agreements: Shall have the meaning assigned to such term in the Pooling and Servicing Agreement.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Subsequent Cut-off Date Balance: $[_________].

Subsequent Cut-off Date: [_________], 2007.

Subsequent Transfer Date: [___________], 2007.

Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet, on the date of such substitution, the requirements stated herein and in the Pooling and Servicing Agreement with respect to such substitution; upon such substitution, such mortgage loan shall be a “Subsequent Mortgage Loan” hereunder.

Value: The value of the Mortgaged Property at the time of origination of the related Subsequent Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Subsequent Mortgage Loan or (ii) the sales price of such property at the time of origination.

3 Please contact Bear, Stearns & Co. Inc. for Purchase Price.

Section 2.  Purchase and Sale of the Mortgage Loans and Related Rights.

(a)  Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase the Subsequent Mortgage Loans having an aggregate outstanding principal balance as of the Subsequent Cut-off Date equal to the Subsequent Cut-off Date Balance.

(b)  The closing for the purchase and sale of the Subsequent Mortgage Loans will take place on the Subsequent Transfer Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)  Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Subsequent Transfer Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Subsequent Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

(d)  In addition to the foregoing, on the Subsequent Transfer Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements (other than its right to enforce the representations and warranties set forth therein).

Section 3.  Subsequent Mortgage Loan Schedule.  The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a listing of the Subsequent Mortgage Loans (the “Subsequent Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Subsequent Mortgage Loans being sold by the Mortgage Loan Seller.

Section 4.  Subsequent Mortgage Loan Transfer.

(a)  The Purchaser will be entitled to all scheduled payments of principal and interest on the Subsequent Mortgage Loans due after the Subsequent Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest due on or before the Subsequent Cut-off Date but received after the Subsequent Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Subsequent Mortgage Loans due on or before the Subsequent Cut-off Date (including payments collected after the Subsequent Cut-off Date) and all payments thereon, other than scheduled principal and interest due after the Subsequent Cut-off Date but received on or before the Subsequent Cut-off Date. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date as set forth on the Subsequent Mortgage Loan Schedule.

(b)  Pursuant to various conveyance documents to be executed on the Subsequent Transfer Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Subsequent Transfer Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee by the Subsequent Transfer Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Subsequent Transfer Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of the respective Custodian’s Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (i) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (ii) in lieu of the Security Instrument, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Mortgage Loan Seller to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (iii) in lieu of the Mortgage Notes relating to the Subsequent Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Subsequent Transfer Date and attached hereto as Exhibit 5 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and (iv) the Mortgage Loan Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and the Mortgage Loan Seller, between the Mortgage Loan Seller and the Depositor, and between the Depositor and the Trustee; and provided further, however, that in the case of Subsequent Mortgage Loans which have been prepaid in full after the Subsequent Cut-off Date and prior to the Subsequent Transfer Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee or the Custodian, on its behalf, a certification by the Mortgage Loan Seller or the Master Servicer to such effect and shall deposit all amounts paid in respect of such Subsequent Mortgage Loans in the Distribution Account on the Subsequent Transfer Date. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the related Custodian on behalf of the Trustee, promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Security Instrument to be recorded not later than 180 days after the Subsequent Transfer Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)  In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Subsequent Transfer Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit any Servicer or the Master Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)  The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Subsequent Mortgage Loans and the related servicing will ultimately be assigned to Citibank, N.A., as Trustee for the Certificateholders, on the date hereof.

Section 5.  Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Subsequent Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Subsequent Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Subsequent Transfer Date the respective Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, will acknowledge receipt of each Mortgage Loan, by delivery to the Mortgage Loan Seller, the Purchaser and the Trustee of an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)  Pursuant to the Pooling and Servicing Agreement, within 90 days of the Subsequent Transfer Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or respective Custodian thereof), the Trustee will review or shall cause the respective Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller, the Purchaser and the Trustee an interim certification substantially in the form of Exhibit Two to the Custodial Agreement.  If the Trustee or respective Custodian, as its agent, finds any document listed on Exhibit 1 not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Subsequent Mortgage Loans identified in the Subsequent Mortgage Loan Schedule or to appear defective on its face (a “Material Defect”), the Trustee or the respective Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the respective Custodian, on its behalf, of the Material Defect and if the Mortgage Loan Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Subsequent Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Subsequent Transfer Date) or purchase the related Subsequent Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided,however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Subsequent Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Subsequent Transfer Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the respective Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(d)  Pursuant to the Pooling and Servicing Agreement, within 180 days of the Subsequent Transfer Date (or, with respect to any Substitute Mortgage Loan, within five business days after the receipt by the Trustee or respective Custodian thereof) the Trustee will review or cause the respective Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller, the Purchaser and the Trustee a final certification substantially in the form of Exhibit Three to the Custodial Agreement.  If the Trustee or respective Custodian, as its agent, finds a Material Defect, the Trustee or the respective Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the respective Custodian, as its agent, of the Material Defect and if the Mortgage Loan Seller fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Subsequent Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Subsequent Transfer Date) or purchase the related Subsequent Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided,however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Subsequent Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Subsequent Transfer Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the respective Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(e)  At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee in accordance with the terms of the Pooling and Servicing Agreement shall (i) assign to the Mortgage Loan Seller and cause the respective Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the respective Custodian relating to the Deleted Subsequent Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

Section 6.  Recordation of Assignments of Mortgage.

(a)  The Mortgage Loan Seller shall cause each assignment of the Security Instrument from the Mortgage Loan Seller to the Trustee to be recorded not later than 180 days after the Subsequent Transfer Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Trustee (with a copy to the respective Custodian) which states that the recordation of such assignment is not necessary to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the delivery of any such Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller and, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

(b)  It is the express intent of the parties hereto that the conveyance of the Subsequent Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Subsequent Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Subsequent Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Mortgage Loan Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Subsequent Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Subsequent Mortgage Loans and all amounts payable to the holders of the Subsequent Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Subsequent Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Subsequent Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Section 7.  Representations and Warranties of Mortgage Loan Seller Concerning the Subsequent Mortgage Loans.  The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Subsequent Transfer Date, or such other date as may be specified below with respect to each Subsequent Mortgage Loan being sold by it, that:

(i)  the information set forth in the Subsequent Mortgage Loan Schedule hereto is true and correct in all material respects;

(ii)  immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Subsequent Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

(iii)  each Subsequent Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each Subsequent Mortgage Loan has been serviced in all material respects in accordance with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

(iv)  there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Subsequent Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Subsequent Mortgage Loan;

(v)  the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

(vi)  no selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Subsequent Mortgage Loans;

(vii)  each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Subsequent Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Subsequent Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(viii)  there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in xiii below;

(ix)  there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(x)  there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(xi)  the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(xii)  the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(xiii)  a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Subsequent Mortgage Loan was created by a title insurance company which, to the best of the Mortgage Loan Seller’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Subsequent Mortgage Loan; and the Mortgage Loan Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(xiv)  at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Subsequent Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC;

(xv)  the improvements on each Mortgaged Property securing a Subsequent Mortgage Loan are insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Subsequent Mortgage Loan or the outstanding principal balance of the Subsequent Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Subsequent Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Subsequent Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense;

(xvi)  each Subsequent Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7)  and (9) without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Subsequent Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

(xvii)  none of the Subsequent Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xviii)  the information set forth in Schedule A of the Prospectus Supplement with respect to the Subsequent Mortgage Loans is true and correct in all material respects;

(xix)  no Subsequent Mortgage Loan (a) is a “high cost loan” or “covered loan” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.6c, Appendix E, attached hereto as Exhibit 6 or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

(xx)  each Subsequent Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

(xxi)  each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

(xxii)  the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

(xxiii)  the Subsequent Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(xxiv)  with respect to each Subsequent Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Mortgage Loan Seller and each prepayment penalty is permitted pursuant to federal, state and local law.  In addition, with respect to each Subsequent Mortgage Loan (i) no Subsequent Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Subsequent Mortgage Loan was originated and (ii) such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Subsequent Mortgage Loan.

(xxv)  if any of the Subsequent Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Subsequent Mortgage Loan; and

(xxvi)  each Subsequent Mortgage Loan was originated (a)  by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (b) by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (c) by a mortgage broker or correspondent lender in a manner such that the related Subsequent Mortgage Loan would be regarded for purposes of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, as having been originated by an entity described in clauses (a) or (b) above.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Subsequent Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Subsequent Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. It is understood and agreed that a breach of any one of the representations contained in clauses (xvii) or (xix)(b) above will be deemed to materially adversely affect the interests of the related Certificateholders. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Subsequent Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Subsequent Transfer Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Subsequent Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Subsequent Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

Section 8.  Representations and Warranties Concerning the Mortgage Loan Seller.  As of the date hereof and as of the Subsequent Transfer Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)  the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Sellers ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Mortgage Loan Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Mortgage Loan Seller of this Agreement have been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)  this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller will be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Mortgage Loan Seller’s Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 9.  Representations and Warranties Concerning the Purchaser.  As of the date hereof and as of the Subsequent Transfer Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)  the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 10.  Conditions to Closing.

(a)  The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions:

(i)  Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Subsequent Transfer Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(ii)  The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories (other than the Purchaser) as required pursuant to the respective terms thereof:

(1)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(2)  A certificate of an officer of the Mortgage Loan Seller dated as of the Subsequent Transfer Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Mortgage Loan Seller;

(3)  One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(4)  A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A the rating set forth on Schedule A; and

(5)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(iii)  The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(iv)  The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

(b)  The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions:

(i)  The obligations of the Purchaser required to be performed by it on or prior to the Subsequent Transfer Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Subsequent Transfer Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(ii)  The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(1)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(2)  A certificate of an officer of the Purchaser dated as of the Subsequent Transfer Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser’s articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

(3)  One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller;

(4)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates;

Section 11.  Fees and Expenses.  Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Subsequent Transfer Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Subsequent Mortgage Loans to be performed by the respective Custodian, (vi) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

Section 12.  Indemnification.

(a)  The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

(b)  The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party,

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)  If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(e)  The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

Section 13.  Notices.  All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067, (Facsimile: (469) 759-4714 Attention: President), and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212) 272-7206), Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 14.  Transfer of Subsequent Mortgage Loans.  The Purchaser retains the right to assign the Subsequent Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

Section 15.  Termination.  This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Subsequent Transfer Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

Section 16.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Subsequent Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Subsequent Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Subsequent Mortgage Loans shall be deemed to relate to the Subsequent Mortgage Loans actually delivered to the Purchaser and included in the Subsequent Mortgage Loan Schedule and any Substitute Mortgage Loan.

Section 17.  Severability.  If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

Section 18.  Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 19.  Amendment.  This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 20.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 21.  Further Assurances.  Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 22.  Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences and in Section 15 hereto this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 23.  The Mortgage Loan Seller and the Purchaser.  The Mortgage Loan Seller and the Purchaser will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

Section 24.  Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 25.  No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:
Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Subsequent Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

(a)  with respect to each Mortgage Loan:

(i)  The original Mortgage Note, endorsed without recourse to the order of the Trustee or to blank and showing to the extent available to the Mortgage Loan Sellers an unbroken chain of endorsements from the related originator, at the time they made the initial endorsement, to the last endorsee up to and including the point the sponsor acquired such mortgage loan;

(ii)  The original Mortgage and, if the related Subsequent Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Subsequent Mortgage Loan is a MOM Loan, which shall have been recorded (or, if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their recording as specified in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(iii)  unless the Subsequent Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “Citibank, N.A., as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if (A) the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their delivery as specified in Section 2.01(b) of the Pooling and Servicing Agreement, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” or (B) the related Mortgaged Property is located in a state other than Maryland and an Opinion of Counsel has been provided as set forth in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(iv)  all intervening assignments of the Security Instrument, if applicable, with evidence of recording thereon;

(v)  the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)  the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(vii)  originals of all modification agreements, if applicable and available.

EXHIBIT 2

SUBSEQUENT MORTGAGE LOAN SCHEDULE INFORMATION

The Subsequent Mortgage Loan Schedule shall set forth the following information with respect to each Subsequent Mortgage Loan:

(a)           the loan number;

(b)           [Reserved];

(c)           the city, state and zip code of the Mortgaged Property;

(d)           the property type;

(e)           the Mortgage Interest Rate;

(f)           the Servicing Fee Rate;

(g)           the Net Rate;

(h)           the original term;

(i)           the maturity date;

(j)           the stated remaining term to maturity;

(k)           the original principal balance;

(1)           the first payment date;

(m)           the principal and interest payment in effect as of the Cut-off Date;

(n)           the unpaid principal balance as of the Cut-off Date;

(o)           the Loan-to-Value Ratio at origination;

(p)           paid-through date;

(q)           the insurer of any Primary Mortgage Insurance Policy;

(r)           the Gross Margin, if applicable;

(s)           the Maximum Lifetime Mortgage Rate, if applicable;

(t)           the Minimum Lifetime Mortgage Rate, if applicable;

(u)           the Periodic Rate Cap, if applicable;

(v)           the number of days delinquent, if any;

(w)      which Mortgage Loans adjust after an initial fixed-rate period of three, five, seven or ten years;

(x)       the Loan Group;

(y)      the Prepayment Charge Loans; and

(z)      the Servicer.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3

MORTGAGE LOAN SELLER’S INFORMATION

All information in the Prospectus Supplement described under the following Sections: “SUMMARY OF PROSPECTUS SUPPLEMENT — The Mortgage Loans,” “THE MORTGAGE POOL,” “THE SPONSOR” and “SCHEDULE A — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

APPENDIX E – STANDARD & POOR’S ANTI PREDATORY LENDING CATEGORIZATION

REVISED March 1, 2007

APPENDIX E - Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 etseq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 etseq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 etseq.
Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 etseq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 etseq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 etseq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 etseq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 etseq. Effective January 1, 2005; amended by 2005 H.B. 1179, effective July 1, 2005.	High Cost Home Loans
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 etseq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 etseq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 etseq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 etseq. and 209 C.M.R. §§ 40.01 etseq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 etseq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 etseq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E etseq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 etseq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 etseq. Effective December 31, 2006.	High Cost Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 etseq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 etseq. Effective January 1, 2007.	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 etseq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E etseq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 etseq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	S&P	Fitch
Class I-A-1	AAA	AAA
Class I-X-1	AAA	AAA
Class I-A-2	AAA	AAA
Class II-A-1	AAA	AAA
Class II-X-1	AAA	AAA
Class II-A-2	AAA	AAA
Class III-A-1	AAA	AAA
Class III-X-1	AAA	AAA
Class III-A-2	AAA	AAA
Class IV-A-1	AAA	AAA
Class IV-X-1	AAA	AAA
Class V-A-1	AAA	AAA
Class V-X-1	AAA	AAA
Class V-A-2	AAA	AAA
Class R-I	AAA	AAA
Class R-II	AAA	AAA
Class R-III	AAA	AAA
Class B-1	NR	AA+
Class B-2	NR	AA
Class B-3	NR	A

None of the above ratings has been lowered since the respective dates of such letters.

Private Certificates

Class	S&P	Fitch
Class B-4	NR	BBB
Class B-5	NR	BB
Class B-6	NR	B

None of the above ratings has been lowered since the respective dates of such letters.

SCHEDULE B

MORTGAGE LOAN SCHEDULE

[Provided upon request]

EXHIBIT R

FORM OF SUBSEQUENT TRANSFER INSTRUMENT

Pursuant to this Subsequent Transfer Instrument, dated [__________], 2007 (the “Instrument”), between Structured Asset Mortgage Investments II Inc. as depositor (the “Depositor”), and Citibank, N.A., not individually but solely as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Agreement”), among the Depositor as depositor, EMC Mortgage Corporation as master servicer (in that capacity, the “Master Servicer”) and as mortgage loan seller (in that capacity, the “Mortgage Loan Seller”), Wells Fargo Bank, N.A. as securities administrator, and the Trustee as trustee, the Depositor and the Trustee, pursuant to the Agreement, agree to the sale by the Depositor and the purchase by the Trustee of the Subsequent Mortgage Loans listed on the attached Exhibit 1 (the “Subsequent Mortgage Loans”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

Section 1.         Conveyance of Subsequent Mortgage Loans.

(a)           The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, including all amounts due or accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.07 of the Agreement; provided, however, that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or before the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item with respect to the Subsequent Mortgage Loans set forth in Section 2.01 of the Pooling and Servicing Agreement and the other items in the related Mortgage Files.  The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Subsequent Mortgage Loan Schedule attached hereto as Exhibit 1 shall be absolute and is intended by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Securities Administrator, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund.

(b)           The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the related Certificateholders all the right, title and interest of the Depositor in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated as of [_________], 2007, between EMC Mortgage Corporation, as seller, and the Depositor, as purchaser (the “Purchase Agreement”).

Section 2.    Representations and Warranties; Conditions Precedent.

(a)           The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.07 of the Agreement are satisfied as of the date hereof.

(b)           All terms and conditions of the Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Agreement.

Section 3.	Recordation of Instrument.

To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the Certificateholders’ expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Subsequent Mortgage Loans.

Section 4.	GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.	Counterparts.

This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

Section 6.    Successors and Assigns.

This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By:
Name:
Title:

CITIBANK, N.A., not individually but solely as Trustee, as aforesaid.

By:
Name:
Title:

EXHIBIT 1

SUBSEQUENT MORTGAGE LOAN SCHEDULE

(Provided Upon Request)